FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206705-01

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated January 14, 2016, may be amended or completed prior to time of sale.

PROSPECTUS

$915,136,000 (Approximate)

COMM 2016-CCRE28 Mortgage Trust

(Central Index Key Number 0001663239)

 Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

 Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

Jefferies LoanCore LLC

(Central Index Key Number 0001555524)

Ladder Capital Finance LLC

(Central Index Key Number 0001541468)

Sponsors and Mortgage Loan Sellers

COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-CCRE28

Deutsche Mortgage & Asset Receiving Corporation is offering certain classes of the COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-CCRE28 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H, Class J, Class V and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named COMM 2016-CCRE28 Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the fourth business day following the sixth day of each month (or if the sixth is not a business day, the next business day), commencing in March 2016. The rated final distribution date for the certificates is the distribution date in February 2049.

Class	Initial Class Certificate Balance or Notional Amount(1)	Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1(3)		$21,720,000%	(4)	October 2020
Class A-2(3)		$82,786,000%	(4)	October 2020
Class A-SB(3)		$47,975,000%	(4)	September 2025
Class A-3(3)		$205,000,000%	(4)	November 2025
Class A-4(3)		$306,279,000%	(4)	December 2025
Class A-HR(3)		$55,000,000%	(4)	November 2024
Class XP-A		$703,549,000(5)%	Variable(6)	August 2025
Class XS-A		$703,549,000(5)%	Variable(6)	December 2025
Class X-HR		$55,000,000(5)%	Variable(6)	November 2024
Class A-M		$39,789,000%	(4)	December 2025
Class B		$73,160,000%	(4)	December 2025
Class C		$50,056,000%	(4)	December 2025
Class D		$33,371,000%	(4)	December 2025

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page  53 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Deutsche Mortgage & Asset Receiving Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., Jefferies LLC and Academy Securities, Inc., will purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. are acting as co-lead managers and joint bookrunners in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 78.0% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 22.0% of each class of offered certificates. CastleOak Securities, L.P., Jefferies LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 10, 2016.

Deutsche Bank Securities		Cantor Fitzgerald & Co.
Co-Lead Managers and Joint Bookrunners

CastleOak Securities, L.P.	Academy Securities	Jefferies

Co-Managers

February [__], 2016

COMM 2016-CCRE28

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
1 property
$7,258,621
0.7% of total
Oklahoma
1 property
$4,100,000
0.4% of total
Missouri
4 properties
$101,090,873
9.8% of total
Minnesota
2 properties
$6,640,282
0.6% of total
Illinois
4 properties
$13,803,382
1.3% of total
Indiana
3 properties
$18,648,761
1.8% of total
Michigan
3 properties
$8,806,283
0.9% of total
New York
3 properties
$109,500,000
10.7% of total
Vermont
1 property
$269,220
0.0% of total
Maine
1 property
$665,131
0.1% of total
New Hampshire
5 properties
$11,137,148
1.1% of total
Pennsylvania
4 properties
$6,268,841
0.6% of total
Massachusetts
13 properties
$29,466,641
2.9% of total
Ohio
2 properties
$9,534,026
0.9% of total
Rhode Island
2 properties
$1,603,600
0.2% of total
Connecticut
9 properties
$8,218,878
0.8% of total
New Jersey
1 property
$8,890,379
0.9% of total
California
22 properties
$400,448,825
39.0% of total
Virginia
3 properties
$24,935,660
2.4% of total
South Carolina
1 property
$9,750,000
0.9% of total
North Carolina
1 property
$1,982,759
0.2% of total
Arizona
1 property
$5,425,000
0.5% of total
Colorado
1 property
$3,388,267
0.3% of total
Georgia
7 properties
$48,519,358
4.7% of total
New Mexico
2 properties
$7,041,379
0.7% of total
US Virgin Islands
1 property
$15,153,073
1.5% of total
Texas
10 properties
$113,203,655
11.0% of total
Tennessee
1 property
$853,448
0.1% of total
Alabama
2 properties
$16,129,065
1.6% of total
Kentucky
1 property
$1,974,138
0.2% of total
Florida
7 properties
$32,094,721
3.1% of total
% of Initial Outstanding Pool Balance
0.0% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 39.0%
Mortgaged Properties by Property Type
Manufactured Housing Community 1.6%
Mixed Use 5.8%
Multifamily 11.2%
Office 28.7%
Industrial 13.2%
Hospitality 16.6%
Retail 22.9%

Summary of Certificates

Class	Initial Class Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(7)	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Initial Approx. Pass-Through Rate	Weighted Average Life (Yrs.)(8)	Principal Window(8)
Offered Certificates
Class A-1(3)	$21,720,000	30.000%	(4)	October 2020%		2.86	1 – 56
Class A-2(3)	$82,786,000	30.000%	(4)	October 2020%		4.67	56 – 56
Class A-SB(3)	$47,975,000	30.000%	(4)	September 2025%		7.27	56 – 115
Class A-3(3)	$205,000,000	30.000%	(4)	November 2025%		9.68	115 – 117
Class A-4(3)	$306,279,000	30.000%	(4)	December 2025%		9.78	117 – 118
Class A-HR(3)	$55,000,000	30.000%	(4)	November 2024%		8.21	10 – 105
Class XP-A	$703,549,000(5)	N/A	Variable(6)	August 2025%		N/A	N/A
Class XS-A	$703,549,000(5)	N/A	Variable(6)	December 2025%		N/A	N/A
Class X-HR	$55,000,000(5)	N/A	Variable(6)	November 2024%		N/A	N/A
Class A-M	$39,789,000	26.125%	(4)	December 2025%		9.83	118 - 118
Class B	$73,160,000	19.000%	(4)	December 2025%		9.83	118 - 118
Class C	$50,056,000	14.125%	(4)	December 2025%		9.83	118 - 118
Class D	$33,371,000	10.875%	(4)	December 2025%		9.83	118 - 118
Non-Offered Certificates(9)
Class X-B	$123,216,000(5)	N/A	Variable(6)	December 2025%		N/A	N/A
Class X-C	$59,041,000(5)	N/A	Variable(6)	December 2025%		N/A	N/A
Class X-D	$26,954,000(5)	N/A	Variable(6)	January 2026%		N/A	N/A
Class X-E	$29,520,000(5)	N/A	Variable(6)	January 2026%		N/A	N/A
Class X-F	$29,521,412(5)	N/A	Variable(6)	January 2026%		N/A	N/A
Class E	$25,670,000	8.375%	(4)	December 2025%		9.83	118 - 118
Class F	$26,954,000	5.750%	(4)	January 2026%		9.84	118 – 119
Class G	$11,551,000	4.625%	(4)	January 2026%		9.92	119 – 119
Class H	$17,969,000	2.875%	(4)	January 2026%		9.92	119 – 119
Class J	$29,521,412	0.000%	(4)	January 2026%		9.92	119 – 119
Class V(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	For purposes of making distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups: loan group 1 and loan group 2. Loan group 1 will consist of 48 mortgage loans, representing approximately 94.6% of the initial pool balance as of the cut-off date. Loan group 2 will consist of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 5.4% of the initial pool balance as of the cut-off date.

On any distribution date, so long as funds are sufficient to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, interest distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-HR certificates will be based upon amounts available relating to the mortgage loan in loan group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1, and after the certificate principal balance of the Class A-HR certificates has been reduced to zero, from loan group 2 and (ii) the Class A-HR certificates will be entitled to receive distributions of principal collected or advanced in respect of the mortgage loan in loan group 2 and after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, from loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M through Class J certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates.

(4)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(5)	The notional amount of the Class XP-A certificates will equal the sum of the component notional amounts of the Class XP-A components. Each of the Class XP-A components will relate to one of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates and, during any time period specified in Annex F to this prospectus, will equal the lesser of (a) the amount specified in Annex F to this prospectus and (b) the certificate balance of the related class of certificates. The notional amount of the Class XS-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The notional amount of the Class X-HR certificates will be equal to the certificate balance of the Class A-HR certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B and Class C certificates. The notional amount of the Class X-C certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-E certificates will be equal to the aggregate certificate balance of the Class G and Class H certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class J certificates. The Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will not be entitled to distributions of principal.

(6)	The pass-through rate for the Class XP-A certificates will equal the weighted average of the strip rates for each Class XP-A component, weighted on the basis of each such component’s respective notional amount immediately prior to that distribution date. The strip rate of any Class XP-A component for any distribution date will equal the excess, if any, of (1) the lesser of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), and (b) the rate per annum for such distribution date set forth in Annex G to this prospectus, over (2) the pass-through rate of the class of certificates related to such Class XP-A component for that distribution date. The pass-through rate for the Class XS-A certificates for any distribution date will equal the weighted average of, with respect to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates, weighted on the basis of each such class’s certificate balance immediately prior to that distribution date, (1) if any portion of the related component notional amount is also included in the related component of a Class XP-A component immediately prior to the related distribution date, the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) over (b) the greater of (i) the rate per annum set forth in Annex G to this prospectus and (ii) the pass-through rate of the class of certificates related to such component for that distribution date, and (2) if any portion of the related component notional amount is not included in the related component of a Class XP-A component immediately prior to the related distribution date, the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) over (b) the pass-through rate of the class of certificates related to such component for that distribution date. The pass-through rate for the Class X-HR certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class A-HR certificates for that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class F certificates for that distribution date. The pass-through rate for the Class X-E certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class G and Class H certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to the distribution date. The pass-through rate for the Class X-F certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class J certificates for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(7)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, are represented in the aggregate.

(8)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a principal balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(9)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus.

(10)	The Class V certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus. The Class V certificates will not be entitled to distributions in respect of principal or interest other than excess interest. The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H, Class J, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

SUMMARY OF CERTIFICATES	3	Manufactured Housing
IMPORTANT NOTICE REGARDING THE		Community Properties Have
OFFERED CERTIFICATES	12	Special Risks	68
IMPORTANT NOTICE ABOUT		Condominium Ownership May
INFORMATION PRESENTED IN		Limit Use and
THIS PROSPECTUS	13	Improvements	69
SUMMARY OF TERMS	21	Operation of a Mortgaged
RISK FACTORS	53	Property Depends on the
The Certificates May Not Be a		Property Manager’s
Suitable Investment for You	53	Performance	70
Combination or “Layering” of Multiple		Concentrations Based on
Risks May Significantly Increase		Property Type, Geography,
Risk of Loss	53	Related Borrowers and
Risks Related to Market Conditions		Other Factors May
and Other External Factors	53	Disproportionately Increase
The Volatile Economy, Credit		Losses	71
Crisis and Downturn in the		Adverse Environmental
Real Estate Market Have		Conditions at or Near
Adversely Affected and May		Mortgaged Properties May
Continue To Adversely		Result in Losses	72
Affect the Value of CMBS	53	Risks Related to
Other Events May Affect the		Redevelopment, Expansion
Value and Liquidity of Your		and Renovation at
Investment	54	Mortgaged Properties	73
Risks Relating to the Mortgage Loans	54	Some Mortgaged Properties
Mortgage Loans Are Non-		May Not Be Readily
Recourse and Are Not		Convertible to Alternative
Insured or Guaranteed	54	Uses	74
Risks of Commercial and		Risks Related to Zoning Non-
Multifamily Lending		Compliance and Use
Generally	54	Restrictions	76
Performance of the Mortgage		Risks Relating to Inspections of
Loans Will Be Highly		Properties	77
Dependent on the		Risks Relating to Costs of
Performance of Tenants		Compliance with Applicable
and Tenant Leases	56	Laws and Regulations	77
Office Properties Have Special		Insurance May Not Be Available
Risks	59	or Adequate	77
Retail Properties Have Special		Terrorism Insurance May Not
Risks	60	Be Available for All
Hospitality Properties Have		Mortgaged Properties	79
Special Risks	62	Risks Associated with Blanket
Risks Relating to Affiliation with		Insurance Policies or Self-
a Franchise or Hotel		Insurance	81
Management Company	64	Limited Information Causes
Industrial Properties Have		Uncertainty	81
Special Risks	65	Underwritten Net Cash Flow
Multifamily Properties Have		Could Be Based On
Special Risks	66	Incorrect or Failed
Mixed Use Properties Have		Assumptions	82
Special Risks	68	The Mortgage Loans Have Not
		Been Reviewed or Re-
		Underwritten by Us	82

Static Pool Data Would Not Be		Risks Related to Ground Leases
Indicative of the		and Other Leasehold
Performance of this Pool	83	Interests	93
Appraisals May Not Reflect		Increases in Real Estate Taxes
Current or Future Market		May Reduce Available
Value of Each Property	83	Funds	95
Seasoned Mortgage Loans		State and Local Mortgage
Present Additional Risk of		Recording Taxes May Apply
Repayment	84	Upon a Foreclosure or
The Performance of a Mortgage		Deed in Lieu of Foreclosure
Loan and Its Related		and Reduce Net Proceeds	95
Mortgaged Property		There May Be Changes in the
Depends in Part on Who		Tax Laws of the U.S. Virgin
Controls the Borrower and		Islands; Gross-Up	95
Mortgaged Property	85	Risks Related to Conflicts of Interest	96
The Borrower’s Form of Entity		Interests and Incentives of the
May Cause Special Risks	85	Originators, the Sponsors
A Bankruptcy Proceeding May		and Their Affiliates May Not
Result in Losses and		Be Aligned With Your
Delays in Realizing on the		Interests	96
Mortgage Loans	87	Interests and Incentives of the
Litigation Regarding the		Underwriter Entities May
Mortgaged Properties or		Not Be Aligned With Your
Borrowers May Impair Your		Interests	97
Distributions	87	Potential Conflicts of Interest of
Other Financings or Ability to		the Master Servicer and the
Incur Other Indebtedness		Special Servicer	98
Entails Risk	88	Potential Conflicts of Interest of
Tenancies-in-Common May		the Operating Advisor	100
Hinder Recovery	90	Potential Conflicts of Interest of
Risks Relating to Enforceability		the Asset Representations
of Cross-Collateralization	90	Reviewer	101
Risks Relating to Enforceability		Potential Conflicts of Interest of
of Yield Maintenance		the Directing
Charges, Prepayment		Certificateholder and the
Premiums or Defeasance		Companion Loan Holders	101
Provisions	91	Potential Conflicts of Interest in
Risks Associated with One		the Selection of the
Action Rules	91	Underlying Mortgage Loans	103
State Law Limitations on		Conflicts of Interest May Occur
Assignments of Leases and		as a Result of the Rights of
Rents May Entail Risks	91	the Applicable Directing
Various Other Laws Could		Certificateholder To
Affect the Exercise of		Terminate the Special
Lender’s Rights	91	Servicer of the Applicable
Risks of Anticipated Repayment		Whole Loan	104
Date Loans	92	Other Potential Conflicts of
Borrower May Be Unable To		Interest May Affect Your
Repay Remaining Principal		Investment	104
Balance on Maturity Date or		Other Risks Relating to the
Anticipated Repayment		Certificates	105
Date; Longer Amortization		The Certificates Are Limited
Schedules and Interest-		Obligations	105
Only Provisions Increase		The Certificates May Have
Risk	92	Limited Liquidity and the

Market Value of the		Tax Matters and Changes in
Certificates May Decline	105	Tax Law May Adversely
Legal and Regulatory Provisions		Impact the Mortgage Loans
Affecting Investors Could		or Your Investment	120
Adversely Affect the		DESCRIPTION OF THE MORTGAGE
Liquidity of the Offered		POOL	121
Certificates	105	General	121
Nationally Recognized		Certain Calculations and Definitions	122
Statistical Rating		Definitions	122
Organizations May Assign		Mortgage Pool Characteristics	129
Different Ratings to the		Overview	129
Certificates; Ratings of the		Property Types	130
Certificates Reflect Only the		Mortgage Loan Concentrations	134
Views of the Applicable		Cross-Collateralized Mortgage
Rating Agencies as of the		Loans; Multi-Property
Dates Such Ratings Were		Mortgage Loans and
Issued; Ratings May Affect		Related Borrower Mortgage
ERISA Eligibility; Ratings		Loans	134
May Be Downgraded	107	Geographic Concentrations	135
Your Yield May Be Affected by		Mortgaged Properties With
Defaults, Prepayments and		Limited Prior Operating
Other Factors	109	History	136
Your Lack of Control Over the		Tenancies-in-Common	136
Issuing Entity and the		Condominium Interests	136
Mortgage Loans Can		Fee & Leasehold Estates;
Impact Your Investment	113	Ground Leases	137
Risks Relating to Modifications		Environmental Considerations	137
of the Mortgage Loans	117	Redevelopment, Renovation and
Sponsors May Not Make		Expansion	140
Required Repurchases or		Assessment of Property Value and
Substitutions of Defective		Condition	141
Mortgage Loans or Pay Any		Litigation and Other Considerations	142
Loss of Value Payment		Loan Purpose; Default History,
Sufficient to Cover All		Bankruptcy Issues and Other
Losses on a Defective		Proceedings	146
Mortgage Loan	118	Tenant Issues	146
Risks Relating to Interest on		Tenant Concentrations	146
Advances and Special		Lease Expirations and
Servicing Compensation	118	Terminations	147
Bankruptcy of a Servicer May		Purchase Options and Rights of
Adversely Affect Collections		First Refusal	151
on the Mortgage Loans and		Affiliated Leases	152
the Ability to Replace the		Insurance Considerations	153
Servicer	118	Use Restrictions	154
The Sponsors, the Depositor		Appraised Value	155
and the Issuing Entity Are		Non-Recourse Carveout Limitations	155
Subject to Bankruptcy or		Real Estate and Other Tax
Insolvency Laws That May		Considerations	156
Affect the Issuing Entity’s		Delinquency Information	157
Ownership of the Mortgage		Certain Terms of the Mortgage Loans	157
Loans	119	Amortization of Principal	157
The Requirement of the Special		Due Dates; Mortgage Rates;
Servicer to Obtain FIRREA-		Calculations of Interest	158
Compliant Appraisals May		ARD Loan(s)	158
Result in an Increased Cost
to the Issuing Entity	120

Prepayment Protections and		Summary of Berkeley Point
Certain Involuntary		Primary Servicing
Prepayments	158	Agreement	241
“Due-On-Sale” and “Due-On-		The Operating Advisor	246
Encumbrance” Provisions	160	The Asset Representations Reviewer	247
Defeasance; Collateral		DESCRIPTION OF THE CERTIFICATES	248
Substitution	161	General	248
Partial Releases	162	Distributions	250
Escrows	164	Method, Timing and Amount	250
Mortgaged Property Accounts	164	Available Funds	251
Delaware Statutory Trusts	165	Priority of Distributions	252
Exceptions to Underwriting Guidelines	165	Pass-Through Rates	255
Additional Indebtedness	165	Interest Distribution Amount	257
General	165	Principal Distribution Amount	258
Whole Loans	166	Certain Calculations with
Mezzanine Indebtedness	166	Respect to Individual
Preferred Equity	168	Mortgage Loans	260
Other Unsecured Indebtedness	169	Excess Interest	261
The Whole Loans	170	Application Priority of Mortgage
General	170	Loan Collections or Whole
Santa Monica Multifamily		Loan Collections	261
Portfolio Whole Loan	172	Allocation of Yield Maintenance
AG Life Time Fitness Portfolio		Charges and Prepayment
Whole Loan	174	Premiums	263
Promenade Gateway Whole		Assumed Final Distribution Date;
Loan	176	Rated Final Distribution Date	265
32 Avenue of the Americas		Prepayment Interest Shortfalls	266
Whole Loan	178	Subordination; Allocation of Realized
Hyatt Regency St. Louis at The		Losses	267
Arch Whole Loan	180	Reports to Certificateholders; Certain
FedEx Brooklyn Whole Loan	183	Available Information	269
Equity Inns Portfolio Whole		Certificate Administrator
Loan	185	Reports	269
Harvey Building Products		Information Available
Portfolio Whole Loan	188	Electronically	274
Element LA Whole Loan	191	Voting Rights	278
Additional Information	193	Delivery, Form, Transfer and
TRANSACTION PARTIES	194	Denomination	278
The Sponsors and Mortgage Loan		Book-Entry Registration	278
Sellers	194	Definitive Certificates	281
German American Capital		Certificateholder Communication	281
Corporation	194	Access to Certificateholders’
Cantor Commercial Real Estate		Names and Addresses	281
Lending, L.P	203	Requests to Communicate	282
Jefferies LoanCore LLC	211	List of Certificateholders	282
Ladder Capital Finance LLC	218	DESCRIPTION OF THE MORTGAGE
The Depositor	228	LOAN PURCHASE AGREEMENTS	283
The Issuing Entity	228	General	283
The Trustee	229	Dispute Resolution Provisions	292
The Certificate Administrator	230	Asset Review Obligations	292
The Master Servicer	232	POOLING AND SERVICING
The Special Servicer	236	AGREEMENT	292
The Primary Servicer	238	General	292
Berkeley Point Capital LLC	238	Assignment of the Mortgage Loans	293
		Servicing Standard	293
		Subservicing	295

Advances	295	Termination Event Has
P&I Advances	295	Occurred and Is Continuing	346
Servicing Advances	296	Duties of Operating Advisor
Nonrecoverable Advances	297	While a Control Termination
Recovery of Advances	298	Event Has Occurred and Is
Accounts	299	Continuing	346
Withdrawals from the Collection		Recommendation of the
Account	301	Replacement of the Special
Servicing and Other Compensation		Servicer	349
and Payment of Expenses	303	Eligibility of Operating Advisor	349
General	303	Other Obligations of Operating
Master Servicing Compensation	309	Advisor	349
Special Servicing Compensation	310	Termination of the Operating
Disclosable Special Servicer		Advisor With Cause	350
Fees	314	Rights Upon Operating Advisor
Certificate Administrator and		Termination Event	351
Trustee Compensation	315	Termination of the Operating
Operating Advisor		Advisor Without Cause	351
Compensation	315	Resignation of the Operating
Asset Representations		Advisor	352
Reviewer Compensation	316	Operating Advisor
CREFC® Intellectual Property		Compensation	352
Royalty License Fee	317	The Asset Representations Reviewer	352
Appraisal Reduction Amounts	317	Asset Review	352
Maintenance of Insurance	322	Eligibility of Asset
Modifications, Waivers and		Representations Reviewer	357
Amendments	324	Other Obligations of Asset
Mortgage Loans with “Due-on-Sale”		Representations Reviewer	358
and “Due-on-Encumbrance”		Delegation of Asset
Provisions	327	Representations Reviewer’s
Inspections	328	Duties	358
Collection of Operating Information	329	Assignment of Asset
Special Servicing Transfer Event	329	Representations Reviewer’s
Asset Status Report	331	Rights and Obligations	358
Realization Upon Mortgage Loans	334	Asset Reviewer Termination
Sale of Defaulted Loans and REO		Events	359
Properties	336	Rights Upon Asset Reviewer
The Directing Certificateholder	338	Termination Event	360
General	338	Termination of the Asset
Major Decisions	339	Representations Reviewer
Asset Status Report	341	Without Cause	360
Replacement of Special		Resignation of Asset
Servicer	342	Representations Reviewer	360
Control Termination Event and		Asset Representations
Consultation Termination		Reviewer Compensation	360
Event	342	Replacement of Special Servicer
Servicing Override	344	Without Cause	360
Rights of Holders of Companion		Termination of Servicer and Special
Loans	344	Servicer for Cause	363
Limitation on Liability of		Servicer Termination Events	363
Directing Certificateholder	344	Rights Upon Servicer
The Operating Advisor	345	Termination Event	365
General	345	Waiver of Servicer Termination
Duties of Operating Advisor		Event	367
While No Control		Resignation of the Master Servicer
		and Special Servicer	367

Limitation on Liability; Indemnification	368	Certain Other Federal and State
Enforcement of Mortgage Loan		Laws	398
Seller’s Obligations Under the		Additional Considerations	398
MLPA	370	Due-on-Sale and
Dispute Resolution Provisions	370	Due-on-Encumbrance Provisions	399
Certificateholder’s Rights When		Subordinate Financing	399
a Repurchase Request is		Default Interest and Limitations on
Initially Delivered By a		Prepayments	399
Certificateholder	370	Applicability of Usury Laws	399
Repurchase Request Delivered		Americans with Disabilities Act	400
by a Party to the PSA	371	Servicemembers Civil Relief Act	400
Resolution of a Repurchase		Anti-Money Laundering, Economic
Request	371	Sanctions and Bribery	400
Mediation and Arbitration		Potential Forfeiture of Assets	401
Provisions	374	CERTAIN AFFILIATIONS,
Servicing of the Non-Serviced		RELATIONSHIPS AND RELATED
Mortgage Loans	375	TRANSACTIONS INVOLVING
Rating Agency Confirmations	377	TRANSACTION PARTIES	401
Evidence as to Compliance	379	PENDING LEGAL PROCEEDINGS
Limitation on Rights of		INVOLVING TRANSACTION
Certificateholders to Institute a		PARTIES	404
Proceeding	380	USE OF PROCEEDS	404
Termination; Retirement of		YIELD AND MATURITY
Certificates	380	CONSIDERATIONS	404
Amendment	381	Yield Considerations	404
Resignation and Removal of the		General	404
Trustee and the Certificate		Rate and Timing of Principal
Administrator	384	Payments	404
Governing Law; Waiver of Jury Trial;		Losses and Shortfalls	406
and Consent to Jurisdiction	385	Delay in Payment of
CERTAIN LEGAL ASPECTS OF		Distributions	407
MORTGAGE LOANS	385	Yield on the Certificates with Notional
General	387	Amounts	408
Types of Mortgage Instruments	387	Weighted Average Life	408
Leases and Rents	387	Pre-Tax Yield to Maturity Tables	414
Personalty	388	MATERIAL FEDERAL INCOME TAX
Foreclosure	388	CONSIDERATIONS	418
General	388	General	418
Foreclosure Procedures Vary		Qualification as a REMIC	419
from State to State	388	Status of Offered Certificates	421
Judicial Foreclosure	388	Taxation of Regular Interests	421
Equitable and Other Limitations		General	421
on Enforceability of Certain		Original Issue Discount	421
Provisions	389	Acquisition Premium	423
Nonjudicial Foreclosure/Power		Market Discount	424
of Sale	389	Premium	424
Public Sale	389	Election To Treat All Interest
Rights of Redemption	390	Under the Constant Yield
Anti-Deficiency Legislation	391	Method	425
Leasehold Considerations	391	Treatment of Losses	425
Cooperative Shares	391	Yield Maintenance Charges and
Bankruptcy Laws	392	Prepayment Provisions	426
Environmental Considerations	397	Sale or Exchange of Regular
General	397	Interests	426
Superlien Laws	397	Taxes That May Be Imposed on a
CERCLA	397	REMIC	427

Prohibited Transactions	427	INCORPORATION OF CERTAIN
Contributions to a REMIC After		INFORMATION BY REFERENCE	433
the Startup Day	427	WHERE YOU CAN FIND MORE
Net Income from Foreclosure		INFORMATION	433
Property	427	FINANCIAL INFORMATION	434
Bipartisan Budget Act of 2015.	428	CERTAIN ERISA CONSIDERATIONS	434
Taxation of Certain Foreign Investors	428	General	434
FATCA	429	Plan Asset Regulations	434
Backup Withholding	429	Administrative Exemptions	435
Information Reporting	430	Insurance Company General
3.8% Medicare Tax on “Net		Accounts	437
Investment Income”	430	LEGAL INVESTMENT	437
Reporting Requirements	430	LEGAL MATTERS	438
CERTAIN STATE AND LOCAL TAX		RATINGS	438
CONSIDERATIONS	430	INDEX OF DEFINED TERMS	441
METHOD OF DISTRIBUTION
(UNDERWRITER)	431

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP TWENTY MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX F	CLASS XP-A COMPONENT NOTIONAL AMOUNTS
ANNEX G	CLASS XP-A REFERENCE RATES

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, THE TIME OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED, THE INVESTOR HAS OTHERWISE TAKEN ALL ACTIONS THE INVESTOR MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND THE INVESTOR HAS THEREFORE ENTERED INTO A CONTRACT OF SALE; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 21 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 53 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 441 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

This PROSPECTUS has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of an offering contemplated in this PROSPECTUS as-completed by final terms in relation to the offer of those certificates may only do so in circumstances in which no obligation arises for the DEPOSITOR, THE issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

NONE OF THE DEPOSITOR, the issuing entity or any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for THE DEPOSITOR, the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

For the purposes of this provision and the provision immediately below, “Prospectus Directive” means Directive 2003/71/EC AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)     TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)     TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)     IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D)(“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D)(“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”.), OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

Each UNDERWRITER has represented, warranted and agreed that: (1) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any OFFERED certificates (except for certificates which are a “structured product” as defined in the securities and futures ordinance (Cap.

571)(the “SFO”) of Hong Kong) Other than (A) to “Professional Investors” as defined in the SFO and any rules OR REGULATIONS made under the SFO; or (B) in other circumstances which do not result in the document being a “Prospectus” as defined in the companies (winding up and miscellaneous provisions) ordinance (CAP. 32)(The “C(WUMP)O”) of Hong Kong or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the OFFERED certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (Except if permitted to do so under the securities laws of Hong Kong) other than with respect to certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH A NY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN

INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED PRIVATE CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS OFFERING CIRCULAR (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE INITIAL PURCHASERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-2500. See “Transaction Parties—The Depositor”.

Issuing Entity	COMM 2016-CCRE28 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

	•	German American Capital Corporation, a Maryland corporation;

	•	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership;

	•	Jefferies LoanCore LLC, a Delaware limited liability company; and

	•	Ladder Capital Finance LLC, a Delaware limited liability company.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation	28	$551,336,082	53.7%
Cantor Commercial Real Estate Lending, L.P	10	225,688,820	22.0
Jefferies LoanCore LLC	5	151,353,416	14.7
Ladder Capital Finance LLC	5	58,423,094	5.7
German American Capital Corporation/Ladder Capital Finance LLC(1)	1	40,000,000	3.9
Total	49	$1,026,801,412	100.0%

(1) The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio is evidenced by two promissory notes, Note A-2-A1 with a principal balance of $24,000,000 as of the cut-off date as to which Ladder Capital Finance LLC is acting as mortgage loan seller and Note A-5-A with a principal balance of $16,000,000 as of the cut-off date as to which German American Capital Corporation is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 32 Avenue of the Americas, representing approximately 5.6% of the initial pool balance as of the cut-off date, and as to which German American Capital Corporation will act as mortgage loan seller, is part of a whole loan that was co-originated by German American Capital Corporation and JPMorgan Chase Bank, National Association.

The mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 3.9% of the initial pool balance as of the cut-off date, and as to which German American Capital Corporation and Ladder Capital Finance LLC will each act as mortgage loan seller solely with respect to the promissory note transferred by it, is part of a whole loan that was co-originated by German American Capital Corporation and Ladder Capital Finance LLC.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Element LA, representing approximately 2.8% of the initial pool balance as of the cut-off date, and as to which Cantor Commercial Real Estate Lending, L.P. will act as the mortgage loan seller, is part of a whole loan that was co-originated by Cantor Commercial Real Estate Lending, L.P. and Goldman Sachs Mortgage Company.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than the mortgage loans and companion loans identified in the table below that are each part of a whole loan and serviced under the pooling and servicing agreement indicated in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—Whole Loans”. See “Transaction Parties—The Non-Serviced Master Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to the non-serviced mortgage loans set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions and other transactions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to in this prospectus as an “excluded special servicer loan”), if any, the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be selected by a vote of the certificateholders, and if such excluded special servicer has not been so appointed within 30 days of receipt of notice of the resigning special servicer’s resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer was appointed to be the special servicer by KKR Real Estate Finance Holdings L.P., or its affiliates, which is expected to purchase the Class X-D, Class X-E, Class X-F, Class F, Class G, Class H, Class J and Class V certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Transaction Parties—The Non-Serviced Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Berkeley Point Capital LLC, a Delaware limited liability company, will act as primary servicer with respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus as Element LA, representing approximately 2.8% of the outstanding pool balance as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicer—Berkeley Point Capital LLC” in this prospectus. In addition, with respect to 8 mortgage loans secured by mortgaged properties representing approximately 18.6% of the outstanding pool balance as of the cut-off date that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., L.P. and CastleOak Securities, L.P., each an underwriter.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, 17g-5 information provider, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than the non-serviced mortgage loans and any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

In addition, with respect to any excluded special servicer loan (that is not also an excluded loan), if any, the directing certificateholder (prior to the occurrence and continuance of a control termination event) will be required to select the excluded special servicer with respect to such excluded special servicer loan. It will be a condition to any such appointment that (i) each of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates issued pursuant to the pooling and servicing agreement and the equivalent from each nationally recognized statistical rating organization hired to provide ratings with respect to any class of securities backed, wholly or partially, by any serviced pari passu companion loan, (ii) any such successor special servicer satisfies the requirements of a qualified replacement special servicer as further described in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus and (iii) the successor special servicer delivers to the depositor and any applicable depositor of any other securitization, if applicable, that contains a serviced pari passu companion loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K current report regarding itself in its role as excluded special servicer. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the directing certificateholder will not have the right to appoint such excluded special servicer and such excluded special servicer will be appointed as described in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class F, Class G, Class H and Class J certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that an affiliate of KKR Real Estate Finance Holdings L.P. will purchase the Class X-D, Class X-E, Class X-F, Class F, Class G, Class H, Class J and Class V certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than the non-serviced mortgage loans).

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below is the initial directing certificateholder under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest—Certain Affiliations,

Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in February 2016 and the date of origination of such mortgage loan.

Closing Date	On or about February 10, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2016.

Determination Date	The 6th day of each month or, if the 6th day is not a business day, then the business day immediately following such 6th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	October 2020
Class A-2	October 2020
Class A-SB	September 2025
Class A-3	November 2025
Class A-4	December 2025
Class A-HR	November 2024
Class XP-A	August 2025
Class XS-A	December 2025
Class X-HR	November 2024
Class A-M	December 2025
Class B	December 2025
Class C	December 2025
Class D	December 2025

The rated final distribution date will be the distribution date in February 2049.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-CCRE28:

•	Class A-1

•	Class A-2

•	Class A-SB

•	Class A-3

•	Class A-4

•	Class A-HR

•	Class XP-A

•	Class XS-A

•	Class X-HR

•	Class A-M

•	Class B

•	Class C

•	Class D

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class H, Class J, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$21,720,000
Class A-2	$82,786,000
Class A-SB(1)	$47,975,000
Class A-3	$205,000,000
Class A-4	$306,279,000
Class A-HR	$55,000,000
Class XP-A(2)	$703,549,000
Class XS-A(2)	$703,549,000
Class X-HR(2)	$55,000,000
Class A-M	$39,789,000
Class B	$73,160,000
Class C	$50,056,000
Class D	$33,371,000

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

(2)	Notional amount.

Pass-Through Rates

A. Offered 22Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1	%(1)
Class A-2	%(1)
Class A-SB	%(1)
Class A-3	%(1)
Class A-4	%(1)
Class A-HR	%(1)
Class XP-A	%(2)
Class XS-A	%(3)
Class X-HR	%(4)
Class A-M	%(1)
Class B	%(1)
Class C	%(1)
Class D	%(1)

(1)	The pass through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B and Class C certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

(2)	The pass-through rate for the Class XP-A certificates will equal the weighted average of the strip rates for each Class XP-A component, weighted on the basis of each such component’s respective notional amount immediately prior to that distribution date. The strip rate of any Class XP-A component for any distribution date will equal the excess, if any, of (1) the lesser of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), and (b) the rate per annum for such distribution date set forth in Annex G to this prospectus, over (2) the pass-through rate of the class of certificates related to such Class XP-A component for that distribution date.

(3)	The pass-through rate for the Class XS-A certificates for any distribution date will equal the weighted average of, with respect to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates, weighted on the basis of each such class’s certificate balance immediately prior to that distribution date, (1) if any portion of the related component notional amount is also included in the related component of a Class XP-A component immediately prior to the related distribution date, the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) over (b) the greater of (i) the rate per annum set forth in Annex G to this prospectus and (ii) the pass-through rate of the class of certificates related to such component for that distribution date, and (2) if any portion of the related component notional amount is not included in the related component of a Class XP-A component immediately prior to the related distribution date, the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) over (b) the pass-through rate of the class of certificates related to such component for that distribution date.

(4)	The pass-through rate for the Class X-HR certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class A-HR certificates for that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan (including the non-serviced mortgage loans) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.0725%.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25% per annum. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than the non-serviced mortgage loans) and the related serviced companion loans will be paid by the related master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the stated principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan) at a per annum rate equal to 0.0059%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and REO loan (excluding the non-serviced mortgage loans) at a per annum rate equal to (i) 0.0022% with respect to all mortgage loans (except the Santa Monica Multifamily Portfolio mortgage loan, the AG Life Time Fitness Portfolio mortgage loan, the Promenade Gateway mortgage loan and the Hyatt Regency St. Louis at The Arch mortgage loan); (ii) 0.0054% with respect to the Santa Monica Multifamily Portfolio mortgage loan; (iii) 0.0055% with respect to the AG Life Time Fitness Portfolio mortgage loan; (iv) 0.0055% with respect to the Promenade Gateway mortgage loan; and (v) 0.0058% with respect to the Hyatt Regency St. Louis at The Arch mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payments” in this prospectus) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a cap as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the stated principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a master servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Equity Inns Portfolio Whole Loan”, “—Harvey Building Products Portfolio Whole Loan”, “—Element LA Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Non-Serviced Loan	Primary Servicer Fee	Special Servicer Fee
32 Avenue of the Americas	0.0025%	0.2500%
FedEx Brooklyn	0.0025%	0.2500%
Equity Inns Portfolio	0.0025%	0.2500%
Harvey Building Products Portfolio	0.0025%	0.2500%
Element LA	0.0025%	0.2500%

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F

certificates, in respect of interest, concurrently as follows: (i) to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1 for such distribution date, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes; (ii) to the Class A-HR certificates, from the portion of the funds available for distribution attributable to the mortgage loan in loan group 2 for such distribution date, up to an amount equal to the interest entitlements for such class; and (iii) to the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, from the portion of the funds available for distribution attributable to all of the mortgage loans for such distribution date, without regard to loan groups, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes. However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes, without regard to loan groups.

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, in reduction of the certificate balances of those classes, in the following priority:

(i)	to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to the extent of funds allocable to principal attributable to the mortgage loans in loan group 1 and, after certificate balance of the Class A-HR certificates has been reduced to zero, the remaining funds allocable to principal attributable to the mortgage loan in loan group 2, as follows:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero; and

Sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero;

(ii) to the Class A-HR certificates, to the extent of funds allocable to principal attributable to the mortgage loan in loan group 2 and, after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, the remaining funds attributable to the mortgage loans in loan group 1 until the certificate balance of the Class A-HR certificates has been reduced to zero.

However, if the certificate balances of each class of certificates, other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-M Certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the Class D certificates, as follows: (a) to interest on the Class D certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class D certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class D certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Eighth, to the non-offered certificates (other than the Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class V certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions” in this prospectus; and

Ninth, to the Class R certificates, any remaining amounts.

For purposes of making distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups: loan group 1 and loan group 2. Loan group 1 will consist of 48 mortgage loans, representing approximately 94.6% of the initial pool balance as of the cut-off date. Loan group 2 will consist of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 5.4% of the initial pool balance as of the cut-off date.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class V certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class V certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class R or Class V certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates and, therefore, the amount of interest they accrue.

(1)	The Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. The Class A-HR certificates have a priority entitlement to principal payments received in respect of mortgage loan included in loan group 2. See “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

(2)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

(3)	The Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are interest-only certificates and the Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are not offered by this prospectus.

(4)	Other than the Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class XP-A and Class XS-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The notional amount of the Class X-HR certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-HR certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates. The notional amount of the Class X-C certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the

Class X-E certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class G and Class H certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class J certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

	•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

	•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

	•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period, will be distributed to the holders of the Class V certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the priority of the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 49 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee or leasehold estate of the related borrowers in 119 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,026,801,412.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 49 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio	Mortgage Loan Underwritten NCF DSCR
Santa Monica Multifamily Portfolio(1)	$62,450,000	6.1%	$20,000,000	65.0%	1.28x
AG Life Time Fitness Portfolio	$60,000,000	5.8%	$114,300,000	57.1%	1.99x
Promenade Gateway	$60,000,000	5.8%	$30,000,000	50.0%	1.81x
32 Avenue of the Americas	$57,500,000	5.6%	$367,500,000	55.2%	1.88x
Hyatt Regency St. Louis at The Arch	$55,000,000	5.4%	$54,000,000	70.4%	1.78x
FedEx Brooklyn	$43,000,000	4.2%	$87,000,000	66.7%	1.97x
Equity Inns Portfolio	$40,000,000	3.9%	$192,000,000	64.4%	2.35x
Harvey Building Products Portfolio	$34,840,208	3.4%	$74,657,590	53.3%	1.96x
Element LA	$28,500,000	2.8%	$139,500,000	57.1%	1.78x

(1)	Excludes $5,550,000 of mezzanine debt.

The Santa Monica Multifamily Portfolio, AG Life Time Fitness Portfolio, Promenade Gateway and Hyatt Regency St. Louis at The Arch loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and the related companion loans are referred to in this prospectus as “serviced companion loans”.

Each loan identified in the following table will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the following table relating to a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Directing Certificate-holder	Operating Advisor	Asset Representations Reviewer

32 Avenue of the Americas	JPMBB 2015-C33	5.6%	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Torchlight Investors, LLC	Pentalpha Surveillance LLC	N/A
FedEx Brooklyn	CSAIL 2016-C5(1)	4.2%	KeyBank National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Rialto CMBS VII, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Equity Inns Portfolio	COMM 2015-LC23	3.9%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	N/A
Harvey Building Products Portfolio	COMM 2015-LC23	3.4%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	N/A
Element LA	CFCRE 2016-C3(2)	2.8%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Seer Capital Partners Master Fund L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	The initial controlling noteholder of the FedEx Brooklyn whole loan is Jefferies LoanCore LLC, as holder of the companion loan identified as Note A-1. As of the closing of this securitization, the companion loan identified as Note A-1 is expected to be included in the CSAIL 2016-C5 securitization.

(2)	The Element LA whole loan is currently serviced under the GSMS 2015-GS1 transaction. The servicing of the Element LA whole loan will be transferred after the securitization of the Element LA companion loan identified as Note A-1A. Note A-1A is expected to be included in the CFCRE 2016-C3 transaction.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,026,801,412
Number of mortgage loans	49
Number of mortgaged properties	119
Range of Cut-off Date Balances	$767,000 to $62,450,000
Average Cut-off Date Balance	$20,955,131
Range of Mortgage Rates	4.1350% to 5.8300%
Weighted average Mortgage Rate	4.6689%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	56 months to 119 months
Weighted average remaining term to maturity(2)	112 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	355 months
Range of remaining amortization terms(3)	237 months to 360 months
Weighted average remaining amortization term(3)	354 months
Range of LTV Ratios as of the Cut-off Date(4)(5) (6)	39.0% to 75.0%
Weighted average LTV Ratio as of the Cut-off Date(4)(5)(6)	63.5%
Range of LTV Ratios as of the maturity date(2)(5)(6)	29.4% to 72.2%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	58.5%
Range of UW NCF DSCR(5)(7)	1.25x to 3.58x
Weighted average UW NCF DSCR(5)(7)	1.66x
Range of UW NOI Debt Yield(4)(5)	6.5% to 17.7%
Weighted average UW NOI Debt Yield(4)(5)	10.0%
Percentage of Initial Pool Balance consisting of:
Interest Only, then Amortizing	43.8%
Interest Only	36.3%
Amortizing Balloon(3)	15.6%
Interest Only, ARD	4.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(3)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates.

(4)	In the case of 1 mortgage loan, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date,

the cut-off date loan-to-value ratio and debt yield have been calculated net of an earnout or holdback reserve.

(5)	In the case of 9 mortgage loans, collectively representing approximately 43.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loans.

(6)	In the case of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 3.9% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio has been calculated based on the “portfolio appraised value” of $360,000,000, which reflects a premium attributed to the aggregate value of the Equity Inns Portfolio mortgaged properties as a whole. In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as 3312 North Berkeley Lake and Holiday Inn Hotel Lake City representing approximately 2.3% and 1.5% of the outstanding pool balance as of the related cut-off date, the cut-off date loan-to-value ratio has been calculated based on the “as complete” value for such mortgaged property. The “as complete” value refers to the mortgaged property once certain construction, repairs or renovations for which reserves have been established, have been completed.

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Holiday Inn Fort Worth North Fossil Creek, representing approximately 1.2% of the initial pool balance, the mortgaged property was previously encumbered by a prior loan with an original principal balance of $12,000,000. The prior borrower sponsor filed for Chapter 11 bankruptcy protection in February 2012, and the prior loan went into default. The prior loan was modified in 2012, to reduce the outstanding principal balance to $10,100,000. As part of the restructuring, the prior borrower sponsor was required to pay down the loan by $500,000, resulting in a remaining balance of $9,600,000, which the prior lender structured as a $9,200,000 first mortgage and $400,000 second mortgage. In August 2015, the current loan sponsor (not affiliated with the prior borrower sponsor) assumed control of the prior borrower pursuant to an equity swap with the prior borrower sponsor. The prior loans had a combined outstanding principal balance of $9,262,649, which was paid off in full by the mortgage loan.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on
Projections of Future Income	With respect to 49 of the mortgaged properties, representing approximately 26.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party materials requirements. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Exceptions”. With respect to one mortgage loan, representing approximately 1.1% of the initial pool balance as of the cut-off date, the appraisal was completed over six months before the origination of the loan.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

“Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

• BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation

• The certificate administrator’s website initially located at www.ctslink.com

• The master servicer’s website initially located at www.wellsfargo.com/com/comintro

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0%, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class B, Class C, Class D and Class E certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC, which is an indirect subsidiary of Ladder Capital Finance Holdings LLLP. See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or a defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related pari passu companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—Equity Inns Portfolio Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Element LA Whole Loan”, “—Harvey Building Products Portfolio Whole Loan”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each, a “Trust REMIC”), the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes (the “Grantor Trust”).

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will constitute REMIC “regular interests”.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates using the accrual method of accounting.

• It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or is otherwise no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

In addition, certain of the tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants to cease operating, reduce rent or terminate their leases if a specified percentage of the related mortgaged property is vacant.

Certain of the tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. For example, in the case of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 3.9% of the outstanding pool balance as of the cut-off date, the fee owner borrowers leased each of the related mortgaged properties to an affiliate under an operating lease, which affiliate operating lessees are also obligors under the related mortgage loan. The Equity Inns Portfolio mortgage loan is secured by both the fee owner’s and the operating lessee’s interest in the related mortgaged properties.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 5.4% of the initial pool balance as of the cut-off date, is the sole mortgage loan in loan group 2 and is secured by a hospitality property. Because the amount of principal that will be distributed to the Class A-HR certificates will generally be based upon the mortgage loan in loan group 2, the yield on the Class A-HR certificates will be particularly sensitive to the factors that may adversely affect the financial performance and value of hospitality properties.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or hotel management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure, licensor or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Retail Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as other manufactured housing community properties, apartment buildings and site built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may pose a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, industrial, multifamily and mixed use. In addition, the mortgage loan in loan group 2 is secured by a hospitality property. Because the amount of principal that will be distributed to the Class A-HR certificates will generally be based upon the mortgage loan in loan group 2, the yield on the Class A-HR certificates will be particularly sensitive to prepayments on the mortgage loan in loan group 2. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, New York and Missouri. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property, any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation number 40 in Annex D-1 and the identified exceptions to that representation in Annex D-2.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Cantor Commercial Real Estate Lending, L.P.”, “—Jefferies LoanCore LLC”, “—Ladder Capital Finance LLC”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans are currently undergoing or may be scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for

examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or major tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Certificateholder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Twenty Mortgage Loans and Additional Mortgage Loan Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—GACC’s Underwriting Guidelines and Processes”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”, “Jefferies LoanCore LLC—Jefferies LoanCore’s Underwriting Standards” and “—Ladder Capital Finance LLC—Ladder’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Review of GACC Mortgage Loans”, “—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans”, “—Jefferies LoanCore LLC—Review of JLC Mortgage Loans” and “—Ladder Capital Finance LLC—Review of LCF Mortgage Loans”. The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as complete” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the “as complete” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as complete” values, we cannot assure you that those assumptions are or will be accurate or that the “as complete” value will be the value of the related mortgaged property at the indicated stabilization or other relevant date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Cantor Commercial Real Estate Lending, L.P.”, “—Jefferies LoanCore LLC” and “—Ladder Capital Finance LLC” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One of the mortgage loans is a seasoned mortgage loan that was originated 16 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

•	property values and surrounding areas have likely changed since origination;

•	origination standards at the time the mortgage loans were originated may have been different than current origination standards;

•	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

•	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

•	the physical condition of the mortgaged properties or improvements may have changed since origination; and

•	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s)(and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation number 31 in Annex D-1 and the identified exceptions to those representations in Annex D-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 105.0% to 125.0% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation number 34 in “Annex D-1—

Mortgage Loan Representations and Warranties” and the representation exceptions identified in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

There May Be Changes in the Tax Laws of the U.S. Virgin Islands; Gross-Up

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Emerald Beach Resort, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, is secured by a property located in the U.S. Virgin Islands (“USVI”). USVI law currently provides an exemption from USVI withholding tax for USVI-source interest payments on loans secured by a property or properties located in the USVI. We cannot assure you that this exemption will not change in the future or that USVI law will not otherwise change. Although this mortgage loan requires the related borrower to gross-up the lender in the event of an imposition of a USVI withholding tax on payments to the lender, there can be no assurance that the borrower will have sufficient funds to pay for such withholding tax. If the borrower fails to gross-up for any USVI withholding tax, a shortfall may result on this mortgage loan. In addition, in the event that the issuing entity acquires the mortgaged property securing such mortgage loan, the issuing entity may be treated as engaged in a trade or business in the USVI and may be subject to tax on net income or gains with respect to that net income.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of German American Capital Corporation, one of the sponsors and originators, and of Deutsche Bank Securities Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties.

Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, and German American Capital Corporation, a sponsor and originator, and Deutsche Bank AG, Cayman Islands Branch, a warehouse lender to certain affiliates of Cantor Commercial Real Estate Lending, L.P., Ladder Capital Finance LLC and Jefferies LoanCore LLC. Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of Cantor Commercial Real Estate Lending, L.P., a sponsor and originator, and Berkeley Point Capital LLC, the primary servicer. Jefferies LLC, one of the underwriters, is an affiliate of Jefferies LoanCore LLC, a sponsor and originator.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan, in which case the replacement special servicer will be selected by a vote of the certificateholders. If such excluded special servicer has not been appointed within 30 days of receipt of notice of the resigning special servicer’s resignation, the resigning special servicer will be required to use reasonable efforts select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded special servicer loans). While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded special servicer loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2016-CCRE28 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Although the initial operating advisor does not service mortgage loans or provide asset management services for owners of commercial mortgage loans, a successor operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of any such successor operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders

It is expected that KKR Real Estate Finance Holdings L.P. or an affiliate will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan) or the directing certificateholder (which term as used herein will include any equivalent entity or any representative thereof) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the following table is the identity of the initial directing certificateholder for each pari passu whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Pooling and Servicing Agreement	Controlling Noteholder	Directing Certificateholder
Santa Monica Multifamily Portfolio	COMM 2016-CCRE28	COMM 2016-CCRE28	KKR Real Estate Finance Holdings L.P.(1)
AG Life Time Fitness Portfolio	COMM 2016-CCRE28	COMM 2016-CCRE28	KKR Real Estate Finance Holdings L.P.(1)
Promenade Gateway	COMM 2016-CCRE28	COMM 2016-CCRE28	KKR Real Estate Finance Holdings L.P.(1)
32 Avenue of the Americas	JPMBB 2015-C33	JPMBB 2015-C33	Torchlight Investors, LLC
Hyatt Regency St. Louis at The Arch	COMM 2016-CCRE28	COMM 2016-CCRE28	KKR Real Estate Finance Holdings L.P.(1)
FedEx Brooklyn	CSAIL 2016-C5(2)	CSAIL 2016-C5(2)	Rialto CMBS VII, LLC(2)
Equity Inns Portfolio	COMM 2015-LC23	COMM 2015-LC23	LNR Securities Holdings, LLC
Harvey Building Products Portfolio	COMM 2015-LC23	COMM 2015-LC23	LNR Securities Holdings, LLC
Element LA	CFCRE 2016-C3(3)	CFCRE 2016-C3(3)	Seer Capital Partners Master Fund L.P.(3)

(1)	Or an affiliate of KKR Real Estate Finance Holdings L.P.

(2)	The initial controlling noteholder of the FedEx Brooklyn whole loan is Jefferies LoanCore LLC or an affiliate, as holder of the companion loan identified as Note A-1. As of the closing date of the securitization, the FedEx Brooklyn Note A-1 is expected to be included in the CSAIL 2016-C5 securitization.

(3)	The Element LA whole loan is currently serviced under the GSMS 2015-GS1 transaction. The servicing of the Element LA whole loan will be transferred after the securitization of the Element LA companion loan identified as Note A-1A. Note A-1A is expected to be included in the CFCRE 2016-C3 transaction.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—Santa Monica Multifamily Portfolio Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—Promenade Gateway Whole Loan” and “—Hyatt Regency St. Louis at The Arch Whole Loan”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and —Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class

(any such loan referred to in this prospectus as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—Santa Monica Multifamily Portfolio Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—Promenade Gateway Whole Loan” and “—Hyatt Regency St. Louis at The Arch Whole Loan”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G, Class H, Class J and Class V certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan—Consultation and Control”, “—FedEx Brooklyn Whole Loan—Consultation and Control”, “—Equity Inns Portfolio Whole Loan—Consultation and Control”, “—Element LA Whole Loan—Consultation and Control”, “—Harvey Building Products Portfolio Whole Loan—Consultation and Control”.

Midland, which is expected to act as the special servicer, assisted KKR Real Estate Finance Holding L.P. or its affiliate with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	The Dodd Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in CMBS like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	Financial accounting principles could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the Class A-HR certificates will be particularly sensitive to prepayments on mortgage loan in loan group 2.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for the borrower to repay by the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loan—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the following table is based upon all or a portion of the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class or Classes
Class XP-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M(1)
Class XS-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M
Class X-HR	Class A-HR
Class X-B	Class B, Class C
Class X-C	Class D, Class E
Class X-D	Class F
Class X-E	Class G, Class H
Class X-F	Class J

(1) The notional amount of the Class XP-A certificates will equal the sum of the component notional amounts of the Class XP-A components. The notional amount of each Class XP-A component will equal the lesser of (a) the amount specified on Annex F to this prospectus and (b) the certificate balance of the related class of certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and/or Class X-F certificates. Investors in the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See

“Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates and the Class R certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class J certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class XP-A and Class XS-A certificates. A reduction in the certificate balance of the Class A-HR certificates will result in a corresponding reduction in the notional amount of the Class X-HR certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class G or Class H certificates will result in a corresponding reduction in the notional amount of the Class X-E certificates. A reduction in the certificate balance of the Class J certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

  The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment. The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

  These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

  Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

  Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

  You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)	may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan)

(iii)	does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)	may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)	will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by (i) certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Equity Inns Portfolio Whole Loan”, “—Harvey Building Products Portfolio Whole Loan”, “—Element LA Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except German American Capital Corporation, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee the payment obligations of Ladder Capital Finance LLC’s in this regard. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors (or Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP, as the above-described guarantors) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 49 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,026,801,412 (the “Initial Pool Balance”) The “Cut-off Date” with respect to each Mortgage Loan is the later of the related due date in February 2016 and the date of origination of such Mortgage Loan. The Mortgage Pool will be deemed to consist of two loan groups (“Loan Group 1” and “Loan Group 2”, and collectively, the “Loan Groups”). Loan Group 1 will consist of 48 Mortgage Loans, representing approximately 94.6% of the Initial Pool Balance (the “Initial Loan Group 1 Balance”). Loan Group 2 will consist of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to the prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 5.4% of the Initial Pool Balance (the “Initial Loan Group 2 Balance”).

Nine (9) of the Mortgage Loans, representing approximately 43.0% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or the “Companion Loans”), and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgages and the same assignments of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers set forth in the following chart. The mortgage loan sellers will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation	28	$551,336,082	53.7%
Cantor Commercial Real Estate Lending, L.P.	10	225,688,820	22.0
Jefferies LoanCore LLC	5	151,353,416	14.7
Ladder Capital Finance LLC	5	58,423,094	5.7
German American Capital Corporation/Ladder Capital Finance LLC(1)	1	40,000,000	3.9
Total	49	$1,026,801,412	100.0%

(1)	The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio is evidenced by two promissory notes, one with a principal balance of $24,000,000 as of the cut-off date as to which Ladder Capital Finance LLC is acting as mortgage loan seller and one with a principal balance of $16,000,000 as of the cut-off date as to which German American Capital Corporation is acting as mortgage loan seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 10, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

The information presented in this prospectus with respect to the Loan Per Net Rentable Area, Loan-to-Value Ratio, Loan-to-Value Ratio at Maturity or ARD, DSCR, Underwritten NCF Debt Yield and Underwritten NOI Debt Yield for each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions. For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter or (ii) in the case of a Mortgage Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as-is” value, the appraisal states a “as complete” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to a Mortgage Loan secured by the portfolio of Mortgaged Properties, the Appraised Value represents the “as complete” value for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or “as complete” appraised values of the individual Mortgaged Properties. In the case of certain Mortgage Loans as described under “—Appraised Value” in this prospectus, the Loan-to-Value Ratio at Maturity or ARD for such Mortgage Loans has been calculated based on the “as complete” Appraised Value of a related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not constitute real property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, securing a Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, the portfolio Appraised Value of $360,000,000 reflects a premium attributed to the aggregate value of the portfolio as a whole. The sum of the appraised value of each of the related Mortgaged Properties within the Equity Inns Portfolio on an individual basis is $322,400,000, which represents a Cut-off Date Loan-to-Value Ratio for such Mortgage Loan of 72.0% and a Loan-to-Value Ratio at Maturity or ARD for such Mortgage Loan of 72.0%.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date or due at maturity, as the case may be) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Lease Expiration” means the date at which the applicable tenant’s lease is scheduled to expire.

“Loan Per Net Rentable Area” means the principal balance per unit of measurement as of the Cut-off Date.

“Loan-to-Value Ratio,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties; provided that:

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans.

•	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Cut-off Date LTV Ratio was calculated using the related “as complete” Appraised Values, as opposed to the “as-is” Appraised Value.

•	With respect to the Equity Inns Portfolio Mortgage Loan, unless otherwise indicated, the Cut-off Date LTV Ratio was calculated based on a portfolio Appraised Value that reflects a premium attributed to the aggregate value of the entire portfolio of related Mortgaged Properties as a whole as opposed to the sum of the appraised values of the individual Mortgaged Properties.

•	With respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the respective Cut-off Date LTV Ratio was calculated based on the respective Cut-off Date Balance less a related earnout or holdback reserve. The respective Cut-off Date LTV Ratio calculated without adjusting for the related earnout or holdback reserve are as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Cut- off Date LTV Ratio	Earnout or Holdback Reserve Amount	Cut-off Date LTV Ratio
The Place Apartments	2.4%	82.1%	$2,430,800	73.9%

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity or ARD”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided that:

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans.

•	In the case of an ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

•	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Loan-to-Value Ratio at Maturity or ARD was calculated using the related “as complete” Appraised Values, as opposed to the “as-is” Appraised Value.

•	With respect to the Equity Inns Portfolio Mortgage Loan, unless otherwise indicated, the respective LTV Ratio at Maturity or ARD was calculated based on a portfolio Appraised Value that reflects a premium attributed to the aggregate value of the entire portfolio of related Mortgaged Properties as a whole, as opposed to the sum of the appraised values of the individual Mortgaged Properties.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same sponsor or with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s).

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the applicable Underwritten NCF Debt Yield was calculated based on the its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NCF Debt Yields calculated without adjusting for the related earnout or holdback reserve are as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NCF Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NCF Debt Yield
The Place Apartments	2.4%	8.3%	$2,430,800	9.2%

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s).

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the applicable Underwritten NOI Debt Yield was calculated based on the Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NOI Debt Yields calculated without adjusting for the related earnout or holdback reserve are as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NOI Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NOI Debt Yield
The Place Apartments	2.4%	8.7%	$2,430,800	9.7%

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF“, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,” “UW NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income,” “Underwritten NOI,” or “UW NOI“, with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent and/or in occupancy, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator or appraiser; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.

Additionally, in determining rental revenue for multifamily rental and manufactured housing community properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s).

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance

“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

The issuing entity will include 9 Mortgage Loans, representing approximately 19.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan or Whole Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	Approx. % of Initial Pool Balance
Office
CBD	4	$153,450,000	14.9%
Suburban	6	129,377,596	12.6
Data Center	1	11,750,000	1.1
Retail
Anchored	23	222,229,097	21.6
Unanchored	4	13,230,706	1.3
Hospitality
Full Service	6	118,962,646	11.6
Select Service	6	20,077,586	2.0
Extended Stay	6	15,655,172	1.5
Limited Service	10	15,267,241	1.5
Industrial
Warehouse/Distribution	31	118,927,656	11.6
Manufacturing	2	9,945,296	1.0
Flex	1	7,000,000	0.7
Multifamily
Mid Rise	11	62,450,000	6.1
Garden	5	52,350,000	5.1
Mixed Use
Office/Retail/Multifamily	1	60,000,000	5.8
Manufactured Housing Community	2	16,128,416	1.6
Total	119	$1,026,801,412	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

Office Properties. With respect to the office properties set forth in the above chart:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 32 Avenue of the Americas, which secures a Mortgage Loan representing approximately 5.6% of the Initial Pool Balance, approximately 49.0% of the net rentable area is comprised of data center and/or telecommunications space, which includes a 27,328 square foot “Meet-Me-Room” operated by one of the tenants, which allows tenants at the Mortgaged Property to physically connect to one another directly within the Mortgaged Property and exchange data with greater efficiency. Data centers and telecommunications properties require specialized mechanical, electrical and communications infrastructure and an information technology staff that is competent in the installation, operation and repair of such infrastructure and industry standards.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties. With respect to the hospitality properties set forth in the above chart:

•	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Franchise Agreement	Maturity or ARD Date	Upfront PIP Reserve	Renewal Option
Hyatt Regency St. Louis at The Arch	$55,000,000	5.4%	12/31/2028	11/6/2024	N/A	Yes
Equity Inns Portfolio	$40,000,000	3.9%	Various(1)	10/6/2020	$10,000,000	No
Holiday Inn Hotel Lake City	$14,947,118	1.5%	8/10/2029	11/6/2025	$1,500,000	No
Holiday Inn Fort Worth North Fossil Creek	$12,478,286	1.2%	10/14/2016	12/6/2025	$837,694	Yes
Hilton Garden Inn Albany	$11,447,039	1.1%	1/22/2026	10/6/2020	N/A	No
Springhill Suites - Huntsville	$11,000,000	1.1%	6/3/2031	12/6/2025	N/A	No
Holiday Inn Corpus Christi Airport	$9,937,129	1.0%	10/16/2023	10/6/2025	N/A	No

(1)	The expiration date with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Homewood Suites Stratford is March 31, 2029. The expiration date with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Courtyard Carlsbad, Courtyard Houston, Springhill Suites Asheville, TownePlace Suites Savannah, Courtyard Dalton and Residence Inn Jacksonville is February 27, 2030. The expiration date with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Homewood Suites Seattle, Homewood Suites Orlando, Hampton Inn Urbana, Hilton Garden Inn Louisville, Hampton Inn Orlando, Hampton Inn Austin, Hampton Inn College Station, Hampton Inn Indianapolis, Hampton Inn East Lansing, Hampton Inn Naperville, Hilton Garden Inn Rio Rancho, Hampton Inn Alcoa, Homewood Suites Augusta and Hampton Inn Milford is February 28, 2030.

•	One (1) Mortgaged Property identified on Annex A-1 as Emerald Beach Resort, securing approximately 1.5% of the Initial Pool Balance by Allocated Loan Amount, is not a flagged hospitality property;

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, which secure a Mortgage Loan representing approximately 3.9% of the Initial Pool Balance by Allocated Loan Amount, the borrower for the Residence Inn Jacksonville Mortgaged Property, which represents approximately 0.1% of the Initial Pool Balance by Allocated Loan Amount, recently entered into a Notice of Default and Continuing Forbearance Agreement with its franchisor. Pursuant to such agreement, the borrower acknowledged it was in default under its franchise agreement with respect to such Mortgaged Property, and the franchisor agreed to forbear from terminating the franchise agreement provided certain conditions were met. The agreement provides that if a property improvement plan addendum to the franchise agreement for such Mortgaged Property (the “PIP Addendum”) is not timely and satisfactorily completed or the Mortgaged Property is in the “Red Zone” for the July-December 2016 quality assurance evaluation period, or if the Mortgaged Property does not remain out of the “Red Zone” for all periods through the July-December 2018 quality assurance evaluation period, the franchisor may terminate the franchise agreement. The PIP Addendum calls for the completion of the work required thereunder by, or in some instances prior to, March 31, 2016. Under the related Mortgage Loan documents, a borrower default under any franchise agreement beyond any notice and/or cure periods, which permits a franchisor to terminate or cancel such franchise agreement, constitutes an event of default under such Mortgage Loan. An event of default arising from a franchise termination may be cured if within 60 days thereafter the borrower enters into a replacement franchise with a franchisor which either (i) was an existing franchisor at origination or in the lender’s reasonable judgment meets certain requirements in the Mortgage Loan documents or (ii) is one of certain pre-approved brands (Hilton, Marriott, Starwood, IHG, Hyatt, Choice, Carlson, Wyndham, AmericInn and La Quinta); provided that the right to cure with a pre-approved brand (without lender’s consent) is permitted only up to a maximum of four times; and provided, further, that the right to cure does not apply to voluntary termination of the agreement by the borrower. In addition, with respect to five of the Mortgaged Properties in the portfolio, identified as Homewood Suites Orlando, Hampton Inn Orlando, Hampton Inn Austin, Hampton Inn Alcoa, and Homewood Suites Augusta, representing in the aggregate 0.8% of the

Initial Pool Balance by Allocated Loan Amount, had the property improvement plan at each related Mortgaged Property not been in place, the Mortgaged Properties’ scores would have been in a range that would otherwise have resulted in an unacceptable score on the most recent quality assurance evaluation conducted by the related franchisor. There can be no assurance that any of the related property improvement plans for the Residence Inn Jacksonville or any of the foregoing hotels will be satisfactorily or timely completed or that such completion will result in the related Mortgaged Properties meeting the quality assurance requirements in the future.

•	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, is the sole Mortgage Loan included in Loan Group 2.

•	Certain of the hospitality properties securing the Mortgage Loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. See “—Redevelopment, Renovation and Expansion” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Multifamily Properties. With respect to the multifamily properties set forth in the above chart:

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Santa Monica Multifamily Portfolio, which secure a Mortgage Loan representing approximately 6.1% of the Initial Pool Balance, all of the units at the related Mortgaged Properties are subject to affordable housing restrictions imposed by the City of Santa Monica that expire between 2050 to 2062. The deed restrictions require a certain amount of units to be leased to very low income tenants (less than 50% of the area’s annual median income), low income tenants (less than 60% or 80% of the area’s annual median income), and to moderate income tenants (less than 100% of the annual median income). The deed restrictions also require that 61 of the 399 total units in the Mortgaged Properties have senior age restrictions. In addition, 24.1% of the tenants receive assistance under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties. With respect to the mixed-use properties set forth in the above chart:

•	The mixed use Mortgaged Property has office, retail and multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties. With respect to the manufactured housing community set forth in the above chart:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Village Green MHC, which secures a Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, the borrower owns 98 manufactured homes out of a total of 734 pads located at the Mortgaged Property. Fifteen of the borrower-owned homes are in disrepair and are not part of the collateral for the Mortgage Loan. The Mortgage Loan documents require the borrower to physically remove the 15 homes referred to above from the Mortgaged Property within 6 months after origination. In addition, the Mortgage Loan documents permit the borrower to (i) obtain the release of owned homes in connection upon a sale to a tenant (which may be pursuant to Borrower’s existing rent-to-own program), provided that any release satisfies the REMIC release criteria and (ii) obtain new manufactured homes that will be collateral for the Mortgage Loan, which homes may be part of a rent-to-own program and may be released from the lien of the Mortgage Loan in connection with a sale, provided such release satisfies the REMIC release criteria. Net proceeds from the sale of any home are required to be deposited with the lender into a reserve account (which reserve funds may be used for the acquisition of additional manufactured homes or for capital expenditures at the Mortgaged Property). According to the borrower, 34 manufactured homes are currently leased to tenants under a rent-to-own program.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Riverstone Manassas, which secures a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the related Mortgage Loan permits homes owned by an affiliate of the related borrower to occupy pads at the related Mortgaged Property, subject to limitations relating to the total number of such homes and the manner and purpose of ownership.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”.

Specialty Use Concentrations. Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example:

•	In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, which secures a Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, each of the Mortgaged Properties was built-to-suit for the sole tenant, Life Time Fitness, to operate as full service fitness centers. Should Life Time Fitness vacate, the Mortgaged Properties may have to be converted to alternative uses.

•	The Mortgaged Property identified on Annex A-1 as FedEx Brooklyn, which secures a Mortgage Loan representing approximately 4.2% of the Initial Pool Balance, was built-to-suit for the single tenant, FedEx Ground Package System, Inc. (“FedEx”). The Mortgaged Property is improved with exterior dock doors, internal vehicle access and a mechanized conveyor distribution system within the facility. These improvements were specially designed for FedEx and cost in excess of $20.0 million, according to the loan sponsor. Should FedEx vacate the Mortgaged Property, the improvements may have to be removed to convert the Mortgaged Property for use by alternative tenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per NRA/ Unit/Room (1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W NOI Debt Yield(1)	Property Type
Santa Monica Multifamily Portfolio	$62,450,000	6.1%	$206,642	1.28x	65.0%	6.5%	Multifamily
AG Life Time Fitness Portfolio	$60,000,000	5.8%	$139	1.99x	57.1%	10.7%	Retail
Promenade Gateway	$60,000,000	5.8%	$685	1.81x	50.0%	8.4%	Mixed Use
32 Avenue of the Americas	$57,500,000	5.6%	$365	1.88x	55.2%	9.8%	Office
Hyatt Regency St. Louis at The Arch	$55,000,000	5.4%	$119,780	1.78x	70.4%	12.8%	Hospitality
Equitable City Center	$55,000,000	5.4%	$333	1.33x	72.4%	8.5%	Retail
Netflix HQ 2	$54,810,000	5.3%	$372	1.64x	49.2%	10.3%	Office
1155 Market Street	$48,000,000	4.7%	$464	1.66x	60.0%	8.1%	Office
FedEx Brooklyn	$43,000,000	4.2%	$466	1.97x	66.7%	8.6%	Industrial
Equity Inns Portfolio	$40,000,000	3.9%	$86,245	2.35x	64.4%	13.3%	Hospitality
Top 10 Total/Weighted Average	$535,760,000	52.2%		1.75x	60.7%	9.6%

(1)	With respect to the Santa Monica Multifamily Portfolio Mortgage Loan, the AG Life Time Fitness Portfolio Mortgage Loan, the Promenade Gateway Mortgage Loan, the 32 Avenue of the Americas Mortgage Loan, the Hyatt Regency St. Louis at The Arch Mortgage Loan, the FedEx Brooklyn Mortgage Loan and the Equity Inns Portfolio Mortgage Loan, Loan per NRA/Unit/Room, UW NCF DSCR, Cut-off Date LTV Ratio and U/W NOI Debt Yield calculations include the related pari passu companion loan(s).

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Twenty Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include five Mortgage Loans, set forth in the table below entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, representing approximately 20.3% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 105.0% to 125.0%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Santa Monica Multifamily Portfolio	$62,450,000	6.1%
AG Life Time Fitness Portfolio	60,000,000	5.8
Equity Inns Portfolio	40,000,000	3.9
Harvey Building Products Portfolio	34,840,208	3.4
AP Retail Portfolio	11,285,534	1.1
Total	$208,575,742	20.3%

One (1) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 0.7% of the Initial Pool Balance, are not cross-collateralized but have the same borrowers or borrower sponsors related to each other, but no group of Mortgage Loans having the same borrowers or borrower sponsors that are related to each other represents more than approximately 0.7% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Washington Park Plaza	$5,481,800	0.5%
Grand Saginaw Plaza	1,945,172	0.2
Total for Group 1:	$7,426,972	0.7%

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	22	$400,448,825	39.0%
Texas	10	$113,203,655	11.0%
New York	3	$109,500,000	10.7%
Missouri	4	$101,090,873	9.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 26 other states and the U.S. Virgin Islands, with no more than 4.7% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Mortgaged Properties securing approximately 20.5% of the Initial Pool Balance by Allocated Loan Amount, are located in Florida, Texas, North Carolina, Georgia and the U.S. Virgin Islands, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

Mortgaged Properties securing approximately 39.0% of the Initial Pool Balance by Allocated Loan Amount, are located in California and are more susceptible to wildfires.

Mortgaged Properties securing approximately 41.2% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

One (1) of the Mortgage Loans secured by a Mortgaged Property identified on Annex A-1 as Emerald Beach Resort, representing approximately 1.5% of the Initial Pool Balance, is located in the U.S. Virgin Islands.

Mortgaged Properties With Limited Prior Operating History

Seven (7) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Netflix HQ 2, FedEx Brooklyn, Element LA, Promenade at West End, MRC Global Industrial, Fresh Thyme Farmers Market Carmel and Dollar General—Montrose, representing approximately 15.3% of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation, in each case, that was completed within 12 calendar months prior to the cut-off date and, therefore, the related Mortgaged Property has no prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related Mortgage Loan.

Four (4) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as AG Life Time Fitness Portfolio, Harvey Building Products Portfolio, Datapipe and Greater Boston Industrial Portfolio II, representing approximately 11.1% of the Initial Pool Balance, are each secured by Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Three (3) Mortgaged Properties identified as 3312 North Berkeley Lake, Market on Cherry Road and Rancho Encanto Plaza on Annex A-1, representing 3.7% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

One (1) of the Mortgage Loans secured by Mortgaged Property identified on Annex A-1 as Wood Dale Apartments, representing approximately 0.3% of the Initial Pool Balance is secured, in part, by the related borrower’s interest in one or more units in a condominium. The borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	117	$1,000,201,300	97.4%
Leasehold	2	26,600,112	2.6
Total	119	$1,026,801,412	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation number 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 11 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment. In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions. A Phase II investigation generally consists of sampling and/or testing.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio, which secures a Mortgage Loan representing approximately 3.4% of the Initial Pool Balance, the related Phase I ESAs recommended, among other things, that: (i) limited subsurface investigation be conducted at the Waltham Corporate Mortgaged Property related to historical auto body repair and manufacturing activities conducted at the Mortgaged Property; (ii) the oil water separator in place at the Dartmouth Manufacturing Mortgaged Property be serviced, which separator is in place due to a hydraulic oil leak from a solid waste compactor and that such compactor be repaired; (iii) secondary containment structures be installed at the Woburn Mortgaged Property beneath four above ground storage tanks in order to contain potential spills or releases and, if closure documentation is unavailable, that a limited subsurface investigation be conducted in the vicinity of the former underground storage tanks in order to characterize subsurface soil and/or groundwater conditions in the area; (iv) a Phase II ESA be conducted at the Bethlehem Mortgaged Property related to soil and groundwater contamination; (v) that closure documentation for the former underground storage tank with respect to the Woburn CPD Mortgaged Property be provided for review and, if unavailable, a geophysical survey, including a ground penetrating radar survey, be conducted in the reported former location of such underground storage tank; (vi) ongoing monitoring be conducted at the Manchester, NH Mortgaged Property with respect to soil contamination; (vii) a limited subsurface investigation be conducted in the vicinity of the former underground storage tank at the Fitchburg Mortgaged Property; and (viii) if underground storage tank closure documentation is unavailable for review, a limited subsurface investigation be conducted at the Wilkes-Barre Mortgaged Property in order to characterize subsurface soil and/or groundwater conditions in the area.  The related borrower obtained for the benefit of the lender an environmental insurance policy from XL Catlin Insurance, with coverage up to $6,000,000 in the aggregate and $2,000,000 per incident, a term of eight years and self-retention of $25,000, which covers the Harvey Building Products Portfolio Mortgaged Properties identified on Annex A-1 to this prospectus as Bethlehem, Fitchburg, Woburn, Waltham Corporate, Wilkes-Barre, Auburn, Dartmouth, Portland, Manchester, CT, Nashua, Woburn CPD and Manchester, NH.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Element LA, which secures a Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the related Phase I environmental site assessment (“ESA”) reported that previous onsite manufacturing activities had impacted soil and groundwater, and manufacturing on an adjacent third-party property also may have impacted the Mortgaged Property. Investigation and remediation has been ongoing at the Mortgaged Property with some remediation phases completed. Results of 2015 groundwater monitoring led to a recommendation to implement a groundwater and soil vapor extraction system which consultants indicate could then lead to a request for regulatory closure subject to further monitoring. The ESA recommended continued remediation as needed to achieve case closure. On the origination date, the borrower funded an environmental escrow in the amount of $193,750 in connection with the remediation, equal to 125% of the estimated opinion of probable cost to achieve case closure. Pursuant to the Mortgage Loan documents, the borrower is obligated to use commercially reasonable efforts to diligently pursue environmental remediation no action letters issued by the applicable regulatory authority with respect to the investigation and remediation of the Mortgaged Property. We cannot assure you that all remaining remediation will be completed or that following such remediation regulatory closure will be granted.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Brewery Station, which secures a Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, the related Phase I ESA reported that soil and groundwater were impacted by underground storage tanks, hazardous waste management units and soil waste management units formerly located at the Mortgaged Property, which were removed in 1991 and 1996 under the supervision of the California Department of Toxic Substance Control (“DTSC”). The ESA recommends that the borrower continue compliance with DTSC requirements until a case closure status is granted to the Mortgaged Property. The Mortgage Loan documents require the borrower to use best efforts to obtain a “no further action” letter from DTSC.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 3312 North Berkeley Lake, which secures a Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, a Phase I ESA identified (i) certain recognized environmental conditions (“REC”), including soil contamination and the historic use and storage of significant amounts of petroleum products and hazardous materials, and (ii) a deed restriction that prohibits the residential use of the Mortgaged Property and groundwater use and requires a monitoring and maintenance plan with annual reporting to the Georgia Environmental Protection Division.  In addition, a limited Phase II ESA was performed to assess potential groundwater impacts from the RECs, which Phase II concluded that no significant risks were identified that required regulatory reporting for the constituents detected in the groundwater.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Indiana Business Center, which secures a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, the Phase I ESA recommended that a limited Phase II assessment be conducted to evaluate if the on-site dry cleaning operations have negatively impacted the Mortgaged Property. The Phase II assessment identified limited dry cleaning solvent in soil and soil gas.  To address issues that may arise during the term of the Mortgage Loan, the borrower obtained a $3,000,000 secured creditor policy for a term of 10 years from the Mortgage Loan origination date, with a 2-year tail, for which premiums were paid in full at origination in full.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Springhill Suites - Huntsville, which secures a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, a review of historical use of the Mortgaged Property done in connection with a draft Phase I environmental site assessment (“ESA”) indicated that the Mortgaged Property occupied the southern portion of a previous shopping mall and that such mall included dry cleaners.  Although it could not be confirmed whether these dry cleaners were located on the Mortgaged Property or if the dry cleaners performed on-site dry cleaning operations, the draft Phase I ESA recommended additional investigation.  A Phase II subsurface investigation was conducted to test the soil and groundwater, and concluded that no significant impacts were identified above regulatory limits and no further testing was recommended. The final Phase I took into account the Phase II subsurface investigation performed and concluded that the assessment revealed no evidence of recognized environmental conditions on the mortgaged property.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Market on Cherry Road, which secures a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, the Phase I ESA identified a controlled recognized environmental condition related to a leaking underground storage tank on an adjoining property and a related release of petroleum constituents that migrated to the Mortgaged Property. Remediation was conducted in 2007, 2008, and 2009, and the most recent groundwater sampling conducted during February 2011 revealed that the petroleum constituents are primarily in the vicinity of the adjoining property, with the exception of MBTE which extended to a portion of the Mortgaged Property consisting of a parking lot. The South Carolina Department of Health and Environmental Control (“SCDHEC”) issued a conditional no further action closure letter for the incident on March 24, 2011, which specified that the Mortgaged Property may not be used for residential purposes without first notifying SCDHEC, may not be used for drinking water or irrigation, and, if excavation activities on the Mortgaged Property generate petroleum impacted soils, the petroleum impacted soils must be disposed of properly in accordance with all local, state, and federal guidelines. The ESA recommended no further action with respect to this controlled environmental condition.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Washington Park Plaza, which secures a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the Phase I ESA recommended that a Phase II ESA subsurface investigation be conducted in order to determine if there is any environmental impact from the on-site dry cleaning operations. The Phase II ESA identified dry cleaning solvent in the soil vapor samples (but not in the soil samples) exceeding acceptable Michigan Department of Environmental Quality soil vapor screening criteria, and the environmental consultant recommended the installation of a sub-slab mitigation system to address the potential vapor intrusion at the Mortgaged Property and that the dry cleaning tenant obtain secondary containment for the dry cleaning solvent and filter waste drum. The Mortgage Loan documents require the borrower, within 90 days of the Mortgage Loan origination date, to install a sub-slab vapor mitigation system and obtain, or cause the dry cleaning tenant to obtain, secondary containment for the dry cleaning solvent and filter waste drum. The borrower deposited $12,500 (an amount equal to 125% of the estimated cost for the sub-slab vapor mitigation system) into an initial environmental reserve.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Grand Saginaw Plaza, which secures a Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, the Mortgaged Property is required to be operated under a due care plan that (i) prohibits the consumption of the ground water at the Mortgaged Property, (ii) requires, prior to any excavation or intrusive activity, an evaluation of potentially hazardous substances in the soil or ground water and (iii) requires providing third party contractors with notice of the presence of soil contaminates and the sub-soil vapor barrier. The Baseline Environmental Assessment (”BEA”) conducted by an affiliate of the borrower in connection with the acquisition of the Mortgaged Property identified multiple LUST sites and petroleum contamination exceeding acceptable Michigan Department of Environmental Quality (“MDEQ”) standards. In connection with the construction of the Mortgaged Property during 2014, the borrower agreed to perform certain remediation work and entered into a reimbursement agreement with certain local authorities. Pursuant to an amendment to the initial reimbursement agreement, the local authorities confirmed that the borrower successfully completed the required environmental work and that $838,049 is due to the borrower in reimbursement. The Phase I ESA conducted in connection with the origination of the Mortgage Loan concluded that the Mortgaged Property is in full legal compliance with applicable environmental law, and that the MDEQ does not require any further investigation or remedial activities at this time, other than continued compliance with the due care plan. In addition, the Phase I ESA further recommended that due to potential existing on-site contamination, a new BEA with a due care plan be conducted in connection with any subsequent transfer of the Mortgaged Property for the protection of any transferee.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, which secure a Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, all of the Mortgaged Properties are subject to property improvement plans to upgrade each hotel, which have an aggregate preliminary estimated cost of approximately $45.6 million. Such property improvement plans are required pursuant to the related franchise agreements, which further require such plans to be completed by December 2019. In addition, see “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. At origination, $10,000,000 was reserved to cover the costs of the property improvement plans. Additional reserve deposits aggregating $27,500,000 are required to be made by the borrowers in eleven quarterly scheduled payments beginning in December 2015 and ending in June 2018. There can be no assurance that the borrowers will have the funds to make, or will make, such deposits. Failure to fund or perform such property improvement plans could lead to termination of the related franchise. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Place Apartments, which secures a Mortgage Loan representing approximately 2.4% of the Initial Pool Balance, the borrower reserved $2,430,800 at origination of the Mortgage Loan for planned capital expenditures which are required under the Mortgage Loan documents to be completed by the second anniversary of the origination date, including unit upgrades, clubhouse and fitness room renovations, landscaping upgrades, renovation of the model unit, pool upgrades, exterior lighting and painting.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Promenade at West End, which secures a Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, the borrower reserved $2,000,000 at origination of the Mortgage Loan, representing an amount equal to the sum of two times the budgeted construction costs of the Panera building, two times Panera’s annual rent once open and the entire amount due in leasing commissions for the Panera lease which, if construction is commenced, is required under the loan documents to be completed within 12 months of the loan origination date.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Datapipe, which secures a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, the sole tenant, Datapipe, is required to complete an estimated $7.8 million renovation project at the Mortgaged Property by July 31, 2016, including, among other things, upgrades to the uninterruptible power supply, HVAC and electrical systems at the Mortgaged Property. Pursuant to the purchase and leaseback transaction between Datapipe and the borrower, and in connection with these renovations, Datapipe deposited $5.9 million of the purchase price of the Mortgaged Property in escrow with First American Title Insurance Company (“First American”). In the event the renovations are not completed by July 31, 2016, the related escrow agreement with First American provides that remaining amounts will be delivered to the borrower and the Loan Documents require that the borrower deposit any such funds with the lender in the replacement reserve account, which will be accomplished by First American depositing such funds pursuant to written instructions by the lender.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Village Green MHC, which secures a Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, the borrower reserved $1,250,000 at origination to be used to acquire, relocate and rehabilitate new and used manufactured homes at the Mortgaged Property and for other physical improvements, including, but not limited to, renovations to the swimming pool, playground and clubhouse.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Riverstone Manassas, representing approximately 0.6% of the Initial Pool Balance, the related borrower (which acquired the related Mortgaged Property with the subject Mortgage Loan) is to complete a sanitary sewer system at the related Mortgaged Property, for which approximately $1,292,450 was escrowed with the title company by the property seller at the time of origination of the Mortgage Loan.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as the Harvey Building Products Portfolio, which secures a Mortgage Loan representing approximately 3.4% of the Initial Pool Balance, the Bethlehem Mortgaged Property is legal, non-conforming as to use. Following a casualty or condemnation, the Bethlehem Mortgaged Property may be rebuilt if the exterior structure is properly secured following the damage or destruction and reconstruction begins within 12 months of the date of such damage or destruction. In addition, the Norwalk I Mortgaged Property and the Norwalk II Mortgaged Property are each legal, non-conforming as to use. If 50% or more of the Norwalk I Mortgaged Property or the Norwalk II Mortgaged Property is destroyed, such Mortgaged Property could only be rebuilt with a special use permit. The borrower is required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, including coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction, all in amounts acceptable to the lender. Law and ordinance insurance coverage has been obtained with respect to each such Mortgaged Property in an amount covering up to (i) $10,000,000 for losses to undamaged portions of the structure and (ii) $1,000,000 for demolition costs and increased costs of construction. Please see the exceptions to representation and warranty number 24 set forth in Annex D-1 to this prospectus and the exceptions to such representation and warranty set forth in Annex D-2 to this prospectus.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Equitable City Center, which secures a Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, the sponsor and non-recourse carveout guarantor, David Y. Lee, was alleged to have violated of Regulation O promulgated by the Federal Reserve while acting as a member of the board of Premier Business Bank. The allegation was that Dr. Lee indirectly benefitted from a $2,100,000 real estate loan, secured by a medical office building, made by the bank to an entity controlled by Dr. Lee’s mother-in-law (which entity was wholly owned by his mother-in-law and her daughters, including Dr. Lee’s wife). Prior to the issuance of the loan, Dr. Lee disclosed to the Premier Business Bank board that his wife had an interest in the property and the entity as her separate property and the proceeds of the loan were to be used as represented by the borrowing parties. The alleged violation occurred when certain of the loan proceeds distributed to Dr. Lee’s wife were deposited into a joint account belonging to Dr. Lee and his wife, rather than an account held separately by his wife only. The FDIC has prohibited Dr. Lee from further participation in the banking industry and issued a civil money penalty in the amount of $75,000.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, which secure a Mortgage Loan representing approximately 3.4% of the Initial Pool Balance, the non-recourse carve-out guarantor is American Realty Capital Hospitality Trust, Inc. Both the sponsor of the guarantor and the external advisor to the guarantor are 100% owned and controlled by AR Capital, LLC (“AR Capital”). The key principals and controlling parties of AR Capital are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the majority owners of AR Capital. Mr. Schorsch previously served as the chairman of the board of directors of the guarantor. Mr. Kahane is currently the executive chairman of the board of directors of the guarantor.

The Mortgaged Properties included in the Equity Inns Portfolio are subject to operating management agreements with wholly-owned subsidiaries of AR Capital (the “Operators”) pursuant to which the Operators are responsible for the management of the Mortgaged Properties. The Operators subcontract such management responsibilities under management agreements with four managers, one of which is Crestline Hotels & Resorts, which is 60% owned by AR Capital, and manages twelve of the 21 Mortgaged Properties. As of the origination of the related Mortgage Loan, AR Capital also owned a less than 3.0% interest in each borrower.

AR Capital is the direct owner of 100% of the sponsor of American Realty Capital Hospitality Trust, Inc. and the indirect owner of 100% of the external manager of American Realty Capital Hospitality Trust, Inc. AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc. (“ARCP”) until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, Mr. Schorsch resigned as chairman of ARCP in October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital, including the guarantor.

On March 2, 2015, ARCP (which has changed its name to VEREIT, Inc.) filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it is the subject of various regulatory investigations, including by the Securities and Exchange Commission and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP is the subject of an investigation by the Federal Bureau of Investigation. The related mortgage loan sellers are not aware of the status of such investigations.

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and current and former directors of ARCP were named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, No. 15-MC-00040 (AKH), which alleged various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch.

ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015 an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital, and Mr. Schorsch, among other persons and entities.

In August 2015, AMH Holdings (Cayman), L.P., an affiliate of Apollo Global Management, LLC, entered into a transaction agreement with AR Capital pursuant to which the parties agreed, subject to satisfaction of certain conditions, that AMH Holdings (Cayman), L.P. would acquire a 60% stake in a new company called AR Global Investments, LLC, the remaining 40% of which would be owned by AR Capital, to which AR Capital would transfer substantially all of its ongoing asset management business. However, on November 9, 2015, Apollo Global Management, LLC and AR Capital announced that they had mutually agreed to terminate the planned transaction.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”) was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital.

RCS is an entity under common control with AR Capital, the direct owner of 100% of the sponsor of American Realty Capital Hospitality Trust, Inc. and the indirect owner of 100% of the external manager of American Realty Capital Hospitality Trust, Inc. American Realty Capital Hospitality Trust, Inc. is the sponsor and guarantor of the related borrowers. RCS is a broker dealer that has acted as dealer manager for American Realty Capital Hospitality Trust, Inc. and as such RCS has facilitated American Realty Capital Hospitality Trust, Inc.’s access to equity investments.

On November 16, 2015, AR Capital announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, including American Realty Capital Hospitality Trust, Inc., effective December 31, 2015 as a result of regulatory and market uncertainty affecting capital raising for both new and existing offerings in the direct investment industry. In particular, according to filings with the SEC, on November 15, 2015, American Realty Capital Hospitality Trust, Inc. suspended its primary initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015, and, on November 18, 2015, RCS suspended sales activities it performs pursuant to the dealer manager agreement for American Realty Capital Hospitality Trust, Inc.’s primary initial public offering, effective immediately.

On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an agreement to settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, (ii) RCS will voluntarily withdraw its broker dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business (which is expected to be completed by the end of the first quarter 2016). On January 4, 2016, RCS Capital Corporation announced an agreement in principle with various creditors to reorganize, which agreement included RCS Capital Corporation implementing a prearranged Chapter 11 filing.

According to filings with the SEC, on January 6, 2016, American Realty Capital Hospitality Trust, Inc.’s board of directors approved the extension of its primary initial public offering to January 7, 2017. However, it was also stated in those filings that: (i) notwithstanding the extension of such primary initial public offering, it is not likely that American Realty Capital Hospitality Trust, Inc. will resume its primary initial public offering; (ii) because such primary initial public offering was American Realty Capital Hospitality Trust, Inc.’s primary source of capital to implement its investment strategy, reduce its borrowings, complete acquisitions, make capital expenditures and pay distributions, American Realty Capital Hospitality Trust, Inc. may require funds in addition to operating cash flow to meet its current capital requirements; and (iii) American Realty Capital Hospitality Trust, Inc.’s inability to meet its capital requirements could cause it to reduce or eliminate distributions, default under its indebtedness and other obligations and otherwise have a material adverse effect on its business and results of operations.

We cannot assure you that the events described above, or any additional charges, proceedings, litigation or investigations that may be brought against companies in the American Realty Capital family, or any principals, officers, directors or employees of the foregoing, will not have a material adverse effect on: (1) American Realty Capital Hospitality Trust, Inc.’s access to any future equity investments; (2) the related borrowers’ ability to satisfy their obligations under the related Mortgage Loan documents, including the payment of required deposits into the property improvement plan (“PIP”) reserve account and their obligations to complete the PIPs under the related franchise agreements; or (3) the related borrowers’ ability to satisfy required payments to the Equity Inns PE Member under the preferred equity documents. Any such failure to raise capital may result in, among other things: (A) a default under the Mortgage Loan documents and/or related franchise agreements, or (B) a breach under their preferred equity agreement, which could result in a change of control of the related borrowers. In addition, in light of the events and circumstances described above or any future related events and circumstances, even if all required disbursements were made to the Equity Inns PE Member, we cannot assure you that a change of control event would not occur.

There can be no assurances as to the outcome of any of the litigation described above or any future litigation, or the possible impact of these litigations on the guarantor or the borrowers. There also can be no assurances that similar litigations will not be brought against the guarantor or any other of the borrowers’ affiliates.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Hotel Lake City, which secures a Mortgage Loan representing approximately 1.5% of the Initial Pool Balance, in November 2016, two former employees of the borrower that had been terminated for cause filed a suit against the borrower for wrongful termination and sexual harassment. After the borrower filed an answer to the original complaint, the action has been dismissed with respect to one plaintiff, but the case remains open with respect to the other plaintiff.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Diamond Ridge Apartments, which secures a Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, Neil Kadisha, one of the non-recourse carveout guarantors, was required to pay a $100,000,000 judgment awarded in 2006 in a civil action filed by the beneficiaries of a trust established for the benefit of the widow and children of a friend of Mr. Kadisha, of which Mr. Kadisha was trustee. The civil action included claims of breach of trust and breach of duty of loyalty. The judgment included $5,000,000 of punitive damages, based on evidence that Mr. Kadisha misappropriated trust assets and concealed his actions. The case was on appeal until late 2010, and the judgment was paid in 2011.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Blackwell Plaza, which secures a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, Lawrence Smith, a member of the board of directors of the borrower and a 15% owner of the borrower, was a defendant, among others, in a civil dispute filed in December 2012 by the Federal Deposit Insurance Corporation, on behalf of Rockbridge Commercial Bank, which alleged negligence and breach of fiduciary duty in operating and managing the lending function of a local, single branch bank in Atlanta, specifically for improper and imprudent underwriting and diversification of the bank’s portfolio during the period leading up to the 2009 market crash. The parties reached settlement and an order was entered dismissing the case with prejudice as of July 23, 2015.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

16 of the Mortgage Loans, representing approximately 37.6% of the Initial Pool Balance, were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Ten (10) of the Mortgage Loans, representing 9.2% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) a Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 20 largest Mortgage Loans:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Phoenix Center, which secure a Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the Mortgage Loan refinanced a $7,446,920 loan to the borrowers that was originated by CCRE in 2011 and was deposited into CFCRE 2011-C2 (the “C2 Loan”) and 7 construction loans totaling $18,175,615 related to the development by the borrowers of an additional approximately 136,147 square feet of rentable area at the Mortgaged Property. In connection with the origination of the C2 Loan in 2011, an affiliate of the borrower paid off an approximately $42.8 million loan from Bank of America (secured by the Mortgaged Property as well as other property) for approximately $21,325,000 using the proceeds of the C2 Loan, proceeds of two other loans and sponsor equity.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	50 of the Mortgaged Properties, securing in whole or in part 12 Mortgage Loans, representing approximately 29.5% of the Initial Pool Balance by Allocated Loan Amount are leased to a single tenant.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, which secures a Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, the related borrower purchased the Mortgaged Properties from Life Time Fitness (or an affiliate) (the “Life Time Tenant”) and entered into a unitary lease (the “Life Time Lease”) with the Life Time Tenant (which lease is guaranteed by Life Time Fitness) with respect to the ten Mortgaged Properties (each, a “Life Time Property”) that secure the related Mortgage Loan. The Life Time Lease provides the tenant with certain limited rights to discontinue operations for a period of less than 180 days (excluding renovations, remodeling or other construction), provided the tenant continues to meet all of its obligations under the Life Time Lease, including the payment of rent and (ii) that during (A) the first five years, only one Life Time Property may go dark, (B) years 6-10, up to two Life Time Properties may go dark, (C) years 11-15, only one Life Time Property may go dark and (D) years 16-20 up to two Life Time Properties may go dark; provided, however, at no time may more than one Life Time Property be dark. If the Life Time Tenant discontinues operations for more than 180 days, the applicable Life Time Property will be deemed a “Non-Economic Facility”, and the tenant will be required to (i) deliver, as a security deposit, a letter of credit in an amount equal to two months’ rent (such amount, the “Required Letter of Credit Amount”, and such letter of credit, the “Security Deposit Letter of Credit”) and (ii) either substitute an acceptable replacement property (a “Substitute Property”) for the Non-Economic Facility (provided that only 3 Substitute Properties are permitted during the initial 10 years of the lease term) or, at borrower’s direction, arrange for a sale of the Non-Economic Property. See “Certain Terms of the Mortgage Loans—Partial Releases,” below. The Life Time Tenant will be in default under the Life Time Lease in the event that the tenant (i) has not resumed operations at the Non-Economic Facility within 9 months after the Mortgaged Property was deemed to be a Non-Economic Facility, (ii) has not provided a Substitute Property prior to the date which is (x) 9 months after the Life Time Property was deemed to be a Non-Economic Facility, or (y) 9 months after the date that borrower instructed the Life Time Tenant to offer such Non-Economic Facility for sale, or (iii) has not sold the Non-Economic Facility within 9 months after the date that borrower instructed the Life Time Tenant to offer such property for sale. Once a Life Time Property is deemed a Non-Economic Facility, until such Life Time Property is substituted or sold as described above, the landlord has the right to terminate the lease with respect to such Non-Economic Facility and equitably reduce the annual rent by the applicable rent reduction percentage. Under the Life Time Lease, the tenant has the right, without borrower or lender consent, to (i) assign the Life Time Lease to an entity that (a) has a credit rating of not less than “Baa” from S&P, “BBB” from Moody’s or the equivalent, or (b) delivers an acceptable letter of credit to the borrower in the amount of 12 months of annual rent due under the Life Time Lease, which letter of credit is required to be renewed on an annual basis throughout the term of the Lease, (ii) mortgage its leasehold interest, and (iii) make material alterations to a Property; provided that structural alterations generally require the consent of the borrower, which consent may not be unreasonably withheld, conditions or delayed.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Element LA, which secures a Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the sole tenant, Riot Games, has an option to direct the borrower to construct additional rentable area at the Mortgaged Property (the “Development Option”) (which is subject to the negotiation of a lease amendment regarding such development and the new lease terms) either by expansion of one of the existing buildings (except for the building located at 1861 S. Bundy Drive) or by construction of an additional building, which new space will be subject to the lien of the Mortgage Loan. The Development Option is not applicable in the event the lender becomes the Landlord under the related lease.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Netflix HQ 2	5.3%	11/30/2025	10/6/2025
1155 Market Street	4.7%	1/31/2023	1/6/2026

•	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Tenant Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Date of Expiration	Maturity Date
19925 Stevens Creek	Apple	2.7%	76.6%	12/31/2020	11/6/2025
Brewery Station	Micro Solutions Enterprises	2.3%	62.7%	3/31/2017	10/6/2025
Promenade at West End	Marshall’s / HomeGoods	1.6%	61.8%	4/30/2025	1/6/2026
Blackwell Plaza	Old Time Pottery	0.6%	58.3%	6/30/2021	11/6/2025
Grand Saginaw Plaza	Aubree’s Pizzeria	0.2%	51.7%	8/15/2024	11/6/2025

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. We are aware that (i) in May 2014, Office Depot, Inc., which also operates stores under the Office Max brand, announced that it will be closing 400 locations over two years; (ii) on April 9, 2015, Walgreens Boots Alliance, Inc. announced its plan to close approximately 200 stores across the United States (which could affect stores operated as Walgreens or Duane Reade); and (iii) on February 5, 2015, RadioShack filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code and announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process, and in April 2015, General Wireless Operations Inc. acquired 1,743 RadioShack stores and announced its intention to continue to operate these stores. While Walgreens Boots Alliance, Inc. and Office Depot, Inc. have not identified specific stores slated to close, we cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have Walgreens Boots Alliance, Inc. or Office Depot, Inc. as a tenant or shadow anchor.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as identified on Annex A-1):

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 1155 Market Street, which secures a Mortgage Loan representing approximately 4.7% of the Initial Pool Balance, the City & County of San Francisco, the sole tenant, has a right to terminate its lease effective September 30, 2020, with written notice of not less than 12 months, but not more than 18 months, prior to the applicable early termination date, and the payment of a termination fee equal to the sum of the unamortized costs of all leasehold improvements plus 2 months’ applicable base rent.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Element LA, which secures a Mortgage Loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, the sole tenant, Riot Games, has a termination option effective March 31, 2025 with at least 12 months’ written notice and payment of a termination fee equal to, among other things, (i) $5,542,439.60, (ii) four months of operating expenses and taxes and (iii) any unamortized tenant allowances and brokerage commissions.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 19925 Stevens Creek, which secures a Mortgage Loan representing approximately 2.7% of the Initial Pool Balance, Apple, the largest tenant, has the right to terminate its lease effective January 31, 2019 or January 31, 2020, provided, in each case, the tenant provides at least 12 months’ prior written notice and a termination fee equal to the sum of the unamortized value of the tenant improvement allowance, unamortized commission expenses, three months’ basic rent and operating expenses and unamortized abated rent associated with the Apple lease.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 3312 North Berkeley Lake, which secures a Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, US Lumber Group, LLC, the second largest tenant, has the one-time right to terminate its lease effective April 30, 2018, subject to giving notice on or prior to August 3, 2017, and the payment of a $249,000 termination fee on or prior to October 31, 2017.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 888 Prospect, which secures a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, RGN – La Jolla I, LLC, the second largest tenant, has a one-time right to terminate its lease effective on January 22, 2021 upon written notice of at least six months but no more than nine months prior to January 23, 2021 and the payment of a termination fee of $481,511, and One West Bank, FSB, the fourth largest tenant, has a one-time right to terminate its lease no earlier than August 2018 with at least 6 months’ notice and payment of a termination fee equal to the sum of the unamortized value of the tenant allowance, free rent, and brokerage commissions associated with such lease.

See Annex A-3 for more information on material termination options relating to the largest 10 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants at a Mortgaged Property identified on Annex A-1 with respect to the largest 20 Mortgage Loans or tenants individually or in the aggregate representing more than 25% of the net rentable area at the

Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Promenade Gateway, which secures a Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, the second largest tenant, Callison, is currently dark but is paying rent and has executed a sublease of its space to ZipRecruiter (a tenant currently occupying other space at the Mortgaged Property). At origination, the borrower and the non-recourse carveout guarantors executed a master lease on the dark Callison space. The master lease has a 12-year term at the same rental rates as the existing Callison lease. The master lease will terminate (i) upon the leasing of the space to one or more tenants with aggregate rent obligations greater than or equal to the rent due under the Callison lease or (ii) if the debt yield is greater than or equal to 6.75%.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 32 Avenue of the Americas, which secures a Mortgage Loan representing approximately 5.6% of the Initial Pool Balance, the fourth largest tenant, Telx, has a free rent period from May 2016 through October 2016. At origination, the borrower reserved $1,796,381, $1,577,928 of which relates to Telx and the remaining portion of the reserve relates to a smaller tenant that is not yet in occupancy or paying rent.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Equitable City Center, which secures a Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, Teletron, Inc., the third largest tenant, is permitted a rent abatement on November of each year from 2015 through 2020. At origination, the borrower reserved $260,185, $168,363 of which relates to Teletron, Inc. and the remaining portion of the reserve relates to five other tenants, all of which are in occupancy.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Element LA, which secures a Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the sole tenant, Riot Games, with a lease term commencing April 1, 2015, is entitled to free rent during the following months of the lease: 73, 85, 97, 121, 122, 133, 145, 157 and 169.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Brewery Station, which secures a Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, the second largest tenant, Biagi Bros., is entitled to one month of free rent in February 2016.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 3312 North Berkeley Lake, which secures a Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, the fifth largest tenant, Test-Rite Products, has free rent periods in January and February 2016. At origination, the borrower deposited $38,268 into a free rent reserve.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 888 Prospect, which secures a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, two tenants have free rent periods, including the largest tenant, Wells Fargo Advisors, LLC which has a free rent period in January 2016. At origination, the borrower deposited $92,215 into a free rent reserve.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Promenade at West End, which secures a Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, Panera Bread, the third largest tenant, has not yet taken occupancy and is expected to open for business in September 2016. At closing, the borrower deposited $2,000,000 into a Panera holdback reserve account for construction costs, annual rent once open and leasing commissions. Such reserve will be disbursed upon satisfactory completion of the Panera Bread promises in accordance with the requirements of the Mortgage Loan documents.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio – Waltham Corporate, representing approximately 0.3% of the Initial Pool Balance by Allocated Loan Amount, approximately 18,648 net rentable square feet at such Mortgaged Property is subject to subleases with three sub-tenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	With respect to the portfolio of Mortgaged Properties that secure the Mortgage Loan identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 5.8% of the Initial Pool Balance, the sole tenant, Life Time Fitness, has a right of first offer to purchase any entire Mortgaged Property in the event the borrower offers such entire Mortgaged Property for sale to any non-affiliate. The right of first offer does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, which secures a Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, the hotel manager, Hyatt Corporation, has a right of first offer to purchase the entire Mortgaged Property in the event the borrower offers the entire Mortgaged Property for sale. The right of first offer does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Element LA, which secures a Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the sole tenant, Riot Games, has a right of first refusal to purchase the entire Mortgaged Property in the event the borrower offers the entire Mortgaged Property for sale. The right of first refusal does not apply in connection with a foreclosure or deed-in-lieu of foreclosure.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Promenade at West End, which secures a Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, Aspen Creek, has a right of first offer for the leased premises at a price at which the borrower proposes to market the premises. If the tenant does not exercise the right of first offer and the borrower subsequently enters into a purchase and sale agreement for the leased premises at a price less than 97% of the sale price that the borrower initially offered to the tenant, the borrower is required to provide notice to the tenant and the tenant has a right of first refusal to purchase the leased premises at a price set forth in such notice. Such rights of first offer and first refusal will not apply to foreclosure or deed-in-lieu of foreclosure under the Mortgage or any subsequent transfer of the Mortgaged Property by the lender or its designee affiliated with and/or controlled by the lender after such foreclosure or deed deed-in-lieu of foreclosure. The Mortgage Loan documents do not permit the sale and partial release of the Aspen Creek premises.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Emerald Beach Resort, which secures a Mortgage Loan representing approximately 1.5% of the Initial Pool Balance, the ground lessor, the Virgin Island Port Authority, has a right of first refusal pursuant to the ground lease to purchase the Mortgaged Property, upon 60 days’ written notice from lender prior to commencing an action to foreclose or otherwise acquire possession of the Mortgaged Property. The purchase price payable by the ground lessor in connection with the exercise of such option is equal to the greater of (i) the total outstanding amount of the indebtedness on the Mortgaged Property (including principal, accrued interest, costs and fees, including legal fees) and (ii) the appraised value of the improvements on the Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Hotel Lake City, which secures a Mortgage Loan representing approximately 1.5% of the Initial Pool Balance, an adjacent property owner, Ruby Tuesday, Inc., has a right of first refusal pursuant to a recorded REA to purchase the Mortgaged Property if the related borrower elects to sell the Mortgaged Property. At loan origination, the adjacent property owner subordinated this right to the lien of the mortgage and waived this right in connection with any foreclosure, deed-in-lieu of foreclosure or any subsequent transfer of the Mortgaged Property by the lender or its designee to a bona-fide third party purchaser.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Datapipe, which secures a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, the sole tenant, Datapipe, has a right of first refusal to purchase the entire Mortgaged Property in the event the borrower offers the entire Mortgaged Property for sale to a datacenter company listed in the lease. The right of first refusal does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 6000 Uptown, which secures a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the largest tenant, Presbyterian Medical Services (PMS), occupying approximately 15.5% of the net rentable area at the Mortgaged Property, has a right of first refusal to purchase the entire Mortgaged Property in the event the borrower receives an offer to purchase the entire Mortgaged Property. The right of first refusal does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens – Philadelphia, which secures a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, the single tenant at the Mortgaged Property, Walgreens, has a right of first refusal to purchase the Mortgaged Property if the related borrower receives from a third party a bona fide offer to purchase Walgreen’s leased premises. At loan origination, the tenant subordinated this right to the lien of the mortgage and waived this right in connection with any foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the leased premises.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens – Colorado Springs, which secures a Mortgage Loan representing approximately 0.3% of the Initial Pool Balance, the single tenant at the Mortgaged Property, Walgreens, has a right of first refusal to purchase the Mortgaged Property if the related borrower receives from a third party a bona fide offer to purchase Walgreen’s leased premises. At loan origination, the tenant subordinated this right to the lien of the mortgage and waived this right in connection with any foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the leased premises.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the

Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio, which secures a Mortgage Loan representing approximately 3.4% of the Initial Pool Balance, the sole tenant at each related Mortgaged Property, Harvey Industries, Inc., is an affiliate of the related borrower and occupies the related Mortgage Property pursuant to a unitary master lease (the “Harvey Building Products Portfolio Master Lease”). The Harvey Building Products Portfolio Master Lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the Harvey Building Products Portfolio Mortgaged Properties, rather than a tenant, with potentially adverse consequences for the holder of the Harvey Building Products Portfolio Mortgage Loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. However, the Harvey Building Products Portfolio Master Lease includes no option on the part of the related master lessee to purchase the Harvey Building Products Portfolio Mortgaged Properties, and the related borrower has delivered a “true lease” opinion with respect to the Harvey Building Products Portfolio Master Lease, which is a reasoned opinion of outside counsel to the related borrower to the effect that, in a federal bankruptcy proceeding, and subject to certain qualifications and limitations set forth therein, the Harvey Building Products Portfolio Master Lease would be construed as a true lease rather than being characterized as a financing lease. The “true lease” opinion is subject to certain assumptions and qualifications regarding the related borrower, the related master lessee, their respective affiliates and the lender and regarding the Harvey Building Products Portfolio Mortgaged Properties and the Harvey Building Products Portfolio Master Lease, including assumptions that the Harvey Building Products Portfolio Mortgaged Properties have a useful life beyond the term of the Harvey Building Products Portfolio Master Lease and that the rent under the Harvey Building Products Portfolio Master Lease is reflective of a fair rental value for the Harvey Building Products Portfolio Mortgaged Properties.

The Harvey Building Products Portfolio Master Lease is drafted as a single, unitary, indivisible, non-severable lease of all the Harvey Building Products Portfolio Mortgaged Properties and not to constitute separate leases contained in one document that are each governed by similar terms. The related borrower delivered a “unitary lease opinion” with respect to the Harvey Building Products Portfolio Master Lease which is a reasoned opinion of outside counsel to the related borrower to the effect that, subject to certain qualifications and limitations set forth therein, the Harvey Building Products Portfolio Master Lease would be construed as a unitary, non-severable lease. The “unitary lease” opinion is subject to certain assumptions and qualifications regarding future actions of the related borrower, the related master lessee, their respective affiliates and the lender and regarding the Harvey Building Products Portfolio Mortgaged Properties and the Harvey Building Products Portfolio Master Lease.

Reasoned opinions, in general, do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in the bankruptcy cases. Therefore, the results described in the “true lease” and “unitary lease” opinions referred to above are not guarantees.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 24 of the Mortgaged Properties, securing 41.2% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Washington and the U.S. Virgin Islands.

In the case of 103 Mortgaged Properties which secure in whole or in part 35 Mortgage Loans, representing approximately 72.9% of the Initial Pool Balance by Allocated Loan Amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, Harvey Building Products Portfolio, MRC Global Industrial, Walgreens—Philadelphia, Walgreens—Colorado Springs and Dollar General—Montrose, which secured Mortgage Loans representing approximately 10.8% of the Initial Pool Balance, the related borrower may rely on the single tenant’s insurance or, in certain cases, self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related Mortgage Loan documents, which in certain cases may refer to the requirements under the related lease. If the single tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

•	In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as 32 Avenue of the Americas, which secures a Mortgage Loan representing approximately 5.6% of the Initial Pool Balance, the Mortgaged Property has been designated as a “landmark” by the New York City Landmarks Preservation Commission. As a result, any alteration which would otherwise require a permit to be obtained by the New York City Department of Buildings (generally, major alterations that are not considered ordinary repairs) and plans to restore the building following a casualty or condemnation, must be approved by the New York City Landmarks Preservation Commission.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states an “as complete” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as complete” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (“As Complete”)	“As Complete” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
3312 North Berkeley Lake	2.3%	70.2%	$33,100,000(1)	74.5%	$31,200,000
Holiday Inn Hotel Lake City	1.5%	69.5%	$21,500,000(2)	74.7%	$20,000,000

(1)  Reflects an appraisal on an “as complete” basis as of November 30, 2015, which assumes the completion of deferred roof repairs and other deferred maintenance as of November 30, 2015.

(2)  Reflects an appraisal on an “as complete” basis, which assumes that a property improvement plan was completed as of August 1, 2015.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Maturity Date LTV Ratio was calculated using the related “as complete” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Complete”)	“As Complete” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
3312 North Berkeley Lake	2.3%	60.0%(1)	$33,100,000(1)	63.7%	$31,200,000
Holiday Inn Hotel Lake City	1.5%	56.9%(2)	$21,500,000(2)	61.2%	$20,000,000

(1) Reflects an appraisal on an “as complete” basis as of November 30, 2015, which assumes the completion of deferred roof repairs and other deferred maintenance as of November 30, 2015.

(2) Reflects an appraisal on an “as complete” basis, which assumes that a property improvement plan was completed as of August 1,2015.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, securing a Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, the portfolio Appraised Value of $360,000,000 reflects a premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the appraised values of each of the Equity Inns Portfolio Mortgaged Properties on an individual basis is $322,400,000, which represents a Cut-off Date Loan-to-Value Ratio for such Mortgage Loan of 72.0% and a Loan-to-Value ratio at Maturity or ARD for such Mortgage Loan of 72.0%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2 for additional information.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as 32 Avenue of the Americas and Netflix HQ 2, which secure Mortgage Loans representing approximately 5.6% and 5.3%, respectively, of the Initial Pool Balance, there is neither a non-recourse carveout guarantor nor an environmental indemnitor other than the related borrower.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, which secure a Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, a preferred equity interest has been issued in an upper-tier owner of the borrowers. If the preferred equity owner exercises its right to effectuate a change in control of the borrowers, it will be required to provide a replacement guarantor as non-recourse carve-out guarantor and environmental indemnitor, and the existing non-recourse carve-out guarantor and environmental indemnitor will not be liable with respect to events arising from and after such change in control. The liability of any such replacement guarantor under its non-recourse carveout guaranty for voluntary or collusive bankruptcy and similar events will be capped at an amount equal to the original principal balance of the Mortgage Loan plus accrued and unpaid interest times 0.20.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Datapipe, which secures a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, the loan documents do not provide for recourse to the guarantor for (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rent, insurance proceeds or condemnation awards or (iii) intentional physical waste at the Mortgaged Property. With respect a breach of any environmental covenants, the loan documents limit liability to those obligations not paid by an approved environmental policy (as defined in the loan documents), provided, however, if payment is not received within sixty days after the date a claim is made (subject to an extension of up to 120 days if such claim is timely filed and diligently pursued), the lender may elect to recover from the borrower and guarantor.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Dollar General — Montrose, representing approximately 0.1% of the Initial Pool Balance, there is no indemnitor or non-recourse carveout guarantor separate from the borrower for any breach of the environmental covenants contained in the related loan documents.

•	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, which secures a Mortgage Loan representing approximately 5.4% of the Initial Pool Balance as of the cut-off date, the Mortgaged Property is located in the Riverfront Hotel Community Improvement District (“CID”) and is eligible for certain associated financial benefits. The CID permits the borrower to collect a special tax of 1% on total revenues until September 2029, which proceeds the Missouri Department of Revenue (“DOR”) is required to transfer to a designated CID trustee. The CID trustee is obligated to make biannual disbursements from these proceeds to the borrower (the “CID Income”), subject to a cap equal to a $6.5 million amortizing note receivable plus interest of 7%. To evidence the cap, the borrower was awarded a $6.5 million note receivable by the DOR which, if not fully paid off by September 2029, will expire without any cash settlement (or balloon payment). The CID Income is underwritten as a contra-expense equal to 1.0% of total underwritten revenue.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as FedEx Brooklyn, which secures a Mortgage Loan representing approximately 4.2% of the Initial Pool Balance as of the cut-off date, the Mortgaged Property has received preliminary approval for a 25-year tax abatement under the Industrial and Commercial Abatement Program through the New York City Department of Finance. According to the loan sponsor, all statutory requirements for the program have been satisfied and it expects the benefit period to begin in 2016. The borrower represented that it timely submitted all applications and has taken all actions necessary to receive and maintain such tax abatement. If approved, the abatement will benefit the borrower and the single tenant, FedEx, which is required under its lease to reimburse the borrower for all taxes paid. Because the tenant reimburses the borrower for all taxes, the loan sponsor did not underwrite any taxes in its origination of the Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Emerald Beach Resort, which secures a Mortgage Loan representing approximately 1.5% of the Initial Pool Balance, the parent of the borrower, Emerald Beach Corporation, is the beneficiary of various economic development tax credits which provide exemption from certain taxes and duties, including income and real property taxes. The benefits are conditioned the performance of certain conditions, including the employment of 48 Virgin Islands residents, minimum business investments and charitable contributions, stipulated employee benefits and compliance with federal and local laws. The various tax benefits expire on dates ranging from December 31, 2019 to October 31, 2023, and such tax credits were not taken in account in underwriting the related Mortgage Loan.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-three (23) Mortgage Loans, representing approximately 43.8% of the Initial Pool Balance, provide for payments of interest-only for the first 9 to 59 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the maturity date and therefore have an expected Balloon Balance at the related maturity date.

Fifteen (15) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 15.6% of the Initial Pool Balance, provide for payments of interest and principal until the maturity date and then have an expected Balloon Balance at the maturity date.

Eleven (11) Mortgage Loans, representing approximately 40.5% of the Initial Pool Balance, are interest-only until the maturity date or anticipated repayment date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	47	$944,001,412	91.9%
1	0	2	$82,800,000	8.1%
		49	$1,026,801,412	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date or anticipated repayment date payment. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

Two Mortgage Loans, representing approximately 4.3% of the Initial Pool Balance, (the “ARD Loans”), provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period

(ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the five largest tenants with respect to each Mortgage Loan.

Voluntary Prepayments.

Seven of the Mortgage Loans, representing approximately 24.2% of the Initial Pool Balance, permit the related borrower, after a lockout period of 3 to 26 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.00% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

In addition, one of the Mortgage Loans, representing approximately 0.1% of the Initial Pool Balance, permits the related borrower to prepay the Mortgage Loan at any time during the loan term with the payment of a yield maintenance charge prior to the related open prepayment period; provided that following the second anniversary of the Closing Date the related borrower also has the option to defease the Mortgage Loan.

The lock-out period with respect to these Mortgage Loans as calculated from the Cut-off Date is indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut-off Date)
AG Life Time Fitness Portfolio	$60,000,000	5.8%	24
32 Avenue of the Americas	$57,500,000	5.6%	22
Hyatt Regency St. Louis at The Arch	$55,000,000	5.4%	8
Equity Inns Portfolio	$40,000,000	3.9%	22
Element LA	$28,500,000	2.8%	0
Washington Park Plaza	$5,481,800	0.5%	22
Grand Saginaw Plaza	$1,945,172	0.2%	21
Dollar General – Montrose	$767,000	0.1%	NAP

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	5	5.0%
4	30	61.3
5	11	22.9
7	3	10.8
Total	49	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to other existing equity holders or to specified persons or persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or borrowers that are Delaware statutory trusts, transfers to new tenant-in-common borrowers or new beneficiaries of the Delaware statutory trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” above.

Defeasance; Collateral Substitution

The terms of 42 of the Mortgage Loans (including 1 Mortgage Loan that permits the borrower to either defease or prepay with yield maintenance) (the “Defeasance Loans”), representing approximately 75.8% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date; provided that one such Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance permit the related borrower at any time during the loan term to prepay the Mortgage Loan with the payment of a yield maintenance charge prior to the open prepayment period.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan)(or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Santa Monica Multifamily Portfolio, which secures a Mortgage Loan representing approximately 6.1% of the Initial Pool Balance, the borrower may obtain the release of an individual Mortgaged Property after the expiration of the lockout period upon a bona fide third-party sale of such Mortgaged Property, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower partially defeases the Mortgage Loan in an amount equal to the greater of (x) lender’s proportionate share (as between the Mortgage Loan and the mezzanine loan, if a mezzanine loan is outstanding) of 125% of the combined allocated loan amount for such individual Mortgaged Property  and (y) the net sales proceeds with respect to such individual Mortgaged Property, which in no event may be less than 94% of the gross sales price of such individual Mortgaged Property, (iii) after such release, if the mezzanine loan is then outstanding, the combined debt service coverage ratio for the remaining Mortgaged Properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.15x, (iv) after such release, the debt service coverage ratio (based solely on the Whole Loan) for the remaining Mortgaged Properties is no less than the greater of the debt service coverage ratio immediately preceding such sale and 1.30x, and (v) after such release, the combined loan-to-value ratio for the remaining Mortgaged Properties is no greater than the lesser of the loan-to-value immediately preceding such release and 69.4%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 5.8% of the Initial Pool Balance, the borrower may obtain the release of up to five individual Mortgaged Properties after the expiration of the lockout period provided, among other things, (i) the borrower prepays an amount at least equal to 110% of the allocated loan amount for the first three Mortgaged Properties to be released and 115% of the allocated loan amount for the next two Mortgaged Properties to be released, in each case, together with the applicable yield maintenance premium, (ii) the borrower delivers a rating agency confirmation from each applicable rating agency, (iii) after giving effect to each such release (a) the debt service coverage ratio is not less than the greater of (1) 2.10x and (2) the DSCR immediately prior to the release and (b) the EBITDAR to Rent Ratio is equal to or greater than that as of the date immediately prior to such partial release and (iv) no event of default under the Mortgage Loan has occurred. In addition, the Mortgage Loan permits the borrower to substitute another property as collateral for the Mortgage Loan (in connection with a partial release described above), provided, among other things, (i) no more than three substitutions will be permitted during the term of the Mortgage Loan, (ii) the substitution must be in connection with a transfer or sale of an individual Mortgaged Property to a third party (including a transfer to the tenant at such Mortgaged Property), (iii) the substitute property has a fair market value that is equal to or greater than the fair market value of the Mortgaged Property to be released, (iv) the annual rent and EBITDAR of the substitute property is equal to or greater than those of the Mortgaged Property to be released, (v) the substitute property has the same allocated unpaid principal balance as that allocated to the Mortgaged Property to be released and (v) the borrower delivers a rating agency confirmation with respect to such substitution.

“EBITDAR to Rent Ratio” means, as of any date, the ratio calculated by lender of (i) the EBITDAR (earnings (as defined under GAAP) from continued operations before payment of taxes, plus interest expense, depreciation and amortization and rents) of the AG Life Time Fitness Portfolio Properties for the 12-month period ending with the most recently completed calendar quarter, to (ii) the rental payments made by the tenant to the borrower under the related lease for such period.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 3.9% of the Initial Pool Balance, on and after December 31, 2017, the borrower has the right to obtain the release of one or more of the related Mortgaged Properties in connection with a third-party, arms-length sale of such Mortgaged Property(ies)(or with respect to up to two of such Mortgaged Properties at which hotel operations have ceased and are no longer commercially viable, in connection with a sale to an affiliate) upon, among other conditions, (i) no event of default exists, (ii) the payment of (A) a release price equal to the greater of (x) 115% of the allocated loan amount of the subject Mortgaged Property(ies) and (y) 100% of the net sales proceeds of the subject Mortgaged Property(ies) after deducting the closing costs of the sale, which costs are required to be capped at 6% of gross sales proceeds, and (B) such additional amount as is necessary to satisfy the loan-to-value and debt service coverage tests below, (iii) the debt service coverage ratio of the remaining properties is not less than the greater of 2.35x and the debt service coverage ratio immediately prior to the release, (iv) the loan-to-value ratio of the remaining properties is not greater than the lesser of 64.4% and the loan-to-value ratio immediately prior to the release, (v) payment of a yield maintenance premium on the portion of the principal balance being prepaid in connection with such release and interest accrued to the next payment date, and (vi) if such release would result in a loan-to-value ratio greater than 125%, payment of a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, unless lender receives an opinion of counsel that failure to make such payment will not cause the issuing entity to fail to maintain its status as a REMIC. If, as a result of a casualty or condemnation, the application of net proceeds or awards to prepay the related Whole Loan results in a reduction of the outstanding principal balance of the related Whole Loan in an amount greater than 60% of the allocated loan amount of the affected Mortgaged Property, then, the related borrower may obtain a release of such Mortgaged Property upon satisfaction of the same conditions as described above, except that the required payment to lender is equal to the sum of (i) the difference, if any, between 115% of the allocated loan amount of such affected Mortgaged Property and the net proceeds previously applied, plus (ii) all interest which would have accrued to the next payment date, and will not include a yield maintenance premium.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio, representing approximately 3.4% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties at the expiration of the lockout period, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower partially defeases (or, if the property release is during the open prepayment period, partially prepays) the related Whole Loan in an amount equal to the greater of (x) the net sales proceeds with respect to such individual Mortgaged Property and (y) 125% of the allocated loan amount for such individual Mortgaged Property and (iii) if, after such release, at least $11,000,000 of the principal amount of the related Whole Loan has been repaid or defeased, the loan-to-value ratio for the remaining Mortgaged Properties is no greater than 60%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-two of the Mortgage Loans, representing approximately 85.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-five of the Mortgage Loans, representing approximately 50.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-one of the Mortgage Loans, representing approximately 35.5% of the Initial Pool Balance, provide for upfront reserves for immediate repairs.

Thirty-seven of the Mortgage Loans, representing approximately 68.1% of the Initial Pool Balance, provide for monthly escrows for ongoing replacements or capital repairs.

Twenty-three of the Mortgage Loans, representing approximately 51.2% of the Initial Pool Balance, are secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

With respect to the Mortgaged Properties identified on Annex A-1 as AP Retail Portfolio, which secure a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, the borrower deposited $750,000 with the lender, which amount may be released to the borrower (or the Preferred Equity Holder (as such term is defined and described under “—Preferred Equity”), if at the time that funds are payable, Preferred Equity Holder is due such funds under the applicable operating agreements and Preferred Equity Holder has not exercised its change in control rights under the operating agreements), provided, among other things, on or before October 22, 2017, the debt yield is at least 9.25%. If the lender determines that the conditions have not been satisfied on or before October 22, 2017, the lender may, at the borrower’s option, (A) apply any amounts in the related reserve to the reduction of the debt (in which case the borrower will be required to pay any applicable yield maintenance premium) or (B) continue to hold amounts in the reserve as additional collateral for the Mortgage Loan.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	25	62.8%
Springing Hard Lockbox	14	21.4
Soft Lockbox	2	7.2
Springing Soft Lockbox	6	5.5
Soft Springing Hard Lockbox	2	3.1
Total:	49	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the issuing entity.

Delaware Statutory Trusts

With respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A-1 as MRC Global Industrial, representing approximately 0.7% in the aggregate of the Initial Pool Balance, the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. There is a direct lease between the Delaware statutory trust borrower and the sole tenant. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Exceptions to Underwriting Guidelines

As described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, one Mortgage Loan, representing approximately 1.1% of the Initial Pool Balance, was originated by a Mortgage Loan Seller with exceptions to the underwriting guidelines with respect to the date of the appraisal.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Santa Monica Multifamily Portfolio	$62,450,000	$5,550,000	$20,000,000	$88,000,000	5.2504%	65.0%	69.4%	1.28x	1.12x

(1)	Calculated including the mezzanine debt and any related Companion Loan.

(2)	Calculated including any related Companion Loan and excluding any mezzanine debt.

The mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loan related to the Mortgage Loan identified in the table above secured by the Mortgaged Property identified on Annex A-1 as Santa Monica Multifamily Portfolio, representing approximately 6.1% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” below. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
AG Life Time Fitness Portfolio	$60,000,000	58.25%	2.30x	11.5%	Yes
32 Avenue of the Americas	$57,500,000	53.7%	1.90x	NAP	Yes
Hyatt Regency St. Louis at The Arch	$55,000,000	NAP	1.93x	11.8%	Yes
Element LA	$28,500,000	57.1%	1.90x	9.0%	Yes
Dollar General — Montrose	$767,000	85.0%	1.20x	NAP	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. Other than the Mortgage Loan identified as Dollar General — Montrose on Annex A-1, representing approximately 0.1% of the Initial Pool Balance, the intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, with respect to the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio and Dollar General - Montrose, representing approximately 3.4% and 0.1%, respectively, of the Initial Pool Balance, the related loan documents allow for the pledge of direct or indirect interests in the related non-recourse carveout guarantor (in the case of the Harvey Building Products Portfolio Mortgage Loan) or the related borrower (in the case of the Dollar General – Montrose Mortgage Loan), as applicable, to secure corporate level financing, provided that (i) in the case of the Harvey Building Products Portfolio Mortgage Loan, the value of the related Mortgaged Properties is not more than 25% of the value of all security for such financing, and (ii) in the case of the Dollar General – Montrose Mortgage Loan, the financing is secured directly or indirectly by at least four real estate assets (properties or owners of properties), including interests in the related borrower. There is no requirement for an intercreditor agreement in connection with such pledges.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 3.9% of the Initial Pool Balance, W2007 Equity Inns Partnership, L.P. and W2007 Equity Inns Trust (collectively, “Equity Inns PE Member”), each an affiliate of Whitehall Street Global Real Estate Partnership 2007 (which is the real estate private equity unit of Goldman Sachs Group, Inc.) holds a preferred equity interest with an outstanding balance immediately following the payment date thereon in December 2015 of $65,743,257 in an upper-tier affiliate of the borrowers (“Holdco”). Provided no Equity Inns PE Changeover Event (as defined below) has occurred, Equity Inns PE Member is entitled to a preferred return on its investment payable from cash flow from the Equity Inns Portfolio Mortgaged Properties, equal to 7.5% for the period ending August 27, 2016 and 8.0% thereafter. If an Equity Inns PE Changeover Event has occurred, Equity Inns PE Member is entitled to an increase of 5.0% above such preferred return. 50% of the Equity Inns PE Member’s original capital contributions are required to be paid to Equity Inns PE Member by February 27, 2018 and 100% are required to be paid to Equity Inns PE Member by February 27, 2019. The balance of the preferred equity investment (inclusive of all returns) is required to be redeemed in full by payment to Equity Inns PE Member of (i) all its capital contributions and (ii) Equity Inns PE Member’s required return plus (iii) any other amounts due to Equity Inns PE Member on or prior to the earlier of (x) the first occurrence of an Equity Inns PE Changeover Event or (y) January 4, 2021 (the “Mandatory Equity Inns PE Redemption Date”). Upon certain events (each an “Equity Inns PE Changeover Event”) set forth in Holdco’s organizational documents (including Holdco’s failure to pay the monthly preferred return, the failure to repay Equity Inns PE Member’s capital contributions as provided in Holdco’s operating agreement and the failure to redeem the preferred equity investment by the Mandatory Equity Inns PE Redemption Date), Equity Inns PE Member is entitled to take over control of Holdco and thereby control over the borrowers. In the event Equity Inns PE Member takes control of Holdco, any replacement guarantee will provide that liability of the replacement guarantor for voluntary bankruptcy and related carveouts will be capped at an amount equal to the original principal balance of the Mortgage Loan plus accrued and unpaid interest times 0.20.

The lender and Equity Inns PE Member entered into a recognition agreement. Among other things, the recognition agreement contains acknowledgements from Equity Inns PE Member that upon an event of default under the Equity Inns Portfolio Mortgage Loan or upon the occurrence of a cash sweep event period under the Equity Inns Portfolio Mortgage Loan no cash from the related Mortgaged Properties will be distributed to Equity Inns PE Member, until the Equity Inns Portfolio Mortgage Loan has been paid in full or the distribution hold has been revoked or withdrawn by lender; however, such agreement does not prevent the Equity Inns PE Member from exercising its right to take control of the borrowers due to its failure to receive amounts due to it under the preferred equity documents. The recognition agreement requires the lender to give Equity Inns PE Member copies of any default notices given to the borrowers and grants Equity Inns PE Member the opportunity to cure such defaults by the borrowers.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Element LA, representing approximately 2.8% of the Initial Pool Balance, the borrower is permitted to obtain a preferred equity investment after the earlier of the sixth payment date after the Closing Date or the twenty-fourth payment date following the origination date provided, among other things, (i) no event of default has occurred and is continuing, and (ii) based on the outstanding principal balance of the mortgage loan and the preferred equity investment, (a) the aggregate LTV is no greater than 57.1%, (b) the aggregate debt service coverage ratio is no less than 1.90x and (c) the aggregate debt yield is no less than 9.0%.

With respect to the Mortgaged Properties identified on Annex A-1 as AP Retail Portfolio, which secure a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, Newport Perkins, LLC, a Texas limited liability company (the “Preferred Equity Holder”) controlled by Newport Capital Advisors, LLC, made a $1,000,000 capital contribution to one of the borrowers under the Mortgage Loan (Pinecrest AP, LLC (the “Pinecrest Borrower”).  Within 60 days after the Mortgage Loan origination date, the Pinecrest Borrower is required to transfer a portion of the capital contribution to the two other borrowers under the Mortgage Loan.  The Preferred Equity Holder is entitled to a 15% annual return until the capital contribution (and any accrued and unpaid portion of the annual return) is repaid in full on or before October 22, 2020, which date may be extended at the option of the manager of the borrower to October 22, 2025 (such date, the “Capital Return Date”).  The Preferred Equity Holder may assume full ownership and control of the borrower without prior lender approval (subject to satisfaction of certain conditions set forth in the recognition agreement with the Preferred Equity Holder, a few of which are set forth below) upon the occurrence of certain trigger events, including, among others, (i) a failure of the borrower to pay distributions to the Preferred Equity Holder, (ii) a default of the borrower under the loan documents and (iii) the failure of borrower to return the capital contribution (and any unpaid portion of the annual return) to the Preferred Equity Holder on or before the investor member Capital Return Date; provided that before the change of control is effective, among other things, the Preferred Equity Holder is required to (A) provide ten business days’ prior written notice to the lender (B) deliver to the lender a fully executed guaranty of recourse obligations and environmental indemnity agreement signed by the pre-approved replacement guarantor, that is otherwise identical to those delivered by the borrower and the guarantor in connection with Mortgage Loan origination and (C) provide evidence that following the change of control the Mortgaged Property will be managed by a qualified manager (meeting the requirements set forth in the related loan agreement).

With respect to the Mortgaged Property on Annex A-1 to this prospectus as Greater Boston Industrial Portfolio II, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the borrower (and/or its direct and indirect equity owners) has a right to accept a future preferred equity investment in connection with a transfer of the Mortgaged Property and assumption of the related Mortgage Loan, provided, among other things, (i) no Mortgage Loan event of default has occurred and is continuing, (ii) based on the combined Mortgage Loan and preferred equity balances (A) the loan-to-value ratio (based on the fair market value of the Mortgaged Property) is less than or equal to 75%, (B) the amortizing net cash flow debt service coverage ratio for the twelve month period ending with the most recently completed calendar month (based on annual payments required under the Mortgage Loan and the preferred equity investment for the next 12 months) is not less than 1.30x and (C) the debt yield (based on the net cash flow for the twelve month period ending with the most recently completed calendar month) is not less than 8.5% and (iii) each applicable rating agency has provided a no downgrade confirmation.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

•	With respect to 1 Mortgage Loan, representing approximately 5.3% the Initial Pool Balance, the borrower has secured and/or unsecured debt payable to an affiliate of that borrower (“Affiliate Debt”) in addition to the debt under the Mortgage Loan. For the Mortgage Loan with Affiliate Debt, the Affiliate Debt creditor has entered into a subordination agreement with the lender acknowledging that the Affiliate Debt is non-foreclosable and non-defaultable and imposing limits on the borrower’s ability to incur any further subordinate debt. Payments on that Affiliate Debt are required to be made solely out of excess cash flow after monthly payments of principal and interest have been made and any reserves required by the terms of the related Mortgage Loans have been funded as required under the Mortgage Loan documents. Additionally 1 other Mortgage Loan, which does not currently have Affiliate Debt, representing approximately 1.2% of the Initial Pool Balance, permits the related borrower to incur Affiliate Debt under certain circumstances.

In addition, with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio, which secure a Mortgage Loan representing approximately 3.4% of the Initial Pool Balance, are held by the borrower, Harvey Propco, LLC, while ongoing manufacturing and distribution operations will be owned by Harvey Industries, Inc., a subsidiary of the borrower’s indirect parent company, which is the sole tenant at the Mortgaged Properties pursuant to a master lease. In connection with the borrower sponsor’s acquisition of Harvey Industries, Inc., Harvey Industries, Inc. obtained (i) a $30,000,000 revolving line of credit and (ii) a $70,000,000 term loan secured by all of the assets and stock of Harvey Industries, Inc. The revolver and term loan lenders do not have a direct lien on the Mortgaged Properties or on the equity of the borrower.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “Santa Monica Multifamily Portfolio”, “AG Life Time Fitness Portfolio”, “Promenade Gateway”, “32 Avenue of the Americas”, “Hyatt Regency St. Louis at The Arch”, “FedEx Brooklyn”, “Equity Inns Portfolio”, “Harvey Building Products Portfolio” and “Element LA” is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“Whole Loan” means each of the Santa Monica Multifamily Portfolio Whole Loan, AG Life Time Fitness Portfolio Whole Loan, the Promenade Gateway Whole Loan, the 32 Avenue of the Americas Whole Loan, the Hyatt Regency St. Louis at The Arch Whole Loan, the FedEx Brooklyn Whole Loan, the Equity Inns Portfolio Whole Loan, the Harvey Building Products Portfolio Whole Loan and the Element LA Whole Loan, as the context may require and as applicable.

“Non-Serviced Certificate Administrator” means (i) with respect to the 32 Avenue of the Americas Whole Loan, the certificate administrator under the JPMBB 2015-C33 Pooling and Servicing Agreement, (ii) with respect to the FedEx Brooklyn Whole Loan, the certificate administrator under the CSAIL 2016-C5 Pooling and Servicing Agreement, (iii) with respect to the Equity Inns Portfolio Whole Loan and the Harvey Building Products Portfolio Whole Loan, the certificate administrator under the COMM 2015-LC23 Pooling and Servicing Agreement, and (iv) with respect to the Element LA Whole Loan, the certificate administrator under the CFCRE 2016-C3 Pooling and Servicing Agreement.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Whole Loan, any related mortgage note not included in the issuing entity that is not serviced under the PSA and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the issuing entity to the extent set forth in the related Intercreditor Agreement. Each of the 32 Avenue of the Americas Companion Loans, the FedEx Brooklyn Companion Loans, the Equity Inns Portfolio Companion Loans,

the Element LA Companion Loans and the Harvey Building Products Portfolio Companion Loans will be Non-Serviced Companion Loans related to the issuing entity.

“Non-Serviced Master Servicer” means (i) with respect to the 32 Avenue of the Americas Whole Loan, the master servicer under the JPMBB 2015-C33 Pooling and Servicing Agreement, (ii) with respect to the FedEx Brooklyn Whole Loan, the master servicer under the CSAIL 2016-C5 Pooling and Servicing Agreement, (iii) with respect to the Equity Inns Portfolio Whole Loan and the Harvey Building Products Portfolio Whole Loan, the master servicer under the COMM 2015-LC23 Pooling and Servicing Agreement and (iv) with respect to the Element LA Whole Loan, the master servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement.

“Non-Serviced PSA” means (i) with respect to the 32 Avenue of the Americas Whole Loan, the JPMBB 2015-C33 Pooling and Servicing Agreement, (ii) with respect to the FedEx Brooklyn Whole Loan, the CSAIL 2016-C5 Pooling and Servicing Agreement, (iii) with respect to the Equity Inns Portfolio Whole Loan and the Harvey Building Products Portfolio Whole Loan, the COMM 2015-LC23 Pooling and Servicing Agreement, and (iv) with respect to the Element LA Whole Loan, the CFCRE 2016-C3 Pooling and Servicing Agreement.

“Non-Serviced Special Servicer” means (i) with respect to the 32 Avenue of the Americas Whole Loan, the special servicer under the JPMBB 2015-C33 Pooling and Servicing Agreement, (ii) with respect to the FedEx Brooklyn Whole Loan, the special servicer under the CSAIL 2016-C5 Pooling and Servicing Agreement, (iii) with respect to the Equity Inns Portfolio Whole Loan and the Harvey Building Products Portfolio Whole Loan, the special servicer under the COMM 2015-LC23 Pooling and Servicing Agreement, and (iv) with respect to the Element LA Whole Loan, the special servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement.

“Non-Serviced Trustee” means (i) with respect to the 32 Avenue of the Americas Whole Loan, the trustee under the JPMBB 2015-C33 Pooling and Servicing Agreement, (ii) with respect to the FedEx Brooklyn Whole Loan, the trustee under the CSAIL 2016-C5 Pooling and Servicing Agreement, (iii) with respect to the Equity Inns Portfolio Whole Loan and the Harvey Building Products Portfolio Whole Loan, the trustee under the COMM 2015-LC23 Pooling and Servicing Agreement, and (iv) with respect to the Element LA Whole Loan, the trustee under the CFCRE 2016-C3 Pooling and Servicing Agreement.

“Non-Serviced Whole Loan” means any Whole Loan that is not serviced under the PSA that is divided into two or more notes, which includes a Mortgage Loan included in the issuing entity but serviced under another agreement and one or more mortgage notes not included in the issuing entity and serviced under another agreement. References in this prospectus to a Non-Serviced Whole Loan refer to the aggregate indebtedness under the related notes. Each of the 32 Avenue of the Americas Whole Loan, the FedEx Brooklyn Whole Loan, the Equity Inns Portfolio Whole Loan, the Element LA Whole Loan and the Harvey Building Products Portfolio Whole Loan will be Non-Serviced Whole Loans related to the issuing entity.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Whole Loan, a Mortgage Loan included in the issuing entity but serviced under another agreement. Each of the 32 Avenue of the Americas Mortgage Loan, the FedEx Brooklyn Mortgage Loan, the Equity Inns Portfolio Mortgage Loan, the Element LA Mortgage Loan and the Harvey Building Products Portfolio Mortgage Loan will be Non-Serviced Mortgage Loans related to the issuing entity.

“Non-Serviced Securitization Trust” means (i) with respect to the 32 Avenue of the Americas Whole Loan, the securitization trust formed pursuant to the JPMBB 2015-C33 Pooling and Servicing Agreement, (ii) with respect to the FedEx Brooklyn Whole Loan the securitization trust formed pursuant to the CSAIL 2016-C5 Pooling and Servicing Agreement, (iii) with respect to the Equity Inns Portfolio Whole Loan and the Harvey Building Products Portfolio Whole Loan, the securitization trust formed pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement, and (iv) with respect to the Element LA Whole Loan, the securitization trust formed pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement.

“Serviced Companion Loan” means, with respect to any Serviced Whole Loan, any related mortgage note not included in the issuing entity that is serviced under the PSA and that is generally payable on a pari passu basis with a Mortgage Loan included in the issuing entity to the extent set forth in the related Intercreditor Agreement. Each of the Santa Monica Multifamily Portfolio Companion Loan, AG Life Time Fitness Portfolio Companion Loan, the Promenade Gateway Companion Loan and the Hyatt Regency St. Louis at The Arch Companion Loan will be Serviced Companion Loans related to the issuing entity.

“Serviced Whole Loan” means any Whole Loan serviced under the PSA, which includes a mortgage note that is included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity. References in this prospectus to a Serviced Whole Loan refer to the aggregate indebtedness under the related notes. Each of the Santa Monica Multifamily Portfolio Whole Loan, AG Life Time Fitness Portfolio Whole Loan, the Promenade Gateway Whole Loan and the Hyatt Regency St. Louis at The Arch Whole Loan will be Serviced Whole Loans related to the issuing entity.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Whole Loan, any related Pari Passu Companion Loan that is serviced under the PSA. Each of the Santa Monica Multifamily Portfolio Companion Loan, AG Life Time Fitness Portfolio Companion Loan, the Promenade Gateway Companion Loan, the Hyatt Regency St. Louis at The Arch Companion Loan will be Serviced Pari Passu Companion Loans.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)
Santa Monica Multifamily Portfolio(2)	$62,450,000	6.1%	$20,000,000	65.0%	1.28x
AG Life Time Fitness Portfolio	$60,000,000	5.8%	$114,300,000	57.1%	1.99x
Promenade Gateway	$60,000,000	5.8%	$30,000,000	50.0%	1.81x
32 Avenue of the Americas	$57,500,000	5.6%	$367,500,000	55.2%	1.88x
Hyatt Regency St. Louis at The Arch	$55,000,000	5.4%	$54,000,000	70.4%	1.78x
FedEx Brooklyn	$43,000,000	4.2%	$87,000,000	66.7%	1.97x
Equity Inns Portfolio	$40,000,000	3.9%	$192,000,000	64.4%	2.35x
Harvey Building Products Portfolio	$34,840,208	3.4%	$74,657,590	53.3%	1.96x
Element LA	$28,500,000	2.8%	$139,500,000	57.1%	1.78x

(1) Calculated based on the balance of the related Whole Loan.

(2) Excludes $5,550,000 of mezzanine debt.

Santa Monica Multifamily Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Santa Monica Multifamily Portfolio, representing approximately 6.1% of the Initial Pool Balance, with a Cut-off Date Balance of $62,450,000 (the “Santa Monica Multifamily Portfolio Mortgage Loan”), is part of a Whole Loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Santa Monica Multifamily Portfolio Mortgaged Properties”). The Santa Monica Multifamily Portfolio Mortgage Loan is evidenced by promissory Note A-1. The portion of the Santa Monica Multifamily Portfolio Whole Loan (as defined below) evidenced by promissory Note A-2 (the “Santa Monica Multifamily Portfolio Companion Loan”), which (subject to any applicable financing arrangement) is currently being held by GACC (or an affiliate), is pari passu in right of payment with the Santa Monica Multifamily Portfolio Mortgage Loan. The Santa Monica Multifamily Portfolio Mortgage Loan and the Santa Monica Multifamily Portfolio Companion Loan are collectively referred to as the “Santa Monica Multifamily Portfolio Whole Loan” in this prospectus. The Santa Monica Multifamily Portfolio Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the Santa Monica Multifamily Portfolio Whole Loan (the “Santa Monica Multifamily Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Santa Monica Multifamily Portfolio Noteholder (the “Santa Monica Multifamily Portfolio Intercreditor Agreement”).

Servicing. The Santa Monica Multifamily Portfolio Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Santa Monica Multifamily Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Santa Monica Multifamily Portfolio Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Santa Monica Multifamily Portfolio Mortgage Loan (but not on the Santa Monica Multifamily Portfolio Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Santa Monica Multifamily Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Santa Monica Multifamily Portfolio Intercreditor Agreement sets forth the respective rights of each of the Santa Monica Multifamily Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Santa Monica Multifamily Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related Mortgage Loan documents) will be applied to the Santa Monica Multifamily Portfolio Mortgage Loan and the Santa Monica Multifamily Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Santa Monica Multifamily Portfolio Intercreditor Agreement with respect to the Santa Monica Multifamily Portfolio Whole Loan will be the Directing Certificateholder. Certain decisions to be made with respect to the Santa Monica Multifamily Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Directing Certificateholder unless a Control Termination Event exists.

Pursuant to the terms of the Santa Monica Multifamily Portfolio Intercreditor Agreement, the Santa Monica Multifamily Portfolio Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Santa Monica Multifamily Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Santa Monica Multifamily Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Santa Monica Multifamily Portfolio Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Santa Monica Multifamily Portfolio Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Santa Monica Multifamily Portfolio Mortgage Loan and the Santa Monica Multifamily Portfolio Companion Loan.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the Directing Certificateholder or the Santa Monica Multifamily Portfolio Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related Mortgage Loan documents, applicable law, the PSA, the Santa Monica Multifamily Portfolio Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, Depositor, any Mortgage Loan Seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Santa Monica Multifamily Portfolio Non-Controlling Note Holder described above, the Santa Monica Multifamily Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Santa Monica Multifamily Portfolio Whole Loan are discussed.

The “Santa Monica Multifamily Portfolio Non-Controlling Note Holders” means, with respect to the Santa Monica Multifamily Portfolio Companion Loan, (i) until the Santa Monica Multifamily Portfolio Companion Loan is included in a securitization, the holders of the Santa Monica Multifamily Portfolio Companion Loan and (ii) if the Santa Monica Multifamily Portfolio Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holders of the Santa Monica Multifamily Portfolio Companion Loan under the Santa Monica Multifamily Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Santa Monica Multifamily Portfolio Intercreditor Agreement, if the Santa Monica Multifamily Portfolio Whole Loan becomes a Defaulted Mortgage Loan pursuant to the terms of the PSA and thereafter the special servicer determines pursuant to the PSA and the Santa Monica Multifamily Portfolio Intercreditor Agreement to pursue a sale of the Santa Monica Multifamily Portfolio Mortgage Loan, the special servicer will be required to sell the Santa Monica Multifamily Portfolio Mortgage Loan together with the Santa Monica Multifamily Portfolio Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Santa Monica Multifamily Portfolio Intercreditor Agreement; provided that the special servicer will not be permitted to sell the Santa Monica Multifamily Portfolio Whole Loan without the consent of each Santa Monica Multifamily Portfolio Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Directing Certificateholder (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights, as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Santa Monica Multifamily Portfolio Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Santa Monica Multifamily Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

AG Life Time Fitness Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 5.8% of the Initial Pool Balance, with a Cut-off Date Balance of $60,000,000 (the “AG Life Time Fitness Portfolio Mortgage Loan”), is part of a Whole Loan comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “AG Life Time Fitness Portfolio Mortgaged Properties”). The AG Life Time Fitness Portfolio Mortgage Loan is evidenced by promissory Note A-1. The portion of the AG Life Time Fitness Portfolio Whole Loan (as defined below) evidenced by promissory Note A-2, which is expected to be included in the CFCRE 2016-C3 Mortgage

Trust, with an outstanding principal balance as of the Cut-off Date of $40,000,000, promissory Note A-3, with an outstanding principal balance as of the Cut-off Date of $40,000,000, and promissory Note A-4, with an outstanding principal balance as of the Cut-off Date of $34,300,000 (the “AG Life Time Fitness Portfolio Companion Loans”), which (subject to any applicable financing arrangement) are currently being held by CCRE (or an affiliate), are pari passu in right of payment with the AG Life Time Fitness Portfolio Mortgage Loan. The AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Companion Loan are collectively referred to as the “AG Life Time Fitness Portfolio Whole Loan” in this prospectus. The AG Life Time Fitness Portfolio Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the AG Life Time Fitness Portfolio Whole Loan (the “AG Life Time Fitness Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each AG Life Time Fitness Portfolio Noteholder (the “AG Life Time Fitness Portfolio Intercreditor Agreement”).

Servicing. The AG Life Time Fitness Portfolio Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any AG Life Time Fitness Portfolio Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any AG Life Time Fitness Portfolio Mortgage Loan (but not on the AG Life Time Fitness Portfolio Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the AG Life Time Fitness Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The AG Life Time Fitness Portfolio Intercreditor Agreement sets forth the respective rights of each of the AG Life Time Fitness Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the AG Life Time Fitness Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the AG Life Time Fitness Portfolio Intercreditor Agreement with respect to the AG Life Time Fitness Portfolio Whole Loan will be the Directing Certificateholder. Certain decisions to be made with respect to the AG Life Time Fitness Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Directing Certificateholder unless a Control Termination Event exists.

Pursuant to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, the AG Life Time Fitness Portfolio Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the AG Life Time Fitness Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the AG Life Time Fitness Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such AG Life Time Fitness Portfolio Non-

Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the AG Life Time Fitness Portfolio Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Companion Loan.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the Directing Certificateholder or the AG Life Time Fitness Portfolio Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the AG Life Time Fitness Portfolio Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, Depositor, any Mortgage Loan Seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the AG Life Time Fitness Portfolio Non-Controlling Note Holder described above, the AG Life Time Fitness Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the AG Life Time Fitness Portfolio Whole Loan are discussed.

The “AG Life Time Fitness Portfolio Non-Controlling Note Holders” means, with respect to the AG Life Time Fitness Portfolio Companion Loans, (i) until the AG Life Time Fitness Portfolio Companion Loans are included in a securitization, the holders of the AG Life Time Fitness Portfolio Companion Loans and (ii) if the AG Life Time Fitness Portfolio Companion Loans are included in a securitization, the party entitled under such securitization to exercise the rights granted to the holders of the AG Life Time Fitness Portfolio Companion Loans under the AG Life Time Fitness Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, if the AG Life Time Fitness Portfolio Whole Loan becomes a Defaulted Mortgage Loan pursuant to the terms of the PSA and thereafter the special servicer determines pursuant to the PSA and the AG Life Time Fitness Portfolio Intercreditor Agreement to pursue a sale of the AG Life Time Fitness Portfolio Mortgage Loan, the special servicer will be required to sell the AG Life Time Fitness Portfolio Mortgage Loan together with the AG Life Time Fitness Portfolio Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the AG Life Time Fitness Portfolio Intercreditor Agreement; provided that the special servicer will not be permitted to sell the AG Life Time Fitness Portfolio Whole Loan without the consent of each AG Life Time Fitness Portfolio Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Directing Certificateholder (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights, as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the AG Life Time Fitness Portfolio Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the AG Life Time Fitness Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

Promenade Gateway Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Promenade Gateway, representing approximately 5.8% of the Initial Pool Balance, with a Cut-off Date Balance of $60,000,000 (the “Promenade Gateway Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Property (the “Promenade Gateway Mortgaged Property”). The Promenade Gateway Mortgage Loan is evidenced by Note A-1, with a Cut-off Date Balance of $60,000,000. The portion of the Promenade Gateway Whole Loan (as defined below) evidenced by promissory Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,000,000, which (subject to any applicable financing arrangement) is currently being held by JLC (or an affiliate), is referred to in this prospectus as the “Promenade Gateway Companion Loan” and is pari passu in right of payment with the Promenade Gateway Mortgage Loan. The Promenade Gateway Mortgage Loan and the Promenade Gateway Companion Loan is referred to in this prospectus as the “Promenade Gateway Whole Loan.” The Promenade Gateway Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Promenade Gateway Whole Loan (the “Promenade Gateway Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Promenade Gateway Noteholder (the “Promenade Gateway Intercreditor Agreement”).

Servicing. After the closing date, the Promenade Gateway Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Promenade Gateway Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Promenade Gateway Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on the Promenade Gateway Mortgage Loan (but not on the Promenade Gateway Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Promenade Gateway Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Promenade Gateway Intercreditor Agreement sets forth the respective rights of each of the Promenade Gateway Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Promenade Gateway Whole Loan will be applied to the Promenade Gateway Mortgage Loan and the Promenade Gateway Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Promenade Gateway Intercreditor Agreement with respect to the Promenade Gateway Whole Loan will be the Directing Certificateholder. Certain decisions to be made with respect to the Promenade Gateway Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Directing Certificateholder.

Pursuant to the terms of the Promenade Gateway Intercreditor Agreement, the Promenade Gateway Non-Controlling Note Holders will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Promenade Gateway Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Promenade Gateway Non-Controlling Note Holders will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not the Promenade Gateway Non-Controlling Note Holders has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Promenade Gateway Non-Controlling Note Holders’ consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Promenade Gateway Mortgage Loan and the Promenade Gateway Companion Loan.

Notwithstanding the foregoing consultation rights, no direction or objection by the Promenade Gateway Non-Controlling Note Holders may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Promenade Gateway Intercreditor Agreement or the REMIC provisions of the Code, including without limitation the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard, or expose the master servicer or special servicer to liability, or materially expand the scope of the master servicer’s or special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Promenade Gateway Non-Controlling Note Holders described above, the Promenade Gateway Non-Controlling Note Holders will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Promenade Gateway Whole Loan are discussed.

The “Promenade Gateway Non-Controlling Note Holders” means the party entitled under the securitization of the Promenade Gateway Companion Loan to exercise the rights granted to the holder of the Promenade Gateway Companion Loan under the Promenade Gateway Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Promenade Gateway Intercreditor Agreement, if the Promenade Gateway Whole Loan becomes a Defaulted Mortgage Loan pursuant to the terms of the PSA and thereafter the special servicer determines pursuant to the PSA and the Promenade Gateway Intercreditor Agreement to pursue a sale of the Promenade Gateway Mortgage Loan, the special servicer will be required to sell the Promenade Gateway Mortgage Loan together with the Promenade Gateway Companion Loans as a single whole loan, in accordance with the provisions of the PSA and the Promenade Gateway Intercreditor Agreement; provided that the special servicer will not be permitted to sell the Promenade Gateway Whole Loan without the consent of each Promenade Gateway Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Directing Certificateholder (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Pooled Voting Rights, as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Promenade Gateway Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Promenade Gateway Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

32 Avenue of the Americas Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 32 Avenue of the Americas, representing approximately 5.6% of the Initial Pool Balance, with a Cut-off Date Balance of $57,500,000 (the “32 Avenue of the Americas Mortgage Loan”), is part of a whole loan comprised of five promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “32 Avenue of the Americas Mortgaged Property”). The 32 Avenue of the Americas Mortgage Loan is evidenced by promissory Note A-5. The portions of the 32 Avenue of the Americas Whole Loan (as defined below) evidenced by (a) promissory Note A-1, with a Cut-off Date Balance of $125,000,000, which is included in the JPMBB 2015-C33 Mortgage Trust, (b) promissory Note A-2, with a Cut-off Date Balance of $100,000,000, which is included in the JPMCC 2015-JP1 Mortgage Trust, (c) promissory Note A-3, with a Cut-off Date Balance of $72,500,000, which is currently being held by JPMorgan Chase Bank, National Association (“JPM”)(or an affiliate) and (d) promissory Note A-4, with a Cut-off Date Balance of $70,000,000, which is included in the COMM 2015-LC23 Mortgage Trust, are collectively referred to in this prospectus as the “32 Avenue of the Americas Companion Loans” and each is pari passu in right of payment with the 32 Avenue of the

Americas Mortgage Loan. The 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Companion Loans are collectively referred to in this prospectus as the “32 Avenue of the Americas Whole Loan.” The 32 Avenue of the Americas Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the 32 Avenue of the Americas Whole Loan (the “32 Avenue of the Americas Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 32 Avenue of the Americas Noteholder (the “32 Avenue of the Americas Intercreditor Agreement”).

Servicing. The 32 Avenue of the Americas Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “JPMBB 2015-C33 Master Servicer”) and specially serviced by Torchlight Loan Services, LLC, as special servicer (the “JPMBB 2015-C33 Special Servicer”), pursuant to the pooling and servicing agreement entered into between J.P. Morgan Chase Commercial Mortgage Securities Corp., the JPMBB 2015-C33 Master Servicer, the JPMBB 2015-C33 Special Servicer, Wilmington Trust, National Association, as trustee (the “JPMBB 2015-C33 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “JPMBB 2015-C33 Certificate Administrator”), and Pentalpha Surveillance LLC, as senior trust advisor (the “JPMBB 2015-C33 Operating Advisor”), in connection with the JPMBB 2015-C33 Mortgage Trust (into which the 32 Avenue of the Americas Companion Loan designated as Note A-1 was deposited)(the “JPMBB 2015-C33 Pooling and Servicing Agreement”), and, subject to the terms of the 32 Avenue of the Americas Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 32 Avenue of the Americas Noteholder will be effected in accordance with the JPMBB 2015-C33 Pooling and Servicing Agreement and the 32 Avenue of the Americas Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the 32 Avenue of the Americas Mortgage Loan (but not on the 32 Avenue of the Americas Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Trustee, as applicable, will be obligated to make servicing advances with respect to the 32 Avenue of the Americas Whole Loan, in each case unless a similar determination of nonrecoverability is made under the JPMBB 2015-C33 Pooling and Servicing Agreement.

Distributions. The 32 Avenue of the Americas Intercreditor Agreement sets forth the respective rights of each of the 32 Avenue of the Americas Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 32 Avenue of the Americas Whole Loan will be applied to the 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder with respect to the 32 Avenue of the Americas Whole Loan will be the directing certificateholder or such other party specified in the JPMBB 2015-C33 Pooling and Servicing Agreement (such party, the “32 Avenue of the Americas Directing Certificateholder”). Certain decisions to be made with respect to the 32 Avenue of the Americas Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report with respect to the 32 Avenue of the Americas Whole Loan or any related REO Property, prior to the occurrence and continuance of a control termination event under the JPMBB 2015-C33 Pooling and Servicing Agreement, will require the approval of the 32 Avenue of the Americas Directing Certificateholder.

Pursuant to the terms of the 32 Avenue of the Americas Intercreditor Agreement, the Directing Certificateholder (the “32 Avenue of the Americas Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Special Servicer, as applicable, is required to provide to the 32 Avenue of the

Americas Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the 32 Avenue of the Americas Directing Certificateholder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the 32 Avenue of the Americas Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the 32 Avenue of the Americas Non-Controlling Note Holder will expire 10 business days after the delivery of notice and information relating to the matter subject to consultation, whether or not the 32 Avenue of the Americas Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the 32 Avenue of the Americas Non-Controlling Note Holder’s consultation rights described above, the JPMBB 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Companion Loans.

Notwithstanding the foregoing consultation rights, no direction or objection by the 32 Avenue of the Americas Non-Controlling Note Holder may require or cause the JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Special Servicer, as applicable, to violate any provision of any related Mortgage Loan documents, the 32 Avenue of the Americas Intercreditor Agreement, applicable law, the JPMBB 2015-C33 Pooling and Servicing Agreement or the REMIC provisions, including, without limitation, the JPMBB 2015-C33 Master Servicer’s or the JPMBB 2015-C33 Special Servicer’s obligation to act in accordance with the applicable servicing standard, or expose the JPMBB 2015-C33 Master Servicer, JPMBB 2015-C33 Special Servicer or the applicable certificate administrator, senior trust advisor, trust fund or the trustee to liability, or materially expand the scope of the JPMBB 2015-C33 Master Servicer’s or JPMBB 2015-C33 Special Servicer’s responsibilities under the JPMBB 2015-C33 Pooling and Servicing Agreement.

In addition to the consultation rights of the 32 Avenue of the Americas Non-Controlling Note Holder described above, the 32 Avenue of the Americas Non-Controlling Note Holder will have the right to attend (in person or telephonically, at the discretion of the JPMBB 2015-C33 Master Servicer or the JPMBB 2015-C33 Special Servicer) annual meetings with the JPMBB 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2015-C33 Master Servicer or JPMBB 2015-C33 Special Servicer, as applicable, in which servicing issues related to the 32 Avenue of the Americas Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 32 Avenue of the Americas Intercreditor Agreement, if the 32 Avenue of the Americas Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the JPMBB 2015-C33 Pooling and Servicing Agreement, the JPMBB 2015-C33 Special Servicer will be required to sell the 32 Avenue of the Americas Mortgage Loan together with the 32 Avenue of the Americas Companion Loans as a single whole loan.

Appointment of Special Servicer. The 32 Avenue of the Americas Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the JPMBB 2015-C33 Pooling and Servicing Agreement, will have the right, with or without cause, to replace the JPMBB 2015-C33 Special Servicer for the 32 Avenue of the Americas Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the 32 Avenue of the Americas Non-Controlling Note Holders as long as such replacement special servicer satisfies certain conditions set forth in the JPMBB 2015-C33 Pooling and Servicing Agreement.

Hyatt Regency St. Louis at The Arch Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 5.4% of the Initial Pool Balance, with a Cut-off Date Balance of $55,000,000 (the “Hyatt Regency St. Louis at The Arch Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Hyatt Regency St. Louis at The Arch Mortgaged Properties”). The Hyatt Regency St. Louis at The Arch Mortgage Loan is evidenced by promissory Note A-1. The portion of the Hyatt Regency St. Louis at The Arch Whole Loan (as defined below) evidenced by promissory Note A-2, with an outstanding principal balance as of the Cut-off Date of $54,000,000 (the “Hyatt Regency St. Louis at The Arch Companion Loan”), which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate), is pari passu in right of payment with the Hyatt Regency St. Louis at The Arch Mortgage Loan. The Hyatt Regency St. Louis at The Arch Mortgage Loan and the Hyatt Regency St. Louis at The Arch Companion Loan is collectively referred to as the “Hyatt Regency St. Louis at The Arch Whole Loan” in this prospectus. The Hyatt Regency St. Louis at The Arch Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the Hyatt Regency St. Louis at The Arch Whole Loan (the “Hyatt Regency St. Louis at The Arch Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Hyatt Regency St. Louis at The Arch Noteholder (the “Hyatt Regency St. Louis at The Arch Intercreditor Agreement”).

Servicing. The Hyatt Regency St. Louis at The Arch Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Hyatt Regency St. Louis at The Arch Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Hyatt Regency St. Louis at The Arch Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Hyatt Regency St. Louis at The Arch Mortgage Loan (but not on the Hyatt Regency St. Louis at The Arch Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Hyatt Regency St. Louis at The Arch Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Hyatt Regency St. Louis at The Arch Intercreditor Agreement sets forth the respective rights of each of the Hyatt Regency St. Louis at The Arch Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Hyatt Regency St. Louis at The Arch Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Hyatt Regency St. Louis at The Arch Mortgage Loan and the Hyatt Regency St. Louis at The Arch Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Hyatt Regency St. Louis at The Arch Intercreditor Agreement with respect to the Hyatt Regency St. Louis at The Arch Whole Loan will be the Directing Certificateholder. Certain decisions to be made with respect to the Hyatt Regency St. Louis at The Arch Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Directing Certificateholder unless a Control Termination Event exists.

Pursuant to the terms of the Hyatt Regency St. Louis at The Arch Intercreditor Agreement, the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Hyatt Regency St. Louis at The Arch Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hyatt Regency St. Louis at The Arch Mortgage Loan and the Hyatt Regency St. Louis at The Arch Companion Loan.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the Directing Certificateholder or the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Hyatt Regency St. Louis at The Arch Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, Depositor, any Mortgage Loan Seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder described above, the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Hyatt Regency St. Louis at The Arch Whole Loan are discussed.

The “Hyatt Regency St. Louis at The Arch Non-Controlling Note Holders” means, with respect to the Hyatt Regency St. Louis at The Arch Companion Loan, (i) until the Hyatt Regency St. Louis at The Arch Companion Loan is included in a securitization, the holder of the Hyatt Regency St. Louis at The Arch Companion Loan and (ii) if the Hyatt Regency St. Louis at The Arch Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of the Hyatt Regency St. Louis at The Arch Companion Loan under the Hyatt Regency St. Louis at The Arch Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Hyatt Regency St. Louis at The Arch Intercreditor Agreement, if the Hyatt Regency St. Louis at The Arch Whole Loan becomes a Defaulted Mortgage Loan pursuant to the terms of the PSA and thereafter the special servicer determines pursuant to the PSA and the Hyatt Regency St. Louis at The Arch Intercreditor Agreement to pursue a sale of the Hyatt Regency St. Louis at The Arch Mortgage Loan, the special servicer will be required to sell the Hyatt Regency St. Louis at The Arch Mortgage Loan together with the Hyatt Regency St. Louis at The Arch Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Hyatt Regency St. Louis at The Arch Intercreditor Agreement; provided that the special servicer will not be permitted to sell the Hyatt Regency St. Louis at The Arch Whole Loan without the consent of each Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Directing Certificateholder (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights, as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holders as

long as such replacement special servicer is a “qualified servicer” (as described in the Hyatt Regency St. Louis at The Arch Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

FedEx Brooklyn Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as FedEx Brooklyn, representing approximately 4.2% of the Initial Pool Balance, with a Cut-off Date Balance of $43,000,000 (the “FedEx Brooklyn Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “FedEx Brooklyn Mortgaged Property”). The FedEx Brooklyn Mortgage Loan is evidenced by promissory Note A-2. The related Companion Loan (the “FedEx Brooklyn Companion Loan”) is evidenced by one promissory note, Note A-1 (the “FedEx Brooklyn Companion Loans”), with a Cut-off Date Balance of $87,000,000), which is expected to be included in the CSAIL 2016-C5 Mortgage Trust. Only the Serviced Pari Passu Mortgage Loan is included in the issuing entity. The FedEx Brooklyn Mortgage Loan and the FedEx Brooklyn Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “FedEx Brooklyn Whole Loan”. It is anticipated that the FedEx Brooklyn Companion Loan will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The holders of the FedEx Brooklyn Whole Loan (the “FedEx Brooklyn Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each FedEx Brooklyn Noteholder (the “FedEx Brooklyn Intercreditor Agreement”). The following summaries describe certain provisions of the FedEx Brooklyn Intercreditor Agreement.

Servicing. Pursuant to the terms of the FedEx Brooklyn Intercreditor Agreement, as of the Closing Date, the FedEx Brooklyn Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “CSAIL 2016-C5 Pooling and Servicing Agreement”) entered into in connection with such securitization and the FedEx Brooklyn Intercreditor Agreement. The FedEx Brooklyn Intercreditor Agreement provides that expenses, losses and shortfalls relating to the FedEx Brooklyn Whole Loan will be allocated on a pro rata and pari passu basis to the holders thereof.

Advancing. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the FedEx Brooklyn Mortgage Loan (but not any advances of principal and/or interest on the FedEx Brooklyn Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the FedEx Brooklyn Mortgage Loan and the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the FedEx Brooklyn Companion Loan as required under the terms of the CSAIL 2016-C5 Pooling and Servicing Agreement (but not on the FedEx Brooklyn Mortgage Loan) and (B) any required property protection advances with respect to the FedEx Brooklyn Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the CSAIL 2016-C5 Pooling and Servicing Agreement.

Distributions. The FedEx Brooklyn Intercreditor Agreement sets forth the respective rights of each of the FedEx Brooklyn Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the FedEx Brooklyn Whole Loan will be applied to the FedEx Brooklyn Mortgage Loan and the FedEx Brooklyn Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The controlling noteholder under the FedEx Brooklyn Intercreditor Agreement will be the holder of the FedEx Brooklyn Companion Loan, which is expected to be the controlling class representative or such other party specified in the CSAIL 2016-C5 Pooling and Servicing Agreement (such party, the “FedEx Brooklyn Directing Certificateholder”). In its capacity as the controlling noteholder under the FedEx Brooklyn Intercreditor Agreement, the FedEx Brooklyn Directing Certificateholder or the FedEx Brooklyn Directing Certificateholder, as applicable, will be entitled to exercise rights similar to those of the Directing Certificateholder as set forth under “The Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the FedEx Brooklyn Whole Loan.

In addition, pursuant to the terms of the FedEx Brooklyn Intercreditor Agreement, the issuing entity as holder of the FedEx Brooklyn Mortgage Loan (or prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder) will (i) have the right to receive copies of all notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the FedEx Brooklyn Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the FedEx Brooklyn Directing Certificateholder under the CSAIL 2016-C5 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the FedEx Brooklyn Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the FedEx Brooklyn Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the FedEx Brooklyn Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the FedEx Brooklyn Whole Loan. The consultation right of the holder of the FedEx Brooklyn Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the FedEx Brooklyn Mortgage Loan (or its representative) has responded within such period; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the FedEx Brooklyn Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the FedEx Brooklyn Mortgage Loan and the FedEx Brooklyn Companion Loan. Neither the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the FedEx Brooklyn Mortgage Loan (or its representative, including the Directing Certificateholder).

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the FedEx Brooklyn Intercreditor Agreement, the issuing entity (or its representative) will have the right to annual conference calls with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the FedEx Brooklyn Whole Loan.

Sale of Defaulted FedEx Brooklyn Whole Loan. Pursuant to the terms of the FedEx Brooklyn Intercreditor Agreement, if the FedEx Brooklyn Mortgage Loan becomes a Defaulted Loan, and related Non-Serviced Special Servicer determines pursuant to the PSA or the CSAIL 2016-C5 Pooling and Servicing Agreement, as the case may be, and the FedEx Brooklyn Intercreditor Agreement to pursue a sale of the FedEx Brooklyn Mortgage Loan (or the FedEx Brooklyn Companion Loan, as the case may be), the special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the FedEx Brooklyn Mortgage Loan together with the FedEx Brooklyn Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) or the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the CSAIL 2016-C5 Pooling and Servicing Agreement), as applicable, obligation to review whether any offer from an Interested Person received for the FedEx Brooklyn Mortgage Loan and the FedEx Brooklyn Companion Loan constitutes a fair price. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the FedEx Brooklyn Mortgage Loan together with the FedEx Brooklyn Companion Loan if the loan becomes a defaulted whole loan without the written consent of the holder of the FedEx Brooklyn Mortgage Loan (provided that such consent is not required if the holder of the FedEx Brooklyn Mortgage Loan is the borrower or an affiliate of the borrower) unless the related Non-Serviced Special Servicer has delivered to the holder of the FedEx Brooklyn Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the FedEx Brooklyn Whole Loan, and any documents in the servicing file reasonably requested by the holder of the FedEx Brooklyn Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the FedEx Brooklyn Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale. Subject to the terms of the PSA, the holder of the FedEx Brooklyn Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights. Pursuant to the terms of the FedEx Brooklyn Intercreditor Agreement, the FedEx Brooklyn Directing Certificateholder (which, unless a control termination event or consultation termination event exists under the CSAIL 2016-C5 Pooling and Servicing Agreement, will be the directing certificateholder under the CSAIL 2016-C5 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the FedEx Brooklyn Whole Loan and appoint a replacement special servicer without the consent of the holder of the FedEx Brooklyn Mortgage Loan as long as such replacement special servicer is a “qualified servicer” (as described in the FedEx Brooklyn Intercreditor Agreement) and satisfies other conditions set forth in the CSAIL 2016-C5 Pooling and Servicing Agreement.

Equity Inns Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 3.9% of the Initial Pool Balance, with a Cut-off Date Balance of $40,000,000 (the “Equity Inns Portfolio Mortgage Loan”), is part of a whole loan comprised of 11 promissory notes, each of which is secured by the same mortgage instruments on the same portfolio of underlying Mortgaged Properties (the “Equity Inns Portfolio Mortgaged Properties”). The Equity Inns Portfolio Mortgage Loan is evidenced by promissory notes A-2-A1 and A-5-A. The portions of the Equity Inns Portfolio Whole Loan (as defined below) evidenced by (a) promissory notes A-1-A and A-4-A, with an aggregate Cut-off Date Balance of $80,000,000, which are included in the COMM 2015-LC23 Mortgage Trust, (b) promissory notes A-1-B, A-2-A2, A-2-B and A-3, with an aggregate Cut-off Date Balance of $67,200,000, which (subject to any applicable financing arrangement) are currently being held by LCF (or an affiliate) and (c) promissory notes A-4-B, A-5-B and A-6, with an aggregate Cut-off Date Balance of $44,800,000, which (subject to any applicable financing arrangement) are currently being held by GACC (or an affiliate), are collectively referred to in this prospectus as the “Equity Inns Portfolio Companion Loans” and each is pari passu in right of payment with the Equity Inns Portfolio Mortgage Loan. The Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans are collectively referred to in this prospectus as the “Equity Inns Portfolio Whole Loan.” The Equity Inns Portfolio Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool. The Equity Inns Portfolio Companion Loans not included in the COMM 2015-LC23 Mortgage Trust are the “Non-Controlling Equity Inns Portfolio Companion Loans.”

The holders of the Equity Inns Portfolio Whole Loan (the “Equity Inns Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Equity Inns Portfolio Noteholder (the “Equity Inns Portfolio Intercreditor Agreement”).

Servicing. The Equity Inns Portfolio Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “COMM 2015-LC23 Master Servicer”) and specially serviced by LNR Partners, LLC, as special servicer (the “COMM 2015-LC23 Special Servicer”), pursuant to the pooling and servicing agreement entered into between the Depositor, the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Special Servicer, Wilmington Trust, National Association, as trustee (the “COMM 2015-LC23 Trustee”), Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian (the “COMM 2015-LC23 Certificate Administrator”), and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2015-LC23 Operating Advisor”), in connection with the COMM 2015-LC23 Mortgage Trust (into which the Equity Inns Portfolio Companion Loans designated as notes A-1-A and A-4-A have been deposited)(the “COMM 2015-LC23 Pooling and Servicing Agreement”), and, subject to the terms of the Equity Inns Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Equity Inns Portfolio Noteholder will be effected in accordance with the COMM 2015-LC23 Pooling and Servicing Agreement and the Equity Inns Portfolio Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Equity Inns Portfolio Mortgage Loan (but not on the Equity Inns Portfolio Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2015-LC23 Master Servicer or the COMM 2015-LC23 Trustee, as applicable, will be obligated to make servicing advances with respect to the Equity Inns Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the COMM 2015-LC23 Pooling and Servicing Agreement.

Distributions. The Equity Inns Portfolio Intercreditor Agreement sets forth the respective rights of each of the Equity Inns Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Equity Inns Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be applied to restoration or repair of an Equity Inns Portfolio Mortgaged Property or released to the borrower in accordance with the loan documents) will be applied to the Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2015-LC23 Master Servicer, COMM 2015-LC23 Special Servicer, COMM 2015-LC23 Certificate Administrator, COMM 2015-LC23 Trustee and COMM 2015-LC23 Operating Advisor in accordance with the terms of the COMM 2015-LC23 Pooling and Servicing Agreement).

Reimbursement of Advances and Indemnitees. Pursuant to the Equity Inns Portfolio Intercreditor Agreement, with respect to any servicing advance on the Equity Inns Portfolio Whole Loan, the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Special Servicer or the COMM 2015-LC23 Trustee, as applicable, will be entitled to reimbursement first from collections on, and proceeds of, the Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance). However, pursuant to the Equity Inns Portfolio Intercreditor Agreement, the issuing entity will be responsible for reimbursing the COMM 2015-LC23 Mortgage Trust and/or various parties to the COMM 2015-LC23 Pooling and Servicing Agreement for the issuing entity’s pro rata share of: (i) any servicing advances made with respect to the Equity Inns Portfolio Whole Loan or interest thereon paid out of general collections on the mortgage loans in the COMM 2015-LC23 Trust; and (ii) various other fees, costs and expenses incurred in connection with the servicing and administration of the Equity Inns Portfolio Whole Loan.

Further, pursuant to the Equity Inns Portfolio Intercreditor Agreement, each pooling and servicing agreement pursuant to which the Equity Inns Portfolio Mortgage Loan or any Non-Controlling Equity Inns Portfolio Companion Loan is being securitized is required to provide that the COMM 2015-LC23 Master Servicer, COMM 2015-LC23 Special Servicer, COMM 2015-LC23 Depositor, COMM 2015-LC23 Certificate Administrator, COMM 2015-LC23 Trustee and COMM 2015-LC23 Operating Advisor (and any director, officer, employee or agent of any of them) will be entitled to indemnification by the holders of the Equity Inns Portfolio Mortgage Loan (which is the issuing entity) and such Non-Controlling Equity Inns

Portfolio Companion Loans and held harmless against each such holder’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of (or, in the case of the COMM 2015-LC23 Operating Advisor, the provision of services for) the Equity Inns Portfolio Whole Loan.

Consultation and Control. The directing holder under the Equity Inns Portfolio Intercreditor Agreement with respect to the Equity Inns Portfolio Whole Loan will be the controlling class representative or such other party specified in the COMM 2015-LC23 Pooling and Servicing Agreement (such party, the “COMM 2015-LC23 Directing Certificateholder”). Certain decisions to be made with respect to the Equity Inns Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement, will require the approval (or, in some cases involving special servicing, may be made at the direction) of the COMM 2015-LC23 Directing Certificateholder.

Pursuant to the terms of the Equity Inns Portfolio Intercreditor Agreement, each Equity Inns Portfolio Non-Controlling Note Holder will have the right to (i) receive (if such holder’s note is part of a securitization, through the master servicer for such securitization) copies of all notices, information and reports that the COMM 2015-LC23 Special Servicer is required to provide to the COMM 2015-LC23 Directing Certificateholder with respect to certain major decisions as set forth in the Equity Inns Portfolio Intercreditor Agreement or the implementation of any recommended actions outlined in an asset status report within the same time frame it is required to provide such notices, information and reports to the COMM 2015-LC23 Directing Certificateholder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Equity Inns Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of an Equity Inns Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2015-LC23 Special Servicer of notice, information and reports relating to the matter subject to consultation, whether or not the Equity Inns Portfolio Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding an Equity Inns Portfolio Non-Controlling Note Holder’s consultation rights described above, the COMM 2015-LC23 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans.

In addition to the consultation rights of each Equity Inns Portfolio Non-Controlling Note Holder described above, each Equity Inns Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2015-LC23 Master Servicer or COMM 2015-LC23 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2015-LC23 Master Servicer or COMM 2015-LC23 Special Servicer, as applicable, in which servicing issues related to the Equity Inns Portfolio Whole Loan are discussed.

The “Equity Inns Portfolio Non-Controlling Note Holders” are the holders of the Equity Inns Portfolio Mortgage Loan and the Non-Controlling Equity Inns Portfolio Companion Loans or, following the securitization of any such loan, the certificate holders of the specified interest in the “controlling class” under the applicable pooling and servicing agreement or their designated representative or any other party designated under the applicable pooling and servicing agreement to exercise the rights of a “Non-Directing Holder” under the Equity Inns Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Equity Inns Portfolio Intercreditor Agreement, it is acknowledged that the COMM 2015-LC23 Pooling and Servicing Agreement will provide that, if the Equity Inns Portfolio Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the COMM 2015-LC23 Pooling and Servicing Agreement, and if the COMM 2015-LC23 Special Servicer decides to sell the Equity Inns Portfolio Companion Loans in the COMM 2015-LC23 Mortgage Trust, the COMM 2015-LC23 Special Servicer will be required to sell the Equity Inns Portfolio Mortgage Loan together with the Equity Inns Portfolio Companion Loans as a single whole loan. Notwithstanding the foregoing, the COMM 2015-LC23 Special Servicer will not be permitted to sell the Equity Inns Portfolio Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the Equity Inns Portfolio Mortgage Loan and the holders of the Equity Inns Portfolio Companion Loans not included in the COMM 2015-LC23 Mortgage Trust, provided that such consent is not required if the COMM 2015-LC23 Special Servicer has delivered to the holder of the Equity Inns Portfolio Mortgage Loan and the holders of the Equity Inns Portfolio Companion Loans not included in the COMM 2015-LC23 Mortgage Trust: (a) at least 15 business days prior written notice of any decision to attempt to sell the Equity Inns Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the COMM 2015-LC23 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Equity Inns Portfolio Whole Loan, and any documents in the servicing file requested by the holder of the Equity Inns Portfolio Mortgage Loan or a holder of an Equity Inns Portfolio Companion Loan not included in the COMM 2015-LC23 Mortgage Trust; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the COMM 2015-LC23 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the COMM 2015-LC23 Master Servicer or the COMM 2015-LC23 Special Servicer in connection with the proposed sale; provided that the holder of the Equity Inns Portfolio Mortgage Loan may waive (as to itself) any of the delivery or timing requirements described above in this sentence. Subject to the terms of the COMM 2015-LC23 Pooling and Servicing Agreement, the holder of the Equity Inns Portfolio Mortgage Loan will be permitted to submit an offer at any sale of the Equity Inns Portfolio Whole Loan.

Appointment of Special Servicer. The COMM 2015-LC23 controlling class representative (prior to a control termination event and subject to any limitations in the COMM 2015-LC23 Pooling and Servicing Agreement) or COMM 2015-LC23 certificateholders with the requisite percentage of voting rights (following a control termination event), pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement, will have the right to replace the COMM 2015-LC23 Special Servicer for the Equity Inns Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Equity Inns Portfolio Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Equity Inns Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2015-LC23 Pooling and Servicing Agreement.

Harvey Building Products Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Harvey Building Products Portfolio, representing approximately 3.4% of the Initial Pool Balance, with a Cut-off Date Balance of $34,840,208 (the “Harvey Building Products Portfolio Mortgage Loan”), is part of a whole loan comprised of four promissory notes, each of which is secured by the same mortgage instruments on the same portfolio of underlying Mortgaged Properties (the “Harvey Building Products Portfolio Mortgaged Properties”). The Harvey Building Products Portfolio Mortgage Loan is evidenced by Notes A-2-A and A-2-B. The portions of the Harvey Building Products Portfolio Whole Loan (as defined below) evidenced by (a) Note A-1, with a Cut-off Date Balance of $41,808,250, which is included in the COMM 2015-LC23 Mortgage Trust and (b) Note A-3, with a Cut-off Date Balance of $32,849,339 (the “Non-Controlling Harvey Building Products Portfolio Companion Loan”), which is included in the Wells Fargo Commercial Mortgage Trust 2015-P2, are collectively referred to in this prospectus as the “Harvey Building Products Portfolio Companion Loans” and each is pari passu in right of payment with the Harvey Building Products Portfolio Mortgage Loan. The Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans are collectively referred to in this prospectus as the “Harvey Building Products Portfolio Whole Loan.” The Harvey Building Products Portfolio Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Harvey Building Products Portfolio Whole Loan (the “Harvey Building Products Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Harvey Building Products Portfolio Noteholder (the “Harvey Building Products Portfolio Intercreditor Agreement”).

Servicing. The Harvey Building Products Portfolio Whole Loan is currently being serviced by the COMM 2015-LC23 Master Servicer and specially serviced by the COMM 2015-LC23 Special Servicer, pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement, and, subject to the terms of the Harvey Building Products Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Harvey Building Products Portfolio Noteholder will be effected in accordance with the COMM 2015-LC23 Pooling and Servicing Agreement and the Harvey Building Products Portfolio Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Harvey Building Products Portfolio Mortgage Loan (but not on the Harvey Building Products Portfolio Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2015-LC23 Master Servicer or the COMM 2015-LC23 Trustee, as applicable, will be obligated to make servicing advances with respect to the Harvey Building Products Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the COMM 2015-LC23 Pooling and Servicing Agreement.

Distributions. The Harvey Building Products Portfolio Intercreditor Agreement sets forth the respective rights of each of the Harvey Building Products Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Harvey Building Products Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be applied to restoration or repair of a Harvey Building Products Portfolio Mortgaged Property or released to the borrower in accordance with the loan documents) will be applied to the Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Special Servicer, the COMM 2015-LC23 Certificate Administrator, the COMM 2015-LC23 Trustee and the COMM 2015-LC23 Operating Advisor in accordance with the terms of the COMM 2015-LC23 Pooling and Servicing Agreement).

Reimbursement of Advances and Indemnitees. Pursuant to the Harvey Building Products Portfolio Intercreditor Agreement, with respect to a servicing advance on the Harvey Building Products Portfolio Whole Loan, the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Special Servicer or the COMM 2015-LC23 Trustee, as applicable, will be entitled to reimbursement first from collections on, and proceeds of, the Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance). However, pursuant to the Harvey Building Products Portfolio Intercreditor Agreement, the issuing entity will be responsible for reimbursing the COMM 2015-LC23 Mortgage Trust and/or various parties to the COMM 2015-LC23 Pooling and Servicing Agreement for the issuing entity’s pro rata share of: (i) any servicing advances made with respect to the Harvey Building Products Portfolio Whole Loan or interest thereon paid out of general collections on the mortgage loans in the COMM 2015-LC23 Trust; and (ii) various other fees, costs and expenses incurred in connection with the servicing and administration of the Harvey Building Products Portfolio Whole Loan.

Further, pursuant to the Harvey Building Products Portfolio Intercreditor Agreement, each pooling and servicing agreement pursuant to which the Harvey Building Products Portfolio Mortgage Loan or the Non-Controlling Harvey Building Products Portfolio Companion Loan is being securitized is required to provide that the COMM 2015-LC23 Master Servicer, COMM 2015-LC23 Special Servicer, COMM 2015-LC23 Depositor, COMM 2015-LC23 Certificate Administrator, COMM 2015-LC23 Trustee and COMM 2015-LC23 Operating Advisor (and any director, officer, employee or agent of any of them) will be entitled to indemnification by the holders of the Harvey Building Products Portfolio Mortgage Loan (which is the issuing entity) and such Non-Controlling Harvey Building Products Portfolio Companion Loan and held harmless against each such holder’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of (or, in the case of the COMM 2015-LC23 Operating Advisor, the provision of services for) the Harvey Building Products Portfolio Whole Loan.

Consultation and Control. The directing holder under the Harvey Building Products Portfolio Intercreditor Agreement with respect to the Harvey Building Products Portfolio Whole Loan will be the COMM 2015-LC23 Directing Certificateholder. Certain decisions to be made with respect to the Harvey Building Products Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement, will require the approval (or, in some cases involving special servicing, may be made at the direction) of the COMM 2015-LC23 Directing Certificateholder.

Pursuant to the terms of the Harvey Building Products Portfolio Intercreditor Agreement, each Harvey Building Products Portfolio Non-Controlling Note Holder will have the right to (i) receive (if such holder’s note has been securitized, through the master servicer for such securitization) copies of all notices, information and reports that the COMM 2015-LC23 Special Servicer is required to provide to the COMM 2015-LC23 Directing Certificateholder with respect to certain major decisions as set forth in the Harvey Building Products Portfolio Intercreditor Agreement or the implementation of any recommended actions outlined in an asset status report within the same time frame it is required to provide such notices, information and reports to the COMM 2015-LC23 Directing Certificateholder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Harvey Building Products Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Harvey Building Products Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2015-LC23 Special Servicer of notice, information and reports relating to the matter subject to consultation, whether or not the Harvey Building Products Portfolio Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Harvey Building Products Portfolio Non-Controlling Note Holder’s consultation rights described above, the COMM 2015-LC23 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans. The “Harvey Building Products Portfolio Non-Controlling Note Holders” are the holders of the Harvey Building Products Portfolio Mortgage Loan and the Non-Controlling Harvey Building Products Portfolio Companion Loan or, following the securitization of any such loan, the certificate holders of the specified interest in the “controlling class” under the applicable pooling and servicing agreement or their designated representative or any other party designated under the applicable pooling and servicing agreement to exercise the rights of a “Non-Directing Holder” under the Harvey Building Products Portfolio Intercreditor Agreement.

In addition to the consultation rights of each Harvey Building Products Portfolio Non-Controlling Note Holder described above, each Harvey Building Products Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2015-LC23 Master Servicer or COMM 2015-LC23 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2015-LC23 Master Servicer or COMM 2015-LC23 Special Servicer, as applicable, in which servicing issues related to the Harvey Building Products Portfolio Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Harvey Building Products Portfolio Intercreditor Agreement, it is acknowledged that the COMM 2015-LC23 Pooling and Servicing Agreement will provide that if the Harvey Building Products Portfolio Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the COMM 2015-LC23 Pooling and Servicing Agreement, and if the COMM 2015-LC23 Special Servicer decides to sell the Harvey Building Products Portfolio Companion Loans in the COMM 2015-LC23 Mortgage Trust, the COMM 2015-LC23 Special Servicer will be required to sell the Harvey Building Products Portfolio Mortgage Loan together with the Harvey Building Products Portfolio Companion Loans as a single whole loan. Notwithstanding the foregoing, the COMM 2015-LC23 Special Servicer will not be permitted to sell the Harvey Building Products Portfolio Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the Harvey Building Products Portfolio Mortgage Loan and the holder of the Harvey Building Products Portfolio Companion Loan not included in the COMM 2015-LC23 Mortgage Trust, provided that such consent is not required if the COMM 2015-LC23 Special Servicer has delivered to the holder of the Harvey Building Products Portfolio Mortgage Loan and the holder of the Harvey Building Products Portfolio Companion Loan not included in the COMM 2015-LC23 Mortgage Trust: (a) at least 15 business days prior written notice of any decision to attempt to sell the Harvey Building Products Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the COMM 2015-LC23 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Harvey Building Products Portfolio Whole Loan, and any documents in the servicing file requested by the holder of the Harvey Building Products Portfolio Mortgage Loan or the holder of the Harvey Building Products Portfolio Companion Loan not included in the COMM 2015-LC23 Mortgage Trust; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the COMM 2015-LC23 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the COMM 2015-LC23 Master Servicer or the COMM 2015-LC23 Special Servicer in connection with the proposed sale; provided that the holder of the Harvey Building Products Portfolio Mortgage Loan may waive (as to itself) any of the delivery or timing requirements described above in this sentence. Subject to the terms of the COMM 2015-LC23 Pooling and Servicing Agreement, the holder of the Harvey Building Products Portfolio Mortgage Loan will be permitted to submit an offer at any sale of the Harvey Building Products Portfolio Whole Loan.

Appointment of Special Servicer. The COMM 2015-LC23 controlling class representative (prior to a control termination event and subject to any limitations in the COMM 2015-LC23 Pooling and Servicing Agreement) or COMM 2015-LC23 certificateholders with the requisite percentage of voting rights (after a control termination event), pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement, will have the right to replace the COMM 2015-LC23 Special Servicer for the Harvey Building Products Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Harvey Building Products Portfolio Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Harvey Building Products Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2015-LC23 Pooling and Servicing Agreement.

Element LA Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Element LA, representing approximately 2.8% of the Initial Pool Balance, with a Cut-off Date Balance of $28,500,000 (the “Element LA Mortgage Loan”), is part of a whole loan comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Element LA Mortgaged Property”). The Element LA Mortgage Loan is evidenced by promissory Note A-1B. The portions of the Element LA Whole Loan (as defined below) evidenced by (a) promissory Note A-1A, with a Cut-off Date Balance of $55,500,000, which is expected to be included in the CFCRE 2016-C3 Mortgage Trust, (b) promissory Note A-2A, with a Cut-off Date Balance of $70,000,000, which is included in the GSMS 2015-GS1 Trust, and (c) promissory Note A-2B, with a Cut-off Date Balance of $14,000,000, which is (subject to any applicable financing arrangement) currently being held by Goldman Sachs Mortgage Company or an affiliate, are collectively referred to in this prospectus as the “Element LA Companion Loans” and each is pari passu in right of payment with the Element LA Mortgage Loan. The Element LA Mortgage Loan and the Element LA Companion Loans are collectively referred to in this prospectus as the “Element LA Whole Loan.” The Element LA Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Element LA Whole Loan (the “Element LA Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Element LA Noteholder (the “Element LA Intercreditor Agreement”).

Servicing. As of the Closing Date, it is anticipated that the Element LA Whole Loan will be serviced by Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2016-C3 Master Servicer”) and specially serviced by CWCapital Asset Management LLC, as special servicer (the “CFCRE 2016-C3 Special Servicer”), pursuant to the pooling and servicing agreement entered into between CCRE Commercial Mortgage Securities, L.P., as depositor, the CFCRE 2016-C3 Master Servicer, the CFCRE 2016-C3 Special Servicer, Wilmington Trust, National Association, as trustee (the “CFCRE 2016-C3 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “CFCRE 2016-C3 Certificate Administrator”), and Park Bridge Lender Services LLC, as operating advisor (the “CFCRE 2016-C3 Operating Advisor”), in connection with the CFCRE 2016-C3 Mortgage Trust (into which the Element LA Companion Loan designated as Note A-1 has been deposited)(the “CFCRE 2016-C3 Pooling and Servicing Agreement”), and, subject to the terms of the Element LA Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Element LA Noteholder will be effected in accordance with the CFCRE 2016-C3 Pooling and Servicing Agreement and the Element LA Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Element LA Mortgage Loan (but not on the Element LA Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The CFCRE 2016-C3 Master Servicer or the CFCRE 2016-C3 Trustee, as applicable, will be obligated to make servicing advances with respect to the Element LA Whole Loan, in each case unless a similar determination of nonrecoverability is made under the CFCRE 2016-C3 Pooling and Servicing Agreement.

Distributions. The Element LA Intercreditor Agreement sets forth the respective rights of each of the Element LA Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Element LA Whole Loan will be applied to the Element LA Mortgage Loan and the Element LA Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Element LA Intercreditor Agreement with respect to the Element LA Whole Loan will be the controlling class representative or such other party specified in the CFCRE 2016-C3 Pooling and Servicing Agreement (such party, the “CFCRE 2016-C3 Directing Certificateholder”). Certain decisions to be made with respect to the Element LA Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement, will require the approval of the CFCRE 2016-C3 Directing Certificateholder.

Pursuant to the terms of the Element LA Intercreditor Agreement, the Controlling Class Representative (the “Element LA Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the CFCRE 2016-C3 Special Servicer is required to provide to the CFCRE 2016-C3 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the CFCRE 2016-C3 Directing Certificateholder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Element LA Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Element LA Non-Controlling Note Holder will expire 10 business days after the delivery by the CFCRE 2016-C3 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Element LA Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Element LA Non-Controlling Note Holder’s consultation rights described above, the CFCRE 2016-C3 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Element LA Mortgage Loan and the Element LA Companion Loans.

In addition to the consultation rights of the Element LA Non-Controlling Note Holder described above, the Element LA Non-Controlling Note Holder will have the right to annual conference calls with the CFCRE 2016-C3 Master Servicer or CFCRE 2016-C3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CFCRE 2016-C3 Master Servicer or CFCRE 2016-C3 Special Servicer, as applicable, in which servicing issues related to the Element LA Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Element LA Intercreditor Agreement, if the Element LA Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the CFCRE 2016-C3 Pooling and Servicing Agreement, the CFCRE 2016-C3 Special Servicer will be required to sell the Element LA Mortgage Loan together with the Element LA Companion Loans as a single whole loan.

Appointment of Special Servicer. The CFCRE 2016-C3 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement, will have the right, only for cause, to replace the CFCRE 2016-C3 Special Servicer for the Element LA Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Element LA Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Element LA Intercreditor Agreement) and satisfies the other conditions set forth in the CFCRE 2016-C3 Pooling and Servicing Agreement.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 20 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor” or “Mortgage Loan Seller”). GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation and GACC is an affiliate of the Depositor and Deutsche Bank Securities Inc., an Underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. In addition, it is expected that GACC will, as of the date of the initial issuance of the certificates, hold the Santa Monica Multifamily Portfolio Companion Loan designated as Note A-2 and the Equity Inns Portfolio Companion Loans designated as Note A-4-B, Note A-5-B and Note A-6. For more information regarding GACC, see “The Sponsor” in this prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 11 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 24.6% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 8 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 9.3% of the Initial Pool Balance.

GACC’s Securitization Program. GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2015 is approximately $44.632 billion.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2 to this prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The

GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the Equity Inns Portfolio Mortgage Loan, which was co-originated by GACC and LCF, the LCF Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

•	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Review of GACC Mortgage Loans—Data Tape”;

•	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex C.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under

“—GACC’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—GACC’s Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Guidelines and Processes—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Guidelines and Processes.

General. GACC originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. GACC reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by GACC and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, GACC obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, GACC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent and may also obtain a value based on an “as complete” basis that assumes that certain events will occur with respect to re-tenancy, construction, restoration or repairs at the Mortgaged Property. GACC then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. GACC evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. GACC evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, GACC either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, GACC reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, GACC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, GACC obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. GACC reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, GACC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, GACC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and GACC reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and GACC reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as GACC may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. GACC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, GACC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by GACC. The typical required escrows for mortgage loans originated by GACC are as follows:

•	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GACC with sufficient funds to satisfy all taxes and assessments. GACC may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or GACC may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide GACC with sufficient funds to pay all insurance premiums. GACC may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. GACC may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. GACC may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. GACC may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

•	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. GACC may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

GACC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) GACC’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) GACC has structured springing escrows that arise for identified risks, (v) GACC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) GACC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—GACC’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, GACC’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, GACC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above:

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Albany, representing approximately 1.1% of the Initial Pool Balance, the effective date of value of the appraisal of the Mortgaged Property is not within 6 months of the Mortgage Loan origination date.

Compliance with Rule 15Ga-1 under the Exchange Act.

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 10, 2015. GACC’s “Central Index Key” number is 0001541294. The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including October 1, 2012 to and including September 30, 2015:

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)	The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date. The repurchase demand was rejected. In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)	In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011

Retained Interests in This Securitization. Neither GACC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that DBSI intends to purchase $703,549,000 Notional Amount of the Class X-PA certificates for investment.

Cantor Commercial Real Estate Lending, L.P.

General. Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters, and Berkeley Point Capital LLC, a Primary Servicer. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of September 30, 2015, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $2.148 billion, total liabilities of approximately $1.111 billion and total partners’ equity of approximately $1.037 billion. As of September 30, 2015, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $2.375 billion of master repurchase facilities.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the Underwriters) and certain third party lenders provide these various repurchase facilities to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities. Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of October 22, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 CCRE Mortgage Loans, representing approximately 6.5% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 6 of the Mortgage Loans to be contributed to this securitization by CCRE Lending, representing approximately 15.2% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 3 of the Mortgage Loans to be contributed to this securitization by CCRE Lending, representing approximately 4.0% of the Initial Pool Balance.

CCRE Lending’s Loan Origination and Acquisition History. Since its founding in July 2010 through September 30, 2015, CCRE Lending has originated or acquired approximately 1,536 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $28.3 billion and has acted as a sponsor and mortgage loan seller on 52 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.

CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Review of CCRE Mortgage Loans. Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex D to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this prospectus.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards. General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i) Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii) Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii) Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv) Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Assessments of Property Condition—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Other than as set forth below, the CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012. The CCRE Depositor’s Central Index Key is 0001515166. With respect to the period from and including October 1, 2011 to and including September 30, 2015, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G on February 14, 2014. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including September 30, 2015, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither CCRE Lending nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that CCRE Lending or an affiliate intends to purchase $55,000,000 Notional Amount of the Class X-HR certificates for investment.

Jefferies LoanCore LLC

General. Jefferies LoanCore LLC (“Jefferies LoanCore” or “JLC”) is a sponsor of, and a seller of certain mortgage loans (the “JLC Mortgage Loans”) into, the securitization described in this prospectus. Jefferies LoanCore is a Delaware limited liability company and is affiliated with Jefferies LLC, one of the Underwriters. Jefferies LoanCore is a privately held company that commenced operations in February 2011. It was formed for the purpose of acquiring, originating, syndicating and securitizing real estate related debt. Jefferies LoanCore’s executive offices are located at 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830, telephone number (203) 861-6000.

According to its consolidated statement of financial condition (unaudited), as of August 31, 2015, Jefferies LoanCore and its consolidated subsidiaries had total assets of approximately $1,788.6 million, total liabilities of approximately $1,276.4 million and total members’ capital of approximately $512.2 million.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters) and certain third party lenders provide warehouse financing to affiliates of Jefferies LoanCore (the “JLC Financing Affiliates”) through various repurchase facilities. Jefferies LoanCore guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. Certain of the JLC Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the certificates are issued, then Jefferies LoanCore will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, reacquire such JLC Mortgage Loans from the related JLC Financing Affiliate, and the related JLC Financing Affiliate will, in turn, use the funds that it receives from Jefferies LoanCore to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.

Pursuant to certain interim servicing agreements between JLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 5 of the Mortgage Loans to be contributed to this securitization by JLC, representing approximately 14.7% of the Initial Pool Balance.

Neither Jefferies LoanCore nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Jefferies LoanCore for any losses or other claims in connection with the certificates or the JLC Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects of representations and warranties made by Jefferies LoanCore in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

JLC’s Commercial Mortgage Securitization Program. Jefferies LoanCore has acted as a sponsor and/or loan seller with respect to 16 prior commercial mortgage securitizations with respect to mortgage loans with an aggregate outstanding balance of approximately $4.77 billion as of the cut-off date for each such securitization.

Jefferies LoanCore originates, and acquires from unaffiliated third party originators, mortgage loans secured by, and mezzanine loans secured by indirect and/or direct interests in entities that own, commercial and multifamily real properties located throughout the United States. The following table sets forth information with respect to originations of fixed rate mortgage loans secured by, and mezzanine loans secured by direct and/or indirect interests in entities that own, commercial and multifamily real properties, by Jefferies LoanCore from its inception in February 2011 to and including November 30,

2011, from December 1, 2011 to and including November 30, 2012, from December 1, 2012 to and including November 30, 2013, from December 1, 2013 to and including November 30, 2014 and from December 1, 2014 to and including November 30, 2015.

Originations of Fixed Rate Commercial and
Multifamily Mortgage Loans and Mezzanine Loans

	No. of Loans(6)	Approximate Aggregate Principal Balance of Loans at Origination
2011(1)	19	$566,050,515
2012(2)	37	$860,275,447
2013(3)	108	$1,786,891,500
2014(4)	69	$899,117,929
2015(5)	82	$1,691,847,500

(1)	Reflects activity from February 23, 2011 to and including November 30, 2011.

(2)	Reflects activity from December 1, 2011 to and including November 30, 2012.

(3)	Reflects activity from December 1, 2012 to and including November 30, 2013.

(4)	Reflects activity from December 1, 2013 to and including November 30, 2014.

(5)	Reflects activity from December 1, 2014 to and including November 30, 2015.

(6)	A/B and pari passu split note structures are treated as one loan, and a mortgage loan and related mezzanine loan are treated as two loans.

Review of JLC Mortgage Loans. Overview. Jefferies LoanCore has conducted a review of the JLC Mortgage Loans in connection with the securitization described in this prospectus. The review of the JLC Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “JLC Review Team”). The review procedures described below were employed with respect to all of the JLC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JLC Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each JLC Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the JLC Review Team during the underwriting process. After origination of each JLC Mortgage Loan, the JLC Review Team updated the information in the database with respect to such JLC Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the JLC Review Team.

A data tape (the “JLC Data Tape”) containing detailed information regarding each JLC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JLC Data Tape was used by the JLC Review Team to provide certain numerical information regarding the JLC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Jefferies LoanCore engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Jefferies LoanCore relating to information in this prospectus regarding the JLC Mortgage Loans. These procedures included:

•	comparing the information in the JLC Data Tape against various source documents provided by Jefferies LoanCore that are described above under “—Database”;

•	comparing numerical information regarding the JLC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JLC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the JLC Mortgage Loans disclosed in this prospectus.

Legal Review. Jefferies LoanCore engaged various law firms to conduct certain legal reviews of the JLC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the JLC Mortgage Loans, origination counsel for each JLC Mortgage Loan reviewed Jefferies LoanCore’s representations and warranties set forth on Annex D to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JLC Mortgage Loans. Such assistance included, among other things, a review of (i) Jefferies LoanCore’s preliminary or final asset summary report for each JLC Mortgage Loan, (ii) various statistical data tapes prepared by, and a due diligence questionnaire completed by or on behalf of, Jefferies LoanCore, (iii) the representation and warranty exception reports referred to above relating to certain of the JLC Mortgage Loans prepared by origination counsel and (iv) select provisions in certain loan documents with respect to certain of the JLC Mortgage Loans.

Origination counsel and/or securitization counsel also assisted in the preparation and review of the loan summaries for those of the JLC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the JLC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this prospectus.

Other Review Procedures. With respect to any material pending litigation of which Jefferies LoanCore was aware at the origination of any JLC Mortgage Loan, Jefferies LoanCore requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The JLC Review Team also reviewed the JLC Mortgage Loans to determine, whether any JLC Mortgage Loan materially deviated from the underwriting guidelines described below under “—Jefferies LoanCore’s Underwriting Standards”.

Findings and Conclusions. Based on the foregoing review procedures, Jefferies LoanCore determined that the disclosure regarding the JLC Mortgage Loans in this prospectus is accurate in all material respects. Jefferies LoanCore also determined that the JLC Mortgage Loans were originated in accordance with Jefferies LoanCore’s origination procedures and underwriting criteria. Jefferies LoanCore attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Jefferies LoanCore’s Underwriting Standards. General. Each of the JLC Mortgage Loans was originated by Jefferies LoanCore. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated by Jefferies LoanCore.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan originated by Jefferies LoanCore will conform to the general guidelines and processes described below.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Jefferies LoanCore. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, Jefferies LoanCore’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Jefferies LoanCore and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Jefferies LoanCore or an affiliate may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Servicing. Interim servicing for all loans originated by Jefferies LoanCore prior to securitization is typically performed by an interim servicer that is unaffiliated with Jefferies LoanCore. Generally, servicing responsibilities will be transferred from the interim servicer to the master servicer of the securitization trust at closing. From time to time, the interim servicer may retain primary servicing.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)     Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)    Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)   Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)   Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and Jefferies LoanCore or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Jefferies LoanCore typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial or multifamily mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Jefferies LoanCore may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) the insurance proceeds received in connection with a major casualty should be sufficient to satisfy the mortgage loan; (iv) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (v) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Jefferies LoanCore may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan originated by Jefferies LoanCore. Furthermore, Jefferies LoanCore may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases,

Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated by Jefferies LoanCore are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve. Such escrows may also not be required unless a particular trigger event (for example, an event relating to property performance) has occurred and is continuing.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence and during the continuance of a particular trigger event (for example, an event relating to property performance) to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the JLC Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. The JLC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. Jefferies LoanCore most recently filed a Form ABS-15G on February 10, 2015. Jefferies LoanCore’s Central Index Key is 0001555524. With respect to the period from and including October 1, 2012 through and including September 30, 2015, Jefferies LoanCore does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. As of the date hereof, neither Jefferies LoanCore nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Jefferies LoanCore and its affiliates are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, Jefferies LoanCore and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

Ladder Capital Finance LLC

General. Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain mortgage loans or portions thereof (including the portion of the Equity Inns Portfolio Mortgage Loan that LCF is selling to the depositor (but only that portion thereof), the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”) and Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”). Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware. TRS LLLP and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a series of Ladder Holdings. Ladder Capital Corp. holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder

Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

Based on an unaudited balance sheet and income statement, as of September 30, 2015, Ladder Holdings and its consolidated subsidiaries has total assets of approximately $5,809,683,418, total liabilities of approximately $4,316,712,521 and total partners’ capital of approximately $1,492,970,897.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, and Deutsche Bank Securities Inc., one of the underwriters), Wells Fargo Bank, National Association, (the master servicer, certificate administrator, custodian, 17g-5 information provider, certificate registrar and tax administrator) and certain third party lenders provide warehouse financing to affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  Some or all of the LCF Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, reacquire such LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty free and clear of any liens.  As of January 7, 2016, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to 2 LCF Mortgage Loans (with respect to the Equity Inns Portfolio Mortgage Loan, taking into account only the portion of the Mortgage Loan contributed by LCF), representing approximately 5.7% of the Initial Pool Balance.

Wells Fargo Bank, National Association acts as interim custodian of the Mortgage Loan Documents (or, in the case of each of the Equity Inns Portfolio Mortgage Loan and the Harvey Building Products Portfolio Mortgage Loan, just the related promissory note) with respect to all of the LCF Mortgage Loans. Wells Fargo Bank, National Association is also the custodian under the COMM 2015-LC23 Pooling and Servicing Agreement and, in such capacity, holds the security instruments for the Equity Inns Portfolio Mortgage Loan and the Harvey Building Products Portfolio Mortgage Loan.

LCF or one of its affiliates may purchase certificates issued in connection with this securitization.

Ladder Capital Group’s Securitization Program. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During the first nine (9) calendar months of 2015, LCF contributed approximately $2.064 billion of commercial, multifamily and manufactured housing community mortgage loans to 7 commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013 and 2014 and the first nine months of 2015.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$ 663,256,700
2011	65	$ 1,170,444,775
2012	152	$ 2,463,328,246
2013	120	$ 2,269,641,443
2014	158	$ 3,290,652,162
2015(1)	124	$ 1,909,515,489

(1)	During the period from January 1, 2015 through September 30, 2015.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, or cause such to occur, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF all fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association, has been acting (or previously acted) as interim servicer with respect to 4 of the LCF Mortgage Loans, with an aggregate Cut-off Date Balance of $52,773,094, which represents 5.1% of the Initial Pool Balance, as well as the Equity Inns Portfolio Mortgage Loan, representing 3.9% of the Initial Pool Balance, which was co-originated by LCF and GACC. In addition, Wells Fargo Bank, National Association is the COMM 2015-LC23 Master Servicer and, in such capacity, is currently servicing the Equity Inns Portfolio Mortgage Loan and the Harvey Building Products Portfolio Mortgage Loan.

Review of LCF Mortgage Loans. Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LCF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

•	comparing the information in the LCF Data Tape against various source documents provided by LCF that are described under “—Database” above;

•	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary reports for certain of the LCF Mortgage Loans, (ii) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans and prepared by origination counsel, (iii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by Ladder Capital Group, (iv) a review of data tapes relating to the LCF Mortgage Loans prepared by Ladder Capital Group, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries in Annex B to this prospectus based on their respective reviews of the related asset summary reports and/or the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder

Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Ladder’s Underwriting Standards” below.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria discussed under “—Ladder’s Underwriting Standards” below. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any LCF Mortgage Loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Ladder’s Underwriting Standards. Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and generally cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(1) Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2) Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(3) Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

(4) Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Ladder’s Underwriting Standards—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. None of the LCF Mortgage Loans were originated with any material exceptions to the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. As of the date of this prospectus, LCF most recently filed a Form ABS-15G in accordance with Rule 15Ga-1 under the Exchange Act on February 10, 2015. LCF’s Central Index Key number is 0001541468. With respect to the period from and including October 1, 2012 to and including September 30, 2015, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. As of the date of this prospectus, neither LCF nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LCF and its affiliates are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, LCF and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the 8 years ending December 31, 2015, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $90.215 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, COMM 2016-CCRE28 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”)(formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2015, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $125 billion, of which approximately 147 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $95 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The foregoing information concerning the trustee has been provided by WTNA. WTNA does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer, any special servicer or the certificate administrator of any funds paid to the master servicer, any special servicer or the certificate administrator in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer, any special servicer or the certificate administrator.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, the 17g-5 information provider and custodian under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of September 30, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the Sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and tax returns on behalf of the trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2015, Wells Fargo Bank was acting as custodian of more than 173,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 residential mortgage-backed securities (“RMBS”) trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, The Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the primary servicer for the Serviced Companion Loans. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator under the PSA and an affiliate of Wells Fargo Securities, LLC, one of the initial purchasers, (ii) the master servicer and certificate administrator under the COMM 2015-LC23 Pooling and Servicing Agreement, pursuant to which the Harvey Building Products Portfolio Whole Loan is serviced and the Equity Inns Portfolio Whole Loan is serviced, (iii) the special servicer and certificate administrator under the GSMS 2015-GS1 Pooling and Servicing Agreement, pursuant to which the Element LA Whole Loan is serviced (prior to the securitization of the Note A-1A), (iv) as of the Closing Date, expected to be the master servicer and certificate administrator under the CFCRE 2016-C3 Pooling and Servicing Agreement, pursuant to which the Element LA Whole Loan is serviced (after the securitization of the Note A-1A), (v) the master servicer and certificate administrator under the JPMBB 2015-C33 Pooling and Servicing Agreement, pursuant to which the 32 Avenue of the Americas Whole Loan is serviced and (vi) is expected to be the certificate administrator and trustee under the CSAIL 2016-C5 Pooling and Servicing Agreement, pursuant to which the FedEx Brooklyn Whole Loan is expected to be serviced (after the securitization of the Note A-1). On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
By Approximate Number:	35,189	33,354	33,590	32,701
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$501.54

Within this portfolio, as of December 31, 2015, are approximately 24,010 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $410.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa1” by Moody’s and “AA” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans or the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the master servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by GACC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and JLC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by JLC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the JLC Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with LCF, or with a wholly-owned subsidiary or affiliate of LCF, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LCF and those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Wells Fargo, in its capacity as CFCRE 2016-C3 Master Servicer, expects to enter into a primary servicing agreement with BPC (after the securitization of the Element LA Note A-1A) pursuant to which BPC is expected to act as primary servicer with respect to the Element LA Whole Loan.

Wells Fargo expects to enter into a limited servicing agreement with Berkeley Point pursuant to which Berkeley Point is expected to assume certain limited subservicing duties with respect to some or all of the CCRE Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025% with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo Bank or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information concerning information under this heading “—The Master Servicer” has been provided by Wells Fargo.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Mortgage Loans with ’Due-on-Sale’ and ’Due-on-Encumbrance’ Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, the Serviced Companion Loans. On occasion, the master servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent master servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to initially be appointed to act as the special servicer under the PSA, and in such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loans) and any related REO Properties, and in certain circumstances, will review, evaluate and/or provide or withhold consent as to certain major decisions and other transactions relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans when such Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans are not Specially Serviced Loans pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from Standard & Poor’s Rating Services, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Rating Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “CMS1” as a master servicer, and “CSS1” as a special servicer, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.

Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2015, Midland was servicing approximately 29,364 commercial and multifamily mortgage loans with a principal balance of approximately $370 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,276 of such loans, with a total principal balance of approximately $146 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2015, Midland was named the special servicer in approximately 188 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $98 billion. With respect to such transactions as of such date, Midland was administering approximately 90 assets with an outstanding principal balance of approximately $977 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
Total	$82	$70	$85

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CCRE Mortgage Loans.

Midland may also act as a limited servicer with respect to certain mortgage loans for LCF or its affiliates, subject to a repurchase facility.

Midland assisted KKR Real Estate Finance Holdings L.P. or its affiliate with due diligence relating to the Mortgage Loans in the Mortgage Pool.

Under the GSMS 2015-GS1 Pooling and Servicing Agreement, Midland is also the GSMS 2015-GS1 master servicer and, accordingly, prior to the securitization of the Element LA Companion Loan identified as Note A-1A, is responsible for servicing of the Element LA Whole Loan.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase certificates issued in this offering, including in the secondary market.

The foregoing information regarding Midland under this heading “Transaction Parties—The Special Servicer” has been provided by Midland.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point”) will be appointed as primary servicer for the CCRE Mortgage Loan identified on Annex A-1 to this prospectus as Element LA, representing 2.8% of the outstanding pool balance as of the cut-off date, and in such capacity, will be responsible for the primary servicing and administration of this mortgage loan. In addition, with respect to eight mortgage loans secured by mortgaged properties representing approximately 18.6% of the outstanding pool balance as of the cut-off date, Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements.

The principal executive offices of Berkeley Point are located at 4550 Montgomery Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562. Berkeley Point is an affiliate under common control with CCRE Lending.

Berkeley Point serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved- multifamily

Berkeley Point Capital (BPC), a wholly owned subsidiary of Cantor Commercial Real Estate, specializes in providing real estate financing for both commercial and multifamily properties. Together with its predecessor entities, BPC has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, BPC originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. BPC is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on five Freddie Mac K-Series securitizations, the first in 2009, one in each of 2013 and 2014, and two in 2015. In addition to its primary and special servicing assignments, BPC also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Boston, Massachusetts, Santa Monica, California, Irvine, California, Columbus, Ohio, Dallas, Texas, Brentwood, Tennessee, Seattle, Washington and St. Louis, Missouri.

As of December 31, 2015, Berkeley Point’s primary servicing portfolio was comprised of 1790 loans with an aggregate outstanding principal balance of approximately $30.37 billion, of which Berkeley Point is the primary servicer through sub-servicing agreements with master servicers on 80 Freddie Mac K-Series securitizations for 270 loans with an approximate aggregate outstanding principal balance of approximately $6.28 billion, and 43 commercial mortgage loans with an aggregate outstanding principal balance of approximately $1.540 billion in other CMBS securitizations.

The table below sets forth information about the various pools of loans serviced by Berkeley Point as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/15
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$2.2 billion	$3.1 billion	$4.842 billion	$7.82 billion
By Number	33 pools (95 loans)	46 pools (122 loans)	67 pools (177 loans)	99 pools (313 loans)

Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance				$14.05 billion
By Number				49 pools (830 loans)

The commercial real estate loans that Berkeley Point originates and for which Berkeley Point provides servicing include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series COMM 2016-CCRE28 certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. Berkeley Point uses the Enterprise! servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, Berkeley Point provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the series COMM 2016-CCRE28 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series COMM 2016-CCRE28 certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of the Sponsors, the issuing entity, the master servicer, the trustee or any originator other than the depositor, CCRE Lending and any underwriter other than Cantor Fitzgerald & Co. and CastleOak Securities, L.P. Other than its relationship with the depositor, CCRE Lending, Cantor Fitzgerald & Co. and CastleOak Securities, L.P. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series COMM 2016-CCRE28 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a certificateholder.

Neither Berkeley Point nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the Depositor nor any Underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of Berkeley Point Primary Servicing Agreement

General. It is anticipated that after the securitization of Note A-1A of the Element LA Whole Loan, the Element LA Whole Loan will be serviced pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement. Berkeley Point has acquired the right to be appointed as the primary servicer of the Element LA Whole Loan (the “BPC Primary Serviced Whole Loan”). Accordingly, Wells Fargo, as the CFCRE 2016-C3 Master Servicer, and Berkeley Point, as primary servicer, will enter into a primary servicing agreement dated as of January 1, 2016 (the “BPC Primary Servicing Agreement”). The primary servicing of such Berkeley Point Primary Serviced Whole Loan will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the Berkeley Point Primary Serviced Whole Loan. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the Berkeley Point Primary Serviced Whole Loan, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing of such mortgage loan and companion loans in a manner consistent with the CFCRE 2016-C3 Pooling and Servicing Agreement and the Servicing Standard. Primary servicing duties will include:

•	maintaining the servicing file and releasing files in accordance with the CFCRE 2016-C3 Pooling and Servicing Agreement and the BPC Primary Servicing Agreement,

•	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the CFCRE 2016-C3 master servicer and forwarding a copy of such repurchase communication to the CFCRE 2016-C3 master servicer and such information in its possession reasonably requested by the CFCRE 2016-C3 master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the CFCRE 2016-C3 master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the CFCRE 2016-C3 master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the CFCRE 2016-C3 Pooling and Servicing Agreement) to hold such collections,

•	remitting to the CFCRE 2016-C3 master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Berkeley Point, as primary servicer,

•	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the CFCRE 2016-C3 master servicer from time to time,

•	collecting monthly and quarterly borrower reports, income statements and rent rolls,

•	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement and providing inspection reports to the CFCRE 2016-C3 master servicer,

•	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the CFCRE 2016-C3 master servicer of any borrower requests or transactions and performing certain duties of the CFCRE 2016-C3 master servicer with respect to such borrower request or transaction; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the CFCRE 2016-C3 master servicer,

•	promptly notifying CFCRE 2016-C3 master servicer of any defaults under the Berkeley Point Primary Serviced Whole Loan, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the CFCRE 2016-C3 master servicer, and

•	with respect to all servicing responsibilities of the CFCRE 2016-C3 master servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement which are not being performed by Berkeley Point under the BPC Primary Servicing Agreement, Berkeley Point will reasonably cooperate with the CFCRE 2016-C3 master servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the CFCRE 2016-C3 master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the CFCRE 2016-C3 master servicer, who has a vault or other adequate safety procedures in place satisfactory to the CFCRE 2016-C3 master servicer, in its sole discretion.

Berkeley Point will provide to CFCRE 2016-C3 master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the Berkeley Point Primary Serviced Whole Loan for audit and review. Berkeley Point will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) as to which the CFCRE 2016-C3 master servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the issuing entity or cause either the lower-tier REMIC or the upper-tier REMIC under the CFCRE 2016-C3 Pooling and Servicing Agreement to fail to qualify as a REMIC. Berkeley Point will fully cooperate with the CFCRE 2016-C3 master servicer in connection with avoiding the imposition of a tax on any portion of the issuing entity related to the CFCRE 2016-C3 Pooling and Servicing Agreement or cause either the lower-tier REMIC or the upper-tier REMIC under the CFCRE 2016-C3 Pooling and Servicing Agreement to fail to qualify as a REMIC.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the CFCRE 2016-C3 master servicer to permit it to comply with the CFCRE 2016-C3 Pooling and Servicing Agreement and the CFCRE 2016-C3 depositor to comply with its Exchange Act reporting obligations.

Berkeley Point will not communicate directly with the CFCRE 2016-C3 special servicer, the CFCRE 2016-C3 directing certificateholder or any rating agency under the CFCRE 2016-C3 Pooling and Servicing Agreement except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or any servicing advances. Berkeley Point will not make any Major Decisions or take any other action requiring the approval of the CFCRE 2016-C3 master servicer under the BPC Primary Servicing Agreement without the prior written approval of the CFCRE 2016-C3 master servicer. Such consent will be subject to the consent of the CFCRE 2016-C3 special servicer. The CFCRE 2016-C3 master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the CFCRE 2016-C3 master servicer receives the servicing fee with respect to the Berkeley Point Primary Serviced Whole Loan under the CFCRE 2016-C3 Pooling and Servicing Agreement. Berkeley Point is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the BPC Primary Servicing Agreement. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement. Generally, if received and the CFCRE 2016-C3 master servicer is entitled to retain such amounts under the CFCRE 2016-C3 Pooling and Servicing Agreement, Berkeley Point will also be entitled to retain, with respect to the BPC Primary Serviced Whole Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

•	50% of the CFCRE 2016-C3 master servicer’s share of late fees to the extent Berkeley Point is performing the related collection work and to the extent not required to offset with respect to the Berkeley Point Primary Serviced Whole Loan under the CFCRE 2016-C3 Pooling and Servicing Agreement (1) Advances, including interest on such Advances or (2) additional trust fund expenses;

•	100% of the CFCRE 2016-C3 master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

•	100% of the CFCRE 2016-C3 master servicer’s share of any assumption application fees to the extent Berkeley Point performs the related assumption;

•	50% of the CFCRE 2016-C3 master servicer’s share of any assumption fees, modification fees, consent fees, and defeasance fees to the extent such action was performed by Berkeley Point; and

•	subject to certain limitations set forth in the CFCRE 2016-C3 Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by Berkeley Point.

Berkeley Point will be required to promptly remit to the CFCRE 2016-C3 master servicer any additional servicing compensation or other amounts received by it which Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of Berkeley Point (the “BPC Parties”) will be under any liability to the CFCRE 2016-C3 master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the CFCRE 2016-C3 master servicer against any loss, liability or expense (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement resulting from the CFCRE 2016-C3 master servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the issuing entity, to the extent provided in the CFCRE 2016-C3 Pooling and Servicing Agreement, against any Losses incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, other than any Losses (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of obligations and duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the CFCRE 2016-C3 master servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the CFCRE 2016-C3 master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, the CFCRE 2016-C3 Pooling and Servicing Agreement or the Certificates by reason of (1) any breach by Berkeley Point of a representation or warranty made by Berkeley Point in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its obligations or duties under the BPC Primary Servicing Agreement or under the CFCRE 2016-C3 Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties.

Resignation. The BPC Primary Servicing Agreement will provide that Berkeley Point may not resign from the obligations and duties imposed on it thereunder except by mutual consent of Berkeley Point and the CFCRE 2016-C3 master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by Berkeley Point.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

•	the CFCRE 2016-C3 master servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

•	the CFCRE 2016-C3 master servicer elects (or at the CFCRE 2016-C3 Depositor’s request to the extent the CFCRE 2016-C3 Depositor has the right to request termination of Berkeley Point under the CFCRE 2016-C3 Pooling and Servicing Agreement) to terminate pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

•	upon resignation by Berkeley Point;

•	upon the later of the final payment or other liquidation of the BPC Primary Serviced Whole Loan and remittance of all funds thereunder or if the BPC Primary Serviced Whole Loan becomes an REO Mortgage Loan or the related Mortgaged Property becomes an REO Property;

•	by mutual consent of Berkeley Point and the CFCRE 2016-C3 master servicer in writing;

•	upon termination of the CFCRE 2016-C3 Pooling and Servicing Agreement;

•	in the event the BPC Primary Serviced Whole Loan becomes a specially serviced loan or is substituted, purchased or repurchased pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement;

•	at the option of the purchaser of the BPC Primary Serviced Whole Loan pursuant to the terms of the CFCRE 2016-C3 Pooling and Servicing Agreement; or

•	if the CFCRE 2016-C3 master servicer’s responsibilities and duties as master servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement have been assumed by the CFCRE 2016-C3 trustee, and the CFCRE 2016-C3 trustee has the right to terminate Berkeley Point pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement.

“BPC Primary Servicer Termination Event”, means any one of the following events:

•	any failure by Berkeley Point (i) to make a required deposit to the accounts maintained by Berkeley Point on the day and by the time such deposit was first required to be made, or (ii) to remit to the CFCRE 2016-C3 master servicer any amount required to be so deposited or remitted by Berkeley Point, which failure is not cured within 1 Business Day after such deposit or remittance is due;

•	any failure on the part of Berkeley Point to deliver to the CFCRE 2016-C3 master servicer certain certificates or reports specified in the BPC Primary Servicing Agreement subject to cure periods specified in the BPC Primary Servicing Agreement;

•	any failure by Berkeley Point duly to observe or perform in any material respect any of its other covenants or obligations under the BPC Primary Servicing Agreement, which failure continues unremedied for 25 days (40 days in the case of failure to pay the premium for any insurance policy required to be force placed by Berkeley Point pursuant to BPC Primary Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to Berkeley Point by the CFCRE 2016-C3 master servicer; provided, if that failure is capable of being cured and Berkeley Point is diligently pursuing that cure, that 25- or 40-day period, as applicable, will be extended an additional 30 days;

•	any breach on the part of Berkeley Point of any representation or warranty in the BPC Primary Servicing Agreement which materially and adversely affects the interests of the CFCRE 2016-C3 master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given Berkeley Point, by the CFCRE 2016-C3 master servicer; provided, if that breach is capable of being cured and Berkeley Point is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to Berkeley Point and certain actions by or on behalf Berkeley Point indicating its insolvency or inability to pay its obligations;

•	either of Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within 60 days) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the CFCRE 2016-C3 master servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

•	either (a) Berkeley Point ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days of delisting or (b) if Berkeley Point has not been ranked by Fitch on or after the Closing Date, and Fitch has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (2) within the prior 12 months, placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (1) or (2), has publicly cited servicing concerns with the CFCRE 2016-C3 master servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Fitch within 60 days of such event);

•	the net worth of Berkeley Point, determined in accordance with generally accepted accounting principles shall decline to less than $2 million;

•	a Servicer Termination Event (as defined in the CFCRE 2016-C3 Pooling and Servicing Agreement) by the CFCRE 2016-C3 master servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC Primary Servicing Agreement;

•	Berkeley Point assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the BPC Primary Servicing Agreement except as permitted by the BPC Primary Servicing Agreement;

•	so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by Berkeley Point to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that the Primary Servicer is required by the BPC Primary Servicing Agreement to deliver to the CFCRE 2016-C3 depositor, the CFCRE 2016-C3 certificate administrator or the CFCRE 2016-C3 master servicer (after any applicable grace period) and (2) subject to the CFCRE 2016-C3 Pooling and Servicing Agreement and any applicable grace periods, any failure by Berkeley Point to comply with any of the requirements under Article X of the CFCRE 2016-C3 Pooling and Servicing Agreement applicable to Berkeley Point or the CFCRE 2016-C3 master servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the CFCRE 2016-C3 Pooling and Servicing Agreement; or

•	subject to the CFCRE 2016-C3 Pooling and Servicing Agreement, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates either offered by the CFCRE 2016-C3 depositor or backed by a Serviced Companion Loan.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the CFCRE 2016-C3 master servicer to transition primary servicing of the Berkeley Point Primary Serviced Whole Loan to the CFCRE 2016-C3 master servicer or its designee.

The foregoing information set forth in this “—Summary of Berkeley Point Primary Servicing Agreement” section has been provided by Wells Fargo.

The Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loan. Park Bridge Lender Services has an address at 41 Watchung Plaza, Suite 250, Montclair, New Jersey 07042 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2015, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $73.8 billion issued in 68 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor”.

The Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loan. Park Bridge Lender Services has an address at 41 Watchung Plaza, Suite 250, Montclair, New Jersey 07042 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any such proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

The asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For a description of any material affiliations, relationships and related transactions between the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

For further information regarding the duties, responsibilities, rights and obligations of the asset representations reviewer under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-CCRE28 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates (collectively, with the Class A-M certificates, the “Class A Certificates”), the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F (collectively, the “Class X Certificates”), Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class V and Class R certificates.

The Class A Certificates (other than the Class A-M certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XP-A, Class XS-A, Class X-HR, Class A-M, Class B, Class C and Class D certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$21,720,000
A-2	$82,786,000
A-SB	$47,975,000
A-3	$205,000,000
A-4	$306,279,000
A-HR	$55,000,000
XP-A	$703,549,000
XS-A	$703,549,000
X-HR	$55,000,000
A-M	$39,789,000
B	$73,160,000
C	$50,056,000
D	$33,371,000

Non-Offered Certificates
X-B	$123,216,000
X-C	$59,041,000
X-D	$26,954,000
X-E	$29,520,000
X-F	$29,521,412
E	$25,670,000
F	$26,954,000
G	$11,551,000
H	$17,969,000
J	$29,521,412
V	N/A
R	N/A

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class XP-A certificates will equal the aggregate of the component notional amounts of the components of the Class XP-A certificates (each, a “Class XP-A Component”). Each of the Class XP-A Components will relate to one of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates and, at any time during any of the periods specified in Annex F to this prospectus, will equal the lesser of (a) the amount specified in Annex F to this prospectus, and (b) the then-outstanding Certificate Balance of the related class of certificates. The initial Notional Amount of the Class XP-A certificates will be approximately $703,549,000. The Notional Amount of the Class XS-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The initial Notional Amount of the Class XS-A certificates will be approximately $703,549,000. The Notional Amount of the Class X-HR

certificates will equal the Certificate Balance of the Class A-HR certificates. The initial Notional Amount of the Class X-HR certificates will be approximately $55,000,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class B and Class C certificates. The initial Notional Amount of the Class X-B certificates will be approximately $123,216,000. The Notional Amount of the Class X-C certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates. The initial Notional Amount of the Class X-C certificates will be approximately $59,041,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class F certificates. The initial Notional Amount of the Class X-D certificates will be approximately $26,954,000. The Notional Amount of the Class X-E certificates will equal the aggregate of the Certificate Balances of the Class G and Class H certificates. The initial Notional Amount of the Class X-E certificates will be approximately $29,520,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class J certificates. The initial Notional Amount of the Class X-F certificates will be approximately $29,521,412.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans will be held by the Lower-Tier REMIC. The certificates (other than the Class V certificates) will be issued by the Upper-Tier REMIC (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the sixth day of each calendar month (or, if the sixth calendar day of that month is not a business day, then the next business day) commencing in March 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

•	all yield maintenance charges and prepayment premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c) P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d) with respect to the initial Distribution Date, the Interest Deposit Amount (net of an amount accrued at the Administrative Cost Rate); and

(e) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, in respect of interest, concurrently, as follows:

•	to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, from the Available Funds attributable to the Mortgage Loans in Loan Group 1 for such Distribution Date, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

•	to the Class A-HR certificates, from the Available Funds attributable to the Mortgage Loan in Loan Group 2 for such Distribution Date, up to an amount equal to the respective Interest Distribution Amount for such Class; and

•	to the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, from the Available Funds for such Distribution Date, without regard to Loan Groups, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

provided, however, if on any Distribution Date, the Available Funds are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds available for such Distribution Date will be allocated among all those Classes up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes, without regard to Loan Groups;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, in reduction of the Certificate Balances thereof, in the following priority:

(i)	to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate

Balance of the Class A-HR certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-HR certificates have been made on such Distribution Date, in the following priority:

(a) first, to the Class A-SB certificates, until the Certificate Balance of the Class A-SB certificates has been reduced to the Class A-SB Planned Principal Balance as set forth on Annex E for such Distribution Date;

(b) then, to the Class A-1 certificates, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

(c) then, to the Class A-2 certificates, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

(d) then, to the Class A-3 certificates, until the Certificate Balance of the Class A-3 certificates has been reduced to zero;

(e) then, to the Class A-4 certificates, until the Certificate Balance of the Class A-4 certificates has been reduced to zero; and

(f) then, to the Class A-SB certificates, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

(ii)	to the Class A-HR certificates, in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-HR certificates has been reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-seventh, to the Class H certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Twenty-eighth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-ninth, to the Class J certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirtieth, to the Class J certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class; and

Thirty-first, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates is (or will be) reduced to zero. None of the Class X Certificates will be entitled to any distribution of principal.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R and Class V certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [ %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-HR certificates will be a per annum rate equal to [ %.

The Pass-Through Rate on the Class A-M certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class J certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate for the Class XP-A certificates for any Distribution Date will equal the weighted average (weighted on the basis of their respective component balances immediately prior to that Distribution Date) of the strip rate for each Class XP-A Component, which will be equal to the excess, if any, of: (a) the lesser of (1) the rate per annum for such Distribution Date set forth on Annex G to this prospectus and (2) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related class of certificates for such Distribution Date.

The Pass-Through Rate for the Class XS-A certificates for any Distribution Date will equal the weighted average (weighted on the basis of their respective component balances immediately prior to that Distribution Date) of the strip rate for each of Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates, which will be equal to: (i) if any portion of the related component notional amount is included in the related component of a Class XP-A Component immediately prior to the related Distribution Date, the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the greater of (1) the rate per annum corresponding to such Distribution Date set forth in Annex G to this prospectus and (2) the Pass-Through Rate for the related class of certificates for such Distribution Date, and (ii) if any portion of the related component notional amount is not included in the related component of a Class XP-A Component immediately prior to the related Distribution Date, the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for the related class of certificates for such Distribution Date.

The Pass-Through Rate for the Class X-HR certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class A-HR certificates for such Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for such Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class G and Class H certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class J certificates for such Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable; provided that, for purposes of calculating Pass-Through Rates and the WAC Rate with respect to the Distribution Date in March 2016, the Interest Deposit Amount will be included in determining the Net Mortgage Rate of the Mortgage Loans that accrue interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation

Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans), as the case may be, that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of the related Servicing Fees (other than in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)).

The “Group 1 Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 1 for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 1 for such Distribution Date; provided that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (i) Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loan in Loan Group 2 as described in clauses (i) and (ii) of the definition of “Group 2 Principal Distribution Amount” had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date; provided, further, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

For purposes of the definition of “Group 1 Principal Distribution Amount”, the term “Group 1 Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Group 1 Principal Distribution Amount on the preceding Distribution Date.

The “Group 2 Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for the Mortgage Loan in Loan Group 2 for such Distribution Date and (c) the Unscheduled

Principal Distribution Amount for the Mortgage Loan in Loan Group 2 for such Distribution Date; provided that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loan in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loan in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of “Group 1 Principal Distribution Amount” had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date; provided, further, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loan in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

For purposes of the definition of “Group 2 Principal Distribution Amount”, the term “Group 2 Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-HR certificates, exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Group 2 Principal Distribution Amount on the preceding Distribution Date.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of the Class A-1 through Class E Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such class of certificates and (c) the aggregate amount of the prepayment premiums or the yield maintenance charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a) first, to the Class XS-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b) second, to the Class X-HR certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class A-HR certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c) third, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d) fourth, to the Class X-C certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class D and Class E certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(e) fifth, to the Class X-D certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class F certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(f) sixth, to the Class X-E certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class G and Class H certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(g) seventh, to the Class X-F certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D and Class X-E certificates described in (a) through (f) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class E certificates will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—Whole Loans” in this prospectus.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 2020
Class A-2	October 2020
Class A-SB	September 2025
Class A-3	November 2025
Class A-4	December 2025
Class A-HR	November 2024
Class XP-A	August 2025
Class XS-A	December 2025
Class X-HR	November 2024
Class A-M	December 2025
Class B	December 2025
Class C	December 2025
Class D	December 2025

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in February 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer failing to enforce the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (a “Prohibited Prepayment”) (other than (t) the Non-Serviced Mortgage Loans, (u) in accordance with the terms of the Mortgage Loan documents, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) at the request or with the consent of the special servicer and so long as a Control Termination Event has not occurred or is not continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder, (x) pursuant to applicable law or a court order, (y) in connection with the payment of any insurance proceeds or condemnation awards unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall or (z) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Interest Accrual Period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to the Non-Serviced Mortgage Loans to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class

A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the percentage interest in the issuing entity evidenced by the A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class J certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to Class J certificates;

second, to the Class H certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class V certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date statement providing all information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information)(i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (which forms are subject to change) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B;

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification and corrected loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file; and

(15)   a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or applicable special servicer (with respect to Specially Serviced Loans and REO Properties) is also required to prepare the following for each Mortgaged Property and REO Property:

•	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending June 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or

REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

•	Within 30 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website).

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, (b) solely with respect to the 10 largest Mortgage Loans by stated Principal Balance, any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such mezzanine lender. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification on the certificate administrator’s website (which may be a “click-through”), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv)  such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date statements, CREFC® reports and supplemental notices with respect to such Distribution Date statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as BlackRock Financial Management, Inc., Bloomberg

Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports prepared by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any accountants’ attestation reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

o	the “Investor Q&A Forum”; and

o	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c)  the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor and asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

Neither the Class V certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—COMM 2016-CCRE28

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to the Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)	(A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the trustee or, if none, by the originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the originator or to the order of the trustee; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)	the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording indicated thereon;

(iii)	an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an Assignment of Mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee;

(iv)	(A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(v)	(A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the trustee) in and to the personalty of the borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related mortgage loan seller (or its agent) at the time the Mortgage Files were delivered to the custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related mortgage loan seller, an assignment of UCC financing statement by the most recent assignee of record prior to the trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the trustee; provided that other evidence of filing or recording reasonably acceptable to the trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)	the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

(vii)	the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)	(A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related mortgage loan seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(ix)	the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of Environmental Reports;

(x)	copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)	if the borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)	if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the trustee;

(xiii)	if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the trustee);

(xiv)	originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)	the original or a copy of any guaranty of the obligations of the borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the trustee or, if none, by the originator;

(xvi)	the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the borrower pursuant to such power of attorney;

(xvii)	with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of the related Non-Lead PSA;

(xviii)	with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the Master Servicer;

(xix)	the original (or copy, if the original is held by the Master Servicer or applicable master servicer under the applicable Non-Serviced PSA) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)	the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the Master Servicer or applicable master servicer under the applicable Non-Serviced PSA) which entitles the Master Servicer on behalf of the Trust and the Companion Noteholders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)	with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement.

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)	the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)	the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)	assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)	any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)	an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)	the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)	all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)	the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)	any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)	an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)	any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan;

(xii)	any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)	any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)	any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)	any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)	any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)	any related mezzanine intercreditor agreement;

(xviii)	all related environmental reports;

(xix)	all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	copies of any zoning reports;

(l)	copies of financial statements of the related mortgagor;

(m)	copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	copies of all UCC searches;

(o)	copies of all litigation searches;

(p)	copies of all bankruptcy searches;

(q)	a copy of the origination settlement statement;

(r)	a copy of the insurance consultant report;

(s)	copies of the organizational documents of the related mortgagor and any guarantor;

(t)	copies of the escrow statements;

(u)	a copy of any closure letter (environmental);

(v)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)	a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

provided, that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x) such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of the such Material Defect; provided that the mortgage loan seller has received notice in accordance with the terms of the PSA,

(1)  cure such Material Defect in all material respects, at its own expense,

(2)  repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)  substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution.

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage. No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” as described in this section. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, each Mortgage Loan Seller agrees that any document defect as such term is defined in the related controlling Non-Serviced PSA (other than a defect related to the promissory note for the related Non-Serviced Companion Loan) will constitute a document defect under the related MLPA.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to the Equity Inns Portfolio Mortgage Loan, each of LCF and GACC will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the Equity Inns Portfolio Mortgage Loan was a separate Mortgage Loan.

With respect to any Mortgage Loan a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan and the related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-

pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan)(which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)   have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)   not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing, by the Directing Certificateholder;

(o)   prohibit Defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the PSA as determined by an opinion of counsel to be paid by the applicable mortgage loan seller;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate and the Operating Advisor Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related MLPA, to guarantee payment in connection with the repurchase and substitution obligations of Ladder Capital Finance LLC.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Mortgage Loan (other than the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—Santa Monica Multifamily Portfolio Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—Promenade Gateway Whole Loan” and “—Hyatt Regency St. Louis at The Arch Whole Loan”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Equity Inns Portfolio Whole Loan”, “—Harvey Building Products Portfolio Whole Loan” and “—Element LA Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are not Specially Serviced Loans (except for certain matters as to which the consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and in certain circumstances, the special servicer will review, evaluate and/or provide or withhold consent as to certain major decisions and other transactions relating to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and any related Serviced Companion Loans when such Mortgage Loans and Serviced Companion Loans are not Specially Serviced Loans.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to a separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)   the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)   the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender)(and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make advances;

(D)   the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)   any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller)(the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that(i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection

Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (net of any applicable Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)) that were due on the Mortgage Loans (including the Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2) in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated

(subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Equity Inns Portfolio Whole Loan”, “—Harvey Building Products Portfolio Whole Loan” and “—Element LA Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, no party will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or

Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized Person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two Business Days following receipt of properly identified funds, all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds (excluding any Interest Deposit Amount) for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account),  plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class V certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

With respect to the Distribution Date in March 2016, for each Mortgage Loan that accrues interest based on an actual/360 basis, the related mortgage loan seller will remit to the depositor an amount equal to one day of interest at the related Net Mortgage Rate, on the Interest Reserve Account on the Closing Date (the “Interest Deposit Amount”). Such amount will be included in the Withheld Amounts available for the Distribution Date in March 2016. The deposit is intended to compensate for the fact that the first Distribution Date will be in March 2016 and therefore a deposit into the Interest Reserve Account of Withheld Amounts will not be made in January 2016 or February 2016.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess

Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the master servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”)(provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)	to pay to the master servicer and the applicable special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)	to pay itself any Net Prepayment Interest Excess;

(v)	to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)	to pay to the asset representations reviewer the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vii)	to reimburse the trustee, the applicable special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)	to reimburse the master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)	to reimburse the master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)	to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)	to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the companion loan distribution account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)	to recoup any amounts deposited in the Collection Account in error;

(xiii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)	to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)	to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)	to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)	to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)	to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and (under some circumstances) asset representations reviewer from amounts that the issuing entity is entitled to receive or amounts paid by certain third parties. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment

Fees
Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan.
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.
Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.
Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment
Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.
Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described, under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, review fees, demand fees, beneficiary statement charges and/or other similar items.(1)	From time to time	The related fees.
	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.

Type/Recipient	Amount	Frequency	Source of Payment

Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (other than any Non-Serviced Mortgage Loans) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.

Type/Recipient	Amount	Frequency	Source of Payment

CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.
Expenses
Reimbursement of Servicing Advances/master servicer/trustee	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.
Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. The Servicing Fee will be retained by the master servicer and any other primary servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”)(i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan documents, 100% of any Modification Fees and consent fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Master Servicer Decisions, provided that the consent of the special servicer is not required to take such actions, 50% of any Modification Fees and consent fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Major Decisions or decisions that are not Master Servicer Decisions, provided that the consent of the special servicer is required to take such actions, 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, 50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, provided that the consent of the special servicer is required to take such actions, 100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to a Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the Agreement, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any defaulted Mortgage Loan by the special servicer or the Directing Certificateholder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the defaulted Mortgage Loan to special servicing,

•	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer in connection with the termination of the issuing entity,

•	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

•	with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

•	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the PSA for the trust that owns such Serviced Companion Loan,

•	the purchase of the related Mortgage Loan by the related Companion Loan Holder pursuant to the related intercreditor agreement or co-lender agreement within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

•	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA, and

•	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing

Certificateholder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

•	100% of any Modification Fees and consent fees related to Specially Serviced Loans,

•	50% of any Modification Fees and consent fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Major Decisions or decisions that are not Master Servicer Decisions, provided that the consent of the special servicer is required to take such actions,

•	100% of any assumption fees on Specially Serviced Loans,

•	50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, provided that the consent of the special servicer is required to take such actions,

•	100% of assumption application fees on Specially Serviced Loans,

•	100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on Specially Serviced Loans,

•	any interest or other income earned on deposits in the REO Accounts, and

•	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then-outstanding certificates (including certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances of the Notional Amounts of the Class XP-A, Class XS-A, Class X-HR, Class X-B and Class X-C certificates and the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero; provided, further, that if the Certificateholders of the Class X-D, Class X-E and Class X-F certificates have assigned all of the Voting Rights of the Class X-D, Class X-E and Class X-F certificates to the Holder of 100% of the then-outstanding Class F, Class G, Class H and Class J certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class F, Class G, Class H and Class J certificates.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan, Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.0059% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (excluding the Non-Serviced Mortgage Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to (i) 0.0022% with respect to all Mortgage Loans (except the Santa Monica Multifamily Portfolio Mortgage Loan, the AG Life Time Fitness Portfolio Mortgage Loan, the Promenade Gateway Mortgage Loan and the Hyatt Regency St. Louis at The Arch Mortgage Loan); (ii) 0.0054% with respect to the Santa Monica Multifamily Portfolio Mortgage Loan; (iii) 0.0055% with respect to the AG Life Time Fitness Portfolio Mortgage Loan; (iv) 0.0055% with respect to the Promenade Gateway Mortgage Loan; and (v) 0.0058% with respect to the Hyatt Regency St. Louis at The Arch Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

Asset Representations Reviewer Compensation

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)	the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)	the 90th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)	receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)	the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)	a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan); (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of:

(i)	the sum of:

•	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a Servicing Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

•	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

•	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)	the sum as of the Due Date occurring in the month of the date of determination of:

•	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate;

•	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

•	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and

•	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, order an appraisal, and with respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, order an appraisal or conduct a valuation (such valuation, a “Small Loan Appraisal Estimate”), within 60 days of the occurrence of an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event)(other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (ii) of the definition of Appraisal Reduction Event above, within 30 days), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s delivery of such MAI appraisal or Small Loan Appraisal Estimate to the master servicer. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate,

principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required within 30 days of the end of each 9-month period following the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class J certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “Pooling and Servicing Agreement—Advances”.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (i.e., first, to Class J certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal within 60 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount based upon such supplemental appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Equity Inns

Portfolio Whole Loan”, “—Harvey Building Products Portfolio Whole Loan”, “—Element LA Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)	the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)	if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)	the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)	except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Certificateholder” and “—The Operating Advisor” above in this prospectus);

(v)	to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)	any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard

(unless the special servicer with the consent of, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder, has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances” in this prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Certificateholder), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meetings the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan noteholders, the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the special servicer has determined, in accordance with the Servicing Standard and, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are not Specially Serviced Loans, the master servicer (subject to the special servicer’s consent, if such action constitutes a Major Decision or other consent or action which is not a Master Servicer Decision) or (b) with respect to any Specially Serviced Loan, the special servicer, in each case subject to the rights of the Directing Certificateholder, and, in the case of the special servicer, after consultation with the operating advisor to the extent described above under “—The Operating Advisor” in this prospectus, to modify, waive, amend, consent or take such other action with respect to any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver, amendment, consent or other action (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease)(or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder.

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The consent of the special servicer is required to any modification, waiver, amendment, consent or action that is a Major Decision or is not a Master Servicer Decision with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan, and the special servicer will also be required to obtain the consent of the Directing Certificateholder, if such waiver, modification, amendment, consent or other action is a Major Decision and will be required to consult with the operating advisor in connection with any such modification, waiver, amendment, consent or other action, to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor”.

The special servicer is also required to obtain the consent of the Directing Certificateholder, and will be required to consult with the operating advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor” in this prospectus. When the special servicer’s consent is required and the master servicer is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to promptly provide the special servicer with written notice of any request for modification, waiver, amendment or other action or consent that is a Major Decision or is not a Master Servicer Decision accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed Major Decision or modification, waiver, amendment, consent or other action that is not a Master Servicer Decision together with such other information reasonably required by the special servicer and reasonably available to the master servicer. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the special servicer will be required to obtain, prior to consenting to such a proposed action of the master servicer, and prior to itself taking such a Major Decision, the written consent of the Directing Certificateholder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Certificateholder of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably requested by the Directing Certificateholder.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Certificateholder (other than during the period when a Consultation Termination Event has occurred and is continuing), the operating advisor (only if a Control Termination Event has occurred and is continuing), the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, and subject to the rights of the special servicer, the Directing Certificateholder (as described above under “—The Directing Certificateholder”), the master servicer, without the consent of the special servicer, the Directing Certificateholder or the operating advisor, as applicable, and without Rating Agency Confirmation will be responsible to determine whether to consent to or approve any of the following requests by the related borrower (each, a “Master Servicer Decision”):

(a)   approving routine leasing activity including the granting of subordination and non-disturbance and attornment agreements and consent involving routine leasing activities that (1) do not involve a ground lease or lease of an outparcel and (2) affect an area less than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property;

(b)   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(c)   approving annual operating budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)   subject to other restrictions in this prospectus regarding principal prepayments, waiving any provision of a Mortgage Loan or Serviced Whole Loan requiring a specified number of days’ notice prior to a principal prepayment;

(e)   approving defeasances subject to the terms of the PSA and any non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications, Waivers and Amendments” section) in connection with a defeasance permitted by the terms of the PSA that do not materially and adversely impact certificateholders, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, other than a modification, consent or waiver with respect to (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)   approving consents with respect to non-material rights of way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such non-material rights of way or easements; provided that the master servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially affect with the then-current use or value of the related Mortgaged Property, the security intended to be provided by the related Mortgage or the mortgagor’s ability to make payments with respect to the related Mortgage Loan or Serviced Whole Loan;

(g)   granting waivers of minor covenant defaults (other than financial covenants);

(h)   as permitted under the related Mortgage Loan Documents, payment from any escrow, reserve or letter of credit except releases of any escrows, reserve accounts or letters of credit held as performance escrows or earn-out escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related Mortgage Loan Documents that do not include any other approval);

(i)   approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan or Serviced Whole Loan does not have an outstanding principal balance in excess of the lesser of $2,500,000 or 2% of the then aggregate principal balance of the Mortgage Loans and Serviced Whole Loans;

(j)   for all Mortgage Loans and Serviced Whole Loans, subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any holdback amounts in accordance with the related Mortgage Loan Documents, provided that such disbursements are required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related Mortgage Loan Documents that do not include any other approval);

(k)   consent to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan or Companion Loan as and when due; provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; and

(l)   any non-material modifications, waivers or amendments of a non-monetary term of an applicable Mortgage Loan document not provided for in clauses (a) through (k) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Whole Loan.

See also “—The Directing Certificateholder” and “—The Operating Advisor” above for a description of the Directing Certificateholder’s and the operating advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to each Mortgage Loan that is not a Specially Serviced Loan with the consent of the special servicer, and the special servicer, with respect to each Specially Serviced Loan, will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, (i) that with respect to such waiver of rights prior to the occurrence and continuance of any Control Termination Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan with a “due-on-encumbrance” clause, the master servicer, with respect to each Mortgage Loan that is not a Specially Serviced Loan with the consent of the special servicer, and the special servicer, with respect to each Specially Serviced Loan, will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, (i) that, with respect to such waiver of rights prior to the occurrence and continuance of a Control Termination Event, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, has consulted with the Directing Certificateholder) and (ii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2017) and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)	either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor, the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing), within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other

Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents, the PSA and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly delivered a copy to the special servicer, the operating advisor, the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)	any Monthly Payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)	the master servicer or the special servicer (and, in the case of a determination by the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder, and, with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)	the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)	the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)	the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)	a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or the special servicer (and, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder, and with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)	the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan)(including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”)(A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing);

•	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

•	the operating advisor (but only after the occurrence and during the continuance of a Control Termination Event);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

If no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within ten (10) business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the directing certificateholder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)          such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)          there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the

Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the special servicer is required to deposit all amounts received in respect of each REO Property during such

Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (i) if the offer is equal to or greater than the applicable Purchase Price, then the offer is the highest offer received, or (ii) if the offer is less than the applicable Purchase Price, then (a) the offer is the highest offer received and (b) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s)(if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—Santa Monica Multifamily Portfolio Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—Promenade Gateway Whole Loan” and “—Hyatt Regency St. Louis at The Arch Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Equity Inns Portfolio Whole Loan”, “—Harvey Building Products Portfolio Whole Loan” and “—Element LA Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than any Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be KKR Real Estate Finance Holdings L.P. or an affiliate of KKR Real Estate Finance Holdings L.P.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The Controlling Class as of the Closing Date will be Class J certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts allocable to such classes, have been reduced to zero, the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H and Class J certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described “—Control Termination Event and Consultation Termination Event ” below.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (j) below) after receipt of the written recommendation and analysis together with such other information reasonably requested by the Directing Certificateholder (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action)(each of the following, a “Major Decision”):

(a)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(b)   any modification, consent to a modification or waiver of any monetary term (other than late payment charges or default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding the timing or acceptance related to late payment charges or default interest) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan;

(c)   any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the issuing entity as described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus) or a Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Repurchase Price;

(d)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(f)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or direct or indirect interests in the related borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)   any property management company changes for which the lender is required to consent or approve under the Mortgage Loan documents (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) with a Stated Principal Balance greater than $2,500,000 or (ii) where the successor property manager is affiliated with the related borrower) or franchise changes for which the lender is required to consent or approve under the Mortgage Loan Documents;

(h)   releases of any escrow accounts, reserve accounts or letters of credit held as performance or earn-out escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(i)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower or guarantor releasing such borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(j)   any determination of an Acceptable Insurance Default;

(k)   the determination of the special servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)   any acceleration of a Mortgage Loan or Serviced Whole Loan following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or such Serviced Whole Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(m)   any consent to the incurrence of additional debt or mezzanine debt to the extent lender consent or approval is required under the loan documents; and

(n)   any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan or such Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates.

provided, further, that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the special servicer has made a reasonable effort to contact the Directing Certificateholder, the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response.

With respect to any borrower request or other action on a non-Specially Serviced Loan including matters that are Major Decisions and that are otherwise not Master Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, the master servicer will promptly provide the special servicer with written notice of any request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights); provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be selected by a vote of the Certificateholders, and if such Excluded Special Servicer has not been so appointed within 30 days of receipt of notice of the resigning special servicer’s resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Consultation Termination Event will be deemed to exist.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of the Class F certificates, the successor Class F Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights similar to those rights, will be exercisable by the directing certificateholder under the related Non-Serviced PSA. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans, and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a Defaulted Loan under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Equity Inns Portfolio Whole Loan”, “—Harvey Building Products Portfolio Whole Loan” and “—Element LA Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “See “Description of the Mortgage Pool—The Whole Loans—Santa Monica Multifamily Portfolio Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—Promenade Gateway Whole Loan” and “—Hyatt Regency St. Louis at The Arch Whole Loan”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Noteholders);

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Noteholders) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity Can Adversely Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. However, Park Bridge Lender Services is also the operating advisor under the COMM 2015-LC23 Pooling and Servicing Agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the COMM 2015-LC23 Pooling and Servicing

Agreement, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the PSA and will have no obligations with respect to any Non-Serviced Mortgage Loan.

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(i)	the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(ii)	the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(iii)	the operating advisor will be required to prepare an annual report (if any Mortgage Loan other than the Non-Serviced Mortgage Loan or any Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(iv)	the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (iv) above:

(1)   after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;

(2)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the master servicer or the special servicer, as applicable, and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, the mortgage loan seller, the depositor, the servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to the Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

Notwithstanding anything in this prospectus to the contrary (i) the operating advisor’s assessment of the special servicer’s performance will be based on the provisions of the PSA and (ii) so long as Midland Loan Services, a Division of PNC Bank, National Association is acting as special servicer then the special servicer, upon reasonable written request, will provide the operating advisor with electronic access (reasonably acceptable to the special servicer and the operating advisor) to the special servicer’s stated policies and procedures to permit the Operating Advisor to review such policies and procedures. The operating advisor will be permitted to review such policies and procedures but will not be permitted to retain hard copies. The operating advisor will keep all information contained in the policies and procedures strictly confidential, except (A) the operating advisor may disclose such information if (i) such information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the operating advisor, or (ii) such disclosure is required by applicable law, rule, order or regulation (as demonstrated by evidence reasonably satisfactory to the Special Servicer) and (B) the operating advisor may disclose a particular portion of the policies and procedures solely when necessary to support specific conclusions (i) in the Operating Advisor Annual Report, or (ii) in connection with a recommendation by the operating advisor to replace Midland Loan Services, a Division of PNC Bank, National Association as the special servicer pursuant to the provisions of the PSA. Notwithstanding the foregoing, the operating advisor will be permitted to share such information with its Affiliates and any subcontractors of the operating advisor to the extent reasonably necessary to perform the operating advisor’s obligations under the PSA. The operating advisor’s assessment may not take into account the fact that Midland Loan Services, a Division of PNC Bank, National Association limited the operating advisor’s access to the special servicer’s written policies and procedures pursuant to the provisions of the PSA. Nothing set forth herein will limit or affect the scope of the operating advisor’s platform level review in connection with its preparation of the Operating Advisor Annual Report, provided that the operating advisor’s access to or reliance upon the special servicer’s written policies and procedures will be subject to the terms of this paragraph. Subject to the terms and conditions in the PSA related to Privileged Information, the operating advisor agrees that it will use information received from the special servicer pursuant to the terms of the PSA solely for purposes of complying with its duties and obligations under the PSA.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause” and “―Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)	that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”)(including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)	that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)	that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; and

(iv)	that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to an Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of certificates may access such notices on the certificate administrator’s website and each

Certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® Delinquent Loan Status Report or the CREFC® Loan Periodic Update File delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Directing Certificateholder and all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Directing Certificateholder.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 58 prior pools of commercial mortgage loans for which GACC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2015 was approximately 28.07%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 19.58%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 15.98% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 5.10%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 5 largest Mortgage Loans in the Mortgage Pool represent approximately 28.7% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 4 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review

Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA posted by the certificate administrator to the secure data room or the certificate administrator’s website, as applicable, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the related trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the related trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the related trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents or information that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frame as described below.

In addition, in the event that the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any documents or information required to complete any Test in connection with an Asset Review of such Mortgage Loan, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clauses (i) through (v) above, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents and information, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents and information to the extent in its possession. In the event any missing documents or information are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents or information from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents and information only to the extent such information is in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith sole discretion (“Unsolicited Information”) relevant to the Asset Review, as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further

Asset Review will be required or performed of that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, or (ii) Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, the asset representations reviewer will list such missing information and documents in its preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such information and documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later than 10 business days, provide such results to the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP, as guarantor of payments in connection with the repurchase and substitution obligations of Ladder Capital Finance LLC), which, in each such case, will be the responsibility of the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans). See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign, and the trustee will be required to use commercially reasonable efforts to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, DBRS, Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, DBRS, Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

     The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of their asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an established Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)	any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)	any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)	any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)	the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)	the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Reviewer Termination Event has been remedied.

Rights Upon Asset Reviewer Termination Event

If an Asset Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor is required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Directing Certificateholder will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of such request on the certificate administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the certificates) of all Principal Balance Certificates on an aggregate basis.

“Non-Reduced Certificates” means any Class of Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch and (viii) is currently acting as a special servicer in a transaction rated by DBRS and has not been cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator obtains a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA) and the certificate administrator receives the requisite amount of affirmative votes within 180 days of the posting of notice of such vote to the certificate administrator’s website, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Loan, the Directing Certificateholder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the related Excluded Special Servicer

Mortgage Loan in accordance with the terms of the PSA. If a Control Termination Event has occurred and is continuing, neither the Directing Certificateholder nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Certificateholder will have the right to appoint the Excluded Special Servicer.

If a Consultation Termination Event has occurred and is continuing, upon resignation of the special servicer with respect to an Excluded Special Servicer Mortgage Loan, at the expense of the issuing entity, the certificate administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website and the Excluded Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 20% of the Voting Rights of the certificates exercise their right to vote). If such Excluded Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the special servicer has provided its written notice of resignation, the certificate administrator will provide written notice to the resigning special servicer that such Excluded Special Servicer has not been appointed and such resigning special servicer will use reasonable efforts to appoint such Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan”, “—FedEx Brooklyn Whole Loan”, “—Equity Inns Portfolio Whole Loan”, “—Harvey Building Products Portfolio Whole Loan” and “—Element LA Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced

Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)  with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)  any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the Certificateholders of any Class, evidencing percentage interest aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)  any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any class of certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class in the Issuing Entity, evidencing percentage interests aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)  (A) Moody’s (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates in the Issuing Entity, or (ii) has placed one or more classes of certificates on

“watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action or (B) DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates in the Issuing Entity, or (ii) has placed one or more classes of certificates in the Issuing Entity on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by DBRS within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action;

(g)  the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)  so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (after any applicable grace period)(any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related

Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities)(at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing (i) in the case of the master servicer, at least 25% of the aggregate Voting Rights, or (ii) in the case of the special servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Certificateholder (which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any Class affected thereby evidencing percentage interests of at least 25% of such Class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval in each case will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective responsibilities under the PSA or (ii) in its opinion, may expose it to any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to each other party to the PSA and the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to any non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a

“Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to the master servicer and the special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward to each other party to the PSA and the related mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, as well as notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder, provided that a Consultation Termination Event has not occurred and is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the foregoing discussion under this heading “—Resolution of a Repurchase Request,” then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Defect unless there is a material change in the facts and circumstances known to such party.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder, provided that a Consultation Termination Event has not occurred and is continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu, or bankruptcy or other litigation).

Servicing of the Non-Serviced Mortgage Loans

Each Non-Serviced Mortgage Loan and any related REO Properties are being serviced and administered under a Non-Serviced PSA. Accordingly, as to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or, if it fails to do so, the related Non-Serviced Trustee) will (and, in certain urgent or emergency situations, the related Non-Serviced Special Servicer may) generally make servicing advances, unless it is determined in accordance with the related Non-Serviced PSA that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to a Non-Serviced Mortgage Loan. The related Non-Serviced Master Servicer will generally also remit collections on the related Non-Serviced Mortgage Loan to or on behalf of the issuing entity for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on a Non-Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of a Non-Serviced Mortgage Loan under the terms of the related Intercreditor Agreement and make P&I Advances with respect to a Non-Serviced Mortgage Loan, subject to any non-recoverability determination. Each Non-Serviced PSA and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the Mortgaged Properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted Mortgage Loans; acquisition, operation, maintenance and disposition of REO Properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced Mortgage Loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. In addition, the securitization transaction governing the servicing of each Non-Serviced Whole Loan is a rated commercial mortgage-backed securitization transaction that is rated by one or more nationally recognized statistical rating organizations. Nonetheless, the servicing arrangements under the Non-Serviced PSAs differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the Non-Serviced PSAs and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, circumstances under which the consent of the special servicer must be obtained by the master servicer or the consent of a directing holder must be obtained by the master servicer or special servicer, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the Non-Serviced Mortgage Loans for your consideration:

•	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, or any of the trustee, certificate administrator or operating advisor under a Non-Serviced PSA or (b) make Servicing Advances with respect to any Non-Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to a Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer.

•	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to each Non-Serviced Mortgage Loan will be generally similar to the corresponding fees payable under the PSA.

•	The master servicer for this securitization will be required to make P&I Advances with respect to the Non-Serviced Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the Non-Serviced Mortgage Loan.

•	Each Non-Serviced Master Servicer is obligated to make servicing advances with respect to the related Non-Serviced Whole Loan. If such Non-Serviced Master Servicer determines that a servicing advance it made with respect to the related Non-Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan(s), on a pro rata basis (based on each such loan’s outstanding principal balance), and then (subject to reimbursement by the issuing entity for its pro rata share) from general collections on the mortgage loans in the related Non-Serviced Securitization Trust.

•	With respect to each Non-Serviced Mortgage Loan, prior to the occurrence and continuance of any control event under the related Non-Serviced PSA, the related directing certificateholder will have the right to terminate the related Non-Serviced Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor Non-Serviced Special Servicer, subject to any limitations under the related Non-Serviced PSA with respect to termination without cause.

•	In addition, with respect to each Non-Serviced Mortgage Loan, after the occurrence and during the continuance of any control termination event under the related Non-Serviced PSA, at the written direction of holders of principal balance certificates under the related Non-Serviced PSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the related Non-Serviced Special Servicer and appoint a successor Non-Serviced Special Servicer.

•	In addition, with respect to each Non-Serviced Mortgage Loan, following the occurrence of a consultation termination event under the related Non-Serviced PSA, if the operating advisor under the related Non-Serviced PSA determines that the related Non-Serviced Special Servicer is not performing its duties under the related Non-Serviced PSA or is otherwise not acting in accordance with the related servicing standard, the operating advisor under the related Non-Serviced PSA will have the right to recommend the replacement of the related Non-Serviced Special Servicer.

•	If any Non-Serviced Mortgage Loan becomes a defaulted mortgage loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the directing certificateholder under the related Non-Serviced PSA, the consultation rights of the issuing entity) the related Non-Serviced Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the related Non-Serviced Whole Loan in its entirety. The issuing entity, as the holder of the related Non-Serviced Mortgage Loan, or its designee, will have the right to consent to a sale of a defaulted Mortgage loan in the event that the related Non-Serviced Special Servicer fails to provide certain notices and information regarding such sale in accordance with the terms of the related Intercreditor Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The

Whole Loans—32 Avenue of the Americas Whole Loan—Sale of Defaulted Mortgage Loan”, “—FedEx Brooklyn Whole Loan—Sale of Defaulted Mortgage Loan”, “—Equity Inns Portfolio Whole Loan—Sale of Defaulted Mortgage Loan”, “—Harvey Building Products Portfolio Whole Loan—Sale of Defaulted Mortgage Loan” and “—Element LA Whole Loan—Sale of Defaulted Mortgage Loan”.

•	With respect to each Non-Serviced Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The Non-Serviced Master Servicer and Non-Serviced Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

•	None of the Non-Serviced PSAs have had an asset representations reviewer or permit any registered or beneficial owner of a certificate to require arbitration or mediation relating to a repurchase request in connection with the equivalent of a Material Defect.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i)(A) the applicable replacement master servicer or special servicer has been appointed as a master servicer or special servicer, as applicable, on a transaction-level basis on the closing date of a commercial mortgage loan securitization and, as of the date of such determination, is the master servicer or special servicer, as applicable, of such securitization, with respect to which Moody’s rated one or more classes of certificates and one or more classes of such certificates are still outstanding and rated by Moody’s and (B) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of Moody’s, Fitch and DBRS.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information

Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates)(provided that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust that would be a claim against the issuing entity, Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)  to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer,

the trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)  to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; and

(j)  to modify, eliminate or add to any provisions of the PSA to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to: (i) be a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, (iii) have a combined capital and surplus of at least $50,000,000, (iv) be subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee has assumed the duties of the master servicer or the special servicer, as the case may be), (v) be an entity that is not on the depositor’s “prohibited party” list, (vi) be an institution insured by the Federal Deposit Insurance Corporation, and (vii) have a rating on its long-term senior unsecured debt of at least “A2” by Moody’s, “A” by Fitch and “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) it has a rating on its short-term debt obligations of at least “P-2” by Moody’s, “F1” by Fitch and “R-1(low)” by DBRS, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS; provided, further, that if any such institution is not rated by DBRS, such institution maintains an equivalent (or higher) rating by any two other NRSROs or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator which, prior to the occurrence and continuance of a Control Termination Event, is acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “

however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and GACC, a mortgage loan seller and a sponsor. CCRE and its affiliates are playing several roles in this transaction. Cantor Fitzgerald & Co. and CastleOak Securities, underwriters, are affiliates of CCRE, a mortgage loan seller and a sponsor, and Berkeley Point Capital LLC, the primary servicer. JLC and its affiliates are playing several roles in this transaction. Jefferies LLC, an underwriter, is an affiliate of JLC, a mortgage loan seller and a sponsor.

GACC currently holds the Santa Monica Multifamily Portfolio Companion Loan and certain of the Equity Inns Portfolio Companion Loans. However, GACC intends to sell such Companion Loans in connection with one or more future securitizations. CCRE currently holds the AG Life Time Fitness Portfolio Companion Loans, the Hyatt Regency St. Louis at The Arch Companion Loan and certain of the Element LA Companion Loans. However, CCRE intends to sell such Companion Loans in connection with one or more future securitizations. LCF currently holds the certain of the Equity Inns Portfolio Companion Loans. However, LCF intends to sell such Companion Loans in connection with one or more future securitizations. JLC currently holds the Promenade Gateway Companion Loan and the FedEx Brooklyn Companion Loan. However, JLC intends to sell such Companion Loans in connection with one or more future securitizations.

LCF is affiliated with the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Dollar General — Montrose, representing approximately 0.1% of the Initial Pool Balance. LCF or an affiliate thereof originated such Mortgage Loan, and LCF is the mortgage loan seller with respect to such Mortgage Loan. Such Mortgage Loan may contain provisions and terms that are more favorable to the respective borrower thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Holdings; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; and (iv) the lender will accept insurance coverage provided by the tenant under its lease, which does not require insurance coverage against acts of terrorism.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, GACC, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter) provides warehouse financing to CCRE Lending or its affiliate through a repurchase facility. Some or all of the CCRE Lending Mortgage Loans are (or are expected to be prior to the Closing Date) subject to that repurchase facility. Proceeds received by CCRE Lending in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire those warehoused CCRE Mortgage Loans and make payments to Deutsche Bank AG, Cayman Islands Branch. As of January 7, 2016, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 of the CCRE Mortgage Loans, representing approximately 6.5% of the Initial Pool Balance (except that the number and dollar amount of CCRE Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates). For purposes of assessing the eligibility of a mortgage loan for that repurchase facility, Deutsche Bank AG, Cayman Islands Branch may use lower valuations with respect to the related underlying mortgaged properties than the appraised values for those mortgaged properties shown in this prospectus.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, GACC, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter) provides warehouse financing to LCF or its affiliate through a repurchase facility. Some or all of the LCF Mortgage Loans are (or are expected to be prior to the Closing Date) subject to that repurchase facility. Proceeds received by LCF in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire those warehoused LCF Mortgage Loans and make payments to Deutsche Bank AG, Cayman Islands Branch. As of January 7, 2016, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 of the LCF Mortgage Loans, representing approximately 5.7% of the Initial Pool Balance (with respect to the Equity Inns Portfolio Mortgage Loan, taking into account only the portion of the Mortgage Loan contributed by LCF) (except that the number and dollar amount of LCF Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates). For purposes of assessing the eligibility of a mortgage loan for that repurchase facility, Deutsche Bank AG, Cayman Islands Branch may use lower valuations with respect to the related underlying mortgaged properties than the appraised values for those mortgaged properties shown in this prospectus.

Wells Fargo Bank, National Association, the master servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider, is also (i) an affiliate of Wells Fargo Securities, LLC, one of the initial purchasers, (ii) the master servicer and certificate administrator under the COMM 2015-LC23 Pooling and Servicing Agreement, pursuant to which the Harvey Building Products Portfolio Whole Loan is serviced and the Equity Inns Portfolio Whole Loan is serviced, (iii) the special servicer and certificate administrator under the GSMS 2015-GS1 Pooling and Servicing Agreement, pursuant to which the Element LA Whole Loan is serviced (prior to the securitization of the Note A-1A), (iv) as of the Closing Date, expected to be the master servicer and certificate administrator under the CFCRE 2016-C3 Pooling and Servicing Agreement, pursuant to which the Element LA Whole Loan is serviced (after the securitization of the Note A-1A), (v) as of the Closing Date, is expected to be the trustee and certificate administrator under the CSAIL 2016-C5 Pooling and Servicing Agreement, pursuant to which the FedEx Brooklyn Whole Loan is expected to be serviced (after the securitization of the Note A-1) and (vi) the master servicer and certificate administrator under the JPMBB 2015-C33 Pooling and Servicing Agreement, pursuant to which the 32 Avenue of the Americas Whole Loan is serviced.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 11 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 24.6% of the Initial Pool Balance, as well as the Equity Inns Portfolio Mortgage Loan, representing 3.9% of the Initial Pool Balance, which was co-originated by LCF and GACC.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 5.4% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 6 of the Mortgage Loans to be contributed to this securitization by CCRE Lending, representing approximately 15.2% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 3 of the Mortgage Loans to be contributed to this securitization by CCRE Lending, representing approximately 4.0% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between JLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 5 of the Mortgage Loans to be contributed to this securitization by JLC, representing approximately 14.7% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between LCF and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts (or has acted) as interim servicer with respect to certain of the mortgage loans owned from time to time by LCF and those affiliates thereof, including, prior to their inclusion in the issuing entity, 4 of the LCF Mortgage Loans, representing approximately 5.1% of the Initial Pool Balance, as well as the Equity Inns Portfolio Mortgage Loan, representing 3.9% of the Initial Pool Balance, which was co-originated by LCF and GACC. Wells Fargo Bank, National Association also acts as interim custodian of the loan files (or, in the case of each of the Harvey Building Products Portfolio Mortgage Loan and the Equity Inns Portfolio Mortgage Loan, just the related promissory note) for all of the LCF Mortgage Loans, and it holds the security documents for the Equity Inns Portfolio Mortgage Loan and the Harvey Building Products Portfolio Mortgage Loan as the COMM 2015-LC23 custodian.

Midland Loan Services, a Division of PNC Bank, National Association may also act as a limited servicer with respect to certain mortgage loans for LCF or its affiliates, subject to a repurchase facility.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the JPMBB 2015-C33 Pooling and Servicing Agreement with respect to the 32 Avenue of the Americas Whole Loan, (ii) the trustee under the COMM 2015-LC23 Pooling and Servicing Agreement with respect to the Equity Inns Portfolio Whole Loan and the Harvey Building Products Portfolio Whole Loan and (iii) the trustee under the CFCRE 2016-C3 Pooling and Servicing Agreement with respect to the Element LA Whole Loan.

The operating advisor is also the operating advisor under the COMM 2015-LC23 Pooling and Servicing Agreement with respect to the Equity Inns Portfolio Whole Loan and the Harvey Building Products Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-HR certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-HR certificates were outstanding.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates will generally be based upon the particular Loan Group in which the related Mortgage Loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-HR certificates will be particularly sensitive to prepayments on the Mortgage Loan in Loan Group 2.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
XP-A	$ 703,549,000	A-1, A-2, A-SB, A-3, A-4, A-M(1)
XS-A	$ 703,549,000	A-1, A-2, A-SB, A-3, A-4, A-M
X-HR	$ 55,000,000	A-HR
X-B	$ 123,216,000	B, C
X-C	$ 59,041,000	D, E
X-D	$ 26,954,000	F
X-E	$ 29,520,000	G, H
X-F	$ 29,521,412	J

(1) The notional amount of the Class XP-A certificates will equal the sum of the component notional amounts of the Class XP-A components. The notional amount of each Class XP-A component will equal the lesser of (a) the amount specified on Annex F to this prospectus and (b) the certificate balance of the related class of certificates.

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class XP-A	$703,549,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M(1)
Class XS-A	$703,549,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M
Class X-HR	$55,000,000	Class A-HR
Class X-B	$123,216,000	Class B and Class C
Class X-C	$59,041,000	Class D and Class E
Class X-D	$26,954,000	Class F
Class X-E	$29,520,000	Class G and Class H
Class X-F	$29,521,412	Class J

(1) The notional amount of the Class XP-A certificates will equal the sum of the component notional amounts of the Class XP-A components. The notional amount of each Class XP-A component will equal the lesser of (a) the amount specified on Annex F to this prospectus and (b) the certificate balance of the related class of certificates.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Regular Certificate (other than the Class X Certificates) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate (other than the Class X Certificates) will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPR”, “50% CPR”, “75% CPR” and “100% CPR” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period (in each case, if any), and that prepayments are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and we make no representation that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate or that Mortgage Loans that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

•	scheduled Periodic Payments of principal and/or interest due at maturity on the Mortgage Loans will be received on a timely basis and will be distributed on the 10th day of the related month, beginning in March 2016;

•	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

•	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	the Closing Date occurs on February 10, 2016;

•	each ARD Loan prepays in full on the related Anticipated Repayment Date;

•	the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus;

•	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

•	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

•	no additional trust fund expenses are incurred;

•	no property releases (or related re-amortizations) occur;

•	the optional termination is not exercised; and

•	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	88%	88%	88%	88%	88%
February 2018	74%	74%	74%	74%	74%
February 2019	52%	52%	52%	52%	52%
February 2020	21%	21%	21%	21%	21%
February 2021	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.86	2.85	2.85	2.85	2.85

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.67	4.66	4.64	4.62	4.42

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	95%	95%	95%	95%	95%
February 2022	76%	76%	76%	76%	76%
February 2023	56%	56%	56%	56%	56%
February 2024	35%	35%	35%	35%	35%
February 2025	13%	13%	13%	13%	13%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.27	7.27	7.27	7.27	7.27

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A- SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A- SB certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.68	9.64	9.59	9.53	9.34

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.78	9.77	9.75	9.72	9.50

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-HR Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	98%	98%	98%	98%	98%
February 2019	96%	96%	96%	96%	96%
February 2020	95%	95%	95%	95%	95%
February 2021	93%	93%	93%	93%	93%
February 2022	91%	91%	91%	91%	91%
February 2023	89%	89%	89%	89%	89%
February 2024	87%	87%	87%	87%	87%
February 2025	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	8.21	8.18	8.13	8.07	7.78

(1)	The weighted average life of the Class A-HR certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-HR certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-HR certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.83	9.83	9.83	9.79	9.58

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.83	9.83	9.83	9.83	9.58

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.83	9.83	9.83	9.83	9.58

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.83	9.83	9.83	9.83	9.58

(1)	The weighted average life of the Class D certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPR)
	0% CPR	0% CPR	0% CPR	0% CPR	0% CPR

Pre-Tax Yield to Maturity for the Class A-HR Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-HR certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class XP-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class XP-A certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class XS-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class XS-A certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class X-HR Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-HR certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class A-M Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class D Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class D certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

One or more separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interest” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the related Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class V certificates will represent undivided beneficial interests in the Excess Interest and the related distribution account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) Regular Interests in another REMIC, such as the Lower-

Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of Regular Interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A Regular Interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a Regular Interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a Regular Interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a Regular Interest even if payments of principal with respect to such interest are subordinated to payments on other Regular Interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a Regular Interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interest in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 16 of the Mortgaged Properties securing 6 Mortgage Loans representing 11.2% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. The Regular Interest will represent newly originated debt instruments for federal income tax purposes. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests.

To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the

Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions“, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on a Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the

Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Provisions

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D and Class E certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D and Class E certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D and Class E certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4)

to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015.

On November 2, 2015 President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that Residual Holders, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the regular interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the regular interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the regular interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the regular interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a regular interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest, on or after January 1, 2019, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The trustee or certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the trustee or certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the regular interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own regular interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Deutsche Bank Securities Inc.	Cantor Fitzgerald & Co.
Class A-1	$ 21,720,000	$0
Class A-2	$ 82,786,000	$0
Class A-SB	$ 47,975,000	$0
Class A-3	$ 205,000,000	$0
Class A-4	$ 306,279,000	$0
Class A-HR	$ 55,000,000	$0
Class XP-A	$ 703,549,000	$0
Class XS-A	$ 703,549,000	$0
Class X-HR	$0	$55,000,000
Class A-M	$ 39,789,000	$0
Class B	$ 73,160,000	$0
Class C	$ 50,056,000	$0
Class D	$ 33,371,000	$0

Class	CastleOak Securities, L.P.	Jefferies LLC	Academy Securities, Inc.
Class A-1	$0	$0	$0
Class A-2	$0	$0	$0
Class A-SB	$0	$0	$0
Class A-3	$0	$0	$0
Class A-4	$0	$0	$0
Class A-HR	$0	$0	$0
Class XP-A	$0	$0	$0
Class XS-A	$0	$0	$0
Class X-HR	$0	$0	$0
Class A-M	$0	$0	$0
Class B	$0	$0	$0
Class C	$0	$0	$0
Class D	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [___]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $        , excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of one of the sponsors and the primary servicer. CastleOak Securities, L.P., one of the underwriters, is an affiliate of one of the sponsors and the primary servicer. Jefferies LLC, one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P. and Jefferies LLC, which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Deutsche Bank Securities Inc., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GACC, (ii) the payment by the depositor to CCRE, an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CCRE and (iii) the payment by the depositor to JLC, an affiliate of Jefferies LLC, in its capacity as a sponsor, of the purchase price for the mortgage loan sold to the depositor by JLC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

In addition, proceeds received by LCF in connection with the contribution of the LCF Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, Deutsche Bank AG, Caymans Island Branch, an affiliate of GACC, a Sponsor and an originator, the Depositor and Deutsche Bank Securities Inc., one of the underwriters, as the related repurchase agreement counterparty.

As a result of the circumstances described above in this paragraph and the prior paragraph, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P. and Jefferies LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 60 Wall Street, New York, New York 10005, Attention: President, or by telephone at (212) 250-2500.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206705)(the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued an administrative exemption to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013)(the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates and material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the Depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in February 2049. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Index of Defined Terms

17g-5 Information Provider	277	Appraised-Out Class	321
1986 Act	421	AR Capital	142
1996 Act	398	ARCP	143
2015 Budget Act	428	ARD Loans	158
32 Avenue of the Americas Companion		Assessment of Compliance	379
Loans	178	Asset Representations Reviewer	247
32 Avenue of the Americas		Asset Representations Reviewer Asset
Intercreditor Agreement	179	Review Fee	316
32 Avenue of the Americas Mortgage		Asset Representations Reviewer Cap	316
Loan	178	Asset Review	355
32 Avenue of the Americas Mortgaged		Asset Review Notice	354
Properties	178	Asset Review Quorum	354
32 Avenue of the Americas Non-		Asset Review Report	356
Controlling Note Holder	179	Asset Review Report Summary	356
32 Avenue of the Americas		Asset Review Standard	356
Noteholders	179	Asset Review Trigger	353
32 Avenue of the Americas Whole		Asset Review Vote Election	354
Loan	179	Asset Reviewer Termination Event	359
401(c) Regulations	437	Asset Status Report	331
Acceptable Insurance Default	324	Assumed Final Distribution Date	265
Acting General Counsel’s Letter	119	Assumed Scheduled Payment	259
Actual/360 Basis	158	Attestation Report	379
Actual/360 Loans	300	Available Funds	251
ADA	400	Balloon Balance	123
Additional Primary Servicing		Balloon LTV	124
Compensation	243	Base Interest Fraction	264
Administrative Cost Rate	257	BEA	139
ADR	122	Benefit Plan Investors	435
Advances	297	Berkeley Point	238
Affiliate Debt	169	Borrower Party	272
Affirmative Asset Review Vote	354	Borrower Party Affiliate	272
AFFO	143	BPC Parties	243
AG Life Time Fitness Portfolio		BPC Primary Servicer Termination
Companion Loans	175	Event	245
AG Life Time Fitness Portfolio		BPC Primary Servicing Agreement	241
Intercreditor Agreement	175	Breach Notice	288
AG Life Time Fitness Portfolio		C(WUMP)O	17
Mortgage Loan	174	C2 Loan	146
AG Life Time Fitness Portfolio		Capital Return Date	169
Mortgaged Property	174	CCRE Data Tape	204
AG Life Time Fitness Portfolio Non-		CCRE Deal Team	204
Controlling Note Holders	176	CCRE Depositor	210
AG Life Time Fitness Portfolio		CCRE Financing Affiliates	203
Noteholders	175	CCRE Lending	203
AG Life Time Fitness Portfolio Whole		CCRE Mortgage Loans	203
Loan	175	CERCLA	397
Allocated Loan Amount	122	Certificate Administrator/Trustee Fee	315
Annual Debt Service	122	Certificate Administrator/Trustee Fee
Anticipated Repayment Date	158	Rate	315
Appraisal Reduction Amount	318	Certificate Balance	249
Appraisal Reduction Event	317	Certificate Owners	280
Appraised Value	122	Certificateholder	273

Certificateholder Quorum	361	CSAIL 2016-C5 Pooling and Servicing
Certificateholder Repurchase Request	371	Agreement	183
Certifying Certificateholder	281	Cure/Contest Period	356
CFCRE 2016-C3 Certificate		Current LTV	124
Administrator	192	Custodian	231
CFCRE 2016-C3 Directing		Cut-off Date	121
Certificateholder	192	Cut-off Date Balance	123
CFCRE 2016-C3 Master Servicer	192	Cut-off Date LTV Ratio	124
CFCRE 2016-C3 Operating Advisor	192	Cut-off Date UW NCF	126
CFCRE 2016-C3 Pooling and Servicing		Daily Portions	423
Agreement	192	DBRS	349
CFCRE 2016-C3 Special Servicer	192	Debt Service Coverage Ratio	127
CFCRE 2016-C3 Trustee	192	Defaulted Loan	336
Class A Certificates	248	Defeasance Deposit	161
Class A-SB Planned Principal Balance	260	Defeasance Loans	161
Class X Certificates	248	Defeasance Lock-Out Period	161
Class XP-A Component	249	Defeasance Option	161
Clearstream	279	Definitive Certificate	278
Clearstream Participants	280	Delinquent Loan	354
Closing Date	122	Depositaries	279
CMBS	53, 194	Depositor	228
Code	418	Determination Date	250
Collection Account	299	Diligence File	285
Collection Period	252	Directing Certificateholder	338
COMM 2015-LC23 Certificate		Disclosable Special Servicer Fees	314
Administrator	186	Dispute Resolution Consultation	372
COMM 2015-LC23 Directing		Dispute Resolution Cut-off Date	372
Certificateholder	179, 187	Distribution Accounts	300
COMM 2015-LC23 Master Servicer	186	Distribution Date	250
COMM 2015-LC23 Operating Advisor	186	DMARC	194
COMM 2015-LC23 Pooling and		Dodd-Frank Act	106
Servicing Agreement	186	DOL	434
COMM 2015-LC23 Special Servicer	186	DSCR	127, 206
COMM 2015-LC23 Trustee	186	DTC	278
Communication Request	282	DTC Participants	279
Companion Loan Holder	170	DTC Rules	280
Companion Loans	121	DTSC	138
Compensating Interest Payment	266	Due Date	158, 252
Complaint	231	Due Diligence Requirement	106
Constant Prepayment Rate	408	EBITDAR to Rent Ratio	163
Consultation Termination Event	343	EDGAR	433
Control Eligible Certificates	339	EEA	106
Control Termination Event	343	Element LA Companion Loans	191
Controlling Class	339	Element LA Intercreditor Agreement	191
Controlling Class Certificateholder	339	Element LA Mortgage Loan	191
Corrected Loan	331	Element LA Mortgaged Property	191
CPR	408	Element LA Non-Controlling Note
CREFC®	270	Holder	192
CREFC® Intellectual Property Royalty		Element LA Noteholders	191
License Fee	317	Element LA Whole Loan	191
CREFC® Intellectual Property Royalty		Eligible Asset Representations
License Fee Rate	317	Reviewer	357
CREFC® Reports	269	Eligible Operating Advisor	349
Crossover Date	255	Enforcing Party	371
CRR	106	Equity Inns Companion Loans	185
		Equity Inns Intercreditor Agreement	185

Equity Inns Mortgaged Properties	185	GACC Mortgage Loans	195
Equity Inns Noteholders	185	Gain-on-Sale Reserve Account	301
Equity Inns PE Changeover Event	168	Garn Act	399
Equity Inns PE Member	168	Grace Period	158
Equity Inns Portfolio Mortgage Loan	185	Grantor Trust	51, 419
Equity Inns Portfolio Non-Controlling		Group 1 Principal Distribution Amount	259
Note Holders	187	Group 1 Principal Shortfall	259
Equity Inns Whole Loan	185	Group 2 Principal Distribution Amount	259
ESA	138, 198	Group 2 Principal Shortfall	260
Escrow/Reserve Mitigating		Hard Lockbox	123
Circumstances	200	Harvey Building Products Portfolio
Euroclear	279	Companion Loans	188
Euroclear Operator	281	Harvey Building Products Portfolio
Euroclear Participants	281	Intercreditor Agreement	188
Excess Interest	250	Harvey Building Products Portfolio
Excess Interest Distribution Account	300	Master Lease	153
Excess Prepayment Interest Shortfall	267	Harvey Building Products Portfolio
Exchange Act	193, 202	Mortgage Loan	188
Excluded Controlling Class Holder	271	Harvey Building Products Portfolio
Excluded Controlling Class Loan	272	Mortgaged Properties	188
Excluded Information	272	Harvey Building Products Portfolio
Excluded Loan	272	Non-Controlling Note Holders	190
Excluded Plan	436	Harvey Building Products Portfolio
Excluded Special Servicer	362	Noteholders	188
Excluded Special Servicer Mortgage		Harvey Building Products Portfolio
Loan	362	Whole Loan	188
Exemption	435	High Net Worth Companies,
Exemption Rating Agency	435	Unincorporated Associations, Etc.	15
FATCA	429	Holdco	168
FDIA	118	Hyatt Regency St. Louis at The Arch
FDIC	119	Companion Loan	181
FedEx	133	Hyatt Regency St. Louis at The Arch
FedEx Brooklyn Companion Loan	183	Intercreditor Agreement	181
FedEx Brooklyn Companion Loans	183	Hyatt Regency St. Louis at The Arch
FedEx Brooklyn Directing		Mortgage Loan	180
Certificateholder	183	Hyatt Regency St. Louis at The Arch
FedEx Brooklyn Intercreditor		Mortgaged Property	181
Agreement	183	Hyatt Regency St. Louis at The Arch
FedEx Brooklyn Mortgage Loan	183	Non-Controlling Note Holders	182
FedEx Brooklyn Mortgaged Property	183	Hyatt Regency St. Louis at The Arch
FedEx Brooklyn Noteholders	183	Noteholders	181
FedEx Brooklyn Whole Loan	183	Hyatt Regency St. Louis at The Arch
FETL	18	Whole Loan	181
FIEL	18	Indirect Participants	279
Final Asset Status Report	346	Initial Loan Group 1 Balance	121
Final Dispute Resolution Election		Initial Loan Group 2 Balance	121
Notice	373	Initial Pool Balance	121
Financial Promotion Order	15	Initial Rate	158
FIRREA	120, 198	Initial Requesting Certificateholder	371
Fitch	349	In-Place Cash Management	123
FPO Persons	15	Insurance and Condemnation
FSCMA	18	Proceeds	299
FSMA	16	Intercreditor Agreement	170
GACC	194	Interest Accrual Amount	257
GACC Data Tape	195	Interest Accrual Period	257
GACC Deal Team	195	Interest Distribution Amount	257

Interest Reserve Account	300	MAS	17
Interest Shortfall	257	Master Servicer Decision	326
Interested Person	337	Master Servicer Proposed Course of
Intermediary	429	Action Notice	372
Investment Company Act	1	Master Servicer Remittance Date	295
Investor Certification	272	Master Servicing Fee	309
Investor Q&A Forum	276	Master Servicing Fee Rate	309
Investor Registry	277	Material Defect	288
IO Group YM Distribution Amount	264	Maturity Date LTV Ratio	124
Jefferies LoanCore	211	MDEQ	140
JLC	211	Midland	236
JLC Data Tape	212	MLPA	283
JLC Financing Affiliates	211	Modeling Assumptions	409
JLC Mortgage Loans	211	Modification Fees	313
JLC Review Team	212	Modified Mortgage Loan	318
JPM	178	Moody’s	349
JPMBB 2015-C33 Certificate		Mortgage	121
Administrator	179	Mortgage File	283
JPMBB 2015-C33 Master Servicer	179	Mortgage Loan Seller	194
JPMBB 2015-C33 Operating Advisor	179	Mortgage Loans	121
JPMBB 2015-C33 Pooling and		Mortgage Note	121
Servicing Agreement	179	Mortgage Pool	121
JPMBB 2015-C33 Special Servicer	179	Mortgage Rate	257
JPMBB 2015-C33 Trustee	179	Mortgaged Property	121
Ladder Capital Group	219	Most Recent NOI	124
Ladder Capital Review Team	220	MSA	125
Ladder Holdings	218	Net Default Interest	309
Largest Tenant	123	Net Mortgage Rate	257
LCF	218	Net Operating Income	125
LCF Data Tape	221	Net Prepayment Interest Excess	266
LCF Financing Affiliates	219	NI 33-105	19
LCF Mortgage Loans	218	NOI	125
Lease Expiration	123	NOI Date	125
Liquidation Fee	311	Non-Controlling Equity Inns Portfolio
Liquidation Proceeds	299, 311	Companion Loans	185
Loan Group 1	121	Non-Controlling Harvey Building
Loan Group 2	121	Products Portfolio Companion Loan	188
Loan Groups	121	non-qualified intermediary	429
Loan Per Net Rentable Area	124	Nonrecoverable Advance	297
Loan-Specific REMIC Distribution		Non-Reduced Certificates	361
Account	300	Non-Serviced Certificate Administrator	170
Loan-to-Value Ratio	124	Non-Serviced Companion Loan	170
Loan-to-Value Ratio at Maturity or ARD	124	Non-Serviced Master Servicer	171
Loss of Value Payment	289	Non-Serviced Mortgage Loan	171
Lower-Tier Regular Interests	419	Non-Serviced PSA	171
Lower-Tier REMIC	51	Non-Serviced Securitization Trust	171
Lower-Tier REMIC Distribution Account	300	Non-Serviced Special Servicer	171
Lower-Tier REMICs	419	Non-Serviced Trustee	171
LTV	206	Non-Serviced Whole Loan	171
LTV Ratio	124	Non-U.S. Person	429
LTV Ratio at Maturity or ARD	124	Notional Amount	249
MAI	290	NRA	125
Major Decision	340	NRSRO	437
Mandatory Equity Inns PE Redemption		NRSRO	271, 365
Date	168	NRSRO Certification	273
Market Discount	424	Occupancy	125

Occupancy Date	125	Promenade Gateway Non-Controlling
Offered Certificates	248	Note Holders	178
Offsetting Modification Fees	314	Promenade Gateway Noteholders	177
OID Regulations	421	Promenade Gateway Whole Loan	177
OLA	119	Promotion of Collective Investment
Operating Advisor Consulting Fee	315	Schemes Exemptions Order	15
Operating Advisor Fee	315	Proposed Course of Action	372
Operating Advisor Fee Rate	315	Proposed Course of Action Notice	372
Operating Advisor Standard	347	Prospectus Directive	14
Operating Advisor Termination Event	350	PSA	248
Operators	143	PSA Party Repurchase Request	371
Original Balance	125	PTCE	437
P&I Advance	295	Purchase Price	289
Pads	129	Qualification Criteria	222
PAR	198	Qualified Intermediary	429
Pari Passu Companion Loans	121	Qualified Replacement Special
Park Bridge Financial	246, 247	Servicer	361
Park Bridge Lender Services	246, 247	Qualified Substitute Mortgage Loan	290
Participants	279	RAC No-Response Scenario	377
Parties in Interest	434	Rated Final Distribution Date	266
Pass-Through Rate	255	Rating Agencies	378
Patriot Act	401	Rating Agency Confirmation	378
PCIS Persons	15	RCS	144
Periodic Payments	251	REA	60
Permitted Investments	250, 301	Realized Loss	268
Permitted Special Servicer/Affiliate		REC	138
Fees	314	Record Date	250
Pinecrest Borrower	169	Registration Statement	433
PIP	145	Regular Certificates	248
PIP Addendum	131	Regular Interest Holder	421
PIPs	73, 140	Regular Interests	419
Plans	434	Regulation AB	380
PML	208, 216, 225	Reimbursement Rate	299
PRC	16	REIT LLLP	218
Preferred Equity Holder	169	Related Group	125
Preliminary Dispute Resolution Election		Related Proceeds	298
Notice	372	Release Date	161
Prepayment Assumption	423	Relevant Member State	14
Prepayment Interest Excess	266	Relevant Persons	15
Prepayment Interest Shortfall	266	Relief Act	400
Prepayment Provision	125	REMIC	419
Prime Rate	299	REMIC Regulations	418
Principal Balance Certificates	248	REO Account	301
Principal Distribution Amount	258	REO Loan	261
Principal Shortfall	260	REO Property	331
Privileged Information	349	Repurchase Request	371
Privileged Information Exception	350	Requesting Certificateholder	372
Privileged Person	271	Requesting Holders	321
Prohibited Prepayment	267	Requesting Investor	282
Promenade Gateway Companion Loan	177	Requesting Party	377
Promenade Gateway Intercreditor		Requirements	400
Agreement	177	Residual Certificates	248
Promenade Gateway Mortgage Loan	176	Resolution Failure	371
Promenade Gateway Mortgaged		Resolved	371
Property	177	Restricted Group	435
		Restricted Party	350

Retention Requirement	106	Sq. Ft.	126
Review Materials	355	Square Feet	126
Revised Rate	158	Startup Day	419
RevPAR	126	Stated Principal Balance	260
RMBS	231	Subject Loans	316
Rooms	129	Subordinate Certificates	248
Rule 17g-5	273	Sub-Servicing Agreement	295
Santa Monica Multifamily Portfolio		Sub-Servicing Entity	365
Companion Loan	172	T-12	126
Santa Monica Multifamily Portfolio		Term to Maturity	126
Intercreditor Agreement	173	Terms and Conditions	281
Santa Monica Multifamily Portfolio		Tests	355
Mortgage Loan	172	Title V	399
Santa Monica Multifamily Portfolio		TMPs	428
Mortgaged Properties	172	Trailing 12 NOI	124
Santa Monica Multifamily Portfolio Non-		TRIPRA	80
Controlling Note Holders	174	TRS LLLP	218
Santa Monica Multifamily Portfolio		Trust REMIC	51
Noteholders	173	Trust REMICs	419
Santa Monica Multifamily Portfolio		TTM	126
Whole Loan	172	U.S. Person	429
SCDHEC	139	UCC	387
Scheduled Principal Distribution		Underwriter Entities	97
Amount	258	Underwriting Agreement	431
SEC	193, 202	Underwritten Expenses	126
Securities Act	379	Underwritten NCF	127
Securitization Accounts	301	Underwritten NCF Debt Yield	126
SEL	208, 216, 225	Underwritten NCF DSCR	127
Senior Certificates	248	Underwritten Net Cash Flow	127
Serviced Companion Loan	171	Underwritten Net Cash Flow DSCR	127
Serviced Pari Passu Companion Loan	172	Underwritten Net Operating Income	127
Serviced Whole Loan	172	Underwritten Net Operating Income
Serviced Whole Loan Custodial		DSCR	129
Account	300	Underwritten NOI	127
Servicer Termination Even	363	Underwritten NOI Debt Yield	127
Servicing Advances	297	Underwritten NOI DSCR	129
Servicing Compensation	309	Underwritten Revenues	129
Servicing Fee	309	Units	129
Servicing Fee Rate	309	Unscheduled Principal Distribution
Servicing Standard	294	Amount	258
Servicing Transfer Event	331	Unsolicited Information	355
SF	126	Updated Appraisal	320
SFA	17	Upper-Tier REMIC	51, 419
SFO	17	Upper-Tier REMIC Distribution Account	300
Similar Law	434	USVI	95
Similar Requirements	106	UW Expenses	126
Small Loan Appraisal Estimate	319	UW NCF	127
SMMEA	437	UW NCF Debt Yield	126
Soft Lockbox	126	UW NCF DSCR	127
Soft Springing Hard Lockbox	126	UW NOI	127
Sole Certificateholder	314	UW NOI Debt Yield	127
Special Servicing Fee	310	UW NOI DSCR	129
Specially Serviced Loans	329	Volcker Rule	107
Sponsor	194	Voting Rights	278
Springing Cash Management	126	WAC Rate	256
Springing Lockbox	126	Wachovia	232

Weighted Average Mortgage Rate	129	Workout Fee	310
Wells Fargo	232	Workout-Delayed Reimbursement
Wells Fargo Bank	230	Amount	299
Whole Loan	121, 170	WTNA	229
Withheld Amounts	300

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(5)	Type	Rate(6)	Fee Rate(7)	Basis
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	11	GACC	62,450,000	62,450,000	62,450,000	Multifamily	Mid Rise	4.8970%	0.0168%	Actual/360
Property	1.01	2001 Olympic Boulevard	1.6%	1	GACC	16,049,428	16,049,428		Multifamily	Mid Rise
Property	1.02	2029 Olympic Boulevard	0.9%	1	GACC	9,501,656	9,501,656		Multifamily	Mid Rise
Property	1.03	1423 on 6th Street	0.4%	1	GACC	4,430,824	4,430,824		Multifamily	Mid Rise
Property	1.04	1422 on 6th Street	0.4%	1	GACC	4,381,592	4,381,592		Multifamily	Mid Rise
Property	1.05	1430 on 7th Street	0.4%	1	GACC	4,283,130	4,283,130		Multifamily	Mid Rise
Property	1.06	1537 on 7th Street	0.4%	1	GACC	4,233,898	4,233,898		Multifamily	Mid Rise
Property	1.07	1422 on 7th Street	0.4%	1	GACC	4,135,436	4,135,436		Multifamily	Mid Rise
Property	1.08	1428 on 6th Street	0.4%	1	GACC	4,135,436	4,135,436		Multifamily	Mid Rise
Property	1.09	1425 on 6th Street	0.4%	1	GACC	4,036,973	4,036,973		Multifamily	Mid Rise
Property	1.10	1432 on 7th Street	0.4%	1	GACC	3,667,737	3,667,737		Multifamily	Mid Rise
Property	1.11	1522 on 6th Street	0.4%	1	GACC	3,593,890	3,593,890		Multifamily	Mid Rise
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	10	CCRE	60,000,000	60,000,000	60,000,000	Retail	Single Tenant	4.9040%	0.0369%	Actual/360
Property	2.01	Florham Park	0.9%	1	CCRE	8,890,379	8,890,379		Retail	Single Tenant
Property	2.02	Westwood	0.8%	1	CCRE	8,689,239	8,689,239		Retail	Single Tenant
Property	2.03	Vernon Hills	0.7%	1	CCRE	7,381,830	7,381,830		Retail	Single Tenant
Property	2.04	Lakeville	0.6%	1	CCRE	5,873,282	5,873,282		Retail	Single Tenant
Property	2.05	Sterling	0.5%	1	CCRE	5,410,660	5,410,660		Retail	Single Tenant
Property	2.06	Vestavia Hills	0.5%	1	CCRE	5,129,065	5,129,065		Retail	Single Tenant
Property	2.07	Beachwood	0.5%	1	CCRE	4,907,811	4,907,811		Retail	Single Tenant
Property	2.08	Dublin	0.5%	1	CCRE	4,626,215	4,626,215		Retail	Single Tenant
Property	2.09	Ellisville	0.4%	1	CCRE	4,565,873	4,565,873		Retail	Single Tenant
Property	2.10	Woodstock	0.4%	1	CCRE	4,525,645	4,525,645		Retail	Single Tenant
Loan	3	Promenade Gateway(33)	5.8%	1	JLC	60,000,000	60,000,000	60,000,000	Mixed Use	Office/Retail/Multifamily	4.5320%	0.0169%	Actual/360
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	1	GACC	57,500,000	57,500,000	57,500,000	Office	CBD	4.8320%	0.0114%	Actual/360
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	1	CCRE	55,000,000	55,000,000	47,026,745	Hospitality	Full Service	4.5450%	0.0372%	Actual/360
Loan	6	Equitable City Center	5.4%	1	GACC	55,000,000	55,000,000	50,271,533	Retail	Anchored	4.4300%	0.0136%	Actual/360
Loan	7	Netflix HQ 2	5.3%	1	GACC	54,810,000	54,810,000	49,979,616	Office	Suburban	4.2850%	0.0236%	Actual/360
Loan	8	1155 Market Street	4.7%	1	GACC	48,000,000	48,000,000	48,000,000	Office	CBD	4.7000%	0.0136%	Actual/360
Loan	9	FedEx Brooklyn(33)	4.2%	1	JLC	43,000,000	43,000,000	43,000,000	Industrial	Warehouse/Distribution	4.2800%	0.0114%	Actual/360
Loan	10	Equity Inns Portfolio(33)	3.9%	21	LCF/GACC	40,000,000	40,000,000	40,000,000	Hospitality	Various	4.9600%	0.0114%	Actual/360
Property	10.01	Homewood Suites Seattle	0.7%	1	LCF/GACC	7,258,621	7,258,621		Hospitality	Extended Stay
Property	10.02	Homewood Suites Orlando	0.3%	1	LCF/GACC	3,163,793	3,163,793		Hospitality	Extended Stay
Property	10.03	Courtyard Carlsbad	0.2%	1	LCF/GACC	2,517,241	2,517,241		Hospitality	Select Service
Property	10.04	Courtyard Houston	0.2%	1	LCF/GACC	2,327,586	2,327,586		Hospitality	Select Service
Property	10.05	Homewood Suites Stratford	0.2%	1	LCF/GACC	2,155,172	2,155,172		Hospitality	Extended Stay
Property	10.06	Hampton Inn Urbana	0.2%	1	LCF/GACC	2,137,931	2,137,931		Hospitality	Limited Service
Property	10.07	Springhill Suites Asheville	0.2%	1	LCF/GACC	1,982,759	1,982,759		Hospitality	Limited Service
Property	10.08	Hilton Garden Inn Louisville	0.2%	1	LCF/GACC	1,974,138	1,974,138		Hospitality	Select Service
Property	10.09	Hampton Inn Orlando	0.2%	1	LCF/GACC	1,922,414	1,922,414		Hospitality	Limited Service
Property	10.10	Hampton Inn Austin	0.2%	1	LCF/GACC	1,896,552	1,896,552		Hospitality	Limited Service
Property	10.11	Hampton Inn College Station	0.2%	1	LCF/GACC	1,810,345	1,810,345		Hospitality	Limited Service
Property	10.12	Hampton Inn Indianapolis	0.2%	1	LCF/GACC	1,560,345	1,560,345		Hospitality	Limited Service
Property	10.13	TownePlace Suites Savannah	0.1%	1	LCF/GACC	1,465,517	1,465,517		Hospitality	Extended Stay
Property	10.14	Hampton Inn East Lansing	0.1%	1	LCF/GACC	1,379,310	1,379,310		Hospitality	Limited Service
Property	10.15	Hampton Inn Naperville	0.1%	1	LCF/GACC	1,258,621	1,258,621		Hospitality	Limited Service
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%	1	LCF/GACC	1,241,379	1,241,379		Hospitality	Select Service
Property	10.17	Courtyard Dalton	0.1%	1	LCF/GACC	1,017,241	1,017,241		Hospitality	Select Service
Property	10.18	Hampton Inn Alcoa	0.1%	1	LCF/GACC	853,448	853,448		Hospitality	Limited Service
Property	10.19	Homewood Suites Augusta	0.1%	1	LCF/GACC	836,207	836,207		Hospitality	Extended Stay
Property	10.20	Residence Inn Jacksonville	0.1%	1	LCF/GACC	775,862	775,862		Hospitality	Extended Stay
Property	10.21	Hampton Inn Milford	0.0%	1	LCF/GACC	465,517	465,517		Hospitality	Limited Service
Loan	11	Harvey Building Products Portfolio(33)	3.4%	30	LCF	35,000,000	34,840,208	32,209,681	Various	Various	4.8500%	0.0114%	Actual/360
Property	11.01	Londonderry Manufacturing	0.7%	1	LCF	6,761,364	6,730,495		Industrial	Manufacturing
Property	11.02	Waltham Corporate	0.3%	1	LCF	3,461,818	3,446,013		Office	Suburban
Property	11.03	Dartmouth Manufacturing	0.3%	1	LCF	3,229,545	3,214,801		Industrial	Manufacturing
Property	11.04	Nashua	0.2%	1	LCF	1,629,091	1,621,653		Industrial	Warehouse/Distribution
Property	11.05	West Bridgewater	0.1%	1	LCF	1,511,364	1,504,464		Industrial	Warehouse/Distribution
Property	11.06	Woburn	0.1%	1	LCF	1,495,455	1,488,627		Industrial	Warehouse/Distribution
Property	11.07	Manchester, NH	0.1%	1	LCF	1,235,500	1,229,859		Industrial	Warehouse/Distribution
Property	11.08	New London	0.1%	1	LCF	1,161,364	1,156,061		Industrial	Warehouse/Distribution
Property	11.09	East Haven	0.1%	1	LCF	1,081,818	1,076,879		Industrial	Warehouse/Distribution
Property	11.10	Salem	0.1%	1	LCF	1,081,818	1,076,879		Industrial	Warehouse/Distribution
Property	11.11	Bethlehem	0.1%	1	LCF	1,050,000	1,045,206		Industrial	Warehouse/Distribution
Property	11.12	Lincoln	0.1%	1	LCF	1,010,227	1,005,615		Industrial	Warehouse/Distribution
Property	11.13	Berlin	0.1%	1	LCF	970,455	966,024		Industrial	Warehouse/Distribution
Property	11.14	Woburn CPD	0.1%	1	LCF	954,545	950,188		Industrial	Warehouse/Distribution

 A-1-1

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(5)	Type	Rate(6)	Fee Rate(7)	Basis
Property	10.15	Hampton Inn Naperville	0.1%	1	LCF/GACC	1,258,621	1,258,621		Hospitality	Limited Service
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%	1	LCF/GACC	1,241,379	1,241,379		Hospitality	Select Service
Property	10.17	Courtyard Dalton	0.1%	1	LCF/GACC	1,017,241	1,017,241		Hospitality	Select Service
Property	10.18	Hampton Inn Alcoa	0.1%	1	LCF/GACC	853,448	853,448		Hospitality	Limited Service
Property	10.19	Homewood Suites Augusta	0.1%	1	LCF/GACC	836,207	836,207		Hospitality	Extended Stay
Property	10.20	Residence Inn Jacksonville	0.1%	1	LCF/GACC	775,862	775,862		Hospitality	Extended Stay
Property	10.21	Hampton Inn Milford	0.0%	1	LCF/GACC	465,517	465,517		Hospitality	Limited Service
Loan	11	Harvey Building Products Portfolio(33)	3.4%	30	LCF	35,000,000	34,840,208	32,209,681	Various	Various	4.8500%	0.0114%	Actual/360
Property	11.01	Londonderry Manufacturing	0.7%	1	LCF	6,761,364	6,730,495		Industrial	Manufacturing
Property	11.02	Waltham Corporate	0.3%	1	LCF	3,461,818	3,446,013		Office	Suburban
Property	11.03	Dartmouth Manufacturing	0.3%	1	LCF	3,229,545	3,214,801		Industrial	Manufacturing
Property	11.04	Nashua	0.2%	1	LCF	1,629,091	1,621,653		Industrial	Warehouse/Distribution
Property	11.05	West Bridgewater	0.1%	1	LCF	1,511,364	1,504,464		Industrial	Warehouse/Distribution
Property	11.06	Woburn	0.1%	1	LCF	1,495,455	1,488,627		Industrial	Warehouse/Distribution
Property	11.07	Manchester, NH	0.1%	1	LCF	1,235,500	1,229,859		Industrial	Warehouse/Distribution
Property	11.08	New London	0.1%	1	LCF	1,161,364	1,156,061		Industrial	Warehouse/Distribution
Property	11.09	East Haven	0.1%	1	LCF	1,081,818	1,076,879		Industrial	Warehouse/Distribution
Property	11.10	Salem	0.1%	1	LCF	1,081,818	1,076,879		Industrial	Warehouse/Distribution
Property	11.11	Bethlehem	0.1%	1	LCF	1,050,000	1,045,206		Industrial	Warehouse/Distribution
Property	11.12	Lincoln	0.1%	1	LCF	1,010,227	1,005,615		Industrial	Warehouse/Distribution
Property	11.13	Berlin	0.1%	1	LCF	970,455	966,024		Industrial	Warehouse/Distribution
Property	11.14	Woburn CPD	0.1%	1	LCF	954,545	950,188		Industrial	Warehouse/Distribution
Property	11.15	Norwalk I	0.1%	1	LCF	795,455	791,823		Industrial	Warehouse/Distribution
Property	11.16	Dartmouth	0.1%	1	LCF	763,636	760,150		Industrial	Warehouse/Distribution
Property	11.17	Braintree	0.1%	1	LCF	715,909	712,641		Industrial	Warehouse/Distribution
Property	11.18	Manchester, CT	0.1%	1	LCF	668,182	665,131		Industrial	Warehouse/Distribution
Property	11.19	Portland	0.1%	1	LCF	668,182	665,131		Industrial	Warehouse/Distribution
Property	11.20	Norwalk II	0.1%	1	LCF	604,545	601,785		Industrial	Warehouse/Distribution
Property	11.21	Warwick	0.1%	1	LCF	600,727	597,985		Industrial	Warehouse/Distribution
Property	11.22	Fitchburg	0.0%	1	LCF	514,818	512,468		Industrial	Warehouse/Distribution
Property	11.23	Auburn	0.0%	1	LCF	497,636	495,364		Industrial	Warehouse/Distribution
Property	11.24	Portsmouth	0.0%	1	LCF	480,455	478,261		Industrial	Warehouse/Distribution
Property	11.25	Southampton	0.0%	1	LCF	397,727	395,911		Industrial	Warehouse/Distribution
Property	11.26	Hyannis	0.0%	1	LCF	377,682	375,958		Industrial	Warehouse/Distribution
Property	11.27	Wilkes-Barre	0.0%	1	LCF	350,000	348,402		Industrial	Warehouse/Distribution
Property	11.28	Berlin CPD	0.0%	1	LCF	342,045	340,484		Industrial	Warehouse/Distribution
Property	11.29	Springfield	0.0%	1	LCF	318,182	316,729		Industrial	Warehouse/Distribution
Property	11.30	White River Junction	0.0%	1	LCF	270,455	269,220		Industrial	Warehouse/Distribution
Loan	12	Phoenix Center	2.9%	1	CCRE	29,775,000	29,775,000	25,665,538	Retail	Anchored	4.8520%	0.0336%	Actual/360
Loan	13	Element LA(33)(35)	2.8%	1	CCRE	28,500,000	28,500,000	28,500,000	Office	Suburban	4.5930%	0.0114%	Actual/360
Loan	14	19925 Stevens Creek	2.7%	1	GACC	28,000,000	28,000,000	25,608,820	Office	CBD	4.4700%	0.0436%	Actual/360
Loan	15	Hall Office Park - A2	2.5%	1	GACC	25,300,000	25,300,000	22,121,477	Office	Suburban	4.4500%	0.0136%	Actual/360
Loan	16	The Place Apartments	2.4%	1	GACC	24,300,000	24,300,000	21,374,030	Multifamily	Garden	4.7100%	0.0136%	Actual/360
Loan	17	Brewery Station	2.3%	1	JLC	24,000,000	24,000,000	20,998,135	Industrial	Warehouse/Distribution	4.4770%	0.0136%	Actual/360
Loan	18	3312 North Berkeley Lake	2.3%	1	GACC	23,250,000	23,250,000	19,866,664	Industrial	Warehouse/Distribution	4.5200%	0.0436%	Actual/360
Loan	19	888 Prospect	1.9%	1	GACC	19,950,000	19,950,000	17,430,905	Office	CBD	4.4200%	0.0411%	Actual/360
Loan	20	Promenade at West End	1.6%	1	GACC	16,000,000	16,000,000	14,698,569	Retail	Anchored	4.7500%	0.0136%	Actual/360
Loan	21	Emerald Beach Resort	1.5%	1	GACC	15,200,000	15,153,073	11,366,317	Hospitality	Full Service	5.0000%	0.0136%	Actual/360
Loan	22	Holiday Inn Hotel Lake City	1.5%	1	GACC	15,000,000	14,947,118	12,231,366	Hospitality	Full Service	4.7500%	0.0136%	Actual/360
Loan	23	Colonial Square Shopping Center	1.4%	1	JLC	13,875,000	13,875,000	11,972,101	Retail	Anchored	4.8930%	0.0136%	Actual/360
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	1	CCRE	12,500,000	12,478,286	10,549,044	Hospitality	Full Service	5.8300%	0.0336%	Actual/360
Loan	25	Diamond Ridge Apartments	1.2%	1	GACC	11,925,000	11,925,000	10,419,226	Multifamily	Garden	4.4200%	0.0136%	Actual/360
Loan	26	Datapipe	1.1%	1	CCRE	11,750,000	11,750,000	11,750,000	Office	Data Center	4.1350%	0.0336%	Actual/360
Loan	27	Indiana Business Center	1.1%	1	GACC	11,565,000	11,521,583	9,334,553	Office	Suburban	4.4500%	0.0336%	Actual/360
Loan	28	Hilton Garden Inn Albany	1.1%	1	GACC	11,500,000	11,447,039	10,576,632	Hospitality	Full Service	4.8100%	0.0136%	Actual/360
Loan	29	AP Retail Portfolio	1.1%	3	CCRE	11,325,000	11,285,534	9,251,525	Retail	Unanchored	4.8045%	0.0336%	Actual/360
Property	29.01	Pinecrest Square	0.4%	1	CCRE	4,625,000	4,608,882		Retail	Unanchored
Property	29.02	Shoppes of Delray	0.3%	1	CCRE	3,500,000	3,487,803		Retail	Unanchored
Property	29.03	Gables End Plaza	0.3%	1	CCRE	3,200,000	3,188,848		Retail	Unanchored
Loan	30	Springhill Suites - Huntsville	1.1%	1	GACC	11,000,000	11,000,000	9,515,298	Hospitality	Select Service	4.9900%	0.0136%	Actual/360
Loan	31	Village Green MHC	1.0%	1	JLC	10,500,000	10,478,416	8,675,780	Manufactured Housing Community	Manufactured Housing Community	5.1500%	0.0136%	Actual/360
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	1	LCF	10,000,000	9,937,129	7,491,624	Hospitality	Full Service	5.0500%	0.0136%	Actual/360
Loan	33	Market on Cherry Road	0.9%	1	GACC	9,750,000	9,750,000	8,602,707	Retail	Anchored	4.8500%	0.0136%	Actual/360
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	1	GACC	9,000,000	9,000,000	7,900,232	Multifamily	Garden	4.6200%	0.0136%	Actual/360
Loan	35	MRC Global Industrial	0.7%	1	LCF	7,290,000	7,228,756	5,399,075	Industrial	Warehouse/Distribution	4.7400%	0.0136%	Actual/360
Loan	36	Greater Boston Industrial Portfolio II	0.7%	1	CCRE	7,000,000	7,000,000	6,217,341	Industrial	Flex	4.9030%	0.0336%	Actual/360
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	1	GACC	6,610,000	6,610,000	5,794,320	Retail	Single Tenant	4.5600%	0.0136%	Actual/360
Loan	38	Blackwell Plaza	0.6%	1	GACC	6,000,000	5,977,708	4,851,185	Retail	Anchored	4.5000%	0.0811%	Actual/360
Loan	39	6000 Uptown	0.6%	1	CCRE	5,800,000	5,800,000	4,923,495	Office	Suburban	4.7405%	0.0236%	Actual/360
Loan	40	Selma Plaza	0.6%	1	GACC	5,700,000	5,700,000	5,219,083	Retail	Shadow Anchored	4.5400%	0.0136%	Actual/360
Loan	41	Riverstone Manassas	0.6%	1	LCF	5,650,000	5,650,000	4,951,446	Manufactured Housing Community	Manufactured Housing Community	4.5500%	0.0611%	Actual/360
Loan	42	Washington Park Plaza	0.5%	1	GACC	5,500,000	5,481,800	4,053,814	Retail	Anchored	4.6100%	0.0136%	Actual/360
Loan	43	Rancho Encanto Plaza	0.5%	1	GACC	5,425,000	5,425,000	4,651,603	Retail	Anchored	4.6500%	0.0136%	Actual/360
Loan	44	Walgreens - Philadelphia	0.4%	1	GACC	4,500,000	4,479,321	3,678,275	Retail	Single Tenant	4.8200%	0.0136%	Actual/360
Loan	45	Meadow Glen Apartments	0.4%	1	CCRE	4,100,000	4,100,000	4,100,000	Multifamily	Garden	4.7300%	0.0336%	Actual/360
Loan	46	Walgreens - Colorado Springs	0.3%	1	GACC	3,412,000	3,388,267	2,499,704	Retail	Single Tenant	4.4500%	0.0136%	Actual/360
Loan	47	Wood Dale Apartments	0.3%	1	GACC	3,025,000	3,025,000	2,579,961	Multifamily	Garden	4.4500%	0.0136%	Actual/360
Loan	48	Grand Saginaw Plaza	0.2%	1	GACC	1,960,000	1,945,172	1,207,064	Retail	Unanchored	4.4400%	0.0136%	Actual/360
Loan	49	Dollar General - Montrose(35)	0.1%	1	LCF	767,000	767,000	767,000	Retail	Single Tenant	5.1500%	0.0136%	Actual/360

 A-1-2

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
															Pari Passu	Pari Passu
			% of	Original	Remaining	Original	Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining
Property			Initial Pool	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only
Flag	ID	Property Name	Balance	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(8)	Service($)(8)	Service($)	Service($)	Period
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	120	118	0	0	11/20/2015	1/6/2016	12/6/2025	No	12/6/2025	258,388	3,100,651	82,750	993,003	118
Property	1.01	2001 Olympic Boulevard	1.6%
Property	1.02	2029 Olympic Boulevard	0.9%
Property	1.03	1423 on 6th Street	0.4%
Property	1.04	1422 on 6th Street	0.4%
Property	1.05	1430 on 7th Street	0.4%
Property	1.06	1537 on 7th Street	0.4%
Property	1.07	1422 on 7th Street	0.4%
Property	1.08	1428 on 6th Street	0.4%
Property	1.09	1425 on 6th Street	0.4%
Property	1.10	1432 on 7th Street	0.4%
Property	1.11	1522 on 6th Street	0.4%
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	120	118	0	0	11/19/2015	1/6/2016	12/6/2025	No	12/6/2025	248,606	2,983,267	473,594	5,683,123	118
Property	2.01	Florham Park	0.9%
Property	2.02	Westwood	0.8%
Property	2.03	Vernon Hills	0.7%
Property	2.04	Lakeville	0.6%
Property	2.05	Sterling	0.5%
Property	2.06	Vestavia Hills	0.5%
Property	2.07	Beachwood	0.5%
Property	2.08	Dublin	0.5%
Property	2.09	Ellisville	0.4%
Property	2.10	Woodstock	0.4%
Loan	3	Promenade Gateway(33)	5.8%	120	118	0	0	11/25/2015	1/6/2016	12/6/2025	No	12/6/2025	229,747	2,756,967	114,874	1,378,483	118
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	120	117	0	0	10/5/2015	12/1/2015	11/1/2025	No	11/1/2025	234,749	2,816,989	1,500,353	18,004,233	117
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	120	105	360	360	10/8/2014	12/6/2014	11/6/2024	No	11/6/2024	280,149	3,361,793	275,056	3,300,670	9
Loan	6	Equitable City Center	5.4%	120	118	360	360	11/19/2015	1/6/2016	12/6/2025	No	12/6/2025	276,394	3,316,728			58
Loan	7	Netflix HQ 2	5.3%	120	116	360	360	9/17/2015	11/6/2015	10/6/2025	No	10/6/2025	270,757	3,249,078			56
Loan	8	1155 Market Street	4.7%	120	119	0	0	12/9/2015	2/6/2016	1/6/2026	No	1/6/2026	190,611	2,287,333			119
Loan	9	FedEx Brooklyn(33)	4.2%	120	117	0	0	10/22/2015	12/6/2015	11/6/2025	Yes	5/6/2030	155,497	1,865,961	314,610	3,775,317	117
Loan	10	Equity Inns Portfolio(33)	3.9%	60	56	0	0	10/6/2015	11/6/2015	10/6/2020	No	10/6/2020	167,630	2,011,556	804,622	9,655,467	56
Property	10.01	Homewood Suites Seattle	0.7%
Property	10.02	Homewood Suites Orlando	0.3%
Property	10.03	Courtyard Carlsbad	0.2%
Property	10.04	Courtyard Houston	0.2%
Property	10.05	Homewood Suites Stratford	0.2%
Property	10.06	Hampton Inn Urbana	0.2%
Property	10.07	Springhill Suites Asheville	0.2%
Property	10.08	Hilton Garden Inn Louisville	0.2%
Property	10.09	Hampton Inn Orlando	0.2%
Property	10.10	Hampton Inn Austin	0.2%
Property	10.11	Hampton Inn College Station	0.2%
Property	10.12	Hampton Inn Indianapolis	0.2%
Property	10.13	TownePlace Suites Savannah	0.1%
Property	10.14	Hampton Inn East Lansing	0.1%
Property	10.15	Hampton Inn Naperville	0.1%
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%
Property	10.17	Courtyard Dalton	0.1%
Property	10.18	Hampton Inn Alcoa	0.1%
Property	10.19	Homewood Suites Augusta	0.1%
Property	10.20	Residence Inn Jacksonville	0.1%
Property	10.21	Hampton Inn Milford	0.0%
Loan	11	Harvey Building Products Portfolio(33)	3.4%	60	56	360	356	10/1/2015	11/6/2015	10/6/2020	No	10/6/2020	184,692	2,216,306	395,769	4,749,226
Property	11.01	Londonderry Manufacturing	0.7%
Property	11.02	Waltham Corporate	0.3%
Property	11.03	Dartmouth Manufacturing	0.3%
Property	11.04	Nashua	0.2%
Property	11.05	West Bridgewater	0.1%
Property	11.06	Woburn	0.1%
Property	11.07	Manchester, NH	0.1%
Property	11.08	New London	0.1%
Property	11.09	East Haven	0.1%
Property	11.10	Salem	0.1%
Property	11.11	Bethlehem	0.1%
Property	11.12	Lincoln	0.1%
Property	11.13	Berlin	0.1%
Property	11.14	Woburn CPD	0.1%

 A-1-3

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
															Pari Passu	Pari Passu
			% of	Original	Remaining	Original	Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining
Property			Initial Pool	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only
Flag	ID	Property Name	Balance	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(8)	Service($)(8)	Service($)	Service($)	Period
Property	11.15	Norwalk I	0.1%
Property	11.16	Dartmouth	0.1%
Property	11.17	Braintree	0.1%
Property	11.18	Manchester, CT	0.1%
Property	11.19	Portland	0.1%
Property	11.20	Norwalk II	0.1%
Property	11.21	Warwick	0.1%
Property	11.22	Fitchburg	0.0%
Property	11.23	Auburn	0.0%
Property	11.24	Portsmouth	0.0%
Property	11.25	Southampton	0.0%
Property	11.26	Hyannis	0.0%
Property	11.27	Wilkes-Barre	0.0%
Property	11.28	Berlin CPD	0.0%
Property	11.29	Springfield	0.0%
Property	11.30	White River Junction	0.0%
Loan	12	Phoenix Center	2.9%	120	118	360	360	11/13/2015	1/6/2016	12/6/2025	No	12/6/2025	157,156	1,885,876			22
Loan	13	Element LA(33)(35)	2.8%	120	117	0	0	10/9/2015	12/6/2015	11/6/2025	No	11/6/2025	110,599	1,327,186	541,352	6,496,224	117
Loan	14	19925 Stevens Creek	2.7%	120	117	360	360	10/21/2015	12/6/2015	11/6/2025	No	11/6/2025	141,373	1,696,479			57
Loan	15	Hall Office Park - A2	2.5%	120	118	360	360	11/16/2015	1/1/2016	12/1/2025	No	12/1/2025	127,441	1,529,290			34
Loan	16	The Place Apartments	2.4%	120	118	360	360	11/30/2015	1/6/2016	12/6/2025	No	12/6/2025	126,175	1,514,101			34
Loan	17	Brewery Station	2.3%	120	116	360	360	9/30/2015	11/6/2015	10/6/2025	No	10/6/2025	121,277	1,455,321			32
Loan	18	3312 North Berkeley Lake	2.3%	120	117	360	360	10/9/2015	12/6/2015	11/6/2025	No	11/6/2025	118,081	1,416,969			21
Loan	19	888 Prospect	1.9%	120	117	360	360	10/27/2015	12/6/2015	11/6/2025	No	11/6/2025	100,138	1,201,652			33
Loan	20	Promenade at West End	1.6%	120	119	360	360	12/23/2015	2/6/2016	1/6/2026	No	1/6/2026	83,464	1,001,563			59
Loan	21	Emerald Beach Resort	1.5%	120	118	300	298	11/20/2015	1/6/2016	12/6/2025	No	12/6/2025	88,858	1,066,292
Loan	22	Holiday Inn Hotel Lake City	1.5%	120	117	360	357	11/6/2015	12/6/2015	11/6/2025	No	11/6/2025	78,247	938,965
Loan	23	Colonial Square Shopping Center	1.4%	120	117	360	360	11/6/2015	12/6/2015	11/6/2025	No	11/6/2025	73,579	882,952			21
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	120	118	360	358	11/18/2015	1/6/2016	12/6/2025	No	12/6/2025	73,583	882,997
Loan	25	Diamond Ridge Apartments	1.2%	120	117	360	360	10/30/2015	12/6/2015	11/6/2025	No	11/6/2025	59,857	718,280			33
Loan	26	Datapipe	1.1%	120	116	0	0	9/24/2015	11/6/2015	10/6/2025	No	10/6/2025	41,051	492,611			116
Loan	27	Indiana Business Center	1.1%	120	117	360	357	11/3/2015	12/6/2015	11/6/2025	No	11/6/2025	58,255	699,061
Loan	28	Hilton Garden Inn Albany	1.1%	60	56	360	356	9/23/2015	11/6/2015	10/6/2020	No	10/6/2020	60,406	724,873
Loan	29	AP Retail Portfolio	1.1%	120	117	360	357	10/22/2015	12/6/2015	11/6/2025	No	11/6/2025	59,449	713,390
Property	29.01	Pinecrest Square	0.4%
Property	29.02	Shoppes of Delray	0.3%
Property	29.03	Gables End Plaza	0.3%
Loan	30	Springhill Suites - Huntsville	1.1%	120	118	360	360	11/17/2015	1/6/2016	12/6/2025	No	12/6/2025	58,983	707,798			22
Loan	31	Village Green MHC	1.0%	120	118	360	358	11/18/2015	1/6/2016	12/6/2025	No	12/6/2025	57,333	687,993
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	120	116	300	296	9/24/2015	11/6/2015	10/6/2025	No	10/6/2025	58,751	705,008
Loan	33	Market on Cherry Road	0.9%	120	115	360	360	9/1/2015	10/6/2015	9/6/2025	No	9/6/2025	51,450	617,399			31
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	120	116	360	360	9/11/2015	11/6/2015	10/6/2025	No	10/6/2025	46,246	554,948			32
Loan	35	MRC Global Industrial	0.7%	120	115	300	295	9/4/2015	10/6/2015	9/6/2025	No	9/6/2025	41,520	498,236
Loan	36	Greater Boston Industrial Portfolio II	0.7%	120	115	300	300	9/3/2015	10/6/2015	9/6/2025	No	9/6/2025	40,527	486,320			55
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	120	116	360	360	10/1/2015	11/6/2015	10/6/2025	No	10/6/2025	33,728	404,736			32
Loan	38	Blackwell Plaza	0.6%	120	117	360	357	10/30/2015	12/6/2015	11/6/2025	No	11/6/2025	30,401	364,813
Loan	39	6000 Uptown	0.6%	120	116	360	360	10/6/2015	11/6/2015	10/6/2025	No	10/6/2025	30,222	362,668			14
Loan	40	Selma Plaza	0.6%	120	117	360	360	11/3/2015	12/6/2015	11/6/2025	No	11/6/2025	29,017	348,200			57
Loan	41	Riverstone Manassas	0.6%	120	117	360	360	10/15/2015	12/6/2015	11/6/2025	No	11/6/2025	28,796	345,550			33
Loan	42	Washington Park Plaza	0.5%	120	118	300	298	11/16/2015	1/6/2016	12/6/2025	No	12/6/2025	30,915	370,982
Loan	43	Rancho Encanto Plaza	0.5%	120	115	360	360	8/31/2015	10/6/2015	9/6/2025	No	9/6/2025	27,973	335,680			19
Loan	44	Walgreens - Philadelphia	0.4%	120	116	360	356	9/14/2015	11/6/2015	10/6/2025	No	10/6/2025	23,664	283,972
Loan	45	Meadow Glen Apartments	0.4%	120	117	0	0	10/29/2015	12/6/2015	11/6/2025	No	11/6/2025	16,385	196,623			117
Loan	46	Walgreens - Colorado Springs	0.3%	120	116	300	296	10/1/2015	11/6/2015	10/6/2025	No	10/6/2025	18,868	226,420
Loan	47	Wood Dale Apartments	0.3%	120	117	360	360	10/23/2015	12/6/2015	11/6/2025	No	11/6/2025	15,237	182,850			21
Loan	48	Grand Saginaw Plaza	0.2%	120	117	240	237	10/28/2015	12/6/2015	11/6/2025	No	11/6/2025	12,337	148,038
Loan	49	Dollar General - Montrose(35)	0.1%	120	117	0	0	10/15/2015	12/6/2015	11/6/2025	Yes	11/6/2030	3,337	40,049			117

 A-1-4

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Crossed								FIRREA	Cut-off
Property			Initial Pool		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Flag	ID	Property Name	Balance	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(11)(13)(14)
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	Soft	In Place	No		1.31x	1.28x	0	6	126,850,000	7/31/2015	Yes	65.0%
Property	1.01	2001 Olympic Boulevard	1.6%									32,600,000	7/31/2015	Yes
Property	1.02	2029 Olympic Boulevard	0.9%									19,300,000	7/31/2015	Yes
Property	1.03	1423 on 6th Street	0.4%									9,000,000	7/31/2015	Yes
Property	1.04	1422 on 6th Street	0.4%									8,900,000	7/31/2015	Yes
Property	1.05	1430 on 7th Street	0.4%									8,700,000	7/31/2015	Yes
Property	1.06	1537 on 7th Street	0.4%									8,600,000	7/31/2015	Yes
Property	1.07	1422 on 7th Street	0.4%									8,400,000	7/31/2015	Yes
Property	1.08	1428 on 6th Street	0.4%									8,400,000	7/31/2015	Yes
Property	1.09	1425 on 6th Street	0.4%									8,200,000	7/31/2015	Yes
Property	1.10	1432 on 7th Street	0.4%									7,450,000	7/31/2015	Yes
Property	1.11	1522 on 6th Street	0.4%									7,300,000	7/31/2015	Yes
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	Hard	In Place	No		2.16x	1.99x	0	6	305,200,000	Various	Yes	57.1%
Property	2.01	Florham Park	0.9%									45,200,000	7/1/2015	Yes
Property	2.02	Westwood	0.8%									43,500,000	8/6/2015	Yes
Property	2.03	Vernon Hills	0.7%									38,000,000	7/1/2015	Yes
Property	2.04	Lakeville	0.6%									29,800,000	7/1/2015	Yes
Property	2.05	Sterling	0.5%									28,000,000	7/1/2015	Yes
Property	2.06	Vestavia Hills	0.5%									25,700,000	7/1/2015	Yes
Property	2.07	Beachwood	0.5%									24,800,000	7/1/2015	Yes
Property	2.08	Dublin	0.5%									23,900,000	7/1/2015	Yes
Property	2.09	Ellisville	0.4%									23,300,000	7/1/2015	Yes
Property	2.10	Woodstock	0.4%									23,000,000	7/1/2015	Yes
Loan	3	Promenade Gateway(33)	5.8%	Springing Hard	Springing	No		1.83x	1.81x	0	6	180,000,000	9/9/2015	Yes	50.0%
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	Hard	Springing	No		2.00x	1.88x	0	1	770,000,000	8/4/2015	Yes	55.2%
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	Springing Hard	Springing	No		2.09x	1.78x	0	6	154,900,000	8/25/2015	Yes	70.4%
Loan	6	Equitable City Center	5.4%	Hard	Springing	No		1.41x	1.33x	0	6	76,000,000	7/16/2015	Yes	72.4%
Loan	7	Netflix HQ 2	5.3%	Hard	Springing	No		1.74x	1.64x	0	6	111,500,000	8/25/2015	Yes	49.2%
Loan	8	1155 Market Street	4.7%	Hard	Springing	No		1.69x	1.66x	0	6	80,000,000	10/14/2015	Yes	60.0%
Loan	9	FedEx Brooklyn(33)	4.2%	Hard	Springing	No		1.98x	1.97x	0	6	195,000,000	8/25/2015	Yes	66.7%
Loan	10	Equity Inns Portfolio(33)	3.9%	Hard	In Place	No		2.65x	2.35x	0	6	360,000,000	Various	Yes	64.4%
Property	10.01	Homewood Suites Seattle	0.7%									56,700,000	8/18/2015	Yes
Property	10.02	Homewood Suites Orlando	0.3%									26,100,000	8/13/2015	Yes
Property	10.03	Courtyard Carlsbad	0.2%									21,800,000	8/18/2015	Yes
Property	10.04	Courtyard Houston	0.2%									18,200,000	8/17/2015	Yes
Property	10.05	Homewood Suites Stratford	0.2%									18,600,000	8/18/2015	Yes
Property	10.06	Hampton Inn Urbana	0.2%									16,800,000	8/14/2015	Yes
Property	10.07	Springhill Suites Asheville	0.2%									16,400,000	8/20/2015	Yes
Property	10.08	Hilton Garden Inn Louisville	0.2%									15,100,000	8/18/2015	Yes
Property	10.09	Hampton Inn Orlando	0.2%									14,800,000	8/13/2015	Yes
Property	10.10	Hampton Inn Austin	0.2%									14,600,000	8/17/2015	Yes
Property	10.11	Hampton Inn College Station	0.2%									14,100,000	8/14/2015	Yes
Property	10.12	Hampton Inn Indianapolis	0.2%									12,200,000	8/17/2015	Yes
Property	10.13	TownePlace Suites Savannah	0.1%									12,100,000	8/19/2015	Yes
Property	10.14	Hampton Inn East Lansing	0.1%									10,800,000	8/17/2015	Yes
Property	10.15	Hampton Inn Naperville	0.1%									9,800,000	8/19/2015	Yes
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%									9,600,000	8/10/2015	Yes
Property	10.17	Courtyard Dalton	0.1%									8,800,000	8/18/2015	Yes
Property	10.18	Hampton Inn Alcoa	0.1%									8,000,000	8/17/2015	Yes
Property	10.19	Homewood Suites Augusta	0.1%									6,500,000	8/17/2015	Yes
Property	10.20	Residence Inn Jacksonville	0.1%									6,200,000	8/19/2015	Yes
Property	10.21	Hampton Inn Milford	0.0%									5,200,000	8/17/2015	Yes
Loan	11	Harvey Building Products Portfolio(33)	3.4%	Hard	In Place	No		2.02x	1.96x	0	6	205,460,000	Various	Yes	53.3%
Property	11.01	Londonderry Manufacturing	0.7%									40,000,000	9/9/2015	Yes
Property	11.02	Waltham Corporate	0.3%									23,900,000	9/10/2015	Yes
Property	11.03	Dartmouth Manufacturing	0.3%									17,800,000	9/1/2015	Yes
Property	11.04	Nashua	0.2%									9,500,000	9/9/2015	Yes
Property	11.05	West Bridgewater	0.1%									7,900,000	9/10/2015	Yes
Property	11.06	Woburn	0.1%									7,400,000	9/10/2015	Yes
Property	11.07	Manchester, NH	0.1%									7,200,000	9/9/2015	Yes
Property	11.08	New London	0.1%									6,620,000	10/1/2015	Yes
Property	11.09	East Haven	0.1%									6,300,000	10/1/2015	Yes
Property	11.10	Salem	0.1%									5,500,000	9/9/2015	Yes
Property	11.11	Bethlehem	0.1%									5,500,000	10/1/2015	Yes
Property	11.12	Lincoln	0.1%									5,900,000	9/1/2015	Yes
Property	11.13	Berlin	0.1%									5,390,000	10/1/2015	Yes
Property	11.14	Woburn CPD	0.1%									6,400,000	9/10/2015	Yes

 A-1-5

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Crossed								FIRREA	Cut-off
Property			Initial Pool		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Flag	ID	Property Name	Balance	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(11)(13)(14)
Property	11.15	Norwalk I	0.1%									5,310,000	10/1/2015	Yes
Property	11.16	Dartmouth	0.1%									4,900,000	9/1/2015	Yes
Property	11.17	Braintree	0.1%									3,700,000	9/10/2015	Yes
Property	11.18	Manchester, CT	0.1%									3,920,000	10/1/2015	Yes
Property	11.19	Portland	0.1%									3,900,000	9/9/2015	Yes
Property	11.20	Norwalk II	0.1%									4,260,000	10/1/2015	Yes
Property	11.21	Warwick	0.1%									3,500,000	9/1/2015	Yes
Property	11.22	Fitchburg	0.0%									3,000,000	9/9/2015	Yes
Property	11.23	Auburn	0.0%									2,900,000	9/10/2015	Yes
Property	11.24	Portsmouth	0.0%									2,800,000	9/9/2015	Yes
Property	11.25	Southampton	0.0%									2,350,000	10/1/2015	Yes
Property	11.26	Hyannis	0.0%									2,200,000	9/10/2015	Yes
Property	11.27	Wilkes-Barre	0.0%									1,900,000	10/1/2015	Yes
Property	11.28	Berlin CPD	0.0%									1,910,000	10/1/2015	Yes
Property	11.29	Springfield	0.0%									2,100,000	9/8/2015	Yes
Property	11.30	White River Junction	0.0%									1,500,000	9/9/2015	Yes
Loan	12	Phoenix Center	2.9%	Hard	Springing	No		1.46x	1.30x	0	6	39,700,000	8/28/2015	Yes	75.0%
Loan	13	Element LA(33)(35)	2.8%	Hard	Springing	No		1.82x	1.78x	0	6	294,000,000	8/31/2015	Yes	57.1%
Loan	14	19925 Stevens Creek	2.7%	Hard	Springing	No		1.31x	1.25x	0	6	37,850,000	8/14/2015	Yes	74.0%
Loan	15	Hall Office Park - A2	2.5%	Hard	Springing	No		1.52x	1.40x	0	1	35,500,000	8/17/2015	Yes	71.3%
Loan	16	The Place Apartments	2.4%	Springing Soft	Springing	No		1.40x	1.33x	0	6	29,600,000	10/7/2015	Yes	73.9%
Loan	17	Brewery Station	2.3%	Hard	Springing	No		1.46x	1.43x	0	6	40,100,000	9/9/2015	Yes	59.9%
Loan	18	3312 North Berkeley Lake	2.3%	Hard	Springing	No		1.59x	1.37x	0	6	33,100,000	11/30/2015	Yes	70.2%
Loan	19	888 Prospect	1.9%	Soft Springing Hard	Springing	No		1.53x	1.46x	0	6	31,500,000	9/16/2015	Yes	63.3%
Loan	20	Promenade at West End	1.6%	Springing Hard	Springing	No		1.34x	1.30x	0	6	21,915,000	12/1/2015	Yes	73.0%
Loan	21	Emerald Beach Resort	1.5%	Hard	In Place	No		2.08x	1.73x	0	6	25,600,000	8/1/2015	Yes	59.2%
Loan	22	Holiday Inn Hotel Lake City	1.5%	Springing Hard	Springing	No		2.09x	1.90x	0	6	21,500,000	8/1/2015	Yes	69.5%
Loan	23	Colonial Square Shopping Center	1.4%	Springing Hard	Springing	No		1.47x	1.33x	0	6	18,500,000	10/5/2015	Yes	75.0%
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	Hard	In Place	No		1.72x	1.56x	0	6	18,500,000	9/1/2015	Yes	67.5%
Loan	25	Diamond Ridge Apartments	1.2%	Soft	Springing	No		1.44x	1.31x	0	6	15,900,000	8/25/2015	Yes	75.0%
Loan	26	Datapipe	1.1%	Soft Springing Hard	Springing	No		3.80x	3.58x	0	6	29,000,000	8/24/2015	Yes	40.5%
Loan	27	Indiana Business Center	1.1%	Springing Hard	Springing	No		1.70x	1.49x	0	6	16,400,000	7/22/2015	Yes	70.3%
Loan	28	Hilton Garden Inn Albany	1.1%	Hard	Springing	No		1.94x	1.71x	0	6	17,500,000	12/1/2014	Yes	65.4%
Loan	29	AP Retail Portfolio	1.1%	Hard	Springing	No		1.49x	1.35x	0	6	15,100,000	Various	Yes	74.7%
Property	29.01	Pinecrest Square	0.4%									6,000,000	7/9/2015	Yes
Property	29.02	Shoppes of Delray	0.3%									5,100,000	7/15/2015	Yes
Property	29.03	Gables End Plaza	0.3%									4,000,000	8/13/2015	Yes
Loan	30	Springhill Suites - Huntsville	1.1%	Hard	Springing	No		2.02x	1.79x	0	6	15,750,000	8/1/2015	Yes	69.8%
Loan	31	Village Green MHC	1.0%	Springing Soft	Springing	No		1.32x	1.26x	0	6	15,100,000	8/6/2015	Yes	69.4%
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	Springing Hard	Springing	No		2.50x	2.17x	0	6	25,500,000	6/17/2015	Yes	39.0%
Loan	33	Market on Cherry Road	0.9%	Springing Hard	Springing	No		1.63x	1.49x	0	6	13,100,000	6/19/2015	Yes	74.4%
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	Springing Soft	Springing	No		1.53x	1.41x	0	6	12,000,000	7/20/2015	Yes	75.0%
Loan	35	MRC Global Industrial	0.7%	Hard	In Place	No		1.71x	1.68x	0	6	12,400,000	6/24/2015	Yes	58.3%
Loan	36	Greater Boston Industrial Portfolio II	0.7%	Hard	Springing	No		1.44x	1.33x	0	6	9,500,000	8/12/2015	Yes	73.7%
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	Hard	Springing	No		1.39x	1.34x	0	6	8,875,000	8/27/2015	Yes	74.5%
Loan	38	Blackwell Plaza	0.6%	Springing Hard	Springing	No		1.89x	1.69x	0	6	8,400,000	9/16/2015	Yes	71.2%
Loan	39	6000 Uptown	0.6%	Springing Hard	Springing	No		1.56x	1.37x	0	6	8,300,000	8/26/2015	Yes	69.9%
Loan	40	Selma Plaza	0.6%	Springing Hard	Springing	No		1.87x	1.73x	0	6	8,750,000	8/12/2015	Yes	65.1%
Loan	41	Riverstone Manassas	0.6%	Springing Soft	Springing	No		1.50x	1.48x	0	6	7,900,000	6/30/2015	Yes	71.5%
Loan	42	Washington Park Plaza	0.5%	Springing Hard	Springing	No	Yes - A	1.61x	1.46x	0	6	8,430,000	7/17/2015	Yes	65.0%
Loan	43	Rancho Encanto Plaza	0.5%	Hard	Springing	No		1.55x	1.36x	0	6	8,000,000	7/29/2015	Yes	67.8%
Loan	44	Walgreens - Philadelphia	0.4%	Hard	Springing	No		1.43x	1.43x	0	6	7,130,000	7/17/2015	Yes	62.8%
Loan	45	Meadow Glen Apartments	0.4%	Springing Soft	Springing	No		2.32x	2.12x	0	6	6,450,000	9/3/2015	Yes	63.6%
Loan	46	Walgreens - Colorado Springs	0.3%	Springing Hard	Springing	No		1.38x	1.38x	0	6	5,700,000	8/14/2015	Yes	59.4%
Loan	47	Wood Dale Apartments	0.3%	Springing Soft	Springing	No		1.63x	1.55x	0	6	4,100,000	7/22/2015	Yes	73.8%
Loan	48	Grand Saginaw Plaza	0.2%	Springing Hard	Springing	No	Yes - A	1.49x	1.36x	0	6	2,800,000	7/17/2015	Yes	69.5%
Loan	49	Dollar General - Montrose(35)	0.1%	Hard	In Place	No		1.94x	1.90x	0	6	1,180,000	9/15/2015	Yes	65.0%

 A-1-6

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
												Net
			% of									Rentable Area	Units
Property			Initial Pool	LTV Ratio at						Year	Year	(SF/Units/	of
Flag	ID	Property Name	Balance	Maturity or ARD(11)(13)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(4)	Measure
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	65.0%	Various	Santa Monica	Los Angeles	CA	Various	Various	NAP	399	Units
Property	1.01	2001 Olympic Boulevard	1.6%		2001 Olympic Boulevard	Santa Monica	Los Angeles	CA	90404	2008	NAP	100	Units
Property	1.02	2029 Olympic Boulevard	0.9%		2029 Olympic Boulevard	Santa Monica	Los Angeles	CA	90404	2009	NAP	65	Units
Property	1.03	1423 on 6th Street	0.4%		1423 6th Street	Santa Monica	Los Angeles	CA	90401	1998	NAP	24	Units
Property	1.04	1422 on 6th Street	0.4%		1422 6th Street	Santa Monica	Los Angeles	CA	90401	1997	NAP	28	Units
Property	1.05	1430 on 7th Street	0.4%		1430 7th Street	Santa Monica	Los Angeles	CA	90401	1996	NAP	28	Units
Property	1.06	1537 on 7th Street	0.4%		1537 7th Street	Santa Monica	Los Angeles	CA	90401	2003	NAP	26	Units
Property	1.07	1422 on 7th Street	0.4%		1422 7th Street	Santa Monica	Los Angeles	CA	90401	1996	NAP	28	Units
Property	1.08	1428 on 6th Street	0.4%		1428 6th Street	Santa Monica	Los Angeles	CA	90401	1998	NAP	24	Units
Property	1.09	1425 on 6th Street	0.4%		1425 6th Street	Santa Monica	Los Angeles	CA	90401	1998	NAP	24	Units
Property	1.10	1432 on 7th Street	0.4%		1432 7th Street	Santa Monica	Los Angeles	CA	90401	2000	NAP	26	Units
Property	1.11	1522 on 6th Street	0.4%		1522 6th Street	Santa Monica	Los Angeles	CA	90401	2004	NAP	26	Units
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	57.1%	Various	Various	Various	Various	Various	Various	NAP	1,254,268	Sq. Ft.
Property	2.01	Florham Park	0.9%		14 Fernwood Road	Florham Park	Morris	NJ	07932	2008	NAP	109,995	Sq. Ft.
Property	2.02	Westwood	0.8%		44 Harvard Street	Westwood	Norfolk	MA	02090	2015	NAP	128,000	Sq. Ft.
Property	2.03	Vernon Hills	0.7%		680 Woodlands Parkway	Vernon Hills	Lake	IL	60061	2008	NAP	140,495	Sq. Ft.
Property	2.04	Lakeville	0.6%		18425 Dodd Boulevard	Lakeville	Dakota	MN	55044	2007	NAP	214,646	Sq. Ft.
Property	2.05	Sterling	0.5%		44610 Prentice Drive	Sterling	Loudoun	VA	20166	2008	NAP	112,110	Sq. Ft.
Property	2.06	Vestavia Hills	0.5%		3051 Healthy Way	Vestavia Hills	Jefferson	AL	35243	2013	NAP	103,647	Sq. Ft.
Property	2.07	Beachwood	0.5%		3850 Richmond Road	Beachwood	Cuyahoga	OH	44122	2010	NAP	112,110	Sq. Ft.
Property	2.08	Dublin	0.5%		3825 Hard Road	Dublin	Franklin	OH	43016	2007	NAP	109,045	Sq. Ft.
Property	2.09	Ellisville	0.4%		3058 Clarkson Road	Ellisville	St. Louis	MO	63017	2008	NAP	112,110	Sq. Ft.
Property	2.10	Woodstock	0.4%		14200 Highway 92	Woodstock	Cherokee	GA	30188	2008	NAP	112,110	Sq. Ft.
Loan	3	Promenade Gateway(33)	5.8%	50.0%	1453-1457 3rd Street Promenade	Santa Monica	Los Angeles	CA	90401	1989, 2006	2015	131,470	Sq. Ft.
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	55.2%	32 Avenue of the Americas	New York	New York	NY	10013	1932	1999	1,163,051	Sq. Ft.
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	60.2%	315 Chestnut Street	St. Louis	St. Louis City	MO	63102	1907	1986, 2008-2009	910	Rooms
Loan	6	Equitable City Center	5.4%	66.1%	3500 West 6th Street	Los Angeles	Los Angeles	CA	90020	2008	NAP	165,257	Sq. Ft.
Loan	7	Netflix HQ 2	5.3%	44.8%	121 Albright Way	Los Gatos	Santa Clara	CA	95032	2015	NAP	147,459	Sq. Ft.
Loan	8	1155 Market Street	4.7%	60.0%	1155 Market Street	San Francisco	San Francisco	CA	94103	1983	1998-2002, 2012-2014	103,487	Sq. Ft.
Loan	9	FedEx Brooklyn(33)	4.2%	66.7%	830 Fountain Avenue	Brooklyn	Kings	NY	11208	2015	NAP	278,721	Sq. Ft.
Loan	10	Equity Inns Portfolio(33)	3.9%	64.4%	Various	Various	Various	Various	Various	Various	Various	2,690	Rooms
Property	10.01	Homewood Suites Seattle	0.7%		206 Western Avenue West	Seattle	King	WA	98119	1998	NAP	161	Rooms
Property	10.02	Homewood Suites Orlando	0.3%		8745 International Drive	Orlando	Orange	FL	32819	1999	2014	252	Rooms
Property	10.03	Courtyard Carlsbad	0.2%		5835 Owens Avenue	Carlsbad	San Diego	CA	92008	2000	2012-2013	145	Rooms
Property	10.04	Courtyard Houston	0.2%		12401 Katy Freeway	Houston	Harris	TX	77079	1979	2010	176	Rooms
Property	10.05	Homewood Suites Stratford	0.2%		6905 Main Street	Stratford	Fairfield	CT	06614	2002	2013-2014	135	Rooms
Property	10.06	Hampton Inn Urbana	0.2%		1200 West University Avenue	Urbana	Champaign	IL	61801	1995	2011	130	Rooms
Property	10.07	Springhill Suites Asheville	0.2%		2 Buckstone Place	Asheville	Buncombe	NC	28805	2001	2009	88	Rooms
Property	10.08	Hilton Garden Inn Louisville	0.2%		1530 Alliant Avenue	Louisville	Jefferson	KY	40299	1999	2012	112	Rooms
Property	10.09	Hampton Inn Orlando	0.2%		8900 Universal Boulevard	Orlando	Orange	FL	32819	1999	2012	170	Rooms
Property	10.10	Hampton Inn Austin	0.2%		7619 North Interstate 35	Austin	Travis	TX	78752	1985	2009	121	Rooms
Property	10.11	Hampton Inn College Station	0.2%		320 Texas Avenue South	College Station	Brazos	TX	77840	1986	2007-2008	133	Rooms
Property	10.12	Hampton Inn Indianapolis	0.2%		6817 East 82nd Street	Indianapolis	Marion	IN	46250	1987	2013	128	Rooms
Property	10.13	TownePlace Suites Savannah	0.1%		11309 Abercorn Street	Savannah	Chatham	GA	31419	2000	2012-2013	93	Rooms
Property	10.14	Hampton Inn East Lansing	0.1%		2500 Coolidge Road	East Lansing	Ingham	MI	48823	2000	2008	86	Rooms
Property	10.15	Hampton Inn Naperville	0.1%		1087 East Diehl Road	Naperville	DuPage	IL	60563	1987	2010	129	Rooms
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%		1771 Rio Rancho Drive Southeast	Rio Rancho	Sandoval	NM	87124	1998	2014	129	Rooms
Property	10.17	Courtyard Dalton	0.1%		785 College Drive	Dalton	Whitfield	GA	30720	1999	2012	93	Rooms
Property	10.18	Hampton Inn Alcoa	0.1%		148 International Drive	Alcoa	Blount	TN	37701	1989	2010	118	Rooms
Property	10.19	Homewood Suites Augusta	0.1%		1049 Stevens Creek Road	Augusta	Richmond	GA	30907	1997	2008	65	Rooms
Property	10.20	Residence Inn Jacksonville	0.1%		1310 Airport Road	Jacksonville	Duval	FL	32218	1999	NAP	78	Rooms
Property	10.21	Hampton Inn Milford	0.0%		129 Plains Road	Milford	New Haven	CT	06461	1986	2010	148	Rooms
Loan	11	Harvey Building Products Portfolio(33)	3.4%	49.3%	Various	Various	Various	Various	Various	Various	Various	2,046,119	Sq. Ft.
Property	11.01	Londonderry Manufacturing	0.7%		5 Jacks Bridge Road	Londonderry	Hillsborough	NH	03053	2007	NAP	376,294	Sq. Ft.
Property	11.02	Waltham Corporate	0.3%		1400 Main Street	Waltham	Middlesex	MA	02451	1999	2010-2015	54,400	Sq. Ft.
Property	11.03	Dartmouth Manufacturing	0.3%		7 Ledgewood Boulevard	North Dartmouth	Bristol	MA	02747	1998	NAP	235,239	Sq. Ft.
Property	11.04	Nashua	0.2%		90 Northeastern Boulevard	Nashua	Hillsborough	NH	03062	2006	NAP	111,594	Sq. Ft.
Property	11.05	West Bridgewater	0.1%		10 Turnpike Street	West Bridgewater	Plymouth	MA	02379	2005	NAP	81,776	Sq. Ft.
Property	11.06	Woburn	0.1%		27-33 Commonwealth Avenue	Woburn	Middlesex	MA	01801	1989	2013	76,054	Sq. Ft.
Property	11.07	Manchester, NH	0.1%		344 East Industrial Park Drive	Manchester	Hillsborough	NH	03109	2003	NAP	81,747	Sq. Ft.
Property	11.08	New London	0.1%		1096 Hartford Turnpike	Waterford	New London	CT	06385	2008	NAP	70,642	Sq. Ft.
Property	11.09	East Haven	0.1%		221 Commerce Street	East Haven	New Haven	CT	06512	2005	NAP	70,089	Sq. Ft.
Property	11.10	Salem	0.1%		4 Raymond Avenue	Salem	Rockingham	NH	03079	2001	NAP	58,286	Sq. Ft.
Property	11.11	Bethlehem	0.1%		2000 City Line Road	Bethlehem	Lehigh	PA	18017	1973	NAP	71,091	Sq. Ft.
Property	11.12	Lincoln	0.1%		21 Wellington Road	Lincoln	Providence	RI	02865	2003	NAP	80,240	Sq. Ft.
Property	11.13	Berlin	0.1%		272 Woodlawn Road	Berlin	Hartford	CT	06037	1995	NAP	43,796	Sq. Ft.
Property	11.14	Woburn CPD	0.1%		35 Commonwealth Avenue	Woburn	Middlesex	MA	01801	1984	NAP	59,800	Sq. Ft.

 A-1-7

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
												Net
			% of									Rentable Area	Units
Property			Initial Pool	LTV Ratio at						Year	Year	(SF/Units/	of
Flag	ID	Property Name	Balance	Maturity or ARD(11)(13)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(4)	Measure
Property	11.15	Norwalk I	0.1%		256-258 Dr. Martin Luther King Jr. Drive	Norwalk	Fairfield	CT	06854	1972	NAP	40,232	Sq. Ft.
Property	11.16	Dartmouth	0.1%		965 Reed Road	Dartmouth	Bristol	MA	02747	1974	2004	63,117	Sq. Ft.
Property	11.17	Braintree	0.1%		320 Wood Road	Braintree	Norfolk	MA	02184	1986	NAP	32,531	Sq. Ft.
Property	11.18	Manchester, CT	0.1%		730 Parker Street	Manchester	Hartford	CT	06042	1996	2004	49,175	Sq. Ft.
Property	11.19	Portland	0.1%		401 Riverside Street	Portland	Cumberland	ME	04103	1976	2003	48,145	Sq. Ft.
Property	11.20	Norwalk II	0.1%		260 Dr. Martin Luther King Jr. Drive	Norwalk	Fairfield	CT	06854	1974	NAP	30,000	Sq. Ft.
Property	11.21	Warwick	0.1%		45 Lori Ann Way	Warwick	Kent	RI	02886	1997	NAP	43,899	Sq. Ft.
Property	11.22	Fitchburg	0.0%		133 Benson Street	Fitchburg	Worcester	MA	01420	2002	NAP	39,433	Sq. Ft.
Property	11.23	Auburn	0.0%		300 Washington Street	Auburn	Worcester	MA	01501	1983	1995-2006	37,132	Sq. Ft.
Property	11.24	Portsmouth	0.0%		240 West Road	Portsmouth	Rockingham	NH	03801	1993	NAP	31,470	Sq. Ft.
Property	11.25	Southampton	0.0%		99 Buck Road	Huntingdon Valley	Bucks	PA	19006	2009	NAP	36,421	Sq. Ft.
Property	11.26	Hyannis	0.0%		186 Breeds Hill Road	Hyannis	Barnstable	MA	02601	1986	2001-2002	24,070	Sq. Ft.
Property	11.27	Wilkes-Barre	0.0%		936 Rutter Avenue	Forty Fort	Luzerne	PA	18704	1950	1999	32,200	Sq. Ft.
Property	11.28	Berlin CPD	0.0%		230 Woodlawn Road	Berlin	Hartford	CT	06037	1977	2002	28,163	Sq. Ft.
Property	11.29	Springfield	0.0%		175 Carando Drive	Springfield	Hampden	MA	01104	1989	NAP	25,347	Sq. Ft.
Property	11.30	White River Junction	0.0%		1354 North Hartland Road	White River Junction	Windsor	VT	05001	1981	1991	13,736	Sq. Ft.
Loan	12	Phoenix Center	2.9%	64.6%	2000 & 3151 Phoenix Center Drive	Washington	Franklin	MO	63090	1999-2015	2010	227,555	Sq. Ft.
Loan	13	Element LA(33)(35)	2.8%	57.1%	1861-1933 South Bundy Drive	Los Angeles	Los Angeles	CA	90025 & 90064	1947, 1949, 1950, 1953	2013-2015	284,037	Sq. Ft.
Loan	14	19925 Stevens Creek	2.7%	67.7%	19925 Stevens Creek Boulevard	Cupertino	Santa Clara	CA	95014	1985	NAP	74,984	Sq. Ft.
Loan	15	Hall Office Park - A2	2.5%	62.3%	2591 Dallas Parkway	Frisco	Collin	TX	75034	1999	NAP	147,868	Sq. Ft.
Loan	16	The Place Apartments	2.4%	72.2%	3701 Towne Crossing Boulevard	Mesquite	Dallas	TX	75150	1985	NAP	442	Units
Loan	17	Brewery Station	2.3%	52.4%	8201 and 8221 Woodley Avenue	Van Nuys	Los Angeles	CA	91406	1965	2000	279,618	Sq. Ft.
Loan	18	3312 North Berkeley Lake	2.3%	60.0%	3312 North Berkeley Lake Road Northwest	Duluth	Gwinnett	GA	30096	1969	NAP	1,054,500	Sq. Ft.
Loan	19	888 Prospect	1.9%	55.3%	888 Prospect Street	La Jolla	San Diego	CA	92037	1984	NAP	61,546	Sq. Ft.
Loan	20	Promenade at West End	1.6%	67.1%	Northwest Corner of 34th Street and West Loop 289	Lubbock	Lubbock	TX	78947	2014-2016	NAP	72,808	Sq. Ft.
Loan	21	Emerald Beach Resort	1.5%	44.4%	8070 Lindbergh Bay	Charlotte Amalie	Saint Thomas	VI	00802	1991	NAP	90	Rooms
Loan	22	Holiday Inn Hotel Lake City	1.5%	56.9%	213 Southwest Commerce Drive	Lake City	Columbia	FL	32025	2004	2015	127	Rooms
Loan	23	Colonial Square Shopping Center	1.4%	64.7%	3107 Boulevard	Colonial Heights	Colonial Heights City	VA	23834	1967	1997	170,626	Sq. Ft.
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	57.0%	4635 Gemini Place	Fort Worth	Tarrant	TX	76106	2008	NAP	126	Rooms
Loan	25	Diamond Ridge Apartments	1.2%	65.5%	5235 Glen Ridge Drive	San Antonio	Bexar	TX	78229	1976, 1978	2013-2015	304	Units
Loan	26	Datapipe	1.1%	40.5%	10828 Northwest AirWorld Drive	Kansas City	Platte	MO	64153	1982	2009, 2012	77,546	Sq. Ft.
Loan	27	Indiana Business Center	1.1%	56.9%	6700, 6701-6733, 6780, 6800, 6820 & 6840 Indiana Avenue	Riverside	Riverside	CA	92506	1988	NAP	138,249	Sq. Ft.
Loan	28	Hilton Garden Inn Albany	1.1%	60.4%	101 South Front Street	Albany	Dougherty	GA	31701	2005	2013	122	Rooms
Loan	29	AP Retail Portfolio	1.1%	61.3%	Various	Various	Various	FL	Various	Various	Various	81,314	Sq. Ft.
Property	29.01	Pinecrest Square	0.4%		901-959 East Cypress Creek Road	Fort Lauderdale	Broward	FL	33334	1978	2015	40,409	Sq. Ft.
Property	29.02	Shoppes of Delray	0.3%		14400-14428 South Military Trail	Delray Beach	Palm Beach	FL	33484	1975	NAP	23,094	Sq. Ft.
Property	29.03	Gables End Plaza	0.3%		4895 Windward Passage Drive	Boynton Beach	Palm Beach	FL	33436	2000	NAP	17,811	Sq. Ft.
Loan	30	Springhill Suites - Huntsville	1.1%	60.4%	745 Constellation Place Drive Southwest	Huntsville	Madison	AL	35801	2011	NAP	149	Rooms
Loan	31	Village Green MHC	1.0%	57.5%	1434 Fallcreek Drive	Mishawaka	Saint Joseph	IN	46544	1970	2015	734	Pads
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	29.4%	5549 Leopard Street	Corpus Christi	Nueces	TX	78408	1984	2012-2015	237	Rooms
Loan	33	Market on Cherry Road	0.9%	65.7%	2349 North Cherry Road	Rock Hill	York	SC	29732	1965	1998, 2014	129,484	Sq. Ft.
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	65.8%	99 Alpine Drive	Syracuse	Onondaga	NY	13214	1970	NAP	231	Units
Loan	35	MRC Global Industrial	0.7%	43.5%	333 South County Road West	Odessa	Ector	TX	79763	1982	2015	100,738	Sq. Ft.
Loan	36	Greater Boston Industrial Portfolio II	0.7%	65.4%	14-16 Progress Road	Billerica	Middlesex	MA	01821	1988	NAP	127,100	Sq. Ft.
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	65.3%	14727 Fresh Thyme Market Drive	Carmel	Hamilton	IN	46033	2015	NAP	29,000	Sq. Ft.
Loan	38	Blackwell Plaza	0.6%	57.8%	2949 Canton Road	Marietta	Cobb	GA	30066	1976	2004	144,401	Sq. Ft.
Loan	39	6000 Uptown	0.6%	59.3%	6000 Uptown Boulevard Northeast	Albuquerque	Bernalillo	NM	87110	1981	1993	67,376	Sq. Ft.
Loan	40	Selma Plaza	0.6%	59.6%	2701-2739 Whitson Street	Selma	Fresno	CA	93662	1986	NAP	42,050	Sq. Ft.
Loan	41	Riverstone Manassas	0.6%	62.7%	9011 Centreville Road	Manassas	Manassas City	VA	20110	1957	NAP	110	Pads
Loan	42	Washington Park Plaza	0.5%	48.1%	7663-7887 26 Mile Road	Washington	Macomb	MI	48094	1997	NAP	37,852	Sq. Ft.
Loan	43	Rancho Encanto Plaza	0.5%	58.1%	3434 West Greenway Road	Phoenix	Maricopa	AZ	85053	1988	2007	70,664	Sq. Ft.
Loan	44	Walgreens - Philadelphia	0.4%	51.6%	2014 South Broad Street	Philadelphia	Philadelphia	PA	19145	1996	NAP	21,196	Sq. Ft.
Loan	45	Meadow Glen Apartments	0.4%	63.6%	1250 North Air Depot Boulevard	Midwest City	Oklahoma	OK	73110	1986	NAP	120	Units
Loan	46	Walgreens - Colorado Springs	0.3%	43.9%	7390 Rangewood Drive	Colorado Springs	El Paso	CO	80918	2005	NAP	14,820	Sq. Ft.
Loan	47	Wood Dale Apartments	0.3%	62.9%	326-350 Grove Avenue	Wood Dale	DuPage	IL	60191	1970	2012	60	Units
Loan	48	Grand Saginaw Plaza	0.2%	43.1%	11501 South Saginaw Street	Grand Blanc	Genesee	MI	48439	2014	NAP	12,698	Sq. Ft.
Loan	49	Dollar General - Montrose(35)	0.1%	65.0%	631 Nelson Boulevard	Montrose	Wright	MN	55363	2015	NAP	9,100	Sq. Ft.

 A-1-8

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Loan per Net
			% of	Rentable Area						Second Most	Second	Second	Second
Property			Initial Pool	(SF/Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Flag	ID	Property Name	Balance	Pads) ($)(11)	(# of payments)(15)(16)(17)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	206,642	L(26), D(90), O(4)	T-12 8/31/2015	7,928,665	2,501,592	5,427,073	12/31/2014	7,704,584	2,889,793	4,814,792
Property	1.01	2001 Olympic Boulevard	1.6%	211,894
Property	1.02	2029 Olympic Boulevard	0.9%	192,994
Property	1.03	1423 on 6th Street	0.4%	243,743
Property	1.04	1422 on 6th Street	0.4%	206,601
Property	1.05	1430 on 7th Street	0.4%	201,958
Property	1.06	1537 on 7th Street	0.4%	214,993
Property	1.07	1422 on 7th Street	0.4%	194,994
Property	1.08	1428 on 6th Street	0.4%	227,493
Property	1.09	1425 on 6th Street	0.4%	222,077
Property	1.10	1432 on 7th Street	0.4%	186,244
Property	1.11	1522 on 6th Street	0.4%	182,494
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	139	L(26), YM1(90), O(4)
Property	2.01	Florham Park	0.9%	235
Property	2.02	Westwood	0.8%	197
Property	2.03	Vernon Hills	0.7%	153
Property	2.04	Lakeville	0.6%	79
Property	2.05	Sterling	0.5%	140
Property	2.06	Vestavia Hills	0.5%	144
Property	2.07	Beachwood	0.5%	127
Property	2.08	Dublin	0.5%	123
Property	2.09	Ellisville	0.4%	118
Property	2.10	Woodstock	0.4%	117
Loan	3	Promenade Gateway(33)	5.8%	685	L(26), D(90), O(4)	T-12 7/31/2015	8,522,162	1,500,463	7,021,699	12/31/2014	8,472,237	1,465,026	7,007,211
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	365	L(25), YM1(90), O(5)	T-12 9/30/2015	62,764,142	22,052,760	40,711,382	12/31/2014	61,348,373	21,720,013	39,628,360
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	119,780	L(23), YM1(90), O(7)	T-12 11/30/2015	51,915,741	37,935,986	13,979,755	12/31/2014	54,263,754	39,334,318	14,929,436
Loan	6	Equitable City Center	5.4%	333	L(26), D(89), O(5)	T-12 6/30/2015	5,925,120	1,927,178	3,997,942	12/31/2014	5,385,424	1,906,720	3,478,704
Loan	7	Netflix HQ 2	5.3%	372	L(28), D(85), O(7)
Loan	8	1155 Market Street	4.7%	464	L(25), D(91), O(4)	T-12 8/31/2015	4,862,879	1,585,893	3,276,986	T-7 12/31/2014 Ann.	4,576,629	1,433,951	3,142,678
Loan	9	FedEx Brooklyn(33)	4.2%	466	L(27), D(89), O(4)
Loan	10	Equity Inns Portfolio(33)	3.9%	86,245	L(26), YM1(30), O(4)	T-12 7/31/2015	87,351,020	56,731,542	30,619,478	12/31/2014	82,802,871	52,725,736	30,077,135
Property	10.01	Homewood Suites Seattle	0.7%	261,491		T-12 7/31/2015	9,695,746	4,733,832	4,961,914	12/31/2014	9,110,662	4,346,617	4,764,045
Property	10.02	Homewood Suites Orlando	0.3%	72,817		T-12 7/31/2015	7,994,338	5,765,497	2,228,841	12/31/2014	7,343,829	5,469,631	1,874,198
Property	10.03	Courtyard Carlsbad	0.2%	100,690		T-12 7/31/2015	5,576,175	3,734,377	1,841,798	12/31/2014	5,290,027	3,470,323	1,819,704
Property	10.04	Courtyard Houston	0.2%	76,705		T-12 7/31/2015	5,390,708	3,599,768	1,790,940	12/31/2014	5,977,581	3,570,607	2,406,973
Property	10.05	Homewood Suites Stratford	0.2%	92,593		T-12 7/31/2015	4,885,156	3,501,764	1,383,392	12/31/2014	3,981,884	2,707,196	1,274,688
Property	10.06	Hampton Inn Urbana	0.2%	95,385		T-12 7/31/2015	4,235,040	2,469,341	1,765,699	12/31/2014	4,346,857	2,335,303	2,011,554
Property	10.07	Springhill Suites Asheville	0.2%	130,682		T-12 7/31/2015	3,226,221	1,705,976	1,520,245	12/31/2014	2,895,310	1,528,871	1,366,439
Property	10.08	Hilton Garden Inn Louisville	0.2%	102,232		T-12 7/31/2015	4,050,176	2,482,237	1,567,939	12/31/2014	3,767,236	2,236,143	1,531,093
Property	10.09	Hampton Inn Orlando	0.2%	65,588		T-12 7/31/2015	4,963,636	3,428,039	1,535,597	12/31/2014	4,688,699	3,312,275	1,376,424
Property	10.10	Hampton Inn Austin	0.2%	90,909		T-12 7/31/2015	3,866,877	2,404,632	1,462,245	12/31/2014	3,550,282	2,231,667	1,318,616
Property	10.11	Hampton Inn College Station	0.2%	78,947		T-12 7/31/2015	4,240,816	2,644,965	1,595,851	12/31/2014	4,363,868	2,638,993	1,724,875
Property	10.12	Hampton Inn Indianapolis	0.2%	70,703		T-12 7/31/2015	3,718,793	2,430,846	1,287,947	12/31/2014	3,375,772	2,214,349	1,161,423
Property	10.13	TownePlace Suites Savannah	0.1%	91,398		T-12 7/31/2015	2,606,956	1,500,642	1,106,314	12/31/2014	2,251,693	1,259,578	992,115
Property	10.14	Hampton Inn East Lansing	0.1%	93,023		T-12 7/31/2015	3,176,643	1,934,959	1,241,684	12/31/2014	3,077,502	1,861,234	1,216,267
Property	10.15	Hampton Inn Naperville	0.1%	56,589		T-12 7/31/2015	3,472,035	2,345,517	1,126,518	12/31/2014	3,221,059	2,245,205	975,854
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%	55,814		T-12 7/31/2015	3,295,587	2,316,761	978,826	12/31/2014	2,983,525	2,050,453	933,072
Property	10.17	Courtyard Dalton	0.1%	63,441		T-12 7/31/2015	2,476,550	1,719,253	757,297	12/31/2014	2,341,811	1,546,844	794,967
Property	10.18	Hampton Inn Alcoa	0.1%	41,949		T-12 7/31/2015	2,600,086	1,996,583	603,503	12/31/2014	2,580,652	1,926,109	654,543
Property	10.19	Homewood Suites Augusta	0.1%	74,615		T-12 7/31/2015	2,411,258	1,633,763	777,495	12/31/2014	2,402,709	1,607,550	795,159
Property	10.20	Residence Inn Jacksonville	0.1%	57,692		T-12 7/31/2015	2,321,387	1,634,869	686,518	12/31/2014	2,235,022	1,598,696	636,326
Property	10.21	Hampton Inn Milford	0.0%	18,243		T-12 7/31/2015	3,146,836	2,747,921	398,915	12/31/2014	3,016,890	2,568,090	448,800
Loan	11	Harvey Building Products Portfolio(33)	3.4%	54	L(28), D(28), O(4)
Property	11.01	Londonderry Manufacturing	0.7%	56
Property	11.02	Waltham Corporate	0.3%	199
Property	11.03	Dartmouth Manufacturing	0.3%	43
Property	11.04	Nashua	0.2%	46
Property	11.05	West Bridgewater	0.1%	58
Property	11.06	Woburn	0.1%	62
Property	11.07	Manchester, NH	0.1%	47
Property	11.08	New London	0.1%	51
Property	11.09	East Haven	0.1%	48
Property	11.10	Salem	0.1%	58
Property	11.11	Bethlehem	0.1%	46
Property	11.12	Lincoln	0.1%	39
Property	11.13	Berlin	0.1%	69
Property	11.14	Woburn CPD	0.1%	50

 A-1-9

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Loan per Net
			% of	Rentable Area						Second Most	Second	Second	Second
Property			Initial Pool	(SF/Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Flag	ID	Property Name	Balance	Pads) ($)(11)	(# of payments)(15)(16)(17)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Property	11.15	Norwalk I	0.1%	62
Property	11.16	Dartmouth	0.1%	38
Property	11.17	Braintree	0.1%	69
Property	11.18	Manchester, CT	0.1%	43
Property	11.19	Portland	0.1%	43
Property	11.20	Norwalk II	0.1%	63
Property	11.21	Warwick	0.1%	43
Property	11.22	Fitchburg	0.0%	41
Property	11.23	Auburn	0.0%	42
Property	11.24	Portsmouth	0.0%	48
Property	11.25	Southampton	0.0%	34
Property	11.26	Hyannis	0.0%	49
Property	11.27	Wilkes-Barre	0.0%	34
Property	11.28	Berlin CPD	0.0%	38
Property	11.29	Springfield	0.0%	39
Property	11.30	White River Junction	0.0%	62
Loan	12	Phoenix Center	2.9%	131	L(26), D(90), O(4)	T-12 8/31/2015	3,446,937	1,185,815	2,261,122	12/31/2014	3,067,828	1,295,818	1,772,010
Loan	13	Element LA(33)(35)	2.8%	591	L(3), YM1(113), O(4)
Loan	14	19925 Stevens Creek	2.7%	373	L(27), D(89), O(4)	T-12 6/30/2015	3,035,163	845,193	2,189,970	12/31/2014	3,009,511	836,338	2,173,173
Loan	15	Hall Office Park - A2	2.5%	171	L(35), D(80), O(5)	T-12 6/30/2015	3,599,174	1,560,656	2,038,518	12/31/2014	3,829,329	1,616,666	2,212,663
Loan	16	The Place Apartments	2.4%	54,977	L(26), D(90), O(4)	T-12 8/31/2015	3,985,411	1,866,778	2,118,633	12/31/2014	3,813,763	1,713,675	2,100,088
Loan	17	Brewery Station	2.3%	86	L(28), D(88), O(4)	T-12 7/31/2015	2,628,165	413,304	2,214,861	12/31/2014	2,534,201	422,532	2,111,669
Loan	18	3312 North Berkeley Lake	2.3%	22	L(27), D(88), O(5)	T-12 8/31/2015	2,721,968	591,146	2,130,822	12/31/2014	2,392,024	665,955	1,726,069
Loan	19	888 Prospect	1.9%	324	L(27), D(88), O(5)	T-12 8/31/2015	2,734,421	768,752	1,965,670	12/31/2014	1,980,395	788,276	1,192,119
Loan	20	Promenade at West End	1.6%	220	L(25), D(90), O(5)
Loan	21	Emerald Beach Resort	1.5%	168,367	L(26), D(90), O(4)	T-12 9/30/2015	7,996,751	4,760,691	3,236,060	12/31/2014	7,700,980	4,793,912	2,907,068
Loan	22	Holiday Inn Hotel Lake City	1.5%	117,694	L(27), D(89), O(4)	T-12 6/30/2015	4,396,256	2,433,398	1,962,858	12/31/2014	4,198,959	2,380,027	1,818,932
Loan	23	Colonial Square Shopping Center	1.4%	81	L(27), D(89), O(4)	T-12 8/31/2015	1,653,738	410,093	1,243,645	12/31/2014	1,589,130	379,057	1,210,073
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	99,034	L(26), D(91), O(3)	T-12 7/31/2015	3,541,685	2,042,172	1,499,513	12/31/2014	3,621,593	2,069,587	1,552,006
Loan	25	Diamond Ridge Apartments	1.2%	39,227	L(27), D(88), O(5)	T-12 11/30/2015	2,491,339	1,380,214	1,111,125
Loan	26	Datapipe	1.1%	152	L(28), D(88), O(4)
Loan	27	Indiana Business Center	1.1%	83	L(27), D(89), O(4)	T-12 6/30/2015	1,380,153	452,236	927,917	12/31/2014	1,306,077	412,413	893,664
Loan	28	Hilton Garden Inn Albany	1.1%	93,828	L(28), D(28), O(4)	T-12 7/31/2015	4,244,811	2,834,742	1,410,069	12/31/2014	4,310,798	2,833,149	1,477,649
Loan	29	AP Retail Portfolio	1.1%	139	L(27), D(90), O(3)
Property	29.01	Pinecrest Square	0.4%	114		YTD 8/31/2015 Ann.	644,184	248,099	396,086	T-11 11/30/2014	561,559	225,353	336,205
Property	29.02	Shoppes of Delray	0.3%	151		T-12 6/30/2015	506,390	180,752	325,638	12/31/2014	528,020	182,469	345,551
Property	29.03	Gables End Plaza	0.3%	179		T-12 6/30/2015	347,312	130,789	216,523	12/31/2014	357,837	133,016	224,821
Loan	30	Springhill Suites - Huntsville	1.1%	73,826	L(26), D(89), O(5)	T-12 10/31/2015	4,172,230	2,740,165	1,432,066	12/31/2014	3,977,453	2,664,766	1,312,688
Loan	31	Village Green MHC	1.0%	14,276	L(26), D(91), O(3)	T-12 8/30/2015	2,027,430	1,038,166	989,264
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	41,929	L(28), D(89), O(3)	T-12 6/30/2015	5,226,054	3,709,784	1,516,270	12/31/2014	5,123,911	3,831,815	1,292,096
Loan	33	Market on Cherry Road	0.9%	75	L(29), D(87), O(4)	T-12 6/30/2015	1,126,859	409,929	716,930	12/31/2014	1,066,313	373,390	692,923
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	38,961	L(28), D(88), O(4)	T-12 6/30/2015	1,823,922	921,093	902,830	12/31/2014	1,926,818	962,173	964,645
Loan	35	MRC Global Industrial	0.7%	72	L(29), D(88), O(3)
Loan	36	Greater Boston Industrial Portfolio II	0.7%	55	L(29), D(86), O(5)
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	228	L(28), D(88), O(4)
Loan	38	Blackwell Plaza	0.6%	41	L(27), D(89), O(4)	YTD 9/15/2015 Ann.	874,811	107,075	767,736	12/31/2014	871,724	190,438	681,286
Loan	39	6000 Uptown	0.6%	86	L(28), D(88), O(4)	T-12 7/31/2015	969,224	422,549	546,675	12/31/2014	836,088	407,700	428,387
Loan	40	Selma Plaza	0.6%	136	L(27), D(88), O(5)	T-12 8/31/2015	835,246	223,524	611,722	12/31/2014	853,536	216,752	636,784
Loan	41	Riverstone Manassas	0.6%	51,364	L(27), D(89), O(4)	T-12 6/30/2015	827,544	240,556	586,988	12/31/2014	813,539	240,640	572,899
Loan	42	Washington Park Plaza	0.5%	145	L(24), YM1(92), O(4)	T-12 6/30/2015	860,449	218,132	642,317	12/31/2014	846,875	207,085	639,790
Loan	43	Rancho Encanto Plaza	0.5%	77	L(29), D(87), O(4)	T-12 6/30/2015	1,042,490	292,939	749,551	12/31/2014	1,251,804	302,863	948,941
Loan	44	Walgreens - Philadelphia	0.4%	211	L(28), D(88), O(4)	12/31/2014	452,900	41,211	411,689	12/31/2013	452,900	35,799	417,101
Loan	45	Meadow Glen Apartments	0.4%	34,167	L(27), D(89), O(4)	T-12 8/30/2015	846,303	388,392	457,911	12/30/2014	836,369	377,664	458,705
Loan	46	Walgreens - Colorado Springs	0.3%	229	L(28), D(88), O(4)	T-12 7/31/2015	313,000	14,284	298,716	12/31/2014	313,000	13,973	299,027
Loan	47	Wood Dale Apartments	0.3%	50,417	L(27), D(88), O(5)	T-12 8/31/2015	578,209	273,281	304,929	12/31/2014	474,202	207,833	266,369
Loan	48	Grand Saginaw Plaza	0.2%	153	L(24), YM1(92), O(4)	T-12 6/30/2015	270,937	63,520	207,417
Loan	49	Dollar General - Montrose(35)	0.1%	84	YM(27), DorYM(86), O(7)

 A-1-10

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Third Most	Third	Third	Third
Property			Initial Pool	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	Balance	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)(14)	Debt Yield(11)(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	12/31/2013	7,676,241	3,201,013	4,475,228	6.5%	6.4%	7,369,984	7,876,025	2,529,440	5,346,585	99,750
Property	1.01	2001 Olympic Boulevard	1.6%
Property	1.02	2029 Olympic Boulevard	0.9%
Property	1.03	1423 on 6th Street	0.4%
Property	1.04	1422 on 6th Street	0.4%
Property	1.05	1430 on 7th Street	0.4%
Property	1.06	1537 on 7th Street	0.4%
Property	1.07	1422 on 7th Street	0.4%
Property	1.08	1428 on 6th Street	0.4%
Property	1.09	1425 on 6th Street	0.4%
Property	1.10	1432 on 7th Street	0.4%
Property	1.11	1522 on 6th Street	0.4%
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%					10.7%	9.9%	20,284,400	19,270,180	578,105	18,692,075	188,140	1,254,268
Property	2.01	Florham Park	0.9%							3,005,600	2,855,320	85,660	2,769,660	16,499	109,995
Property	2.02	Westwood	0.8%							2,937,600	2,790,720	83,722	2,706,998	19,200	128,000
Property	2.03	Vernon Hills	0.7%							2,495,600	2,370,820	71,125	2,299,695	21,074	140,495
Property	2.04	Lakeville	0.6%							1,985,600	1,886,320	56,590	1,829,730	32,197	214,646
Property	2.05	Sterling	0.5%							1,829,200	1,737,740	52,132	1,685,608	16,817	112,110
Property	2.06	Vestavia Hills	0.5%							1,734,000	1,647,300	49,419	1,597,881	15,547	103,647
Property	2.07	Beachwood	0.5%							1,659,200	1,576,240	47,287	1,528,953	16,817	112,110
Property	2.08	Dublin	0.5%							1,564,000	1,485,800	44,574	1,441,226	16,357	109,045
Property	2.09	Ellisville	0.4%							1,543,600	1,466,420	43,993	1,422,427	16,817	112,110
Property	2.10	Woodstock	0.4%							1,530,000	1,453,500	43,605	1,409,895	16,817	112,110
Loan	3	Promenade Gateway(33)	5.8%	12/31/2013	7,648,771	1,489,334	6,159,437	8.4%	8.3%	9,303,161	9,391,335	1,819,032	7,572,303	22,725	73,624
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	12/31/2013	63,975,291	21,551,233	42,424,058	9.8%	9.2%	60,250,530	64,113,840	22,373,187	41,740,653	232,610	2,274,094
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	12/31/2013	49,530,530	37,556,265	11,974,265	12.8%	10.9%	32,254,260	51,915,741	37,959,068	13,956,673	2,076,630
Loan	6	Equitable City Center	5.4%	12/31/2013	5,481,729	1,801,373	3,680,356	8.5%	8.0%	7,090,966	6,749,475	2,064,345	4,685,130	33,051	247,886
Loan	7	Netflix HQ 2	5.3%					10.3%	9.7%	5,927,852	8,238,888	2,594,961	5,643,927	29,492	295,091
Loan	8	1155 Market Street	4.7%	12/31/2013	3,645,498	1,046,538	2,598,960	8.1%	7.9%	5,224,431	5,900,727	2,032,103	3,868,625	25,872	38,617
Loan	9	FedEx Brooklyn(33)	4.2%					8.6%	8.5%	11,154,536	11,154,536		11,154,536	41,808
Loan	10	Equity Inns Portfolio(33)	3.9%	12/31/2013	78,328,375	50,981,127	27,347,248	13.3%	11.8%	84,440,306	87,351,020	56,459,731	30,891,289	3,494,041
Property	10.01	Homewood Suites Seattle	0.7%	12/31/2013	7,953,044	4,027,501	3,925,543			9,372,913	9,695,746	4,733,449	4,962,297	387,830
Property	10.02	Homewood Suites Orlando	0.3%	12/31/2013	7,623,501	5,544,041	2,079,460			7,764,666	7,994,338	5,761,809	2,232,529	319,774
Property	10.03	Courtyard Carlsbad	0.2%	12/31/2013	4,878,776	3,322,802	1,555,974			5,098,077	5,576,175	3,743,775	1,832,400	223,047
Property	10.04	Courtyard Houston	0.2%	12/31/2013	6,005,150	3,671,066	2,334,083			4,835,726	5,390,708	3,515,072	1,875,636	215,628
Property	10.05	Homewood Suites Stratford	0.2%	12/31/2013	4,870,147	3,513,462	1,356,685			4,758,339	4,885,156	3,471,649	1,413,507	195,406
Property	10.06	Hampton Inn Urbana	0.2%	12/31/2013	4,199,219	2,298,203	1,901,016			4,184,929	4,235,040	2,472,946	1,762,094	169,402
Property	10.07	Springhill Suites Asheville	0.2%	12/31/2013	2,742,070	1,483,884	1,258,186			3,187,361	3,226,221	1,703,774	1,522,447	129,049
Property	10.08	Hilton Garden Inn Louisville	0.2%	12/31/2013	3,318,817	1,975,294	1,343,523			3,805,606	4,050,176	2,447,349	1,602,827	162,007
Property	10.09	Hampton Inn Orlando	0.2%	12/31/2013	4,173,205	3,010,211	1,162,993			4,880,548	4,963,636	3,429,795	1,533,841	198,545
Property	10.10	Hampton Inn Austin	0.2%	12/31/2013	3,349,149	2,132,939	1,216,210			3,843,408	3,866,877	2,362,967	1,503,910	154,675
Property	10.11	Hampton Inn College Station	0.2%	12/31/2013	3,750,664	2,360,530	1,390,133			4,223,801	4,240,816	2,640,560	1,600,256	169,633
Property	10.12	Hampton Inn Indianapolis	0.2%	12/31/2013	2,819,186	2,011,012	808,174			3,686,201	3,718,793	2,442,585	1,276,208	148,752
Property	10.13	TownePlace Suites Savannah	0.1%	12/31/2013	1,878,363	1,162,564	715,800			2,553,485	2,606,956	1,473,976	1,132,980	104,278
Property	10.14	Hampton Inn East Lansing	0.1%	12/31/2013	2,985,229	1,784,784	1,200,445			3,167,128	3,176,643	1,921,391	1,255,252	127,066
Property	10.15	Hampton Inn Naperville	0.1%	12/31/2013	3,004,217	2,010,965	993,252			3,421,514	3,472,035	2,343,387	1,128,648	138,881
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%	12/31/2013	2,843,844	1,950,114	893,730			3,094,105	3,295,587	2,307,529	988,058	131,823
Property	10.17	Courtyard Dalton	0.1%	12/31/2013	2,219,835	1,469,140	750,696			2,259,460	2,476,550	1,715,951	760,599	99,062
Property	10.18	Hampton Inn Alcoa	0.1%	12/31/2013	2,582,379	1,825,293	757,087			2,544,861	2,600,086	1,972,560	627,526	104,003
Property	10.19	Homewood Suites Augusta	0.1%	12/31/2013	2,175,403	1,502,680	672,724			2,377,125	2,411,258	1,631,000	780,258	96,450
Property	10.20	Residence Inn Jacksonville	0.1%	12/31/2013	1,978,909	1,466,475	512,435			2,262,669	2,321,387	1,623,719	697,668	92,855
Property	10.21	Hampton Inn Milford	0.0%	12/31/2013	2,977,267	2,458,167	519,099			3,118,384	3,146,836	2,744,487	402,349	125,873
Loan	11	Harvey Building Products Portfolio(33)	3.4%					12.9%	12.5%	14,947,405	14,531,091	435,933	14,095,158	411,326
Property	11.01	Londonderry Manufacturing	0.7%							2,900,183	2,797,302	83,919	2,713,383	56,444
Property	11.02	Waltham Corporate	0.3%							1,675,520	1,599,127	47,974	1,551,153	14,688
Property	11.03	Dartmouth Manufacturing	0.3%							1,293,815	1,279,735	38,392	1,241,343	58,810
Property	11.04	Nashua	0.2%							688,017	666,779	20,003	646,775	16,739
Property	11.05	West Bridgewater	0.1%							574,749	566,988	17,010	549,978	24,533
Property	11.06	Woburn	0.1%							538,707	520,471	15,614	504,857	11,408
Property	11.07	Manchester, NH	0.1%							523,103	515,797	15,474	500,323	22,072
Property	11.08	New London	0.1%							479,719	463,893	13,917	449,977	10,596
Property	11.09	East Haven	0.1%							456,652	441,991	13,260	428,731	10,513
Property	11.10	Salem	0.1%							397,081	393,882	11,816	382,065	19,234
Property	11.11	Bethlehem	0.1%							398,574	394,584	11,838	382,746	18,484
Property	11.12	Lincoln	0.1%							429,234	425,842	12,775	413,067	20,862
Property	11.13	Berlin	0.1%							430,983	419,361	12,581	406,780	12,263
Property	11.14	Woburn CPD	0.1%							460,460	449,791	13,494	436,298	14,950

 A-1-11

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Third Most	Third	Third	Third
Property			Initial Pool	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	Balance	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)(14)	Debt Yield(11)(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)
Property	11.15	Norwalk I	0.1%							398,297	382,543	11,476	371,067	6,035
Property	11.16	Dartmouth	0.1%							353,104	343,034	10,291	332,743	9,468
Property	11.17	Braintree	0.1%							268,381	261,921	7,858	254,064	8,458
Property	11.18	Manchester, CT	0.1%							293,812	289,145	8,674	280,471	11,802
Property	11.19	Portland	0.1%							281,254	273,386	8,202	265,184	7,703
Property	11.20	Norwalk II	0.1%							319,440	306,484	9,195	297,289	4,500
Property	11.21	Warwick	0.1%							254,241	248,847	7,465	241,382	8,780
Property	11.22	Fitchburg	0.0%							216,882	210,791	6,324	204,467	5,915
Property	11.23	Auburn	0.0%							210,357	204,291	6,129	198,163	5,570
Property	11.24	Portsmouth	0.0%							203,621	197,115	5,913	191,201	4,721
Property	11.25	Southampton	0.0%							170,268	166,261	4,988	161,274	5,463
Property	11.26	Hyannis	0.0%							157,386	152,321	4,570	147,751	3,611
Property	11.27	Wilkes-Barre	0.0%							171,985	167,287	5,019	162,268	4,830
Property	11.28	Berlin CPD	0.0%							138,686	135,209	4,056	131,153	4,224
Property	11.29	Springfield	0.0%							153,350	151,321	4,540	146,782	6,590
Property	11.30	White River Junction	0.0%							109,545	105,591	3,168	102,423	2,060
Loan	12	Phoenix Center	2.9%	12/31/2013	1,960,580	926,381	1,034,199	9.2%	8.3%	3,098,528	3,827,180	1,077,557	2,749,623	63,715	227,555
Loan	13	Element LA(33)(35)	2.8%					8.5%	8.3%	12,814,045	18,020,236	3,787,349	14,232,887	42,606	284,037
Loan	14	19925 Stevens Creek	2.7%	12/31/2013	2,906,569	839,180	2,067,389	8.0%	7.6%	2,403,653	3,200,174	971,956	2,228,218	14,997	91,300
Loan	15	Hall Office Park - A2	2.5%	12/31/2013	3,411,822	1,496,336	1,915,486	9.2%	8.5%	3,695,499	3,972,210	1,648,802	2,323,407	31,052	144,835
Loan	16	The Place Apartments	2.4%	12/31/2013	3,756,654	1,815,961	1,940,693	9.7%	9.2%	3,483,576	4,009,365	1,890,029	2,119,336	110,500
Loan	17	Brewery Station	2.3%	12/31/2013	2,455,536	400,412	2,055,124	8.8%	8.7%	2,201,568	2,854,952	736,849	2,118,103	13,981	27,962
Loan	18	3312 North Berkeley Lake	2.3%	12/31/2013	1,673,335	553,748	1,119,587	9.7%	8.3%	2,547,901	3,054,437	808,461	2,245,976	158,175	153,280
Loan	19	888 Prospect	1.9%	12/31/2013	1,679,256	769,437	909,819	9.2%	8.8%	2,547,583	2,692,176	854,208	1,837,968	12,309	74,053
Loan	20	Promenade at West End	1.6%					8.4%	8.1%	1,446,004	2,028,277	689,032	1,339,245	10,921	25,483
Loan	21	Emerald Beach Resort	1.5%	12/31/2013	6,799,787	4,332,288	2,467,499	14.6%	12.2%	4,744,753	7,328,692	5,113,787	2,214,906	366,435
Loan	22	Holiday Inn Hotel Lake City	1.5%	12/31/2013	3,936,710	2,293,690	1,643,020	13.1%	12.0%	4,032,851	4,396,256	2,433,398	1,962,860	175,850
Loan	23	Colonial Square Shopping Center	1.4%	12/31/2013	1,589,780	426,215	1,163,565	9.3%	8.5%	1,617,356	1,751,331	456,197	1,295,134	34,125	85,313
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	12/31/2013	3,569,828	2,168,201	1,401,627	12.2%	11.0%	3,113,512	3,541,685	2,023,077	1,518,608	141,667
Loan	25	Diamond Ridge Apartments	1.2%					8.6%	7.9%	2,608,572	2,448,349	1,417,010	1,031,339	91,200
Loan	26	Datapipe	1.1%					16.0%	15.0%	2,112,775	2,007,136	132,989	1,874,147	11,632	96,933
Loan	27	Indiana Business Center	1.1%	12/31/2013	1,268,987	543,217	725,770	10.3%	9.1%	1,975,085	1,638,170	451,905	1,186,265	34,562	107,693
Loan	28	Hilton Garden Inn Albany	1.1%	12/31/2013	4,168,000	2,789,000	1,379,000	12.3%	10.8%	3,269,409	4,244,811	2,835,777	1,409,034	169,792
Loan	29	AP Retail Portfolio	1.1%					9.4%	8.5%	1,380,882	1,701,040	636,748	1,064,290	19,109	81,314
Property	29.01	Pinecrest Square	0.4%	12/31/2013	504,150	248,201	255,949			620,600	702,112	269,830	432,281	7,635	40,409
Property	29.02	Shoppes of Delray	0.3%	12/31/2013	521,649	171,114	350,535			411,965	542,213	212,074	330,139	6,124	23,094
Property	29.03	Gables End Plaza	0.3%							348,317	456,715	154,844	301,870	5,350	17,811
Loan	30	Springhill Suites - Huntsville	1.1%	12/31/2013	3,382,592	2,398,776	983,816	13.0%	11.5%	3,903,540	4,172,230	2,740,731	1,431,500	166,889
Loan	31	Village Green MHC	1.0%					8.6%	8.3%	3,133,092	1,904,377	998,247	906,130	36,700
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	12/31/2013	4,788,169	3,570,442	1,217,726	17.7%	15.4%	4,759,717	5,917,288	4,153,806	1,763,482	236,692
Loan	33	Market on Cherry Road	0.9%	12/31/2013	1,061,698	335,578	726,120	10.3%	9.4%	1,250,751	1,412,709	405,962	1,006,747	19,423	68,637
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	12/31/2013	1,836,178	1,129,546	706,631	9.5%	8.7%	1,957,504	1,842,080	991,541	850,540	69,300
Loan	35	MRC Global Industrial	0.7%					11.8%	11.6%	978,238	880,414	26,412	854,002	15,111
Loan	36	Greater Boston Industrial Portfolio II	0.7%					10.0%	9.2%	760,420	1,181,607	483,377	698,230	12,710	38,130
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%					8.5%	8.2%	614,220	583,509	22,538	560,971	2,871	14,500
Loan	38	Blackwell Plaza	0.6%	12/31/2013	892,928	190,783	702,145	11.5%	10.3%	768,780	942,266	252,715	689,551	28,880	43,283
Loan	39	6000 Uptown	0.6%	12/31/2013	1,026,062	410,513	615,549	9.7%	8.6%	1,153,354	993,592	428,957	564,635	16,844	49,779
Loan	40	Selma Plaza	0.6%	12/31/2013	843,360	217,143	626,216	11.4%	10.5%	754,608	887,968	236,159	651,809	8,411	42,232
Loan	41	Riverstone Manassas	0.6%	12/31/2013	779,005	246,621	532,384	9.2%	9.1%	829,800	795,810	278,526	517,284	5,500
Loan	42	Washington Park Plaza	0.5%	12/31/2013	732,438	220,708	511,730	10.9%	9.9%	698,175	811,709	213,172	598,537	11,734	45,347
Loan	43	Rancho Encanto Plaza	0.5%	12/31/2013	772,869	291,854	481,015	9.6%	8.4%	882,998	817,192	296,800	520,392	10,600	53,591
Loan	44	Walgreens - Philadelphia	0.4%	12/31/2012	452,900	22,232	430,668	9.1%	9.0%	452,900	439,313	32,149	407,164	2,120
Loan	45	Meadow Glen Apartments	0.4%	12/31/2013	822,545	390,768	431,777	11.1%	10.2%	867,996	846,303	390,094	456,209	38,400
Loan	46	Walgreens - Colorado Springs	0.3%	12/31/2013	313,000	13,943	299,056	9.2%	9.2%	313,000	313,000		313,000
Loan	47	Wood Dale Apartments	0.3%					9.9%	9.4%	612,120	571,073	272,968	298,105	15,000
Loan	48	Grand Saginaw Plaza	0.2%					11.3%	10.4%	251,740	315,786	95,132	220,654	1,905	16,967
Loan	49	Dollar General - Montrose(35)	0.1%					10.1%	9.9%	82,864	80,018	2,401	77,617	1,365

 A-1-12

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Balance	NCF($)	Interest(18)	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(21)(22)(23)	SF	Expiration	2nd Largest Tenant(20)(21)(22)(23)(24)	SF	Expiration
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	5,246,835	Fee Simple
Property	1.01	2001 Olympic Boulevard	1.6%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.02	2029 Olympic Boulevard	0.9%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.03	1423 on 6th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.04	1422 on 6th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.05	1430 on 7th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.06	1537 on 7th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.07	1422 on 7th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.08	1428 on 6th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.09	1425 on 6th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.10	1432 on 7th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.11	1522 on 6th Street	0.4%		Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	17,249,666	Fee Simple
Property	2.01	Florham Park	0.9%	2,643,166	Fee Simple			Life Time Fitness	109,995	6/30/2035	NAP	NAP	NAP
Property	2.02	Westwood	0.8%	2,559,798	Fee Simple			Life Time Fitness	128,000	6/30/2035	NAP	NAP	NAP
Property	2.03	Vernon Hills	0.7%	2,138,126	Fee Simple			Life Time Fitness	140,495	6/30/2035	NAP	NAP	NAP
Property	2.04	Lakeville	0.6%	1,582,888	Fee Simple			Life Time Fitness	214,646	6/30/2035	NAP	NAP	NAP
Property	2.05	Sterling	0.5%	1,556,681	Fee Simple			Life Time Fitness	112,110	6/30/2035	NAP	NAP	NAP
Property	2.06	Vestavia Hills	0.5%	1,478,687	Fee Simple			Life Time Fitness	103,647	6/30/2035	NAP	NAP	NAP
Property	2.07	Beachwood	0.5%	1,400,026	Fee Simple			Life Time Fitness	112,110	6/30/2035	NAP	NAP	NAP
Property	2.08	Dublin	0.5%	1,315,824	Fee Simple			Life Time Fitness	109,045	6/30/2035	NAP	NAP	NAP
Property	2.09	Ellisville	0.4%	1,293,501	Fee Simple			Life Time Fitness	112,110	6/30/2035	NAP	NAP	NAP
Property	2.10	Woodstock	0.4%	1,280,969	Fee Simple			Life Time Fitness	112,110	6/30/2035	NAP	NAP	NAP
Loan	3	Promenade Gateway(33)	5.8%	7,475,954	Fee Simple			AMC Theaters	22,534	10/31/2019	Callison	17,096	3/31/2018
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	39,233,948	Fee Simple			AMFM Operating, Inc.	169,304	9/30/2022	Dentsu Holdings USA, Inc.	168,891	9/30/2021
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	11,880,044	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	Equitable City Center	5.4%	4,404,193	Fee Simple			Zion Market	32,627	7/31/2019	Crystal Spa and Sauna of Los Angeles	15,440	7/31/2020
Loan	7	Netflix HQ 2	5.3%	5,319,344	Fee Simple			Netflix	147,459	11/30/2025	NAP	NAP	NAP
Loan	8	1155 Market Street	4.7%	3,804,137	Fee Simple			City & County of San Francisco	103,487	1/31/2023	NAP	NAP	NAP
Loan	9	FedEx Brooklyn(33)	4.2%	11,112,728	Fee Simple			FedEx Ground Package System, Inc.	278,721	6/30/2030	NAP	NAP	NAP
Loan	10	Equity Inns Portfolio(33)	3.9%	27,397,249	Fee Simple
Property	10.01	Homewood Suites Seattle	0.7%	4,574,467	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.02	Homewood Suites Orlando	0.3%	1,912,755	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.03	Courtyard Carlsbad	0.2%	1,609,353	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.04	Courtyard Houston	0.2%	1,660,007	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.05	Homewood Suites Stratford	0.2%	1,218,101	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.06	Hampton Inn Urbana	0.2%	1,592,692	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.07	Springhill Suites Asheville	0.2%	1,393,398	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.08	Hilton Garden Inn Louisville	0.2%	1,440,820	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.09	Hampton Inn Orlando	0.2%	1,335,296	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.10	Hampton Inn Austin	0.2%	1,349,235	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.11	Hampton Inn College Station	0.2%	1,430,623	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.12	Hampton Inn Indianapolis	0.2%	1,127,456	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.13	TownePlace Suites Savannah	0.1%	1,028,701	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.14	Hampton Inn East Lansing	0.1%	1,128,186	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.15	Hampton Inn Naperville	0.1%	989,767	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%	856,235	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.17	Courtyard Dalton	0.1%	661,537	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.18	Hampton Inn Alcoa	0.1%	523,523	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.19	Homewood Suites Augusta	0.1%	683,808	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.20	Residence Inn Jacksonville	0.1%	604,813	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	10.21	Hampton Inn Milford	0.0%	276,475	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Harvey Building Products Portfolio(33)	3.4%	13,683,832	Fee Simple
Property	11.01	Londonderry Manufacturing	0.7%	2,656,939	Fee Simple			Harvey Industries, Inc.	376,294	10/31/2035	NAP	NAP	NAP
Property	11.02	Waltham Corporate	0.3%	1,536,465	Fee Simple			Harvey Industries, Inc.	54,400	10/31/2035	NAP	NAP	NAP
Property	11.03	Dartmouth Manufacturing	0.3%	1,182,533	Fee Simple			Harvey Industries, Inc.	235,239	10/31/2035	NAP	NAP	NAP
Property	11.04	Nashua	0.2%	630,036	Fee Simple			Harvey Industries, Inc.	111,594	10/31/2035	NAP	NAP	NAP
Property	11.05	West Bridgewater	0.1%	525,446	Fee Simple			Harvey Industries, Inc.	81,776	10/31/2035	NAP	NAP	NAP
Property	11.06	Woburn	0.1%	493,449	Fee Simple			Harvey Industries, Inc.	76,054	10/31/2035	NAP	NAP	NAP
Property	11.07	Manchester, NH	0.1%	478,251	Fee Simple			Harvey Industries, Inc.	81,747	10/31/2035	NAP	NAP	NAP
Property	11.08	New London	0.1%	439,380	Fee Simple			Harvey Industries, Inc.	70,642	10/31/2035	NAP	NAP	NAP
Property	11.09	East Haven	0.1%	418,218	Fee Simple			Harvey Industries, Inc.	70,089	10/31/2035	NAP	NAP	NAP
Property	11.10	Salem	0.1%	362,831	Fee Simple			Harvey Industries, Inc.	58,286	10/31/2035	NAP	NAP	NAP
Property	11.11	Bethlehem	0.1%	364,262	Fee Simple			Harvey Industries, Inc.	71,091	10/31/2035	NAP	NAP	NAP
Property	11.12	Lincoln	0.1%	392,205	Fee Simple			Harvey Industries, Inc.	80,240	10/31/2035	NAP	NAP	NAP
Property	11.13	Berlin	0.1%	394,517	Fee Simple			Harvey Industries, Inc.	43,796	10/31/2035	NAP	NAP	NAP
Property	11.14	Woburn CPD	0.1%	421,348	Fee Simple			Harvey Industries, Inc.	59,800	10/31/2035	NAP	NAP	NAP

 A-1-13

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Balance	NCF($)	Interest(18)	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(21)(22)(23)	SF	Expiration	2nd Largest Tenant(20)(21)(22)(23)(24)	SF	Expiration
Property	11.15	Norwalk I	0.1%	365,032	Fee Simple			Harvey Industries, Inc.	40,232	10/31/2035	NAP	NAP	NAP
Property	11.16	Dartmouth	0.1%	323,275	Fee Simple			Harvey Industries, Inc.	63,117	10/31/2035	NAP	NAP	NAP
Property	11.17	Braintree	0.1%	245,606	Fee Simple			Harvey Industries, Inc.	32,531	10/31/2035	NAP	NAP	NAP
Property	11.18	Manchester, CT	0.1%	268,669	Fee Simple			Harvey Industries, Inc.	49,175	10/31/2035	NAP	NAP	NAP
Property	11.19	Portland	0.1%	257,481	Fee Simple			Harvey Industries, Inc.	48,145	10/31/2035	NAP	NAP	NAP
Property	11.20	Norwalk II	0.1%	292,789	Fee Simple			Harvey Industries, Inc.	30,000	10/31/2035	NAP	NAP	NAP
Property	11.21	Warwick	0.1%	232,602	Fee Simple			Harvey Industries, Inc.	43,899	10/31/2035	NAP	NAP	NAP
Property	11.22	Fitchburg	0.0%	198,552	Fee Simple			Harvey Industries, Inc.	39,433	10/31/2035	NAP	NAP	NAP
Property	11.23	Auburn	0.0%	192,593	Fee Simple			Harvey Industries, Inc.	37,132	10/31/2035	NAP	NAP	NAP
Property	11.24	Portsmouth	0.0%	186,481	Fee Simple			Harvey Industries, Inc.	31,470	10/31/2035	NAP	NAP	NAP
Property	11.25	Southampton	0.0%	155,810	Fee Simple			Harvey Industries, Inc.	36,421	10/31/2035	NAP	NAP	NAP
Property	11.26	Hyannis	0.0%	144,141	Fee Simple			Harvey Industries, Inc.	24,070	10/31/2035	NAP	NAP	NAP
Property	11.27	Wilkes-Barre	0.0%	157,438	Fee Simple			Harvey Industries, Inc.	32,200	10/31/2035	NAP	NAP	NAP
Property	11.28	Berlin CPD	0.0%	126,928	Fee Simple			Harvey Industries, Inc.	28,163	10/31/2035	NAP	NAP	NAP
Property	11.29	Springfield	0.0%	140,192	Fee Simple			Harvey Industries, Inc.	25,347	10/31/2035	NAP	NAP	NAP
Property	11.30	White River Junction	0.0%	100,363	Fee Simple			Harvey Industries, Inc.	13,736	10/31/2035	NAP	NAP	NAP
Loan	12	Phoenix Center	2.9%	2,458,352	Fee Simple			Dick’s Sporting Goods	40,000	1/31/2026	Ross Dress for Less	25,005	1/31/2025
Loan	13	Element LA(33)(35)	2.8%	13,906,245	Fee Simple			Riot Games	284,037	3/31/2030	NAP	NAP	NAP
Loan	14	19925 Stevens Creek	2.7%	2,121,921	Fee Simple			Apple	57,407	12/31/2020	Pacific Business Centers	17,577	3/31/2023
Loan	15	Hall Office Park - A2	2.5%	2,147,520	Fee Simple			Premier Business Centers	25,422	10/31/2022	Thyssen Krupp Elevator	25,422	10/31/2016
Loan	16	The Place Apartments	2.4%	2,008,836	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Brewery Station	2.3%	2,076,161	Fee Simple			Micro Solutions Enterprises	175,371	3/31/2017	Biagi Bros.	104,247	1/31/2019
Loan	18	3312 North Berkeley Lake	2.3%	1,934,521	Fee Simple			Broder Bros/ Alpha Broder	320,530	9/30/2016	US Lumber Group, LLC	215,690	6/30/2023
Loan	19	888 Prospect	1.9%	1,751,606	Fee Simple			Wells Fargo Advisors, LLC	18,964	8/31/2021	RGN - La Jolla I, LLC	15,870	11/22/2024
Loan	20	Promenade at West End	1.6%	1,302,841	Fee Simple			Marshall’s / HomeGoods	45,000	4/30/2025	Northern Tool & Equipment	18,000	10/31/2025
Loan	21	Emerald Beach Resort	1.5%	1,848,471	Leasehold	4/30/2065	1 option, 10 years	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Holiday Inn Hotel Lake City	1.5%	1,787,010	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Colonial Square Shopping Center	1.4%	1,175,696	Fee Simple			Martin’s	63,136	12/31/2016	Peebles	35,300	1/31/2027
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	1,376,940	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Diamond Ridge Apartments	1.2%	940,139	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Datapipe	1.1%	1,765,583	Fee Simple			Datapipe	77,546	8/2/2035	NAP	NAP	NAP
Loan	27	Indiana Business Center	1.1%	1,044,010	Fee Simple			Salon Success Academics	10,650	5/31/2025	National One Mortgage	5,628	12/31/2016
Loan	28	Hilton Garden Inn Albany	1.1%	1,239,242	Leasehold	2/28/2103	None	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	AP Retail Portfolio	1.1%	963,868	Fee Simple
Property	29.01	Pinecrest Square	0.4%	384,238	Fee Simple			Chase Development Int’l, LLC - Cheers	5,025	2/28/2019	AJ Sousa BJJ, LLC	4,012	2/28/2020
Property	29.02	Shoppes of Delray	0.3%	300,921	Fee Simple			Gennady Geller and Elfrida Geller	3,418	9/14/2017	Radio Shack	2,640	1/31/2018
Property	29.03	Gables End Plaza	0.3%	278,709	Fee Simple			Universal Kidney	5,115	5/31/2020	NYPD Pizza	2,000	1/31/2018
Loan	30	Springhill Suites - Huntsville	1.1%	1,264,610	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Village Green MHC	1.0%	869,430	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	1,526,790	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Market on Cherry Road	0.9%	918,687	Fee Simple			Big Lots	31,180	1/31/2025	Office Depot	16,400	9/30/2025
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	781,240	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	MRC Global Industrial	0.7%	838,891	Fee Simple			MRC Global, Inc.	100,738	3/31/2030	NAP	NAP	NAP
Loan	36	Greater Boston Industrial Portfolio II	0.7%	647,390	Fee Simple			Office Max	28,800	11/30/2017	Amarr Company	21,600	10/31/2019
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	543,600	Fee Simple			Fresh Thyme Farmers Market	29,000	8/31/2030	NAP	NAP	NAP
Loan	38	Blackwell Plaza	0.6%	617,388	Fee Simple			Old Time Pottery	84,185	6/30/2021	America’s Thrift Stores of GA, Inc.	45,221	6/30/2017
Loan	39	6000 Uptown	0.6%	498,013	Fee Simple			Presbyterian Medical Services (PMS)	10,431	10/31/2019	Intera, Inc.	9,396	9/30/2021
Loan	40	Selma Plaza	0.6%	601,167	Fee Simple			China Garden Restaurant	5,250	7/31/2023	EXPOSE Women’s and Men’s Clothing	4,225	3/31/2017
Loan	41	Riverstone Manassas	0.6%	511,784	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Washington Park Plaza	0.5%	541,457	Fee Simple			Rite Aid	11,180	12/31/2022	Mattress World	4,000	10/9/2016
Loan	43	Rancho Encanto Plaza	0.5%	456,201	Fee Simple			Smart and Final	28,790	1/31/2030	LA Boxing	5,450	5/31/2017
Loan	44	Walgreens - Philadelphia	0.4%	405,044	Fee Simple			Walgreens	21,196	11/30/2056	NAP	NAP	NAP
Loan	45	Meadow Glen Apartments	0.4%	417,809	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Walgreens - Colorado Springs	0.3%	313,000	Fee Simple			Walgreens	14,820	12/31/2030	NAP	NAP	NAP
Loan	47	Wood Dale Apartments	0.3%	283,105	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Grand Saginaw Plaza	0.2%	201,782	Fee Simple			Aubree’s Pizzeria	6,563	8/15/2024	Pure Sleep/Art Van	4,000	8/1/2019
Loan	49	Dollar General - Montrose(35)	0.1%	76,252	Fee Simple			Dollar General	9,100	8/31/2030	NAP	NAP	NAP

 A-1-14

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	3rd Largest Tenant(21)(22)(23)(24)	SF	Expiration	4th Largest Tenant(21)(22)(23)	SF	Expiration	5th Largest Tenant(22)(23)	SF	Expiration	Occupancy(25)	As-of Date
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%										100.0%	Various
Property	1.01	2001 Olympic Boulevard	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/23/2015
Property	1.02	2029 Olympic Boulevard	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/23/2015
Property	1.03	1423 on 6th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/23/2015
Property	1.04	1422 on 6th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/23/2015
Property	1.05	1430 on 7th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/14/2015
Property	1.06	1537 on 7th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/14/2015
Property	1.07	1422 on 7th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/23/2015
Property	1.08	1428 on 6th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/23/2015
Property	1.09	1425 on 6th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/23/2015
Property	1.10	1432 on 7th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/14/2015
Property	1.11	1522 on 6th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/23/2015
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%										100.0%	2/6/2016
Property	2.01	Florham Park	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.02	Westwood	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.03	Vernon Hills	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.04	Lakeville	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.05	Sterling	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.06	Vestavia Hills	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.07	Beachwood	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.08	Dublin	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.09	Ellisville	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	2.10	Woodstock	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	3	Promenade Gateway(33)	5.8%	Morgan Stanley	13,607	1/31/2022	Lululemon	6,370	4/30/2021	Riverside West Coast	5,056	6/30/2017	94.5%	11/1/2015
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	CenturyLink Communications, LLC	165,034	8/31/2020	Telx	79,243	7/31/2033	University of Cambridge	64,256	1/31/2022	99.6%	8/12/2015
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.9%	11/30/2015
Loan	6	Equitable City Center	5.4%	Teletron, Inc.	9,949	11/14/2024	Seung Ae Lee	9,071	2/28/2025	Dongsik Park	7,514	4/14/2018	88.1%	11/25/2015
Loan	7	Netflix HQ 2	5.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	8	1155 Market Street	4.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	9	FedEx Brooklyn(33)	4.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	10	Equity Inns Portfolio(33)	3.9%										75.6%	7/31/2015
Property	10.01	Homewood Suites Seattle	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.0%	7/31/2015
Property	10.02	Homewood Suites Orlando	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.0%	7/31/2015
Property	10.03	Courtyard Carlsbad	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.5%	7/31/2015
Property	10.04	Courtyard Houston	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	57.2%	7/31/2015
Property	10.05	Homewood Suites Stratford	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.7%	7/31/2015
Property	10.06	Hampton Inn Urbana	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.6%	7/31/2015
Property	10.07	Springhill Suites Asheville	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.4%	7/31/2015
Property	10.08	Hilton Garden Inn Louisville	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.1%	7/31/2015
Property	10.09	Hampton Inn Orlando	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.1%	7/31/2015
Property	10.10	Hampton Inn Austin	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.7%	7/31/2015
Property	10.11	Hampton Inn College Station	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	71.4%	7/31/2015
Property	10.12	Hampton Inn Indianapolis	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.9%	7/31/2015
Property	10.13	TownePlace Suites Savannah	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.7%	7/31/2015
Property	10.14	Hampton Inn East Lansing	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.1%	7/31/2015
Property	10.15	Hampton Inn Naperville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.3%	7/31/2015
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.1%	7/31/2015
Property	10.17	Courtyard Dalton	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.1%	7/31/2015
Property	10.18	Hampton Inn Alcoa	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.4%	7/31/2015
Property	10.19	Homewood Suites Augusta	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.6%	7/31/2015
Property	10.20	Residence Inn Jacksonville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.1%	7/31/2015
Property	10.21	Hampton Inn Milford	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.9%	7/31/2015
Loan	11	Harvey Building Products Portfolio(33)	3.4%										100.0%	2/6/2016
Property	11.01	Londonderry Manufacturing	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.02	Waltham Corporate	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.03	Dartmouth Manufacturing	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.04	Nashua	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.05	West Bridgewater	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.06	Woburn	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.07	Manchester, NH	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.08	New London	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.09	East Haven	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.10	Salem	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.11	Bethlehem	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.12	Lincoln	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.13	Berlin	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.14	Woburn CPD	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016

 A-1-15

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	3rd Largest Tenant(21)(22)(23)(24)	SF	Expiration	4th Largest Tenant(21)(22)(23)	SF	Expiration	5th Largest Tenant(22)(23)	SF	Expiration	Occupancy(25)	As-of Date
Property	11.15	Norwalk I	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.16	Dartmouth	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.17	Braintree	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.18	Manchester, CT	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.19	Portland	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.20	Norwalk II	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.21	Warwick	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.22	Fitchburg	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.23	Auburn	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.24	Portsmouth	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.25	Southampton	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.26	Hyannis	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.27	Wilkes-Barre	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.28	Berlin CPD	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.29	Springfield	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Property	11.30	White River Junction	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	12	Phoenix Center	2.9%	Marshall’s	25,000	9/30/2023	JoAnn Fabric & Crafts	15,000	1/31/2024	Ulta	10,069	9/30/2023	97.3%	8/20/2015
Loan	13	Element LA(33)(35)	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	14	19925 Stevens Creek	2.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2015
Loan	15	Hall Office Park - A2	2.5%	The Haskell Group	8,268	1/31/2020	Greenhills Software	8,025	6/30/2016	Pond Robinson & Assoc, LP	6,913	8/31/2018	90.3%	11/10/2015
Loan	16	The Place Apartments	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.3%	11/24/2015
Loan	17	Brewery Station	2.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/26/2015
Loan	18	3312 North Berkeley Lake	2.3%	Baily International	195,990	5/31/2027	RMR-Atlanta, LLC	161,356	1/31/2020	Test-Rite Products	80,564	2/28/2023	100.0%	10/2/2015
Loan	19	888 Prospect	1.9%	Cottage Insurance Holdings, Inc	6,151	2/14/2018	One West Bank, FSB	3,718	5/31/2022	Coldwell Banker Residential Brokerage Company	3,303	12/31/2019	100.0%	9/21/2015
Loan	20	Promenade at West End	1.6%	Panera Bread	5,108	8/31/2026	Pie Five (HK Lubbock Pie 1, LLC)	2,500	12/31/2025	Chipotle Mexican Grill, Inc.	2,200	11/30/2025	100.0%	12/22/2015
Loan	21	Emerald Beach Resort	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.7%	9/30/2015
Loan	22	Holiday Inn Hotel Lake City	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.7%	8/31/2015
Loan	23	Colonial Square Shopping Center	1.4%	Rite Aid	11,850	6/30/2018	Dollar General	9,656	2/28/2019	Bounce With Me	9,354	2/28/2018	92.6%	11/1/2015
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.3%	7/31/2015
Loan	25	Diamond Ridge Apartments	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.4%	10/28/2015
Loan	26	Datapipe	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	27	Indiana Business Center	1.1%	Lumina Family Care	4,279	5/31/2019	Outlook Escrow/Shephard	4,238	7/31/2017	Fiore, Racobs, & Powers	4,238	7/31/2018	80.6%	9/9/2015
Loan	28	Hilton Garden Inn Albany	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.7%	10/31/2015
Loan	29	AP Retail Portfolio	1.1%										85.0%	Various
Property	29.01	Pinecrest Square	0.4%	7-Eleven, Inc.	3,142	1/31/2017	Go Fit Factory, Inc.	2,594	8/31/2020	Brandash, Inc. d/b/a/ Duffy’s Diner	2,592	2/28/2020	79.2%	9/2/2015
Property	29.02	Shoppes of Delray	0.3%	Life Inc dba China Gardens	2,530	9/30/2020	Atlantic Insurance Agency	2,518	9/30/2017	King Sewing and Vacuum, Inc.	1,700	9/30/2019	88.7%	8/14/2015
Property	29.03	Gables End Plaza	0.3%	My Hot Yoga Studio	1,739	8/31/2020	Peak Recovery	1,739	9/21/2016	Dr. Goldberg DDS	1,203	8/31/2017	93.2%	8/31/2015
Loan	30	Springhill Suites - Huntsville	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.9%	10/31/2015
Loan	31	Village Green MHC	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	56.9%	7/31/2015
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	58.2%	6/30/2015
Loan	33	Market on Cherry Road	0.9%	Harbor Freight Tools	15,000	8/31/2025	Dollar Tree	10,500	8/31/2020	Its Fashion Metro	9,635	1/31/2019	88.7%	8/1/2015
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.9%	8/31/2015
Loan	35	MRC Global Industrial	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	36	Greater Boston Industrial Portfolio II	0.7%	Rikon Power Tools	19,100	5/31/2016	Insulet Corporation	18,000	9/30/2019	Customer Service Associates, LLC	14,400	4/30/2020	100.0%	8/25/2015
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	38	Blackwell Plaza	0.6%	Free Flite Bicycles	8,685	12/31/2018	Whipkey’s Music	2,000	7/31/2017	NAP	NAP	NAP	97.0%	10/5/2015
Loan	39	6000 Uptown	0.6%	CDM Smith, Inc.	9,361	1/31/2017	Hospice Compassus	4,640	11/30/2016	Alliance Financial Resources	4,612	MTM	94.4%	8/21/2015
Loan	40	Selma Plaza	0.6%	India Spices and Asoka Indian Cuisine	4,150	7/31/2023	Payless Shoes Source Store	2,990	11/30/2018	Wendy’s	2,835	1/31/2026	97.8%	10/27/2015
Loan	41	Riverstone Manassas	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/15/2015
Loan	42	Washington Park Plaza	0.5%	Washington Fitness	3,573	7/31/2018	Play It Again Sports	3,500	3/31/2019	Dimitri’s Restaurant	3,218	3/31/2018	100.0%	11/9/2015
Loan	43	Rancho Encanto Plaza	0.5%	Wacky Zack’s Magic	4,072	MTM	Tandy Leather Factory	1,995	6/30/2017	JT Gyros	1,879	5/31/2020	73.5%	8/1/2015
Loan	44	Walgreens - Philadelphia	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	45	Meadow Glen Apartments	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.7%	8/31/2015
Loan	46	Walgreens - Colorado Springs	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016
Loan	47	Wood Dale Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.7%	11/18/2015
Loan	48	Grand Saginaw Plaza	0.2%	Firehouse Subs	2,135	10/11/2019	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/1/2015
Loan	49	Dollar General - Montrose(35)	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	2/6/2016

 A-1-16

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly
Property			Initial Pool	Replacement	Replacement	TI/LC	TI/LC
Flag	ID	Property Name	Balance	Reserves($)(27)	Reserves ($)(28)(29)	Reserves ($)(27)	Reserves ($)(28)
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%		8,313
Property	1.01	2001 Olympic Boulevard	1.6%
Property	1.02	2029 Olympic Boulevard	0.9%
Property	1.03	1423 on 6th Street	0.4%
Property	1.04	1422 on 6th Street	0.4%
Property	1.05	1430 on 7th Street	0.4%
Property	1.06	1537 on 7th Street	0.4%
Property	1.07	1422 on 7th Street	0.4%
Property	1.08	1428 on 6th Street	0.4%
Property	1.09	1425 on 6th Street	0.4%
Property	1.10	1432 on 7th Street	0.4%
Property	1.11	1522 on 6th Street	0.4%
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%		Springing		Springing
Property	2.01	Florham Park	0.9%
Property	2.02	Westwood	0.8%
Property	2.03	Vernon Hills	0.7%
Property	2.04	Lakeville	0.6%
Property	2.05	Sterling	0.5%
Property	2.06	Vestavia Hills	0.5%
Property	2.07	Beachwood	0.5%
Property	2.08	Dublin	0.5%
Property	2.09	Ellisville	0.4%
Property	2.10	Woodstock	0.4%
Loan	3	Promenade Gateway(33)	5.8%		1,894		6,135
Loan	4	32 Avenue of the Americas(33)(35)	5.6%		Springing	3,908,742	Springing
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%		Springing
Loan	6	Equitable City Center	5.4%		2,754		20,657
Loan	7	Netflix HQ 2	5.3%		Springing	7,372,950	Springing
Loan	8	1155 Market Street	4.7%		1,813	74,973
Loan	9	FedEx Brooklyn(33)	4.2%		3,484
Loan	10	Equity Inns Portfolio(33)	3.9%		The greater of 1/12 of 4.0% of prior year’s gross revenues and any amount required under the Management Agreement or Franchise Agreement for FF&E Work
Property	10.01	Homewood Suites Seattle	0.7%
Property	10.02	Homewood Suites Orlando	0.3%
Property	10.03	Courtyard Carlsbad	0.2%
Property	10.04	Courtyard Houston	0.2%
Property	10.05	Homewood Suites Stratford	0.2%
Property	10.06	Hampton Inn Urbana	0.2%
Property	10.07	Springhill Suites Asheville	0.2%
Property	10.08	Hilton Garden Inn Louisville	0.2%
Property	10.09	Hampton Inn Orlando	0.2%
Property	10.10	Hampton Inn Austin	0.2%
Property	10.11	Hampton Inn College Station	0.2%
Property	10.12	Hampton Inn Indianapolis	0.2%
Property	10.13	TownePlace Suites Savannah	0.1%
Property	10.14	Hampton Inn East Lansing	0.1%
Property	10.15	Hampton Inn Naperville	0.1%
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%
Property	10.17	Courtyard Dalton	0.1%
Property	10.18	Hampton Inn Alcoa	0.1%
Property	10.19	Homewood Suites Augusta	0.1%
Property	10.20	Residence Inn Jacksonville	0.1%
Property	10.21	Hampton Inn Milford	0.0%
Loan	11	Harvey Building Products Portfolio(33)	3.4%
Property	11.01	Londonderry Manufacturing	0.7%
Property	11.02	Waltham Corporate	0.3%
Property	11.03	Dartmouth Manufacturing	0.3%
Property	11.04	Nashua	0.2%
Property	11.05	West Bridgewater	0.1%
Property	11.06	Woburn	0.1%
Property	11.07	Manchester, NH	0.1%
Property	11.08	New London	0.1%
Property	11.09	East Haven	0.1%
Property	11.10	Salem	0.1%
Property	11.11	Bethlehem	0.1%
Property	11.12	Lincoln	0.1%
Property	11.13	Berlin	0.1%
Property	11.14	Woburn CPD	0.1%

 A-1-17

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly
Property			Initial Pool	Replacement	Replacement	TI/LC	TI/LC
Flag	ID	Property Name	Balance	Reserves($)(27)	Reserves ($)(28)(29)	Reserves ($)(27)	Reserves ($)(28)
Property	11.15	Norwalk I	0.1%
Property	11.16	Dartmouth	0.1%
Property	11.17	Braintree	0.1%
Property	11.18	Manchester, CT	0.1%
Property	11.19	Portland	0.1%
Property	11.20	Norwalk II	0.1%
Property	11.21	Warwick	0.1%
Property	11.22	Fitchburg	0.0%
Property	11.23	Auburn	0.0%
Property	11.24	Portsmouth	0.0%
Property	11.25	Southampton	0.0%
Property	11.26	Hyannis	0.0%
Property	11.27	Wilkes-Barre	0.0%
Property	11.28	Berlin CPD	0.0%
Property	11.29	Springfield	0.0%
Property	11.30	White River Junction	0.0%
Loan	12	Phoenix Center	2.9%		5,310		18,963
Loan	13	Element LA(33)(35)	2.8%		Springing
Loan	14	19925 Stevens Creek	2.7%		1,250		7,811
Loan	15	Hall Office Park - A2	2.5%		2,588	400,000	15,403
Loan	16	The Place Apartments	2.4%		9,208
Loan	17	Brewery Station	2.3%		1,165		2,330
Loan	18	3312 North Berkeley Lake	2.3%		13,181	200,407	12,303
Loan	19	888 Prospect	1.9%		1,026	271,801	6,155
Loan	20	Promenade at West End	1.6%		910	464,489	2,123
Loan	21	Emerald Beach Resort	1.5%		Greater of (i) 2.5% of prior month’s gross revenues through 11/6/2016 and 5.0% of prior month thereafter and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	22	Holiday Inn Hotel Lake City	1.5%		Greater of (i)(a) 2.0% prior month’s gross revenues through 11/6/2016, (b) 3.0% beginning 12/6/2016, (c) 4.0% beginning 11/6/2018 and (ii) the FF&E Work required under Management or Franchise Agreement
Loan	23	Colonial Square Shopping Center	1.4%		2,844	1,000,000	7,109
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%		11,825
Loan	25	Diamond Ridge Apartments	1.2%		7,119
Loan	26	Datapipe	1.1%		Springing		Springing
Loan	27	Indiana Business Center	1.1%		2,880	100,000	9,669
Loan	28	Hilton Garden Inn Albany	1.1%		The greater of 4.0% of prior month’s gross revenues and any amount required under Management Agreement and Franchise Agreement for FF&E Work
Loan	29	AP Retail Portfolio	1.1%		1,626		6,776
Property	29.01	Pinecrest Square	0.4%
Property	29.02	Shoppes of Delray	0.3%
Property	29.03	Gables End Plaza	0.3%
Loan	30	Springhill Suites - Huntsville	1.1%		The greater of 4.0% of prior month’s gross revenues and any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	31	Village Green MHC	1.0%	1,250,000	3,058
Loan	32	Holiday Inn Corpus Christi Airport	1.0%		18,724
Loan	33	Market on Cherry Road	0.9%		1,619	100,000	4,167
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	230,000	5,775
Loan	35	MRC Global Industrial	0.7%
Loan	36	Greater Boston Industrial Portfolio II	0.7%	450,000	Springing	150,000	Springing
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%		Springing		Springing
Loan	38	Blackwell Plaza	0.6%		2,407	30,000	4,338
Loan	39	6000 Uptown	0.6%		1,404	275,000	Springing
Loan	40	Selma Plaza	0.6%		701	126,150	Springing
Loan	41	Riverstone Manassas	0.6%		458
Loan	42	Washington Park Plaza	0.5%		978		3,779
Loan	43	Rancho Encanto Plaza	0.5%		886	1,859,336	Springing
Loan	44	Walgreens - Philadelphia	0.4%		177
Loan	45	Meadow Glen Apartments	0.4%		3,200
Loan	46	Walgreens - Colorado Springs	0.3%		Springing
Loan	47	Wood Dale Apartments	0.3%		1,250
Loan	48	Grand Saginaw Plaza	0.2%		160		1,415
Loan	49	Dollar General - Montrose(35)	0.1%

 A-1-18

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
Property			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Flag	ID	Property Name	Balance	Reserves ($)(27)	Reserves ($)(28)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(27)	Reserves ($)(28)(30)
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	213,993	71,540		Springing	34,500
Property	1.01	2001 Olympic Boulevard	1.6%
Property	1.02	2029 Olympic Boulevard	0.9%
Property	1.03	1423 on 6th Street	0.4%
Property	1.04	1422 on 6th Street	0.4%
Property	1.05	1430 on 7th Street	0.4%
Property	1.06	1537 on 7th Street	0.4%
Property	1.07	1422 on 7th Street	0.4%
Property	1.08	1428 on 6th Street	0.4%
Property	1.09	1425 on 6th Street	0.4%
Property	1.10	1432 on 7th Street	0.4%
Property	1.11	1522 on 6th Street	0.4%
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%		Springing		Springing	1,879,873		Springing
Property	2.01	Florham Park	0.9%
Property	2.02	Westwood	0.8%
Property	2.03	Vernon Hills	0.7%
Property	2.04	Lakeville	0.6%
Property	2.05	Sterling	0.5%
Property	2.06	Vestavia Hills	0.5%
Property	2.07	Beachwood	0.5%
Property	2.08	Dublin	0.5%
Property	2.09	Ellisville	0.4%
Property	2.10	Woodstock	0.4%
Loan	3	Promenade Gateway(33)	5.8%	120,000	53,200	21,500	3,900		200,000
Loan	4	32 Avenue of the Americas(33)(35)	5.6%		Springing		Springing		1,796,381
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	1,815,000	151,250		Springing
Loan	6	Equitable City Center	5.4%	120,970	42,818	582	49		260,185	Springing
Loan	7	Netflix HQ 2	5.3%	655,203	Springing	210,068	Springing			Springing
Loan	8	1155 Market Street	4.7%	536,111	80,587	66,423	11,070			Springing
Loan	9	FedEx Brooklyn(33)	4.2%		10,433	38,000	12,149			Springing
Loan	10	Equity Inns Portfolio(33)	3.9%	890,215	296,738		Springing	160,928	10,000,000	Springing
Property	10.01	Homewood Suites Seattle	0.7%
Property	10.02	Homewood Suites Orlando	0.3%
Property	10.03	Courtyard Carlsbad	0.2%
Property	10.04	Courtyard Houston	0.2%
Property	10.05	Homewood Suites Stratford	0.2%
Property	10.06	Hampton Inn Urbana	0.2%
Property	10.07	Springhill Suites Asheville	0.2%
Property	10.08	Hilton Garden Inn Louisville	0.2%
Property	10.09	Hampton Inn Orlando	0.2%
Property	10.10	Hampton Inn Austin	0.2%
Property	10.11	Hampton Inn College Station	0.2%
Property	10.12	Hampton Inn Indianapolis	0.2%
Property	10.13	TownePlace Suites Savannah	0.1%
Property	10.14	Hampton Inn East Lansing	0.1%
Property	10.15	Hampton Inn Naperville	0.1%
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%
Property	10.17	Courtyard Dalton	0.1%
Property	10.18	Hampton Inn Alcoa	0.1%
Property	10.19	Homewood Suites Augusta	0.1%
Property	10.20	Residence Inn Jacksonville	0.1%
Property	10.21	Hampton Inn Milford	0.0%
Loan	11	Harvey Building Products Portfolio(33)	3.4%	1,207,022	199,837	594,489	78,692	500,000
Property	11.01	Londonderry Manufacturing	0.7%
Property	11.02	Waltham Corporate	0.3%
Property	11.03	Dartmouth Manufacturing	0.3%
Property	11.04	Nashua	0.2%
Property	11.05	West Bridgewater	0.1%
Property	11.06	Woburn	0.1%
Property	11.07	Manchester, NH	0.1%
Property	11.08	New London	0.1%
Property	11.09	East Haven	0.1%
Property	11.10	Salem	0.1%
Property	11.11	Bethlehem	0.1%
Property	11.12	Lincoln	0.1%
Property	11.13	Berlin	0.1%
Property	11.14	Woburn CPD	0.1%

 A-1-19

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
Property			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Flag	ID	Property Name	Balance	Reserves ($)(27)	Reserves ($)(28)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(27)	Reserves ($)(28)(30)
Property	11.15	Norwalk I	0.1%
Property	11.16	Dartmouth	0.1%
Property	11.17	Braintree	0.1%
Property	11.18	Manchester, CT	0.1%
Property	11.19	Portland	0.1%
Property	11.20	Norwalk II	0.1%
Property	11.21	Warwick	0.1%
Property	11.22	Fitchburg	0.0%
Property	11.23	Auburn	0.0%
Property	11.24	Portsmouth	0.0%
Property	11.25	Southampton	0.0%
Property	11.26	Hyannis	0.0%
Property	11.27	Wilkes-Barre	0.0%
Property	11.28	Berlin CPD	0.0%
Property	11.29	Springfield	0.0%
Property	11.30	White River Junction	0.0%
Loan	12	Phoenix Center	2.9%	40,660	40,660	76,179	5,860		96,600	Springing
Loan	13	Element LA(33)(35)	2.8%	760,000	190,000		Springing		193,750	Springing
Loan	14	19925 Stevens Creek	2.7%	90,888	23,760		Springing			Springing
Loan	15	Hall Office Park - A2	2.5%		53,633		Springing		460,380	Springing
Loan	16	The Place Apartments	2.4%		36,170		Springing		2,430,800
Loan	17	Brewery Station	2.3%	100,000	13,720	7,000	2,400			Springing
Loan	18	3312 North Berkeley Lake	2.3%		24,711	23,738	Springing	2,073,026	38,268	Springing
Loan	19	888 Prospect	1.9%	36,047	18,024		Springing		92,215	Springing
Loan	20	Promenade at West End	1.6%		15,455		Springing		2,086,667	Springing
Loan	21	Emerald Beach Resort	1.5%	8,215	913	105,946	26,487	117,700	614,196	Springing
Loan	22	Holiday Inn Hotel Lake City	1.5%	4,929	9,478	41,808	5,001		1,500,000
Loan	23	Colonial Square Shopping Center	1.4%	14,000	14,000	24,480	Springing	506,920	157,277	Springing
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	227,500	17,500	13,724	2,745	10,500	837,694
Loan	25	Diamond Ridge Apartments	1.2%		22,105		Springing	80,500
Loan	26	Datapipe	1.1%		Springing		Springing
Loan	27	Indiana Business Center	1.1%	44,250	11,568		Springing	23,438	7,581
Loan	28	Hilton Garden Inn Albany	1.1%	127,790	12,779		Springing		50
Loan	29	AP Retail Portfolio	1.1%	43,970	21,985	33,821	6,158	24,626	783,200
Property	29.01	Pinecrest Square	0.4%
Property	29.02	Shoppes of Delray	0.3%
Property	29.03	Gables End Plaza	0.3%
Loan	30	Springhill Suites - Huntsville	1.1%	11,185	11,185	2,603	1,302			Springing
Loan	31	Village Green MHC	1.0%	15,000	7,100	31,000	3,600	19,500	1,200,000
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	116,431	9,703	38,615	7,723	210,000	220,000	Springing
Loan	33	Market on Cherry Road	0.9%	115,544	12,838	1,438	1,438	572,000	49,874	Springing
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	79,536	26,712		Springing
Loan	35	MRC Global Industrial	0.7%		Springing		Springing
Loan	36	Greater Boston Industrial Portfolio II	0.7%	33,682	16,841	2,830	943	15,938
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%		Springing		Springing			Springing
Loan	38	Blackwell Plaza	0.6%	12,686	6,343		Springing	17,438		Springing
Loan	39	6000 Uptown	0.6%	32,000	5,333	5,991	749	14,813	80,000
Loan	40	Selma Plaza	0.6%	9,409	5,155	7,766	1,922	12,500	8,180
Loan	41	Riverstone Manassas	0.6%	7,560	7,560	10,166	847	21,875
Loan	42	Washington Park Plaza	0.5%	18,115	4,529		Springing		12,500	Springing
Loan	43	Rancho Encanto Plaza	0.5%	46,837	9,367	1,337	1,337			Springing
Loan	44	Walgreens - Philadelphia	0.4%		Springing		Springing			Springing
Loan	45	Meadow Glen Apartments	0.4%	30,000	3,333	16,909	3,382	4,375
Loan	46	Walgreens - Colorado Springs	0.3%		Springing		Springing			Springing
Loan	47	Wood Dale Apartments	0.3%	20,222	6,741	14,761	4,920	46,325		14,085
Loan	48	Grand Saginaw Plaza	0.2%	20,529	4,106		Springing			Springing
Loan	49	Dollar General - Montrose(35)	0.1%	649	72		Springing

 A-1-20

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Environmental
Property			Initial Pool	Reserves	Report	Engineering
Flag	ID	Property Name	Balance	Description	Date(31)(32)	Report Date
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%
Property	1.01	2001 Olympic Boulevard	1.6%		8/13/2015	8/13/2015
Property	1.02	2029 Olympic Boulevard	0.9%		8/13/2015	8/13/2015
Property	1.03	1423 on 6th Street	0.4%		8/13/2015	8/13/2015
Property	1.04	1422 on 6th Street	0.4%		8/13/2015	8/13/2015
Property	1.05	1430 on 7th Street	0.4%		8/13/2015	8/13/2015
Property	1.06	1537 on 7th Street	0.4%		8/13/2015	8/13/2015
Property	1.07	1422 on 7th Street	0.4%		8/13/2015	8/13/2015
Property	1.08	1428 on 6th Street	0.4%		8/13/2015	8/13/2015
Property	1.09	1425 on 6th Street	0.4%		8/13/2015	8/13/2015
Property	1.10	1432 on 7th Street	0.4%		8/13/2015	8/13/2015
Property	1.11	1522 on 6th Street	0.4%		8/13/2015	8/13/2015
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	Life Time Fitness Reserve (Future one-time deposit: Springing)
Property	2.01	Florham Park	0.9%		7/6/2015	7/6/2015
Property	2.02	Westwood	0.8%		7/6/2015	7/6/2015
Property	2.03	Vernon Hills	0.7%		7/6/2015	7/6/2015
Property	2.04	Lakeville	0.6%		7/6/2015	7/6/2015
Property	2.05	Sterling	0.5%		7/6/2015	7/6/2015
Property	2.06	Vestavia Hills	0.5%		7/6/2015	7/6/2015
Property	2.07	Beachwood	0.5%		7/6/2015	7/6/2015
Property	2.08	Dublin	0.5%		7/6/2015	7/6/2015
Property	2.09	Ellisville	0.4%		7/6/2015	7/6/2015
Property	2.10	Woodstock	0.4%		7/6/2015	7/6/2015
Loan	3	Promenade Gateway(33)	5.8%	AMC Theaters Conversion Reserve (Upfront: 200,000)	9/14/2015	9/14/2015
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	Free Rent Reserve (Upfront: 1,796,381)	8/4/2015	8/4/2015
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%		11/4/2015	9/1/2015
Loan	6	Equitable City Center	5.4%	Rent Abatement Reserve (Upfront: 260,185); Lease Sweep Reserve (Springing Monthly: Excess: Cash Flow)	7/29/2015	7/29/2015
Loan	7	Netflix HQ 2	5.3%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	7/14/2015	7/22/2015
Loan	8	1155 Market Street	4.7%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	10/26/2015	10/27/2015
Loan	9	FedEx Brooklyn(33)	4.2%	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	8/26/2015	8/28/2015
Loan	10	Equity Inns Portfolio(33)	3.9%	PIP Reserve (Upfront: 10,000,000; Quarterly: up to 2,500,000)
Property	10.01	Homewood Suites Seattle	0.7%		8/25/2015	8/26/2015
Property	10.02	Homewood Suites Orlando	0.3%		8/25/2015	8/26/2015
Property	10.03	Courtyard Carlsbad	0.2%		8/25/2015	8/25/2015
Property	10.04	Courtyard Houston	0.2%		8/26/2015	8/20/2015
Property	10.05	Homewood Suites Stratford	0.2%		8/25/2015	8/26/2015
Property	10.06	Hampton Inn Urbana	0.2%		8/26/2015	8/28/2015
Property	10.07	Springhill Suites Asheville	0.2%		8/25/2015	8/26/2015
Property	10.08	Hilton Garden Inn Louisville	0.2%		8/25/2015	8/26/2015
Property	10.09	Hampton Inn Orlando	0.2%		8/24/2015	8/26/2015
Property	10.10	Hampton Inn Austin	0.2%		8/26/2015	8/28/2015
Property	10.11	Hampton Inn College Station	0.2%		8/26/2015	8/26/2015
Property	10.12	Hampton Inn Indianapolis	0.2%		8/26/2015	8/26/2015
Property	10.13	TownePlace Suites Savannah	0.1%		8/25/2015	8/26/2015
Property	10.14	Hampton Inn East Lansing	0.1%		8/26/2015	8/25/2015
Property	10.15	Hampton Inn Naperville	0.1%		8/26/2015	8/25/2015
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%		8/26/2015	8/26/2015
Property	10.17	Courtyard Dalton	0.1%		8/25/2015	8/25/2015
Property	10.18	Hampton Inn Alcoa	0.1%		8/24/2015	8/26/2015
Property	10.19	Homewood Suites Augusta	0.1%		8/25/2015	8/20/2015
Property	10.20	Residence Inn Jacksonville	0.1%		8/25/2015	8/26/2015
Property	10.21	Hampton Inn Milford	0.0%		8/26/2015	8/26/2015
Loan	11	Harvey Building Products Portfolio(33)	3.4%
Property	11.01	Londonderry Manufacturing	0.7%		9/10/2015	9/18/2015
Property	11.02	Waltham Corporate	0.3%		9/14/2015	9/18/2015
Property	11.03	Dartmouth Manufacturing	0.3%		9/10/2015	9/18/2015
Property	11.04	Nashua	0.2%		9/14/2015	9/18/2015
Property	11.05	West Bridgewater	0.1%		9/11/2015	9/18/2015
Property	11.06	Woburn	0.1%		9/11/2015	9/18/2015
Property	11.07	Manchester, NH	0.1%		9/9/2015	9/18/2015
Property	11.08	New London	0.1%		9/14/2015	9/18/2015
Property	11.09	East Haven	0.1%		9/10/2015	9/18/2015
Property	11.10	Salem	0.1%		9/14/2015	9/18/2015
Property	11.11	Bethlehem	0.1%		9/14/2015	9/18/2015
Property	11.12	Lincoln	0.1%		9/14/2015	9/18/2015
Property	11.13	Berlin	0.1%		9/14/2015	9/18/2015
Property	11.14	Woburn CPD	0.1%		9/11/2015	9/17/2015

 A-1-21

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Environmental
Property			Initial Pool	Reserves	Report	Engineering
Flag	ID	Property Name	Balance	Description	Date(31)(32)	Report Date
Property	11.15	Norwalk I	0.1%		9/14/2015	9/18/2015
Property	11.16	Dartmouth	0.1%		9/14/2015	9/18/2015
Property	11.17	Braintree	0.1%		9/14/2015	9/18/2015
Property	11.18	Manchester, CT	0.1%		9/14/2015	9/18/2015
Property	11.19	Portland	0.1%		9/16/2015	9/18/2015
Property	11.20	Norwalk II	0.1%		9/14/2015	9/17/2015
Property	11.21	Warwick	0.1%		9/11/2015	9/18/2015
Property	11.22	Fitchburg	0.0%		9/14/2015	9/18/2015
Property	11.23	Auburn	0.0%		9/14/2015	9/18/2015
Property	11.24	Portsmouth	0.0%		9/14/2015	9/18/2015
Property	11.25	Southampton	0.0%		9/14/2015	9/18/2015
Property	11.26	Hyannis	0.0%		9/11/2015	9/18/2015
Property	11.27	Wilkes-Barre	0.0%		9/11/2015	9/17/2015
Property	11.28	Berlin CPD	0.0%		9/14/2015	9/17/2015
Property	11.29	Springfield	0.0%		9/11/2015	9/18/2015
Property	11.30	White River Junction	0.0%		9/11/2015	9/18/2015
Loan	12	Phoenix Center	2.9%	Concessions Reserve (Upfront: 96,600); Occupancy Reserve (Springing Monthly: Excess Cash Flow)	11/12/2015	9/4/2015
Loan	13	Element LA(33)(35)	2.8%	Environmental Remediation Reserve (Upfront: 193,750); Leasing Reserve (Springing Monthly: Excess Cash Flow); Riot Games Reserve (Monthly: Springing)	10/1/2015	9/14/2015
Loan	14	19925 Stevens Creek	2.7%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	7/10/2015	9/1/2015
Loan	15	Hall Office Park - A2	2.5%	Outstanding TI/LC Reserve (Upfront: 422,772); Rent Abatement Reserve (Upfront: 37,608); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	9/2/2015	9/2/2015
Loan	16	The Place Apartments	2.4%	Capital Expenditure Holdback (Upfront: 2,430,800)	10/16/2015	10/15/2015
Loan	17	Brewery Station	2.3%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	9/14/2015	9/11/2015
Loan	18	3312 North Berkeley Lake	2.3%	Free Rent Reserve (Upfront: 38,268); Major Tenant Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	6/5/2015	5/26/2015
Loan	19	888 Prospect	1.9%	Free Rent Reserve (Upfront: 92,215); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	9/21/2015	9/21/2015
Loan	20	Promenade at West End	1.6%	Panera Holdback (Upfront: 2,000,000); Free Rent Reserve (Upfront: 86,667); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	11/3/2015	11/3/2015
Loan	21	Emerald Beach Resort	1.5%	Seasonality Reserve (Upfront: 100,000, Monthly: Springing); Transition Reserve (Upfront: 180,000); CIP Reserve (Upfront: 273,550); Ground Rent Reserve (Upfront: 60,646, Monthly: the greater of (i) 7,500 and (ii) 2.5% of rents for such month)	5/27/2015	5/27/2015
Loan	22	Holiday Inn Hotel Lake City	1.5%	PIP Reserve (Upfront: 1,500,000)	8/27/2015	8/27/2015
Loan	23	Colonial Square Shopping Center	1.4%	Peebles Rent Reserve (Upfront: 130,788); Outstanding Obligations Reserve (Upfront: 26,489); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	10/19/2015	10/14/2015
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	PIP Reserve (Upfront: 837,694)	9/15/2015	9/11/2015
Loan	25	Diamond Ridge Apartments	1.2%		9/2/2015	9/2/2015
Loan	26	Datapipe	1.1%		9/21/2015	8/28/2015
Loan	27	Indiana Business Center	1.1%	Free Rent Reserve (Upfront: 7,581)	3/6/2015	8/11/2015
Loan	28	Hilton Garden Inn Albany	1.1%	Ground Rent Reserve (Upfront: 50)	5/28/2015	5/28/2015
Loan	29	AP Retail Portfolio	1.1%	Debt Yield Holdback Reserve (Upfront: 750,000); Free Rent Reserve (Upfront: 33,200)
Property	29.01	Pinecrest Square	0.4%		7/24/2015	7/22/2015
Property	29.02	Shoppes of Delray	0.3%		7/28/2015	7/22/2015
Property	29.03	Gables End Plaza	0.3%		8/25/2015	8/19/2015
Loan	30	Springhill Suites - Huntsville	1.1%	PIP Reserve (Future one-time deposit: Springing)	11/4/2015	8/26/2015
Loan	31	Village Green MHC	1.0%	Utility Conversion Reserve (Upfront: 200,000); Earn-Out Reserve (Upfront: 1,000,000)	8/14/2015	8/14/2015
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	Seasonality Reserve (Upfront: 220,000, Springing Monthly: 55,000)	7/9/2015	7/6/2015
Loan	33	Market on Cherry Road	0.9%	Free Rent Reserve (Upfront: 49,874); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	7/6/2015	7/6/2015
Loan	34	Swiss Village + Alps at Swiss Village	0.9%		7/27/2015	7/26/2015
Loan	35	MRC Global Industrial	0.7%		6/29/2015	6/30/2015
Loan	36	Greater Boston Industrial Portfolio II	0.7%		9/2/2015	8/17/2015
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	9/16/2015	9/16/2015
Loan	38	Blackwell Plaza	0.6%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	9/22/2015	9/22/2015
Loan	39	6000 Uptown	0.6%	Intera TI Reserve (Upfront: 80,000)	9/1/2015	8/31/2015
Loan	40	Selma Plaza	0.6%	Free Rent Reserve (Upfront: 8,180)	9/2/2015	9/2/2015
Loan	41	Riverstone Manassas	0.6%		9/30/2015	8/26/2015
Loan	42	Washington Park Plaza	0.5%	Environmental Reserve (Upfront: 12,500); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	7/24/2015	7/31/2015
Loan	43	Rancho Encanto Plaza	0.5%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	7/15/2015	7/16/2015
Loan	44	Walgreens - Philadelphia	0.4%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	8/4/2015	7/27/2015
Loan	45	Meadow Glen Apartments	0.4%		9/14/2015	9/14/2015
Loan	46	Walgreens - Colorado Springs	0.3%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	8/26/2015	8/25/2015
Loan	47	Wood Dale Apartments	0.3%	Condominium Assessment Reserve (Monthly: 14,085)	11/9/2015	10/12/2015
Loan	48	Grand Saginaw Plaza	0.2%	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	8/3/2015	7/31/2015
Loan	49	Dollar General - Montrose(35)	0.1%		9/18/2015	9/16/2015

 A-1-22

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Loan
Flag	ID	Property Name	Balance	Purpose	Sponsor(26)
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	Refinance	Neil Shekhter; Margot Shekhter; NMS Family Living Trust
Property	1.01	2001 Olympic Boulevard	1.6%
Property	1.02	2029 Olympic Boulevard	0.9%
Property	1.03	1423 on 6th Street	0.4%
Property	1.04	1422 on 6th Street	0.4%
Property	1.05	1430 on 7th Street	0.4%
Property	1.06	1537 on 7th Street	0.4%
Property	1.07	1422 on 7th Street	0.4%
Property	1.08	1428 on 6th Street	0.4%
Property	1.09	1425 on 6th Street	0.4%
Property	1.10	1432 on 7th Street	0.4%
Property	1.11	1522 on 6th Street	0.4%
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	Acquisition	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Property	2.01	Florham Park	0.9%
Property	2.02	Westwood	0.8%
Property	2.03	Vernon Hills	0.7%
Property	2.04	Lakeville	0.6%
Property	2.05	Sterling	0.5%
Property	2.06	Vestavia Hills	0.5%
Property	2.07	Beachwood	0.5%
Property	2.08	Dublin	0.5%
Property	2.09	Ellisville	0.4%
Property	2.10	Woodstock	0.4%
Loan	3	Promenade Gateway(33)	5.8%	Refinance	Maxxam Enterprises, L.P.; 3D Investments III, L.P.
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	Refinance	Jack Rudin; William C. Rudin; Eric C. Rudin; Beth Rudin DeWoody
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	Acquisition	Oaktree Real Estate Opportunities Fund VI, L.P.; Oaktree Real Estate Opportunities Fund VI (Parallel), L.P.; Oaktree Real Estate Opportunities VI (Parallel 2), L.P.; Clearview Hotel Capital
Loan	6	Equitable City Center	5.4%	Refinance	David Y. Lee
Loan	7	Netflix HQ 2	5.3%	Acquisition	Wealth Management Capital Holding GMBH
Loan	8	1155 Market Street	4.7%	Acquisition	David Charles Harrison; Ian Paget
Loan	9	FedEx Brooklyn(33)	4.2%	Refinance	Jacob Feldman
Loan	10	Equity Inns Portfolio(33)	3.9%	Refinance	American Realty Capital Hospitality Trust, Inc.
Property	10.01	Homewood Suites Seattle	0.7%
Property	10.02	Homewood Suites Orlando	0.3%
Property	10.03	Courtyard Carlsbad	0.2%
Property	10.04	Courtyard Houston	0.2%
Property	10.05	Homewood Suites Stratford	0.2%
Property	10.06	Hampton Inn Urbana	0.2%
Property	10.07	Springhill Suites Asheville	0.2%
Property	10.08	Hilton Garden Inn Louisville	0.2%
Property	10.09	Hampton Inn Orlando	0.2%
Property	10.10	Hampton Inn Austin	0.2%
Property	10.11	Hampton Inn College Station	0.2%
Property	10.12	Hampton Inn Indianapolis	0.2%
Property	10.13	TownePlace Suites Savannah	0.1%
Property	10.14	Hampton Inn East Lansing	0.1%
Property	10.15	Hampton Inn Naperville	0.1%
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%
Property	10.17	Courtyard Dalton	0.1%
Property	10.18	Hampton Inn Alcoa	0.1%
Property	10.19	Homewood Suites Augusta	0.1%
Property	10.20	Residence Inn Jacksonville	0.1%
Property	10.21	Hampton Inn Milford	0.0%
Loan	11	Harvey Building Products Portfolio(33)	3.4%	Acquisition	Dunes Point Capital
Property	11.01	Londonderry Manufacturing	0.7%
Property	11.02	Waltham Corporate	0.3%
Property	11.03	Dartmouth Manufacturing	0.3%
Property	11.04	Nashua	0.2%
Property	11.05	West Bridgewater	0.1%
Property	11.06	Woburn	0.1%
Property	11.07	Manchester, NH	0.1%
Property	11.08	New London	0.1%
Property	11.09	East Haven	0.1%
Property	11.10	Salem	0.1%
Property	11.11	Bethlehem	0.1%
Property	11.12	Lincoln	0.1%
Property	11.13	Berlin	0.1%
Property	11.14	Woburn CPD	0.1%

 A-1-23

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Loan
Flag	ID	Property Name	Balance	Purpose	Sponsor(26)
Property	11.15	Norwalk I	0.1%
Property	11.16	Dartmouth	0.1%
Property	11.17	Braintree	0.1%
Property	11.18	Manchester, CT	0.1%
Property	11.19	Portland	0.1%
Property	11.20	Norwalk II	0.1%
Property	11.21	Warwick	0.1%
Property	11.22	Fitchburg	0.0%
Property	11.23	Auburn	0.0%
Property	11.24	Portsmouth	0.0%
Property	11.25	Southampton	0.0%
Property	11.26	Hyannis	0.0%
Property	11.27	Wilkes-Barre	0.0%
Property	11.28	Berlin CPD	0.0%
Property	11.29	Springfield	0.0%
Property	11.30	White River Junction	0.0%
Loan	12	Phoenix Center	2.9%	Refinance	Wayne P. Drury; Thomas M. Drury; Joseph Vernaci
Loan	13	Element LA(33)(35)	2.8%	Refinance	Hudson Pacific Properties, L.P.
Loan	14	19925 Stevens Creek	2.7%	Acquisition	Peter Pau
Loan	15	Hall Office Park - A2	2.5%	Recapitalization	Hall Phoenix/Inwood Ltd.
Loan	16	The Place Apartments	2.4%	Acquisition	Edward I. Biskind
Loan	17	Brewery Station	2.3%	Refinance	Norman J. Kravetz
Loan	18	3312 North Berkeley Lake	2.3%	Acquisition	Kenneth Levy
Loan	19	888 Prospect	1.9%	Refinance	MINCA, Inc.
Loan	20	Promenade at West End	1.6%	Refinance	Gary Randall Andrews
Loan	21	Emerald Beach Resort	1.5%	Refinance	Louis De Lyrot
Loan	22	Holiday Inn Hotel Lake City	1.5%	Refinance	Mahendra G. Patel
Loan	23	Colonial Square Shopping Center	1.4%	Refinance	Jeffrey H. Berman; Thomas G. Kappler
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	Refinance	William Deep Singh
Loan	25	Diamond Ridge Apartments	1.2%	Refinance	Benjamin Nazarian; Neil Kadisha
Loan	26	Datapipe	1.1%	Acquisition	Datacore Fund L.P.
Loan	27	Indiana Business Center	1.1%	Refinance	Douglas G. Jacobs
Loan	28	Hilton Garden Inn Albany	1.1%	Refinance	Richard M. Patton
Loan	29	AP Retail Portfolio	1.1%	Acquisition/Refinance	Andrew B. Perkins
Property	29.01	Pinecrest Square	0.4%
Property	29.02	Shoppes of Delray	0.3%
Property	29.03	Gables End Plaza	0.3%
Loan	30	Springhill Suites - Huntsville	1.1%	Refinance	Mohana R. Velagapudi; Koteswara Rao Yedla; Srinath R. Yedla; Satya N. Yedla
Loan	31	Village Green MHC	1.0%	Refinance	Jonathan Leinwand; Marissa Welner
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	Refinance	Ajit David; Daryl Genzer
Loan	33	Market on Cherry Road	0.9%	Acquisition	Robert Berger; Richard Glickman; Tony Passander; Beth Darby Haizlip; Matthew Wolf
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	Refinance	Atit Jariwala
Loan	35	MRC Global Industrial	0.7%	Refinance	Four Springs Capital Trust
Loan	36	Greater Boston Industrial Portfolio II	0.7%	Acquisition	Christopher J. Knisley; Mark J. McInerney
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	Acquisition	Artis Shepherd; Elian M. Shepherd
Loan	38	Blackwell Plaza	0.6%	Refinance	Mark G. Blumenthal
Loan	39	6000 Uptown	0.6%	Refinance	Rodney Freeman; Nathaniel Williams
Loan	40	Selma Plaza	0.6%	Refinance	Michele Kragen Balaban
Loan	41	Riverstone Manassas	0.6%	Acquisition	James Bellinson; James L. Bellinson Living Trust Dated October 27, 1999
Loan	42	Washington Park Plaza	0.5%	Refinance	Nisreen Jonna; Jordan Jonna; Scott Jonna
Loan	43	Rancho Encanto Plaza	0.5%	Acquisition	Fariborz D. Massoudi; Bob Kashani; Payam Shadi
Loan	44	Walgreens - Philadelphia	0.4%	Refinance	Steven Berzansky; David Peery
Loan	45	Meadow Glen Apartments	0.4%	Refinance	BWL Investments, L.L.C.
Loan	46	Walgreens - Colorado Springs	0.3%	Refinance	Michael D. Gorge
Loan	47	Wood Dale Apartments	0.3%	Refinance	Lawrence Margolis; Jared Margolis
Loan	48	Grand Saginaw Plaza	0.2%	Recapitalization	Nisreen Jonna; Jordan Jonna; Scott Jonna
Loan	49	Dollar General - Montrose(35)	0.1%	Acquisition	Ladder Capital Finance LLC

 A-1-24

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Guarantor
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%	Neil Shekhter; Margot Shekhter; NMS Family Living Trust
Property	1.01	2001 Olympic Boulevard	1.6%
Property	1.02	2029 Olympic Boulevard	0.9%
Property	1.03	1423 on 6th Street	0.4%
Property	1.04	1422 on 6th Street	0.4%
Property	1.05	1430 on 7th Street	0.4%
Property	1.06	1537 on 7th Street	0.4%
Property	1.07	1422 on 7th Street	0.4%
Property	1.08	1428 on 6th Street	0.4%
Property	1.09	1425 on 6th Street	0.4%
Property	1.10	1432 on 7th Street	0.4%
Property	1.11	1522 on 6th Street	0.4%
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Property	2.01	Florham Park	0.9%
Property	2.02	Westwood	0.8%
Property	2.03	Vernon Hills	0.7%
Property	2.04	Lakeville	0.6%
Property	2.05	Sterling	0.5%
Property	2.06	Vestavia Hills	0.5%
Property	2.07	Beachwood	0.5%
Property	2.08	Dublin	0.5%
Property	2.09	Ellisville	0.4%
Property	2.10	Woodstock	0.4%
Loan	3	Promenade Gateway(33)	5.8%	Maxxam Enterprises, L.P.; 3D Investments III, L.P.
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	32 Sixth Avenue Company LLC
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%	Kline Hotel Holdings, LLC; Clearview Hotel Capital, LLC
Loan	6	Equitable City Center	5.4%	David Y. Lee
Loan	7	Netflix HQ 2	5.3%	NAP
Loan	8	1155 Market Street	4.7%	David Charles Harrison; Ian Paget
Loan	9	FedEx Brooklyn(33)	4.2%	Jacob Feldman
Loan	10	Equity Inns Portfolio(33)	3.9%	American Realty Capital Hospitality Trust, Inc.
Property	10.01	Homewood Suites Seattle	0.7%
Property	10.02	Homewood Suites Orlando	0.3%
Property	10.03	Courtyard Carlsbad	0.2%
Property	10.04	Courtyard Houston	0.2%
Property	10.05	Homewood Suites Stratford	0.2%
Property	10.06	Hampton Inn Urbana	0.2%
Property	10.07	Springhill Suites Asheville	0.2%
Property	10.08	Hilton Garden Inn Louisville	0.2%
Property	10.09	Hampton Inn Orlando	0.2%
Property	10.10	Hampton Inn Austin	0.2%
Property	10.11	Hampton Inn College Station	0.2%
Property	10.12	Hampton Inn Indianapolis	0.2%
Property	10.13	TownePlace Suites Savannah	0.1%
Property	10.14	Hampton Inn East Lansing	0.1%
Property	10.15	Hampton Inn Naperville	0.1%
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%
Property	10.17	Courtyard Dalton	0.1%
Property	10.18	Hampton Inn Alcoa	0.1%
Property	10.19	Homewood Suites Augusta	0.1%
Property	10.20	Residence Inn Jacksonville	0.1%
Property	10.21	Hampton Inn Milford	0.0%
Loan	11	Harvey Building Products Portfolio(33)	3.4%	Harvey Parent Corporation
Property	11.01	Londonderry Manufacturing	0.7%
Property	11.02	Waltham Corporate	0.3%
Property	11.03	Dartmouth Manufacturing	0.3%
Property	11.04	Nashua	0.2%
Property	11.05	West Bridgewater	0.1%
Property	11.06	Woburn	0.1%
Property	11.07	Manchester, NH	0.1%
Property	11.08	New London	0.1%
Property	11.09	East Haven	0.1%
Property	11.10	Salem	0.1%
Property	11.11	Bethlehem	0.1%
Property	11.12	Lincoln	0.1%
Property	11.13	Berlin	0.1%
Property	11.14	Woburn CPD	0.1%

 A-1-25

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Guarantor
Property	11.15	Norwalk I	0.1%
Property	11.16	Dartmouth	0.1%
Property	11.17	Braintree	0.1%
Property	11.18	Manchester, CT	0.1%
Property	11.19	Portland	0.1%
Property	11.20	Norwalk II	0.1%
Property	11.21	Warwick	0.1%
Property	11.22	Fitchburg	0.0%
Property	11.23	Auburn	0.0%
Property	11.24	Portsmouth	0.0%
Property	11.25	Southampton	0.0%
Property	11.26	Hyannis	0.0%
Property	11.27	Wilkes-Barre	0.0%
Property	11.28	Berlin CPD	0.0%
Property	11.29	Springfield	0.0%
Property	11.30	White River Junction	0.0%
Loan	12	Phoenix Center	2.9%	Wayne P. Drury; Thomas M. Drury; Joseph Vernaci
Loan	13	Element LA(33)(35)	2.8%	Hudson Pacific Properties, L.P.
Loan	14	19925 Stevens Creek	2.7%	Peter Pau
Loan	15	Hall Office Park - A2	2.5%	Hall Phoenix/Inwood Ltd.
Loan	16	The Place Apartments	2.4%	Edward I. Biskind
Loan	17	Brewery Station	2.3%	Norman J. Kravetz
Loan	18	3312 North Berkeley Lake	2.3%	Kenneth Levy
Loan	19	888 Prospect	1.9%	MINCA, Inc.
Loan	20	Promenade at West End	1.6%	Gary Randall Andrews
Loan	21	Emerald Beach Resort	1.5%	Louis De Lyrot
Loan	22	Holiday Inn Hotel Lake City	1.5%	Mahendra G. Patel
Loan	23	Colonial Square Shopping Center	1.4%	Jeffrey H. Berman; Thomas G. Kappler
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%	William Deep Singh
Loan	25	Diamond Ridge Apartments	1.2%	Benjamin Nazarian; Neil Kadisha
Loan	26	Datapipe	1.1%	Datacore Fund L.P.
Loan	27	Indiana Business Center	1.1%	Douglas G. Jacobs
Loan	28	Hilton Garden Inn Albany	1.1%	Richard M. Patton
Loan	29	AP Retail Portfolio	1.1%	Andrew B. Perkins
Property	29.01	Pinecrest Square	0.4%
Property	29.02	Shoppes of Delray	0.3%
Property	29.03	Gables End Plaza	0.3%
Loan	30	Springhill Suites - Huntsville	1.1%	Mohana R. Velagapudi; Koteswara Rao Yedla; Srinath R. Yedla; Satya N. Yedla
Loan	31	Village Green MHC	1.0%	Jonathan Leinwand; Marissa Welner
Loan	32	Holiday Inn Corpus Christi Airport	1.0%	Ajit David; Daryl Genzer
Loan	33	Market on Cherry Road	0.9%	Robert Berger; Richard Glickman; Tony Passander; Beth Darby Haizlip; Matthew Wolf
Loan	34	Swiss Village + Alps at Swiss Village	0.9%	Atit Jariwala
Loan	35	MRC Global Industrial	0.7%	Four Springs Capital Trust
Loan	36	Greater Boston Industrial Portfolio II	0.7%	Christopher J. Knisley; Mark J. McInerney
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%	Artis Shepherd; Elian M. Shepherd
Loan	38	Blackwell Plaza	0.6%	Mark G. Blumenthal
Loan	39	6000 Uptown	0.6%	Rodney Freeman; Nathaniel Williams
Loan	40	Selma Plaza	0.6%	Michele Kragen Balaban
Loan	41	Riverstone Manassas	0.6%	James Bellinson; James L. Bellinson Living Trust Dated October 27, 1999
Loan	42	Washington Park Plaza	0.5%	Nisreen Jonna; Jordan Jonna; Scott Jonna
Loan	43	Rancho Encanto Plaza	0.5%	Fariborz D. Massoudi; Bob Kashani; Payam Shadi
Loan	44	Walgreens - Philadelphia	0.4%	Steven Berzansky; David Peery
Loan	45	Meadow Glen Apartments	0.4%	BWL Investments, L.L.C.
Loan	46	Walgreens - Colorado Springs	0.3%	Michael D. Gorge
Loan	47	Wood Dale Apartments	0.3%	Lawrence Margolis; Jared Margolis
Loan	48	Grand Saginaw Plaza	0.2%	Nisreen Jonna; Jordan Jonna; Scott Jonna
Loan	49	Dollar General - Montrose(35)	0.1%	Ladder Capital CRE Equity LLC

 A-1-26

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing		Future Debt
Property			Initial Pool		Additional Debt		Permitted
Flag	ID	Property Name	Balance	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	Santa Monica Multifamily Portfolio(33)(34)	6.1%		25,550,000	$20,000,000 Pari Passu Debt; $5,550,000 Mezzanine Debt	NAP
Property	1.01	2001 Olympic Boulevard	1.6%	FHMS K007
Property	1.02	2029 Olympic Boulevard	0.9%
Property	1.03	1423 on 6th Street	0.4%
Property	1.04	1422 on 6th Street	0.4%
Property	1.05	1430 on 7th Street	0.4%
Property	1.06	1537 on 7th Street	0.4%
Property	1.07	1422 on 7th Street	0.4%
Property	1.08	1428 on 6th Street	0.4%
Property	1.09	1425 on 6th Street	0.4%
Property	1.10	1432 on 7th Street	0.4%
Property	1.11	1522 on 6th Street	0.4%
Loan	2	AG Life Time Fitness Portfolio(33)(35)	5.8%		114,300,000	Pari Passu Debt	Mezzanine
Property	2.01	Florham Park	0.9%
Property	2.02	Westwood	0.8%
Property	2.03	Vernon Hills	0.7%
Property	2.04	Lakeville	0.6%
Property	2.05	Sterling	0.5%
Property	2.06	Vestavia Hills	0.5%
Property	2.07	Beachwood	0.5%
Property	2.08	Dublin	0.5%
Property	2.09	Ellisville	0.4%
Property	2.10	Woodstock	0.4%
Loan	3	Promenade Gateway(33)	5.8%	MLCFC 2007-9	30,000,000	Pari Passu Debt	NAP
Loan	4	32 Avenue of the Americas(33)(35)	5.6%	BSCMS 2007-PWR17	367,500,000	Pari Passu Debt	Mezzanine
Loan	5	Hyatt Regency St. Louis at The Arch(33)(35)	5.4%		54,000,000	Pari Passu Debt	Mezzanine
Loan	6	Equitable City Center	5.4%			None	NAP
Loan	7	Netflix HQ 2	5.3%			None	NAP
Loan	8	1155 Market Street	4.7%	LBUBS 2005-C7		None	NAP
Loan	9	FedEx Brooklyn(33)	4.2%		87,000,000	Pari Passu Debt	NAP
Loan	10	Equity Inns Portfolio(33)	3.9%		257,743,257	$192,000,000 Pari Passu Debt; $65,743,257 Preferred Equity	NAP
Property	10.01	Homewood Suites Seattle	0.7%
Property	10.02	Homewood Suites Orlando	0.3%
Property	10.03	Courtyard Carlsbad	0.2%
Property	10.04	Courtyard Houston	0.2%
Property	10.05	Homewood Suites Stratford	0.2%
Property	10.06	Hampton Inn Urbana	0.2%
Property	10.07	Springhill Suites Asheville	0.2%
Property	10.08	Hilton Garden Inn Louisville	0.2%
Property	10.09	Hampton Inn Orlando	0.2%
Property	10.10	Hampton Inn Austin	0.2%
Property	10.11	Hampton Inn College Station	0.2%
Property	10.12	Hampton Inn Indianapolis	0.2%
Property	10.13	TownePlace Suites Savannah	0.1%
Property	10.14	Hampton Inn East Lansing	0.1%
Property	10.15	Hampton Inn Naperville	0.1%
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%
Property	10.17	Courtyard Dalton	0.1%
Property	10.18	Hampton Inn Alcoa	0.1%
Property	10.19	Homewood Suites Augusta	0.1%
Property	10.20	Residence Inn Jacksonville	0.1%
Property	10.21	Hampton Inn Milford	0.0%
Loan	11	Harvey Building Products Portfolio(33)	3.4%		74,657,590	Pari Passu Debt	NAP
Property	11.01	Londonderry Manufacturing	0.7%
Property	11.02	Waltham Corporate	0.3%
Property	11.03	Dartmouth Manufacturing	0.3%
Property	11.04	Nashua	0.2%
Property	11.05	West Bridgewater	0.1%
Property	11.06	Woburn	0.1%
Property	11.07	Manchester, NH	0.1%
Property	11.08	New London	0.1%
Property	11.09	East Haven	0.1%
Property	11.10	Salem	0.1%
Property	11.11	Bethlehem	0.1%
Property	11.12	Lincoln	0.1%
Property	11.13	Berlin	0.1%
Property	11.14	Woburn CPD	0.1%

 A-1-27

COMM 2016-CCRE28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing		Future Debt
Property			Initial Pool		Additional Debt		Permitted
Flag	ID	Property Name	Balance	Previous Securitization	Amount	Existing Additional Debt Description	Type
Property	10.15	Hampton Inn Naperville	0.1%
Property	10.16	Hilton Garden Inn Rio Rancho	0.1%
Property	10.17	Courtyard Dalton	0.1%
Property	10.18	Hampton Inn Alcoa	0.1%
Property	10.19	Homewood Suites Augusta	0.1%
Property	10.20	Residence Inn Jacksonville	0.1%
Property	10.21	Hampton Inn Milford	0.0%
Loan	11	Harvey Building Products Portfolio(33)	3.4%		74,657,590	Pari Passu Debt	NAP
Property	11.01	Londonderry Manufacturing	0.7%
Property	11.02	Waltham Corporate	0.3%
Property	11.03	Dartmouth Manufacturing	0.3%
Property	11.04	Nashua	0.2%
Property	11.05	West Bridgewater	0.1%
Property	11.06	Woburn	0.1%
Property	11.07	Manchester, NH	0.1%
Property	11.08	New London	0.1%
Property	11.09	East Haven	0.1%
Property	11.10	Salem	0.1%
Property	11.11	Bethlehem	0.1%
Property	11.12	Lincoln	0.1%
Property	11.13	Berlin	0.1%
Property	11.14	Woburn CPD	0.1%
Property	11.15	Norwalk I	0.1%
Property	11.16	Dartmouth	0.1%
Property	11.17	Braintree	0.1%
Property	11.18	Manchester, CT	0.1%
Property	11.19	Portland	0.1%
Property	11.20	Norwalk II	0.1%
Property	11.21	Warwick	0.1%
Property	11.22	Fitchburg	0.0%
Property	11.23	Auburn	0.0%
Property	11.24	Portsmouth	0.0%
Property	11.25	Southampton	0.0%
Property	11.26	Hyannis	0.0%
Property	11.27	Wilkes-Barre	0.0%
Property	11.28	Berlin CPD	0.0%
Property	11.29	Springfield	0.0%
Property	11.30	White River Junction	0.0%
Loan	12	Phoenix Center	2.9%			None	NAP
Loan	13	Element LA(33)(35)	2.8%		139,500,000	Pari Passu Debt	Mezzanine; Preferred Equity
Loan	14	19925 Stevens Creek	2.7%			None	NAP
Loan	15	Hall Office Park - A2	2.5%			None	NAP
Loan	16	The Place Apartments	2.4%			None	NAP
Loan	17	Brewery Station	2.3%	GECMC 2005-C3		None	NAP
Loan	18	3312 North Berkeley Lake	2.3%	BSCMS 2006-PW12		None	NAP
Loan	19	888 Prospect	1.9%	CD 2005-CD1		None	NAP
Loan	20	Promenade at West End	1.6%			None	NAP
Loan	21	Emerald Beach Resort	1.5%			None	NAP
Loan	22	Holiday Inn Hotel Lake City	1.5%	WBCMT 2006-C23		None	NAP
Loan	23	Colonial Square Shopping Center	1.4%	CD 2006-CD2		None	NAP
Loan	24	Holiday Inn Fort Worth North Fossil Creek	1.2%			None	NAP
Loan	25	Diamond Ridge Apartments	1.2%			None	Subordinate Debt
Loan	26	Datapipe	1.1%			None	NAP
Loan	27	Indiana Business Center	1.1%			None	NAP
Loan	28	Hilton Garden Inn Albany	1.1%			None	NAP
Loan	29	AP Retail Portfolio	1.1%			None	NAP
Property	29.01	Pinecrest Square	0.4%
Property	29.02	Shoppes of Delray	0.3%
Property	29.03	Gables End Plaza	0.3%
Loan	30	Springhill Suites - Huntsville	1.1%			None	NAP
Loan	31	Village Green MHC	1.0%			None	NAP
Loan	32	Holiday Inn Corpus Christi Airport	1.0%			None	NAP
Loan	33	Market on Cherry Road	0.9%			None	NAP
Loan	34	Swiss Village + Alps at Swiss Village	0.9%			None	NAP
Loan	35	MRC Global Industrial	0.7%			None	NAP
Loan	36	Greater Boston Industrial Portfolio II	0.7%			None	Preferred Equity
Loan	37	Fresh Thyme Farmers Market Carmel	0.6%			None	NAP
Loan	38	Blackwell Plaza	0.6%	MLMT 2005-CKI1		None	NAP
Loan	39	6000 Uptown	0.6%			None	NAP
Loan	40	Selma Plaza	0.6%	JPMCC 2006-CB14		None	NAP
Loan	41	Riverstone Manassas	0.6%			None	NAP
Loan	42	Washington Park Plaza	0.5%			None	NAP
Loan	43	Rancho Encanto Plaza	0.5%			None	NAP
Loan	44	Walgreens - Philadelphia	0.4%	CD 2006-CD2		None	NAP
Loan	45	Meadow Glen Apartments	0.4%			None	NAP
Loan	46	Walgreens - Colorado Springs	0.3%	GMACC 2006-C1		None	NAP
Loan	47	Wood Dale Apartments	0.3%			None	NAP
Loan	48	Grand Saginaw Plaza	0.2%			None	NAP
Loan	49	Dollar General - Montrose(35)	0.1%			None	Mezzanine

 A-1-28

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; JLC—Jefferies LoanCore LLC or one of its affiliates; LCF—Ladder Capital Finance LLC or one of its affiliates.

(2)	Loan No. 1 – Santa Monica Multifamily Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $62.45 million represent the controlling Note A-1 of an $82.45 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $20.0 million currently held by GACC or an affiliate.

Loan No. 2 – AG Life Time Fitness Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $60.0 million represent the controlling Note A-1 of a $174.3 million whole loan evidenced by four pari passu notes. The pari passu companion loans are the non-controlling Note A-2 in the original principal amount of $40.0 million, which is expected to be included in the CFCRE 2016-C3 securitization and the non-controlling Note A-3 in the original principal amount of $40.0 million and the non-controlling Note A-4 in the original principal amount of $34.3 million, which are currently held by CCRE or an affiliate.

Loan No. 3 – Promenade Gateway – The Original Balance ($) and Cut-off Date Balance ($) of $60.0 million represent the controlling Note A-1 of a $90.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $30.0 million, which is expected to be initially held by JLC or an affiliate and contributed to a future securitization.

Loan No. 4 – 32 Avenue of the Americas – The Original Balance ($) and Cut-off Date Balance ($) of $57.5 million represents the non-controlling Note A-5 of a $425.0 million whole loan evidenced by five pari passu notes. The pari passu companion loans are the controlling Note A-1 in the original principal amount of $125.0 million, which was included in the JPMBB 2015-C33 securitization, the non-controlling Note A-4 in the original principal amount of $70.0 million, which was included in the COMM 2015-LC23 securitization, the non-controlling Note A-2 in the original principal amount of $100.0 million, which was included in the JPMCC 2015-JP1 securitization, and the non-controlling Note A-3, in the original principal amount of $72.5 million, which is currently held by JPMorgan Chase Bank, N.A. or an affiliate.

Loan No. 5 – Hyatt Regency St. Louis at The Arch – The Original Balance ($) and Cut-off Date Balance ($) of $55.0 million represent the controlling Note A-1 of a $109.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $54.0 million, which is held by CCRE or an affiliate.

Loan No. 9 – FedEx Brooklyn – The Original Balance ($) and Cut-off Date Balance ($) of $43.0 million represent the non-controlling Note A-2 of a $130.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal amount of $87.0 million, which is expected to be initially held by JLC or an affiliate and contributed to a future securitization.

Loan No. 10 – Equity Inns Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $40.0 million represent the $24.0 million non-controlling Note A-2-A1 and $16.0 million non-controlling Note A-5-A of a $232.0 million whole loan evidenced by 11 pari passu notes. The pari passu companion loans are comprised of (i) the controlling Note A-1-A, with an original principal balance of $48.0 million and the non-controlling Note A-4-A, with an original principal balance of $32.0 million which were contributed to the COMM 2015-LC23 securitization, (ii) the non-controlling Note A-1-B, with an original principal balance of $12.0 million, Note A-2-A2, with an original principal balance of $6.0 million, Note A-2-B, with an original principal balance of $9.6 million, and Note A-3, with an original principal balance of $39.6 million, which are currently held by LCF and expected to be included in a future securitization, and (iii) the non-controlling Note A-4-B, with an original principal balance of $8.0 million, Note A-5-B, with an original principal balance of $10.4 million and Note A-6, with an original principal balance of $26.4 million, which are currently held by GACC and expected to be included in a future securitization.

Loan No. 11 – Harvey Building Products Portfolio – The Original Balance ($) of $35.0 million and Cut-off Date Balance ($) of approximately $34.8 million represent the non-controlling Note A-2-A and A-2-B of a $110.0 million whole loan evidenced by four pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1, with an original principal balance of approximately $42.0 million, which was contributed to the COMM 2015-LC23 securitization and the non-controlling Note A-3, with an

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original principal amount of approximately $33.0 million, which was contributed to the WFCM 2015-P2 securitization.

Loan No. 13 – Element LA – The Original Balance ($) and Cut-off Date Balance ($) of $28.5 million represents the non-controlling Note A-1B of a $168.0 million whole loan evidenced by four pari passu notes. The pari passu companion loans are the controlling Note A-1A in the original principal amount of $55.5 million, which is expected to be contributed to the CFCRE 2016-C3 securitization, the non-controlling Note A-2A in the original principal amount of $70.0 million, which was contributed to the GSMS 2015-GS1 securitization, and the non-controlling Note A-2B in the original principal balance of $14.0 million, which is expected to be initially held by Goldman Sachs Mortgage Company or an affiliate and contributed to a future securitization.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 1 – Santa Monica Multifamily Portfolio – The 1537 on 7th Street Mortgaged Property’s Net Rentable Area (SF/Units/Rooms/Pads) excludes a 1,495 sq. ft. commercial suite which is non-rentable.

Loan No. 3 – Promenade Gateway – The Promenade Gateway Mortgaged Property consists of (i) 61,027 sq. ft. of office space, (ii) 37,138 sq. ft. of retail space and (iii) 33,305 sq. ft. of multifamily space which consists of 32 total multifamily units.

Loan No. 20 – Promenade at West End – The Net Rentable Area (SF/Units/Rooms/Pads) and Occupancy exclude the tenants operating under ground leases, which account for 55,400 sq. ft. and $440,000 of underwritten base rent.

(5)	Loan No. 4 – 32 Avenue of the Americas – The New York City Landmarks Preservation Commission has designated the 32 Avenue of the Americas Mortgaged Property as a historic landmark. Because of this historic landmark status, any alteration that would require a building permit or plans to renovate the building following a casualty or condemnation requires the approval of New York City’s Landmarks Preservation Commission.

(6)	Loan No. 9 – FedEx Brooklyn – The FedEx Brooklyn Mortgage Loan has an ARD feature with an anticipated repayment date of November 6, 2025, with a revised interest rate of 7.8800% for the period from the anticipated repayment date through the final maturity date of May 6, 2030.

Loan No. 49 – Dollar General - Montrose – The Dollar General - Montrose Mortgage Loan has an ARD feature with an anticipated repayment date of November 6, 2025, and a revised interest rate for the period from the anticipated repayment date through the final maturity date of November 6, 2030 of the sum of the initial rate of 5.1500% and 4.0000%.

(7)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the 32 Avenue of the Americas Loan will be 0.0025%. The Pari Passu Loan Primary Servicing Fee Rate for the FedEx Brooklyn Loan will be 0.0025%. The Pari Passu Loan Primary Servicing Fee Rate for the Equity Inns Portfolio Loan will be 0.0025%. The Pari Passu Loan Primary Servicing Fee Rate for the Harvey Building Products Portfolio Loan will be 0.0025%. The Pari Passu Loan Primary Servicing Fee Rate for the Element LA Loan will be 0.0025%.

(8)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date or anticipated repayement date are shown based on the interest only payments during

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the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(11)	Loan No. 1 – Santa Monica Multifamily Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 2 – AG Life Time Fitness Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 3 – Promenade Gateway – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 4 – 32 Avenue of the Americas – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Hyatt Regency St. Louis at The Arch – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 9 – FedEx Brooklyn – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 10 – Equity Inns Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

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Loan No. 11 – Harvey Building Products Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 13 – Element LA – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

Loan No. 6 – Equitable City Center – The late payment fee will be waived if any principal, interest or any other sum due under the Mortgage Loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due. The borrower is only permitted to use such five day extension period once per calendar year.

Loan No. 13 – Element LA – The late payment fee will be waived if any principal, interest or any other sum due under the Mortgage Loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within two business days following the date on which it is due.

Loan No. 15 – Hall Office Park - A2 – The late payment fee will be waived if any principal, interest or any other sum due under the Mortgage Loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 26 – Datapipe – The late payment fee will be waived if any principal, interest or any other sum due under the Mortgage Loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

(13)	Loan No. 10 – Equity Inns Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the portfolio appraised value of $360.0 million, which attributes a premium to the aggregate value of the Equity Inns Portfolio Mortgaged Properties as a whole. Based on the sum of the appraised values of the Equity Inns Portfolio Mortgaged Properties on an individual basis of $322.4 million, the Cut-off Date LTV is 72.0%.

Loan No. 18 – 3312 North Berkeley Lake – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value of $33.1 million, which assumes all scheduled renovations have been completed. Based on the “As-is” appraised value of $31.2 million, the Cut-off Date LTV is 74.5%.

Loan No. 22 – Holiday Inn Hotel Lake City – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value of $21.5 million, which assumes all the PIP renovations have been completed. Based on the “As-is” appraised value of $20.0 million, the Cut-off Date LTV is 74.7%.

(14)	Loan No. 16 – The Place Apartments – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated using the Cut-off Date Balance ($) net of the capital expenditure holdback reserve amount of $2,430,800.

(15)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments. “D(x)” means may be defeased for x payments. “YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

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“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM(x)” means may be defeased or prepaid with payment of a yield maintenance charge for x payments.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this preliminary prospectus.

(16)	Loan No. 1 – Santa Monica Multifamily Portfolio – The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Defeasance of the full $82.45 million Santa Monica Multifamily Portfolio Whole Loan is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 20, 2018. The assumed lockout period of 26 payments is based on the expected COMM 2016-CCRE28 securitization closing date in February 2016. The actual lockout period may be longer.

Loan No. 2 – AG Life Time Fitness Portfolio – The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Yield maintenance of the full $174.3 million AG Life Time Fitness Portfolio Whole Loan is permitted after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected COMM 2016-CCRE28 securitization closing date in February 2016. The actual lockout period may be longer.

Loan No. 3 – Promenade Gateway – The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Defeasance of the full $90.0 million Promenade Gateway Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 25, 2018. The assumed lockout period of 26 payment dates is based on the expected COMM 2016-CCRE28 closing date in February 2016. The actual lockout period may be longer.

Loan No. 9 – FedEx Brooklyn – The lockout period will be at least 27 payment dates beginning with and including the first payment date of December 6, 2015. Defeasance of the full $130.0 million FedEx Brooklyn Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 6, 2019. The assumed lockout period of 27 payment dates is based on the expected COMM 2016-CCRE28 closing date in February 2016. The actual lockout period may be longer.

(17)	Loan No. 1 – Santa Monica Multifamily Portfolio – The Santa Monica Multifamily Portfolio Loan allows, on any date after the expiration of the lockout period, the borrower to obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) if a mezzanine loan is outstanding, the DSCR for the remaining properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) is not less than the greater of the DSCR immediately preceding such release and 1.15x, (iii) the LTV for the remaining properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) does not exceed the lesser of the LTV immediately preceding such release and 69.4%, (iv) the Mortgage Loan DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding such release and 1.30x, and (v) borrower partially defeases the Mortgage Loan in an amount equal to the greater of the lender’s proportionate share of (as between the Santa Monica Multifamily Portfolio Whole Loan and mezzanine loan) 125% of the allocated loan amount for the released property or 100% of the net sales proceeds from the released property, which in no event may be less than 94% of the gross sale price of such released property.

Loan No. 2 – AG Life Time Fitness Portfolio – The AG Life Time Fitness Portfolio Loan allows the borrower any time after the expiration of the lockout period to obtain the release of up to five individual properties upon a bona fide third-party sale or in connection with the termination of a tenant lease due to a casualty and condemnation upon, among other things, (i) no event of default has occurred and is continuing, (ii) in no event may more than five properties be released, (iii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 2.10x, (iv) the EBITDAR to rent ratio

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is equal to or greater than the EBITDAR to rent ratio immediately preceding the release and (v) (a) in connection with a partial release upon a bona fide third-party sale, (x) payment of the release price and (y) payment of the yield maintenance premium, if applicable and (b) in connection with the termination of a tenant lease in connection with a casualty or condemnation, payment of the casualty/condemnation release amount. In connection with the partial release of an individual property that is in connection with a bona-fide third party sale, the borrower may substitute up to three additional properties (each, a “Substitute Property”) as collateral for the AG Life Time Fitness Portfolio Whole Loan provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Substitute Property has a fair market value that is equal to or greater than the value of the property being released, (iii) the annual rent and EBITDAR of the Substitute Property are equal to or greater than that of the property being released and (iv) the Substitute Property has the same allocated unpaid principal balance as the property being released.

Loan No. 10 – Equity Inns Portfolio – From and after the prepayment lockout expiration date, the borrower may obtain the release an individual property or properties from the collateral in connection with a third-party, arms-length sale of such property(ies) (or a transfer of such property(ies) to an affiliate with respect to up to two properties at which hotel operations have ceased and are no longer commercially viable) subject to, among other things, the following conditions: (i) no event of default has occurred or would occur as a result of the release, (ii) the remaining collateral has an LTV no greater than the lesser of (a) 64.4% and (b) the LTV in place immediately prior to the release, (iii) the remaining collateral has a DSCR no less than the greater of (a) 2.35x and (b) the DSCR in place immediately prior to the release, (iv) payment of a Release Price (as defined below) and any yield maintenance premium associated with the payment of the Release Price, (v) satisfaction of customary REMIC requirements, (vi) payment of all interest which would have accrued on the portion of the outstanding principal balance being prepaid through, but not including, the next occurring monthly payment date and (vii) payment of all other costs and expenses of lender in connection with the release, provided the LTV and DSCR tests may be satisfied with an additional prepayment of principal (with yield maintenance). The “Release Price” is an amount equal the greater of (x) 115% of the loan amount allocated to the subject property(ies) and (y) 100% of the net sales proceeds of the subject property(ies) after deducting the costs of closing the sale, which costs are required to be capped for purposes of determining the Release Price at 6.0% of gross sales proceeds. If, as a result of a casualty or condemnation, the application of net proceeds or awards to prepay the related whole loan results in a reduction of the outstanding principal balance of the related whole loan in an amount greater than 60% of the allocated loan amount of the affected Mortgaged Property then the related borrower may obtain a release of such Mortgaged Property upon satisfaction of the same conditions as described above, except that the required payment to lender is equal to the sum of (i) the difference, if any, between 115% of the allocated loan amount of such affected Mortgaged Property and the net proceeds previously applied, plus (ii) all interest which would have accrued through the next payment date. No yield maintenance premium or prepayment premium is due in connection with a prepayment made to release a Mortgaged Property after such casualty or condemnation.

Loan No. 11 – Harvey Building Products Portfolio – The borrower may obtain the release of one or more individual Mortgaged Properties at the expiration of the lockout period, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower partially defeases (or, if the release occurs during the open prepayment period, partially prepays) the related whole loan in an amount equal to the greater of (x) the net sales proceeds with respect to such individual Mortgaged Property and (y) 125% of the allocated loan amount for such individual Mortgaged Property and (iii) if, after such release, at least $11,000,000 of the principal amount of the related whole loan has been prepaid or defeased, the LTV ratio for the remaining Mortgaged Properties is no greater than 60.0%.

(18)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 21 – Emerald Beach Resort – The Emerald Beach Resort Mortgaged Property is subject to a ground lease with an expiration date of April 30, 2065 and one, ten year extension option. The annual ground rent is the greater of (i) the annual minimum guarantee, which is initially $90,000, and (ii) the percent of annual gross receipts, which is initially 2.5%. The annual minimum guarantee increases by 5.0% on the third anniversary of the lease and every three years thereafter. The percent of annual gross receipts is 2.5% for the first 25 years of the lease and 2.6% thereafter.

Loan No. 28 – Hilton Garden Inn Albany – The Hilton Garden Inn Albany Property is subject to a ground lease with an expiration date of February 28, 2103. The annual ground rent is $10.

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(19)	Loan No. 11 – Harvey Building Products Portfolio –The sole tenant, Harvey Industries, Inc., which is an affiliate of the borrower, is the tenant under a unitary master lease with Harvey Propco, LLC, the borrower under the Harvey Building Products Portfolio.

(20)	Loan No. 4 – 32 Avenue of the Americas – The 2nd Largest Tenant, Dentsu Holdings USA, Inc., occupies three spaces, representing 14.5% of the NRA, with various lease expirations. One space of 99,184 sq. ft. expires in September 2021, one space of 32,862 sq. ft. expires in December 2023 and the other space of 36,845 sq. ft. expires in August 2025.

(21)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 8 – 1155 Market Street – The sole tenant, City & County of San Francisco, has a one-time right to terminate the lease that can be exercised as of September 30, 2020 with no less than 12 months’ but no more than 18 months’ written notice subject to a termination fee of two months’ base rent and unamortized leasing costs. In addition, the sole tenant may terminate the lease for lack of appropriations.

Loan No. 12 – Phoenix Center – The 2nd Largest Tenant, Ross Dress for Less (11.0% of NRA), has a co-tenancy termination clause for minimum square foot requirements for (i) Target – 126,000 sq. ft.; (ii) Kohl’s – 58,000 sq. ft.; (iii) TJ Maxx, Home Goods, or Marshalls – 24,000 sq. ft.; (iv) occupied retail tenants operating in lots 10A, 10B, and 10C – 15,000 sq. ft. in aggregate; and additionally (v) at least 65% of the total shopping center leasable floor area is occupied and operating. If violated, tenant may pay lesser of (i) minimum base rent; or (ii) 2% of gross sales from the previous month. After 24 months, tenant will have a one-time right to terminate its lease.

Loan No. 13 – Element LA – The sole tenant, Riot Games, has a one-time termination right effective as of March 31, 2025, provided the landlord receives at least 12 months’ written notice and pays (i) a termination fee of $5,542,440, (ii) four months of operating expenses and taxes and (iii) any unamortized tenant allowances and brokerage commission.

Loan No. 14 – 19925 Stevens Creek – The Largest Tenant, Apple, has the right to terminate its lease on January 31, 2019 or January 31, 2020 upon written notice no later than 12 months prior to either termination date and payment of the sum of the unamortized tenant improvement allowance, unamortized commission expenses and three months’ basic rent and, operating expenses and unamortized abated rent associated with the Apple lease.

Loan No. 18 – 3312 North Berkeley Lake – The 2nd Largest Tenant, US Lumber Group, LLC, has the one-time right to terminate its lease on April 30, 2018 upon written notice no later than August 3, 2017 and payment of a termination fee equal to $249,000 on or prior to October 31, 2017.

Loan No. 19 – 888 Prospect – The 2nd Largest Tenant, RGN - La Jolla I, LLC, has the one-time right to terminate its lease effective on January 22, 2021 upon written notice of at least six months but no more than nine months prior to January 23, 2021 and payment of a termination fee equal to $481,511. The 4th Largest Tenant, One West Bank, FSB, has the right to terminate its lease no earlier than August 2018 upon written notice no later than six months prior to the termination date and payment of the sum of the unamortized value of the tenant allowance, free rent and brokerage commissions associated with the One West Bank, FSB lease.

Loan No. 29 – AP Retail Portfolio – The Largest Tenant at the Gables End Plaza property, Universal Kidney, (28.7% of NRA) has an option to terminate its lease on and after June 1, 2015 with 270 days written notice and an early termination fee equal to one month’s rent. The 2nd Largest Tenant at the Shoppes of Delray

 A-1-35

property, Radio Shack, (11.4% of NRA) has a co-tenancy termination option if less than 60% of gross leasable area of the shopping center is actively occupied by other retail tenants and remains below 60% for 6 months or more, the tenant has the option of terminating the lease by giving 60 days prior notice.

Loan No. 33 – Market on Cherry Road – The 3rd Largest Tenant, Harbor Freight Tools, has the right to terminate its lease on March 30, 2020, effective September 30, 2021, upon written notice prior to 180 days prior to the termination date and payment of a termination fee equal to $98,832.

Loan No. 39 – 6000 Uptown – The Largest Tenant, Presbyterian Medical Services, (15.5% of NRA) has the right to terminate its lease, effective August 1, 2017, if (i) the tenant is not in default, (ii) no part of the premises is sublet for a term extending past the August 1, 2017, (iii) the lease has not been assigned and (iv) the landlord receives written notice to exercise tenant’s right to terminate six months prior. The termination fee will be (i) the unamortized portion of the leasing commissions and tenant improvements (utilizing 7.0% amortization rate) and (ii) three months of rental abatement.

Loan No. 44 – Walgreens - Philadelphia – The sole tenant, Walgreens, has the right to terminate its lease effective November 30, 2016, and every five years thereafter with six months’ notice.

Loan No. 46 – Walgreens - Colorado Springs – The sole tenant, Walgreens, has the right to terminate its lease effective December 31, 2031, and every five years thereafter with 12 months’ notice.

(22)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 3 – Promenade Gateway – The 2nd Largest Tenant, Callison, is currently dark but is paying rent. Callison has executed a sublease for 100.0% of its space to ZipRecruiter, an existing tenant at the property. At loan closing, the borrower and the non-recourse carveout guarantors executed a master lease on the dark Callison space.

Loan No. 4 – 32 Avenue of the Americas – In addition to its 168,891 sq. ft. direct lease, the Largest Tenant, Dentsu Holdings USA, Inc. is subleasing 44,514 sq. ft. from the 3rd Largest Tenant, Centurylink Communications, LLC. Dentsu Holdings USA, Inc. also agreed to sublease 64,256 sq. ft. from the 5th Largest Tenant, University of Cambridge, effective January 1, 2016, which brings the total leased space by Dentsu Holdings USA, Inc. to 277,661 sq. ft., or 23.9% of NRA. The 4th Largest Tenant, Telx, has agreed to sublease an additional 60,759 sq. ft. from Tata at the property, which will bring its leased space to 140,002 sq. ft., or 12.0% of NRA.

(23)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 4 – 32 Avenue of the Americas – At closing, the borrower deposited $1,796,381 into a free rent reserve account for rent concessions. Of the $1,796,381 in the free rent reserve account, the 4th Largest Tenant, Telx, will receive $1,577,928 for monthly payments starting May 2016 through October 2016.

Loan No. 6 – Equitable City Center – At closing, the borrower deposited $260,185 into a rent abatement reserve account for rent concessions with respect to various tenants at the property. Of the $260,185 in rent abatement, the 3rd Largest Tenant, Teletron, Inc., will receive $168,363 for six months of rent between November 2015 and November 2020.

Loan No. 13 – Element LA – The sole tenant, Riot Games (100.0% of NRA), has nine months of free rent / reimbursement abatements during the loan term (i.e. months 73, 85, 97, 121, 122, 133, 145, 157 and 169 of the lease term).

Loan No. 15 – Hall Office Park - A2 – At closing, the borrower deposited $37,608 into a rent abatement reserve account for rent concessions with respect to various tenants at the property.

Loan No. 17 – Brewery Station – The 2nd Largest Tenant, Biagi Bros., has one month of free rent in February 2016.

Loan No. 18 – 3312 North Berkeley Lake – At closing, the borrower deposited $38,268 into a free rent reserve account for two months of free rent for the 5th Largest Tenant, Test-Rite Products.

 A-1-36

Loan No. 19 – 888 Prospect – At closing, the borrower deposited $92,215 into a free rent reserve account. Of the $92,215 in free rent, the Largest Tenant, Wells Fargo Advisors, LLC will receive approximately $75,287 for one month of free rent in January 2016.

Loan No. 29 – AP Retail Portfolio – At closing, the borrower deposited $33,200 into a free rent reserve account. Of the $33,200 in free rent funds, approximately $22,825 was allocated to My Hot Yoga Studio, the 3rd Largest Tenant at the Gables End Plaza Mortgaged Property for twelve months between September 2015 and August 2016.

Loan No. 40 – Selma Plaza – At closing, the borrower deposited $8,180 into a free rent reserve account for two months of free rent each for various tenants at the property.

(24)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 3 – Promenade Gateway – The 2nd Largest Tenant, Callison, is currently dark but is paying rent. Callison has executed a sublease for 100.0% of its space to ZipRecruiter, an existing tenant at the property. At loan closing, the borrower and the non-recourse carveout guarantors executed a master lease on the dark Callison space. The master lease has a 12-year term at the same rental rates as under the existing Callison lease. The borrower may lease the space pursuant to one or more replacement leases on market terms and conditions, including that any such lease has a minimum five-year term. The master lease will automatically terminate (i) when the aggregate rent obligations under the replacement leases are greater than or equal to the rent due under the Callison lease or (ii) if the net cash flow, debt yield (calculated without taking into account rent payable under the Callison lease or the master lease, but giving effect to rent payable under any replacement leases) is greater than or equal to 6.75%.

Loan No. 20 – Promenade at West End – The 3rd Largest Tenant, Panera Bread, which leases approximately 7.0% of the NRA at the Promenade at West End Mortgaged Property, has not yet taken occupancy. Panera Bread is expected to open for business in September 2016. At closing, the borrower deposited $2,000,000 into a Panera holdback reserve account for construction costs, annual rent once open and leasing commissions. Such reserve will be disbursed upon satisfactory completion of the Panera Bread premises in accordance with the requirements of the Mortgage Loan documents.

(25)	Loan No. 3 – Promenade Gateway – The Promenade Gateway Mortgage Loan most recent occupancy is based on the weighted average occupancy of the following components: (i) the 61,027 sq. ft. of office space is 88.1% leased (including Callison, who is currently dark but paying rent), (ii) the 37,138 sq. ft. of retail space is 100.0% leased (including a fully executed LOI with M.A.C. Cosmetics Inc. for 1,538 sq. ft. of retail space) and (iii) the 33,305 sq. ft. of multifamily space, which consists of 32 multifamily units, is 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

(26)	Loan No. 18 – 3312 North Berkeley Lake – The borrowers, Duluth Georgia 3312 Berkeley Lake Properties, LLC and Duluth Georgia 3312 Berkeley Lake Properties #2, LLC are structured as tenants-in-common and are each a Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrowers and the non-recourse carveout guarantor is Kenneth Levy.

Loan No. 33 – Market on Cherry Road – The borrowers, Market on Cherry (South Carolina) Limited Partnership, Haizlip Properties LLC and Bohemian Holdings LLC, are structured as tenants-in-common, and are a South Carolina limited partnership, a Delaware limited liability company and a Delaware limited liability company, respectively, are each structured to be bankruptcy-remote, with no independent directors in its organizational structure. The sponsors of the borrowers and the non-recourse carveout guarantors are Robert Berger, Richard Glickman, Tony Passander, Beth Darby Haizlip and Matthew Wolf.

Loan No. 43 – Rancho Encanto Plaza – The borrowers, Kash Capital, LLC, MDM Investments, LLC and Shadi Investments, LLC, are structured as tenants-in-common, and are each a Delaware limited liability company structured to be bankruptcy-remote, with no independent directors in its organizational structure. The sponsors of the borrowers and the non-recourse carveout guarantors are Fariborz D. Massoudi, Bob Kashani and Payam Shadi.

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

 A-1-37

Loan No. 3 – Promenade Gateway – The borrower reserved $200,000 at origination to be used if the largest tenant, AMC Theaters, vacates its space during the term of the loan. AMC Theaters’ current lease expires on October 31, 2019 and the tenant has two, five-year extension options remaining.

Loan No. 16 – The Place Apartments – The Place Apartments Mortgage Loan was structured with a $2,430,800 holdback for capital expenditures. Funds from the holdback reserve will be released as needed, no more than once per month, in increments of at least $10,000 (or a lesser amount if the total amount in the capital expenditures reserve account is less than $10,000) for the completion of the capital expenditures pursuant to the related Mortgage Loan documents. In the event the designated capital expenditures are completed and there are funds remaining in the holdback reserve, such funds will be deposited into the replacement reserve.

Loan No. 21 – Emerald Beach Resort – The borrower reserved $273,550 at origination of the Mortgage Loan for planned capital improvements, including adding and replacing ceiling fans, replacing wet bar counters, new area rugs, replacement of beds in guestrooms, and the replacement of all pool chairs and tables, beach hut roofs, bar stools and sofas. The borrower reserved $100,000 at origination of the Mortgage Loan for a seasonality reserve. The borrower is also required to deposit $15,000 into the seasonality reserve on each monthly payment date occurring in February through and including August, subject to a cap of $100,000.

Loan No. 22 - Holiday Inn Hotel Lake City - Pursuant to the related franchise agreement, the borrower is required to complete a PIP that includes various upgrades to the guestrooms and amenity spaces including new furnishings, fixtures and equipment as well as a renovated lobby design and pool space on the Mortgaged Property. The borrower reserved $1,500,000 at origination of the Mortgage Loan to complete the remaining renovations under the PIP.

Loan No. 23 – Colonial Square Shopping Center – The Colonial Square Shopping Center Mortgage Loan was structured with a $1,000,000 holdback reserve to be used for tenant improvements, leasing commissions, capital improvements and other approved leasing expenses in connection with the re-leasing of the space occupied by the dark tenant, Rite Aid. At such time as the Rite Aid space has been released to a replacement tenant paying full rent and all expenses incurred in connection with the re-leasing of such space have been paid in full, funds remaining in the holdback reserve will be become part of the ongoing TI/LC reserve, with any excess over the $250,000 cap released to the borrower.

Loan No. 29 – AP Retail Portfolio – A Debt Yield Holdback Reserve of $750,000 is to be released to the borrower or preferred equity holder, as applicable, provided, among other things, that on or before October 22, 2017: (i) a written request for disbursement is made, (ii) no event of default has occurred and is continuing and (iii) the debt yield is at least 9.25%.

Loan No. 31 – Village Green MHC – The Village Green MHC Mortgage Loan was structured with a $1,000,000 earnout reserve. Funds from the earnout reserve will be disbursed so long as (i) the property has achieved a debt yield of greater than or equal to 10.25%, (ii) the property is at least 65.0% occupied and (iii) the NOI is at least $1,076,250, as calculated in the Mortgage Loan documents.

Loan No. 32 – Holiday Inn Corpus Christi Airport – At closing a seasonality reserve of $220,000 was collected. If funds are disbursed from the seasonality reserve, then borrower will be required to deposit the lesser of (i) 25% of the seasonality reserve cap (initially $220,000) and (ii) available cash flow after payment of the monthly debt service, reserve and all other payments due under the loan agreement until the seasonality reserve cap is reached (initially $220,000).

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 10 – Equity Inns Portfolio – On a quarterly basis, the borrower will be required to make deposits into the PIP reserve equal to a pre-determined amount set forth under the loan agreement, in the aggregate of $27,500,000.

(29)	Loan No. 21 – Emerald Beach Resort – The borrower is required to deposit the greater of (i) 2.5% of prior month’s gross revenues through and including November 6, 2016 and 5.0% of prior month thereafter and (ii) any amount required under the management agreement or franchise agreement for FF&E work.

 A-1-38

Loan No. 22 – Holiday Inn Hotel Lake City – The borrower is required to deposit the greater of (i) 2.0% of prior month’s gross revenues through and including November 6, 2016, 3.0% of prior month’s gross revenues beginning December 6, 2016 through and including November 6, 2018, 4.0% of prior month’s gross revenues thereafter and (ii) any amount required under the management agreement or franchise agreement for FF&E work.

(30)	Loan No. 4 – 32 Avenue of the Americas – Borrower may deliver a letter of credit to avoid a DSCR trigger event which would cause a cash sweep, in an amount which, if applied to the outstanding principal balance of the Mortgage Loan would result in the DSCR trigger event not occurring.

Loan No. 10 – Equity Inns Portfolio – Borrower may deliver a letter of credit to cure a DSCR trigger event which would cause a cash sweep event, in an amount which, if applied to the outstanding principal balance of the Mortgage Loan would result in the required DSCR cash sweep cure threshold being satisfied.

Loan No. 18 – 3312 North Berkeley Lake – Upon the occurrence of a Major Tenant Sweep Event, all excess cash flow is required to be deposited to the Major Tenant Lease Sweep Reserve. A major tenant rollover reserve cap of an amount equal to $3.12 per rentable square foot of the Broder Bros/ Alpha Broder space will only apply if a Major Tenant Sweep Event is continuing. In lieu of a cash flow sweep caused solely by a Major Tenant Trigger Event, the borrower deposited a letter of credit in the amount of $1,000,000, which equates to the product of $3.12 and the Broder Bros/ Alpha Broder space rentable square feet.

(31)	Loan No. 18 – 3312 North Berkeley Lake – The Phase I environmental report recommended that a Phase II report be completed for the 3312 North Berkeley Lake Mortgaged Property to assess whether the historic use and storage of petroleum products and hazardous materials at the site contaminated soil and groundwater in the nearby area. The Phase II investigation was completed on July 14, 2015 and regulatory reporting was required at the 3312 North Berkeley Lake Mortgaged Property.

Loan No. 27 – Indiana Business Center – The Phase I environmental report recommended that a Phase II report be completed for the Indiana Business Center Mortgaged Property to evaluate if the current dry cleaner at the Indiana Business Center Mortgaged Property has negatively impacted the Indiana Business Center Mortgaged Property. The Phase II investigation was completed on May 13, 2015 and identified limited dry cleaning solution in the soil and soil gas at the dry cleaning site. As a result, the sponsor acquired a $3.0 million environmental insurance policy.

Loan No. 30 – Springhill Suites - Huntsville – The Phase I environmental report recommended that a Phase II report be completed for the Springhill Suites - Huntsville Mortgaged Property to assess whether the two dry cleaners, which formerly occupied the subject site, contaminated the nearby area. The Phase II investigation was completed on November 3, 2015 and no further action was recommended at the Springhill Suites - Huntsville Mortgaged Property.

Loan No. 42 – Washington Park Plaza – The Phase I environmental report recommended that a Phase II report be completed for the Washington Park Plaza Mortgaged Property to assess whether there was any environmental impact from an active dry cleaning facility. The Phase II investigation was completed on September 14, 2015 and recommended the installation of a sub-slab mitigation system to address potential vapor intrusion at the Washington Park Plaza Mortgaged Property. The borrower reserved $12,500 at closing, which represents 125% of the estimated cost for the recommended repairs.

(32)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this preliminary prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
11	Harvey Building Products Portfolio	$34,840,208	3.4%	$6,000,000	Yes	10/1/2023
27	Indiana Business Center	$11,521,583	1.1%	$3,000,000	Yes	11/2/2027

 A-1-39

(33)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield
1	Santa Monica Multifamily Portfolio(1)	$62,450,000	$20,000,000	$82,450,000	1.28x	65.0%	6.5%
2	AG Life Time Fitness Portfolio	$60,000,000	$114,300,000	$174,300,000	1.99x	57.1%	10.7%
3	Promenade Gateway	$60,000,000	$30,000,000	$90,000,000	1.81x	50.0%	8.4%
4	32 Avenue of the Americas	$57,500,000	$367,500,000	$425,000,000	1.88x	55.2%	9.8%
5	Hyatt Regency St. Louis at The Arch	$55,000,000	$54,000,000	$109,000,000	1.78x	70.4%	12.8%
9	FedEx Brooklyn	$43,000,000	$87,000,000	$130,000,000	1.97x	66.7%	8.6%
10	Equity Inns Portfolio	$40,000,000	$192,000,000	$232,000,000	2.35x	64.4%	13.3%
11	Harvey Building Products Portfolio	$34,840,208	$74,657,590	$109,497,798	1.96x	53.3%	12.9%
13	Element LA	$28,500,000	$139,500,000	$168,000,000	1.78x	57.1%	8.5%

 (1)   Excludes $5,500,000 of mezzanine debt.

(34)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio(1)	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)
1	Santa Monica Multifamily Portfolio	$62,450,000	6.1%	$5,550,000	10.500%	12/6/2025	Yes	69.4%	1.12x	6.1%

             (1)   LTV, DSCR and debt yield calculations include the pari passu companion loan.

(35)	Summary of Future Mezzanine Debt(1)(2)(3)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
2	AG Life Time Fitness Portfolio	$60,000,000	5.8%	Yes	2.30x	58.25%	11.5%
4	32 Avenue of the Americas	$57,500,000	5.6%	Yes	1.90x	53.7%	NAP
5	Hyatt Regency St. Louis at The Arch	$55,000,000	5.4%	Yes	1.93x	NAP	11.8%
13	Element LA	$28,500,000	2.8%	Yes	1.90x	57.1%	9.0%
49	Dollar General - Montrose	$767,000	0.1%	Yes	1.20x	85.0%	NAP

(1)	The chart above does not include Element LA Mortgage Loan, which permits the borrower to obtain a preferred equity investment in connection with a transfer and assumption provided, among other things, (i) a combined LTV of less than or equal to 57.1%, (ii) a combined DSCR greater than or equal to 1.90x and (iii) a Debt Yield of no less than 9.0%.
(2)	The chart above does not include Greater Boston Industrial Portfolio II Mortgage Loan, which permits the borrower to obtain a preferred equity investment in connection with a transfer and assumption provided, among other things, (i) no event of default has occurred and is continuing, (ii) a combined LTV of no greater than 75.0%, (iii) a combined DSCR of no less than 1.30x and (iv) a combined Debt Yield of no less than 8.5%.
(3)	The chart above does not include Diamond Ridge Apartments Mortgage Loan, which permits the borrower to obtain subordinate debt, provided among other things, (i) debt is no more than a maximum aggregate amount equal to 2% of the original outstanding principal balance of the Mortgage Loan, (ii) the subordinate lender must be an affiliate of the borrower, (iii) the loan must be unsecured and (iv) the subordinate lender must execute a subordination and standstill agreement in favor of the lender with respect to such subordinate partner loans.

 A-1-40

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Distribution of Cut-off Date Balances(1)(2)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
$767,000	-	$7,499,999	15	$72,578,025	7.1%	4.6476%	116	1.52x	67.7%	56.9%
$7,500,000	-	$14,999,999	13	$149,395,106	14.5%	4.8287%	112	1.72x	66.8%	57.2%
$15,000,000	-	$24,999,999	6	$122,653,073	11.9%	4.6223%	117	1.42x	66.8%	59.2%
$25,000,000	-	$49,999,999	8	$277,415,208	27.0%	4.6505%	101	1.75x	64.6%	61.5%
$50,000,000	-	$62,450,000	7	$404,760,000	39.4%	4.6405%	116	1.67x	59.8%	57.0%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Mortgage Rates(1)(2)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
4.1350%	-	4.4999%	13	$293,615,023	28.6%	4.3787%	117	1.60x	64.2%	58.3%
4.5000%	-	4.7499%	16	$300,023,264	29.2%	4.5990%	115	1.65x	63.3%	58.4%
4.7500%	-	5.8300%	20	$433,163,125	42.2%	4.9141%	105	1.71x	63.2%	58.6%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Property Type Distribution(1)(2)(5)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Pads/ Units/NRA	Weighted Averages
					Cut-off Date Balance per Room/Pad/Unit/NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
Office	11	$294,577,596	28.7%	2,320,003	$359	4.5461%	116	98.2%	1.70x	59.0%	55.5%
CBD	4	$153,450,000	14.9%	1,403,068	$392	4.6711%	118	99.9%	1.64x	61.2%	59.0%
Suburban	6	$129,377,596	12.6%	839,389	$338	4.4353%	115	96.1%	1.61x	58.2%	52.8%
Data Center	1	$11,750,000	1.1%	77,546	$152	4.1350%	116	100.0%	3.58x	40.5%	40.5%
Retail	27	$235,459,803	22.9%	2,483,093	$188	4.7160%	118	94.6%	1.53x	68.4%	61.6%
Anchored(6)	23	$222,229,097	21.6%	2,389,081	$190	4.7139%	118	95.0%	1.54x	68.0%	61.7%
Unanchored	4	$13,230,706	1.3%	94,012	$145	4.7509%	117	88.1%	1.35x	73.9%	58.6%
Hospitality	28	$169,962,646	16.6%	4,451	$111,979	4.8718%	95	74.3%	1.92x	65.5%	57.5%
Full Service	6	$118,962,646	11.6%	1,612	$114,530	4.8312%	106	73.0%	1.79x	65.5%	54.9%
Select Service	6	$20,077,586	2.0%	804	$78,681	4.9764%	90	73.8%	2.04x	67.4%	62.2%
Extended Stay	6	$15,655,172	1.5%	784	$164,105	4.9600%	56	83.6%	2.35x	64.4%	64.4%
Limited Service	10	$15,267,241	1.5%	1,251	$82,438	4.9600%	56	75.6%	2.35x	64.4%	64.4%
Industrial	34	$135,872,951	13.2%	3,832,396	$185	4.5441%	103	100.0%	1.72x	62.9%	57.7%
Multifamily	16	$114,800,000	11.2%	1,556	$134,361	4.7684%	118	97.9%	1.34x	68.9%	66.5%
Mid Rise	11	$62,450,000	6.1%	399	$207,809	4.8970%	118	100.0%	1.28x	65.0%	65.0%
Garden	5	$52,350,000	5.1%	1,157	$46,742	4.6150%	117	95.5%	1.41x	73.5%	68.4%
Mixed Use	1	$60,000,000	5.8%	131,470	$685	4.5320%	118	94.5%	1.81x	50.0%	50.0%
Office/Retail/Multifamily	1	$60,000,000	5.8%	131,470	$685	4.5320%	118	94.5%	1.81x	50.0%	50.0%
Manufactured Housing Community	2	$16,128,416	1.6%	844	$27,268	4.9398%	118	72.0%	1.34x	70.1%	59.3%
Total/Weighted Average	119	$1,026,801,412	100.0%			4.6689%	112	93.0%	1.66x	63.5%	58.5%

A-2-1

Geographic Distribution(1)(2)(5)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
California	22	$400,448,825	39.0%	4.5528%	117	1.53x	60.8%	57.6%
Southern(7)	18	$263,938,825	25.7%	4.5907%	117	1.51x	61.9%	58.7%
Northern(7)	4	$136,510,000	13.3%	4.4795%	117	1.57x	58.7%	55.5%
Texas	10	$113,203,655	11.0%	4.7955%	114	1.52x	68.0%	60.9%
New York	3	$109,500,000	10.7%	4.5978%	117	1.88x	61.3%	60.6%
New York City	2	$100,500,000	9.8%	4.5958%	117	1.92x	60.1%	60.1%
Remaining New York State	1	$9,000,000	0.9%	4.6200%	116	1.41x	75.0%	65.8%
Missouri	4	$101,090,873	9.8%	4.6040%	111	1.86x	67.7%	59.1%
Georgia	7	$48,519,358	4.7%	4.6519%	99	1.61x	67.6%	59.9%
Other	73	$254,038,702	24.7%	4.8553%	102	1.77x	64.2%	57.4%
Total/Weighted Average	119	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)(4)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
39.0%	-	54.9%	5	$171,337,338	16.7%	4.5205%	104	1.93x	49.1%	46.3%
55.0%	-	59.9%	7	$195,770,096	19.1%	4.7787%	117	1.82x	57.1%	54.3%
60.0%	-	64.9%	5	$116,529,321	11.3%	4.7470%	97	1.87x	62.3%	60.5%
65.0%	-	69.9%	13	$190,919,833	18.6%	4.7872%	114	1.58x	66.7%	62.0%
70.0%	-	74.9%	15	$287,669,824	28.0%	4.5546%	115	1.44x	72.2%	64.0%
75.0%	-	75.0%	4	$64,575,000	6.3%	4.7487%	117	1.32x	75.0%	65.0%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of LTV Ratios at Maturity or ARD(1)(2)(3)

Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD
29.4%	-	49.9%	9	$144,534,407	14.1%	4.5776%	102	1.91x	51.4%	44.5%
50.0%	-	54.9%	3	$88,479,321	8.6%	4.5317%	117	1.69x	53.3%	50.7%
55.0%	-	59.9%	12	$238,278,111	23.2%	4.8080%	117	1.77x	60.8%	56.6%
60.0%	-	64.9%	13	$281,707,573	27.4%	4.7096%	104	1.68x	68.5%	61.8%
65.0%	-	72.2%	12	$273,802,000	26.7%	4.5986%	117	1.42x	70.5%	66.6%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
1.25x	-	1.39x	17	$316,507,389	30.8%	4.6897%	118	1.31x	71.3%	64.7%
1.40x	-	1.44x	4	$62,779,321	6.1%	4.5111%	117	1.42x	66.9%	58.3%
1.45x	-	1.54x	5	$52,353,384	5.1%	4.5406%	117	1.47x	68.0%	57.6%
1.55x	-	1.99x	19	$529,374,189	51.6%	4.6702%	111	1.81x	58.9%	55.3%
2.00x	-	2.49x	3	$54,037,129	5.3%	4.9591%	72	2.30x	59.7%	57.9%
2.50x	-	3.58x	1	$11,750,000	1.1%	4.1350%	116	3.58x	40.5%	40.5%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

A-2-2

Original Terms to Maturity or ARD(1)(2)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
60	3	$86,287,248	8.4%	4.8957%	56	2.11x	60.1%	57.8%
120	46	$940,514,165	91.6%	4.6481%	117	1.62x	63.8%	58.6%
Total/Weighted Average	49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
56	-	56	3	$86,287,248	8.4%	4.8957%	56	2.11x	60.1%	57.8%
105	-	117	32	$505,097,589	49.2%	4.5541%	115	1.68x	63.5%	57.1%
118	-	119	14	$435,416,575	42.4%	4.7572%	118	1.55x	64.2%	60.3%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Underwritten NOI Debt Yields(1)(2)(4)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	LTV Ratio at Maturity or ARD(3)
6.5%	-	8.9%	12	$393,963,416	38.4%	4.5876%	118	1.53x	64.0%	61.2%
9.0%	-	9.9%	15	$242,003,122	23.6%	4.6895%	117	1.49x	67.5%	60.7%
10.0%	-	12.4%	14	$198,207,346	19.3%	4.7126%	113	1.73x	59.5%	54.0%
12.5%	-	14.9%	6	$170,940,399	16.6%	4.7912%	87	1.96x	64.4%	57.3%
15.0%	-	17.7%	2	$21,687,129	2.1%	4.5543%	116	2.93x	39.8%	35.4%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Amortization Types(1)(2)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
Interest Only, then Amortizing	23	$450,145,000	43.8%	4.5507%	116	1.46x	68.5%	60.8%
Interest Only	9	$372,300,000	36.3%	4.7615%	111	1.86x	57.7%	57.7%
Amortizing Balloon	15	$160,589,412	15.6%	4.8878%	99	1.70x	62.1%	51.5%
Interest Only, ARD	2	$43,767,000	4.3%	4.2952%	117	1.97x	66.7%	66.7%
Total/Weighted Average	49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)	With respect to the Santa Monica Multifamily Portfolio Mortgage Loan, AG Life Time Fitness Portfolio Mortgage Loan, Promenade Gateway Mortgage Loan, 32 Avenue of the Americas Mortgage Loan, Hyatt Regency St. Louis at The Arch Mortgage Loan, FedEx Brooklyn Mortgage Loan, Equity Inns Portfolio Mortgage Loan, Harvey Building Products Portfolio Mortgage Loan and the Element LA Mortgage Loan, the Cut-off Date LTV Ratio, LTV Ratio at Maturity Date or ARD, U/W NCF DSCR, U/W NOI Debt Yield and Cut-off Date Balance per Room/Pad/Unit/NRA calculations include the related pari passu companion loan(s).

(2)	With respect to the two loans with an anticipated repayment date, representing approximately 4.3% of the Initial Pool Balance, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Stated Remaining Term (Mos.) and LTV Ratio at Maturity Date or ARD are through the related anticipated repayment date.

(3)	With respect to the Equity Inns Portfolio Mortgage Loan, representing 3.9% of the Initial Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Equity Inns Portfolio Mortgaged Properties as a whole. With respect two mortgage loans, representing 3.7% of the Initial Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “as complete” value. For additional information, see the Footnotes to Annex A-1.

(4)	With respect to The Place Apartments Mortgage Loan, representing 2.4% of the Initial Pool Balance, the Cut-off Date LTV, and U/W NOI Debt Yield have been calculated net of a $2,430,800 million holdback reserve. For additional information, see the Footnotes to Annex A-1.

(5)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(6)	Includes anchored, single tenant and shadow anchored properties.

(7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP TWENTY MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

A-3-2

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

a
Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Neil Shekhter; Margot Shekhter; NMS Family Living Trust
Borrower:	1422 on 6th, LLC; 1422 on 7th, LLC; 1423 on 6th, LLC; 1425 on 6th, LLC; 1428 on 6th, LLC; 1430 on 7th, LLC; 1432 on 7th, LLC; 1522 on 6th, LLC; 1537 on 7th, LLC; NMS 2001 Studio Apartments, LLC; NMS 2029 Studio Apartments, LLC
Original Balance(1):	$62,450,000
Cut-off Date Balance(1):	$62,450,000
% by Initial UPB:	6.1%
Interest Rate:	4.8970%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(1)(2):	$20,000,000 Pari Passu Debt; $5,550,000 Mezzanine Debt
Call Protection(3)(4):	L(26), D(90), O(4)
Lockbox / Cash Management:	Soft / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$213,993	$71,540
Insurance:	$0	Springing
Replacement:	$0	$8,313
Required Repairs:	$34,500	NAP

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Unit:	$206,642	$220,551
Balloon Balance / Unit:	$206,642	$220,551
Cut-off Date LTV:	65.0%	69.4%
Balloon LTV:	65.0%	69.4%
Underwritten NOI DSCR:	1.31x	1.14x
Underwritten NCF DSCR:	1.28x	1.12x
Underwritten NOI Debt Yield:	6.5%	6.1%
Underwritten NCF Debt Yield:	6.4%	6.0%
Underwritten NOI Debt Yield at Balloon:	6.5%	6.1%
Underwritten NCF Debt Yield at Balloon:	6.4%	6.0%

Property Information
Single Asset / Portfolio:	Portfolio of 11 properties
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	Various / NAP
Total Units:	399
Property Management:	NMS Properties, Inc.
Underwritten NOI:	$5,346,585
Underwritten NCF:	$5,246,835
Appraised Value:	$126,850,000
Appraisal Date:	July 31, 2015

Historical NOI
Most Recent NOI:	$5,427,073 (T-12 August 31, 2015)
2014 NOI:	$4,814,792 (December 31, 2014)
2013 NOI:	$4,475,228 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (September 2015)
2014 Occupancy:	97.8% (December 31, 2014)
2013 Occupancy:	97.5% (December 31, 2013)
2012 Occupancy:	NAV
(1)	The Santa Monica Multifamily Portfolio Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $82.45 million. The controlling Note A-1, with an original principal balance of $62.45 million, will be included in the COMM 2016-CCRE28 mortgage trust. The non-controlling Note A-2 with an original principal balance of $20.0 million, will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Defeasance of the full $82.45 million Santa Monica Portfolio Whole Loan is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 20, 2018. The assumed lockout period of 26 payments is based on the expected COMM 2016-CCRE28 securitization closing date in February 2016. The actual lockout period may be longer.

(4)	Partial release is permitted. See “Partial Release” herein.

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

A-3-3

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Portfolio Summary
Property	Year Built	# of Units(1)	Allocated Loan Amount(2)	Allocated Loan Amount (%)(2)	Appraised Value(2)	Occupancy(3)
2001 Olympic Boulevard	2008	100	$21,189,358	25.7%	$32,600,000	100%
2029 Olympic Boulevard	2009	65	$12,544,620	15.2%	$19,300,000	100%
1423 on 6th Street	1998	24	$5,849,823	7.1%	$9,000,000	100%
1422 on 6th Street	1997	28	$5,784,825	7.0%	$8,900,000	100%
1430 on 7th Street	1996	28	$5,654,829	6.9%	$8,700,000	100%
1537 on 7th Street	2003	26	$5,589,831	6.8%	$8,600,000	100%
1422 on 7th Street	1996	28	$5,459,834	6.6%	$8,400,000	100%
1428 on 6th Street	1998	24	$5,459,834	6.6%	$8,400,000	100%
1425 on 6th Street	1998	24	$5,329,838	6.5%	$8,200,000	100%
1432 on 7th Street	2000	26	$4,842,353	5.9%	$7,450,000	100%
1522 on 6th Street	2004	26	$4,744,856	5.8%	$7,300,000	100%
Total / Wtd. Avg.		399	$82,450,000	100.0%	$126,850,000	100%
(1)	The # of Units for the 1537 on 7th Street property does not include one unit which is currently being used as a commercial leasing office.

(2)	Allocated Loan Amount, Allocated Loan Amount (%) and Appraised Value reflect the Santa Monica Multifamily Portfolio Whole Loan.

(3)	Occupancy is based on rent rolls dated September 2015.

The Loan. The Santa Monica Multifamily Portfolio loan (the “Santa Monica Multifamily Portfolio Loan”) is a $62.45 million fixed rate loan secured by the borrowers’ fee simple interest in a 399-unit, 11 property portfolio of mid rise apartment properties located in Santa Monica, California (each a “Property”, collectively, the “Santa Monica Multifamily Portfolio Properties” or “Santa Monica Multifamily Portfolio”) with an original and cut-off date principal balance of $62.45 million. The Santa Monica Multifamily Portfolio Loan is evidenced by the controlling Note A-1 with an original principal balance of $62.45 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu non-controlling Note A-2 with an original principal balance of $20.0 million (and, together with the Santa Monica Multifamily Portfolio Loan, the “The Santa Monica Multifamily Portfolio Whole Loan”), will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Santa Monica Multifamily Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – The Santa Monica Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$62,450,000	$62,450,000	COMM 2016-CCRE28	Yes
Note A-2	$20,000,000	$20,000,000	GACC	No
Total	$82,450,000	$82,450,000

The Santa Monica Multifamily Portfolio Whole Loan has a 10-year term and requires interest only payments for the term of the loan. The Santa Monica Multifamily Portfolio Whole Loan accrues interest at a fixed rate equal to 4.8970%. Loan proceeds were used to retire existing debt of approximately $76.3 million, fund upfront reserves of approximately $0.2 million, pay closing costs and return approximately $10.0 million of equity to the loan sponsors. Based on the appraised value of $126.85 million as of July 31, 2015, the cut-off date LTV ratio is 65.0%. The most recent prior financing of the 2001 Olympic Boulevard property was included in the FHMS K007 securitization. The most recent prior financing of the other Santa Monica Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$82,450,000	93.7%	Loan Payoff	$76,302,074	86.7%
Mezzanine Loan	$5,550,000	6.3%	Reserves	$248,493	0.3%
			Closing Costs	$1,446,338	1.6%
			Return of Equity	$10,003,096	11.4%
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%

The Borrower / Sponsor. The borrowers are 1422 on 6th, LLC, 1422 on 7th, LLC, 1423 on 6th, LLC, 1425 on 6th, LLC, 1428 on 6th, LLC, 1430 on 7th, LLC, 1432 on 7th, LLC, 1522 on 6th, LLC, 1537 on 7th, LLC, NMS 2001 Studio Apartments, LLC and NMS 2029 Studio Apartments, LLC, each a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrowers and the non-recourse carve-out guarantors are Neil Shekhter, Margot Shekhter and the NMS Family Living Trust, on a joint and several basis.

A-3-4

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Neil Shekhter has over 25 years of developing and managing multifamily properties. In 1988, Mr. Shekhter founded NMS Properties, Inc., a privately owned real estate development and management firm that specializes in the acquisition, entitlement, development and management of multifamily and mixed-use properties in the Greater Los Angeles area. NMS Properties, Inc. manages more than 50 properties, including 21 multifamily properties within the City of Santa Monica, with approximately 2,000 apartment units and 320,000 sq. ft. of retail and commercial space. NMS Properties, Inc. also has an additional 2,500 multifamily units and 200,000 sq. ft. of mixed-use space under development.

The Properties. The Santa Monica Multifamily Portfolio Properties consist of 11 mid rise multifamily properties totaling 399 units located in Santa Monica, California. The Santa Monica Multifamily Portfolio is comprised entirely of deed-restricted affordable units. The Santa Monica Multifamily Portfolio Properties were built between 1996 and 2009 and acquired by the sponsors between 2001 and 2006. As of September 2015, the Santa Monica Multifamily Portfolio Properties were 100.0% occupied.

The Santa Monica Multifamily Portfolio Properties range from four to five stories and offer a mix of studios and one, two and three bedroom apartments. Amenities at each Property include on-site laundry facilities, elevators, subterranean secured parking and maintained landscaping. Unit amenities include stainless steel appliance packages including a fridge, oven dishwasher and microwave as well as vinyl wood flooring, air conditioning and balconies/patios in select units. There are a total of 482 parking spaces across the Santa Monica Multifamily Portfolio Properties, which equates to a parking ratio of approximately 1.21 spaces per unit.

Each of the Santa Monica Multifamily Portfolio Properties is subject to deed restrictions by the City of Santa Monica. The deed restrictions require a mix of very low income, low income and moderate income units to be made available at each Property. In addition to the affordability requirements, 61 of the units across the Santa Monica Multifamily Portfolio are subject to senior age restrictions and 24.1% of the tenants receive assistance under HUD’s Section 8 program. Very low income, low income and moderate income units are defined as being affordable for a household that earns not more than 50%, 60-80% and 100% of the then current annual median income (“AMI”), respectively. The chart below summarizes the unit breakout and deed restricted units at each Property.

Unit Mix(1)
		Studio		1bd/1ba		2bd/1ba		3bd/2ba
Property	# of Total Units(2)	Low Income	Moderate Income	Low Income	Moderate Income	Very Low Income	Moderate Income	Low Income	Moderate Income
2001 Olympic Boulevard	100	15	85	0	0	0	0	0	0
2029 Olympic Boulevard	65	10	55	0	0	0	0	0	0
1423 on 6th Street	24	0	2	6	8	0	5	0	3
1422 on 6th Street	28	0	2	7	19	0	0	0	0
1430 on 7th Street	28	0	0	7	21	0	0	0	0
1537 on 7th Street	26	0	11	0	0	15	0	0	0
1422 on 7th Street	28	0	0	5	23	0	0	0	0
1428 on 6th Street	24	0	6	0	10	0	4	0	4
1425 on 6th Street	24	0	2	5	9	0	5	1	2
1432 on 7th Street	26	0	11	0	0	15	0	0	0
1522 on 6th Street	26	0	10	0	1	15	0	0	0
Total / Wtd. Avg.	399	25	184	30	91	45	14	1	9
(1)	Based on rent rolls dated September 2015.

(2)	The # of Total Units for the 1537 on 7th Street property does not include one unit which is currently being used as a commercial leasing office.

The chart below summarizes the maximum allowable rent per each unit type as compared to the appraiser’s concluded market rents.

Rent Comparison(1)
Unit Type	Income Restriction	Max Rent	Market Rent
Studio	Low Income	$1,196	$1,595 - $2,516
Studio	Moderate Income	$1,495	$1,750 - $2,200
1bd/1ba	Low Income	$1,366	$2,200 - $2,825
1bd/1ba	Moderate Income	$1,708	$2,200 - $2,825
1bd/1ba – Sr.	Low Income	$1,366	$2,200 - $2,825
2bd/2ba	Moderate Income	$2,028	$2,995 - $4,000
2bd/1ba – Sr.	Very Low Income	$1,014	$2,995 - $4,000
3bd/2ba	Moderate Income	$2,316	$3,950 - $5,000
3bd/2ba – Sr.	Moderate Income	$2,316	$3,950 - $5,000
(1) Source: Appraisal.

A-3-5

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

The Santa Monica Multifamily Portfolio Properties are all located within close proximity of each other in Santa Monica, California. Nine of the 11 buildings are located within a two block radius along 6th and 7th Street and the remaining two are located adjacent to each other along Olympic Boulevard, two miles away. The affordable nature of the Santa Monica Multifamily Portfolio Properties has led to increased demand and contributed to the Santa Monica Multifamily Portfolio’s consistent historic occupancy. There are currently large waitlists for and limited supply of affordable housing in Santa Monica. According to the sponsor, units in the portfolio typically rent within a day of being listed due to their discounted rents.

Environmental Matters. The Phase I environmental reports dated August 13, 2015 recommended no further action at the Santa Monica Multifamily Portfolio Properties.

The Market. The Santa Monica Multifamily Portfolio consists of 11 properties which are all located within Los Angeles County. Los Angeles County has a 2015 estimated population of approximately 10.1 million and a median household income of $53,928. Los Angeles County is within the second largest metropolitan statistical area in the nation, the Los Angeles-Long Beach-Anaheim metropolitan area.

The Santa Monica Multifamily Portfolio is located in the City of Santa Monica which is part of the larger West Los Angeles area. The estimated median household income in West Los Angeles is $67,467 which is 25.1% greater than the median household income of Los Angeles County. According to the Santa Monica Chamber of Commerce, Santa Monica has an excess of 300 companies representing more than 60 industries. The three largest employers in the city are government, health/medical services, and retail development/management/leasing entities, represented by City of Santa Monica, St. John’s Health Center, and The Macerich Company, respectively. Entertainment and high-technology related companies are also a component of the city’s economic base with companies such as The RAND Corporation, Metro Goldwyn Meyer, Inc., MTV, Specialty Laboratories and Yahoo!. Santa Monica is also a popular tourist destination year round offering a 26-mile coastline with a biking and walking trail featuring many restaurants, local shops and the Santa Monica pier.

The Santa Monica Multifamily Portfolio Properties are located approximately 16 miles west of the Los Angeles CBD and 0.25 miles east of the Santa Monica Beach. The Santa Monica Portfolio Properties are also located near multiple entertainment and retail centers. The Santa Monica Portfolio Properties on 6th and 7th Street are located three and four blocks, respectively, from the Third Street Promenade, an upscale shopping, dining, and entertainment complex with national retailers including Nordstrom, Bloomingdale’s, Brookstone, Nike, Apple, Banana Republic and Victoria’s Secret.

According to the appraiser, the Santa Monica Multifamily Portfolio is located in the Santa Monica submarket. As of Q2 2015, the Santa Monica submarket has a low vacancy rate of 3.0% which is stronger than the overall vacancy rate of 3.4% in Los Angeles County. Since 2006, the submarket vacancy has averaged 3.1% and since 2010 has not been greater than 3.3%. Asking rent as of Q2 2015 is $2,514 which has remained stable over the past year.

The Santa Monica Multifamily Portfolio Properties are part of the Affordable Housing Program, which is designed to assist low income families with an income less than 50% of the Housing and Urban Development (“HUD”) determined median family income for Los Angeles County. As evidenced by the Santa Monica Portfolio Properties’ historically strong occupancy, Affordable Housing Programs are in high demand within the City of Santa Monica. The City of Santa Monica Housing Division received over 33,000 applications in 35 hours for the master wait list for all Affordable Housing Programs including the Section 8 Housing Choice Voucher Program. According to self-reported data from applicants, 3,919 of those who applied are Santa Monica residents.

The appraiser identified five properties in Santa Monica under the Affordable Housing Program to be comparable to the Santa Monica Multifamily Portfolio Properties summarized in the chart below.

Competitive Set(1)
Property	Location	Year Built	# of Units	Average Unit Size (Sq. Ft.)	Occupancy	Average Monthly Rental Rate	Average Monthly Rental Rate PSF

Santa Monica Multifamily Portfolio	Various	1996 - 2009	399	422 - 731(2)	100.0%(3)	$1,448 - $1,744(2)(3)	$2.18 - $3.43(2)(3)
Wavecrest Apartments	708 Pico Boulevard	2000	20	900	100.0%	$833	$0.93
1231 5th Street	1231 5th Street	1999	28	579	100.0%	$1,693	$2.93
815 Ashland	815 Ashland Avenue	1995	45	914	100.0%	$1,097	$1.20
Ocean Breeze Apartments	1458 14th Street	2009	20	650	100.0%	$845	$1.30
5th & Wilshire	1144 5th Street	1997	32	1,034	100.0%	$692	$0.67
Total / Wtd. Avg.(4)			145	837	100.0%	$1,052	$1.39
(1)	Source: Appraisal.

(2)	The ranges for Average Unit Size (Sq. Ft.), Average Monthly Rental Rate and Average Monthly Rental Rate PSF represent the averages of each individual Property.

(3)	Based on rent rolls dated September 2015.

(4)	Total / Wtd. Avg. does not include the Santa Monica Multifamily Portfolio Properties.

A-3-6

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	T-12 8/31/2015	U/W	U/W per Unit
Gross Potential Rent(1)	$7,387,386	$7,372,300	$7,369,984	$7,369,984	$18,471
Total Other Income	507,068	549,929	666,537	690,289	1,730
Vacancy & Concessions(2)	(218,213)	(217,644)	(107,856)	(184,249)	(462)
Effective Gross Income	$7,676,241	$7,704,584	$7,928,665	$7,876,025	$19,739
Total Operating Expenses	3,201,013	2,889,793	2,501,592	2,529,440	6,339
Net Operating Income	$4,475,228	$4,814,792	$5,427,073	$5,346,585	$13,400
Capital Expenditures	99,750	99,750	99,750	99,750	250
Net Cash Flow	$4,375,478	$4,715,042	$5,327,323	$5,246,835	$13,150

(1)	U/W Gross Potential Rent is based on the rent rolls as of September 2015.

(2)	U/W Vacancy & Concessions collectively represents 2.5% of U/W Gross Potential Rent. U/W Vacancy represents approximately 2.0% of U/W Gross Potential Rent, which is in line with the appraiser’s concluded average vacancy rate of 2.0% for the Santa Monica Multifamily Portfolio Properties. As of September 2015, the Santa Monica Multifamily Portfolio Properties are 100.0% occupied.

Property Management. The Santa Monica Multifamily Portfolio Properties are managed by NMS Properties, Inc. a California corporation and an affiliate of the borrowers.

Lockbox / Cash Management.  The Santa Monica Multifamily Portfolio Loan is structured with a soft lockbox and in place cash management. All rents and other gross revenue from the Santa Monica Portfolio Properties are required to be deposited by the borrowers or property manager into a clearing account within one business day of receipt. All funds in the clearing account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Santa Monica Multifamily Portfolio Loan documents.

Additionally, an excess cash sweep will occur upon (i) an event of default under the Santa Monica Multifamily Portfolio Loan documents, (ii) an event of default under the mezzanine loan documents or (iii) if (a) the debt service coverage ratio (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan), on the last day of the calendar quarter, is less than 1.10x when any mezzanine debt is outstanding and (b) the debt service coverage ratio (taking into account the Santa Monica Multifamily Portfolio Whole Loan only), on the last day of the calendar quarter, is less than 1.25x at any time regardless of whether mezzanine debt is outstanding. Any excess cash sweep will end if (a) with respect to clause (i) or (ii) above, the respective event of default has been cured or waived and no other event of default is then continuing or (b) with respect to clause (iii) above, the debt service coverage ratio is at least 1.15x with respect to clause (iii) (a) above and 1.30x with respect to clause (iii) (b) above for two consecutive calendar quarters.

Initial Reserves. At loan origination, the borrowers deposited (i) $213,993 into a tax reserve account and (ii) $34,500 into a required repairs reserve account, which represents approximately 125.0% of the engineer’s estimated immediate repairs.

Ongoing Reserves.  On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $71,540, into a tax reserve account, (ii) $8,313 ($250 per unit annually) into a capital expenditure account and (iii) 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.  A $5,550,000 mezzanine loan was funded concurrently with the funding of the Santa Monica Multifamily Portfolio Loan. The mezzanine loan is coterminous with the Santa Monica Multifamily Portfolio Loan, accrues interest at a rate of 10.5000% and is interest only for the entire term. The current borrowers under the mezzanine loan are 14226 Capital, LLC, 14227 Capital, LLC, 14236 Capital, LLC, 14256 Capital, LLC, 14286 Capital, LLC, 14307 Capital, LLC, 14327 Capital, LLC, 15226 Capital, LLC, 15377 Capital, LLC, NMS 2001 Capital, LLC and NMS 2029 Capital, LLC. The mezzanine loan was sold to REFH SR Mezz, LLC.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

A-3-7

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Partial Release. At any time after the expiration of the lockout period, the related borrower may obtain the release of an individual Property upon a bona fide third-party sale of such Property provided, among other things, (i) if a mezzanine loan is outstanding, the DSCR for the remaining Santa Monica Multifamily Portfolio Properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) is not less than the greater of the DSCR immediately preceding such release and 1.15x, (ii) the LTV for the remaining Santa Monica Multifamily Portfolio Properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) does not exceed the lesser of the LTV immediately preceding such release and 69.4%, (iii) based solely on the Santa Monica Multifamily Portfolio Whole Loan, the DSCR for the remaining Santa Monica Multifamily Portfolio Properties is not less than the greater of the DSCR immediately preceding such release and 1.30x, and (iv) the borrower partially defeases the Santa Monica Multifamily Portfolio Whole Loan in an amount equal to the greater of the lender’s proportionate share of (as between the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan, if a mezzanine loan is outstanding) 125% of the allocated loan amount for the released Property or 100% of the net sales proceeds received from the sale of the released Property (which in no event may be less than 94% of the gross sales price of such Property).

Substitution. None.

A-3-8

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Van Nuys
Burbank
Glendale
Griffith Park
Hollywood
Beverly Hills
West Hollywood
Dodger Stadium
UCLA
Santa Monica
Los Angeles
DTLA
Culver City
USC
Los Angeles Coliseum
Venice
Vernon
Marina Del Rey
Playa Vista
Huntington Park
Los Angeles International Airport (LAX)
Inglewood
South Gate
El Segundo
Hawthorne
Lynwood
Manhattan Beach
Gardena
Saint John's Health Center
Santa Monica UCLA Medical Center
Colorado/17th Street
Memorial Park
Woodlawn Cemetery
Santa Monica College
Virginia Avenue Park
Santa Monica
Roosevelt Elementary School
St. Monica Catholic Schools
Christine Emerson Reed Park
Santa Monica High School
Joslyn Park
Los Amigos Park
Colorado/4th Street
Third Street Promenade
Santa Monica Place
Tongva Park
Hotchkiss Park
Palisades Park
Pacific Coast Hwy
Santa Monica State Beach
Santa Monica Pier
Crescent Bay Park
Dorothy Green Park
Santa Monica Bay
Euclid St
12th St
11th St
10th St
9th St
Lincoln Blvd
7th St
6th St
5th St
4th St
3rd St
2nd St
Ocean Ave
Montana Ave
Washington Ave
California Ave
Wilshire Blvd
Arizona Ave
Santa Monica Blvd
Broadway
Colorado Ave
Olympic Blvd
Main St
Rico Blvd
Bay St
Grant St
Pacific St
Pearl St
Nielson Way
23rd St
22nd St
21st St
20th St
18th St
17th St
16th St
14th St
CARTIFACT

Santa Monica Multifamily Portfolio

#	Property Name	Address	City/State	Zip Code
1	2001 Olympic Boulevard	2001 Olympic Boulevard	Santa Monica, CA	90404
2	2029 Olympic Boulevard	2029 Olympic Boulevard	Santa Monica, CA	90404
3	1423 on 6th Street	1423 6th Street	Santa Monica, CA	90401
4	1422 on 6th Street	1422 6th Street	Santa Monica, CA	90401
5	1430 on 7th Street	1430 7th Street	Santa Monica, CA	90401
6	1537 on 7th Street	1537 7th Street	Santa Monica, CA	90401
7	1422 on 7th Street	1422 7th Street	Santa Monica, CA	90401
8	1428 on 6th Street	1428 6th Street	Santa Monica, CA	90401
9	1425 on 6th Street	1425 6th Street	Santa Monica, CA	90401
10	1432 on 7th Street	1432 7th Street	Santa Monica, CA	90401
11	1522 on 6th Street	1522 6th Street	Santa Monica, CA	90401

A-3-9

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

A-3-10

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose(1):	Acquisition
Sponsor:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Borrower:	AGNL Exercise, L.L.C.
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	5.8%
Interest Rate:	4.9040%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(2)(3):	$114,300,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(4)(5):	L(26), YM1(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(6)
	Initial	Quarterly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Required Repairs(7):	$1,879,873	NAP

Financial Information(8)
Cut-off Date Balance / Sq. Ft.:	$139
Balloon Balance / Sq. Ft.:	$139
Cut-off Date LTV:	57.1%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	2.16x
Underwritten NCF DSCR:	1.99x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	9.9%
Underwritten NOI Debt Yield at Balloon:	10.7%
Underwritten NCF Debt Yield at Balloon:	9.9%

Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	NJ, MA, IL, MN, VA, AL, OH, MO, GA
Year Built / Renovated:	2007-2015 / NAP
Total Sq. Ft.:	1,254,268
Property Management:	Life Time Fitness
Underwritten NOI:	$18,692,075
Underwritten NCF:	$17,249,666
Appraised Value:	$305,200,000
Appraisal Date:	July-August 2015

Historical NOI(1)
In Place NOI(9):	$20,284,400
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy(10):	100.0% (December 31, 2014)
2013 Occupancy(10):	100.0% (December 31, 2013)
2012 Occupancy(10):	100.0% (December 31, 2012)
(1)	In June 2015, the sole tenant, Life Time Fitness, executed a sale-leaseback transaction with the borrower sponsor. Proceeds from the AG Life Time Fitness Portfolio Loan were used to pay down the line of credit that financed the sale-leaseback. As a result, Historical NOI is not available.

(2)	The AG Life Time Fitness Portfolio Whole Loan is evidenced by four pari passu notes in the aggregate original principal amount of $174.3 million. The controlling Note A-1, with an original principal balance of $60.0 million, will be included in the COMM 2016-CCRE28 mortgage trust. The non-controlling Notes A-2, A-3 and Note A-4 with an aggregate original principal balance of $114.3 million, will not be included in the trust. Note A-2 with an original principal balance of $40,000,000 is expected to be included in the CFCRE 2016-C3 mortgage trust. Notes A-3 and A-4 are expected to be held by CCRE or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	Partial release is permitted. See “Partial Release” herein.

(5)	The lockout period for yield maintenance will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Yield maintenance of the full $174.3 million AG Life Time Fitness Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 6, 2019. The assumed lockout period of 26 payments is based on the expected COMM 2016-CCRE28 securitization closing date in February 2016. The actual lockout period may be longer.

(6)	See “Initial Reserves” and “Ongoing Reserves” herein. Springing reserves are deposited on a quarterly basis.

(7)	The borrowers deposited $1,879,873 into a required repairs reserve account, which represents approximately 110% of the engineer’s estimated immediate repairs.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate AG Life Time Fitness Portfolio Whole Loan.

(9)	In Place NOI represents the current annualized triple-net rent pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that commenced in June 2015 and expires in June 2035.

(10)	The 100% occupancy figures for 2012-2014 exclude the Westwood property, which was built in 2015 and the 100% occupancy figure for 2012 excludes the Vestavia Hills property, which was built in 2013.

A-3-11

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

Portfolio Summary

Property	Location	Year Built	Sq. Ft.	Allocated Loan Amount ($)(1)	Allocated Loan Amount (%)	Appraised Value(2)	Occupancy(3)
Florham Park	Florham Park, NJ	2008	109,995	$25,826,550	14.8%	$45,200,000	100.0%
Westwood	Westwood, MA	2015	128,000	$25,242,239	14.5%	$43,500,000	100.0%
Vernon Hills	Vernon Hills, IL	2008	140,495	$21,444,217	12.3%	$38,000,000	100.0%
Lakeville	Lakeville, MN	2007	214,646	$17,061,884	9.8%	$29,800,000	100.0%
Sterling	Sterling, VA	2008	112,110	$15,717,968	9.0%	$28,000,000	100.0%
Vestavia Hills	Vestavia Hills, AL	2013	103,647	$14,899,933	8.5%	$25,700,000	100.0%
Beachwood	Beachwood, OH	2010	112,110	$14,257,191	8.2%	$24,800,000	100.0%
Dublin	Dublin, OH	2007	109,045	$13,439,155	7.7%	$23,900,000	100.0%
Ellisville	Ellisville, MO	2008	112,110	$13,263,862	7.6%	$23,300,000	100.0%
Woodstock	Woodstock, GA	2008	112,110	$13,147,000	7.5%	$23,000,000	100.0%
Total / Wtd. Avg.			1,254,268	$174,300,000	100.0%	$305,200,000	100.0%
(1)	Based on the AG Life Time Fitness Portfolio Whole Loan amount.

(2)	The appraiser assigned a hypothetical “dark value” of $220.9 million. The Cut-off Date LTV based on the hypothetical “dark value” is approximately 78.9%.

(3)	Occupancy as of February 6, 2016.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P) (1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration(3)

Life Time Fitness	NR/Caa1/B	1,254,268	100.0%	$16.17	100.0%	6/30/2035
Total Occupied Collateral		1,254,268	100.0%	$16.17	100.0%
Vacant		0	0.0%
Total		1,254,268	100.0%

(1)	The tenant under the lease is Healthy Way of Life III, LLC. Life Time Fitness Inc. (“Life Time Fitness”), the parent company, has guaranteed the obligations of the tenant under the lease. The Moody’s rating shown is the Senior Unsecured (Domestic) class. The Moody’s LT Corporate Family rating is “B2.” Ratings shown are of the parent company. For the purposes of this disclosure, “tenant” refers to Life Time Fitness.

(2)	U/W Base Rent PSF represents Life Time Fitness’s current annual rent of $16.17 PSF. Per the terms of its Lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four, five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

(3)	The AG Life Time Fitness Portfolio Properties are currently 100.0% occupied by Life Time Fitness pursuant to a unitary Lease covering all of the AG Life Time Fitness Portfolio Properties that expires in June 2035.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% U/W Base Rent Expiring	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	1,254,268	100.0%	1,254,268	100.0%	$16.17	100.0%	100.0%
Vacant	NAP	0	0.0%	1,254,268	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,254,268	100.0%			$16.17	100.0%

(1)	Annual U/W Base Rent PSF represents Life Time Fitness’s current annual rent of $16.17 PSF. Per the terms of its Lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four, five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

A-3-12

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

The Loan. The AG Life Time Fitness Portfolio loan (the “AG Life Time Fitness Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 1,254,268 sq. ft., 10 property portfolio of fitness centers located in nine states (each a “Property” or an “AG Life Time Fitness Portfolio Property”, and collectively, the “AG Life Time Fitness Portfolio Properties”) with an original and cut-off date principal balance of $60.0 million. The AG Life Time Fitness Portfolio Loan is evidenced by the controlling Note A-1 with an original principal balance of $60.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu non-controlling Note A-2 with a principal balance of $40.0 million is expected to be included in the CFCRE 2016-C3 mortgage trust. Non-controlling Note A-3 and Note A-4 with an aggregate original principal balance of $74.3 million will not be included in the trust and are expected to be held by CCRE or an affiliate and contributed to a future securitization trust. Note A-2, Note A-3 and Note A-4 are pari passu companion loans (and together with the AG Life Time Fitness Portfolio Loan, the “AG Life Time Fitness Portfolio Whole Loan”).

The relationship between the holders of the AG Life Time Fitness Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–AG Life Time Fitness Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	COMM 2016-CCRE28	Yes
Note A-2	$40,000,000	$40,000,000	CFCRE 2016-C3	No
Note A-3	$40,000,000	$40,000,000	CCRE	No
Note A-4	$34,300,000	$34,300,000	CCRE	No
Total	$174,300,000	$174,300,000

The AG Life Time Fitness Portfolio Whole Loan has a 10-year term and requires interest only payments for the term of the loan. The AG Life Time Fitness Portfolio Whole Loan accrues interest at a fixed rate equal to 4.9040%. In June 2015, the borrower sponsor purchased the AG Life Time Fitness Portfolio Properties for approximately $298.3 million from Life Time Fitness and subsequently leased each of the AG Life Time Fitness Portfolio Properties back to the tenant. The loan sponsor financed the sale-leaseback transaction with approximately $127.3 million in equity as well as the funding from a line of credit. Loan proceeds were used to pay off the loan sponsors’ line of credit, fund upfront reserves of approximately $1.9 million and pay closing costs. Based on the portfolio appraised value of $305.2 million as of July and August 2015, the cut-off date LTV ratio is 57.1%. The most recent prior financings of the AG Life Time Fitness Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$174,300,000	57.8%	Purchase Price(1)	$298,300,000	98.9%
Sponsor Equity	$127,278,004	42.2%	Reserves	$1,879,873	0.6%
			Closing Costs	$1,398,131	0.5%
Total Sources	$301,578,004	100.0%	Total Uses	$301,578,004	100.0%
(1)	In June 2015, the sole tenant, Life Time Fitness, executed a sale-leaseback transaction with the sponsor. Proceeds from the AG Life Time Fitness Portfolio Whole Loan were used to pay down the line of credit that financed the sale-leaseback.

The Borrower / Sponsor. The borrower is AGNL Exercise, L.L.C., a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are AG Net Lease III (SO) Corp. (7.3%) and AG Net Lease III Corp. (92.7%), on a several basis only. Such carve-out guarantors are severally liable for their respective guarantor percentage share based on their proportionate indirect ownership interest in the borrower (indicated above), which percentage may change in connection with permitted transfers. In addition, with respect to environmental liability pursuant to the environmental indemnity agreement, the borrower and the guarantors’ liability is limited to the outstanding principal balance of the AG Life Time Fitness Portfolio Loan (at the time the liability occurs) multiplied by the allocated loan amount percentage for the affected Property.

AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are subsidiaries of Angelo, Gordon & Co. Angelo, Gordon & Co. is a privately held registered investment advisor dedicated to alternative investing founded in 1988 that currently manages assets of approximately $27.0 billion. Since 1993, Angelo, Gordon & Co. has acquired over $13.0 billion of properties.

The Properties. The AG Life Time Fitness Portfolio Properties consist of 10, Class A single tenant fitness centers containing 1,254,268 sq. ft. located in New Jersey, Massachusetts, Illinois, Minnesota, Ohio (two properties), Alabama, Virginia, Georgia and Missouri. The AG Life Time Fitness Portfolio Properties were built-to-suit by the tenant between 2007 and 2015 and range in size from 103,647 to 214,646 sq. ft. with an average size of 125,427 sq. ft. The AG Life Time Fitness Portfolio Properties operate as full-service health clubs with amenities such as indoor and outdoor swimming pools, racquetball and squash courts, basketball courts, weight training areas, yoga and cycle studio rooms, day care facilities, men’s and women’s locker rooms, cafes and spas.

A-3-13

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

Collateral Summary
Property	State	Open Date	Sq. Ft.	Proximate City
Florham Park	NJ	November 2008	109,995	New York City – 26.4 miles
Westwood	MA	July 2015	128,000	Boston – 19.5 miles
Vernon Hills	IL	September 2008	140,495	Chicago – 34.4 miles
Lakeville	MN	June 2007	214,646(1)	Minneapolis – 23.3 miles
Sterling	VA	October 2008	112,110	Washington D.C. – 30.3 miles
Vestavia Hills	AL	April 2013	103,647	Birmingham – 8.3 miles
Beachwood	OH	January 2010	112,110	Cleveland – 15.3 miles
Dublin	OH	April 2007	109,045	Columbus – 15.6 miles
Ellisville	MO	June 2008	112,110	St. Louis – 23.9 miles
Woodstock	GA	June 2008	112,110	Atlanta – 30.6 miles
Total / Wtd. Avg.			1,254,268
(1)	Includes a 98,547 sq. ft. indoor tennis facility.

Life Time Fitness Amenities Summary(1)
	Florham Park	Westwood	Vernon Hills	Lakeville	Sterling	Vestavia Hills	Beachwood	Dublin	Ellisville	Woodstock
Current Level	Onyx	Diamond	Onyx	Gold	Platinum	Platinum	Gold	Gold	Gold	Gold
LifeCafé	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
LifeSpa	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Medi-spa	No	No	Yes	Yes	Yes	Yes	No	Yes	No	No
LifeClinic	No	No	No	Yes	No	No	No	Yes	No	No
Activity Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Child Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Rock Wall	Yes	No	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
Indoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Basketball Courts	2	2	2	2	2	2	2	2	0	2
Studios	2	2	2	2	2	2	2	2	2	2
Cycle Studios	1	1	1	1	1	1	1	1	1	1
Yoga Studios	1	1	1	1	1	1	1	1	1	1
Pilates	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Racquetball	No	No	No	No	Yes	No	No	Yes	No	No
Squash	Yes	No	Yes	Yes	No	No	No	Yes	No	Yes
Tennis	No	No	No	Yes	No	Yes	No	No	No	No
(1)	Source: Appraisal.

Life Time Fitness is a privately held, health and lifestyle company that was founded in 1992. As of November 1, 2015, Life Time Fitness operates 118 centers in 26 states and 35 markets in the United States and Canada. The company offers programs for adults and children in group fitness, yoga, swimming, running, racquetball, squash, tennis, Pilates, martial arts, rock climbing, cycling, basketball, and personal training, and also offers weight-loss, nutrition, and chiropractic services. Through its LifeCafés, LifeSpas and website, the company also offers nutritional products and educational classes and seminars. In addition, the company publishes a magazine under the Experience Life name that includes articles on nutrition and healthy eating, health and wellness, exercise and active adventure, stress-management, and personal development.

As of year-end 2014, Life Time Fitness reported revenues of approximately $1.29 billion, which were approximately 7.0% greater than 2013 revenues.

The Lease. Concurrent with the sale-leaseback transaction, Healthy Way of Life III, LLC, a subsidiary of Life Time Fitness executed a 20 year, triple-net unitary lease that is guaranteed by Life Time Fitness (the Lease”). The Lease expires on June 30, 2035, provides for base rent of $20,284,400 ($16.17 PSF) with contractual increases of 9.93% effective July 1, 2020 and 10.0% every five years thereafter and is structured with four, five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

The Lease provides the tenant with certain limited rights to discontinue operations for a period of less than 180 days (excluding renovations, remodeling or other construction), provided tenant continues to meet all of its obligations under the Lease, including the payment of rent and that during (A) the first five years of the Lease, only one Property may go dark, (B) years 6-10, up to two Properties may go dark, (C) years 11-15, only one Property may go dark and (D) years 16-20 up to two Properties may go dark; provided, however, at no time may more than one Property be dark.

A-3-14

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

If the tenant discontinues operations for more than 180 days, the applicable Property will be deemed a “Non-Economic Facility”, and the tenant is required to (i) deliver, as a security deposit, a letter of credit in an amount equal to two months’ rent (such amount, the “Required Letter of Credit Amount”, and such letter of credit, the “Security Deposit Letter of Credit”) and (ii) either substitute an acceptable replacement property (a “Substitute Property”) for the Non-Economic Facility (provided that only three Substitute Properties are permitted during the initial 10 years of the lease term) or, at borrower’s direction, arrange for a sale of the Non-Economic Property. See “Partial Release” and “Substitution” below.

The tenant will be in default under the Lease in the event that the tenant (i) has not resumed operations at the Non-Economic Facility within nine months after the Property was deemed to be a Non-Economic Facility, (ii) has not provided a Substitute Property prior to the date which is (x) nine months after the Property was deemed to be a Non-Economic Facility, or (y) nine months after the date that borrower instructed the tenant to offer such Non-Economic Facility for sale, or (iii) has not sold the Non-Economic Facility within nine months after the date that borrower instructed the tenant to offer such property for sale. All such terms, conditions and obligations described in this paragraph and the immediately preceding paragraph are each a “Non-Economic Facility Obligation”.

Once a Property is deemed a Non-Economic Facility, until such Property is substituted or sold as described above, the borrower has the right to terminate the Lease with respect to such Non-Economic Facility and equitably reduce the annual rent by the applicable rent reduction percentage.

Under the Lease, the tenant may change the use at any Property from fitness and fitness/health club related activities to medical office. Under the Lease the tenant has the right, without borrower or lender consent, to, among other things, (i) assign the Lease to an entity that (a) has a credit rating of not less than “BBB” from S&P, “Baa2” from Moody’s or the equivalent, or (b) delivers an acceptable letter of credit to the borrower in the amount of 12 months of annual rent due under the Lease, which letter of credit is required to be renewed on an annual basis throughout the term of the Lease, (ii) mortgage its leasehold interest, and (iii) make material alterations to a Property; provided that structural alterations generally require the consent of the borrower, which consent may not be unreasonably withheld, conditioned or delayed.

Environmental Matters. The Phase I environmental reports dated July 6, 2015 recommended no further action at the AG Life Time Fitness Portfolio Properties.

The Market. The AG Life Time Fitness Portfolio Properties are located in New Jersey, Massachusetts, Illinois, Minnesota, Ohio, Alabama, Virginia, Georgia and Missouri.

Market Overview(1)
			Rental Rate PSF
Mortgaged Property	Population(2)	Average Household Income(2)	Actual	Market(3)
Florham Park	150,012	$167,618	$27.32	$29.25
Westwood	140,652	$122,070	$22.95	$22.75
Vernon Hills	132,610	$143,690	$17.76	$17.25
Lakeville	122,270	$101,969	$9.25	$10.00
Sterling	177,442	$144,381	$16.32	$17.25
Vestavia Hills	140,302	$107,404	$16.73	$17.50
Beachwood	261,248	$73,646	$14.80	$16.00
Dublin	135,754	$109,414	$14.34	$15.00
Ellisville	120,703	$124,806	$13.77	$14.50
Woodstock	131,910	$114,140	$13.65	$13.75
Wtd. Avg.			$16.17	$16.78

(1)	Source: Appraisal.

(2)	Based on a five-mile radius as of 2014.

(3)	Based on the appraiser’s concluded market rent for the AG Life Time Fitness Portfolio Properties.

A-3-15

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

Cash Flow Analysis.

Cash Flow Analysis (1)
	In Place	U/W	U/W PSF
Base Rent(2)	$20,284,400	$20,284,400	$16.17
Value of Vacant Space	0	0	0.00
Gross Potential Rent	$20,284,400	$20,284,400	$16.17
Total Recoveries	0	0	0.00
Total Other Income	0	0	0.00
Less: Vacancy(3)	0	1,014,220	0.81
Effective Gross Income	$20,284,400	$19,270,180	$15.36
Total Operating Expenses	0	578,105	0.46
Net Operating Income	$20,284,400	$18,692,075	$14.90
TI/LC	1,254,268	1,254,268	1.00
Capital Expenditures	188,140	188,140	0.15
Net Cash Flow	$18,841,992	$17,249,666	$13.75
(1)	In June 2015, the tenant, Life Time Fitness executed a sale-leaseback transaction with the sponsor. As a result, historical cash flows are not available.

(2)	U/W Base Rent PSF represents Life Time Fitness’s current annual rent of $16.17 PSF. Per the terms of its lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four, five-year renewal options and no termination options.

(3)	U/W Vacancy represents 5.0% of Base Rent. The AG Life Time Fitness Portfolio Properties are currently 100.0% occupied as of February 6, 2016, by Life Time Fitness pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that expires in June 2035.

Property Management. The AG Life Time Fitness Portfolio Properties are managed by the tenant, Life Time Fitness.

Lockbox / Cash Management.  The AG Life Time Fitness Portfolio Whole Loan is structured with a hard lockbox and in place cash management. Pursuant to its Lease, the tenant is required to make annual rent payments in quarterly installments. Each quarterly installment of rent is required to be held in a lender controlled cash management account. On each payment date occurring immediately after a rent payment date (“Rent Payment Date”), the loan documents provide that the next two monthly debt service payment amounts will be held in the interest reserve account to be applied to debt service during the months that a Rent Payment Date has not occurred, and any excess amounts will be transferred to the borrower’s operating account.

During a Cash Management Period (as defined below), any springing reserve amounts together with, among other things, operating expenses, will be applied to payment under the AG Life Time Fitness Portfolio Whole Loan and any excess cash flow will be returned to the borrower. During a Cash Trap Period (as defined below), all excess cash, after application of funds as required under the loan agreement, will be retained by lender and held as additional collateral for the AG Life Time Fitness Portfolio Loan.

A “Cash Management Period” will occur (i) upon a Cash Trap Period, (ii) upon the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.50x until the debt service coverage ratio is at least 1.55x for two consecutive calendar quarters or (iii) upon the borrower obtaining mezzanine financing.

A “Cash Trap Period” will occur (i) during any event of default, (ii) during any bankruptcy action of the borrower, guarantor, property manager or the tenant under the Lease or (iii) upon a Life Time Fitness Lease Event (as defined below).

A “Life Time Fitness Lease Event” will occur (i) upon the occurrence of any bankruptcy action with respect to Life Time Fitness (or the tenant subsidiary), (ii) during the occurrence of any breach or violation of a Non-Economic Facility Obligation or (iii) if the Lease is terminated, expires or is surrendered (except with respect to a partial release or substitution as described under “Partial Release and Substitution” below).

Initial Reserves. At loan origination, the borrower deposited $1,879,873 into a required repairs reserve account, which represents approximately 110.0% of the engineer’s estimated immediate repairs.

Ongoing Reserves.  During the occurrence of a Cash Management Period, the borrower is required to deposit quarterly reserves on each payment date after a Rent Payment Date in an amount equal to (i) 1/4 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/4 of the estimated annual insurance premiums into an insurance reserve account, (iii) $47,025 ($0.15 PSF annually) into the replacement reserve account and (iv) $313,502 ($1.00 PSF annually) into the TI/LC reserve account. In addition, in the event tenant goes dark and is required to deposit with borrower a Security Deposit Letter of Credit (as more particularly described above, under “The Lease”), the borrower is required to deposit with lender cash in the Required Letter of Credit Amount, which will be deposited into the Life Time Fitness reserve account. In lieu of cash, the borrower may (i) deliver to lender an acceptable a letter of

A-3-16

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

credit in an amount equal to the Required Letter of Credit Amount or (ii) grant lender a first lien and security interest in the Security Deposit Letter of Credit.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  The AG Life Time Fitness Portfolio Whole Loan documents permit an approved mezzanine loan in an amount not to exceed $17.43 million, provided that, among other things, the mezzanine loan (i) has a term that is coterminous with the AG Life Time Fitness Portfolio Whole Loan and (ii) based on the combined principal balances, (a) the loan to value ratio is no more than 58.25%, (b) the debt service coverage ratio is equal to or greater than 2.30x and (c) the debt yield is equal to or greater than 11.50%.

Partial Release. At any time after the lockout period, the borrower may obtain the release of up to five individual AG Life Time Fitness Portfolio Properties, provided, among other things, (i) the borrower pays the Release Amount (as defined below) and (ii) after giving effect to such release, (a) the debt service coverage ratio is greater than or equal to the greater of (x) 2.10x and (y) the debt service coverage ratio immediately prior to the release and (b) the EBITDAR to Rent Ratio (as calculated per the loan documents) of the tenant is equal to or greater than EBITDAR to Rent Ratio prior to the release.

The “Release Amount” means (i) 110% of the applicable allocated loan amount (identified in the “Portfolio Summary” chart above) for the first three Properties to be released and (ii) 115% of the applicable allocated loan amount for the next two Properties to be released, in each case, together with the applicable yield maintenance premium and costs.

“EBITDAR” means for any period, earnings (as defined under GAAP) from continuing operations before payment of federal, state and local taxes, plus interest expense, depreciation and amortization and rents, in each case for such period, computed and calculated in accordance with GAAP.

“EBITDAR to Rent Ratio” means, as of any date, the ratio calculated by lender of (i) the EBITDAR of AG Life Time Fitness Portfolio Properties for the twelve (12) month period ending with the most recently completed calendar quarter, to (ii) the rental payments made by Life Time Fitness to the borrower under the Lease for such period.

Substitution. In connection with the partial release of an individual Property that is in connection with a transfer of such Property to the tenant or another third party, the borrower may substitute up to three Substitute Properties as collateral for the AG Life Time Fitness Portfolio Whole Loan provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Substitute Property has a fair market value that is equal to or greater than the value of the Property being released, (iii) the annual rent and EBITDAR of the Substitute Property is equal to or greater than that of the Property being released and (iv) the Substitute Property has the same allocated unpaid principal balance as the Property being released.

A-3-17

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

CARTIFACT
CANADA
MN
Minneapolis
4
WI
MI
Milwaukee
3
Chicago
IA
Des Moines
Detroit
Cleveland
7
8
Columbus
OH
Indianapolis
IN
IL
Cincinnati
Kansas City
MO
9
St Louis
Louisville
KY
WV
Buffalo
NY
Albany
Manchester
VT
NH
ME
Portland
MA
Boston
2
Hartford
CT
RI
Providence
1
New York
PA
Trenton
Philadelphia
NJ
MD
Baltimore
DE
5
Washington DC
VA
Richmond
Nashville
TN
Knoxville
Durham
Charlotte
NC
AR
Memphis
Chattanooga
Little Rock
10
Columbia
SC
6
Atlanta
Birmingham
Macon
MS
AL
GA
Charleston
Shreveport
Jackson
Montgomery
Savannah
TX
LA
Atlantic Ocean
Mobile
Tallahassee
Jacksonville
Lafayette
New Orleans
FL
Orlando
Gulf of Mexico
Tampa

AG Life Time Fitness Portfolio

#	Property Name	Address	City/State	Zip Code
1	Life Time - Florham Park, NJ	14 Fernwood Road	Florham Park, NJ	07932
2	Life Time - Westwood, MA	44 Harvard Street	Westwood, MA	02090
3	Life Time - Vernon Hills, IL	680 Woodlands Parkway	Vernon Hills, IL	60061
4	Life Time - Lakeville, MN	18425 Dodd Boulevard	Lakeville, MN	55044
5	Life Time - Sterling, VA	44610 Prentice Drive	Sterling, VA	20166
6	Life Time - Vestavia Hills, AL	3051 Healthy Way	Vestavia Hills, AL	35243
7	Life Time - Beachwood, OH	3850 Richmond Road	Beachwood, OH	44122
8	Life Time - Dublin, OH	3825 Hard Road	Dublin, OH	43016
9	Life Time - Ellisville, MO	3058 Clarkson Road	Ellisville, MO	63017
10	Life Time - Woodstock, GA	14200 Highway 92	Woodstock, GA	30188

A-3-18

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A-3-19

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

A-3-20

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Maxxam Enterprises, L.P.; 3D Investments III, L.P.
Borrower:	Promenade Gateway, L.P.
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$60,000,000
% by Initial UPB:	5.8%
Interest Rate:	4.5320%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(1):	$30,000,000 Pari Passu Debt
Call Protection(2):	L(26), D(90), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$120,000	$53,200
Insurance:	$21,500	$3,900
Replacement:	$0	$1,894
TI/LC:	$0	$6,135
AMC Theaters Conversion:	$200,000	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$685
Balloon Balance / Sq. Ft.:	$685
Cut-off Date LTV(5):	50.0%
Balloon LTV(5):	50.0%
Underwritten NOI DSCR:	1.83x
Underwritten NCF DSCR:	1.81x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	8.4%
Underwritten NCF Debt Yield at Balloon:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(6):	Office / Retail / Multifamily
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	1989, 2006 / 2015
Total Sq. Ft.(6):	131,470
Property Management:	Self-managed
Underwritten NOI:	$7,572,303
Underwritten NCF:	$7,475,954
“As-is” Appraised Value:	$180,000,000
“As-is” Appraisal Date:	September 9, 2015
“As Stabilized” Appraised Value(5):	$204,000,000
“As Stabilized” Appraisal Date(5):	September 9, 2015

Historical NOI
Most Recent NOI:	$7,021,699 (T-12 July 31, 2015)
2014 NOI:	$7,007,211 (December 31, 2014)
2013 NOI:	$6,159,437 (December 31, 2013)
2012 NOI:	$5,843,222 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(7):	94.5% (November 1, 2015)
2014 Occupancy	98.8% (December 31, 2014)
2013 Occupancy:	98.8% (December 31, 2013)
2012 Occupancy:	98.8% (December 31, 2012)

(1)	The Promenade Gateway Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $90.0 million. The controlling Note A-1, with an original principal balance of $60.0 million, will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu companion loan comprised of the non-controlling Note A-2, with an original principal amount of $30.0 million, will not be included in the trust and is expected to be initially held by JLC or an affiliate and contributed to a future securitization.

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Defeasance of the full $90.0 million Promenade Gateway Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 25, 2018. The assumed lockout period of 26 payment dates is based on the expected COMM 2016-CCRE28 closing date in February 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Promenade Gateway Whole Loan.

(5)	The “As Stabilized” Appraised Value assumes conversion of the AMC Theaters space to standard storefront retail use following the expiration of the tenant’s extension option in 2024. Based on the “As Stabilized” appraised value of $204,000,000 as of September 9, 2015, the Cut-off Date LTV and Balloon LTV are equal to 44.1%. There are no assurances that the borrower will recapture the AMC Theaters space prior to AMC Theaters’ fully extended lease expiration date in October 2029, or at all.

(6)	The Promenade Gateway Property consists of (i) 61,027 sq. ft. of office space, (ii) 37,138 sq. ft. of retail space and (iii) 33,305 sq. ft. of multifamily space which consists of 32 total multifamily units.

(7)	Most Recent Occupancy is based on the weighted average occupancy of the following components: (i) the 61,027 sq. ft. of office space was 88.1% leased (including Callison, who is currently dark but paying rent and has executed a sublease for 100.0% of its space to ZipRecruiter, an existing tenant at the Promenade Gateway Property), (ii) the 37,138 sq. ft. of retail space was 100.0% leased (including an executed lease with M.A.C. Cosmetics Inc. for 1,538 sq. ft. of retail space, which tenant is not yet in occupancy) and (iii) the 33,305 sq. ft. of multifamily space, which consists of 32 multifamily units, was 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

A-3-21

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

The Loan. The Promenade Gateway loan (the “Promenade Gateway Loan”) is a $60.0 million fixed rate loan secured by the borrower’s fee simple interest in a seven-story, 131,470 sq. ft. mixed use building located at 1453-1457 3rd Street Promenade in Santa Monica, California (the “Promenade Gateway Property”). The Promenade Gateway Property is comprised of 61,027 sq. ft. of office space, 37,138 sq. ft. of retail space and 33,305 sq. ft. of multifamily space, which consists of 32 total multifamily units located on the top three floors, all situated above a four-level subterranean parking garage. The Promenade Gateway Loan is evidenced by the controlling Note A-1, with an original principal balance of $60.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The non-controlling Note A-2 is the pari passu companion loan (and together with the Promenade Gateway Loan, the “Promenade Gateway Whole Loan”), with an original principal balance of $30.0 million, and is expected to be initially held by JLC or an affiliate.

The relationship between the holders of the Note A-1 and Note A-2 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Promenade Gateway Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	COMM 2016-CCRE28	Yes
Note A-2	$30,000,000	$30,000,000	JLC	No
Total	$90,000,000	$90,000,000

The Promenade Gateway Loan has a 10-year term and requires interest only payments for the term of the loan. The Promenade Gateway Loan accrues interest at a fixed rate equal to 4.5320% and has a cut-off date balance of $60.0 million. Proceeds of the Promenade Gateway Whole Loan were used to retire existing debt of approximately $58.8 million, pay reserves of approximately $0.3 million, cover closing costs of approximately $1.3 million and return approximately $29.6 million of equity to the loan sponsors. Based on the “As-is” Appraised Value of $180.0 million as of September 9, 2015, the cut-off date LTV is 50.0%. Based on the “As Stabilized” Appraised Value of $204.0 million as of September 9, 2015, which assumes conversion of the AMC Theaters space to standard storefront retail use following the expiration of the tenant’s extension option in 2024, the cut-off date LTV is 44.1%. The most recent prior financing of the Promenade Gateway Property was included in the MLCFC 2007-9 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$90,000,000	100.0%	Loan Payoff	$58,823,421	65.4%
			Reserves	$341,500	0.4%
			Closing Costs	$1,274,448	1.4%
			Return of Equity	$29,560,631	32.8%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Sponsor. The borrower, Promenade Gateway, L.P., is a single purpose California limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are Maxxam Enterprises, L.P. and 3D Investments III, L.P. on a joint and several basis.

Maxxam Enterprises, L.P. is a Beverly Hills based commercial real estate company that acquires, develops and manages a wide range of properties throughout the nation. To date, the company has acquired or developed more than 200 properties including residential, office, retail, hotel, industrial and mixed use throughout California, Hawaii and the Western United States.

3D Investments III, L.P. is a Los Angeles based commercial real estate company founded in 2001. The company owns and operates malls, hotels and other real estate properties throughout the U.S.

The Property. The Promenade Gateway Property consists of a seven-story, 131,470 sq. ft. office, retail and multifamily building built in 1989 and 2006 and renovated in 2015. The Promenade Gateway Property is located is less than five blocks from Ocean Avenue and the Pacific Ocean, less than half a mile from the Santa Monica Pier and across the street from Santa Monica Place, a super-regional mall that is owned and operated by The Macerich Company. The Promenade Gateway Property is one of several buildings that make up the 3rd Street Promenade, a three block open-air pedestrian-only upscale shopping, dining and entertainment area. The Promenade Gateway Property consists of 61,027 sq. ft. of office space, 37,138 sq. ft. of retail space and 32 total multifamily units located on the top three floors totaling 33,305 sq. ft. The Promenade Gateway Property also includes a four-level subterranean parking garage that contains 263 parking spaces, or approximately 2.00 spaces per 1,000 sq. ft. of rentable area. According to the appraisal, the Promenade Gateway Property’s land value is equal to $75.3 million or approximately 83.7% of the Promenade Gateway Whole Loan balance.

A-3-22

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

As of November 1, 2015, the Promenade Gateway Property was 94.5% leased based on the weighted average of the leased sq. ft. for the office, retail and multifamily components. The office space at the Promenade Gateway Property is 88.1% leased to 11 tenants (including Callison, which is currently dark but paying rent) which occupy approximately 40.9% of total net rentable area (“NRA”) and account for approximately 44.7% of underwritten base rent. The retail space at the Promenade Gateway Property is 100.0% leased to five tenants (including an executed lease with M.A.C. Cosmetics Inc. for 1,538 sq. ft. of retail space, which tenant is not yet in occupancy) which occupy approximately 28.2% of total NRA and account for approximately 42.7% of underwritten base rent. The multifamily units at the Promenade Gateway Property are 100.0% leased to 32 tenants (including one employee occupied unit which does not generate any rental revenue) which occupy approximately 25.3% of total NRA and account for approximately 12.7% of underwritten base rent.

Environmental Matters. The Phase I environmental report dated September 14, 2015 recommended no further action.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration

Office Tenants
Callison(3)(4)	NR/NR/NR	17,096	13.0%	$79.81	15.6%	3/31/2018
Morgan Stanley(3)	A/A3/A-	13,607	10.3%	$75.60	11.8%	1/31/2022
Riverside West Coast(3)	NR/NR/NR	5,056	3.8%	$64.14	3.7%	6/30/2017
Stubbs Alderton & Markiles, LLP	NR/NR/NR	4,915	3.7%	$60.45	3.4%	1/31/2019
ZipRecruiter(3)	NR/NR/NR	3,630	2.8%	$58.56	2.4%	3/31/2016
Total Major Office Tenants		44,304	33.7%	$72.84	36.9%
Remaining Office Tenants		9,473	7.2%	$71.21	7.7%
Total Occupied Office Tenants		53,777	40.9%	$72.55	44.7%
Vacant Office		7,250	5.5%
Total Office		61,027	46.4%

Retail Tenants
AMC Theaters(3)	NR/NR/B+	22,534	17.1%	$24.81	6.4%	10/31/2019
Lululemon(3)	NR/NR/NR	6,370	4.8%	$254.60	18.6%	4/30/2021
Steak N Shake(3)	NR/NR/B+	3,484	2.7%	$99.96	4.0%	2/28/2023
Remaining Retail Tenants		4,750	3.6%	$252.12	13.7%
Total Retail		37,138	28.2%	$100.35	42.7%

Total Office and Retail		98,165	74.7%	$77.71	87.3%

Total Multifamily(5)		33,305	25.3%	$33.31	12.7%
Total Occupied Collateral(6)		124,220	94.5%	$70.34	100.0%
Vacant Office		7,250	5.5%
Total		131,470	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	U/W Base Rent PSF is inclusive of approximately $444,328 in base rent steps.

(3)	Callison has one, five-year extension option remaining. Morgan Stanley has one, five-year extension option remaining. Riverside West Coast has one, five-year extension option remaining. ZipRecruiter has one, three-year extension option remaining. AMC Theaters has two, five-year extension options remaining. Lululemon has one, five-year extension option remaining. Steak N Shake has two, five-year extension options remaining.

(4)	Callison is currently dark but paying rent and has executed a sublease for 100.0% of its space to ZipRecruiter. At origination, the borrower and the non-recourse carve-out guarantors executed a master lease on the dark Callison space. The master lease has a 12-year term at the same rental rates as the existing Callison lease. See “Callison Master Lease” herein.

(5)	The Multifamily space consists of 32 total multifamily units totaling 33,305 sq. ft. Based on the rent roll dated November 1, 2015, the 32 units were 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

(6)	Total Occupied Collateral is based on the weighted average occupancy of the leased sq. ft. for the office, retail and multifamily components.

A-3-23

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Total Size (Sq. Ft.)	Average Monthly Rental Rate Per Unit	Average Monthly Rental Rate PSF	Average Market Monthly Rental Rate Per Unit
1-Bed/1-Bath	16	50.0%	16	100.0%	869	13,904	$2,494	$2.87	$2,503
2-Bed/2-Bath(2)	16	50.0%	16	100.0%	1,213	19,401	$3,284	$2.71	$3,472
Total / Wtd. Avg.	32	100.0%	32	100.0%	1,041	33,305	$2,889	$2.78	$2,988

(1)	Based on rent roll dated November 1, 2015.

(2)	One of the 2-Bed/2-Bath units is employee occupied and does not generate any rental revenue.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	2	5,654	4.3%	5,654	4.3%	$54.52	3.5%	3.5%
2017	2	6,173	4.7%	11,827	9.0%	$65.36	4.6%	8.1%
2018	3	19,502	14.8%	31,329	23.8%	$78.50	17.5%	25.7%
2019	2	27,449	20.9%	58,778	44.7%	$31.19	9.8%	35.5%
2020	1	1,304	1.0%	60,082	45.7%	$64.89	1.0%	36.4%
2021	1	6,370	4.8%	66,452	50.5%	$254.60	18.6%	55.0%
2022	1	13,607	10.3%	80,059	60.9%	$75.60	11.8%	66.8%
2023	3	9,318	7.1%	89,377	68.0%	$139.51	14.9%	81.6%
2024	0	0	0.0%	89,377	68.0%	$0.00	0.0%	81.6%
2025	0	0	0.0%	89,377	68.0%	$0.00	0.0%	81.6%
2026	1	1,538	1.2%	90,915	69.2%	$321.46	5.7%	87.3%
Thereafter	0	0	0.0%	90,915	69.2%	$0.00	0.0%	87.3%
Multifamily(3)	32	33,305	25.3%	124,220	94.5%	$33.31	12.7%	100.0%
Vacant	NAP	7,250	5.5%	131,470	100.0%	NAP	NAP
Total / Wtd. Avg.	48	131,470	100.0%			$70.34	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Annual U/W Base Rent PSF is inclusive of approximately $444,328 in base rent steps.

(3)	Multifamily consists of 32 total multifamily units totaling 33,305 sq. ft. Based on the rent roll dated November 1, 2015, the 32 units were 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

Major Office Tenants.

Callison (17,096 sq. ft.; 13.0% of NRA; 15.6% of U/W Base Rent) Callison is a global architecture and design firm with 10 offices on three continents. Founded in 1975, the firm focuses on retail, corporate, mixed use, urban planning, residential, hospitality and healthcare markets worldwide. The company is responsible for the design of more than 214 million sq. ft. of commercial and retail space each year. With approximately 900 employees in offices in Seattle, Los Angeles, Mexico City, Dallas, Scottsdale, New York, London, Dubai, Beijing and Shanghai, Callison is one of the largest design firms based in the United States. In October 2014, Callison was acquired by ARCADIS (Euronext: ARCAD), a Netherlands based, leading global natural and built asset design and consultancy firm. ARCADIS was established in 1888, currently employs approximately 28,000 people, operates over 350 offices in over 40 countries, is active in projects in over 70 countries and generated approximately €2.6 billion in revenue as of year-end 2014.

Upon the acquisition of Callison, ARCADIS consolidated its operations and closed the Promenade Gateway Property location. As a result, the Callison space is currently dark but the tenant continues to pay rent and has executed a sublease for 100.0% of its space to ZipRecruiter, an existing tenant at the Promenade Gateway Property. In addition, at origination, the borrower and the non-recourse carve-out guarantors executed a master lease (the “Callison Master Lease”) on the dark Callison space. See “Callison Master Lease” herein.

Morgan Stanley (13,607 sq. ft.; 10.3% of NRA; 11.8% of U/W Base Rent; A/A3/A- by Fitch/Moody’s/S&P) Morgan Stanley is a financial holding company that provides various financial products and services to corporations, governments, financial institutions and individuals worldwide. Morgan Stanley’s business segments include Institutional Securities, which offer financial advisory services on mergers and acquisitions and capital-raising services; Wealth Management, which provides comprehensive financial services to high net worth individuals and small to medium sized businesses; and Investment Management, which provides traditional asset

A-3-24

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

management, alternative investments, merchant banking and real estate investing services. As of year-end 2014 Morgan Stanley had 55,802 employees worldwide and reported net revenue of approximately $34.3 billion.

Morgan Stanley has been at the Promenade Gateway Property since 1988 and has renewed its lease three times. In November 2015, the tenant notified the borrower of their desire to amend and extend their lease term through January 2022, approximately 15 months prior to their existing lease maturity in January 2017. Morgan Stanley’s base rent would increase from $59.78 PSF as of February 1, 2016, to $75.60 PSF on February 1, 2017 (subject to 4.0% annual increases thereafter), representing a 26.5% increase in base rent. The tenant has one, five-year extension option remaining under the current lease and would have one, five-year extension option remaining under the proposed lease amendment.

Major Retail Tenants.

AMC Theaters (22,534 sq. ft.; 17.1% of NRA; 6.4% of U/W Base Rent; NR/NR/B+ by Fitch/Moody’s/S&P) AMC Theaters operates as a theatrical exhibition company in the United States and internationally. As of December 31, 2014, the company owned, operated, or held interests in 348 theatres with a total of 4,960 screens primarily in North America. The company was founded in 1920 and is headquartered in Leawood, Kansas. AMC is traded on the NASDAQ (TKR: AMC) and as of September 2015, had a market cap of approximately $2.45 billion and reported net revenue of approximately $103.8 million.

AMC Theaters currently operates a four-screen theater, has been at the Promenade Gateway Property since 1989 and has renewed its lease twice, most recently in October 2014. Additionally, in April 2015, AMC Theaters upgraded all four theaters to the AMC’s Cinema Suite format, an upscale movie theater with comfortable, premium recliners and reopened in July 2015. The tenant has two, five-year extension options remaining and historical tenant sales are presented below.

AMC Theaters Historical Sales
Year(1)	Annual Sales $	Sales Per Screen $
2010	$1,674,226	$418,556
2011	$1,560,088	$390,022
2012	$1,519,157	$379,789
2013	$1,564,175	$391,044
2014	$1,417,346	$354,337
(1)	Based on T-12 ending October 31, for the specified year.

Lululemon (6,370 sq. ft.; 4.8% of NRA; 18.6% of U/W Base Rent) Founded in 1998, Lululemon is a Vancouver, BC based yoga-inspired athletic apparel company. The company’s products include pants, shorts, tops and jackets designed for healthy lifestyle activities and athletic pursuits. As of February 1, 2015, Lululemon operated 302 corporate-owned stores in the U.S., Canada, Australia, New Zealand, the UK and Singapore. Lululemon is traded on the NASDAQ (TKR: LULU), has a market cap of $7.57 billion and reported net revenue of $453 million for Q2 2015. The tenant has one, five-year extension option remaining.

The Market. The Promenade Gateway Property is located within the Santa Monica submarket. As of Q3 2015, the Santa Monica office submarket contained 563 properties totaling approximately 15.4 million sq. ft. with an overall vacancy rate of 11.7%. As of Q3 2015, the Santa Monica retail submarket contained 766 properties totaling approximately 6.5 million sq. ft. with an overall vacancy rate of 2.7%. As of Q3 2015, the Santa Monica multifamily submarket reported a total apartment inventory of 18,664 units with an overall vacancy rate of 3.0%. According to the appraiser, the Promenade Gateway Property’s office and retail tenants are subject to leases that are on average approximately 23.4% below market while the appraiser concluded a stabilized occupancy of 96.0%. The remaining appraisal assumptions for the Promenade Gateway Property are below.

Appraisal Market Rent Assumptions(1)
	Office	Theater	General Retail	Food Retail
Sq. Ft.(2)	61,027	22,534	11,120	3,484
Appraiser Market Rent (Per Sq. Ft.)	$78.00	$33.00	$360.00	$90.00
Rent Type	FSG	NNN	NNN	NNN

(1)	Source: Appraisal.

(2)	Based on rent roll dated November 1, 2015.

A-3-25

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 7/31/2015	U/W	U/W PSF
Base Rent (Office and Retail)(1)	$5,698,456	$6,209,343	$6,883,222	$6,926,680	$7,183,933	$54.64
Base Rent (Multifamily)	866,294	868,985	955,349	984,720	1,109,400	8.44
Base Rent Steps	0	0	0	0	444,328	3.38
Vacant Gross Up (Office)	0	0	0	0	565,500	4.30
Gross Potential Rent	$6,564,750	$7,078,328	$7,838,571	$7,911,400	$9,303,161	$70.76
Total Recoveries	283,655	304,104	400,156	382,143	425,055	3.23
Parking Income	291,877	258,343	229,050	224,835	224,835	1.71
Other Income	174,563	7,996	4,460	3,784	3,784	0.03
Less: Vacancy(2)	0	0	0	0	(565,500)	(4.30)
Effective Gross Income	$7,314,845	$7,648,771	$8,472,237	$8,522,162	$9,391,335	$71.43
Total Operating Expenses(3)	1,471,623	1,489,334	1,465,026	1,500,463	1,819,032	13.84
Net Operating Income	$5,843,222	$6,159,437	$7,007,211	$7,021,699	$7,572,303	$57.60
TI/LC	0	0	0	0	73,624	0.56
Capital Expenditures	0	0	0	0	22,725	0.17
Net Cash Flow	$5,843,222	$6,159,437	$7,007,211	$7,021,699	$7,475,954	$56.86
(1)	U/W Base Rent (Office and Retail) includes rent under the Callison lease and the M.A.C. Cosmetics Inc. lease (which tenant is not currently in occupancy).

(2)	U/W Vacancy is based on 5.8% of the combined Gross Potential Rent and Total Recoveries.

(3)	U/W Total Operating Expenses includes a management fee equal to 3.0% of Effective Gross Income. The Promenade Gateway Property is self-managed and no management fee has been collected historically.

Property Management. The Promenade Gateway Property is self-managed.

Lockbox / Cash Management. The Promenade Gateway Loan is structured with a springing hard lockbox and springing cash management. Upon the commencement and during the continuance of a Cash Management Period (as defined below), the borrower is required to establish a clearing account into which all rents will be deposited and, with respect to the office and retail tenants at the Promenade Gateway Property, the borrower delivered to Lender (to be held in escrow) tenant direction letters instructing such tenants to deliver their rent directly to the clearing account during a Cash Management Period. During a Cash Management Period, all amounts on deposit in the clearing account will be swept daily into a lender controlled account.

A “Cash Management Period” will occur (i) upon an event of default, (ii) on the stated maturity date or (iii) if the debt service coverage ratio falls below 1.10x for any calendar quarter (until such time that the debt service coverage ratio is at least 1.10x for two consecutive quarters).

Initial Reserves. At origination, the borrower deposited (i) $200,000 into an AMC Theaters Conversion reserve account, (ii) $120,000 into a tax reserve account and (iii) $21,500 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $53,200, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $3,900, into an insurance reserve account, (iii) $1,894 into a replacement reserve account (comprised of $1,227.11 and $666.67 for the commercial components and residential components, respectively), subject to a cap of $45,450 and (iv) $6,135 into a TI/LC reserve account, subject to a cap of $300,000.

Callison Master Lease. At origination, the borrower and the non-recourse carve-out guarantors executed a master lease related to the space leased to Callison (the “Callison Space”), which is currently dark space. The Callison Master Lease has a 12-year term at the same rental rates as under the existing Callison lease (the “Callison Lease”). The borrower may lease the Callison Space pursuant to one or more replacement leases on market terms and conditions, including that any such lease has a minimum five-year term (each, a “Master Lease Replacement Lease”). The Callison Master Lease will automatically terminate (i) when the aggregate rent obligations under the Master Lease Replacement Leases is greater than or equal to the rent due under the Callison Lease or (ii) if the Net Cash Flow (as defined in the loan documents) debt yield (calculated without taking into account rent payable under the Callison Lease or Callison Master Lease, but giving effect to rent payable under the Master Lease Replacement Leases) is greater than or equal to 6.75%.

“Net Cash Flow” means the net operating income of the Promenade Gateway Property on a cash basis of accounting after (x) deducting (i) any rent from (a) any dark tenant or from any tenant who provided notice that it intends to discontinue their business at the Promenade Gateway Property (each such tenant, a “Dark Tenant” and any rent from a Dark Tenant, “Dark Rent”) or (b) any tenant that

A-3-26

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

is subject to an insolvency proceeding and (ii) non-recurring extraordinary items of income, and (y) making adjustments for market vacancies (not to exceed 6.0%) and required ongoing reserves.

Notwithstanding the foregoing, Dark Rents will not be excluded from Net Cash Flow if (a) in the aggregate the Dark Rent comprises no more than 20.0% of the total rent due at the Promenade Gateway Property (excluding rent due under the Callison Lease and Callison Master Lease), (b) each Dark Tenant is paying rent and not otherwise in default under its related lease and (c) the borrower deposits an amount equal to $20.00 PSF, with respect to such Dark Tenant, into the TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-27

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

Van Nuys
Burbank
Glendale
Griffith Park
Hollywood
Beverly Hills
West Hollywood
Los Angeles
DTLA
Santa Monica
Culver City
Venice
Vernon
Marina Del Rey
Playa Vista
Huntington Park
Los Angeles International Airport (LAX)
Inglewood
South Gate
El Segundo
Hawthorne
Lynwood
Manhattan Beach
Gardena
Santa Monica
Colorado/ 17th Street
Colorado/ 4th Street
Memorial Park
Woodlawn Cemetery
Santa Monica College
Santa Monica UCLA Medical Center
Christine Emerson Reed Park
Santa Monica High School
Promenade Gateway
1453-1457 3rd Street Promenade
Santa Monica, CA 90401
Third Street Promenade
Santa Monica Place
Tongva Park
Palisades Park
Pacific Coast Hwy
Ocean Ave
Santa Monica State Beach
Santa Monica Pier
Santa Monica Bay
Euclid St
Lincoln Blvd
Wilshire Blvd
Santa Monica Blvd
Broadway
Colorado Ave
Olympic Blvd
Main St
CARTIFACT

A-3-28

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A-3-29

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

A-3-30

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Jack Rudin; William C. Rudin; Eric C. Rudin; Beth Rudin DeWoody
Borrower:	32 Sixth Avenue Company LLC
Original Balance(1):	$57,500,000
Cut-off Date Balance(1):	$57,500,000
% by Initial UPB:	5.6%
Interest Rate:	4.8320%
Payment Date:	1st of each month
First Payment Date:	December 1, 2015
Maturity Date:	November 1, 2025
Amortization:	Interest Only
Additional Debt(1)(2):	$367,500,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(25), YM1(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$3,908,742	Springing
Free Rent:	$1,796,381	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$365
Balloon Balance / Sq. Ft.:	$365
Cut-off Date LTV:	55.2%
Balloon LTV:	55.2%
Underwritten NOI DSCR:	2.00x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.2%
Underwritten NOI Debt Yield at Balloon:	9.8%
Underwritten NCF Debt Yield at Balloon:	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1932 / 1999
Total Sq. Ft.:	1,163,051
Property Management:	Rudin Management Co. Inc.
Underwritten NOI:	$41,740,653
Underwritten NCF:	$39,233,948
Appraised Value:	$770,000,000
Appraisal Date:	August 4, 2015

Historical NOI
Most Recent NOI:	$40,711,382 (T-12 September 30, 2015)
2014 NOI:	$39,628,360 (December 31, 2014)
2013 NOI(5):	$42,424,058 (December 31, 2013)
2012 NOI(5):	$38,188,911 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	99.6% (August 12, 2015)
2014 Occupancy:	99.2% (December 31, 2014)
2013 Occupancy:	98.7% (December 31, 2013)
2012 Occupancy:	98.7% (December 31, 2012)
(1)	The 32 Avenue of the Americas Whole Loan is evidenced by five pari passu notes in the aggregate original principal amount of $425.0 million. The non-controlling Note A-5, with an original principal balance of $57.5 million, will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu companion loans are comprised of the controlling Note A-1 with an original balance of $125.0 million, which was included in the JPMBB 2015-C33 mortgage trust, the non-controlling Note A-2, with an original principal balance of $100.0 million, which was included in the JPMCC 2015-JP1 mortgage trust, the non-controlling Note A-4, with an original balance of $70.0 million, which was included in the COMM 2015-LC23 mortgage trust, and the non-controlling Note A-3, with an aggregate original principal balance of $72.5 million which is expected to be held by JPM or an affiliate, or a securitization transaction as to which JPM is a loan seller. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 32 Avenue of the Americas Whole Loan.

(5)	The increase in 2013 NOI from 2012 NOI is attributed to approximately $3.5 million in lease termination fees.

A-3-31

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Tenant Summary
Tenant		Net Rentable Area (Sq. Ft.)	% of Net Rentable Area		% of Total U/W Base Rent	Lease Expiration
	Ratings (Fitch/Moody’s/S&P)(1)			U/W Base Rent PSF

Office Tenants
AMFM Operating, Inc.	NR/NR/CCC+	169,304	14.6%	$40.07	11.3%	9/30/2022
Dentsu Holdings USA, Inc.(2)(3)	NR/NR/NR	168,891	14.5%	$39.23	11.0%	Various(4)
University of Cambridge(2)	NR/Aaa/NR	64,256	5.5%	$36.16	3.9%	1/31/2022
Subtotal / Wtd. Avg.		402,451	34.6%	$39.10	26.2%
Remaining Office Space		185,936	16.0%	$36.11	11.2%
Total / Wtd. Avg. Office Space		588,387	50.6%	$38.15	37.4%

Data Center Tenants
CenturyLink Communications, LLC(2)(3)	BB+/Ba2/BB	165,034	14.2%	$53.97	14.8%	8/31/2020
Telx(5)	BBB/Baa2/BBB	51,915	4.5%	$70.54	6.1%	7/31/2033
Telx Meet Me Room	BBB/Baa2/BBB	27,328	2.3%	$256.88	11.7%	7/31/2033
MCI Communications Services, Inc	NR/NR/NR	58,775	5.1%	$55.25	5.4%	9/30/2025
Subtotal / Wtd. Avg.		303,052	26.1%	$75.35	38.1%
Remaining Data Center Space		264,288	22.7%	$54.76	24.1%
Total / Wtd. Avg. Data Center Space		567,340	48.8%	$65.76	62.2%

Starbucks		2,900	0.2%	$43.79	0.2%	2/28/2025
Other(6)		0	0.0%	NAP	0.2%
Total / Wtd. Avg. Occupied		1,158,627	99.6%	$51.79	100.0%
Vacant		4,424	0.4%
Total / Wtd. Avg.		1,163,051	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	In addition to the 168,891 sq. ft. leased by Dentsu Holdings USA, Inc., the tenant is also subleasing approximately 44,514 sq. ft. from CenturyLink Communications, LLC through August 2020. Dentsu Holdings USA, Inc. has also agreed to sub-lease the full 64,256 sq. ft. University of Cambridge space effective January 1, 2016 which will bring its total leased space to 277,661 sq. ft., or 23.9% of NRA.

(3)	Of the 165,034 sq. ft. leased by CenturyLink Communications, LLC at the 32 Avenue of the Americas Property, the 44,514 sq. ft. space on the 16th floor is subleased to Dentsu Holdings USA, Inc. through the end of the lease term in August 2020.

(4)	Dentsu Holdings USA, Inc. has leases for 99,184 sq. ft. that expire in September 2021, 32,862 sq. ft. that expire in December 2023 and 36,845 sq. ft. that expire in August 2025.

(5)	Telx has three additional sub-leased spaces totaling 60,759 sq. ft. effective May 2016 that are not included as part of the Telx space in the above chart. In addition, a free rent reserve was established in the amount of $1,577,928 for free rent from May 2016 to October 2016.

(6)	Other includes rent received from the use of cooling towers, generators, and antennas and consists of $122,352 in U/W Base Rent.

A-3-32

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	1,940	0.2%	1,940	0.2%	$27.89	0.1%	0.1%
2016	5	18,324	1.6%	20,264	1.7%	$32.10	1.0%	1.1%
2017	5	16,695	1.4%	36,959	3.2%	$33.18	0.9%	2.0%
2018	7	42,182	3.6%	79,141	6.8%	$42.98	3.0%	5.0%
2019	2	13,589	1.2%	92,730	8.0%	$33.07	0.7%	5.8%
2020	8	168,534	14.5%	261,264	22.5%	$53.63	15.1%	20.8%
2021	6	151,254	13.0%	412,518	35.5%	$33.04	8.3%	29.2%
2022	26	313,378	26.9%	725,896	62.4%	$39.23	20.5%	49.6%
2023	8	114,719	9.9%	840,615	72.3%	$54.92	10.5%	60.1%
2024	0	0	0.0%	840,615	72.3%	$0.00	0.0%	60.1%
2025	11	129,017	11.1%	969,632	83.4%	$55.57	11.9%	72.1%
2026	0	0	0.0%	969,632	83.4%	$0.00	0.0%	72.1%
Thereafter	13	188,995	16.2%	1,158,627	99.6%	$88.60	27.9%	100.0%
Vacant	NAP	4,424	0.4%	1,163,051	100.0%	NAP	NAP
Total / Wtd. Avg.	95	1,163,051	100.0%			$51.79	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan.    The 32 Avenue of the Americas loan (the “32 Avenue of the Americas Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 27-story Class A office and data center building consisting of 1,163,051 sq. ft. located at 32 Avenue of the Americas in New York, New York (the “32 Avenue of the Americas Property”). The 32 Avenue of the Americas Loan is evidenced by the non-controlling Note A-5, with an original principal balance of $57.5 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The controlling Note A-1, with an original principal balance of $125.0 million, which was securitized in the JPMBB 2015-C33 transaction, the non-controlling Note A-2 with an original principal balance of $100.0 million, which was securitized in the JPMCC 2015-JP1 transaction, the non-controlling Note A-4, with an original principal balance of $70.0 million, which was securitized in the COMM 2015-LC23 transaction, and the non-controlling Note A-3 with an aggregate original principal balance of $72.5 million which is expected to be held by JPM, or an affiliate, are pari passu companion loans (and together with the 32 Avenue of the Americas Loan, the “32 Avenue of the Americas Whole Loan”).

The relationship between the holders of the 32 Avenue of the Americas Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – 32 Avenue of the Americas Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$125,000,000	$125,000,000	JPMBB 2015-C33	Yes
Note A-2	$100,000,000	$100,000,000	JPMCC 2015-JP1	No
Note A-3	$72,500,000	$72,500,000	JPM	No
Note A-4	$70,000,000	$70,000,000	COMM 2015-LC23	No
Note A-5	$57,500,000	$57,500,000	COMM 2016-CCRE28	No
Total	$425,000,000	$425,000,000

The 32 Avenue of the Americas Whole Loan has a 10-year term and pays interest only for the term of the loan. The 32 Avenue of the Americas Whole Loan accrues interest at a fixed rate equal to 4.8320% per annum and has a cut-off date balance of $425.0 million. Loan proceeds were used to refinance previous debt of approximately $371.6 million, fund upfront reserves of approximately $5.7 million, pay approximately $3.4 million in closing costs and return approximately $44.3 million to the borrower. Based on the appraised value of $770.0 million as of August 4, 2015, the cut-off date LTV is 55.2%. The most recent prior financing of the 32 Avenue of the Americas Property was included in the BSCMS 2007-PWR17 transaction.

A-3-33

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$425,000,000	100.0%	Loan Payoff(1)	$371,570,253	87.4%
			Reserves	$5,705,123	1.3%
			Closing Costs	$3,387,104	0.8%
			Return of Equity	$44,337,521	10.4%
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%

(1) Includes a prepayment penalty of approximately $41.3 million.

The Borrower / Sponsor.    The borrower, 32 Sixth Avenue Company LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower are Jack Rudin, William C. Rudin, Eric C. Rudin and Beth Rudin DeWoody, the managing members of Rudin Management Co. Inc. There is no separate non-recourse carve-out guarantor or environmental indemnitor for the 32 Avenue of the Americas Whole Loan.

Jack Rudin, William C. Rudin, Eric C. Rudin and Beth Rudin DeWoody are the managing members of Rudin Management Co. Inc., which owns and manages one of the largest privately owned commercial and residential property portfolios in New York. The company was founded in the early 1920’s and is based in New York, New York. The firm owns and manages 16 office buildings containing approximately 15.0 million sq. ft. and 20 apartment buildings comprising over 5.0 million sq. ft. Office properties owned by the Rudin family include 3 Times Square, 345 Park Avenue, 355 Lexington Avenue, 415 Madison Avenue, 40 East 52nd Street, 560 Lexington Avenue, 845 Third Avenue, 1675 Broadway and 641 Lexington Avenue in Midtown Manhattan and 80 Pine Street, 55 Broad Street, One Whitehall Street, One Battery Park Plaza and 110 Wall Street in Downtown Manhattan.

The Property. The 32 Avenue of the Americas Property is a 27-story, 1,163,051 sq. ft., Class A office and data center located in Manhattan’s TriBeCa neighborhood. The 32 Avenue of the Americas Property was built in 1932 and was originally known as the AT&T Long Lines Building. In 1956, the first transatlantic telephone call via cable was switched through the 32 Avenue of the Americas Property, which connected Europe with the North American long distance network, linking New York with 360 cities in the United States and Canada via wire for the first time in history. In 1989, the New York City Landmarks Preservation Commission designated the 32 Avenue of the Americas Property as a historic landmark. Access to the 32 Avenue of the Americas Property is provided with an in-building subway entrance to the A, C and E lines which provide access to Manhattan’s West Side, Queens, Brooklyn and the Bronx. Penn Station is three stops from the 32 Avenue of the Americas Property via an express train. Within two blocks are the 6, N and Q subway lines. Buses run east/west on Canal Street and north on Hudson Street. The 32 Avenue of the Americas Property is located one block from the entrance to the Holland Tunnel, which provides access to New Jersey and New York’s outer boroughs, and is in close proximity to both the West Side Highway and Manhattan Bridge.

As of August 12, 2015, the 32 Avenue of the Americas Property was 99.6% occupied by 28 office, data center and telecommunications tenants. The occupied space consists of approximately 50.8% office space and approximately 49.0% data center/telecommunications space and a retail space leased by Starbucks. From 2007 to 2014, average annual occupancy at the 32 Avenue of the Americas Property has been 97.3% and has not fallen below 93.1%.

In 1999, Rudin Management Co. Inc. purchased the 32 Avenue of the Americas Property, with the intention of continuing the building’s legacy as a telecommunications center and has since invested approximately $100.0 million ($86 PSF) in renovations to the building. Renovations included restoration projects and installation of new infrastructure to host wireless technology. The 32 Avenue of the Americas Property infrastructure has heavy floor loads, expansive electrical capacity and connections to the fiber optic network which benefit telecommunications tenants. The building is also equipped with its own power generating station in the basement, making it suitable for technology companies. The 27,328 sq. ft. connection center, known as “The HUB”, is located on the 24th floor and includes data storage services and a “Meet-Me-Room” that can physically connect different companies’ networks. The Meet-Me-Room is currently operated by Telx, which signed a 20-year lease for the space in 2013. According to Telx, its operations at the 32 Avenue of the Americas Property provide access to over 400 carriers, ISPs, and enterprise networks, making it one of the most connected buildings in the United States.

Environmental Matters. The Phase I environmental report dated August 4, 2015 recommended the continued implementation of an asbestos operations and maintenance plan at the 32 Avenue of the Americas Property, which is currently in place.

Major Tenants.

AMFM Operating, Inc. (Office tenant; 169,304 sq. ft.; 14.6% of NRA; 11.3% of U/W Base Rent; CCC+ by S&P) AMFM Operating, Inc. (dba iHeartMedia Inc.) owns and operates radio stations throughout the United States. The company also sells national spot advertising time for clients in the radio and television industries. Since March of 2004, AMFM Operating, Inc. has operated as a subsidiary of iHeartMedia, Inc. iHeartMedia, Inc. is a leading media company that delivers music, news, talk, sports and other content to diverse audiences across multiple platforms. iHeartMedia is the nation’s largest owner of radio stations with over 850 full-power AM and FM radio stations throughout the United States.

A-3-34

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

AMFM Operating, Inc. has been at the 32 Avenue of the Americas Property since 2007 and has one five-year renewal option remaining. The tenant does not have any termination options.

Dentsu Holdings USA, Inc. (Office tenant; 168,891 sq. ft.; 14.5% of NRA; 11.0% of U/W Base Rent) Dentsu Holdings USA, Inc. operates as a subsidiary of Dentsu Inc., an international advertising and public relations company based in Japan. Dentsu Inc. offers a range of services, from traditional and creative marketing to more specialized areas such as sports marketing, feature film production and broadcasting rights, public relations, digital contents and a growing range of communication services. Dentsu Inc. is the largest Japanese advertising company in terms of net sales and the No. 1 advertising company in the domestic market. Dentsu Holdings USA, Inc. was founded in 1983 and is headquartered at the 32 Avenue of the Americas Property.

Dentsu Holdings USA, Inc. does not have any termination or renewal options. In addition to the 168,891 sq. ft. leased by Dentsu Holdings USA, Inc., the tenant is also subleasing approximately 44,514 sq. ft. from CenturyLink Communications, LLC through August 2020. Dentsu Holdings USA, Inc. also agreed to sub-lease the 64,256 sq. ft. University of Cambridge space effective January 2016 through January 2022, which brings its total leased space to 277,661 sq. ft., or 23.9% of NRA. University of Cambridge has a lease on this space through January 2022 and does not have any termination options.

CenturyLink Communications, LLC (Data Center tenant; 165,034 sq. ft.; 14.2% of NRA; 14.8% of U/W Base Rent; BB+/Ba2/BB by Fitch/Moody’s/S&P) CenturyLink Communications, LLC is a subsidiary of CenturyLink Corporate (NYSE: CTL), a global communications, hosting, cloud and IT services company. CenturyLink Corporate offers network and data systems management, big data analytics and IT consulting, and operates over 55 data centers in North America, Europe and Asia. The company is the third-largest telecommunications company in the United States in terms of lines served, behind AT&T and Verizon.

CenturyLink Communication, LLC has been at the 32 Avenue of the Americas Property since 2000 and has one five-year renewal option. The tenant does not have any termination options. Of the 165,034 sq. ft. leased at the 32 Avenue of the Americas Property, the 44,514 sq. ft. space on the 16th floor is subleased to Dentsu Holdings USA, Inc. through the end of the lease term in August 2020.

Telx (Data Center tenant; 79,243 sq. ft.; 6.8% of NRA; 17.8% of U/W Base Rent; BBB/Baa2/BBB by Fitch/Moody’s/S&P) Telx is a provider of interconnection and data center services headquartered at 1 State Street in New York, New York. Founded in 2000, Telx serves a broad range of industries from 20 data centers located across 13 US markets, including three facilities in the New York metropolitan area.

In October 2015, Digital Realty (BBB/Baa2/BBB by Fitch/Moody’s/S&P), one of the leading data center operators and developers, acquired Telx in a transaction valued at approximately $1.9 billion. Digital Realty Trust is a publicly traded Real Estate Investment Trust on the New York Stock Exchange (NYSE: DLR).

Telx exclusively manages and operates The HUB, which includes the 32 Avenue of the Americas Property’s signature Meet-Me-Room that aggregates voice, data and wireless service providers in a single space. Telx has agreed to sublease an additional 60,759 sq. ft. from Tata effective May 2016 through July 2033, which will bring its leased space to 140,002 sq. ft., or 12.0% of NRA. A free rent reserve was established for the Telx space in the amount of $1,577,928 for free rent from May 2016 to October 2016. Telx has one five-year renewal option remaining and does not have any termination options.

The Market. The 32 Avenue of the Americas Property is located within the City Hall sub district of Downtown Manhattan in the neighborhood of TriBeCa. The district is serviced by the A, C, E, 1, 2, and 3 subway trains, which also provide access to Manhattan’s West Side, Queens, Brooklyn and the Bronx. There is also transportation linkage to New Jersey via the Holland Tunnel, which is located 0.5 mile north of the 32 Avenue of the Americas Property. The local area is composed predominantly of multi-story warehouse and industrial loft buildings that have generally been converted to commercial and residential uses.

Data Center Market. New York City benefits from numerous connections with the rest of the country; in addition, there are more than 10 undersea cables with landings near New York City that connect it with international destinations, especially in Europe. The New York data center market includes 124 active data centers and 59 data center providers which supply the region with about 500 megawatts of power dispersed throughout 3.7 million sq. ft. of data center space. The New York metro area multi-tenant data center market is considered to be composed of Manhattan, Brooklyn, Long Island/northern New Jersey, Jersey City and adjacent townships. There are connectivity hubs at New York carrier hotels including 111 8th Avenue, 60 Hudson Street and the 32 Avenue of the Americas Property. Other supporting submarkets include the small and medium sized regional businesses as well as high-frequency/low-latency trading market. Another key feature in this market is the exchanges between trading centers given the city’s role in financial services.

The most recent data space leases at the 32 Avenue of the Americas Property were signed by Telx for 60,579 sq. ft. beginning in May 2016. Telx signed leases for a weighted average rate of $59.52 PSF, which is a 19.9% increase over the average in-place rent of $49.65 PSF for the remaining data tenants (excluding the Meet-Me-Room space, which is leased for $220.67 PSF). Moreover, leases signed by data center tenants in 2013 or later (excluding the Meet-Me-Room space) have an average rental rate of $58.99 PSF, a 25.3% increase over leases signed by data center tenants prior to 2013, which average $47.07 PSF.

The appraiser concluded to market rents of $60.00 PSF for telecom leases and $50.00 PSF for the telecom support floor (floor 15).

A-3-35

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Office Market. According to the appraisal, the Downtown Manhattan office market remains competitive due to its pricing and growing attractiveness to both residents and employers. The market has moved away from being dominated by financial services firms and now benefits from greater industrial diversity. This trend has been helped by creative and tech firms moving south after being priced out of the tight Midtown South office market. The previous oversupply of space is beginning to be absorbed by renewed interest in the Downtown market. According to a local business alliance, 10.0 million sq. ft. of office space has been converted to residential or hotel use since 2004, and another 5.1 million sq. ft. of space is in the potential conversion pipeline. The residential conversions have the added benefit of removing excess office supply from the market.

The Downtown Manhattan office inventory of 87.8 million sq. ft. is segmented into five major submarkets, with the 32 Avenue of the Americas Property located within the City Hall submarket. Asking rents for the submarket climbed to $58.25 PSF during the second quarter of 2015, a 14.1% increase since the beginning of the year. Additionally, Downtown Manhattan asking rents saw the largest increase of the three major markets, rising 18.4% percent from Q2 2014. The Q2 2015 Downtown Manhattan Class A overall asking rents are also up 15.1% over the past year, primarily as a result of top-end space added to the market. The City Hall submarket contains nearly 12.8 million sq. ft. of office space, with approximately 6.6 million sq. ft. of Class A space. The City Hall submarket maintains the lowest vacancy rate of the Downtown Manhattan market at 1.8%, despite a 0.9% increase during Q2 2015.

The appraiser concluded to market rents of $50.00 PSF for lower floor office leases (floors 1-16) and $56.00 PSF for upper floor office leases (floors 17 and above). Of the 31 buildings surveyed by the appraiser, six office properties were identified as being comparable to the 32 Avenue of the Americas Property.

Competitive Office Buildings(1)
Building	Net Rentable Area	Available Sq. Ft. (Direct)	Direct Occupancy	Direct Asking Rent
32 Avenue of the Americas Property	1,163,051	4,424	99.6%	$50.00 - $56.00(2)
40 Wall Street	1,300,000	38,079	97.1%	$37.00 - $52.00
115 Broadway	409,596	66,463	83.8%	$50.00 - $54.00
75 Varick Street	1,003,920	76,098	92.4%	$79.00 - $79.00
200 Varick Street	426,000	8,385	98.0%	$52.00 - $52.00
388 Greenwich Street	1,600,000	0	100.0%	NAV
100 Avenue of the Americas	302,000	8,682	97.1%	$66.00 - $66.00
Total / Wtd. Avg.(3)	5,041,516	197,707	96.1%	$37.00 - $79.00
(1)	Source: Appraisal.

(2)	Represents the appraiser’s market office rent conclusion for the 32 Avenue of the Americas Property.

(3)	Total / Wtd. Avg. excludes the 32 Avenue of the Americas Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 9/30/2015	U/W	U/W PSF
Base Rent(1)	$49,968,339	$52,735,008	$53,123,968	$55,508,378	$60,003,778	$51.59
Value of Vacant Space	0	0	0	0	246,752	0.21
Gross Potential Rent	$49,968,339	$52,735,008	$53,123,968	$55,508,378	$60,250,530	$51.80
Total Recoveries	6,484,754	7,218,925	7,601,119	7,239,232	7,076,221	6.08
Total Other Income(2)	1,944,356	4,021,358	623,286	16,532	153,426	0.13
Less: Vacancy(3)	0	0	0	0	(3,366,338)	(2.89)
Effective Gross Income	$58,397,449	$63,975,291	$61,348,373	$62,764,142	$64,113,840	$55.13
Total Variable Expenses	12,062,859	11,881,526	10,900,906	10,180,509	10,232,836	8.80
Total Fixed Expenses	8,145,679	9,669,707	10,819,107	11,872,251	12,140,351	10.44
Net Operating Income	$38,188,911	$42,424,058	$39,628,360	$40,711,382	$41,740,653	$35.89
TI/LC	0	0	0	0	2,274,094	1.96
Capital Expenditures	0	0	0	0	232,610	0.20
Net Cash Flow	$38,188,911	$42,424,058	$39,628,360	$40,711,382	$39,233,948	$33.73
(1)	Base Rent includes $4,414,782 in step rent through August 2016.

(2)	Total Other Income in 2013 includes approximately $3.5 million in lease termination fees.

(3)	U/W Vacancy represents 5.0% of gross potential income. From 2007 to 2014, vacancy at the 32 Avenue of the Americas Property has averaged 2.7%.

A-3-36

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Property Management.  The 32 Avenue of the Americas Property is managed by Rudin Management Co. Inc., a borrower affiliate.

Lockbox / Cash Management.     The 32 Avenue of the Americas Whole Loan is structured with a hard lockbox and springing cash management. The borrower delivered tenant direction letters requiring all rents, revenues and receipts from the 32 Avenue of the Americas Property to be deposited directly by the tenants into a lender controlled clearing account. Prior to a Cash Sweep Period (as defined below), amounts on deposit in the clearing account are required to be swept daily to the borrower’s account. During a Cash Sweep Period, any amounts on deposit in the clearing account are required to be swept into a lender-controlled deposit account to be opened upon the occurrence of a Cash Sweep Period and applied to payment of all monthly amounts due under the loan documents. During a Cash Sweep Period, all excess cash, after application of funds as required under the loan agreement, will be retained by the lender and held as additional collateral for the 32 Avenue of the Americas Whole Loan.

A “Cash Sweep Period” will commence upon the occurrence or commencement, as applicable, of (i) an event of default, (ii) the DSCR is less than 1.15x for two consecutive calendar quarters based on the trailing-3 month period (a “DSCR Trigger Event”) or (iii) a bankruptcy action by the borrower or manager and will end if, (a) with respect to (i) above, the default is cured, (b) with respect to (ii) above, the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters based on the trailing-3 month period and (c) with respect to (iii) above, the manager is replaced with a qualified manager within 60 days of such bankruptcy action, but for the avoidance of doubt, in no event does the borrower have the ability or right to cure a Cash Sweep Period caused by a bankruptcy action of the borrower.

Initial Reserves.    At origination, the borrower deposited (i) $3,908,742 into the TI/LC reserve for tenant improvements and leasing commissions under existing leases and (ii) $1,796,381 into a free rent reserve for the Telx and Impact Digital tenants.

Ongoing Reserves.    Ongoing monthly reserves were waived at origination. During the continuance of (a) an event of default, (b) a DSCR Trigger Event or (c) with respect to taxes only, if the borrower fails to pay taxes when due, fails to deliver evidence of such payment to lender or fails to pay for a tax monitoring service, the borrower will be required to make monthly deposits of (i) 1/12 of the taxes payable in the next 12 months to the tax reserve account, (ii) 1/12 of the insurance premiums payable in the next 12 months, so long as an acceptable blanket insurance policy is no longer in place, to the insurance reserve account, (iii) $19,384 to the capital expenditures reserve account and (iv) $193,842 into the TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower may obtain an approved mezzanine loan provided that, among other things, (i) the mezzanine loan has a term that is coterminous with the 32 Avenue of the Americas Whole Loan, (ii) the combined LTV ratio is less than or equal to 53.7%, (iii) the combined DSCR is greater than or equal to 1.90x, (iv) lender has received rating agency “no downgrade” confirmation and (v) an intercreditor agreement acceptable to lender has been delivered by borrower.

A-3-37

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

A-3-38

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

MAP © 2015 CARTIFACT · DATA © OSM
CARTIFACT
SOHO
10 Hudson Square
Butterick Building
Library
Soho Square
Spring Street
Trump Soho Ny
Dominick Street
Chelsea Vocational High School
Broome Street
Our Lady Of Vilna
Holland Tunnel Entrance
Hampton Soho
Soho Grand Hotel
Grand Street
1 Hudson Square
205 Hudson
Holland Tunnel Exit
200 Hudson
Hudson Street
Varick Street
Vestry Street
Laight Street
Hubert Street
Ericsson Place
1st Precinct Police
Beach Street
North Moore Street
Franklin Street
Franklin - Hudson Building
Independence Plaza
Harrison Street
TRIBECA
Jay Street
Greenwich Street
Manhattan Community College
Independence Plaza
Duane Street
Duane Park
Washington Market Park
Tribeca Performing Arts Center
West Street
139 Reade
167 Chambers
200 Chambers
Thompson Hotel
Manhattan Brewing Co.
West Broadway
Wooster Street
Greene Street
Mercer Street
Broadway
Crosby Street
Lafayette Street
Centre Street
Cleveland Place
Crosby St Hotel
225
Soho Grand Hotel
Mondrian Soho
Howard Street
Holiday Inn Downtown Manhattan Soho
Azure
Canal Street
St John's Lane
32 Avenue of the Americas
32 Avenue of the Americas
New York, NY 10013
Sixth Avenue (Avenue of the Americas)
Lispenard Street
Church Street
Walker Street
Tribeca Grand Hotel
White Street
Civic Center Synagogue
271 Church
Franklin Street
Civil Courthouse
Criminal Courthouse
Family Courthouse
Leonard Street
88 Leonard
New York Law School
Worth Street
60 Hudson
40 Worth
The Gap Building
Verizon
Thomas Street
Merchants Club
Duane Street
72 Reade
Fd Museum
Reade Street
Cosmopolitan Hotel
Smyth Tribeca
Chambers Street
Church Street
UPPER EAST SIDE
UPPER WEST SIDE
Metropolitan Museum of Art
WEST NEW YORK
ASTORIA
Central Park
LONG ISLAND CITY
Carnegie Hall
Times Square
Rockefeller Center
United Nations
MIDTOWN
Empire State Building
Madison Sq Garden
New York
MANHATTAN
HOBOKEN
JFK Stadium
Hudson River
East River
NYU
SOHO
FINANCIAL DISTRICT
JERSEY CITY
BROOKLYN

A-3-39

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

A-3-40

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsor(1):	Oaktree Real Estate Opportunities Fund VI, L.P.; Oaktree Real Estate Opportunities Fund VI (Parallel), L.P.; Oaktree Real Estate Opportunities VI (Parallel 2), L.P.; Clearview Hotel Capital
Borrower:	Arch Hotel Project Owner, LLC
Original Balance(2):	$55,000,000
Cut-off Date Balance(2):	$55,000,000
% by Initial UPB:	5.4%
Interest Rate:	4.5450%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(2)(3):	$54,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(23), YM1(90), O(7)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$1,815,000	$151,250
Insurance:	$0	Springing
FF&E:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Room:	$119,780
Balloon Balance / Room:	$102,416
Cut-off Date LTV:	70.4%
Balloon LTV:	60.2%
Underwritten NOI DSCR(6):	2.09x
Underwritten NCF DSCR(6):	1.78x
Underwritten NOI Debt Yield:	12.8%
Underwritten NCF Debt Yield:	10.9%
Underwritten NOI Debt Yield at Balloon:	15.0%
Underwritten NCF Debt Yield at Balloon:	12.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	St. Louis, MO
Year Built / Renovated:	1907 / 1986, 2008-2009
Total Rooms:	910
Property Management:	Hyatt Corporation
Underwritten NOI:	$13,956,673
Underwritten NCF:	$11,880,044
Appraised Value:	$154,900,000
Appraisal Date:	August 25, 2015

Historical NOI
Most Recent NOI:	$13,979,755 (T-12 November 30, 2015)
2014 NOI:	$14,929,436 (December 31, 2014)
2013 NOI:	$11,974,265 (December 31, 2013)
2012 NOI:	$9,769,954 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	69.9% (November 30, 2015)
2014 Occupancy:	71.8% (December 31, 2014)
2013 Occupancy:	73.0% (December 31, 2013)
2012 Occupancy:	69.4% (December 31, 2012)

(1)	The non-recourse carve-out guarantors are Kline Hotel Holdings, LLC and Clearview Hotel Capital, LLC. See “The Borrower / Sponsor” herein.

(2)	The Hyatt Regency St. Louis Whole Loan is evidenced by two pari passu notes, the controlling Note A-1, with an original principal balance of $55.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust, and the non-controlling Note A-2, with an original principal balance of $54.0 million, which will not be included in the trust and is expected to be held by CCRE or an affiliate and transferred to a future securitization.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Hyatt Regency St. Louis Whole Loan.

(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.78x and 2.37x, respectively.
A-3-41

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

The Loan. The Hyatt Regency St. Louis at The Arch loan (the “Hyatt Regency St. Louis Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 910-room, full service hotel located in St. Louis, Missouri (the “Hyatt Regency St. Louis Property”). The Hyatt Regency St. Louis Loan has an original principal balance of $55.0 million and represents the controlling Note A-1 of a $109.0 million whole loan (the “Hyatt Regency St. Louis Whole Loan”). The Hyatt Regency St. Louis Whole Loan is evidenced by two pari passu notes, the controlling Note A-1, with an original principal balance of $55.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust, and the non-controlling Note A-2, with an original principal balance of $54.0 million, which will not be included in the trust and is expected to be held by CCRE or an affiliate and transferred to a future securitization.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$55,000,000	$55,000,000	COMM 2016-CCRE28	Yes
Note A-2	$54,000,000	$54,000,000	CCRE	No
Total	$109,000,000	$109,000,000

The Hyatt Regency St. Louis Loan has a 10-year term and subsequent to a 24-month interest only period, amortizes on a 30-year schedule. The Hyatt Regency St. Louis Loan accrues interest at a fixed rate equal to 4.5450% and has a cut-off date balance of $55.0 million. The Hyatt Regency St. Louis Whole Loan proceeds, in addition to approximately $27.0 million of cash equity from the loan sponsor, were used to purchase the Hyatt Regency St. Louis Property for $133.5 million, fund upfront reserves of approximately $1.8 million and pay closing costs of approximately $0.7 million. Based on the appraised value of $154.9 million as of August 25, 2015, the cut-off date LTV ratio is 70.4%. The most recent prior financing of the Hyatt Regency St. Louis property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$109,000,000	80.2%	Purchase Price	$133,500,000	98.2%
Sponsor Equity	$26,975,140	19.8%	Reserves	$1,815,000	1.3%
			Closing Costs	$660,140	0.5%
Total Sources	$135,975,140	100.0%	Total Uses	$135,975,140	100.0%

The Borrower / Sponsor. The borrower, Arch Hotel Project Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrower is controlled by a joint venture between the affiliated entities that are controlled by Oaktree Capital Management, L.P. and Kline Hotel Holdings, LLC (which is ultimately controlled by Jon Kline, who is the sole member of Clearview Hotel Capital, LLC). The non-recourse carve-out guarantors are Kline Hotel Holdings, LLC and Clearview Hotel Capital, LLC, jointly and severally.

Founded in 1955, Oaktree Capital Management (“Oaktree”) is a global investment management firm with over 900 employees across 17 offices. Oaktree’s global clients are approximately 100 of the 300 largest global pension plans, 74 of the 100 largest U.S. pension plans, 350 endowments and foundations, 14 sovereign wealth funds and 38 of the 50 primary state retirement plans in the United States.  As of September 30, 2015 Oaktree had approximately $100.0 billion in assets under management.

Clearview Hotel Capital, LLC (“Clearview”) is a hotel investment company founded in 2007 by Jon Kline, the current president of Clearview. Clearview has a 15 hotel portfolio comprised of over 6,000 rooms in which they have invested approximately $700.0 million. Jon Kline’s personal equity in the borrower is held in Kline Hotel Holdings, LLC and Kline Real Estate Investors, LLC, both members of the joint venture that controls the borrower.

The Property. The Hyatt Regency St. Louis Property is a 910-room full service hotel located in downtown St. Louis, Missouri. Situated adjacent to the iconic Gateway Arch and Jefferson Expansion Memorial Park, the Hyatt Regency St. Louis Property encompasses 1.70 acres and approximately 1.1 million square feet, making it the second largest hotel in downtown St. Louis behind the 917-room Marriott St. Louis Grand Hotel. The 18-story Hyatt Regency St. Louis Property hotel includes five restaurants and lounges (Ruth’s Chris Steak House, Red Kitchen Bar, Brewhouse Sports Bar, Starbucks, and Regency Club), a three-level underground parking garage with approximately 285 spaces, and a FedEx operated business center.

Additionally, The Hyatt Regency St. Louis Property contains one of the largest meeting and banquet facilities in the market with approximately 80,000 sq. ft. of meeting space, including two ballrooms totaling more than 36,000 sq. ft. The meeting and ballroom space is predominately located on the 2nd and 4th floors with additional event space located on the 18th floor. The 18th floor also features an outdoor terrace overlooking the Gateway Arch and the Mississippi River. Guest rooms at the Hyatt Regency St. Louis Property are located on floors 5 through 18 and are located on the north and south towers, forming a “U”-shape.

A-3-42

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

Meeting/Banquet Facilities(1)
Meeting Room	Floor	Area (Sq. Ft.)
Prefunction Space	2nd & 4th	23,325
Grand Ballroom	4th	19,758
Regency Ballroom	2nd	16,800
Sterling & Mills Studios	2nd & 4th	9,856
Gateway Meeting	18th	3,872
Park View	4th	3,300
Gateway Terrace	18th	2,968
Total Meeting Space		79,879

(1) Source: Appraisal.

The Hyatt Regency St. Louis Property was developed in 1986 as an Adam’s Mark Hotel. In 2008/2009 the Hyatt Regency St. Louis Property underwent an approximately $62.0 million ($68,132 per room) renovation and change of flag to the Hyatt Regency brand. The 2008/2009 renovation replaced all of the hotels soft goods and included approximately $24.4 million of guest room upgrades and $16.0 million of common area upgrades. From 2010-2013, the Hyatt Regency St. Louis Property underwent approximately $5.0 million (approximately $5,495 per room) of additional capital improvements including more than $1.5 million for guest room upgrades, $707,000 for food and beverage improvements and $716,000 for information technology upgrades including the installation of high speed internet access.

The Hyatt Regency St. Louis Property is managed by the Hyatt Corporation pursuant to a management agreement (the “Hyatt Regency St. Louis Property Management Agreement”) that runs through December 31, 2028 with two 10-year renewal options remaining.

The Hyatt Regency St. Louis Property is located in the Riverfront Hotel Community Improvement District (“CID”) and is eligible for certain associated financial benefits.  The CID permits the related borrower to collect a special tax of 1% on total revenues until September 2029, which proceeds the Missouri Department of Revenue (“DOR”) is required to transfer to a designated CID trustee.  The CID trustee is obligated to make biannual disbursements from these proceeds to the borrower (the “CID Income”), subject to a cap equal to a $6.5 million amortizing note receivable plus interest of 7%.  To evidence the cap, the borrower was awarded a $6.5 million note receivable by the DOR which, if not fully paid off by September 2029, will expire without any cash settlement (or balloon payment).   The CID Income is underwritten as a contra-expense equal to 1.0% of total underwritten revenue.

Environmental Matters. The Phase I environmental report dated November 4, 2015 recommended no further action at the Hyatt Regency St. Louis Property.

The Market. The Hyatt Regency St. Louis Property is located in downtown St. Louis, immediately west of the Mississippi River and adjacent to the Jefferson National Expansion Memorial; a 91-acre park, and home to the Gateway Arch, which attracts approximately 2.6 million visitors per year. The Gateway Arch and surrounding area is currently undergoing a $380 million transformation as part of the CityArchRiver initiative in celebration on the Gateway Arch’s 50th anniversary. The Hyatt Regency St. Louis Property is situated within walking distance of various other local attraction and demand generators, including Busch Stadium, home of the St. Louis Cardinals, and America’s Center Convention Complex. The complex has four facilities including the Cervantes Convention Center, Edward Jones Dome, St. Louis Executive Conference Center and Ferrara Theatre. Cervantes has five exhibit halls, a 28,000 sq. ft. ballroom and 80 versatile meeting rooms. Ferrara Theatre is a 1,411-seat venue that hosts lectures and musical concerts.

The St. Louis metropolitan statistical area (“MSA”) had a population of 2.8 million as of 2014, making it the 19th largest metropolitan region in the country. The MSA’s unemployment rate fell to 5.8% as of May 2015, a 0.7% decrease from the prior year, which is slightly above the nation’s unemployment rate of 5.5%. The two largest employment sectors are trade, transportation & utilities and education & health services, together representing 36.4% of total employment. Nationally recognized companies with either headquarters or major regional offices in St. Louis include Anheuser-Busch, Edward Jones, Wells Fargo Advisors, Bank of America and Boeing.

According to a third party hospitality research report, as of November 30, 2015, the Hyatt Regency St. Louis Property was reported as having Occupancy, ADR and RevPAR of 69.9%, $138.84 and $97.09, respectively. The Hyatt Regency St. Louis Property reported penetration rates of 115.8%, 97.4% and 112.7% for Occupancy, ADR and RevPAR, respectively. The competitive set includes Crowne Plaza St. Louis Downtown, Hilton St. Louis at The Ballpark, Westin St. Louis, Marriott St. Louis Grand Hotel, and Hilton St. Louis Downtown at the Arch.

A-3-43

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Hyatt Regency St. Louis Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 November 2015	69.9%	$138.84	$97.09	60.4%	$142.58	$86.12	115.8%	97.4%	112.7%
T-12 December 2014	71.8%	$133.10	$95.60	64.7%	$135.98	$88.04	110.9%	97.9%	108.6%
T-12 December 2013	73.0%	$121.02	$88.30	64.6%	$127.57	$82.42	112.9%	94.9%	107.1%
T-12 December 2012	69.4%	$110.88	$76.95	62.1%	$122.87	$76.33	111.7%	90.2%	100.8%
(1)	Source: Hospitality research report.

Competitive Set(1)
Name	Hyatt Regency St. Louis Property	Marriott St. Louis Grand Hotel	Hilton St. Louis at The Ballpark	Hilton St. Louis Downtown at The Arch	Westin St. Louis	Crowne Plaza St. Louis Downtown	Doubletree St. Louis Union Station Hotel
# of Rooms	910	917	670	195	255	440	537
Location	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO
Year Opened	2008	1917	1979	2005	2001	1975	1985
Occupancy(2)	69.9%	63.0%	71.0%	71.0%	82.0%	50.0%	55.0%
ADR(2)	$138.84	$135.00	$137.00	$145.00	$177.20	$82.00	$130.60
RevPAR(2)	$97.09	$85.05	$97.27	$102.95	$145.30	$41.00	$71.83
Meeting Space	79,879	55,000	40,000	5,000	13,075	16,255	100,000
Restaurant	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Café/Lounge	Yes	Yes	No	Yes	Yes	Yes	Yes
Swimming Pool	No	Yes	Yes	No	No	Yes	Yes
Fitness Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Gift/Sundry Shop	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Business Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes
(1)	Source: Appraisal.

(2)	Occupancy, ADR and RevPAR for the Hyatt Regency St. Louis Property are as of T-12 November 2015 from a hospitality research report. Occupancy, ADR and RevPAR for the competitive set are 2014 annual estimated provided by the appraiser.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 11/30/2015	U/W	U/W per Room(1)
Occupancy	69.4%	73.0%	71.8%	69.9%	69.9%
ADR	$110.89	$121.03	$133.09	$138.86	$138.86
RevPAR	$76.95	$88.30	$95.60	$97.11	$97.11
Room Revenue	$25,627,472	$29,330,459	$31,753,044	$32,254,260	$32,254,260	$35,444
F&B Revenue	16,932,779	17,573,163	19,587,473	17,434,942	17,434,942	19,159
Other Revenue(2)	2,799,954	2,626,908	2,923,237	2,226,539	2,226,539	2,447
Total Revenue	$45,360,205	$49,530,530	$54,263,754	$51,915,741	$51,915,741	$57,050
Operating Expenses	21,278,814	22,563,149	23,604,684	21,668,741	21,668,741	23,812
Undistributed Expenses	12,665,427	13,364,483	14,160,211	$14,490,105	14,513,232	15,949
Gross Operating Profit	$11,415,964	$13,602,898	$16,498,858	$15,756,895	$15,733,768	$17,290
Total Fixed Charges	1,646,010	1,628,633	1,569,422	1,777,140	1,777,095	1,953
Net Operating Income	$9,769,954	$11,974,265	$14,929,436	$13,979,755	$13,956,673	$15,337
FF&E	1,750,555	1,915,156	2,095,159	2,007,700	2,076,630	2,282
Net Cash Flow	$8,019,399	$10,059,109	$12,834,277	$11,972,055	$11,880,044	$13,055
(1)	U/W per Room is based on a total of 910 rooms.

(2)	Other Revenue includes parking revenue, rental revenue and other miscellaneous items.

A-3-44

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

Property Management. The Hyatt Regency St. Louis Property is managed by the Hyatt Corporation.

Lockbox / Cash Management. The Hyatt Regency St. Louis Whole Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox and in place cash management will be triggered upon (i) an event of default or (ii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.10x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.15x.

Initial Reserves. At origination, the borrower deposited $1,815,000 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of 1/12 of the required annual taxes, which currently equates to $151,250, into a tax reserve account. Additionally, if (i) an event of default exists, (ii) the Hyatt Regency St. Louis Property is not being insured under an acceptable blanket insurance policy, (iii) the blanket insurance policy is not being paid annually in advance or (iv) the borrower has not given the lender evidence of an acceptable renewal policy at least two business days prior to the current policy’s expiration date, then the borrower will be required to deposit on each payment date 1/12 of the estimated insurance premiums for the following 12 months. Furthermore, if Hyatt is not reserving for FF&E expenditures in accordance with the provisions in the Hyatt Regency St. Louis management agreement or the lender has not been given first priority security interest in the FF&E reserves, the borrower is required to reserve a monthly FF&E reserve of 4.0% of 1/12 of the projected annual gross revenues of the Hyatt Regency St. Louis Property.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Hyatt Regency St. Louis Loan documents permit future mezzanine financing after November 6, 2016, provided among other things, based on the Hyatt Regency St. Louis Whole Loan and the related mezzanine loan, (i) the DSCR is greater than or equal to 1.93x and (ii) the debt yield is no less than 11.8%.

A-3-45

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

St. Peters
St. Charles
Bridgeton
Florissant
Hazelwood
Maryland Heights
Overland
St. Louis
Clayton
Creve Coeur
Chesterfield
Des Peres
Ballwin
Webster Groves
Kirkwood
Fenton
Cahokia
COLUMBUS SQUARE
RIVERSIDE NORTH
LACLEDES LANDING
WASHINGTON AVE / GARMENT
St. Louis
CENTRAL BUSINESS DISTRICT
CIVIC CENTER
CUPPLES STATION / BALLPARK
CHOUTEAU
Hyatt Regency St. Louis at The Arch
315 Chestnut Street
St. Louis, MO 63102
Mississippi River
Park over the Highway (2015)
CARTIFACT

A-3-46

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A-3-47

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

A-3-48

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	David Y. Lee
Borrower:	Equitable City Center, LLC
Original Balance:	$55,000,000
Cut-off Date Balance:	$55,000,000
% by Initial UPB:	5.4%
Interest Rate:	4.4300%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$120,970	$42,818
Insurance:	$582	$49
Replacement:	$0	$2,754
TI/LC:	$0	$20,657
Rent Abatement:	$260,185	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$333
Balloon Balance / Sq. Ft.:	$304
Cut-off Date LTV(2):	72.4%
Balloon LTV(2):	66.1%
Underwritten NOI DSCR(3):	1.41x
Underwritten NCF DSCR(3):	1.33x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.3%
Underwritten NCF Debt Yield at Balloon:	8.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	165,257
Property Management:	Jamison Services, Inc.
Underwritten NOI:	$4,685,130
Underwritten NCF:	$4,404,193
“As-is” Appraised Value:	$76,000,000
“As-is” Appraisal Date:	July 16, 2015
“As Stabilized” Appraised Value(2):	$79,000,000
“As Stabilized” Appraisal Date:	August 1, 2016

Historical NOI
Most Recent NOI:	$3,997,942 (T-12 June 30, 2015)
2014 NOI(4):	$3,478,704 (December 31, 2014)
2013 NOI(4):	$3,680,356 (December 31, 2013)
2012 NOI:	$4,704,897 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	88.1% (November 25, 2015)
2014 Occupancy:	87.0% (December 31, 2014)
2013 Occupancy:	81.8% (December 31, 2013)
2012 Occupancy:	80.6% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The Cut-off Date LTV and Balloon LTV based on the “As Stabilized” Appraised Value are 69.6% and 63.6%, respectively, which is based on the Equitable City Center Property achieving stabilized occupancy of 95.0%.

(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.90x and 1.78x, respectively.

(4)	The decrease in Historical NOI from 2013 to 2014 is attributed to a free rent period that several tenants received upon renewing their leases in 2013.

A-3-49

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Zion Market(1)	NR/NR/NR	32,627	19.7%	$40.40	21.6%	7/31/2019
Crystal Spa and Sauna of Los Angeles(2)	NR/NR/NR	15,440	9.3%	$33.31	8.4%	7/31/2020
Teletron, Inc.(3)	NR/NR/NR	9,949	6.0%	$30.00	4.9%	11/14/2024
Seung Ae Lee	NR/NR/NR	9,071	5.5%	$46.20	6.9%	2/28/2025
Dongsik Park	NR/NR/NR	7,514	4.5%	$40.17	5.0%	4/14/2018
Total Major Tenants		74,601	45.1%	$38.23	46.8%
Remaining Tenants		70,911	42.9%	$45.75	53.2%
Total Occupied Collateral		145,512	88.1%	$41.89	100.0%
Vacant		19,745	11.9%
Total		165,257	100.0%

(1)	Zion Market has one 10-year extension option with a nine-month notice period and no termination options.

(2)	Crystal Spa and Sauna of Los Angeles has two five-year extension options with six- and nine-month notice periods for their 14,294 sq. ft. and 1,146 sq. ft. spaces, respectively and has no termination options. Both leases expire on July 31, 2020.

(3)	Teletron, Inc. has two five-year extension options with a six-month notice period and no termination options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	10	2,937	1.8%	2,937	1.8%	$72.43	3.5%	3.5%
2016	5	3,431	2.1%	6,368	3.9%	$43.06	2.4%	5.9%
2017	10	12,452	7.5%	18,820	11.4%	$46.80	9.6%	15.5%
2018	17	31,964	19.3%	50,784	30.7%	$46.42	24.3%	39.8%
2019	9	41,365	25.0%	92,149	55.8%	$41.19	28.0%	67.8%
2020	6	25,265	15.3%	117,414	71.0%	$35.94	14.9%	82.7%
2021	0	0	0.0%	117,414	71.0%	$0.00	0.0%	82.7%
2022	1	4,881	3.0%	122,295	74.0%	$33.00	2.6%	85.3%
2023	0	0	0.0%	122,295	74.0%	$0.00	0.0%	85.3%
2024	3	14,146	8.6%	136,441	82.6%	$33.74	7.8%	93.1%
2025	2	9,071	5.5%	145,512	88.1%	$46.20	6.9%	100.0%
2026	0	0	0.0%	145,512	88.1%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	145,512	88.1%	$0.00	0.0%	100.0%
Vacant	NAP	19,745	11.9%	165,257	100.0%	NAP	NAP
Total / Wtd. Avg.	63	165,257	100.0%			$41.89	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The Equitable City Center loan (the “Equitable City Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 165,257 sq. ft., grocery anchored neighborhood retail center located at 3500 West 6th Street in Los Angeles, California (the “Equitable City Center Property”) with an original principal balance of $55.0 million. The Equitable City Center Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60-month interest only period. The Equitable City Center Loan accrues interest at a fixed rate equal to 4.4300% and has a cut-off date balance of $55.0 million. Loan proceeds were used to refinance previous debt of approximately $34.2 million, fund upfront reserves of approximately $0.4 million, pay closing costs of approximately $0.4 million, and return approximately $20.0 million of equity to the loan sponsor. Based on the “As-is” appraised value of $76.0 million as of July 16, 2015, the “As-is” cut-off date LTV ratio is 72.4% and the remaining implied equity is $21.0 million. Based on the “As Stabilized” appraised value of $79.0 million as of August 1, 2016, the “As Stabilized” cut-off date LTV ratio is 69.6%. The most recent prior financing of the Equitable City Center Property was not included in a securitization.

A-3-50

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,000,000	100.0%	Loan Payoff	$34,179,745	62.1%
			Reserves	$381,737	0.7%
			Closing Costs	$421,184	0.8%
			Return of Equity	$20,017,334	36.4%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

The Borrower / Sponsor.    The borrower, Equitable City Center, LLC, is a California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is David Y. Lee, the President of Jamison Services, Inc. For additional information, see “Description of the Mortgage Pool – Litigation and other Considerations” in the accompanying Preliminary Prospectus.

Jamison Services, Inc. is one of the largest private commercial property owners in Los Angeles County and specializes in the acquisition, operation, construction, leasing and ownership of office, medical and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings totaling approximately 22.0 million sq. ft., and has a market capitalization of over $3.0 billion.

The Property.    The Equitable City Center Property consists of a three-story enclosed neighborhood retail center totaling 165,257 sq. ft. and is located at 3500 West 6th Street in Los Angeles, California. The Equitable City Center Property was built in 2008 by the sponsor, adjacent to the sponsor-owned 32-story Class A office tower totaling 688,292 sq. ft., known as Equitable Plaza, which was securitized within the COMM 2014-UBS3 transaction.

As of November 25, 2015, the Equitable City Center Property was 88.1% leased to a diverse tenant roster of approximately 54 tenants including a specialty grocery anchor, various retailers, restaurants, full-service salons/spas and a food court. The three largest tenants account for 35.1% of the net rentable area, and include Zion Market, a specialty grocer that has sales of approximately $24.0 million ($736 PSF), according to the property manager; Crystal Spa and Sauna of Los Angeles, which invested a reported approximately $2.3 million ($149 PSF) towards the build-out of their space, and Teletron, Inc., a home appliance and electronics store. No other tenant individually accounts for more than 5.5% of the NRA. The Equitable City Center Property shares parking rights for the adjacent parking garage with the Equitable City Center office development. The parking garage features 438 parking spaces, which equates to a parking ratio of 2.7 spaces per 1,000 sq. ft.

The Equitable City Center Property has maintained an average occupancy rate of 86.5% since delivery in 2007. Since the start of 2014, the sponsor has signed 22 tenants to new or extended leases totaling 26.9% of the total NRA, including a new 10-year lease with the third largest tenant, Teletron, Inc. and an eight-year lease with The Backhouse, which occupies approximately 3.0% of the NRA. The recent leasing is detailed in the chart below.

Recent Leasing(1) (2)
Tenant	Sq. Ft.	U/W Base Rent PSF	Lease Commencement Date	Lease Expiration Date
BLEE, Inc.	1,400	$48.00	8/1/2015	7/31/2020
John Park	5,254	$36.76	7/1/2015	6/30/2020
Golf Town - Jae Park	2,012	$42.00	6/1/2015	5/31/2020
Zion Market	4,410	$40.40	4/1/2015	7/31/2019
Demeter Direct, Inc.	1,521	$48.00	3/15/2015	3/14/2019
Eun Jung An	1,159	$42.00	3/1/2015	2/28/2020
Zip Hailey, Inc.	1,129	$36.00	1/1/2015	12/31/2019
The Backhouse	4,881	$33.00	12/15/2014	12/14/2022
Min K. Chang	1,519	$39.60	12/1/2014	11/30/2019
Teletron, Inc.	9,949	$30.00	11/15/2014	11/14/2024
Robert Y. Lim	1,023	$30.00	10/1/2014	9/30/2017
Sun Ah Kim	834	$24.00	10/1/2014	12/31/2016
John S. Moon	1,536	$48.60	8/1/2014	7/31/2019
Dong Woon Lee	1,094	$31.20	7/1/2014	6/30/2019
Jennifer Park – Sahn	1,521	$42.60	6/1/2014	5/31/2024
Young Yoo	1,015	$54.60	6/1/2014	5/31/2019
IchiBanya USA	2,676	$42.60	4/1/2014	2/29/2024
Hyung Kyung Park	924	$51.60	3/1/2014	2/28/2019
Cake House	4,059	$65.04	1/1/2014	12/31/2018
Seoung Hee Kim	1,702	$48.60	1/1/2014	12/31/2018
Total / Wtd. Average	49,618	$40.17
(1)	Source: Underwritten Rent Roll dated November 25, 2015.
(2)	Excludes $109,200 of U/W Base Rent for kiosk and signage tenants.

A-3-51

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Environmental Matters. The Phase I environmental report dated July 29, 2015 recommended no further action at the Equitable City Center Property.

Major Tenants.

Zion Market (32,627 sq. ft., 19.7% of NRA, 21.6% of U/W Base Rent). Zion Market is a specialty Asian grocer located on the ground floor of the Equitable City Center Property. Zion Market offers various Asian foods and household goods, along with fresh produce, fish and meats. Zion Market has six locations across Southern California. Zion Market took occupancy at the Equitable City Center Property in August 2009, and expanded its leased premises by 4,410 sq. ft. (15.6%) in December 2010. In April 2015, Zion Market extended their lease through 2019, waiving all existing future termination options upon executing the extension. Zion Market has one, ten-year renewal option remaining. Based on conversations with the property manager, Zion Market has sales of approximately $24.0 million, which equates to $736 PSF.

Crystal Spa and Sauna of Los Angeles (15,440 sq. ft., 9.3% of NRA, 8.4% of U/W Base Rent). Crystal Spa and Sauna of Los Angeles (“Crystal Spa”) is a salon and spa that that offers acupressure, massages and face and skin treatments. Upon taking possession of its space at Equitable City Center Property in August 2010, Crystal Spa invested a reported $2.3 million ($149 PSF) towards the build-out of their space, which includes a salt room with all natural salt from the Himalayas, sauna facility, ice room, charcoal room and a yellow sand room. The build-out also includes shower facilities, a cafe and a retail shop. In August 2011, Crystal Spa expanded their leased space by 1,146 sq. ft. The tenant has two, five-year extension options remaining, with six- and nine-month notice periods for their original space and expansion space, respectively, and no termination options.

Teletron, Inc. (9,949 sq. ft. 6.0% of NRA, 4.9% of U/W Base Rent). Teletron, Inc. is a consumer electronics, appliance and furniture retail store. The company has nine locations across the United States including six locations in California, two locations in Texas, and one location in Virginia. Teletron began its lease at the Equitable City Center Property in November 2014. The tenant has two five-year extension options with a six-month notice period and no termination options.

The Market.    The Equitable City Center Property is located within the Los Angeles central business district. The estimated 2014 population and unemployment rate for the Los Angeles-Long Beach-Anaheim metropolitan statistical area was approximately 13.3 million and 6.7%, respectively, according to the US Census Bureau. The Equitable City Center Property is situated within the Mid-Wilshire/Koreatown submarket and the surrounding area is one of the most densely populated in Los Angeles, with a 2015 population of 131,462 and 635,932 within a one and three mile radius, respectively, of the Equitable City Center Property. Mid-Wilshire is located directly between Downtown Los Angeles, Beverly Hills and West Hollywood and features extensive public transportation links, including local and regional bus service as well as access to the MetroRail Red and Purple Line subway system. In addition, the area is well served by numerous highways, including Hollywood Freeway (State Highway 101), Santa Monica Freeway (Interstate 10) and Harbor Freeway (Interstate 110), all of which are in close proximity to the property.

The Mid-Wilshire retail submarket consists of approximately 3.8 million sq. ft. with an average asking rent of $43.08 PSF and an average vacancy of 2.0% as of Q1 2015, according to an industry market report. The Equitable City Center Property average rental rate and vacancy rate were $41.89 PSF and 11.9%, respectively, as of June 30, 2015. The appraiser determined a stabilized vacancy at the Equitable City Center Property of 5.0% and a weighted average market rent of $30.72 triple net. The appraiser concluded that the Equitable City Center Property contract rent is comparable to or slightly below market, because the in-place rents incorporates a number of gross leases.

The appraiser identified the following comparable retail rentals which are presented in the subsequent chart.

Lease Comparables(1)
Property	Address	Year Built	Tenant	Total Building Lease Area (Sq. Ft.)	Tenant Base Rent (PSF)	Total Building Occupancy %
Equitable City Center Property(2)	3500 West 6th Street	2008	Various	165,257	$41.89	88.1%
3500 Wilshire Blvd	3500 Wilshire Blvd	1956	Jersey Mikes, 85 Degrees Bakery	17,206	$66.00	95.0%
Wilshire Vermont Station	3183 Wilshire Blvd	2007	JJ Gourmet Food Corp, Chipotle, UPS	38,486	$43.08 - $52.20	88.0%
Ground Level Retail Shops	3300 West 6th Street	2005	Tom & Tom (R), Pinkberry, Red Carpet, Unami Sushi	9,063	$24.00 - $39.00	77.0%
Wilshire Gramercy Plaza	3959 Wilshire Blvd	1987	NAV	32,131	$27.00	91.0%
Solair Wilshire	3785 Wilshire Blvd	2008	Louis Castel, Caliber Home Loans	41,000	$36.00	72.0%
PacMutual Retail	523 West 6th Street (NEC 6th & Grand to NWC 6th & Olive)	1908	Pitchoun, Banco Popular	45,000	$45.00 - $46.80	100.0%
Oxford Center	3500-3548 W. 8th Street	1980	Jewelry Shop	44,925	$36.00 - $39.00	70.0%
(1)	Source: Appraisal.

(2)	Based on rent roll dated November 25, 2015.

A-3-52

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 6/30/2015	U/W	U/W PSF
Base Rent(1)	$5,112,827	$4,442,780	$4,807,898	$5,361,580	$6,219,200	$37.63
Value of Vacant Space	0	0	0	0	871,766	5.28
Gross Potential Rent	$5,112,827	$4,442,780	$4,807,898	$5,361,580	$7,090,966	$42.91
Total Recoveries	962,347	765,751	523,272	489,817	456,552	2.76
Total Other Income	358,283	273,198	54,254	73,723	73,723	0.45
Less: Vacancy(2)	0	0	0	0	(871,766)	(5.28)
Effective Gross Income	$6,433,457	$5,481,729	$5,385,424	$5,925,120	$6,749,475	$40.84
Total Operating Expenses	1,728,560	1,801,373	1,906,720	1,927,178	2,064,345	12.49
Net Operating Income(3)	$4,704,897	$3,680,356	$3,478,704	$3,997,942	$4,685,130	$28.35
TI/LC	0	0	0	0	247,886	1.50
Capital Expenditures	0	0	0	0	33,051	0.20
Net Cash Flow	$4,704,897	$3,680,356	$3,478,704	$3,997,942	$4,404,193	$26.65

(1)	U/W Base Rent includes $123,189 in contractual step rent through January 2017.

(2)	U/W Vacancy represents 11.4% of gross income, compared to a submarket vacancy rate of 2.0% as of Q1 2015.

(3)	The decrease in Net Operating Income from 2013 to 2014 is attributed to a free rent period that several tenants received upon renewing their leases in 2013.

Property Management.    The Equitable City Center Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Equitable City Center Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender and are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below).

A “Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) the DSCR being less than 1.20x as of the last day of any calendar quarter, or (iii) commencement of a Lease Sweep Period (as defined below). A Trigger Period will cease to exist upon (a) with respect to clause (i), if the event of default has been cured, (b) with respect to clause (ii), if the DSCR is at least 1.25x for two consecutive quarters and (c) with respect to clause (iii), such Lease Sweep Period has ended.

A “Lease Sweep Period” will, provided the debt yield is less than 8.0%, commence on the first monthly payment date following (i) six months prior to the earliest expiration of a Lease Sweep Lease (as defined below), (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iii) the date that any tenant under a Lease Sweep Lease “goes dark” or (iv) a tenant under a Lease Sweep Lease defaulting under its lease or becoming subject to bankruptcy proceedings. A Lease Sweep Period will be cured if (a) with respect to clause (i), (ii) and (iii), the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases, as defined in the loan documents and the funds in the lease sweep account are able to cover all anticipated leasing expenses, free rent periods, and rent abatement periods, (b) with respect to clause (i), the tenant has renewed or extended its lease pursuant to its extension option or otherwise on terms acceptable to lender with respect to its space and the funds in the sweep account are equal to the leasing expenses, free rent periods and rent abatement periods in connection with such renewal or extension, (c) with respect to clause (iv), the date on which the subject default has been cured, (d) with respect to clause (i), (ii), (iii) and (iv) above, the date upon which the funds in the lease sweep account and the rollover account are equal to or greater than the current Rollover Cap (as defined below), the borrower has delivered the lease sweep deposit, as defined in the loan documents, to the lender or the debt yield is no less than 8.0%.

A “Lease Sweep Lease” means (i) the Zion City lease or (ii) any replacement lease that either individually or when taken together with the same tenant or its affiliates, aggregate rents equal or exceed the rent under the Zion City lease.

Initial Reserves.    At origination, the borrower deposited (i) $120,970 into a tax reserve account, (ii) $582 into an insurance reserve account and (iii) $260,185 into a rent abatement reserve account, which represents free rent reserved for six tenants, including $168,363 for Teletron, Inc.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $42,818, into a tax reserve account, (ii) $49 into an insurance reserve account for flood insurance, (iii) $2,754 into a replacement reserve account, subject to a replacement reserve cap of $99,154 and (iv) $20,657 into a TI/LC reserve account subject to a TI/LC reserve cap of $750,000 (the “Rollover Cap”). If the (i) Zion Market lease has been extended or renewed for a period of at least two years beyond December 6, 2025 and all occupancy conditions are satisfied or (ii) the borrower enters into a qualified replacement lease for a period of at least two years beyond December 6, 2025 and all occupancy conditions are satisfied, the TI/LC reserve cap will be reduced to $400,000; provided, further, however the TI/LC reserve cap will be reduced to $650,000 if (i) the

A-3-53

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Zion Market lease is extended or renewed for a period of at least two years and all occupancy conditions are satisfied or (ii) the borrower enters into a qualified replacement lease for a period of at least two years and all occupancy conditions are satisfied.

On each monthly payment date during a Lease Sweep Period, all available excess cash is required to be transferred into the lease sweep account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

A-3-54

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

A-3-55

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

CARTIFACT
Equitable City Center
3500 West 6th Street
Los Angeles, CA 90020
KOREATOWN
EQUITABLE PLAZA
WILSHIRE BLVD
W 6TH ST
W 3RD ST
W 5TH ST
W 7TH ST
W 8TH ST
W 9TH ST
W 2ND ST
W 1ST ST
W 4TH ST
W OLYMPIC BLVD
W 11TH ST
W 12TH ST
SAN MARINO ST
S WESTERN AVE
S VERMONT AVE
S NORMANDIE AVE
S MARIPOSA AVE
S ALEXANDRIA AVE
S KENMORE AVE
S CATALINA ST
S BERENDO ST
S NEW HAMPSHIRE AVE
S OXFORD AVE
S SERRANO AVE
S HOBART BLVD
S HARVARD BLVD
S KINGSLEY DR
S ARDMORE AVE
WILSHIRE/WESTERN
WILSHIRE/NORMANDIE
WILSHIRE/VERMONT
LOS ANGELES HIGH SCHOOL OF THE ARTS
CENTRAL PLAZA
ALEXANDRIA PLAZA
CHAPMAN MARKET PLAZA
HOTEL NORMANDIE
THE WILSHIRE
BROWN DERBY PLAZA
BIG 5 SPORTING GOODS
3450 WILSHIRE
3550 WILSHIRE
3580 WILSHIRE
3660 WILSHIRE
3670 WILSHIRE
WILTERN THEATER
LOS ANGELES PUBLIC LIBRARY
KAISER BUILDING
WILSHIRE BOULEVARD TEMPLE
SOUTHWESTERN UNIVERSITY
TOWERS ON WILSHIRE
WILSHIRE GALLERIA DEPARTMENT STORE
THE CHILDREN'S INSTITUTE
VAN NUYS
Burbank
Glendale
Griffith Park
HOLLYWOOD
West Hollywood
Beverly Hills
Santa Monica
Los Angeles
DTLA
Culver City
VENICE
Marina Del Rey
PLAYA VISTA
Inglewood
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
El Segundo
Hawthorne
Manhattan Beach
Gardena
Lynwood
South Gate
Huntington Park
Vernon

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A-3-57

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

A-3-58

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Wealth Management Capital Holding GMBH
Borrower:	WealthCap Los Gatos 121 Albright Way, L.P.
Original Balance:	$54,810,000
Cut-off Date Balance:	$54,810,000
% by Initial UPB:	5.3%
Interest Rate:	4.2850%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(28), D(85), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$655,203	Springing
Insurance:	$210,068	Springing
Replacement:	$0	Springing
TI/LC:	$7,372,950	Springing
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$372
Balloon Balance / Sq. Ft.:	$339
Cut-off Date LTV(2):	49.2%
Balloon LTV:	44.8%
Underwritten NOI DSCR(3):	1.74x
Underwritten NCF DSCR(3):	1.64x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	9.7%
Underwritten NOI Debt Yield at Balloon:	11.3%
Underwritten NCF Debt Yield at Balloon:	10.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Los Gatos, CA
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	147,459
Property Management:	Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$5,643,927
Underwritten NCF:	$5,319,344
Appraised Value(2):	$111,500,000
Appraisal Date:	August 25, 2015

Historical NOI(4)
Most Recent NOI:	NAV
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Represents the “As-is” Appraised Value. The appraiser concluded a “Go Dark” Appraised Value of $102,400,000, which results in a Cut-off Date LTV of 53.5%.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR for the mortgage loan are 2.37x and 2.23x, respectively.
(4)	The Netflix HQ 2 Property is a newly constructed property purchased by the sponsor in 2015. As such, Historical NOI and Historical Occupancy are not available.

A-3-59

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Netflix	NR/B1/B+	147,459	100.0%	$40.20	100.0%	11/30/2025(2)
Total Occupied Collateral		147,459	100.0%	$40.20	100.0%
Vacant		0	0.0%
Total		147,459	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Netflix has two, five-year extension options and no termination options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	1	147,459	100.0%	147,459	100.0%	$40.20	100.0%	100.0%
2026	0	0	0.0%	147,459	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	147,459	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	147,459	100.0%	NAP	NAP
Total / Wtd. Avg.	1	147,459	100.0%			$40.20	100.0%

The Loan.    The Netflix HQ 2 loan (the “Netflix HQ 2 Loan”) is a $54.81 million fixed rate loan secured by the borrower’s fee simple interest in a 147,459 sq. ft., Class A suburban office property located at 121 Albright Way in Los Gatos, California (the “Netflix HQ 2 Property”). The Netflix HQ 2 Loan has a 10-year term and amortizes on a 30-year schedule following an initial 60-month interest only period. The Netflix HQ 2 Loan accrues interest at a fixed rate of 4.2850%. Loan proceeds, along with approximately $64.5 million of loan sponsor equity, were used to acquire the property for approximately $101.7 million, fund upfront reserves of approximately $8.2 million and pay closing costs of approximately $1.9 million. Based on the appraised value of $111.5 million as of August 25, 2015, the cut-off date LTV is 49.2%. In addition, the appraiser concluded a “Go Dark” value of $102.4 million, which results in a cut-off date LTV of 53.5%. The most recent prior financing of the Netflix HQ 2 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$54,810,000	49.0%	Net Purchase Price(1)	$101,732,890	90.9%
Sponsor Equity	$57,098,870	51.0%	Reserves	$8,238,221	7.4%
			Closing Costs	$1,937,759	1.7%
Total Sources	$111,908,870	100.0%	Total Uses	$111,908,870	100.0%
(1)	The net purchase price takes into account a credit that the sponsor received for the approximately $7.4 million rollover reserve held back at loan origination. The sponsor’s stated purchase price for the Netflix HQ2 Property was approximately $109.1 million.

The Borrower / Sponsor.    The borrower, WealthCap Los Gatos 121 Albright Way, L.P., is a single purpose Delaware limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower is Wealth Management Capital Holding GMBH (“WealthCap”). There is no separate non-recourse carve-out guarantor or environmental indemnitor for the Netflix HQ 2 Loan.

WealthCap is one of Germany’s largest close-ended fund companies with a total investment volume of €11.6 billion and more than 100 fund companies in various asset fields. WealthCap has 30 years of investment expertise and is a wholly-owned subsidiary of UniCredit Bank AG. WealthCap has over 250 employees in offices in the U.S., Germany, and Canada. WealthCap was advised in the acquisition

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121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

by CBRE Global Investors, a global real estate investment management firm with approximately $88.4 billion in assets under management as of June 30, 2015.

The equity in the borrower was capitalized by WealthCap pursuant to an unsecured bridge loan, which is non-transferable by WealthCap and has been fully subordinated to the Netflix HQ 2 Loan pursuant to a Subordination and Standstill agreement. It is anticipated that WealthCap will syndicate or otherwise transfer the limited partnership interests in the borrower pursuant to the permitted transfer provisions of the Netflix HQ 2 Loan documents and the bridge loan capitalization will be paid as the interests are syndicated or otherwise so transferred.

The Property. The Netflix HQ 2 Property is a newly constructed, four-story, 147,459 sq. ft. Class A office building located in Los Gatos, California. The building features a modern steel and glass design, floor to ceiling windows, large floor plates and high ceilings. The Netflix HQ 2 Property is 100.0% occupied by Netflix as of February 6, 2016.

The Netflix HQ 2 Property is situated in phase I (“Phase I”) of the greater grove campus (the “Grove Campus”). The Grove Campus serves as Netflix’s corporate headquarters and contains four buildings in total. Phase I of the Grove Campus consists of the Netflix HQ 2 Property and the adjacent 113,520 sq. ft. Netflix HQ 1 building (the “Netflix HQ 1 Building”), which is connected to the Netflix HQ 2 building by an elevated walkway. Phase II of the Grove Campus, once completed, will contain 220,000 sq. ft. of proposed office space that Netflix is also expected to occupy. The sponsor purchased the two buildings that make up Phase I for a total purchase price of $193.1 million ($740 PSF) in 2015.

The building layout consists of a central elevator core with cubicle areas, perimeter offices, meeting areas and conference rooms on the top two floors and meeting areas, conference rooms and cafeterias on the ground floor. Amenities include extensive landscaping, a basketball court, indoor theater, café/bar and an outdoor amphitheater. The Netflix HQ 2 Property is targeting LEED silver certification and offers sustainable features such as electronic vehicle charging stations and 780 solar panels that are expected to produce approximately 350 kWh. Parking at the Netflix HQ 2 Property is provided by an adjacent three-story parking structure containing 913 parking spaces which are owned via interest in the common area association and equate to a parking ratio of approximately 3.5 spaces per 1,000 sq. ft. across both buildings that make up Phase I of the Grove Campus. The parking structure, along with the other common areas of the Grove Campus, is owned by LG Business Park Association, a California nonprofit mutual benefit corporation (the “Association”). The borrower, along with the owner of the Netflix HQ 1 Building, is a member of the Association. Once Phase II is completed, the owners of the two office buildings on Phase II will become members of the Association and the common areas of Phase II will be annexed to the common areas of Phase I. The common areas are for the shared and non-exclusive use of the Association members and their tenants and the common areas are governed by a declaration of covenants, restrictions and easements. Membership in the Association runs with the land and the owner of a building on the Grove Campus is automatically admitted as an Association member. The Association is obligated to maintain insurance coverage over the common areas. The common areas are not assessed for tax purposes.

The Netflix HQ 2 Property, along with the nearby Netflix HQ 1 building, is 100% occupied by Netflix as of February 6, 2016. Additionally, Netflix has exercised its right of first refusal to lease the two proposed office buildings adjacent to phase I of Grove Campus (phase II).

Environmental Matters. The Phase I environmental report dated July 14, 2015 recommended no further action at the Netflix HQ 2 Property.

Major Tenants.

Netflix (147,459 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent; B1/B+ by Moody’s/S&P) Netflix is a global internet TV network that offers viewers a variety of commercial-free movies and TV series, with unlimited viewing on any internet connected screen at a monthly rate. Netflix has over 57 million streaming members in over 50 countries. Members can watch more than two billion hours of television shows and movies, including original series, documentaries and feature films. The company has three operating segments: domestic streaming, international streaming and domestic DVD. As of November 24, 2015, Netflix has a market cap of $52.7 billion. Netflix signed an approximately 10-year lease at the Netflix HQ 2 Property which commenced on September 1, 2015 at $40.20 PSF with 3% annual increases. Netflix has two, five-year extension options and no termination options.

The Market. The Netflix HQ 2 Property is located in Los Gatos, California within the San Jose-Sunnyvale-Santa Clara metropolitan statistical area (“MSA”) and is part of the larger Silicon Valley Region. Silicon Valley encompasses 1,740 square miles situated at the southern end of the San Francisco Bay. Silicon Valley is known for its high concentration of technology and start-up companies and has benefited from the boom in those industries over the last several years. As of the first quarter of 2015, real wages in the region were growing at 9% year-over-year and the unemployment rate has fallen from 6.1% at the start of 2015 to 5.5% in June 2015. In addition to the hi-tech industry, healthcare and professional services are the largest sectors in terms of employment in the area.

The town of Los Gatos is located in the southern portion of Silicon Valley in what is known as the West Valley area. It is bordered by Saratoga to the west, Monte Sereno to the north and west and San Jose to the north and east. The neighborhood surrounding the Netflix HQ 2 Property is primarily residential, with development in the area containing a mixture of single family residences and multi-family housing as well as some office, R&D and retail developments. The area is accessible via Highway 85, which runs directly north

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121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

of the Netflix HQ 2 Property and serves as a connector route throughout Silicon Valley, as well as Highway 17, located about half a mile from the Netflix HQ 2 Property, which connects Silicon Valley to the Santa Cruz area.

The West Valley office market contained 11,800,748 sq. ft. as of August 1, 2015, had a vacancy rate of 3.34% and weighted average asking rents of $50.16 PSF for Class A office space, up from $48.24 PSF a year earlier. The local Los Gatos office market accounts for 1,594,117 sq. ft. of the greater West Valley market and has a vacancy rate of 2.4%. According to the appraisal, vacancy in the Los Gatos market is currently at its lowest point in the past 15 quarters. Weighted average asking rents for the Los Gatos Market are $42.72 PSF. Over the past six quarters, the Los Gatos office market has added nearly 660,000 sq. ft. of office space, or approximately 110,000 sq. ft. per quarter. According to the appraiser, the majority of these spaces are smaller Class A buildings tailored to professional tenants.

The appraiser identified eight comparable office and flex properties in the submarket with an average monthly base rent range of $33.00 PSF to $43.20 PSF. The appraiser concluded a current market rent of $45.00 PSF on a triple net basis. This rental rate assumes the landlord would provide a prospective tenant with a $25.00 PSF tenant improvement allowance and no free rent. Based on these conclusions, Netflix’s current rent at the property is 11.9% below market.

The chart below summarizes the comparable office leases as determined by the appraiser:

Summary of Comparable Leases(1)
Property	Tenant	Net Rentable Area	Date Signed	Base Rent	Expense Basis	TI PSF (New/Existing)	Lease Term (months)
Netflix HQ 2	Netflix	147,459	8/8/2013	$40.20	NNN	$50.00 (New)(2)	124
Santa Clara Square	Ericsson	230,930	5/30/2014	$39.00	NNN	$50.00 (New)	120
Silicon Valley Center	Google	287,644	6/5/2014	$37.20	NNN	NAV	120
Mission Corporate Center	EMC[2]	300,000	8/4/2014	$33.00	NNN	$50.00 (Existing)	84
Oakmead Tower	Blue Coat Systems	104,470	2/12/2015	$33.60	NNN	$65.00 (New)	120
3333 Scott	Aruba Networks	204,873	4/17/2015	$34.80	NNN	$65.00 (New)	132
3315-3355 Scott Blvd, Suite Bldg. C	Aruba Networks	239,994	4/17/2015	$34.80	NNN	$65.00 (New)	132
3333 Scott	Palo Alto Networks	300,000	6/29/2015	$36.24	NNN	$60.00 (New)	132
410-430 Mary	Apple	152,880	6/30/2015	$43.20	NNN	NAV	NAV
Total / Wtd. Avg.(3):		1,820,791		$36.29
(1)	Source: Appraisal.
(2)	A $7,372,950 initial deposit was made into the TI/LC reserve at origination of the Netflix HQ 2 Loan.
(3)	Total / Wtd. Avg. excludes the Netflix HQ 2 Property.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Gross Potential Rent	$5,927,852	$40.20
Total Recoveries	2,534,144	17.19
Total Other Income	210,518	1.43
Less: Vacancy(1)	(433,626)	(2.94)
Effective Gross Income	$8,238,888	$55.87
Total Operating Expenses	2,594,961	17.60
Net Operating Income	$5,643,927	$38.27
TI/LC	295,091	2.00
Capital Expenditures	29,492	0.20
Net Cash Flow	$5,319,344	$36.07

(1)	Vacancy is underwritten to 5.0%, compared to 3.3% market vacancy and 0.0% in place vacancy.

Property Management.    The Netflix HQ 2 Property is managed by Jones Lang LaSalle Americas, Inc., a Chicago based company that provides real estate management and brokerage services.

A-3-62

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

Lockbox / Cash Management.     The Netflix HQ 2 Property is structured with a hard lockbox and springing cash management. At origination, the borrower delivered tenant direction letters requiring all rents to be deposited directly by tenants into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) is continuing, all amounts on deposit in the clearing account will be swept daily into the borrower’s operating account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into a deposit account and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will occur upon (i) an event of default or (ii) if Netflix no longer leases 100% of the Netflix HQ 2 Property or the debt service coverage ratio falls below 1.40x as of the last day of any calendar quarter and (iii) the commencement of a Lease Sweep Period (as defined below). A Trigger Period will continue until such time as (a) with respect to clause (i), the event of default has been cured and (b) with respect to clause (ii), the debt service coverage ratio is at least 1.45x for two consecutive quarters.

A “Lease Sweep Period” will commence upon (i) the earlier of (a) the date that is 15 months prior to the maturity date of the Netflix lease and (b) the date that Netflix is required under its lease to give notice of its exercise of a renewal option (and such renewal is not exercised), (ii) the date that the Netflix lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from Netflix that it intends to surrender, cancel or terminate its lease, (iii) the date that Netflix discontinues its business at 50% of its space for a period of more than 90 days (unless the tenant is an investment grade entity), (iv) a monetary or material non-monetary default under the Netflix lease that continues beyond any applicable notice or cure period, (v) a bankruptcy or insolvency proceeding of Netflix or (vi) a decline in the credit rating of Netflix below “CCC+” by S&P, “Caa1” by Moody’s or, if rated by Fitch, a “CCC” rating by Fitch.

Initial Reserves.    At origination, the borrower deposited (i) $655,203 into a tax reserve account, (ii) $210,068 into an insurance reserve account and (iii) $7,372,950 into a TI/LC reserve for outstanding approved leasing expenses with respect to the Netflix lease.

Ongoing Reserves.    On a monthly basis, during the continuance of a Reserve Period (as defined below), the borrower is required to deposit reserves of (i) $2,458 into a replacement reserve account and (ii) $30,721 into a TI/LC reserve account. If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into an insurance reserve account. Beginning with the payment date in January 2016, the borrower will be required to deposit 1/12 of the estimated annual real estate taxes into a tax reserve account if (i) a Trigger Period is continuing, (ii) Netflix is no longer required to pay all taxes directly under its lease, (iii) Netflix is no longer paying all taxes directly or (iv) the borrower fails to furnish to the lender receipts for the payment of all taxes. Additionally, during the continuance of a Lease Sweep Period, all available cash will be transferred into a lease sweep account.

A “Reserve Period” will commence at any time that (i) the Netflix lease is not in effect or (ii) a Lease Sweep Period is continuing.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

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121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

Netflix HQ 2
121 Albright Way
Los Gatos, CA 95032
Sunnyvale
Santa Clara
San Jose
Cupertino
Campbell
Saratoga
Los Gatos
SAN JOSE INTERNATIONAL AIRPORT (SJC)
DOWNTOWN SAN JOSE
KOREATOWN
ROSE GARDEN
BURBANK
WEST SAN JOSE
WILLOW GLEN
BAYSHORE FREEWAY
JUNIPERO SERRA FREEWAY
STEVENS CREEK FREEWAY
CALTRAIN
VTA LIGHT RAIL
Intel
Nvidia
Atmel
Paypal
Apple Campus Future
Kaiser Permanente -Santa Clara
Agilent Technologies Headquarters
Vallco Shopping Mall
Buck Shaw Stadium
Santa Clara University
Stephen Schott Stadium
SAP Center
Adobe
Pwc
SJSU
O'Connor Hospital
Westfield Valley Fair
Santana Row
Santa Clara Valley Medical Center
Ebay
The Pruneyard
Westgate Mall
West Valley College
El Camino Hospital
Good Samaritan Hospital -San Jose
Cryptic
La Rinconada Country Club
Vasona Lake County Park
John D Morgan Park
Oakland
San Francisco
Alameda
Daly City
San Leandro
Hayward
Dublin
Pleasanton
Danville
Alamo
Pacifica
Millbrae
San Mateo
San Francisco Bay
Montara
Belmont
Half Moon Bay
Redwood City
Union City
Fremont
Newark
Palo Alto
Mountain View
Milpitas
Sunnyvale
San Jose
Santa Clara
Cupertino
Campbell
Saratoga
Los Gatos
San Gregorio
Pescadero
Pacific Ocean

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1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

A-3-66

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	David Charles Harrison; Ian Paget
Borrower:	The Lighthouse Building LLC
Original Balance:	$48,000,000
Cut-off Date Balance:	$48,000,000
% by Initial UPB:	4.7%
Interest Rate:	4.7000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$536,111	$80,587
Insurance:	$66,423	$11,070
Replacement:	$0	$1,813
TI/LC:	$74,973	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$464
Balloon Balance / Sq. Ft.:	$464
Cut-off Date LTV(2):	60.0%
Balloon LTV(2):	60.0%
Underwritten NOI DSCR:	1.69x
Underwritten NCF DSCR:	1.66x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.9%
Underwritten NOI Debt Yield at Balloon:	8.1%
Underwritten NCF Debt Yield at Balloon:	7.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1983 / 1998-2002, 2012-2014
Total Collateral Sq. Ft.:	103,487
Property Management:	CBRE, Inc.
Underwritten NOI:	$3,868,625
Underwritten NCF:	$3,804,137
Appraised Value(2):	$80,000,000
Appraisal Date:	October 14, 2015

Historical NOI
Most Recent NOI:	$3,276,986 (T-12 August 31, 2015)
2014 NOI(3):	$3,142,678 (T-7 December 31, 2014 Ann.)
2013 NOI:	$2,598,960 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	NAV
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The hypothetical “go dark” appraised value is $75,600,000. Based on the hypothetical “go dark” appraised value the Cut-off Date LTV and Balloon LTV are 63.5%.

(3)	The 2014 operating statement consists of seven months annualized as five months. Operating statements for April through August were missing due to the transfer of ownership.

A-3-67

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

Tenant Summary
	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	(Fitch/Moody’s/S&P)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
City & County of San Francisco(1)	AA/Aa1/AA+	103,487	100.00%	$45.44	100.00%	1/31/2023
Total Occupied Collateral		103,487	100.00%	$45.44	100.00%
Vacant		0	0.00%
Total		103,487	100.00%
(1)	City & County of San Francisco has two five-year renewal options each upon not less than 12 months written notice. The City & County of San Francisco has a one-time right to terminate the lease that can be exercised as of September 30, 2020 with no less than 12 months’ but no more than 18 months’ written notice subject to a termination fee of two months’ base rent and unamortized leasing costs. Additionally, the City & County of San Francisco lease may be terminated for lack of appropriations.

Lease Rollover Schedule(1)
Year	# of	Total	% of Total	Cumulative	Cumulative	Annual U/W	% U/W	Cumulative %
	Leases	Expiring	Sq. Ft.	Sq. Ft.	% of Sq. Ft.	Base Rent	Base Rent	of U/W
	Expiring	Sq. Ft.	Expiring	Expiring	Expiring	PSF	Rolling	Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2023	1	103,487	100.0%	103,487	100.0%	$45.44	100.0%	100.0%
2024	0	0	0.0%	103,487	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	103,487	100.0%	$0.00	0.0%	100.0%
2026	0	0	0.0%	103,487	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	103,487	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	103,487	100.0%	NAP	NAP
Total / Wtd. Avg.	1	103,487	100.0%			$45.44	100.0%
(1)	City & County of San Francisco has two five-year renewal options each upon not less than 12 months written notice. The City & County of San Francisco has a one-time right to terminate the lease that can be exercised as of September 30, 2020 with no less than 12 months’ but no more than 18 months’ written notice subject to a termination fee of two months’ base rent and unamortized leasing costs. Additionally, the City & County of San Francisco lease may be terminated for lack of appropriations.

The Loan.    The 1155 Market Street loan (the “1155 Market Street Loan”) is a fixed rate loan with an original principal balance of $48.0 million secured by the borrower’s fee simple interest in eight stories and the basement of an 11-story Class A office building consisting of 103,487 sq. ft. located at 1155 Market Street in San Francisco, California (the “1155 Market Street Property”). The 1155 Market Street Loan has a 10-year term and requires interest only payments for the term of the loan. The 1155 Market Street Loan accrues interest at a fixed rate equal to 4.7000% and has a cut-off date balance of $48.0 million. Loan proceeds, in addition to approximately $33.9 million of cash equity from the loan sponsor, were used to purchase the 1155 Market Street Property, fund upfront reserves of approximately $0.7 million, and pay closing costs of approximately $3.2 million. Based on the “As-is” appraised value of $80.0 million as of October 14, 2015, the “As-is” cut-off date LTV ratio is 60.0% and the remaining implied equity is $32.0 million. The most recent prior financing of the 1155 Market Street Property was included in the LBUBS 2005-C7 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$48,000,000	58.6%	Purchase Price	$78,048,000	95.3%
Sponsor Equity	$33,904,470	41.4%	Reserves	$677,507	0.8%
			Closing Costs	$3,178,963	3.9%
Total Sources	$81,904,470	100.0%	Total Uses	$81,904,470	100.0%

The Borrower / Sponsor.    The borrower, The Lighthouse Building LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrower is operated as a joint venture between Lighthouse for the Blind and Visually Impaired (“Lighthouse”) (90%) and Patson Companies (10%). Lighthouse originally leased the top three floors of the office building, where it is headquartered, and has since purchased the entire building under two separate contracts. The sponsors and non-recourse carve-out guarantors are David Charles Harrison and Ian Paget, on a joint and several basis.

A-3-68

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

David Charles Harrison and Ian Paget have over 30 years of commercial real estate experience with a main focus in the development and investment in prime urban core locations in San Francisco, Walnut Creek and the northern San Francisco Peninsula. The sponsors own and operate real estate in San Francisco through their full service real estate platform, Patson Companies, focused on local acquisitions, development and management of high-quality office projects. Patson Companies works with a number of large corporate, institutional, and individual investors and currently owns three office buildings in the bay area and manages seven office buildings.

Lighthouse is a private, non-profit organization that focuses on providing employment, support and training opportunities for individuals who are blind and visually impaired. Lighthouse is one of San Francisco’s oldest recognized non-profit organizations which was originally inaugurated as the San Francisco Association of the Blind in 1914. Lighthouse currently serves thousands of blind and visually impaired youth, adults and seniors and is headquartered at the 1155 Market Street Property.

The Property. The 1155 Market Street Property is part of an 11-story, 142,672 sq. ft., Class A office building located in the West End submarket of San Francisco, California. The collateral is a fee simple interest in a vertically subdivided portion of the building, comprised of floors one through eight and the basement level, totaling 103,487 sq. ft., as well as a parking garage which has 16 parking spaces. In December 2015, the borrower, a newly formed special purpose entity operated as a joint venture between Lighthouse (90%) and Patson Companies (10%), purchased the 1155 Market Street Property from a wholly-owned subsidiary of Patson Companies for a purchase price of $78,048,000. Patson Companies originally purchased the entire building in June 2014 for $72,600,000. In conjunction with Patson Companies’ purchase of the building in 2014, Lighthouse signed a new lease to occupy the vacant top three floors of the building and Patson Companies completed a renovation that was begun in 2012 by the previous owner the building. The renovation was completed in 2014 for a full renovation cost of $14.3 million. The non-collateral portion of the subdivision consists of floors nine through eleven, which are owned by a borrower-related entity and serve as the headquarters for Lighthouse.

Except for a small management office leased to the building association, the 1155 Market Street Property is 100.0% leased to the City & County of San Francisco through January 2023. Lighthouse, an affiliate of the borrower occupies floors nine through eleven bringing the total building occupancy to 100% as well. The building was built in 1983 and underwent renovations between the years 1998 and 2002 and a $14.3 million renovation from 2012 to 2014. The improvements consisted of a main lobby renovation, elevator lobby and cab modernization, façade upgrades, restroom renovation, upgrade to the building mechanical systems and tenant improvements.

Major Tenants.

The City & County of San Francisco (“CCSF”) (103,487 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent; AA/Aa1/AA+ by Fitch/Moody’s/S&P) employs over 27,000 people and is the largest employer in San Francisco. The proposed budget for the next two fiscal years is $8.92 and $8.96 billion with expected CCSF employment to reach approximately 30,000. The CCSF groups that occupy the 1155 Market Street Property are the Department of Public Works, Treasurer/Tax Collector and Assessor-Recorder and Mayor’s Office on Disability, which have been in occupancy since February 2013. The CCSF currently occupies eight floors at the 1155 Market Street Property and pays rent of $45.44 PSF. CCSF has a one-time termination option that can be exercised as of September 30, 2020 with at least 12 months’ but no more than 18 months’ written notice subject to a termination fee of two months’ base rent and unamortized leasing costs and also has two, five-year renewal options. Additionally, the CCSF lease may be terminated for lack of appropriations.

Environmental Matters. The Phase I environmental report dated October 26, 2015 recommended the continued implementation of an asbestos operations and maintenance plan at the 1155 Market Street Property, which is currently in place.

The Market. The 1155 Market Street Property is located in downtown San Francisco in an area known as “South of Market” and is part of the South Beach/Rincon Hill/SOMA submarket. The subject property is located on Market Street which is a major Northeast/Southeast thoroughfare of downtown San Francisco connecting the North and South financial districts. The neighborhood has multiple means of accessibility from Interstate 80, Interstate 280 and US 101, which connect to the city’s gridiron street pattern. Various public transportation is available including the CIVIC Center/BART/MUNI station which is directly across from the 1155 Market Street Property. In addition, the San Francisco International Airport is located approximately 11 miles south of the 1155 Market Street Property.

The South Beach/Rincon Hill/SOMA office submarket contains approximately 18.4 million sq. ft. As of Q2 2015 the vacancy rate was 3.7%, which is down year-over-year from 4.7%. The South Beach/Rincon Hill/SOMA office submarket had the second lowest vacancy rate of the submarkets within the San Francisco office market. The average quoted rent in the submarket increased 23.7% from $56.49 PSF in Q2 2014 to $69.87 PSF in Q2 2015. The appraiser divided the South Beach/Rincon Hill/SOMA market into six smaller submarkets placing the subject property in the West End submarket which is bound by Market Street to the north, 7th Street to the east, Bryant Street to the south and Highway 101 to the west. The vacancy rate for the West End submarket in Q2 2015 was 2.0%, a decrease from the 2.9% rate the year prior. The overall average asking rent in the West End submarket increased 15.2% from $53.45 PSF in Q2 2014 to $61.57 PSF in Q2 2015. The appraiser concluded a market rent of $60.00 PSF, which is approximately 32.0% above the current in-place rent.

A-3-69

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

The appraiser identified five comparable sales that are listed below. The chart also includes the adjustments that the appraiser made to the comparable properties to reflect a more accurate comparable for the 1155 Market Street Property.

Summary of Comparable Sales(1)
Building	Year Built	Occupancy	Sale Price	Sq. Ft.	Sales Price PSF ($)
1155 Market Street Property(2)	1983	100.0%	$78,048,000	103,487	$754.18
250 Montgomery Street	1986	86.0%	$76,050,000	118,538	$641.57
450 Sansome Street	1967	100.0%	$89,000,000	133,049	$668.93
160 Spear Street	1984	95.0%	$197,700,000	289,253	$683.48
731 Market Street	1908	100.0%	$65,174,900	93,107	$700.00
1019 Market Street	1909	100.0%	$48,250,000	75,523	$638.88
Total / Wtd. Avg.(3)		95.6%	$123,689,117	184,289	$671.17
(1)	Source: Appraisal.

(2)	Occupancy and Sq. Ft. are based on the rent roll dated February 6, 2016.

(3)	Total / Wtd. Avg. excludes the 1155 Market Street Property.

The appraiser identified six comparable leases in the downtown San Francisco office market.

Summary of Comparable Office Rentals(1)
Building	Year Built	Lease Start Date	Term	Sq. Ft.	Rent PSF	Lease Type
1155 Market Street Property	1983	Feb-13	120	103,487	$45.44	Modified Gross
303 Second Street	1988	Aug-15	72	44,261	$66.04	Modified Gross
600 Harrison Street	1989	Jul-15	84	39,562	$61.00	Full Service
Phelan Building	1908	May-15	90	24,394	$68.00	Modified Gross
625 2nd Street	1905	May-15	36	24,545	$57.00	Modified Gross
1263-1267 Mission Street	1924	Mar-15	84	33,580	$56.00	Modified Gross
Market Square	1937-1974	Feb-15	81	51,821	$77.50	Full Service
Total / Wtd. Avg.(2)			76	218,163	$65.50

(1)	Source: Appraisal.
(2)	Total / Wtd Avg. excludes the 1155 Market Street Property.

Cash Flow Analysis.

Cash Flow Analysis
	2013	T-7 12/31/2014 Ann.(1)	T-12 8/31/2015	U/W	U/W PSF
Base Rent(2)	$3,490,072	$4,437,394	$4,644,151	$5,224,431	$50.48
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$3,490,072	$4,437,394	$4,644,151	$5,224,431	$50.48
Total Recoveries	41,613	112,263	189,881	956,495	9.24
Total Other Income	113,813	26,971	28,847	28,847	0.28
Less: Vacancy(3)	0	0	0	(309,046)	($2.99)
Effective Gross Income	$3,645,498	$4,576,629	$4,862,879	$5,900,727	$57.02
Total Variable Expenses	638,880	825,901	835,452	991,857	9.58
Total Fixed Expenses	407,658	608,051	750,441	1,040,246	10.05
Net Operating Income	$2,598,960	$3,142,678	$3,276,986	$3,868,625	$37.38
TI/LC	0	0	0	38,617	0.37
Capital Expenditures	0	0	0	25,872	0.25
Net Cash Flow	$2,598,960	$3,142,678	$3,276,986	$3,804,137	$36.76
(1)	The 2014 operating statement consists of seven months annualized as five months. Operating statements for April through August were missing due to the transfer of ownership.

(2)	U/W Base Rent includes $521,982 in rent steps, based on the average rent steps of the CCSF throughout the term of the CCSF lease.

(3)	U/W Vacancy represents 5.0% of gross potential income.

A-3-70

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

Property Management.  The 1155 Market Street Property is managed by CBRE, Inc.

Lockbox / Cash Management.     The 1155 Market Street Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to deliver tenant direction letters requiring all rents, revenues and receipts from the 1155 Market Street Property to be deposited directly by the tenants into a lender controlled clearing account. Prior to a Trigger Period (as defined below), amounts on deposit in the clearing account are required to be swept daily to the borrower’s operating account. During a Trigger Period, any transfers to borrower’s operating account are required to cease and sums on deposit in the clearing account are required to be swept into a lender-controlled deposit account and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence or commencement, as applicable, of (i) an event of default, (ii) the debt service coverage ratio is less than 1.25x as of any calendar quarter or (iii) a Lease Sweep Period (as defined below) and will end if, (a) with respect to (i) above, the event of default is cured and such cure is accepted by the lender (and no other event of default is continuing), (b) with respect to (ii) above, the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters and (c) with respect to (iii) the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the earlier to occur of (a) 12 months’ prior to the end of the term of any Lease Sweep Lease (as defined below) and (b) upon the date required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) if any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iii) if any tenant under a Lease Sweep Lease discontinues its business (i.e. “goes dark”) or gives notice that it intends to discontinue its business, (iv) upon the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any tenant under a Lease Sweep Lease, (v) upon the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease, or (vi) upon a decline in the credit rating of the tenant under a Lease Sweep Lease below “BBB” or equivalent by any of the rating agencies.

A “Lease Sweep Lease” means (i) the City & County of San Francisco lease or (ii) any replacement lease that covers the majority of the space demised under the City & County of San Francisco lease.

Initial Reserves.    At origination, the borrower deposited (i) $536,111 into a tax reserve account, (ii) $66,423 into an insurance reserve account and (iii) $74,973 into a TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $80,587, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $11,070, into an insurance reserve account and (iii) $1,813 into a replacement reserve account, subject to a cap of $65,250. During a Lease Sweep Period, all excess cash flow (after payment of debt service, reserves and lender approved operating expenses) will be transferred to the Lease Sweep reserve to be held and applied for leasing expenses in connection with re-tenanting the space under the applicable Lease Sweep Lease that triggered the Lease Sweep Period.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-71

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

1155 Market Street
1155 Market Street
San Francisco, CA 94103
Oakland
San Francisco
San Jose
Pacific Ocean
San Francisco Bay
Daly City
San Leandro
Hayward
Pleasanton
Dublin
Danville
Alamo
Alameda
Pacifica
Millbrae
San Mateo
Union City
Sunol
Fremont
Newark
Montara
Belmont
Half Moon Bay
Redwood City
Palo Alto
Milpitas
Mountain View
Sunnyvale
Santa Clara
Cupertino
Campbell
Saratoga
Los Gatos
San Gregorio
Pescadero
BUSH ST
SUTTER ST
POST ST
GEARY ST
O'FARRELL ST
ELLIS ST
EDDY ST
TURK ST
GOLDEN GATE AVE
MCALLISTER ST
FULTON ST
GROVE ST
HAYES ST
FELL ST
FRANKLIN ST
VAN NESS AVE
POLK ST
LARKIN ST
HYDE ST
LEAVENWORTH ST
JONES ST
TAYLOR ST
MASON ST
POWELL ST
STOCKTON ST
GRANT AVE
CENTRAL SUBWAY (PHASE 2)
Union Square
MARKET ST
5TH ST
6TH ST
7TH ST
8TH ST
9TH ST
10TH ST
11TH ST
MISSION ST
HOWARD ST
FOLSOM ST
HARRISON ST
BART
MUNI
CIVIC CENTER
SOUTH OF MARKET
MID-MARKET
101
80
CARTIFACT

A-3-72

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A-3-73

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

A-3-74

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Jacob Feldman
Borrower:	Fountain Avenue Investments, LLC
Original Balance(1):	$43,000,000
Cut-off Date Balance(1):	$43,000,000
% by Initial UPB:	4.2%
Interest Rate(2):	4.2800%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	May 6, 2030
Anticipated Repayment Date(2):	November 6, 2025
Amortization:	Interest Only, ARD
Additional Debt(1):	$87,000,000 Pari Passu Debt
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	$10,433
Insurance:	$38,000	$12,149
Replacement:	$0	$3,484
Special Rollover:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$466
Balloon Balance / Sq. Ft.:	$466
Cut-off Date LTV:	66.7%
Balloon LTV:	66.7%
Underwritten NOI DSCR:	1.98x
Underwritten NCF DSCR:	1.97x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	8.6%
Underwritten NCF Debt Yield at Balloon:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse / Distribution Industrial
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	278,721
Property Management:	Self-managed
Underwritten NOI:	$11,154,536
Underwritten NCF:	$11,112,728
Appraised Value:	$195,000,000
Appraisal Date:	August 25, 2015

Historical NOI(6)
Most Recent NOI:	NAV
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP

(1)	The FedEx Brooklyn Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $130.0 million. The non-controlling Note A-2, with an original principal balance of $43.0 million, will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu companion loan comprised of the controlling Note A-1, with an original principal amount of $87.0 million, will not be included in the trust and is expected to be initially held by JLC or an affiliate and contributed to a future securitization.
(2)	If the FedEx Brooklyn Whole Loan is not paid in full by the anticipated repayment date, the interest rate will increase to 7.8800%. See “Anticipated Repayment Date” herein.

(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of December 6, 2015. Defeasance of the full $130.0 million FedEx Brooklyn Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 6, 2019. The assumed lockout period of 27 payment dates is based on the expected COMM 2016-CCRE28 closing date in February 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate FedEx Brooklyn Whole Loan.

(6)	The FedEx Brooklyn Property was constructed in 2015. As such, Historical NOI and Historical Occupancy figures are not available.

A-3-75

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

The Loan. The FedEx Brooklyn loan (the “FedEx Brooklyn Loan”) is a $43.0 million fixed rate loan secured by the borrower’s fee simple interest in a newly constructed, one-story, 278,721 sq. ft. Class A industrial building located at 830 Fountain Avenue in Brooklyn, New York (the “FedEx Brooklyn Property”). The FedEx Brooklyn Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $43.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The controlling Note A-1 is the pari passu companion loan (together with the FedEx Brooklyn Loan, the “FedEx Brooklyn Whole Loan”), with an original principal balance of $87.0 million, and is expected to be initially held by JLC or an affiliate.

The relationship between the holders of the Note A-1 and Note A-2 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – FedEx Brooklyn Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$87,000,000	$87,000,000	JLC	Yes
Note A-2	$43,000,000	$43,000,000	COMM 2016-CCRE28	No
Total	$130,000,000	$130,000,000

The FedEx Brooklyn Whole Loan has an anticipated repayment date of November 6, 2025 (the “Anticipated Repayment Date”) and a stated maturity date of May 6, 2030. Prior to the Anticipated Repayment Date, the FedEx Brooklyn Whole Loan accrues interest at a fixed rate equal to 4.2800% (the “Initial Interest Rate”) and requires interest only payments for the term of the loan through the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the FedEx Brooklyn Whole Loan will accrue interest at a fixed rate of 7.8800% and the borrower will be required to make monthly payments equal to $641,807.09, which is based on the Initial Interest Rate and a 30-year amortization schedule. See “Anticipated Repayment Date” herein.

Proceeds of the FedEx Brooklyn Whole Loan were used to retire existing debt of approximately $32.7 million, cover closing costs, pay reserves and return approximately $93.1 million of equity to the loan sponsor. The borrower purchased the FedEx Brooklyn Property in July 2015 for a purchase price equal to $190.0 million (excluding closing costs) and contributed approximately $157.5 million of equity. Following the closing of the FedEx Brooklyn Whole Loan, the borrower has approximately $64.4 million of remaining equity basis in the FedEx Brooklyn Property. Based on the appraised value of $195.0 million as of August 25, 2015, the cut-off date LTV is 66.7%. The most recent prior financing of the FedEx Brooklyn Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$130,000,000	100.0%	Loan Payoff	$32,696,313	25.2%
			Reserves	$38,000	0.0%
			Closing Costs	$4,210,491	3.2%
			Return of Equity	$93,055,196	71.6%
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

The Borrower / Sponsor. The borrower, Fountain Avenue Investments, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is Jacob Feldman.

Jacob Feldman is the president of the Rector Hylan Corporation which owns and manages commercial and multifamily properties, four of which are located in the Brooklyn, New York market.

The Property. The FedEx Brooklyn Property is a 278,721 sq. ft., single tenant industrial property located in Brooklyn, New York and was recently constructed as a “built-to-suit” in 2015 for FedEx Ground Package System, Inc. (“FedEx Ground”). The borrower subsequently purchased the FedEx Brooklyn Property in July 2015 for a purchase price equal to $190.0 million (excluding closing costs) using approximately $157.5 million of equity and a $32.5 million bridge loan. The FedEx Brooklyn Whole Loan refinanced the aforementioned bridge loan. The FedEx Brooklyn Property is situated on approximately 9.9 acres and consists of 153,354 sq. ft. of warehouse space (55.0% of NRA), 116,900 sq. ft. of distribution space (42.0% of NRA) and 8,467 sq. ft. of office space (3.0% of NRA). FedEx Ground leases 100.0% of the NRA on a non-terminable triple net basis expiring on June 30, 2030 with two, 10-year extension options remaining. FedEx Ground’s rent commenced on July 1, 2015 at a rental rate of $37.10 per sq. ft. triple net and the lease is structured with 7.5% base rent escalations every five years, including extension terms. Under the lease, FedEx Ground is responsible for all expenses except for structural repairs and capital replacements. FedEx Corporation (NYSE: FDX; rated Baa1/BBB by Moody’s/S&P) guarantees the FedEx Ground lease. FedEx Ground took occupancy in October 2015.

The FedEx Brooklyn Property features 19 exterior dock doors, five drive-in doors, security systems that include access gates and perimeter fencing and 250 parking spaces providing a parking ratio of approximately 0.9 spaces per 1,000 sq. ft. of NRA. The FedEx Brooklyn Property was built with internal distribution vehicle access and staging areas that will allow FedEx Ground distribution vehicles to enter and gain direct access to package conveyor systems.

A-3-76

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Environmental Matters. The Phase I environmental report dated August 26, 2015 recommended no further action.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

FedEx Ground Package System, Inc.	NR/Baa1/BBB	278,721	100.0%	$40.02	100.0%	6/30/2030(2)
Total Occupied Collateral		278,721	100.0%	$40.02	100.0%
Vacant		0	0.0%
Total		278,721	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	FedEx Ground has two, 10-year extension options remaining.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	278,721	100.0%	278,721	100.0%	$40.02	100.0%	100.0%
Vacant	NAP	0	0.0%	278,721	100.0%	NAP	NAP
Total / Wtd. Avg.	1	278,721	100.0%			$40.02	100.0%

Major Tenants.

FedEx Ground Package System, Inc. (278,721 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) The FedEx Ground lease is guaranteed by FedEx Corporation (NYSE: FDX; rated Baa1/BBB by Moody’s/S&P). FedEx Corporation is the world’s largest commerce provider, operating in more than 220 countries and territories. Founded in Little Rock, Arkansas in 1971, FedEx Corporation provides a range of transportation, logistics, e-commerce and business services through its four major operating segments: FedEx Ground, FedEx Express, FedEx Freight and FedEx Services. FedEx Corporation is headquartered in Memphis, Tennessee and has over 325,000 team members worldwide. FedEx Corporation makes an average of approximately 11.0 million shipments each business day. For fiscal year 2014, FedEx Ground accounted for approximately 25.5% and 53.0% of FedEx Corporation’s revenue and operating income, respectively. FedEx Ground is headquartered in Pittsburgh, Pennsylvania.

A-3-77

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Lease Summary.

FedEx Ground Package System, Inc. Lease Summary(1)
Lease Year	Annual Rent	PSF	% Increase	Monthly Payment Dates
1-5	$10,341,468	$37.10	NAP	7/1/2015 - 6/30/2020
6-10	$11,117,076	$39.89	7.5%	7/1/2020 - 6/30/2025
11-15	$11,950,860	$42.88	7.5%	7/1/2025 - 6/30/2030
1st Extension
16-20	$12,847,176	$46.09	7.5%	7/1/2030 - 6/30/2035
21-25	$13,810,704	$49.55	7.5%	7/1/2035 - 6/30/2040
2nd Extension
26-30	$14,846,508	$53.27	7.5%	7/1/2040 - 6/30/2045
31-35	$15,960,000	$57.26	7.5%	7/1/2045 - 6/30/2050
U/W(2)	$11,154,536	$40.02
(1)	Source: Borrower.

(2)	Based on the straight-line average rent for the FedEx Ground lease through the final maturity date of the FedEx Brooklyn Whole Loan.

The Market. The FedEx Brooklyn Property is located at 830 Fountain Avenue between Flatlands Avenue and Old Vandalia Street within the East New York neighborhood of Brooklyn, approximately 15 miles southeast of Midtown Manhattan, five miles west of John F. Kennedy International Airport and 13 miles south of LaGuardia Airport. The East New York neighborhood of South Brooklyn is generally characterized as a mixed-use neighborhood primarily supporting residential, industrial and commercial uses. The FedEx Brooklyn Property is located within close proximity to the Gateway Center retail power center which features over 1.24 million sq. ft. of gross leasable area. The Gateway Center features a combination of national and regional tenants and is anchored by JCPenney, Burlington Coat Factory, ShopRite, Home Depot, Target and BJ’s Wholesale Club. Other notable tenants include a Marshall’s, Best Buy, Old Navy, Staples and a Bed Bath and Beyond. As of the Q3 2015, the Brooklyn (Kings County) industrial market had a supply of 4,502 industrial properties totaling 91,295,326 sq. ft. Vacancy rates have decreased from 5.8% in the Q4 2011 to 4.6% as of the Q3 2015.

Competitive Set.

Competitive Set(1)
Property Location	Tenant Name	Lease Commencement Date	Net Rentable Area	Initial Rent PSF	Lease Term (Years)	Expense Basis
FedEx Brooklyn	FedEx Ground	7/2015(2)	278,721(2)	$37.10(2)	15(2)	NNN
Bushwick, Brooklyn	Confidential	7/2015	18,000	$37.00	10	Gross
Jamaica, Queens	Walmart	6/2015	42,438	$20.00	15	NNN
Flushing, Queens	All City Metal	2/2014	45,000	$38.40	15	NNN
Jamaica, Queens	DHL Express	1/2014	45,051	$23.00	15	NNN
Long Island City, Queens	FedEx Ground	3/2013	143,000	$65.61	15	NNN
Maspeth, Queens	Bimbo Bakery	1/2013	56,966	$42.48	15	NNN
Blauvelt, NY	FedEx Ground	3/2012	142,139	$24.97	15	NNN
Jamaica, Queens	Offering	8/2015	27,308	$40.00	15	NNN
Jamaica, Queens	Offering	8/2015	40,000	$38.00	15	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

A-3-78

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	In-Place (7/1/2015)(1)	In-Place (7/1/2020)(1)	In-Place (7/1/2025)(1)	U/W	U/W PSF
Base Rent	$10,341,468	$11,117,076	$11,950,860	$10,341,468	$37.10
Straight-Line Average Rent(2)	0	0	0	813,068	2.92
Gross Potential Rent	$10,341,468	$11,117,076	$11,950,860	$11,154,536	$40.02
Total Recoveries	0	0	0	0	0.00
Parking Income	0	0	0	0	0.00
Other Income	0	0	0	0	0.00
Less: Vacancy	0	0	0	0	0.00
Effective Gross Income	$10,341,468	$11,117,076	$11,950,860	$11,154,536	$40.02
Total Operating Expenses	0	0	0	0	0.00
Net Operating Income	$10,341,468	$11,117,076	$11,950,860	$11,154,536	$40.02
TI/LC	0	0	0	0	0.00
Capital Expenditures	41,808	41,808	41,808	41,808	0.15
Net Cash Flow	$10,299,660	$11,075,268	$11,909,052	$11,112,728	$39.87
(1)	Reflects annualized base rent payable under the FedEx Ground lease as of the specified date.

(2)	Based on the straight-line average rent for the FedEx Ground lease through the final maturity date of the FedEx Brooklyn Whole Loan.

Property Management. The FedEx Brooklyn Property is self-managed.

Lockbox / Cash Management. The FedEx Brooklyn Whole Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the tenant into a clearing account controlled by lender. Provided no Lease Sweep Period (as defined below) or Cash Management Period (as defined below) is continuing, all funds in the clearing account will be transferred on a daily basis into the borrower’s operating account. Upon the occurrence of a Cash Management Period, all amounts on deposit in the clearing account will transferred on a daily basis into a deposit account controlled by lender and disbursed in accordance with the FedEx Brooklyn Whole Loan documents. In addition, an excess cash flow sweep will occur upon the commencement of a Cash Management Period.

A “Cash Management Period” will occur (i) upon an event of default, (ii) following the Anticipated Repayment Date, (iii) if the debt yield falls below 7.0% (until such time that the debt yield is at least 7.0% for two consecutive quarters) or (iv) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (i) on the date that is 18 months prior to the end of the term of any Major Lease (as defined below), (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if any Major Tenant goes dark or gives notice that it intends to discontinue its business, (v) upon the occurrence of a material default under any Major Lease, (vi) upon the occurrence of a Major Tenant insolvency proceeding or (vii) if the credit rating of FedEx Corporation or any Major Tenant that is a credit tenant is downgraded (as specified in the definition of Applicable Percentage of Available Cash below).

An “Applicable Percentage of Available Cash” means (i) with respect to a Lease Sweep Period triggered by any of the matters described in clauses (i), (ii), (iii), (v) or (vi) of the definition of Lease Sweep Period, 100.0%, (ii) with respect to a Lease Sweep Period triggered by the matter described in clause (iv) of the definition of Lease Sweep Period, 90.0%, and (iii) with respect to a Lease Sweep Period triggered by the matter described in clause (vii) of the defined term Lease Sweep Period, (x) if the credit rating of any Major Tenant that is a credit tenant has been downgraded below “BB” by S&P or “Ba2” by Moody’s (or its functional equivalent by any other rating agency), but is equal to or higher than “B+” by S&P or “B1” by Moody’s (or its functional equivalent by any other rating agency), 50.0%, and (y) if the credit rating of the subject credit tenant has been downgraded below “B+” by S&P or “B1” by Moody’s (or its functional equivalent by any other rating agency), 90.0%.

A “Major Lease” means the lease with FedEx Ground, and any replacement lease which covers 30.0% or more of the rentable sq. ft. of the improvements or which represents 30.0% or more of the total annual rents at the property.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

Initial Reserves. At origination, the borrower deposited $38,000 into an insurance reserve account.

A-3-79

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $12,149 into an insurance reserve account, (ii) $10,433 into a tax reserve account, (iii) $3,484 into a replacement reserve account and (iv) during the continuance of a Lease Sweep Period, the Applicable Percentage of Available Cash (after payment of debt service, reserve payments and approved operating expenses) will be deposited into a reserve account for the purposes of paying leasing expenses in connection with re-tenanting the space under the lease that triggered the Lease Sweep Period. If the Lease Sweep Period is triggered prior to October 22, 2019, the special rollover reserve will be subject to a cap of $20.0 million.

Notwithstanding the foregoing, the FedEx Brooklyn Whole Loan documents provide that monthly tax escrows and insurance escrows will not be required if the payment of taxes and insurance premiums become and continue to be the direct obligation of the tenant and (i) no event of default has occurred and is continuing, (ii) the borrower or tenant provides evidence that all taxes and insurance premiums have been paid in accordance with the FedEx Brooklyn Whole Loan documents and (iii) the FedEx Ground lease continues to be in full force and effect.

Anticipated Repayment Date. The FedEx Brooklyn Whole Loan has an Anticipated Repayment Date of November 6, 2025 and a stated maturity date of May 6, 2030. From and after the Anticipated Repayment Date, (i) the interest rate will increase to 7.8800% (the “Adjusted Interest Rate”), (ii) the borrower will be required to make monthly payments equal to $641,807.09, which is based on the Initial Interest Rate and a 30-year amortization schedule, (iii) interest will accrue on the FedEx Brooklyn Whole Loan at the Adjusted Interest Rate and (iv) all excess cash flow from the FedEx Brooklyn Property, after payment of reserves and operating expenses, will be applied to the outstanding principal balance of the FedEx Brooklyn Whole Loan. The portion of interest that is “Additional Interest” (which means the difference between the interest accrued at the Adjusted Interest Rate and the Initial Interest Rate) is not required to be paid current from and after the Anticipated Repayment Date, but will be deferred and will be required to be repaid on the maturity date.

ICAP Program. The borrower has received preliminary approval for a 25-year tax abatement via the New York City Industrial & Commercial Abatement Program (“ICAP”). All requirements under the ICAP statute have been satisfied and it is anticipated that the benefit period will commence in the 2016/2017 fiscal year. Following the commencement of the ICAP, the FedEx Brooklyn Property will benefit from a real estate tax abatement on its improved value for 16 years and the abatement will then burn off in 10.0% increments for the following nine years (years 17-25).

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-80

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

A-3-81

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

A-3-82

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A-3-83

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

A-3-84

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Mortgage Loan Information
Loan Sellers:	LCF / GACC
Loan Purpose:	Refinance
Sponsor:	American Realty Capital Hospitality Trust, Inc.
Borrower(1):	Various
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	3.9%
Interest Rate:	4.9600%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2020
Amortization:	Interest Only
Additional Debt(2):	$192,000,000 Pari Passu Debt
Call Protection(3)(4):	L(26), YM1(30), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$890,215	$296,738
Insurance:	$0	Springing
Required Repairs:	$160,928	NAP
FF&E:	$0	1/12 of 4.0% of Gross Revenue
PIP:	$10,000,000	Springing

Financial Information(6)
Cut-off Date Balance / Room:	$86,245
Balloon Balance / Room:	$86,245
Cut-off Date LTV(7):	64.4%
Balloon LTV:	64.4%
Underwritten NOI DSCR:	2.65x
Underwritten NCF DSCR:	2.35x
Underwritten NOI Debt Yield:	13.3%
Underwritten NCF Debt Yield:	11.8%
Underwritten NOI Debt Yield at Balloon:	13.3%
Underwritten NCF Debt Yield at Balloon:	11.8%

Property Information
Single Asset / Portfolio:	Portfolio of 21 properties
Property Type:	Various Hospitality
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Rooms:	2,690
Property Management(8):	Various
Underwritten NOI:	$30,891,289
Underwritten NCF:	$27,397,249
Appraised Value(7):	$360,000,000
Appraisal Date:	August 2015

Historical NOI
Most Recent NOI:	$30,619,478 (T-12 July 31, 2015)
2014 NOI:	$30,077,135 (December 31, 2014)
2013 NOI:	$27,347,248 (December 31, 2013)
2012 NOI:	$25,736,730 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	75.6% (July 31, 2015)
2014 Occupancy:	74.7% (December 31, 2014)
2013 Occupancy:	72.4% (December 31, 2013)
2012 Occupancy:	70.0% (December 31, 2012)
(1)	ARC Hospitality Portfolio II Owner, LLC; ARC Hospitality Portfolio II TRS, LLC; ARC Hospitality Portfolio II MISC TRS, LLC; ARC Hospitality Portfolio II HIL TRS, LLC; ARC Hospitality Stratford, LLC; ARC Hospitality TRS Stratford, LLC; ARC Hospitality Portfolio II NTC Owner, LP; ARC Hospitality Portfolio II NTC HIL TRS, LP; ARC Hospitality Portfolio II NTC TRS, LP.
(2)	The Original Balance and Cut-off Date Balance of $40.0 million represent the non-controlling Notes A-2-A1 and A-5-A of the $232.0 million Equity Inns Portfolio Whole Loan evidenced by 11 pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1-A and the non-controlling Note A-1-B, Note A-2-A2, Note A-2-B, Note A-3, Note A-4-A, Note A-4-B, Note A-5-B and Note A-6, with an aggregate original principal balance of $192.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.
(3)	The lockout period expires on December 31, 2017.
(4)	Partial release is permitted. See “Partial Release” herein.
(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the aggregate $232.0 million Equity Inns Portfolio Whole Loan.
(7)	The Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million, which represents a Cut-off Date LTV of 72.0%.
(8)	Homewood Suites Management, LLC; Crestline Hotels & Resorts, LLC; Hampton Inns Management LLC; McKibbon Hotel Management, Inc.

Historical Occupancy, ADR, RevPAR(1)
Year	Equity Inns Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.0%	$103.35	$73.75	66.8%	$96.12	$64.88	105.1%	108.7%	114.3%
2013	72.4%	$106.32	$77.32	67.5%	$100.08	$68.29	107.9%	107.7%	116.2%
2014	74.4%	$110.66	$82.41	70.2%	$104.75	$69.08	106.7%	106.7%	114.5%
T-12 Jul 2015	75.6%	$113.75	$86.05	71.4%	$107.31	$77.70	106.7%	107.4%	115.5%
(1)	Source: Hospitality Research Report.
(2)	The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Equity Inns Portfolio are attributable to variances in reporting methodologies and/or timing differences.

A-3-85

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

The Loan. The Equity Inns Portfolio loan (the “Equity Inns Portfolio Loan”) consists of the non-controlling Note A-2-A1 and Note A-5-A in the aggregate original principal amount of $40.0 million of a fixed rate loan in the aggregate original principal amount of $232.0 million (the “Equity Inns Portfolio Whole Loan”). The Equity Inns Portfolio Whole Loan is secured by the applicable borrowers’ fee simple interests and operating leasehold interests in a portfolio of 21 hotel properties located across 13 states, totaling 2,690 rooms (each a “Property” and together, the “Equity Inns Portfolio” or the “Equity Inns Portfolio Properties”). The Equity Inns Portfolio Whole Loan was co-originated by Ladder Capital Finance LLC (“LCF”) and German American Capital Corporation (“GACC”) and is evidenced by 11 pari passu notes. Of the Equity Inns Portfolio Whole Loan, the non-controlling Note A-2-A1 and Note A-5-A, with an aggregate original principal balance of $40.0 million, will be included in the COMM 2016-CCRE28 mortgage trust. The controlling Note A-1-A and non-controlling Note A-4-A in the aggregate original principal amount of $80.0 million were contributed to the COMM 2015-LC23 mortgage trust. The non-controlling Note A-1-B, with an original principal balance of $12.0 million, Note A-2-A2, with an original principal balance of $6.0 million, Note A-2-B, with an original principal balance of $9.6 million, and Note A-3, with an original principal balance of $39.6 million are currently held by LCF and are expected to be included in one or more future securitizations. The non-controlling Note A-4-B, with an original principal balance of $8.0 million, Note A-5-B, with an original principal balance of $10.4 million and Note A-6, with an original principal balance of $26.4 million are currently held by GACC and are expected to be included in one or more future securitizations.

The relationship between the holders of the Note A-1-A, Note A-1-B, Note A-2-A1, Note A-2-A2, Note A-2-B, Note A-3, Note A-4-A, Note A-4-B, Note A-5-A, Note A-5-B and Note A-6 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Equity Inns Portfolio Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A & Note A-4-A	$80,000,000	$80,000,000	COMM 2015-LC23	Yes(1)
Note A-2-A1 & Note A-5-A	$40,000,000	$40,000,000	COMM 2016-CCRE28	No
Note A-1-B, Note A-2-A2, Note A-2-B & Note A-3	$67,200,000	$67,200,000	LCF	No
Note A-4-B, Note A-5-B & Note A-6	$44,800,000	$44,800,000	GACC	No
Total	$232,000,000	$232,000,000
(1)	Only the $48.0 million Note A-1-A is controlling.

The Equity Inns Portfolio Loan has a five-year interest only term and accrues interest at a fixed rate equal to 4.9600% per annum. Loan proceeds were used to retire existing debt, inclusive of accrued interest and other fees, of approximately $228.7 million, fund reserves of approximately $11.1 million and pay closing costs of approximately $3.6 million. Based on the portfolio appraised value of $360.0 million the cut-off date LTV is 64.4%. The most recent prior financing of the Equity Inns Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$232,000,000	95.3%	Loan Payoff	$228,749,792	94.0%
Equity Contribution(1)	$11,371,163	4.7%	Reserves	$11,051,143	4.5%
			Closing Costs	$3,570,228	1.5%
Total Sources	$243,371,163	100.0%	Total Uses	$243,371,163	100.0%
(1)	The borrowers acquired 20 of the 21 properties on February 27, 2015 for $346,837,695 ($135,749/Room) while also leveraging the 21st property (Homewood Suites Stratford) which the borrowers acquired previously on March 21, 2014. In order to acquire the twenty properties and leverage the 21st property in February of 2015, the borrower used approximately $227.0 million of first mortgage debt (the “Bridge Loan”), approximately $99.8 million of preferred equity, and approximately $37.6 million of equity. Since closing of the Bridge Loan, the borrowers have paid down the preferred equity by approximately $34.1 million to a balance of $65.7 million, deposited $12.0 million into a PIP Reserve, and completed the approximately $3.4 million PIP at the Homewood Suites Stratford.

The Borrower / Sponsor. The borrower consists of six single purpose Delaware limited liability companies and three single purpose Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure. The sponsor of the borrowers and non-recourse carve out guarantor is American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc. (“ARC Hospitality”), a public non-traded real estate investment trust (“REIT”), has focused on acquiring upper midscale, upscale and upper upscale lodging properties in the select service, extended stay and small full service segments within the hospitality sector, franchised by leading global brands including Hilton, Marriott, Hyatt, IHG and Starwood Hotels & Resorts Worldwide, Inc. The acquisition of the Equity Inns Portfolio on February 27, 2015 (and contemporaneous acquisition of 116 hotels) established ARC Hospitality as one of the largest owners of select-service hotels (by enterprise value) in the North American lodging REIT sector, with a current portfolio of approximately 122 hotels totaling 14,924 rooms.

The external advisor of ARC Hospitality is American Realty Capital Hospitality Advisors, LLC a subsidiary of AR Capital, LLC (“AR Capital”). AR Capital owns a 60% interest in Crestline Hotels & Resorts, LLC (“Crestline”), the hotel manager of 12 of the Equity Inns Portfolio Properties and a 100% interest in the Operators (as defined below) of each of the Equity Inns Portfolio Properties (and through

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Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

which each of the hotel managers, including Crestline, is employed) (see “Property Management” below). As of origination, AR Capital also owned less than a 3.0% interest in the borrowers. AR Capital and certain of its principals and affiliates are subject to litigation and governmental proceedings.

Realty Capital Securities, LLC (“RCS”), an entity under common control with AR Capital, is a broker dealer that has acted as dealer manager for ARC Hospitality. On November 12, 2015, RCS was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital.

On November 16, 2015, AR Capital announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, including ARC Hospitality, effective December 31, 2015 as a result of regulatory and market uncertainty affecting capital raising for both new and existing offerings in the direct investment industry.

In particular, according to filings with the SEC, on November 15, 2015, ARC Hospitality suspended its primary initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015, and, on November 18, 2015, RCS suspended sales activities it performs pursuant to the dealer manager agreement for ARC Hospitality’s primary initial public offering, effective immediately.

On December 2, 2015, RCS Capital Corporation, the parent of RCS, announced that: (i) RCS had reached an agreement to settle the complaint brought by the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine; (ii) RCS will voluntarily withdraw its broker dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business (which is expected to be completed by the end of the first quarter 2016).

According to filings with the SEC, on January 6, 2016, ARC Hospitality’s board of directors approved the extension of its primary initial public offering to January 7, 2017. However, it was also stated in those filings, that notwithstanding the extension of such primary initial public offering, it is not likely that ARC Hospitality will resume its primary initial public offering.

For additional information, see “Description of the Mortgage Pool—Litigation and Other Considerations” in the accompanying Preliminary Prospectus.

The Properties. The Equity Inns Portfolio Loan is secured by the fee simple interests and operating leasehold interests in 21 hotel properties located across 13 states, totaling 2,690 rooms. Hotels are operated under seven brands. A breakdown of the brands and portfolio can be found below:

Brand Breakdown
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	“As-is” Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Homewood Suites	4	613	22.8%	$77,800,000	$126,917	$107,900,000	72.1%	$8,389,131	30.6%
Hampton Inn	9	1,163	43.2%	$77,050,000	$66,251	$106,300,000	72.5%	$9,753,253	35.6%
Courtyard	3	414	15.4%	$34,000,000	$82,126	$48,800,000	69.7%	$3,930,897	14.3%
Hilton Garden Inn	2	241	9.0%	$18,650,000	$77,386	$24,700,000	75.5%	$2,297,055	8.4%
SpringHill Suites	1	88	3.3%	$11,500,000	$130,682	$16,400,000	70.1%	$1,393,398	5.1%
TownePlace Suites	1	93	3.5%	$8,500,000	$91,398	$12,100,000	70.2%	$1,028,701	3.8%
Residence Inn	1	78	2.9%	$4,500,000	$57,692	$6,200,000	72.6%	$604,813	2.2%
Total	21	2,690	100.0%	$232,000,000	$86,245	$360,000,000	64.4%	$27,397,249	100.0%
(1)	The Portfolio “As-is” Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million, which results in an LTV of 72.0%.

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Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Portfolio Summary
Property Name	City	State	Rooms	Year Built	Ownership Interest	“As-is” Appraised Value(1)	Allocated Loan Amount ($)
Homewood Suites Seattle	Seattle	WA	161	1998	Fee Simple	$56,700,000	$42,100,000
Homewood Suites Orlando	Orlando	FL	252	1999	Fee Simple	$26,100,000	$18,350,000
Courtyard Carlsbad	Carlsbad	CA	145	2000	Fee Simple	$21,800,000	$14,600,000
Courtyard Houston	Houston	TX	176	1979	Fee Simple	$18,200,000	$13,500,000
Homewood Suites Stratford	Stratford	CT	135	2002	Fee Simple	$18,600,000	$12,500,000
Hampton Inn Urbana	Urbana	IL	130	1995	Fee Simple	$16,800,000	$12,400,000
Springhill Suites Asheville	Asheville	NC	88	2001	Fee Simple	$16,400,000	$11,500,000
Hilton Garden Inn Louisville	Louisville	KY	112	1999	Fee Simple	$15,100,000	$11,450,000
Hampton Inn Orlando	Orlando	FL	170	1999	Fee Simple	$14,800,000	$11,150,000
Hampton Inn Austin	Austin	TX	121	1985	Fee Simple	$14,600,000	$11,000,000
Hampton Inn College Station	College Station	TX	133	1986	Fee Simple	$14,100,000	$10,500,000
Hampton Inn Indianapolis	Indianapolis	IN	128	1987	Fee Simple	$12,200,000	$9,050,000
TownePlace Suites Savannah	Savannah	GA	93	2000	Fee Simple	$12,100,000	$8,500,000
Hampton Inn East Lansing	East Lansing	MI	86	2000	Fee Simple	$10,800,000	$8,000,000
Hampton Inn Naperville	Naperville	IL	129	1987	Fee Simple	$9,800,000	$7,300,000
Hilton Garden Inn Rio Rancho	Rio Rancho	NM	129	1998	Fee Simple	$9,600,000	$7,200,000
Courtyard Dalton	Dalton	GA	93	1999	Fee Simple	$8,800,000	$5,900,000
Hampton Inn Alcoa	Alcoa	TN	118	1989	Fee Simple	$8,000,000	$4,950,000
Homewood Suites Augusta	Augusta	GA	65	1997	Fee Simple	$6,500,000	$4,850,000
Residence Inn Jacksonville(2)	Jacksonville	FL	78	1999	Fee Simple	$6,200,000	$4,500,000
Hampton Inn Milford	Milford	CT	148	1986	Fee Simple	$5,200,000	$2,700,000
Total			2,690			$322,400,000	$232,000,000
Total w/ Portfolio Premium						$360,000,000
(1)	The Portfolio “As-is” Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.
(2)	With respect to the Residence Inn Jacksonville Property, the borrower has entered into a continuing forbearance agreement dated October 20, 2015 with the related franchisor, pursuant to which the borrower acknowledged that it was in default under its franchise agreement, and the franchisor agreed to forbear from terminating such franchise agreement provided the borrower complied with certain conditions related to the property improvement plan and the franchisor’s quality assurance program. If the borrower fails to satisfy such conditions, the franchisor will have the right to terminate the franchise agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the accompanying Preliminary Prospectus.

All 21 hotels in the Equity Inns Portfolio are operated under management agreements with Crestline (12 hotels), Hilton (7 hotels) or McKibbon (two hotels). The hotels range in age from 14 to 37 years old with an average age of 20 and an average room count of 128. Approximately $56.4 million ($20,960 per room) of capital expenditures have been made since 2008 in order to update the portfolio and to maintain competitiveness within each asset’s market. The borrowers are required to invest approximately $45,571,108 ($17,836 per Room) across 20 of the 21 hotels for property improvement plans (“PIPs”) to upgrade each hotel to the most current brand standards over the next four years (through Q4 2019). The borrowers deposited $10,000,000 into a PIP reserve at origination for completion of the PIPs. Additional reserve deposits aggregating $27,500,000 are required to be made by the borrowers in 11 quarterly scheduled payments which began in December 2015 and end in June 2018, as described in more detail below under “Ongoing Reserves.” The borrowers completed the $3.4 million ($25,185 per Room) PIP at the Homewood Suites Stratford in March 2015.

Historical Capital Expenditures(1)
	2008-2010	2011	2012	2013	2014	Total
Total	$34,231,898	$5,358,103	$5,833,847	$3,285,312	$7,673,988	$56,383,148
Per Room	$12,726	$1,992	$2,169	$1,221	$2,853	$20,960
(1)	Source: Borrower.

The Equity Inns Portfolio is located across 13 states and no one state accounts for more than 18.6% of the portfolio’s total rooms or 16.7% of underwritten net cash flow. Florida represents the largest exposure to a single state, with three assets totaling 18.6% of the portfolio’s total room count and 14.1% of underwritten net cash flow. No other state accounts for more than 16.2% of total underwritten net cash flow, which is represented by the three properties in Texas. A chart demonstrating exposure to various states in the Equity Inns Portfolio can be found below.

A-3-88

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	Occupancy(1)	ADR(1)	RevPAR(1)	RevPAR Penetration(1)	UW NCF	% of UW NCF
California	1	145	5.4%	73.5%	$131.50	$96.60	83.0%	$1,609,353	5.9%
Connecticut	2	283	10.5%	73.2%	$103.21	$76.24	109.4%	$1,494,576	5.5%
Florida	3	500	18.6%	78.8%	$104.20	$81.80	101.3%	$3,852,864	14.1%
Georgia	3	251	9.3%	80.8%	$97.21	$78.45	135.0%	$2,374,046	8.7%
Illinois	2	259	9.6%	70.0%	$114.79	$80.38	117.9%	$2,582,459	9.4%
Indiana	1	128	4.8%	77.9%	$101.16	$78.82	121.4%	$1,127,456	4.1%
Kentucky	1	112	4.2%	77.1%	$120.74	$93.11	121.1%	$1,440,820	5.3%
Michigan	1	86	3.2%	81.0%	$124.52	$100.91	147.9%	$1,128,186	4.1%
North Carolina	1	88	3.3%	76.3%	$130.06	$99.27	98.0%	$1,393,398	5.1%
New Mexico	1	129	4.8%	73.2%	$89.79	$65.71	180.6%	$856,235	3.1%
Tennessee	1	118	4.4%	81.4%	$72.53	$59.01	108.7%	$523,523	1.9%
Texas	3	430	16.0%	66.2%	$125.29	$82.45	107.6%	$4,439,865	16.2%
Washington	1	161	6.0%	89.0%	$179.07	$159.38	106.7%	$4,574,467	16.7%
Total / Wtd. Avg.	21	2,690	100.0%	75.6%	$113.75	$86.05	115.5%	$27,397,249	100.0%
(1)	Occupancy, ADR, RevPAR and RevPAR Penetration are based on a July 2015 Hospitality Research Report. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Equity Inns Portfolio are attributable to variances in reporting methodologies and/or timing differences.

Additionally, other than Homewood Suites Seattle, which contributes 16.7% of the total underwritten net cash flow, no hotel contributes greater than 7.0% of the total underwritten net cash flow. The top 10 assets account for 55.3% of the portfolio by room count and 66.8% of underwritten net cash flow. A breakout of the top 10 Equity Inns Portfolio Properties by underwritten net cash flow is shown below.

Top 10 Properties by UW NCF
Hotel Name	Rooms	% of Rooms	UW NCF	% of Total UW NCF	“As-is” Appraised Value(1)	Per Room
Homewood Suites Seattle	161	6.0%	$4,574,467	16.7%	$56,700,000	$352,174
Homewood Suites Orlando	252	9.4%	$1,912,755	7.0%	$26,100,000	$103,571
Courtyard Houston	176	6.5%	$1,660,007	6.1%	$18,200,000	$103,409
Courtyard Carlsbad	145	5.4%	$1,609,353	5.9%	$21,800,000	$150,345
Hampton Inn Urbana	130	4.8%	$1,592,692	5.8%	$16,800,000	$129,231
Hilton Garden Inn Louisville	112	4.2%	$1,440,820	5.3%	$15,100,000	$134,821
Hampton Inn College Station	133	4.9%	$1,430,623	5.2%	$14,100,000	$106,015
Springhill Suites Asheville	88	3.3%	$1,393,398	5.1%	$16,400,000	$186,364
Hampton Inn Austin	121	4.5%	$1,349,235	4.9%	$14,600,000	$120,661
Hampton Inn Orlando	170	6.3%	$1,335,296	4.9%	$14,800,000	$87,059
Subtotal	1,488	55.3%	$18,298,646	66.8%	$214,600,000	$144,220
Remaining Hotels	1,202	44.7%	$9,098,603	33.2%	$107,800,000	$89,684
Total	2,690	100.0%	$27,397,249	100.0%	$322,400,000	$119,851
Total w/ Portfolio Premium					$360,000,000	$133,829
(1)	The Portfolio “As-is” Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.

Environmental Matters. The Phase I environmental reports dated August 24 through August 26, 2015 recommended no further action at the Equity Inns Portfolio Properties. The borrowers are required to maintain operations and maintenance plans for asbestos-containing materials at six of the Equity Inns Portfolio Properties.

The Market. The Equity Inns Portfolio has broad exposure to the hospitality industry across the United States with properties located in 13 different states. According to the appraisals for the Equity Inns Portfolio, following the significant occupancy and RevPAR decline experienced during the last recession, demand growth in the overall U.S. hospitality industry resumed in 2010, led by select markets that had recorded growth trends in the fourth quarter of 2009. In 2010, lodging demand in the U.S. increased by 7.3% over that registered in 2009. A return of business travel and some group activity contributed to this trend. The resurgence in demand was partly fueled by the significant price discounts that were widely available in the first half of 2010. These discounting policies were largely

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Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

phased out in the latter half of the year, balancing much of the early rate loss. Average rate decreased by only 0.1% in 2010 when compared to 2009.

Demand growth continued, but decelerated from 2011 through 2013, increasing at rates of 4.7%, 2.8%, and 2.0%, respectively. Average rate increased by respective rates of 3.8% and 4.2% in 2011 and 2012, followed by increases of 4.0% and 4.6%, respectively, in 2013 and 2014. In 2012, occupancy reached 61.3% (exceeding the 10-year average); moreover, occupancy gained another point in 2013, ending the year at 62.2%. The nation’s occupancy in 2014 registered an additional gain of just over two points, finishing the year at 64.4%. Average rate finished the year just over $110 in 2013, with a 4.6% gain registered in 2014; as a result, average rate ended 2014 at $115.32.

The appraiser identified several recent sales of hotel portfolios it considered to be comparable to the Equity Inns Portfolio which are summarized in the chart below.

Sales Comparison (1)
Portfolio Name	Date of Sale	Sales Price	# of Hotels	# of Rooms	Price/Room	Buyer / Seller
Equity Inns Portfolio	NAP	$360,000,000(2)	21	2,690	$133,829(2)	NAP
Pinnacle Select Service	Jul 2015	$203,000,000	15	1,705	$119,062	Blackstone Group / Pinnacle Hotel Management
Hyatt Hotel Portfolio 2014	Nov 2014	$590,000,000	38	4,950	$119,192	Lone Star Funds / Hyatt Hotels
Inland Hotel Portfolio	Nov 2014	$1,100,000,000	52	6,976	$157,683	NorthStar Realty Finance / Chatham / Inland American Real Estate Trust
Clarion Partners Hotel Portfolio 2014	Aug 2014	$800,000,000	48	6,013	$133,045	Blackstone Group / Clarion Partners
Innkeepers Hotel Portfolio 2014	Jun 2014	$933,900,000	47	5,945	$157,090	NorthStar Realty Finance / Cerberus
(1)	Source: Appraisal.
(2)	Sales Price for the Equity Inns Portfolio reflects the “As-is” appraised value inclusive of the portfolio premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 7/31/2015	U/W	U/W per Room(1)
Occupancy(2)	70.0%	72.4%	74.6%	75.6%	75.6%
ADR(2)	$103.98	$106.26	$110.57	$113.78	$113.78
RevPAR(2)	$72.83	$76.97	$82.46	$86.00	$86.00

Room Revenue	$71,755,435	$75,575,349	$80,084,622	$84,440,306	$84,440,306	$31,390
F&B Revenue	1,452,484	1,475,632	1,498,112	1,491,111	1,491,111	554
Other Revenue	1,300,394	1,277,394	1,220,137	1,419,603	1,419,603	528
Total Revenue	$74,508,313	$78,328,375	$82,802,871	$87,351,020	$87,351,020	$32,472
Operating Expenses	18,135,766	18,815,854	21,325,798	21,767,247	21,766,685	8,092
Undistributed Expenses	24,497,243	25,990,540	25,273,647	27,445,273	27,445,273	10,203
Gross Operating Profit	$31,875,304	$33,521,981	$36,203,426	$38,138,500	$38,139,062	$14,178
Management Fee	1,857,069	1,826,486	1,905,426	2,765,568	2,620,531	974
Total Fixed Charges	4,281,505	4,348,247	4,220,864	4,753,454	4,627,242	1,720
Net Operating Income	$25,736,730	$27,347,248	$30,077,135	$30,619,478	$30,891,289	$11,484
FF&E	3,162,953	3,323,030	3,521,489	3,494,041	3,494,041	1,299
Net Cash Flow	$22,573,777	$24,024,218	$26,555,646	$27,125,437	$27,397,249	$10,185
(1)	U/W per Room is based on a total of 2,690 rooms.
(2)	The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Equity Inns Portfolio are attributable to variances in reporting methodologies and/or timing differences.

Property Management. The Equity Inns Portfolio Properties are subject to operating agreements (“Operating Agreements”) with subsidiaries of AR Capital (the “Operators”) pursuant to which the Operators are responsible for the management of the Equity Inns Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following four managers: Homewood Suites Management, LLC and Hampton Inns Management LLC (collectively “Hilton”); Crestline Hotels & Resorts, LLC (“Crestline”); and McKibbon Hotel Management, Inc. (“McKibbon”; together with Hilton and Crestline, each a “Hotel Manager” and collectively the “Hotel Managers”).

A-3-90

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	Individual UW NCF	% of Total UW NCF	“As-is” Value(1)	Per Room
Crestline	12	1,627	60.5%	$15,369,030	56.1%	$181,400,000	$111,494
Hilton	7	882	32.8%	$9,606,119	35.1%	$112,500,000	$127,551
McKibbon	2	181	6.7%	$2,422,099	8.8%	$28,500,000	$157,459
Total	21	2,690	100.0%	$27,397,249	100.0%	$360,000,000	$133,829
(1)	The Portfolio “As-is” Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.

Lockbox / Cash Management. The Equity Inns Portfolio Loan is structured with a hard lockbox and in place cash management. All revenues are required to be deposited directly by the credit card companies and otherwise by the borrowers or managers into a lender controlled lockbox account and distributed pursuant to the terms of the loan documents, with any excess cash flow being distributed to the borrowers (except as described below). During the continuance of a Cash Sweep Period (as defined below), all excess cash flow is required to be swept into an excess cash flow reserve and held by the lender as additional collateral for the Equity Inns Portfolio Whole Loan. To the extent that a Cash Sweep Period is caused by occurrences of events described in clause (ii) or clause (iv) in the definition of “Cash Sweep Period” below with respect to less than all the properties, the excess cash flow swept will be capped at the sum of the allocated loan amount(s) for each such property or properties. The loan documents provide that no fees exceeding (in the aggregate) 3% of gross revenues may be paid to the Operators under the Operating Agreements or any Hotel Manager out of cash flow generated by the properties during the continuance of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon (i) an event of default under the loan documents, (ii) an event of default by any borrower, operator or affiliated manager under one or more management agreements, which affects five or more properties in the aggregate, (iii) the debt service coverage ratio for the Equity Inns Portfolio falls below 1.75x or (iv) the delivery of one or more notices by any franchisor of any breach or default by borrower under any franchise agreement that (a) affect five or more properties in the aggregate, and (b) with the passage of time and/or delivery of notice, permits the franchisor to terminate or cancel such franchise agreement (provided, however, this will not include any notice by the franchisor solely by reason of the existence of a required PIP then being performed by a borrower at a property so long as such PIP work is being performed in accordance with the terms of the applicable franchise agreement).

A Cash Sweep Period will cease to exist with respect to clause (i) above, upon a cure of the event of default being accepted by the lender in its sole and absolute discretion; with respect to clause (ii), (a) upon the event of default having been cured to the lender’s reasonable satisfaction or (b) upon the applicable manager being replaced by the borrowers in accordance with the loan documents; with respect to clause (iii) upon the debt service coverage ratio being at least 1.80x for two consecutive calendar quarters, which may be achieved (x) at any time the underwritten net cash flow has increased to achieve such debt service coverage ratio threshold, (y) prior to the prepayment lockout date, by delivery by the borrowers of a letter of credit or cash collateral, in an amount which, if applied to prepay the mortgage loan, would result in the debt service coverage ratio being at least 1.80x, to be held as collateral (which may be released if the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters), or (z) at any time on or after the prepayment lockout date, by a prepayment of principal such that the debt service coverage ratio is at least 1.80x (such payment to be accompanied by applicable yield maintenance charges); and with respect to clause (iv), upon borrowers delivering evidence reasonably satisfactory to the lender, which may include a “good standing” or similar letter from the franchisor, indicating that the franchise agreement is in full force and effect with no default thereunder.

Initial Reserves. At origination, the borrowers deposited (i) $890,215 into a tax reserve account, (ii) $160,928 into a required repairs reserve account and (iii) $10,000,000 into a PIP reserve account for property improvement plans at the Equity Inns Portfolio Properties.

A-3-91

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Ongoing Reserves. On a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $296,738 into a tax reserve account, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place, or (b) lender fails to receive evidence at least 10 days prior to the annual expiration date of any such blanket insurance program that such insurance program has been renewed, (iii) the greater of (a) 1/12 of 4.0% of gross revenue of the trailing 12 months ending on the last day of the most recent calendar quarter and (b) the amount required under the Franchise Agreement and Management Agreement for FF&E work and (iv) deposits into the PIP reserve account according to the PIP reserve funding schedule below:

Date	Required Deposit
December 31, 2015	$2,000,000
March 31, 2016	$3,750,000
June 30, 2016	$3,750,000
September 30, 2016	$3,000,000
December 31, 2016	$2,500,000
March 31, 2017	$2,500,000
June 30, 2017	$2,500,000
September 30, 2017	$2,500,000
December 31, 2017	$2,500,000
March 31, 2018	$1,250,000
June 30, 2018	$1,250,000
Total	$27,500,000

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Current Preferred Equity Holder. W2007 Equity Inns Partnership, L.P. and W2007 Equity Inns Trust (collectively, “Equity Inns PE Member”), each an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 (which is the real estate private equity unit of Goldman Sachs Group, Inc.) holds a preferred equity interest with an outstanding balance of $65,743,257 in an upper-tier affiliate of the borrowers (“Holdco”). Provided no Equity Inns PE Changeover Event (as defined below) has occurred, Equity Inns PE Member is entitled to a preferred return on its investment payable from cash flow from the Equity Inns Portfolio Properties, equal to 7.5% for the period ending August 27, 2016 and 8.0% thereafter. If an Equity Inns PE Changeover Event has occurred, Equity Inns PE Member is entitled to an increase of 5.0% above such preferred return.  50% of the Equity Inns PE Member’s original capital contributions are required to be paid to Equity Inns PE Member by February 27, 2018 and 100% of such capital contributions are required to be paid to Equity Inns PE Member by February 27, 2019.  The balance of the preferred equity investment (inclusive of all returns required to be paid pursuant to the operating agreement of Holdco) is required to be redeemed in full by payment to Equity Inns PE Member of (i) all its capital contributions and (ii) Equity Inns PE Member’s required return plus (iii) any other amounts due to Equity Inns PE Member on or prior to the date that is the earlier of (x) the date of the first occurrence of an Equity Inns PE Changeover Event or (y) January 4, 2021 (the “Mandatory Equity Inns PE Redemption Date”). Upon the occurrence of certain events (each an “Equity Inns PE Changeover Event”) set forth in Holdco’s organizational documents (including Holdco’s failure to pay the monthly preferred return, the failure to repay to Equity Inns PE Member’s capital contributions as provided in Holdco’s operating agreement and the failure to redeem the preferred equity investment by the Mandatory Equity Inns PE Redemption Date), Equity Inns PE Member is entitled to take over control of Holdco and thereby control over the borrower.

In connection with the origination of the Equity Inns Portfolio Loan, the lender and Equity Inns PE Member entered into a recognition agreement. Among other things, the recognition agreement contains acknowledgements from Equity Inns PE Member that upon an event of default under the Equity Inns Portfolio Loan or upon the occurrence of a Cash Sweep Event Period under the Equity Inns Portfolio Loan, no cash from Equity Inns Portfolio Properties will be distributed to Equity Inns PE Member, until the Equity Inns Portfolio Loan has been paid in full or the distribution hold has been revoked or withdrawn by lender. The recognition agreement requires the lender to give Equity Inns PE Member copies of any default notices given to the borrowers and grants Equity Inns PE Member the opportunity to cure such defaults by the borrowers. The recognition agreement also provides the mechanics under which Equity Inns PE Member is permitted to exercise its remedy to take over control of Holdco (and the related remedial actions available to Equity Inns PE Member under the Holdco operating agreement), including, among other things, requiring that Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007 satisfies financial requirements and delivers replacement guarantees and indemnities in the form attached to such recognition agreement. Such form of replacement guarantee provides that liability of the replacement guarantor for voluntary bankruptcy and related carveouts will be capped at an amount equal to the original principal balance of the mortgage loan plus accrued and unpaid interest times 0.20. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness”” in the accompanying Preliminary Prospectus.

A-3-92

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Partial Release. From and after the prepayment lockout date, the borrower may obtain the release of an individual property or properties from the collateral in connection with a third-party, arms-length sale of such property(ies) (or a transfer to an affiliate with respect to up to two properties at which hotel operations have ceased and are no longer commercially viable) subject to, among other things: (i) no event of default has occurred or would occur as a result of the release, (ii) the remaining collateral has an LTV no greater than the lesser of (a) 64.4% and (b) the LTV in place immediately prior to the release, (iii) the remaining collateral has a debt service coverage ratio no less than the greater of (a) 2.35x and (b) the debt service coverage ratio in place immediately prior to the release, (iv) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, (v) satisfaction of customary REMIC requirements, (vi) payment of all interest which would have accrued on the portion of the outstanding principal balance being prepaid through, but not including, the next occurring monthly payment date and (vii) payment of all other costs and expenses of lender in connection with the release, provided the LTV and debt service coverage ratio tests may be satisfied with an additional prepayment of principal (with yield maintenance). The “Release Price” is an amount equal the greater of (x) 115% of the allocated loan amount (set forth on the “Portfolio Summary” chart above) for the property(ies) to be released and (y) 100% of the net sales proceeds in connection with the sale of the property to be released after deducting the costs of closing the sale, which costs are required to be capped for purposes of determining the Release Price at 6.0% of gross sales proceeds.

If, as a result of a casualty or condemnation, the application of net proceeds or awards in connection therewith in respect of any particular property results in a reduction of the outstanding principal balance of the Equity Inns Portfolio Loan in an amount greater than 60% of the allocated loan amount of such affected property, then, the borrowers may obtain a release of such property in accordance with the terms of the preceding paragraph provided that in lieu of the Release Price and any other required payments, the borrowers pay to the lender the sum of (i) the difference, if any, between 115% of the allocated loan amount in respect of such affected property and the net proceeds previously applied, plus (ii) all interest which would have accrued through, but not including, the next occurring payment date. No yield maintenance or other prepayment premium or penalty is due in connection with a prepayment made to release a property after such casualty or condemnation.

Substitution. None.

A-3-93

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

MAP © 2015 CARTIFACT · DATA © OSM
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Equity Inns Portfolio

#	Property Name	Address	City/State	Zip Code
1	Homewood Suites Seattle	206 Western Avenue West	Seattle, WA	98119
2	Homewood Suites Orlando	8745 International Drive	Orlando, FL	32819
3	Courtyard Carlsbad	5835 Owens Avenue	Carlsbad, CA	92008
4	Courtyard Houston	12401 Katy Freeway	Houston, TX	77079
5	Homewood Suites Stratford	6905 Main Street	Stratford, CT	06614
6	Hampton Inn Urbana	1200 West University Avenue	Urbana, IL	61801
7	Springhill Suites Asheville	2 Buckstone Place	Asheville, NC	28805
8	Hilton Garden Inn Louisville	1530 Alliant Avenue	Louisville, KY	40299
9	Hampton Inn Orlando	8900 Universal Boulevard	Orlando, FL	32819
10	Hampton Inn Austin	7619 North Interstate 35	Austin, TX	78752
11	Hampton Inn College Station	320 Texas Avenue South	College Station, TX	77840
12	Hampton Inn Indianapolis	6817 East 82nd Street	Indianapolis, IN	46250
13	TownePlace Suites Savannah	11309 Abercorn Street	Savannah, GA	31419
14	Hampton Inn East Lansing	2500 Coolidge Road	East Lansing, MI	48823
15	Hampton Inn Naperville	1087 East Diehl Road	Naperville, IL	60563
16	Hilton Garden Inn Rio Rancho	1771 Rio Rancho Drive Southeast	Rio Rancho, NM	87124
17	Courtyard Dalton	785 College Drive	Dalton, GA	30720
18	Hampton Inn Alcoa	148 International Drive	Alcoa, TN	37701
19	Homewood Suites Augusta	1049 Stevens Creek Road	Augusta, GA	30907
20	Residence Inn Jacksonville	1310 Airport Road	Jacksonville, FL	32218
21	Hampton Inn Milford	129 Plains Road	Milford, CT	06461

A-3-94

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A-3-95

Various	Collateral Asset Summary – Loan No. 11 Harvey Building Products Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,840,208 53.3% 1.96x 12.9%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Acquisition
Sponsor:	Dunes Point Capital
Borrower:	Harvey Propco, LLC
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$34,840,208
% by Initial UPB:	3.4%
Interest Rate:	4.8500%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2020
Amortization:	360 months
Additional Debt(1)(2):	$74,657,590 Pari Passu Debt; Future Secured Debt Permitted
Call Protection(3):	L(28), D(28), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$1,207,022	$199,837
Insurance:	$594,489	$78,692
Required Repairs:	$500,000	NAP

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$54
Balloon Balance / Sq. Ft.:	$49
Cut-off Date LTV:	53.3%
Balloon LTV:	49.3%
Underwritten NOI DSCR:	2.02x
Underwritten NCF DSCR:	1.96x
Underwritten NOI Debt Yield:	12.9%
Underwritten NCF Debt Yield:	12.5%
Property Information
Single Asset / Portfolio:	Portfolio of 30 properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	2,046,119
Property Management:	Self-managed
Underwritten NOI:	$14,095,158
Underwritten NCF:	$13,683,832
Appraised Value:	$205,460,000
Appraisal Date:	September – October 2015

Historical NOI(5)
Most Recent NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy:	NAV
2013 Occupancy:	NAV

(1)    The Original Balance of $35.0 million and Cut-off Date Balance of approximately $34.8 million represent the non-controlling Notes A-2-A and A-2-B of a $110.0 million whole loan (the “Harvey Building Products Portfolio Whole Loan”) evidenced by four pari passu notes. The pari passu companion loans, with an aggregate original principal amount of $75.0 million, are comprised of the controlling Note A-1, which was contributed to the COMM 2015-LC23 securitization and the non-controlling Note A-3, which was contributed to the WFCM 2015-P2 securitization.

(2)    The Harvey Building Products Portfolio loan documents allow for the pledge of direct or indirect interests in the guarantor of the mortgage loan to secure corporate level financing, provided that the value of the Harvey Building Products Portfolio property is not more than 25.0% of the value of all security for such financing. There is no requirement for an intercreditor agreement in connection with such pledges.

(3)    The borrower may obtain the release of one or more individual mortgaged properties at the expiration of the lockout period, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower partially defeases the mortgage loan in an amount equal to the greater of (x) the net sales proceeds with respect to such individual mortgaged property and (y) 125% of the allocated loan amount for such individual mortgaged property and (iii) if, after such release, at least $11.0 million of the principal amount of the Harvey Building Products Portfolio loan has been prepaid or defeased, the LTV ratio for the remaining Mortgaged Properties is no greater than 60.0%.

(4)     DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Harvey Building Products Portfolio Whole Loan.

(5)     Historical NOI and Historical Occupancy are unavailable as the borrower entered into a new 20-year master lease with an affiliate of the borrower at closing of the Harvey Building Products Portfolio Loan.

TRANSACTION HIGHLIGHTS

▪      Properties. The Harvey Building Products Portfolio is comprised of 30 properties totaling 2,046,119 sq. ft., including 27 light industrial warehouse properties located in Massachusetts, Connecticut, Maine, Rhode Island, Pennsylvania, New Hampshire and Vermont that serve as the distribution and sales centers for the Harvey Building Products Portfolio, two manufacturing properties, located in Massachusetts and New Hampshire, where the company produces all of its windows and doors and a corporate headquarters building in Waltham, Massachusetts, which is home to its finance, accounting, sales and senior management teams.

▪      Market. The overall United States national industrial market continued to strengthen with overall availability rates declining to 9.8% in Q2 2015. Rents increased, growing by 1.3% in Q2 2015 and by nearly 3% year-to-date. Demand has been strong, with 68.6 million sq. ft. of positive net absorption recorded in Q2 2015 which is up 36% over the previous quarter and 20% year-over-year.

▪      Sponsor. The sponsor of the borrower is Dunes Point Capital, a family office and private investment firm founded in 2013 by former Blackstone Group LP executive Timothy White. The company invests in industrial and energy companies. Dunes Point Capital is a wholly owned subsidiary of White Group Holdings. The team has invested, or overseen the investment of, over $5.0 billion in transactions over the last 20 years.

A-3-96

2000 & 3151 Phoenix Center Drive Washington, MO 63090	Collateral Asset Summary – Loan No. 12 Phoenix Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,775,000 75.0% 1.30x 9.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Wayne P. Drury; Thomas M. Drury; Joseph Vernaci
Borrower:	PC II Vertical, LLC; Phoenix Center I, LLC
Original Balance:	$29,775,000
Cut-off Date Balance:	$29,775,000
% by Initial UPB:	2.9%
Interest Rate:	4.8520%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$40,660	$40,660
Insurance:	$76,179	$5,860
Replacement:	$0	$5,310
TI/LC(2):	$0	$18,963
Concessions:	$96,600	$0
Occupancy(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$131
Balloon Balance / Sq. Ft.:	$113
Cut-off Date LTV:	75.0%
Balloon LTV:	64.6%
Underwritten NOI DSCR(4):	1.46x
Underwritten NCF DSCR(4):	1.30x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Washington, MO
Year Built / Renovated:	1999-2015 / 2010
Total Sq. Ft.(5):	227,555
Property Management:	Vernaci Construction, Inc.
Underwritten NOI:	$2,749,623
Underwritten NCF:	$2,458,352
Appraised Value:	$39,700,000
Appraisal Date:	August 28, 2015

Historical NOI(5)
Most Recent NOI:	$2,261,122 (T-12 August 31, 2015)
2014 NOI:	$1,772,010 (December 31, 2014)
2013 NOI:	$1,034,199 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy(5)(6)
Most Recent Occupancy:	97.3% (August 20, 2015)
2014 Occupancy:	91.1% (December 31, 2014)
2013 Occupancy:	95.1% (December 31, 2013)
2012 Occupancy:	96.9% (December 31, 2012)

(1)     In place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrowers, the guarantors or the property manager, (iii) the failure by the borrowers, after the end of two calendar quarters to maintain a debt service coverage ratio of at least 1.15x, until the debt service coverage ratio is at least 1.25x for four consecutive quarters or (iv) the occurrence of a “Lease Trigger Period”, which will commence upon the earlier of (a) eight calendar months prior to the lease expiration date under each of the Dick’s Sporting Goods, Ross Dress for Less and Marshalls leases (each such lease, a “Major Tenant Lease”), (b) the date on which the respective Major Tenant Lease requires the related tenant to notify the borrower of its intent to renew or terminate such lease, or (c) the date on which a tenant under a Major Tenant Lease gives notice of its intent to terminate, vacate or surrender its respective leased premises, (d) the date on which a Major Tenant Lease terminates or expires, (e) the date on which a Major Tenant Lease premise goes dark or (f) the date that either shadow anchor Target or Kohl’s gives notice of its intent to vacate or surrender its premises or vacates or sells its premises.

(2)     TI/LC reserves are subject to a cap of $700,000. If the reserve balance is less than or equal to $700,000, the borrower will be required to make monthly deposits of $18,963 into the TI/LC reserve (up to the cap).

(3)     On each monthly payment date during a Lease Trigger Period, the borrowers are required to deposit all excess cash into the Occupancy reserve.

(4)     Based on amortizing debt service payments. Based on the current interest only payments for the mortgage loan, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.88x and 1.68x, respectively.

(5)     Excludes Target (126,842 sq. ft.), Kohl’s (68,970 sq. ft.), Riechers (8,351 sq. ft.), Fas-Trip (5,625 sq. ft.), Bob Evans (4,933 sq. ft.), and Steak ’n Shake (4,337 sq. ft.), and Aspen Dental (3,500 sq. ft.), which are non-collateral.

(6)     In 2013 the total collateral increased from 91,408 sq. ft. to 182,445 sq. ft. and then again in 2015 to 227,555 sq. ft.

TRANSACTION HIGHLIGHTS

▪      Property. The Phoenix Center property is a 227,555 sq. ft. anchored retail center with an adjacent strip center; the two buildings, Phoenix Center I & II, are connected by a canopy. The Phoenix Center property is located at 2000 & 3151 Phoenix Center Drive in Washington, Franklin County, Missouri. The subject property is currently occupied by 36 national and regional tenants, including Dick’s Sporting Goods, Marshall’s, Ross Dress for Less, JoAnn Fabrics & Crafts and Ulta. In addition, the subject property is shadow anchored by both Target and Kohl’s. These anchors own their own pads and are not a part of the collateral. The subject property has a current occupancy of 97.3% as of August 20, 2015.

▪      Market. The Phoenix Center property is located in Washington, Franklin County, Missouri. The property is situated along Missouri 100 Highway, which is the main route between Washington and St. Louis City and is 1.5 miles east of the Intersection of the Missouri 47 and Missouri 100 highways, which is a primary retail hub. In addition, the area surrounding the property includes recreational fields, hotels, banks, and residential developments.

▪      Occupancy. The property is currently 97.3% occupied by 36 tenants with historically strong occupancy performance. Phoenix Center I has had an average occupancy of 95.5% since 2000 and Phoenix Center II has averaged 95.0% occupancy since its initial lease-up in 2008.

▪      Sponsor. The sponsors of the borrowers and non-recourse carve-out guarantors are Wayne P. Drury, Thomas M. Drury and Joseph Vernaci.

A-3-97

1861-1933 South Bundy Drive Los Angeles, CA 90025 & 90064	Collateral Asset Summary – Loan No. 13 Element LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 57.1% 1.78x 8.5%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Sponsor:	Hudson Pacific Properties, L.P.
Borrower:	Hudson Element LA, LLC
Original Balance(2):	$28,500,000
Cut-off Date Balance(2):	$28,500,000
% by Initial UPB:	2.8%
Interest Rate:	4.5930%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest Only
Additional Debt(2):	$139,500,000 Pari Passu Debt; Future Mezzanine Debt Permitted or Preferred Equity Permitted
Call Protection:	L(3), YM1(113), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$760,000	$190,000
Insurance(4):	$0	Springing
Replacement(5):	$0	Springing
Environmental Remediation:	$193,750	$0
Leasing(6):	$0	Springing
Riot Games(7):	$0	Springing

Financial Information(8)
Cut-off Date Balance / Sq. Ft.:	$591
Balloon Balance / Sq. Ft.:	$591
Cut-off Date LTV:	57.1%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.78x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.3%

(1)     The Element LA Whole Loan was co-originated by Cantor Commercial Real Estate Lending, L.P. and Goldman Sachs Mortgage Company.

(2)     The Element LA Loan Whole Loan is evidenced by four pari passu notes in the aggregate original principal amount of $168.0 million. The non-controlling Note A-1B, with an original principal balance of $28.5 million, will be included in the COMM 2016-CCRE28 mortgage trust. The related companion loans have an aggregate original principal balance of $139.5 million and are comprised of the controlling Note A-1A, which is expected to be contributed to the CFCRE 2016-C3 securitization, the non-controlling Note A-2A which was contributed to the GSMS 2015-GS1 securitization and the non-controlling Note A-2B, which is expected to be held by Goldman Sachs Mortgage Company or an affiliate and contributed to a future securitization.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1947, 1949, 1950, 1953 / 2013-2015
Total Sq. Ft.(9):	284,037
Property Management:	Hudson OP Management, LLC
Underwritten NOI:	$14,232,887
Underwritten NCF:	$13,906,245
Appraised Value:	$294,000,000
Appraisal Date:	August 31, 2015

Historical NOI(10)
Most Recent NOI:	NAP
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(10)
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV

(3)     A “Cash Management Period” will be triggered upon (i) an event of default, (ii) any bankruptcy action of the manager, the borrower or guarantor, (iii) any period during which the debt yield (calculated for two consecutive calendar quarters) is less than 6.75%, (iv) Riot Games or any successor tenant who leases at least 85,211 sq. ft. (a) going bankrupt, (b) giving notice of termination of its lease, or (c) vacating all or a substantial portion of its premises (the trigger set forth in (iv)(c) above, a “Tenant Vacation Event” and the triggers set forth in (iv) (a)-(c) above, each a “Major Tenant Event”) or (v) on or after April 1, 2023, the debt rating of the guarantor being below “BBB-“ by S&P or “Baa3” by Moody’s, (“Guarantor Downgrade”). The current ratings of the guarantor of the Element LA Loan are BBB-/Baa3/BBB- by Fitch/Moody’s/S&P.

(4)     If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(5)     Upon the occurrence and during the continuance of an event of default or at any time that the actual debt yield is less than 6.75% for two consecutive quarters, the borrower is required to make monthly payments of $3,550 (up to a cap of $127,817) into the replacement reserve account.

(6)     During a Cash Management Period that is solely the result of a Major Tenant Event all excess cash flow will be deposited into the leasing reserve, provided (i) if the applicable Major Tenant Event is a Tenant Vacation Event and occurs prior to March 31, 2024, such amount will be capped at $11,361,480 or (ii) if the applicable Major Tenant Event is (a) a Tenant Vacation Event which either occurs or continues on or after March 31, 2024 or (b) any other Major Tenant Event, whenever occurring, such amount will be capped at $22,722,960.

(7)     In the event of a Guarantor Downgrade, the loan documents require an excess cash flow sweep into a Riot Games reserve (up to a cap of $1,420,185) to be used for mid-lease term tenant improvement allowances per the Riot Games lease (the “Riot Games Recourse Amounts”); provided that alternatively, the borrower has the option to deliver to lender an acceptable letter of credit in the amount of the then outstanding Riot Games Recourse Amount.

(8)     DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Element LA Whole Loan.

(9)     The collateral for the Element LA Loan also includes a six-story parking structure containing approximately 832 parking stalls.

(10)   The borrower acquired the Element LA property in two phases between 2012 and 2013 and subsequently implemented a $97.1 million redevelopment. As a result, Historical NOI and Historical Occupancy are not applicable.

TRANSACTION HIGHLIGHTS

▪      The Property. The Element LA property is a Class A suburban office campus redevelopment in the technology and media area of West Los Angeles, California. The 12.2 acre site consists of five buildings totaling 284,037 sq. ft. and a six-story, 832-stall parking garage. The Element LA property is 100.0% leased to the video gaming company Riot Games, a subsidiary of the Chinese company Tencent Holdings Limited. On-site amenities include movie theaters, multiple dining options, a basketball court, bike storage, laundry drop-off and various indoor and outdoor common areas.

▪      Market. The Element LA property is located along the Olympic Boulevard corridor in the West Los Angeles district of Los Angeles, California, a two mile stretch of office and mixed use buildings bordered by Santa Monica to the west and Westwood / Beverly Hills to the east. The Element LA property is located within one mile of both the Santa Monica Freeway (Interstate 10) and the San Diego Freeway (Interstate 405). In 2014, the population and average household income within a three-mile radius of the Element LA property were 315,987 and $96,189, respectively.

▪      Tenancy. The Element LA property is 100.0% leased to Riot Games, the creator of the video game League of Legends. Founded in 2006, Riot Games is an American video game developer and publisher with approximately 1,500 employees spread across 16 offices in 14 countries. The Element LA property serves as the global headquarters for Riot Games. Riot Games is a subsidiary of Tencent, the fifth largest internet company in the world by market capitalization. According to newzoo.com, Tencent is the largest gaming company in the world based on revenues.

▪      Borrower / Sponsor. Hudson Pacific Properties, L.P. is a direct owner of the borrower and the non-recourse guarantor. The sponsor, Hudson Pacific Properties, L.P. (“Hudson”) is a direct owner of the Hudson Pacific Properties, L.P. and is a full-service, California based, publicly traded REIT (NYSE:HPP) focused on owning, operating, and acquiring office properties primarily in California. Since its founding in 2006, Hudson has assembled a portfolio of 53 properties totaling approximately 17.3 million sq. ft., including land for development in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest.

A-3-98

19925 Stevens Creek Boulevard Cupertino, CA 95014	Collateral Asset Summary – Loan No. 14 19925 Stevens Creek	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 74.0% 1.25x 8.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Peter Pau
Borrower:	SHP-SCB, LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$28,000,000
% by Initial UPB:	2.7%
Interest Rate:	4.4700%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$90,888	$23,760
Insurance(2):	$0	Springing
Replacement:	$0	$1,250
TI/LC(3):	$0	$7,811
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$373
Balloon Balance / Sq. Ft.:	$342
Cut-off Date LTV:	74.0%
Balloon LTV:	67.7%
Underwritten NOI DSCR(5):	1.31x
Underwritten NCF DSCR(5):	1.25x
Underwritten NOI Debt Yield:	8.0%
Underwritten NCF Debt Yield:	7.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Cupertino, CA
Year Built / Renovated:	1985 / NAP
Total Sq. Ft.:	74,984
Property Management:	Sand Hill Property Management LLC
Underwritten NOI:	$2,228,218
Underwritten NCF:	$2,121,921
Appraised Value:	$37,850,000
Appraisal Date:	August 14, 2015

Historical NOI
Most Recent NOI:	$2,189,970 (T-12 June 30, 2015)
2014 NOI:	$2,173,173 (December 31, 2014)
2013 NOI:	$2,067,389 (December 31, 2013)
2012 NOI:	$1,801,786 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 1, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)

(1)   In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of the lease with Apple Inc. or the lease or leases with any replacement tenant or tenants that lease all or substantially all of the space currently leased by Apple Inc. (such tenant or tenants, a “Lease Sweep Tenant”) or (ii) the date the Lease Sweep Tenant is required to give notice of its exercise of a renewal option, (b) upon borrower’s receipt of notice by a Lease Sweep Tenant of its intent to exercise its right to terminate its lease, (c) on the date that the Lease Sweep Tenant surrenders, cancels or terminates its lease or provides notice to borrower of its intention to do the same (d) on the date that the Lease Sweep Tenant discontinues its business in 70% or more of the space, (e) upon a monetary default by a Lease Sweep Tenant under its lease or (f) the occurrence of a insolvency proceeding of a Lease Sweep Tenant.

(2)   If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(3)   Monthly TI/LC reserves are subject to a $524,888 cap.

(4)   On each monthly payment date during a Lease Sweep Period, all excess cash will be deposited into the Lease Sweep reserve.

(5)   Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.67x, respectively.

TRANSACTION HIGHLIGHTS

▪      Property. The 19925 Stevens Creek property is a Class B two-story office building located in Cupertino, California, in Silicon Valley and approximately one mile northwest of the Apple’s headquarters. The 19925 Stevens Creek property was constructed in 1985 on a 4.5-acre site and is improved with a 74,984 sq. ft. multi-tenant office building.

▪      Tenancy. The 19925 Stevens Creek property is 100.0% leased to two tenants, including Apple (76.6% of NRA, rated Aa1 / AA+ by Moody’s and S&P) and Pacific Business Centers (23.4% of NRA), a company that provides short term office space solutions. The Apple lease extends through December 2020 at a rent of $29.77 PSF. Apple has termination options on January 31, 2019 and January 31, 2020, pursuant to a termination fee of three months’ rent plus reimbursements and unamortized tenant improvements. In addition, Apple has two five-year renewal options upon lease expiration. The Pacific Business Centers lease extends through March 2023 at a rent of $31.45, with neither termination nor renewal options.

▪      Market. The 19925 Stevens Creek property is located in Cupertino, California, an area with a demand for office and high tech space and the headquarters of Apple and Seagate Technology. The 19925 Stevens Creek property is located within the Class B Cupertino submarket, which contains 3,191,521 sq. ft. of net rentable area of office space. An additional 4.2 million sq. ft. of new supply is scheduled to come online in the submarket, the majority of which (2.8 million sq. ft.) is expected to be added within the new Apple Campus II. In Q3 2015, the submarket reported vacancy of 1.2% and an average asking rent of $44.11 PSF. The appraiser determined market rent of $39.00 PSF, which is 22.7% below the in-place rent of $30.16 PSF.

▪      Sponsor. The sponsor of the borrower is Peter Pau, the co-founder of Sand Hill Property Company, a real estate investment and development company formed in 1988, with a current portfolio that includes shopping centers, mixed use communities, office complexes, and hotels mainly in Silicon Valley. In connection with the acquisition of the property, the sponsor contributed $10.1 million cash equity.

A-3-99

2591 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 15 Hall Office Park – A2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,300,000 71.3% 1.40x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Sponsor:	Hall Phoenix/Inwood Ltd.
Borrower:	Hall Stonebriar Two Associates, Ltd.
Original Balance:	$25,300,000
Cut-off Date Balance:	$25,300,000
% by Initial UPB:	2.5%
Interest Rate:	4.4500%
Payment Date:	1st of each month
First Payment Date:	January 1, 2016
Maturity Date:	December 1, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(35), D(80), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$53,633
Insurance(2):	$0	Springing
Replacement(3):	$0	$2,588
TI/LC(4):	$400,000	$15,403
Outstanding TI/LC:	$422,772	$0
Rent Abatement:	$37,608	$0
Lease Sweep(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$171
Balloon Balance / Sq. Ft.:	$150
Cut-off Date LTV:	71.3%
Balloon LTV:	62.3%
Underwritten NOI DSCR(6):	1.52x
Underwritten NCF DSCR(6):	1.40x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Frisco, TX
Year Built / Renovated:	1999 / NAP
Total Sq. Ft.:	147,868
Property Management:	Hall Financial Group, Ltd.
Underwritten NOI:	$2,323,407
Underwritten NCF:	$2,147,520
Appraised Value:	$35,500,000
Appraisal Date:	August 17, 2015

Historical NOI
Most Recent NOI:	$2,038,518 (T-12 June 30, 2015)
2014 NOI:	$2,212,663 (December 31, 2014)
2013 NOI:	$1,915,486 (December 31, 2013)
2012 NOI:	$1,766,248 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	90.3% (November 10, 2015)
2014 Occupancy:	98.0% (December 31, 2014)
2013 Occupancy:	94.0% (December 31, 2013)
2012 Occupancy:	94.0% (December 31, 2012)

(1)    In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the date that is six months prior to the earliest expiration of a lease with Thyssen Krupp Elevator or any replacement tenant that, either individually, or when taken together with any other lease, covers at least 20,000 or more rentable sq. ft. of the space currently leased by Thyssen Krupp Elevator (such tenant or tenants, a “Lease Sweep Tenant”) (b) upon the date that the Lease Sweep Tenant terminates, cancels or surrenders its lease or upon borrower’s receipt of notice by a Lease Sweep Tenant of its intent to surrender, cancel or terminate its lease, (c) upon the date a Lease Sweep Tenant discontinues its business at the property or gives notice that it intends to discontinue its business at the property, (d) upon a default by a Lease Sweep Tenant under its lease or (e) the occurrence of an insolvency proceeding of a Lease Sweep Tenant.

(2)    The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

(3)    The replacement reserve account is subject to a cap of $135,000.

(4)    The TI/LC reserve account is subject to a $500,000 cap provided that on or after January 1, 2019 at least 90.0% of the NRA is occupied.

(5)    On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve.

(6)    Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.04x and 1.88x, respectively.

TRANSACTION HIGHLIGHTS

▪      Property. The Hall Office Park - A2 property is a six-story, 147,868 sq. ft. Class A office building located in Frisco, Texas. The property was developed by the sponsor in 1999 as part of a larger 16 building, 162-acre master planned office park development. The Hall Office Park development includes an on-site fitness center, a conference center, bank, food service, courtesy patrols, a full-time concierge, webcasting and videoconferencing facilities, a service retail center and on-site childcare. Other amenities include on-site car detailing, personal care services, errand-running, grocery delivery and laundry pickup. The property features 524 parking spaces which equates to a ratio of 3.54 spaces per 1,000 sq. ft.

▪      Tenancy. As of November 10, 2015, the Hall Office Park – A2 property is 90.3% leased to a diverse rent roll of 25 tenants in a wide range of industries, including financial services, real estate, insurance and law. The largest tenant, Premier Business Centers (17.2% of NRA), has been at the property since 1999 and recently renewed its lease for 7.5 years in May 2015. The second largest tenant, Thyssen Krupp Elevator (17.2% of NRA), has been at the property since 2004 and also recently renewed for four years in September 2015. No other tenant at the Hall Office Park – A2 property occupies more than 5.6% of the NRA.

▪      Market. The Hall Office Park - A2 property is located off the Dallas North Tollway in Frisco, Texas in the Dallas-Fort Worth-Arlington metropolitan statistical area (“DFW MSA”). As of February 2015, the U.S. Census Bureau estimated that the DFW MSA was the fastest growing metro area in the country over the past 10 years, adding approximately 1.5 million people and increasing the population by over 25.0% since 2000. Moreover according to the appraisal, Frisco was the fastest-growing city in the United States from 2000 to 2009. The local area surrounding the Hall Office Park - A2 property consists of single-family residential dwellings, multi-family communities, sports venues, a regional mall and local retail establishments. In addition, the Hall Office Park - A2 property is in close proximity to a number of major corporate locations, including Toyota Motors’ North American headquarters, FedEx regional headquarters, Liberty Mutual regional headquarters and the new Dallas Cowboys’ headquarters, practice facilities and themed entertainment district. The Legacy/Frisco Class A submarket had a vacancy and average asking rent of 8.8% and $32.80 PSF, respectively in Q2 2015.

A-3-100

3701 Towne Crossing Boulevard Mesquite, TX 75150	Collateral Asset Summary – Loan No. 16 The Place Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,300,000 73.9% 1.33x 9.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Edward I. Biskind
Borrower:	InterGerman Place Limited Partnership
Original Balance:	$24,300,000
Cut-off Date Balance:	$24,300,000
% by Initial UPB:	2.4%
Interest Rate:	4.7100%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$36,170
Insurance(2):	$0	Springing
Replacement:	$0	$9,208
Capital Expenditure Holdback(3):	$2,430,800	$0

Financial Information
Cut-off Date Balance / Unit.:	$54,977
Balloon Balance / Unit:	$48,358
Cut-off Date LTV(4)(5):	73.9%
Balloon LTV(5):	72.2%
Underwritten NOI DSCR(6):	1.40x
Underwritten NCF DSCR(6):	1.33x
Underwritten NOI Debt Yield(4):	9.7%
Underwritten NCF Debt Yield(4):	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Mesquite, TX
Year Built / Renovated:	1985 / NAP
Total Units:	442
Property Management:	Vesta Management Services, LLC
Underwritten NOI:	$2,119,336
Underwritten NCF:	$2,008,836
“As-is” Appraised Value:	$29,600,000
“As-is” Appraisal Date:	October 7, 2015
“As Stabilized” Appraised Value(5):	$32,500,000
“As Stabilized” Appraisal Date:	November 1, 2016

Historical NOI(7)
Most Recent NOI:	$2,118,633 (T-12 August 31, 2015)
2014 NOI:	$2,100,088 (December 31, 2014)
2013 NOI:	$1,940,693 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy(7)
Most Recent Occupancy:	97.3% (November 24, 2015)
2014 Occupancy:	96.7% (December 31, 2014)
2013 Occupancy:	97.0% (December 31, 2013)
2012 Occupancy:	NAV

(1)    A soft lockbox and in place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.

(2)    If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual premiums into the insurance reserve on a monthly basis.

(3)    Amounts in the capital expenditure holdback will be released to the borrower provided, among other things (i) no event of default is continuing and (ii) such amounts are used for planned capital expenditures set forth in the loan documents.

(4)    The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the capital expenditure holdback reserve amount of approximately $2.4 million. Including the capital expenditure holdback reserve amount the “As-is” Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are 82.1%, 8.7% and 8.3%, respectively.

(5)    The “As Stabilized” Appraised Value assumes that all scheduled renovations at the property have been completed. Based on the “As Stabilized” Appraised Value and including the capital expenditure holdback reserve amount, the Cut-off Date LTV and the Balloon LTV are 74.8% and 65.8%, respectively.

(6)    Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.83x and 1.73x, respectively.

(7)    The sponsor purchased The Place Apartments property in November 2015. As such, Historical NOI and Historical Occupancy in 2012 are not available.

TRANSACTION HIGHLIGHTS

▪      Property. The Place Apartments property is a Class B multifamily development located in Mesquite, Texas. The Place Apartments property was constructed in 1985 and contains 442 units in 24, two- and three-story garden style buildings. Additional improvements include a single-story leasing office and two laundry facilities. Amenities at The Place Apartments property include two swimming pools, BBQ grills, water-volleyball, clubhouse and two picnic terraces. The property has 708 surface parking spaces (1.6 spaces per unit) and the proposed renovation by the sponsor includes the completion of 30 covered parking spaces. The unit mix consists of 286 1BR/1BA, 56 1BR/1.5BA, and 100 2BR/2BA units ranging from 510-1,056 sq. ft. The units feature standard appliances, pantry, ceiling fans, balconies or patios, extra storage and walk-in closets. Select units feature vaulted ceilings, fireplaces, and/or washer and dryer connections. As of November 24, 2015, The Place Apartments property is 97.3% occupied.

▪      Capital Expenditure Plan. The sponsor intends to invest approximately $2.4 million ($5,500 per unit) to renovate The Place Apartments property, with approximately $935,000 ($2,115 per unit) budgeted for interior unit renovations and electrical repairs. The Place Apartments loan is structured with an upfront holdback of approximately $2.4 million for the renovation. The sponsor plans to install faux-wood vinyl plank flooring in the kitchens, bathrooms and entryways, new carpet in the bedrooms and living rooms, replace or resurface cabinets and countertops, install a new appliance package, replace cabinetry, plumbing hardware and light fixtures, add an accent wall in the living room area, and renovate down units that contain fire, smoke, and water damage. Improvements include, but are not limited to, exterior upgrades to the HVAC condensing units, leasing center, fitness center, pool, playground and dog park. This work must be completed within two years of the origination date. Any funds remaining after the work is completed, if any, is required to be deposited into the capital expenditure account.

▪      Market. The Place Apartments property is located in the Mesquite multifamily submarket about 10 miles north of the Dallas central business district. As of Q3 2015, the Mesquite submarket features a current occupancy rate of 96.0% and a five-year average occupancy rate of 93.6%. The monthly asking rent over the same period is $824, which is above the in-place average asking rent of $657 for The Place Apartments property. No new units were delivered to the submarket in Q3 2015; however, 419 units were delivered over the past year, marking a 3.4% increase in inventory.

A-3-101

8201 and 8221 Woodley Avenue Van Nuys, CA 91406	Collateral Asset Summary – Loan No. 17 Brewery Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 59.9% 1.43x 8.8%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Norman J. Kravetz
Borrower:	Roscoe Woodley Shannon, LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$24,000,000
% by Initial UPB:	2.3%
Interest Rate:	4.4770%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$100,000	$13,720
Insurance:	$7,000	$2,400
Replacement:	$0	$1,165
TI/LC:	$0	$2,330
Lease Sweep(2):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$86
Balloon Balance / Sq. Ft.:	$75
Cut-off Date LTV:	59.9%
Balloon LTV:	52.4%
Underwritten NOI DSCR(3):	1.46x
Underwritten NCF DSCR(3):	1.43x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Van Nuys, CA
Year Built / Renovated:	1965 / 2000
Total Sq. Ft.:	279,618
Property Management:	Realty Bancorp Equities, LLC
Underwritten NOI:	$2,118,103
Underwritten NCF:	$2,076,161
Appraised Value:	$40,100,000
Appraisal Date:	September 9, 2015

Historical NOI
Most Recent NOI:	$2,214,861 (T-12 July 31, 2015)
2014 NOI:	$2,111,669 (December 31, 2014)
2013 NOI:	$2,055,124 (December 31, 2013)
2012 NOI:	$2,015,622 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 26, 2015)
2014 Occupancy	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)

(1)    In place cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower, as of any calculation date, to maintain a DSCR of at least 1.05x or (iii) a Lease Sweep Period. A “Lease Sweep Period” will commence (i) nine months prior to the end of the term of any Major Lease (defined below), (ii) upon a Major Lease renewal date, (iii) when a Major Lease is terminated, (iv) when a Major Tenant (defined below) goes dark, (v) upon a Major Tenant bankruptcy or (vi) upon a Major Tenant insolvency proceeding. A “Major Lease” means the leases with Micro Solutions Enterprises (“MSE”), Biagi Bros. (“Biagi”) or any other lease which covers 105,000 or more sq. ft. A “Major Tenant” means any tenant under a Major Lease.

(2)    During a Lease Sweep Period, all excess cash flow will be deposited into a lease sweep reserve account.

(3)    Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.94x and 1.91x, respectively.

TRANSACTION HIGHLIGHTS

▪       Tenancy. MSE and Biagi have been at the property since 2005. MSE utilizes their 175,371 sq. ft. space as their global headquarters. Biagi utilizes their 104,247 sq. ft. space to store bottles and cans for the Budweiser Plant (which it has done for decades) immediately adjacent to the property.

▪       Location. The property is located 25 miles north of LAX Airport and 23 miles west of downtown Los Angeles in close proximity to Highway 405. The submarket vacancy rate is 2.9% as of Q3 2015.

▪       Industrial Attributes. The property provides 30 foot clearing heights.

▪      Sponsor. Norman J. Kravetz is the managing member and principal owner of Realty Bancorp Equities, LLC and has more than 35 years of experience developing commercial real estate properties throughout the United States.

A-3-102

3312 North Berkeley Lake Road Northwest Duluth, GA 30096	Collateral Asset Summary – Loan No. 18 3312 North Berkeley Lake	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,250,000 70.2% 1.37x 9.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Kenneth Levy
Borrower:	Duluth Georgia 3312 Berkeley Lake Properties, LLC; Duluth Georgia 3312 Berkeley Lake Properties #2, LLC
Original Balance:	$23,250,000
Cut-off Date Balance:	$23,250,000
% by Initial UPB:	2.3%
Interest Rate:	4.5200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$24,711
Insurance(2):	$23,738	Springing
Replacement(3):	$0	$13,181
TI/LC(4):	$200,407	$12,303
Required Repairs:	$2,073,026	NAP
Free Rent:	$38,268	$0
Major Tenant Lease Sweep(5)(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$22
Balloon Balance / Sq. Ft.:	$19
Cut-off Date LTV(7):	70.2%
Balloon LTV(7):	60.0%
Underwritten NOI DSCR(8):	1.59x
Underwritten NCF DSCR(8):	1.37x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Duluth, GA
Year Built / Renovated:	1969 / NAP
Total Sq. Ft.:	1,054,500
Property Management:	Glen Una Management Company, Inc.
Underwritten NOI:	$2,245,976
Underwritten NCF:	$1,934,521
“As-is” Appraised Value(7):	$31,200,000
“As-is” Appraisal Date:	May 27, 2015
“As Complete” Appraised Value(7):	$33,100,000
“As Complete” Appraisal Date:	November 30, 2015

Historical NOI
Most Recent NOI:	$2,130,822 (T-12 August 31, 2015)
2014 NOI:	$1,726,069 (December 31, 2014)
2013 NOI:	$1,119,587 (December 31, 2013)
2012 NOI:	$581,736 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 2, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	92.4% (December 31, 2013)
2012 Occupancy:	66.1% (December 31, 2012)

(1)   In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.15x for two consecutive calendar quarters or (iii) during a Major Tenant Sweep Event. A “Major Tenant Sweep Event” will commence (a) upon the earlier of (i) the date that is twelve months prior to the expiration of the lease with Broder Bros/ Alpha Broder or any replacement tenant or tenants that lease all or a majority of the space currently leased by Broder Bros/ Alpha Broder (such tenant or tenants, a “Major Tenant” or (ii) the date the Major Tenant is required to give notice of its exercise of a renewal option (and such renewal has not been exercised), (b) the date on which the Major Tenant terminates, cancels or surrenders its lease or upon borrower’s receipt of notice by a Major Tenant of its intent to surrender, cancel or terminate its lease, (c) on the date that the Major Tenant ceases operating its business at the property, (d) upon a default by Major Tenant under its lease beyond any applicable cure period or (e) the occurrence of an insolvency proceeding of a Major Tenant.

(2)   The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

(3)   Replacement reserves are subject to a cap of $316,350.

(4)   TI/LC reserves are subject to a cap of $295,260.

(5)   On each monthly payment date during a Major Tenant Sweep Event (other than the Major Tenant Sweep Event existing as of the origination date), all excess cash will be deposited into the Major Tenant Lease Sweep reserve account, subject to a cap of $1,000,054.

(6)   On the loan origination date, the borrower delivered a letter of credit in the amount of $1,000,000 to avoid a Major Tenant Sweep Event.

(7)   The Cut-off Date LTV and Balloon LTV are based on the “As Complete” Appraised Value. The “As Complete” Appraised Value assumes the 3312 North Berkeley Lake property has completed all scheduled renovations. Based on the “As-is” Appraised Value, the 3312 North Berkeley Lake property has an “As-is” Cut-off Date LTV and “As-is” Balloon LTV of 74.5% and 63.7%, respectively.

(8)   Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.11x and 1.82x, respectively.

TRANSACTION HIGHLIGHTS

▪       Property. The 3312 North Berkeley Lake property is a 1,054,500 sq. ft., Class B industrial building located on a 52.11 acre site in Duluth, Georgia. The building was constructed in 1969 and consists of 1,022,865 sq. ft. (97.0% of NRA) of warehouse space and 31,635 sq. ft. (3.0% of NRA) of office space. The 3312 North Berkeley Lake property has 123 dock high doors, a clearance height of 23’- 35’ feet and three ground level doors.

▪       Tenancy. As of October 2, 2015, the 3312 North Berkeley Lake property is 100.0% occupied to six tenants. Five of the six tenant leases, approximately 69.6% of NRA, do not expire until 2020 or later. The largest tenant at the property is Broder Bros/ Alpha Broder (320,530 sq. ft., 30.4% of NRA, 38.4% of U/W Base Rent) which has been at the property since 2005. Broder Bros/ Alpha Broder was founded in 1919 and is a distributor of trade, private label and retail apparel brands and merchandise to the imprinting, embroidery and promotional product industries. The second largest tenant, US Lumber Group, LLC (215,690 sq. ft., 20.5% of NRA, 15.0% of U/W Base Rent) is a distributor of specialty building materials in the Southeast and Mid-Atlantic U.S., and is headquartered at the property. The third largest tenant, Baily International (195,990 sq. ft., 18.6% of NRA, 16.6% of U/W Base Rent) is a line distribution company of fresh produce, dry, refrigerated and frozen products in the Southeast Asian market and has been serving the metro Atlanta region and surrounding states since 1996.

▪       Market. The 3312 North Berkeley Lake property is part of the Norcross industrial submarket. Over the past three years the submarket’s vacancy has decreased from 13.7% in 2012 to 7.7% as of Q1 2015. Over the same period the asking rent has increased 19.2% to $4.59 PSF. Since Q1 2013, the Norcross industrial submarket has experienced no growth of supply.

A-3-103

888 Prospect Street La Jolla, CA 92037	Collateral Asset Summary – Loan No. 19 888 Prospect	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,950,000 63.3% 1.46x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	MINCA, Inc.
Borrower:	888 Prospect LJ, LLC
Original Balance:	$19,950,000
Cut-off Date Balance:	$19,950,000
% by Initial UPB:	1.9%
Interest Rate:	4.4200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management(1):	Soft Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$36,047	$18,024
Insurance(2):	$0	Springing
Replacement:	$0	$1,026
TI/LC(3):	$271,801	$6,155
Free Rent:	$92,215	$0
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$324
Balloon Balance / Sq. Ft.:	$283
Cut-off Date LTV:	63.3%
Balloon LTV:	55.3%
Underwritten NOI DSCR(5):	1.53x
Underwritten NCF DSCR(5):	1.46x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	La Jolla, CA
Year Built / Renovated:	1984 / NAP
Total Sq. Ft.:	61,546
Property Management:	MINCA, Inc.
Underwritten NOI:	$1,837,968
Underwritten NCF:	$1,751,606
Appraised Value:	$31,500,000
Appraisal Date:	September 16, 2015

Historical NOI
Most Recent NOI:	$1,965,670 (T-12 August 31, 2015)
2014 NOI:	$1,192,119 (December 31, 2014)
2013 NOI:	$909,819 (December 31, 2013)
2012 NOI:	$1,105,905 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (September 21, 2015)
2014 Occupancy:	95.9% (December 31, 2014)
2013 Occupancy:	69.7% (December 31, 2013)
2012 Occupancy:	69.9% (December 31, 2012)

(1)    A hard lockbox and in place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is nine months prior to the expiration of a Lease Sweep Lease or (ii) upon the date the tenant under a Lease Sweep Lease is required to give notice of its exercise of a renewal option, (b) upon borrower’s receipt of notice by a tenant under Lease Sweep Lease of its intent to exercise its right to terminate the lease, surrender, cancel or terminate its Lease Sweep Lease, (c) the date that the tenant under a Lease Sweep Lease discontinues its business, if the credit rating of such tenant (or its parent) is not at least “BBB-“ and such tenant has ceased paying rent, (d) a monetary default by a tenant under a Lease Sweep Lease or (e) the occurrence of a insolvency proceeding of a tenant under a Lease Sweep Lease. A “Lease Sweep Lease” means the Wells Fargo Advisors, LLC lease, the RGN - La Jolla I, LLC lease, or any replacement lease that covers a majority of the related lease space.

(2)    If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(3)    The TI/LC reserve account is subject to a $221,566 cap.

(4)    On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve.

(5)    Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.06x and 1.96x, respectively.

TRANSACTION HIGHLIGHTS

▪      Property. The 888 Prospect property is a three-story Class A office building located in downtown La Jolla, California. The improvements consist of a 61,546 sq. ft. multi-tenant office building which was constructed in 1984 on a 0.74-acre site. The 888 Prospect property has four floors of subterranean parking with 232 parking spaces which equates to approximately 3.77 spaces per 1,000 sq. ft. Located on Prospect Street, the 888 Prospect property is two blocks away from the beach and has panoramic views of the Pacific Ocean.

▪       Tenancy. As of September 21, 2015, the 888 Prospect property is 100.0% leased to 12 tenants with the top five tenants occupying approximately 78.0% of the net rentable area. The weighted average remaining lease term for the top five tenants at the 888 Prospect property is 6.1 years. The top two tenants at the 888 Prospect property include Wells Fargo Advisors, LLC (30.8% of NRA, 36.1% of U/W Base Rent, August 31, 2021 expiration) rated AA-/A2/A+ by Fitch/Moody’s/S&P and RGN - La Jolla I, LLC (“Regus”) (25.8% of NRA, 23.2% of U/W Base Rent, November 22, 2024 expiration).

▪       Market. The 888 Prospect property is located in the La Jolla submarket within San Diego County. La Jolla is an affluent area evidenced by the 2015 estimated median household income and median housing value of $90,115 and $1,000,000, respectively. As of Q2 2015, the vacancy rate in the La Jolla submarket was 8.7%, which is down from the 2014 end of year vacancy rate of 10.0% and below the county average of 11.9%. The vacancy rate for Class A properties was 5.4% compared to 10.4% at the end of 2014. The asking rental rate in the submarket in Q2 2015 was $3.34 PSF, a 6.0% increase from end of year 2014 and a 16.4% increase from end of year 2013.

A-3-104

Northwest Corner of 34th Street and West Loop 289 Lubbock, TX 78947	Collateral Asset Summary – Loan No. 20 Promenade at West End	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 73.0% 1.30x 8.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Gary Randall Andrews
Borrower:	Pagosa 2015, LLC
Original Balance:	$16,000,000
Cut-off Date Balance:	$16,000,000
% by Initial UPB:	1.6%
Interest Rate:	4.7500%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$15,455
Insurance(2):	$0	Springing
Replacement(3):	$0	$910
TI/LC(4):	$464,489	$2,123
Panera Holdback:	$2,000,000	$0
Free Rent:	$86,667	$0
Lease Sweep(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$220
Balloon Balance / Sq. Ft.:	$202
Cut-off Date LTV:	73.0%
Balloon LTV:	67.1%
Underwritten NOI DSCR(6):	1.34x
Underwritten NCF DSCR(6):	1.30x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Lubbock, TX
Year Built / Renovated:	2014-2016 / NAP
Collateral Sq. Ft.:	72,808
Total Sq. Ft.:	128,208
Property Management:	GRACO Real Estate Development, Inc.
Underwritten NOI:	$1,339,245
Underwritten NCF:	$1,302,841
Appraised Value:	$21,915,000
Appraisal Date:	December 1, 2015

Historical NOI(7)
Most Recent NOI:	NAV
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy:	100.0% (December 22, 2015)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP

(1)   A hard lockbox and in place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters, or (iii) the commencement of a Lease Sweep Period (“Cash Management Trigger”). Borrower may cure the hard lockbox and in place cash management one time during the loan term upon curing the Cash Management Trigger in accordance with the loan agreement. A “Lease Sweep Period” will commence upon (i) the date which is six months prior to the expiration of the lease with Marshall’s / Home Goods or any replacement tenant or tenants that lease all or substantially all of the space currently leased by Marshall’s / Home Goods (such tenant or tenants, a “Lease Sweep Tenant”) or upon the date the Lease Sweep Tenant is required to give notice of its exercise of a renewal option, (ii) the receipt by borrower or manager of notice from the Lease Sweep Tenant that it is exercising its right to terminate its lease, (iii) the date the Lease Sweep Tenant surrenders, cancels, or terminates its lease prior to its then current expiration date, (iv) the date the Lease Sweep Tenant discontinues its business at the property, (v) upon a default under a Lease Sweep Tenant under its lease, (vi) the occurrence of an insolvency proceeding with respect to a Lease Sweep Tenant, or (vii) the earlier to occur of the date upon which borrower or manager receives notice that Costco has discontinued its business and/or vacated the space adjacent to the property and Cabela’s had previously gone dark or vacated space, the date upon which borrower or manager receive notice that Cabela’s has discontinued its business and/or vacated its space and Costco had previously discontinued its business and/or vacated its space or the date any Lease Sweep Tenant begins paying reduced rent in connection with Costco or Cabela’s vacating its premises. In lieu of the aforementioned lease sweep, borrower may post cash or deliver a letter of credit to be held in a financial institution acceptable to lender in its sole and absolute discretion equal to $10.00 PSF for the Marshall’s / HomeGoods space.

(2)    If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(3)    Replacement reserves are subject to a cap of $32,760.

(4)    TI/LC reserves are subject to a cap of $200,000.

(5)    On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve.

(6)    Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 1.74x and 1.69x, respectively.

(7)    The improvements at the Promenade at West End property were built from 2014-2016 and as such, Historical NOI and Historical Occupancy are not available.

TRANSACTION HIGHLIGHTS

▪       Property. The Promenade at West End property consists of 72,808 collateral sq. ft. of a 128,208 total sq. ft. newly developed, Class A, open-air retail center located in Lubbock, Texas. The Promenade at West End property represents phase I of what will be a three phase retail center. The collateral for the Promenade at West End loan includes the fee simple interest in a 72,808 sq. ft. retail center as well as outparcel ground lease to Cabela’s, Aspen Creek, Bone Daddy’s and PlainsCapital Bank ATM (which total 55,400 sq. ft.). The Promenade at West End property has 813 surface parking spaces which equates to a ratio of 6.34 spaces per 1,000 sq. ft based on the total sq. ft..

▪       Tenancy. As of December 22, 2015, the Promenade at West End property is 100.0% leased to nine tenants (including the ground leased tenants). The Promenade at West End property is anchored by Marshall’s / HomeGoods (35.1% of total sq. ft.; 32.4% of U/W Base Rent) (rated A2/A+ by Moody’s/S&P) and Cabela’s (32.8% of total sq. ft.; 13.5% of U/W Base Rent), which is operated under a ground lease. Excluding the PlainsCapital Bank ATM, the weighted average remaining lease term is 11.8 years with no rollover until year 2025. Additionally, the Promenade at West End property is shadow anchored by a Costco and in close proximity to phase II of the retail center which includes such tenants as Nike, the Gap, Dress Barn and Banana Republic. There are also eight additional outparcels being planned with several restaurants currently in lease negotiations, as well as a new limited service Aloft Hotel that has started construction behind phase II and another planned hotel that will be located north of phase III.

▪      Location. The Promenade at West End property is located along the western line of Loop 289, north of 34th street in the western portion of the city of Lubbock, Texas. Interstate highway 27 and West Loop 289 provide the primary access to the area. Lubbock draws from rural communities across West Texas, and while the Lubbock MSA population totaled 308,000 in 2015, the Promenade at West End property draws from over 1,000,000 people west of Dallas and east of Albuquerque. The 2015 population within a one-, three- and five-mile radius is 8,688, 75,837 and 180,818, respectively, and the median household income is $32,237, $40,976 and $43,747, respectively. In addition, Texas Tech University is located approximately four miles northeast of the Promenade at West End property and represents the largest employer in the city employing 6,044 people. In 2014, Texas Tech University enrolled 35,158 students, many of which live on the west part of town in close proximity of the Promenade at West End property.

▪       Sponsorship. The sponsor and non-recourse carveout guarantor is Gary Randall Andrews, the founder and president of GRACO Real Estate Development, Inc. (“GRACO”). GRACO, established in 1979, is a full service commercial real estate that currently manages over 1.0 million sq. ft. of retail, office and industrial space and has developed approximately $300.0 million in commercial real estate in Texas and Colorado. The sponsor began construction in 2014, and as a result of the additional capital investment, the sponsor will have a total cost basis of approximately $17.6 million ($242 PSF) in the Promenade at West End property upon completion.

A-3-105

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

[THIS PAGE INTENTIONALLY LEFT BLANK]

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Deutsche Mortgage & Asset Receiving	Wells Fargo Bank, National Association	Midland Loan Services	Park Bridge Lender Services LLC
Corporation	550 S. Tryon Street, 14th Floor	A Division of PNC Bank, N.A.	560 Lexington Avenue, 17th Floor
	Charlotte, NC 28202	10851 Mastin Street, Building 82	New York, NY 10022
60 Wall Street		Overland Park, KS 66210
New York, NY 10005	Contact:
REAM_InvestorRelations@wellsfargo.com
Contact: Helaine M. Kaplan		Contact: Heather Wagner	Contact: David Rodgers
Phone Number: (212) 250-5270	Phone Number: (866) 898-1615	Phone Number: (913) 253-9570	Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-HR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
XP-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
XS-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-HR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-HR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

XP-A		0.00000000	0.00000000	0.00000000	0.00000000
XS-A		0.00000000	0.00000000	0.00000000	0.00000000
X-HR		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-HR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
XP-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
XS-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-HR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Controlling Class Information
Controlling Class:
Effective as of: mm/dd/yyyy

Controlling Class Representative:
Effective as of: mm/dd/yyyy		Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advsior Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00

Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD
MH	-	Mobile Home Park

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-CCRE28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: Report will be delivered annually no later than May 1 (April 30 on leap years).

Transaction: COMM 2016-CCRE28

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

Directing Certificateholder: KKR Real Estate Finance Holdings L.P.

I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement dated as of February 1, 2016 (the “Pooling and Servicing Agreement”), among Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, as well as the items listed below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of the Specially Serviced Loans and provides this Operating Advisor Annual Report.

No information or any other content included in this Operating Advisor Annual Report contravenes any provision of the Pooling and Servicing Agreement. This Operating Advisor Annual Report sets forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the resolution and/or liquidation of Specially Serviced Loans during the prior calendar year.

Subject to the restrictions in the Pooling and Servicing Agreement, this Operating Advisor Annual Report (A) identifies any material deviations, if any (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of Specially Serviced Loans and (B) complies with all of the confidentiality requirements described in the Pooling and Servicing Agreement.

In connection with the assessment set forth in this report, the Operating Advisor:

1.       Reviewed any annual compliance statement delivered to the Operating Advisor pursuant to Section 10.11 the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

2.       Reviewed any annual independent public accountants’ servicing report delivered to the Operating Advisor pursuant to Section 10.13 of the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

3.       Reviewed any [Final] Asset Status Report and other information or communications delivered to the Operating Advisor and the following issues were noted therein: [ ]

Operating Advisor Actions:

Based on such review and/or consultation with the Special Servicer and performance of the other obligations of the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.

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Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement as described herein.

PARK BRIDGE LENDER SERVICES LLC

By:	Park Bridge Advisors LLC Its Sole Member

By: Park Bridge Financial LLC Its Sole Member

By:
Name:
Title:

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the

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related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after January 4, 2016.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple

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properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-2, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and

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leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are

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required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer.

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the

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replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

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(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each

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Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged

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Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the

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Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex D-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to this Annex D-2 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right

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of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns, Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage

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Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

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(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule D-3 to Annex D-2.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the

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Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

FOR GERMAN AMERICAN CAPITAL CORPORATION

Annex A-1 ID#	Mortgage Loan	Representation	Exception
18	3312 North Berkeley Lake	(3) Mortgage Provisions	The letter of credit obtained in connection with the Mortgage Loan requires, in connection with any future transfer of the letter of credit, prior written consent of the letter of credit bank, which consent may not be unreasonably withheld.
10	Equity Inns Portfolio	(5) Lien; Valid Assignment	The Mortgage Loans are part of a Non-Serviced Whole Loan and, accordingly, there will be no assignment of Mortgage or assignment of any related Assignment of Leases, Rents and Profits or assignment of Uniform Commercial Code financing statements to the Trustee. The related Mortgages and any Assignment of Leases, Rents and Profits and any Uniform Commercial Code financing statements have been assigned to the COMM 2015-LC23 Trustee, which is the mortgagee of record.
18	3312 North Berkeley Lake	(6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a deed restriction that prohibits the residential use of the Mortgaged Property and groundwater use.
20	Promenade at West End	(6) Permitted Liens; Title Insurance	A tenant, Aspen Creek, has a right of first offer for the leased premises at a price at which the Borrower proposes to market the premises. If the tenant does not exercise the right of first offer and the Borrower subsequently enters into a purchase and sale agreement for the leased premises at a price less than 97% of the sales price that the Borrower initially offered to the tenant, the Borrower is required to provide notice to the tenant and the tenant has a right of first refusal to purchase the leased premises at a price set forth in such notice. Such rights of first offer and first refusal will not apply to foreclosure or deed-in-lieu of foreclosure under the Mortgage or any subsequent transfer of the Mortgaged Property by the lender or its designee affiliated with and/or controlled by the lender after such foreclosure or deed-in-lieu of foreclosure. The Mortgage Loan documents do not permit the sale and partial release of the Aspen Creek premises.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
21	Emerald Beach Resort	(6) Permitted Liens; Title Insurance	The ground lessor, the Virgin Island Port Authority, has a right of first refusal pursuant to the Ground Lease to purchase the Mortgaged Property if the lender gives notice of its intent to foreclose or acquire possession of the Mortgaged Property. The purchase price payable by the ground lessor in connection with the exercise of such option is equal to the greater of (i) the total outstanding amount of the indebtedness on the Mortgaged Property (including principal, accrued interest, costs and fees, including legal fees) and (ii) the appraised value of the improvements on the Mortgaged Property.
22	Holiday Inn Hotel Lake City	(6) Permitted Liens; Title Insurance	An adjacent property owner, Ruby Tuesday, Inc., has a right of first refusal pursuant to a recorded REA to purchase the Mortgaged Property if the Borrower elects to sell the Mortgaged Property. Such right of first refusal will not apply to foreclosure or deed-in-lieu of foreclosure under the Mortgage or any subsequent transfer of the Mortgaged Property by the lender or its designee to a bona-fide third party purchaser.
44	Walgreens — Philadelphia	(6) Permitted Liens; Title Insurance	The sole tenant Walgreens has a right of first refusal to purchase the entire Mortgaged Property if the Borrower elects to sell the Mortgaged Property. Such right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the leased premises.
46	Walgreens — Colorado Springs	(6) Permitted Liens; Title Insurance	The sole tenant Walgreens has a right of first refusal to purchase the entire Mortgaged Property if the Borrower elects to sell the Mortgaged Property. Such right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the leased premises.
10	Equity Inns Portfolio	(13) Actions Concerning Mortgage Loan	The non-recourse carve-out guarantor is American Realty Capital Hospitality Trust, Inc. Both the sponsor of the guarantor and the external advisor to the guarantor are 100%

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

owned and controlled by AR Capital, LLC (“AR Capital”). The key principals and controlling parties of AR Capital are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the majority owners of AR Capital. Mr. Schorsch previously served as the chairman of the board of directors of the guarantor. Mr. Kahane is currently the executive chairman of the board of directors of the guarantor.

The Mortgaged Properties included in the Equity Inns Portfolio are subject to operating management agreements with wholly-owned subsidiaries of AR Capital (the “Operators”) pursuant to which the Operators are responsible for the management of the Mortgaged Properties. The Operators subcontract such management responsibilities under management agreements with four managers, one of which is Crestline Hotels & Resorts, which is 60% owned by AR Capital, and manages twelve of the 21 Mortgaged Properties. As of the origination of the related Mortgage Loan, AR Capital also owned a less than 3.0% interest in each Borrower.

AR Capital is the direct owner of 100% of the sponsor of American Realty Capital Hospitality Trust, Inc. and the indirect owner of 100% of the external manager of American Realty Capital Hospitality Trust, Inc. AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc. (“ARCP”) until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that ARCP incorrectly included certain amounts

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, Mr. Schorsch resigned as chairman of ARCP in October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital, including the guarantor.

On March 2, 2015, ARCP (which has changed its name to VEREIT, Inc.) filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it is the subject of various regulatory investigations, including by the Securities and Exchange Commission and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP is the subject of an investigation by the Federal Bureau of Investigation.

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and current and former directors of ARCP were

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, No. 15-MC-00040 (AKH), which alleged various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch. ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital, and Mr. Schorsch, among other persons and entities.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”) was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital.

RCS is an entity under common control with AR Capital, the direct owner of 100% of the sponsor of American Realty Capital Hospitality Trust, Inc. and the indirect owner of 100% of the external manager of American Realty Capital Hospitality Trust, Inc. American Realty Capital Hospitality Trust, Inc. is the sponsor and guarantor of the related Borrowers. RCS is a broker dealer that has acted as dealer manager for American Realty Capital Hospitality Trust, Inc. and as such RCS has facilitated American Realty Capital Hospitality Trust, Inc.’s access to equity investments.

On November 16, 2015, AR Capital announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, including American Realty Capital Hospitality Trust, Inc., effective December 31, 2015 as a result of regulatory and market uncertainty affecting capital

 D-2-5

Annex A-1 ID#	Mortgage Loan	Representation	Exception

raising for both new and existing offerings in the direct investment industry. In particular, according to filings with the SEC, on November 15, 2015, American Realty Capital Hospitality Trust, Inc. suspended its primary initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015, and, on November 18, 2015, RCS suspended sales activities it performs pursuant to the dealer manager agreement for American Realty Capital Hospitality Trust, Inc.’s primary initial public offering, effective immediately.

On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an agreement to settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, (ii) RCS will voluntarily withdraw its broker-dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business (which is expected to be completed by the end of the first quarter 2016).

According to filings with the SEC, on January 6, 2016, American Realty Capital Hospitality Trust, Inc.’s board of directors approved the extension of its primary initial public offering to January 7, 2017. However, it was also stated in those filings that: (i) notwithstanding the extension of such primary initial public offering, it is not likely that American Realty Capital Hospitality Trust, Inc. will resume its primary initial public offering; (ii) because such primary initial public offering was American Realty Capital Hospitality Trust, Inc.’s primary source of capital to implement its investment strategy, reduce its borrowings, complete acquisitions, make capital expenditures and pay distributions, American Realty Capital Hospitality Trust, Inc. may require funds in addition to operating cash flow to meet its current capital requirements; and (iii) American Realty Capital Hospitality Trust, Inc.’s inability to meet its capital requirements could cause it to reduce or eliminate distributions, default under its indebtedness and other obligations and otherwise have a material adverse effect on its business and results of operations.

 D-2-6

Annex A-1 ID#	Mortgage Loan	Representation	Exception
22	Holiday Inn Hotel Lake City	(13) Actions Concerning Mortgage Loan	In November 2016, two former employees of the Borrower that had been terminated for cause filed a suit against the Borrower for wrongful termination and sexual harassment. After the Borrower filed an answer to the original complaint, the action has been dismissed with respect to one plaintiff, but the case remains open with respect to the other plaintiff.

4	32 Avenue of the Americas	(16) Insurance

The Borrower may maintain all-risk property insurance with a deductible that does not exceed $100,000. The amount of this deductible may be considered higher than customary.

If the Borrower elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P and each of the other rating agencies that rates the Certificates, to the extent the insurance companies are rated by such rating agencies, and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P and the equivalent by such other rating agencies to the extent the insurance companies are rated by such rating agencies.

10	Equity Inns Portfolio	(16) Insurance	The Loan Documents require that if insurance is provided by multiple insurers, no less than 75% of such insurers will maintain a rating of A or better by S&P (or its equivalent) with the remaining insurers maintaining ratings of no less than BBB+ by S&P (or its equivalent).
44	Walgreens — Philadelphia	(16) Insurance	The sole tenant may provide any insurance required to be maintained by the Borrower. The sole tenant is permitted to self-insure, provided, among other things, the tenant maintains a “BBB-” rating by S&P (or an equivalent rating by another rating agency) and the sole tenant satisfies the net worth requirements under its lease (which is $100 million).

 D-2-7

Annex A-1 ID#	Mortgage Loan	Representation	Exception
46	Walgreens — Colorado Springs	(16) Insurance	The sole tenant may provide any insurance required to be maintained by the Borrower. The sole tenant is permitted to self-insure, provided, among other things, the tenant maintains a “BBB” rating by S&P (or an equivalent rating by another rating agency) and the sole tenant satisfies the net worth requirements under its lease (which is $200 million).
4	32 Avenue of the Americas	(26) Recourse Obligations	There is no guarantor and no environmental indemnitor (other than the Borrower) under the Mortgage Loan.
7	Netflix HQ 2	(26) Recourse Obligations	There is no guarantor and no environmental indemnitor (other than the Borrower) under the Mortgage Loan.

10	Equity Inns Portfolio	(26) Recourse Obligations

The Loan Documents limit recourse for the Borrower’s commission of material physical waste to the extent that (A) funds specifically identified to pay charges to prevent such waste were in the FF&E reserve account, the property improvement plan reserve account and/or the required repairs reserve account, as applicable, and the lender failed to pay (or make such funds available to pay) such charges unless the lender is restricted in any manner from making such funds available as a result of a legal impediment caused by any Borrower or any affiliate of any Borrower or (B) gross revenue was insufficient to pay Borrower’s operating expenses. In addition, to the extent removal or disposal of property after an event of default constitutes waste, the Loan Documents provide for recourse for such removal and disposal only if it is intentional and in violation of the Loan Documents.

The existing guaranty provides for full recourse if the related Borrower files a voluntary bankruptcy petition. However, if the preferred equity holder exercises its remedies and takes over control of the Borrower, the replacement guaranty provides that the replacement guarantor’s liability for bankruptcy is capped at the product of (i) the original principal amount of the Mortgage Loan plus any interest accrued and unpaid on the Mortgage Loan multiplied by (ii) 0.20.

 D-2-8

Annex A-1 ID#	Mortgage Loan	Representation	Exception
25	Diamond Ridge Apartments	(26) Recourse Obligations	The aggregate liability of the Guarantors is capped at $11,925,000. Such cap excludes and does not apply to (A) attorneys fees and other expenses incurred in the enforcement of the liability of the Guarantors under the recourse guaranty, (B) recourse liability for losses arising from (i) fraud or intentional misrepresentation of Borrower or Guarantors, (ii) breach of environmental covenants in the Loan Documents relating to environmental laws, hazardous substances or asbestos, or (iii) misappropriation or conversion by or on behalf of the Borrower of rents, insurance proceeds or condemnation awards, (C) full recourse liability for the Borrower filing a voluntary petition under federal or state bankruptcy law, or (D) the environmental indemnity agreement included in the Loan Documents. Such cap does, however, apply to recourse liability for losses arising from intentional material physical waste.
10	Equity Inns Portfolio	(28) Financial Reporting and Rent Rolls	The Loan Documents do not require the annual financial statements to include members’ capital and cash flows.
4	32 Avenue of the Americas	(29) Acts of Terrorism Exclusion	The exception to representation 16 is also an exception to representation 29.
10	Equity Inns Portfolio	(29) Acts of Terrorism Exclusion

The exception to representation 16 is also an exception to representation 29.

If any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

44	Walgreens — Philadelphia	(29) Acts of Terrorism Exclusion	The exception to representation 16 is also an exception to representation 29.

 D-2-9

Annex A-1 ID#	Mortgage Loan	Representation	Exception
46	Walgreens — Colorado Springs	(29) Acts of Terrorism Exclusion	The exception to representation 16 is also an exception to representation 29.
4	32 Avenue of the Americas	(31) Single-Purpose Entity	The Borrower owns 27,966 common shares of Level 3 Communications, Inc. which it acquired in connection with the bankruptcy of a prior tenant.
10	Equity Inns Portfolio	(31) Single-Purpose Entity	The related Borrower held the related Mortgaged Property while it was subject to prior financing.
15	Hall Office Park – A2	(31) Single-Purpose Entity	The Borrower previously owned and transferred a portion of the parking area to an affiliate. The Borrower has access to the spaces affected by the transfer pursuant to a perpetual easement executed by the affiliate.
10.20	Equity Inns Portfolio – Residence Inn Jacksonville	(37) No Material Default; Payment Record	The Borrower is in default under the franchise agreement relating to the Mortgaged Property located in Jacksonville. The Borrower and the franchisor have executed a Notice of Default and Continuing Forbearance Agreement dated October 20, 2015 pursuant to which the Borrower acknowledged it was in default and the franchisor agreed to forbear from terminating the franchise agreement provided certain conditions were met. The forbearance agreement further provides that if certain conditions are not satisfied within the time periods specified therein, the franchisor may elect to terminate the franchise agreement. The Loan Documents provide that if any Borrower defaults under any franchise agreement beyond any notice and/or cure periods thereunder, which default permits a franchisor to terminate or cancel such franchise agreement, an event of default will exist under the Mortgage Loan.
42, 48	Washington Park Plaza and Grand Saginaw Plaza	(39) Organization of Borrower	The Borrowers are affiliated entities.
28	Hilton Garden Inn Albany	(41) Appraisal	The effective date of value of the appraisal in the Servicing File is December 1, 2014, which is not within 6 months of the Mortgage Loan origination date nor within 12 months of the Closing Date.

 D-2-10

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	Santa Monica Multifamily Portfolio	(43) Cross- Collateralization	The Mortgage Loan is evidenced by a $62,450,000 pari passu A-1 note. The Mortgaged Property is also security for a pari passu note with an original principal balance of $20,000,000. The notes are cross-collateralized and cross defaulted with each other.
4	32 Avenue of the Americas	(43) Cross- Collateralization	The Mortgage Loan is evidenced by a $57,500,000 pari passu A-5 note. The Mortgaged Property is also security for four other pari passu notes with an aggregate original principal balance of $367,500,000. The notes are cross-collateralized and cross defaulted with each other.
10	Equity Inns Portfolio	(43) Cross- Collateralization	The Mortgage Loan is evidenced by a $24,000,000 original principal balance pari passu Note A-2-A1, which is being sold to the depositor by Ladder Capital Finance LLC, and a $16,000,000 original principal balance pari passu Note A-5-A, which is being sold to the depositor by German American Capital Corporation. The Mortgaged Property is also security for nine other pari passu notes with an aggregate original principal balance of $192,000,000. The notes are cross-collateralized and cross defaulted with each other.

 D-2-11

SCHEDULE D-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
1	Santa Monica Multifamily Portfolio

 D-2-12

SCHEDULE D-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
4	32 Avenue of the Americas

 D-2-13

SCHEDULE D-3

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

NONE

 D-2-14

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

FOR CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

Annex A-1 ID#	Mortgage Loan	Representation	Exception
2	AG Life Time Fitness Portfolio	(6) Permitted Liens; Title Insurance	Life Time Fitness, the sole tenant, has a right of first offer to purchase any entire Mortgaged Property in the event the Borrower offers such entire Mortgaged Property for sale to any non-affiliate. The right of first offer does not apply to a foreclosure or a deed-in-lieu of foreclosure.
5	Hyatt Regency St. Louis at The Arch	(6) Permitted Liens; Title Insurance	Hyatt Corporation, the hotel manager, has a right of first offer to purchase the entire Mortgaged Property in the event the Borrower offers the entire Mortgaged Property for sale. The right of first offer does not apply to a foreclosure or a deed-in-lieu of foreclosure.
13	Element LA	(6) Permitted Liens; Title Insurance	Riot Games, the sole tenant, has a right of first refusal in connection with a contemplated sale of the Mortgaged Property. The right of first refusal is not exercisable in connection with any foreclosure or deed-in-lieu of foreclosure.
26	Datapipe	(6) Permitted Liens; Title Insurance	Datapipe, the sole tenant, has a right of first refusal to purchase the entire Mortgaged Property in the event the Borrower offers the entire Mortgaged Property for sale to a datacenter company listed in the lease. The right of first refusal does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.
39	6000 Uptown	(6) Permitted Liens; Title Insurance	A tenant at the Mortgaged Property, Presbyterian Medical Services (PMS), has a right of first refusal to purchase the entire Mortgaged Property in the event the Borrower receives an offer to purchase the entire Mortgaged Property, which right does not apply to a foreclosure or a deed-in-lieu of foreclosure.
26	Datapipe	(14) Escrow Deposits	Pursuant to the purchase and leaseback transaction between the Borrower and the sole tenant, Datapipe, and in connection with certain renovations, Datapipe deposited $5.9 million of the purchase price of the Mortgaged Property into an escrow with First American Title Company (“First American”). In the event the renovations are not completed by July 31, 2016, the escrow agreement with First American provides that remaining amounts will be delivered to the Borrower and the Loan Documents require that the Borrower deposit any such funds with the

 D-2-15

Annex A-1 ID#	Mortgage Loan	Representation	Exception
lender in the replacement reserve account, which will be accomplished by First American depositing such funds pursuant to written instructions by the lender.
29.02	AP Retail Portfolio – Shoppes of Delray	(14) Escrow Deposits	In connection with the sale of the Mortgaged Property to the Borrower, the property seller escrowed $20,000 with a title company, to be released to the Borrower if the property seller fails to complete certain improvements (the “Delray Elective Improvements”) on or before April 22, 2016 under a settlement agreement related to alleged ADA violations. The lender has a security interest in the funds held in escrow by the title company. The Borrower covenanted to promptly complete the Delray Elective Improvements if the property seller fails to do so.
5	Hyatt Regency St. Louis at The Arch	(16) Insurance	The Mortgage Loan documents provide that the Borrower has the right to hold and disburse proceeds in connection with any repair or restoration of the Mortgaged Property (the “Restoration”) if net proceeds are less than $7,250,000 (which threshold exceeds 5% of the outstanding principal balance of the Mortgage Loan).
13	Element LA	(16) Insurance	The Borrower may continue to use (i) Ironshore Specialty Insurance Company and (ii) Insurance Company of the West, in their respective positions and participation amounts within the Borrower’s insurance syndicate, provided that Ironshore Specialty Insurance Company maintains a rating of “Baa1” or better by Moody’s and Insurance Company of the West maintains a rating of “A-X” or better by AM Best. If the rating of either such insurer is withdrawn or downgraded below its rating on the origination date, the Borrower is required to promptly notify the lender and replace such insurer with an insurance company meeting the rating requirements set forth herein. At renewal of the current policy term on April 1, 2016, the Borrower is required to replace Insurance Company of the West with one or more insurance companies meeting the rating requirements set forth in the Mortgage Loan documents.

 D-2-16

Annex A-1 ID#	Mortgage Loan	Representation	Exception
2.04	AG Life Time Fitness Portfolio –Lakeville	(24) Local Law Compliance	Certain fire code violations are open at the Lakeville Mortgaged Property. The Borrower has covenanted to cure, or to cause the sole tenant at the Mortgaged Property to cure, all open fire code violations.
29.03	AP Retail Portfolio – Gables End Plaza	(24) Local Law Compliance	The Borrower has not provided current certificates of occupancy for certain tenants, representing in the aggregate approximately 57.78% of the net rentable area at the Mortgaged Property. The Borrower has covenanted to use commercially reasonable efforts to obtain each certificate of occupancy and the Mortgage Loan is recourse to the Borrower and Guarantor for losses associated with the failure to do so.
29.01	AP Retail Portfolio – Pinecrest Square	(24) Local Law Compliance	Certain fire code violations are open at the Mortgaged Property. The Borrower has represented that all fire code violations have been cured pending formal clearance by an updated inspection and the Mortgage Loan is recourse to the Borrower and Guarantor for losses in connection with the existence of such violations.
29.03	AP Retail Portfolio – Gables End Plaza	(25) Licenses and Permits	The Borrower has not provided current certificates of occupancy for certain tenants, representing in the aggregate approximately 57.78% of the net rentable area at the Mortgaged Property. The Borrower has covenanted to use commercially reasonable efforts to obtain each certificate of occupancy and the Mortgage Loan is recourse to the Borrower and Guarantor for losses associated with the failure to do so.
26	Datapipe	(26) Recourse Obligations

The Loan Documents do not provide for recourse to the Guarantor for (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards or (iii) intentional physical waste at the Mortgaged Property.

With respect to a breach of any environmental covenants, the Loan Documents limit liability to those obligations not paid by an approved environmental policy (as defined in the Loan Documents), provided, however, if payment is not received within sixty days after the date a claim is made (subject to an extension of up to 120 days if such claim is timely filed and diligently pursued), the lender may elect to recover from the Borrower and Guarantor.

 D-2-17

Annex A-1 ID#	Mortgage Loan	Representation	Exception

13	Element LA	(30) Due on Sale or Encumbrance

Transfers in excess of 49% are permitted without lender consent, so long as Hudson Pacific Properties, Inc. continues to control and own at least 20% of the direct or indirect interests in the Borrower, the Guarantor and the property manager.

The Mortgage Loan permits the Borrower to accept a preferred equity investment, which investment may, under certain circumstances, cause a transfer of control without lender consent, provided, among other things, (i) taking into account the Mortgage Loan balance and the preferred equity investment (a) the aggregate loan to value ratio is not greater than 57.1%, (b) the debt service coverage ratio is not less than 1.90x, (c) the debt yield is not less than 9% and (ii) the structure of the preferred equity investment (and related documents) is reasonably acceptable to lender.

29	AP Retail Portfolio	(30) Due on Sale or Encumbrance	The Mortgage Loan documents permit Newport Perkins LLC (the “Preferred Equity Holder”) to assume full ownership and control of the Borrower without prior lender approval upon the occurrence of certain trigger events including, among others, (i) the failure of the Borrower to pay distributions to the Preferred Equity Holder, (ii) a default of the Borrower under the Loan Documents and (iii) the failure of the Borrower to return the capital contribution to the Preferred Equity Holder.
2	AG Life Time Fitness Portfolio	(31) Single Purpose Entity	The owner of four of the Life Time Fitness Portfolio Properties (Moma LLC) transferred its sole membership interest in each such Mortgaged Property to the Borrower to effectuate the transfer of such Mortgaged Properties to the Borrower. After the transfer of membership interests, Moma LLC was merged with the Borrower. Moma LLC has not owned any property other than the Mortgaged Properties that were transferred to the Borrower.
2	AG Life Time Fitness Portfolio	(43) Cross-Collateralization	The Mortgage Loan is evidenced by a $60,000,000 pari passu Note A-1. The Mortgaged Properties are also security for a $40,000,000 pari passu Note A-2, a $40,000,000 pari passu Note A-3 and a $34,300,000 pari passu Note A-4. The notes are cross-collateralized and cross-defaulted with each other.

 D-2-18

Annex A-1 ID#	Mortgage Loan	Representation	Exception
5	Hyatt Regency St. Louis at The Arch	(43) Cross-Collateralization	The Mortgage Loan is evidenced by a $55,000,000 pari passu Note A-1. The Mortgaged Property is also security for a $54,000,000 pari passu Note A-2. The notes are cross-collateralized and cross-defaulted with each other.
13	Element LA	(43) Cross-Collateralization	The Mortgage Loan is evidenced by a $28,500,000 pari passu Note A-1B. The Mortgaged Properties are also security for a $55,500,000 pari passu Note A-1A, a $70,000,000 pari passu Note A-2A and a $14,000,000 pari passu Note A-2B. The notes are cross-collateralized and cross-defaulted with each other.

 D-2-19

SCHEDULE D-1

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

LOANS WITH EXISTING MEZZANINE DEBT

NONE

 D-2-20

SCHEDULE D-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
2	AG Life Time Portfolio
5	Hyatt Regency St. Louis at The Arch
13	Element LA

 D-2-21

SCHEDULE D-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

CROSSED MORTGAGE LOANS

NONE

 D-2-22

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

FOR LADDER CAPITAL FINANCE LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception

10	Equity Inns Portfolio	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgages have been assigned to the trustee for the commercial mortgage securitization involving the issuance of the COMM 2015-LC23 Mortgage Trust Commercial Mortgage Pass-Through Certificates (such securitization, the “COMM 2015-LC23 Securitization”; and such trustee, the “COMM 2015-LC23 Trustee”), which trustee is the mortgagee of record.
11	Harvey Building Products Portfolio	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgages have been assigned to the COMM 2015-LC23 Trustee, which trustee is the mortgagee of record.
10, 11	Equity Inns Portfolio and Harvey Building Products Portfolio	(5) Lien; Valid Assignment	Each of the subject Mortgage Loans is part of a Non-Serviced Whole Loan and, accordingly, there will be no assignment of Mortgage or assignment of any related Assignment of Leases, Rents and Profits or assignment of Uniform Commercial Code financing statements to the Trustee. The related Mortgages and any Assignment of Leases, Rents and Profits and any Uniform Commercial Code financing statements have been assigned to the COMM 2015-LC23 Trustee, which is the mortgagee of record.
	All Mortgage Loans transferred by LCF	(6) Permitted Liens; Title Insurance	The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
10	Equity Inns Portfolio	(6) Permitted Liens; Title Insurance	The related Mortgages secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
11	Harvey Building Products Portfolio	(6) Permitted Liens; Title Insurance	The related Mortgages secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
10	Equity Inns Portfolio	(8) Assignment of Leases and Rents	The related Mortgages and any related Assignments of Leases, Rents and Profits secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
11	Harvey Building Products Portfolio	(8) Assignment of Leases and Rents	The related Mortgages and any related Assignments of Leases, Rents and Profits secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
10	Equity Inns Portfolio	(13) Actions Concerning	The non-recourse carve-out guarantor is American Realty Capital Hospitality Trust, Inc.

 D-2-23

Annex A-1 ID#	Mortgage Loan	Representation	Exception

Mortgage Loan

Both the sponsor of the guarantor and the external advisor to the guarantor are 100% owned and controlled by AR Capital, LLC (“AR Capital”). The key principals and controlling parties of AR Capital are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the majority owners of AR Capital. Mr. Schorsch previously served as the chairman of the board of directors of the guarantor. Mr. Kahane is currently the executive chairman of the board of directors of the guarantor.

The Mortgaged Properties included in the Equity Inns Portfolio are subject to operating management agreements with wholly-owned subsidiaries of AR Capital (the “Operators”) pursuant to which the Operators are responsible for the management of the Mortgaged Properties. The Operators subcontract such management responsibilities under management agreements with four managers, one of which is Crestline Hotels & Resorts, which is 60% owned by AR Capital, and manages twelve of the 21 Mortgaged Properties. As of the origination of the related Mortgage Loan, AR Capital also owned a less than 3.0% interest in each Borrower.

AR Capital is the direct owner of 100% of the sponsor of American Realty Capital Hospitality Trust, Inc. and the indirect owner of 100% of the external manager of American Realty Capital Hospitality Trust, Inc. AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc. (“ARCP”) until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that

 D-2-24

Annex A-1 ID#	Mortgage Loan	Representation	Exception

ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, Mr. Schorsch resigned as chairman of ARCP in October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital, including the guarantor.

On March 2, 2015, ARCP (which has changed its name to VEREIT, Inc.) filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it is the subject of various regulatory investigations, including by the Securities and Exchange Commission and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP is the subject of an investigation by the Federal Bureau of Investigation.

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and

 D-2-25

Annex A-1 ID#	Mortgage Loan	Representation	Exception

current and former directors of ARCP were named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, No. 15-MC-00040 (AKH), which alleged various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch. ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital and Mr. Schorsch, among other persons and entities.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”) was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital.

RCS is an entity under common control with AR Capital, LLC, the direct owner of 100% of the sponsor of American Realty Capital Hospitality Trust, Inc. and the indirect owner of 100% of the external manager of American Realty Capital Hospitality Trust, Inc. American Realty Capital Hospitality Trust, Inc. is the sponsor and guarantor of the related Borrowers. RCS is a broker dealer that has acted as dealer manager for American Realty Capital Hospitality Trust, Inc. and as such RCS has facilitated American Realty Capital Hospitality Trust, Inc.’s access to equity investments.

On November 16, 2015, AR Capital, LLC announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, including American Realty Capital Hospitality Trust, Inc., effective December 31, 2015 as a result of regulatory

 D-2-26

Annex A-1 ID#	Mortgage Loan	Representation	Exception

and market uncertainty affecting capital raising for both new and existing offerings in the direct investment industry. In particular, according to filings with the SEC, on November 15, 2015, American Realty Capital Hospitality Trust, Inc. suspended its primary initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015, and, on November 18, 2015, RCS suspended sales activities it performs pursuant to the dealer manager agreement for American Realty Capital Hospitality Trust, Inc.’s primary initial public offering, effective immediately.

On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an agreement to settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, (ii) RCS will voluntarily withdraw its broker-dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business (which is expected to be completed by the end of the first quarter 2016).

According to filings with the SEC, on January 6, 2016, American Realty Capital Hospitality Trust, Inc.’s board of directors approved the extension of its primary initial public offering to January 7, 2017. However, it was also stated in those filings that: (i) notwithstanding the extension of such primary initial public offering, it is not likely that American Realty Capital Hospitality Trust, Inc. will resume its primary initial public offering; (ii) because such primary initial public offering was American Realty Capital Hospitality Trust, Inc.’s primary source of capital to implement its investment strategy, reduce its borrowings, complete acquisitions, make capital expenditures and pay distributions, American Realty Capital Hospitality Trust, Inc. may require funds in addition to operating cash flow to meet its current capital requirements; and (iii) American Realty Capital Hospitality Trust, Inc.’s inability to meet its capital requirements could cause it to reduce or eliminate distributions, default under its indebtedness and other obligations and otherwise have a

 D-2-27

Annex A-1 ID#	Mortgage Loan	Representation	Exception

material adverse effect on its business and results of operations.
10, 11	Equity Inns Portfolio and Harvey Building Products Portfolio	(14) Escrow Deposits	Each of the subject Mortgage Loans is part of a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer for the COMM 2015-LC23 Securitization and will not be delivered to the Depositor or its servicer.

41	Riverstone Manassas	(14) Escrow Deposits	An escrow (which was in the amount of $1,292,450 as of the date of origination) is being held by the related title company, and not the lender, to cover costs of the related borrower to complete a sanitary sewer project at the related Mortgaged Property.

	All Mortgage Loans transferred by LCF	(16) Insurance	The exceptions to Representation and Warranty No. 29, relating to terrorism insurance, are also exceptions to Representation and Warranty No. 16.

	All Mortgage Loans transferred by LCF	(16) Insurance	Subject to the other exceptions to Representation and Warranty No. 16, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

10	Equity Inns Portfolio	(16) Insurance	The related loan documents provide that if insurance is provided with multiple insurers, no less than 75% will maintain the rating of “A” or better by S&P (or its equivalent), with the remaining insurers maintaining no less than “BBB+” by S&P (or its equivalent).

11	Harvey Building Products Portfolio	(16) Insurance	The related Mortgage Loan documents require that any trustee appointed by the lender to hold and disburse insurance proceeds must be acceptable to the related borrower and the single tenant, Harvey Industries.

49	Dollar General - Montrose	(16) Insurance	The related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property

 D-2-28

Annex A-1 ID#	Mortgage Loan	Representation	Exception

and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary contained in Section 5.1.1 of the related loan agreement: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage or are obtained from and maintained with an insurance company that is rated below A-:VIII by A.M. Best Company (the “Minimum Insurer Ratings”), then the related borrower is required, upon obtaining knowledge thereof, at its sole cost and expense, to promptly procure from and maintain with an insurance company that at least satisfies the Minimum Insurer Ratings (and notify the lender of such change in coverage) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of

 D-2-29

Annex A-1 ID#	Mortgage Loan	Representation	Exception

coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the insurance policies required under the related lease as of the date of the related loan agreement, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

11	Harvey Building Products Portfolio	(24) Local Law Compliance

The Bethlehem Mortgaged Property is legal, non-conforming as to use. Following a casualty or condemnation, the Bethlehem Mortgaged Property may be rebuilt if the exterior structure is properly secured following the damage or destruction and reconstruction begins within 12 months of the date of such damage or destruction.

The Norwalk Mortgaged Property is legal, non-conforming as to use. If 50% or more of the Norwalk Mortgaged Property is destroyed, such Mortgaged Property could only be rebuilt with a special use permit.

The following Mortgaged Properties are non-conforming due to parking deficiencies. The related loan documents require the related borrower to remedy such parking deficiencies within 180 days of the origination date of the subject Mortgage Loan, subject to additional time if a permit is required so long as the related borrower is diligently pursuing such remedy.

•    The Manchester, CT Mortgaged Property is deficient by 8 parking spaces.

•    The New London Mortgaged Property is deficient by 26 parking spaces.

•    The Auburn Mortgaged Property is deficient by 11 parking spaces.

•    The Springfield Mortgaged Property is deficient by 7 parking spaces.

•    The West Bridgewater Mortgaged Property is deficient by 1 parking space.

 D-2-30

Annex A-1 ID#	Mortgage Loan	Representation	Exception

•    The Portland Mortgaged Property is deficient by 16 parking spaces.

•    The Manchester, NH Mortgaged Property is deficient by 11 parking spaces.

•    The Nashua Mortgaged Property is deficient by 14 parking spaces.

•    The White River Junction Mortgaged Property is deficient by 5 parking spaces.

41	Riverstone Manassas	(24) Local Law Compliance	A portion of the related Mortgaged Property constitutes a legal non-conforming use which, following a casualty or destruction, may not be resumed if, among other things, the replacement cost or damage exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame.

	All Mortgage Loans transferred by LCF	(26) Recourse Obligations	The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. In addition, misapplication, misappropriation or conversion of insurance proceeds, condemnation awards and/or rents may not give rise to recourse until after an event of default. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation awards and/or rents may not give rise to recourse at all. Furthermore, there may not be any recourse for fraud unless it constitutes intentional fraud.

 D-2-31

Annex A-1 ID#	Mortgage Loan	Representation	Exception

10	Equity Inns Portfolio	(26) Recourse Obligations

The related loan documents limit recourse for the related borrower’s commission of material physical waste to the extent that (A) funds specifically identified to pay charges to prevent such waste were in the FF&E reserve account, the property improvement plan reserve account and/or the required repairs reserve account, as applicable, and the lender failed to pay (or make such funds available to pay) such charges unless the lender is restricted in any manner from making such funds available as a result of a legal impediment caused by any related borrower or any affiliate of a related borrower or (B) gross revenue was insufficient to pay the related borrower’s operating expenses. In addition, to the extent removal or disposal of property after an event of default constitutes waste, the related loan documents provide for recourse for such removal and disposal only if it is intentional and in violation of the related loan documents.

The existing guaranty provides for full recourse if the related borrower files a voluntary bankruptcy petition. However, if the preferred equity holder exercises its remedies and takes over control of the related borrower, the replacement guaranty provides that the replacement guarantor’s liability for bankruptcy is capped at the product of (i) the original principal amount of the subject Mortgage Loan plus any interest accrued and unpaid on the subject Mortgage Loan multiplied by (ii) 0.20.

49	Dollar General - Montrose	(26) Recourse Obligations	Only the related Borrower (and no other party separate therefrom) is liable in connection with breaches of the environmental covenants contained in the Loan Documents.

	All Mortgage Loans transferred by LCF	(27) Mortgage Releases	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

	All Mortgage Loans transferred by LCF	(28) Financial Reporting and Rent Rolls	The related loan documents, in each case, may not require the financial statements of the co-borrowers to be combined. Also, borrower reporting obligations may be in the related loan agreement instead of the mortgage.

 D-2-32

Annex A-1 ID#	Mortgage Loan	Representation	Exception

10	Equity Inns Portfolio	(28) Financial Reporting and Rent Rolls	The related loan documents do not require the annual financial statements to include members’ capital and cash flows.
11	Harvey Building Products Portfolio	(28) Financial Reporting and Rent Rolls	The related loan documents do not require the related borrower to provide annual operating statements.
49	Dollar General - Montrose	(28) Financial Reporting and Rent Rolls	The related loan documents provide that so long as the tenant of the related Mortgaged Property is a triple-net tenant, the related borrower’s delivery of a certified rent roll is sufficient to satisfy the financial delivery requirements.
10, 11, 32, 35 and 41	Equity Inns Portfolio, Harvey Building Products Portfolio, Holiday Inn Corpus Christi Airport, MRC Global Industrial and Riverstone Manassas	(29) Acts of Terrorism Exclusion	With respect to each of the subject Mortgage Loans, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.
10	Equity Inns Portfolio	(29) Acts of Terrorism Exclusion	The related loan documents provide that if insurance is provided with multiple insurers, no less than 75% will maintain the rating of “A” or better by S&P (or its equivalent), with the remaining insurers maintaining no less than “BBB+” by S&P (or its equivalent).
49	Dollar General - Montrose	(29) Acts of Terrorism Exclusion	The related borrower may rely on insurance provided by the related sole tenant in accordance with the related lease, and the related lease does not require terrorism insurance coverage.
	All Mortgage Loans transferred by LCF	(30) Due on Sale or Encumbrance	Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein. In addition, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership

 D-2-33

Annex A-1 ID#	Mortgage Loan	Representation	Exception

interests, non-managing member interests in a limited liability company or other passive equity interests.
11	Harvey Building Products Portfolio	(30) Due on Sale or Encumbrance

Direct or indirect interests in the related guarantor may be pledged to secure corporate level financing, so long as the value of the related Mortgaged Property is not, and is not intended at any time to be (including through operation of collateral release provisions), more than 25% of the value of all security for such corporate level financing.

Upper tier entity interests in the related borrower may be sold to a transferee that has $300,000,000 of assets and a net worth of $100,000,000.

49	Dollar General - Montrose	(30) Due on Sale or Encumbrance

The related loan documents permit transfers without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP.

Corporate financing is permitted as set forth in Section 8.3 of the related loan agreement.

10, 35	Equity Inns Portfolio and MRC Global Industrial	(31) Single-Purpose Entity	With respect to each of the subject Mortgage Loans, the related borrower held the related Mortgaged Property while it was subject to prior financing.
32	Holiday Inn Corpus Christi Airport	(31) Single-Purpose Entity	The related borrower previously owned other property that does not secure the subject Mortgage Loan and held the related Mortgaged Property while it was subject to prior financing.
10	Equity Inns Portfolio	(37) No Material Default; Payment Record	The related borrower is in default under the franchise agreement relating to the Residence Inn-Jacksonville Mortgaged Property. The related borrower and the franchisor have executed a Notice of Default and Continuing Forbearance Agreement, dated October 20, 2015, pursuant to which the related borrower acknowledged it was in default and the franchisor agreed to forbear from terminating the franchise agreement provided certain conditions were met. The forbearance agreement further provides that if certain conditions are not satisfied within the time periods specified therein, the franchisor may elect to terminate the franchise agreement. The related loan documents provide that if any related borrower defaults under any franchise agreement beyond any notice and/or cure periods thereunder, which default permits a franchisor to terminate or cancel such franchise agreement, an event of default will exist under the subject Mortgage Loan.

 D-2-34

Annex A-1 ID#	Mortgage Loan	Representation	Exception

10	Equity Inns Portfolio	(43) Cross-Collateralization	The Mortgage Loan is evidenced by a $24,000,000 original principal balance pari passu Note A-2-A1, which is being sold to the depositor by Ladder Capital Finance LLC, and a $16,000,000 original principal balance pari passu Note A-5-A, which is being sold to the depositor by German American Capital Corporation. The Mortgaged Property is also security for nine other pari passu notes with an aggregate original principal balance of $192,000,000. The notes are cross-collateralized and cross defaulted with each other.
11	Harvey Building Products Portfolio	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with Companion Loans that will be held outside the COMM 2016-CCRE28 commercial mortgage securitization trust.

 D-2-35

SCHEDULE D-1

LADDER CAPITAL FINANCE LLC

LOANS WITH EXISTING MEZZANINE DEBT

NONE

 D-2-36

SCHEDULE D-2

LADDER CAPITAL FINANCE LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
49	Dollar General - Montrose

 D-2-37

SCHEDULE D-3

LADDER CAPITAL FINANCE LLC

CROSSED MORTGAGE LOANS

NONE

 D-2-38

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

FOR JEFFERIES LOANCORE LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
17	Brewery Station	(40) Environmental Conditions	The related Phase I ESA identified the existence of an Environmental Condition relating to underground storage tanks and waste management units formerly located at the Mortgaged Property. The Phase I ESA recommends that the Borrower continue compliance with California Department of Toxic Substance Control (“DTSC”) requirements until a case closure status has been granted to the Mortgaged Property. Pursuant to the Loan Documents, the Borrower is required to use best efforts to obtain a “No Further Action” letter from DTSC.
3	Promenade Gateway	(43) Cross-Collateralization	The Mortgage Loan is evidenced by a pari passu A-1 note, which has an original principal balance of $60,000,000. The Mortgaged Property is also security for the pari passu A-2 note, which has an original principal balance of $30,000,000. The notes are cross-collateralized and cross-defaulted with each other.
9	FedEx Brooklyn	(43) Cross-Collateralization	The Mortgage Loan is evidenced by a pari passu A-2 note, which has an original principal balance of $43,000,000. The Mortgaged Property is also security for a pari passu A-1 note, which has an original principal balance of $87,000,000. The notes are cross-collateralized and cross-defaulted with each other.

 D-2-39

SCHEDULE D-1

JEFFERIES LOANCORE LLC

LOANS WITH EXISTING MEZZANINE DEBT

NONE

 D-2-40

SCHEDULE D-2

JEFFERIES LOANCORE LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

NONE

 D-2-41

SCHEDULE D-3

JEFFERIES LOANCORE LLC

CROSSED MORTGAGE LOANS

NONE

 D-2-42

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)	Period	Balance($)
1	47,975,000.00	59	46,061,152.28
2	47,975,000.00	60	45,360,285.75
3	47,975,000.00	61	44,468,258.79
4	47,975,000.00	62	43,761,026.17
5	47,975,000.00	63	42,988,386.87
6	47,975,000.00	64	42,275,240.02
7	47,975,000.00	65	41,496,854.30
8	47,975,000.00	66	40,777,746.42
9	47,975,000.00	67	40,055,764.59
10	47,975,000.00	68	39,268,794.59
11	47,975,000.00	69	38,540,781.85
12	47,975,000.00	70	37,747,952.06
13	47,975,000.00	71	37,013,860.69
14	47,975,000.00	72	36,276,835.25
15	47,975,000.00	73	35,352,017.59
16	47,975,000.00	74	34,608,349.40
17	47,975,000.00	75	33,800,308.39
18	47,975,000.00	76	33,050,437.72
19	47,975,000.00	77	32,236,370.22
20	47,975,000.00	78	31,480,247.99
21	47,975,000.00	79	30,721,103.27
22	47,975,000.00	80	29,898,024.87
23	47,975,000.00	81	29,132,555.21
24	47,975,000.00	82	28,303,331.33
25	47,975,000.00	83	27,531,486.69
26	47,975,000.00	84	26,756,556.46
27	47,975,000.00	85	25,797,364.81
28	47,975,000.00	86	25,015,501.77
29	47,975,000.00	87	24,170,349.65
30	47,975,000.00	88	23,381,981.89
31	47,975,000.00	89	22,530,509.63
32	47,975,000.00	90	21,735,585.68
33	47,975,000.00	91	20,937,483.51
34	47,975,000.00	92	20,076,553.03
35	47,975,000.00	93	19,271,817.63
36	47,975,000.00	94	18,404,442.13
37	47,975,000.00	95	17,593,021.01
38	47,975,000.00	96	16,778,355.44
39	47,975,000.00	97	15,842,230.64
40	47,975,000.00	98	15,020,564.44
41	47,975,000.00	99	14,136,738.52
42	47,975,000.00	100	13,308,252.58
43	47,975,000.00	101	12,417,800.42
44	47,975,000.00	102	11,582,440.77
45	47,975,000.00	103	10,743,740.58
46	47,975,000.00	104	9,843,363.97
47	47,975,000.00	105	8,997,709.21
48	47,975,000.00	106	8,090,575.36
49	47,975,000.00	107	7,237,910.98
50	47,975,000.00	108	6,381,836.58
51	47,975,000.00	109	5,349,059.21
52	47,975,000.00	110	4,485,430.85
53	47,975,000.00	111	3,560,833.34
54	47,975,000.00	112	2,690,053.08
55	47,975,000.00	113	1,758,506.58
56	47,974,594.65	114	880,517.78
57	47,406,332.77	115 and thereafter	0
58	46,741,283.51

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX F

CLASS XP-A COMPONENT NOTIONAL AMOUNTS(1)

Period Ending(2)	Class A-1	Class A-2	Class A-SB	Class A-3	Class A-4	Class A-M	Total(3)
2/10/2016	$21,720,000.00	$82,786,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$703,548,000.00
3/10/2016	-	$70,487,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$669,529,000.00
4/10/2016	-	$65,752,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$664,794,000.00
5/10/2016	-	$61,028,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$660,070,000.00
6/10/2016	-	$56,359,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$655,401,000.00
7/10/2016	-	$51,701,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$650,743,000.00
8/10/2016	-	$47,096,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$646,138,000.00
9/10/2016	-	$42,523,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$641,565,000.00
10/10/2016	-	$37,961,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$637,003,000.00
11/10/2016	-	$33,452,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$632,494,000.00
12/10/2016	-	$28,953,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$627,995,000.00
1/10/2017	-	$24,506,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$623,548,000.00
2/10/2017	-	$20,090,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$619,132,000.00
3/10/2017	-	$15,646,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$614,688,000.00
4/10/2017	-	$11,291,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$610,333,000.00
5/10/2017	-	$6,941,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$605,983,000.00
6/10/2017	-	$2,641,000.00	$47,975,000.00	$205,000,000.00	$306,278,000.00	$39,789,000.00	$601,683,000.00
7/10/2017	-	-	$47,975,000.00	$203,351,000.00	$306,278,000.00	$39,789,000.00	$597,393,000.00
8/10/2017	-	-	$47,975,000.00	$199,110,000.00	$306,278,000.00	$39,789,000.00	$593,152,000.00
9/10/2017	-	-	$47,975,000.00	$194,899,000.00	$306,278,000.00	$39,789,000.00	$588,941,000.00
10/10/2017	-	-	$47,975,000.00	$190,692,000.00	$306,278,000.00	$39,789,000.00	$584,734,000.00
11/10/2017	-	-	$47,975,000.00	$186,534,000.00	$306,278,000.00	$39,789,000.00	$580,576,000.00
12/10/2017	-	-	$47,975,000.00	$180,770,000.00	$306,278,000.00	$39,789,000.00	$574,812,000.00
1/10/2018	-	-	$47,975,000.00	$89,029,000.00	$306,278,000.00	$39,789,000.00	$483,071,000.00
2/10/2018	-	-	$47,975,000.00	$85,325,000.00	$306,278,000.00	$39,789,000.00	$479,367,000.00
3/10/2018	-	-	$47,975,000.00	$31,133,000.00	$306,278,000.00	$39,789,000.00	$425,175,000.00
4/10/2018	-	-	$47,975,000.00	$27,726,000.00	$306,278,000.00	$39,789,000.00	$421,768,000.00
5/10/2018	-	-	$47,975,000.00	$24,315,000.00	$306,278,000.00	$39,789,000.00	$418,357,000.00
6/10/2018	-	-	$47,975,000.00	$20,955,000.00	$306,278,000.00	$39,789,000.00	$414,997,000.00
7/10/2018	-	-	$47,975,000.00	$17,592,000.00	$306,278,000.00	$39,789,000.00	$411,634,000.00
8/10/2018	-	-	$47,975,000.00	$14,278,000.00	$306,278,000.00	$39,789,000.00	$408,320,000.00
9/10/2018	-	-	$47,975,000.00	$10,988,000.00	$306,278,000.00	$39,789,000.00	$405,030,000.00
10/10/2018	-	-	$47,975,000.00	$7,685,000.00	$306,278,000.00	$39,789,000.00	$401,727,000.00
11/10/2018	-	-	$47,975,000.00	$4,395,000.00	$306,278,000.00	$39,789,000.00	$398,437,000.00
12/10/2018	-	-	$47,975,000.00	$1,058,000.00	$306,278,000.00	$39,789,000.00	$395,100,000.00
1/10/2019	-	-	$47,975,000.00	-	$304,011,000.00	$39,789,000.00	$391,775,000.00
2/10/2019	-	-	$47,975,000.00	-	$300,709,000.00	$39,789,000.00	$388,473,000.00
3/10/2019	-	-	$47,975,000.00	-	$297,316,000.00	$39,789,000.00	$385,080,000.00
4/10/2019	-	-	$47,975,000.00	-	$294,060,000.00	$39,789,000.00	$381,824,000.00
5/10/2019	-	-	$47,975,000.00	-	$290,790,000.00	$39,789,000.00	$378,554,000.00
6/10/2019	-	-	$47,975,000.00	-	$287,580,000.00	$39,789,000.00	$375,344,000.00
7/10/2019	-	-	$47,975,000.00	-	$284,355,000.00	$39,789,000.00	$372,119,000.00
8/10/2019	-	-	$47,975,000.00	-	$281,190,000.00	$39,789,000.00	$368,954,000.00
9/10/2019	-	-	$47,975,000.00	-	$278,046,000.00	$39,789,000.00	$365,810,000.00
10/10/2019	-	-	$47,975,000.00	-	$274,889,000.00	$39,789,000.00	$362,653,000.00
11/10/2019	-	-	$47,975,000.00	-	$271,790,000.00	$39,789,000.00	$359,554,000.00
12/10/2019	-	-	$47,975,000.00	-	$268,678,000.00	$39,789,000.00	$356,442,000.00
1/10/2020	-	-	$47,975,000.00	-	$265,622,000.00	$39,789,000.00	$353,386,000.00
2/10/2020	-	-	$47,975,000.00	-	$262,587,000.00	$39,789,000.00	$350,351,000.00
3/10/2020	-	-	$47,975,000.00	-	$259,506,000.00	$39,789,000.00	$347,270,000.00
4/10/2020	-	-	$47,975,000.00	-	$256,514,000.00	$39,789,000.00	$344,278,000.00
5/10/2020	-	-	$47,975,000.00	-	$253,509,000.00	$39,789,000.00	$341,273,000.00
6/10/2020	-	-	$47,975,000.00	-	$250,559,000.00	$39,789,000.00	$338,323,000.00
7/10/2020	-	-	$47,975,000.00	-	$217,850,000.00	$39,789,000.00	$305,614,000.00
8/10/2020	-	-	$47,975,000.00	-	$215,131,000.00	$39,789,000.00	$302,895,000.00
9/10/2020	-	-	$47,975,000.00	-	$212,431,000.00	$39,789,000.00	$300,195,000.00
10/10/2020	-	-	$47,974,000.00	-	$209,714,000.00	$39,789,000.00	$297,477,000.00
11/10/2020	-	-	$47,406,000.00	-	$207,566,000.00	$39,789,000.00	$294,761,000.00
12/10/2020	-	-	$46,741,000.00	-	$205,472,000.00	$39,789,000.00	$292,002,000.00
1/10/2021	-	-	$46,061,000.00	-	$203,403,000.00	$39,789,000.00	$289,253,000.00
2/10/2021	-	-	$45,360,000.00	-	$201,363,000.00	$39,789,000.00	$286,512,000.00
3/10/2021	-	-	$44,468,000.00	-	$199,412,000.00	$39,789,000.00	$283,669,000.00
4/10/2021	-	-	$43,761,000.00	-	$197,416,000.00	$39,789,000.00	$280,966,000.00
5/10/2021	-	-	$42,988,000.00	-	$195,466,000.00	$39,789,000.00	$278,243,000.00
6/10/2021	-	-	$42,275,000.00	-	$193,515,000.00	$39,789,000.00	$275,579,000.00

F-1

Period Ending(2)	Class A-1	Class A-2	Class A-SB	Class A-3	Class A-4	Class A-M	Total(3)
7/10/2021	-	-	$41,496,000.00	-	$191,609,000.00	$39,789,000.00	$272,894,000.00
8/10/2021	-	-	$40,777,000.00	-	$189,701,000.00	$39,789,000.00	$270,267,000.00
9/10/2021	-	-	$40,055,000.00	-	$187,815,000.00	$39,789,000.00	$267,659,000.00
10/10/2021	-	-	$39,268,000.00	-	$185,974,000.00	$39,789,000.00	$265,031,000.00
11/10/2021	-	-	$38,540,000.00	-	$184,131,000.00	$39,789,000.00	$262,460,000.00
12/10/2021	-	-	$37,747,000.00	-	$182,333,000.00	$39,789,000.00	$259,869,000.00
1/10/2022	-	-	$37,013,000.00	-	$180,532,000.00	$39,789,000.00	$257,334,000.00
2/10/2022	-	-	$36,276,000.00	-	$178,752,000.00	$39,789,000.00	$254,817,000.00
3/10/2022	-	-	$35,352,000.00	-	$177,068,000.00	$39,789,000.00	$252,209,000.00
4/10/2022	-	-	$34,608,000.00	-	$175,330,000.00	$39,789,000.00	$249,727,000.00
5/10/2022	-	-	$33,800,000.00	-	$173,638,000.00	$39,789,000.00	$247,227,000.00
6/10/2022	-	-	$33,050,000.00	-	$171,941,000.00	$39,789,000.00	$244,780,000.00
7/10/2022	-	-	$32,236,000.00	-	$170,291,000.00	$39,789,000.00	$242,316,000.00
8/10/2022	-	-	$31,480,000.00	-	$168,635,000.00	$39,789,000.00	$239,904,000.00
9/10/2022	-	-	$30,721,000.00	-	$166,999,000.00	$39,789,000.00	$237,509,000.00
10/10/2022	-	-	$29,898,000.00	-	$165,410,000.00	$39,789,000.00	$235,097,000.00
11/10/2022	-	-	$29,132,000.00	-	$163,815,000.00	$39,789,000.00	$232,736,000.00
12/10/2022	-	-	$28,303,000.00	-	$162,266,000.00	$39,789,000.00	$230,358,000.00
1/10/2023	-	-	$27,531,000.00	-	$160,710,000.00	$39,789,000.00	$228,030,000.00
2/10/2023	-	-	$26,756,000.00	-	$159,174,000.00	$39,789,000.00	$225,719,000.00
3/10/2023	-	-	$25,797,000.00	-	$157,739,000.00	$39,789,000.00	$223,325,000.00
4/10/2023	-	-	$25,015,000.00	-	$156,242,000.00	$39,789,000.00	$221,046,000.00
5/10/2023	-	-	$24,170,000.00	-	$154,793,000.00	$39,789,000.00	$218,752,000.00
6/10/2023	-	-	$23,381,000.00	-	$153,335,000.00	$39,789,000.00	$216,505,000.00
7/10/2023	-	-	$22,530,000.00	-	$151,924,000.00	$39,789,000.00	$214,243,000.00
8/10/2023	-	-	$21,735,000.00	-	$150,504,000.00	$39,789,000.00	$212,028,000.00
9/10/2023	-	-	$20,937,000.00	-	$149,104,000.00	$39,789,000.00	$209,830,000.00
10/10/2023	-	-	$20,076,000.00	-	$147,750,000.00	$39,789,000.00	$207,615,000.00
11/10/2023	-	-	$19,271,000.00	-	$146,387,000.00	$39,789,000.00	$205,447,000.00
12/10/2023	-	-	$18,404,000.00	-	$145,072,000.00	$39,789,000.00	$203,265,000.00
1/10/2024	-	-	$17,593,000.00	-	$143,746,000.00	$39,789,000.00	$201,128,000.00
2/10/2024	-	-	$16,778,000.00	-	$142,439,000.00	$39,789,000.00	$199,006,000.00
3/10/2024	-	-	$15,842,000.00	-	$141,209,000.00	$39,789,000.00	$196,840,000.00
4/10/2024	-	-	$15,020,000.00	-	$139,939,000.00	$39,789,000.00	$194,748,000.00
5/10/2024	-	-	$14,136,000.00	-	$138,716,000.00	$39,789,000.00	$192,641,000.00
6/10/2024	-	-	$13,308,000.00	-	$137,482,000.00	$39,789,000.00	$190,579,000.00
7/10/2024	-	-	$12,417,000.00	-	$136,297,000.00	$39,789,000.00	$188,503,000.00
8/10/2024	-	-	$11,582,000.00	-	$135,099,000.00	$39,789,000.00	$186,470,000.00
9/10/2024	-	-	$10,743,000.00	-	$133,919,000.00	$39,789,000.00	$184,451,000.00
10/10/2024	-	-	$9,843,000.00	-	$132,787,000.00	$39,789,000.00	$182,419,000.00
11/10/2024	-	-	$8,997,000.00	-	$131,643,000.00	$39,789,000.00	$180,429,000.00
12/10/2024	-	-	$8,090,000.00	-	$130,546,000.00	$39,789,000.00	$178,425,000.00
1/10/2025	-	-	$7,237,000.00	-	$129,437,000.00	$39,789,000.00	$176,463,000.00
2/10/2025	-	-	$6,381,000.00	-	$128,345,000.00	$39,789,000.00	$174,515,000.00
3/10/2025	-	-	$5,349,000.00	-	$127,364,000.00	$39,789,000.00	$172,502,000.00
4/10/2025	-	-	$4,485,000.00	-	$102,788,000.00	$39,789,000.00	$147,062,000.00
5/10/2025	-	-	$3,560,000.00	-	$99,034,000.00	$39,789,000.00	$142,383,000.00
6/10/2025	-	-	$2,690,000.00	-	$92,062,000.00	$39,789,000.00	$134,541,000.00
7/10/2025	-	-	$1,758,000.00	-	$36,935,000.00	$39,789,000.00	$78,482,000.00
8/10/2025 and thereafter	-	-	-	-	-	-	-

footnotes to above table:

(1)	The total notional amount of the class XP-A certificates from time to time will equal the sum of the components thereof set forth in the table above. Each of those components of the total notional amount of the class XP-A certificates will relate to a particular class of series COMM 2016-CCRE28 certificates (i.e., classes A-1, A-2, A-SB, A-3, A-4 and A-M, respectively). At any particular time during each indicated period through and including the related distribution date on which such period ends, the component of the notional amount of the class XP-A certificates relating to each indicated class of series COMM 2016-CCRE28 certificates will equal the lesser of (a) the amount stated in the table above for that class and period and (b) the then actual total principal balance of that class.

(2)	Assumes each distribution date always occurs on the 10th of the month. The initial period commences on the date of initial issuance of the series COMM 2016-CCRE28 certificates. Each subsequent period begins immediately following the end of the prior period.

(3)	The total notional amount of the class XP-A certificates at any particular time may be less than the amount indicated in the table above, as described in footnote (1).

F-2

ANNEX G

CLASS XP-A REFERENCE RATES

Distribution Date*	Reference Rate	Distribution Date*	Reference Rate	Distribution Date*	Reference Rate
3/10/2016	4.397%	6/10/2019	4.701%	9/10/2022	4.678%
4/10/2016	4.657%	7/10/2019	4.546%	10/10/2022	4.524%
5/10/2016	4.504%	8/10/2019	4.701%	11/10/2022	4.678%
6/10/2016	4.677%	9/10/2019	4.701%	12/10/2022	4.524%
7/10/2016	4.522%	10/10/2019	4.546%	1/10/2023	4.524%
8/10/2016	4.697%	11/10/2019	4.701%	2/10/2023	4.524%
9/10/2016	4.702%	12/10/2019	4.546%	3/10/2023	4.525%
10/10/2016	4.547%	1/10/2020	4.700%	4/10/2023	4.678%
11/10/2016	4.702%	2/10/2020	4.546%	5/10/2023	4.524%
12/10/2016	4.547%	3/10/2020	4.546%	6/10/2023	4.678%
1/10/2017	4.547%	4/10/2020	4.700%	7/10/2023	4.524%
2/10/2017	4.547%	5/10/2020	4.546%	8/10/2023	4.678%
3/10/2017	4.547%	6/10/2020	4.700%	9/10/2023	4.678%
4/10/2017	4.702%	7/10/2020	4.545%	10/10/2023	4.524%
5/10/2017	4.547%	8/10/2020	4.678%	11/10/2023	4.678%
6/10/2017	4.702%	9/10/2020	4.678%	12/10/2023	4.524%
7/10/2017	4.547%	10/10/2020	4.524%	1/10/2024	4.678%
8/10/2017	4.702%	11/10/2020	4.678%	2/10/2024	4.524%
9/10/2017	4.701%	12/10/2020	4.524%	3/10/2024	4.524%
10/10/2017	4.547%	1/10/2021	4.524%	4/10/2024	4.678%
11/10/2017	4.701%	2/10/2021	4.524%	5/10/2024	4.524%
12/10/2017	4.546%	3/10/2021	4.524%	6/10/2024	4.685%
1/10/2018	4.546%	4/10/2021	4.678%	7/10/2024	4.531%
2/10/2018	4.546%	5/10/2021	4.524%	8/10/2024	4.685%
3/10/2018	4.547%	6/10/2021	4.678%	9/10/2024	4.685%
4/10/2018	4.701%	7/10/2021	4.524%	10/10/2024	4.531%
5/10/2018	4.546%	8/10/2021	4.678%	11/10/2024	4.685%
6/10/2018	4.701%	9/10/2021	4.678%	12/10/2024	4.531%
7/10/2018	4.546%	10/10/2021	4.524%	1/10/2025	4.531%
8/10/2018	4.701%	11/10/2021	4.678%	2/10/2025	4.531%
9/10/2018	4.701%	12/10/2021	4.524%	3/10/2025	4.532%
10/10/2018	4.546%	1/10/2022	4.524%	4/10/2025	4.686%
11/10/2018	4.701%	2/10/2022	4.524%	5/10/2025	4.555%
12/10/2018	4.546%	3/10/2022	4.524%	6/10/2025	4.708%
1/10/2019	4.546%	4/10/2022	4.678%	7/10/2025	4.551%
2/10/2019	4.546%	5/10/2022	4.524%	8/10/2025	4.730%
3/10/2019	4.546%	6/10/2022	4.678%	9/10/2025	4.855%
4/10/2019	4.701%	7/10/2022	4.524%	10/10/2025	4.819%
5/10/2019	4.546%	8/10/2022	4.678%	11/10/2025 and thereafter	0.000%

*	Assumes each distribution date occurs on the 10th of the month.

G-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$915,136,000
(Approximate)

Deutsche Mortgage &
Asset Receiving
Corporation
Depositor

COMM 2016-CCRE28
Mortgage Trust

(Central Index Key Number 0001663239)

Issuing Entity

COMM 2016-CCRE28 Mortgage
Trust Commercial Mortgage Pass-
Through Certificates, Series 2016-
CCRE28

Summary of Certificates		3
Important Notice Regarding the Offered Certificates		12
Important Notice About Information Presented in This
Prospectus		13
Summary of Terms		21
Risk Factors		53
Description of the Mortgage Pool		121
Transaction Parties		194
Description of the Certificates		248
Description of the Mortgage Loan Purchase
Agreements		283
Pooling and Servicing Agreement		292
Certain Legal Aspects of Mortgage Loans		385
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties		401
Pending Legal Proceedings Involving Transaction
Parties		404
Use of Proceeds		404
Yield and Maturity Considerations		404	Class A-1	$ 21,720,000
Material Federal Income Tax Considerations		418	Class A-2	$ 82,786,000
Certain State and Local Tax Considerations		430	Class A-SB	$ 47,975,000
Method of Distribution (Underwriter)		431	Class A-3	$ 205,000,000
Incorporation of Certain Information by Reference		433	Class A-4	$ 306,279,000
Where You Can Find More Information		433	Class A-HR	$ 55,000,000
Financial Information		434	Class XP-A	$ 703,549,000
Certain ERISA Considerations		434	Class XS-A	$ 703,549,000
Legal Investment		437	Class X-HR	$ 55,000,000
Legal Matters		438	Class A-M	$ 39,789,000
Ratings		438	Class B	$ 73,160,000
Index of Defined Terms		441	Class C	$ 50,056,000
			Class D	$ 33,371,000
ANNEX A-1	CERTAIN CHARACTERISTICS OF THE
	MORTGAGE LOANS AND MORTGAGED
	PROPERTIES	A-1-1	PROSPECTUS
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF
	THE MORTGAGE LOANS AND MORTGAGED
	PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP TWENTY MORTGAGE
	LOANS AND ADDITIONAL MORTGAGE

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

CastleOak Securities, L.P.

Co-Manager

Jefferies

Co-Manager

Academy Securities

Co-Manager

February   , 2016

	LOAN INFORMATION	A-3-1
ANNEX B	FORM OF REPORT TO
	CERTIFICATEHOLDERS	B-1
ANNEX C	FORM OF OPERATING ADVISOR
	ANNUAL REPORT	C-1
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS
	AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN
	REPRESENTATIONS AND
	WARRANTIES	D-2-1
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE
	SCHEDULE	E-1
ANNEX F	CLASS XP-A COMPONENT NOTIONAL
	AMOUNTS	F-1
ANNEX G	CLASS XP-A REFERENCE RATES	G-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.